UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant:	☒
Filed by a Party other than the Registrant:	☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Israel Technology Acquisition Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common stock of Israel Technology Acquisition Corp.

(2)	Aggregate number of securities to which transaction applies: 17,818,000 shares

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Average of this bid and ask price as of December 29, 2006 ($5.52)

(4)	Proposed maximum aggregate value of transaction: $98,355,360

(5)	Total fee paid: $19,671.07

☐	Fee paid previously with preliminary materials:

☒

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid: $904.39

(2)	Form, Schedule or Registration Statement No.: 333-136092

(3)	Filing Party: Israel Technology Acquisition Corp.

(4)	Date Filed: July 27, 2006

Israel Technology Acquisition Corp.
7 Gush Etzion, 3rd Floor
Givaat Shmuel, Israel 54030

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON ___________, 2007

To the Stockholders of Israel Technology Acquisition Corp.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Israel Technology Acquisition Corp. (“ITAC”), a Delaware corporation, will be held at 10:00 a.m. Eastern time, on _______, 2007, at the offices of Graubard Miller, ITAC’s counsel, at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174 for the following purposes:

(1) to consider and vote upon the adoption of the Agreement and Plan of Merger, dated February 28, 2006, among ITAC, ITAC Acquisition Subsidiary Corp., a Delaware corporation and wholly owned subsidiary of ITAC (“Merger Sub”), and IXI Mobile, Inc., a Delaware corporation (“IXI”), as amended, and the transactions contemplated thereby – we refer to this proposal as the merger proposal. IXI’s board of directors and a majority of the stockholders of IXI have already approved and adopted the merger agreement;

(2) to consider and vote upon an amendment to the amended and restated certificate of incorporation of ITAC to change ITAC’s name from “Israel Technology Acquisition Corp.” to “IXI Mobile, Inc.” – we refer to this proposal as the name change amendment;

(3) to consider and vote upon an amendment to the amended and restated certificate of incorporation of ITAC to increase the number of authorized shares of ITAC common stock from 30,000,000 shares to 60,000,000 shares – we refer to this proposal as the capitalization amendment;

(4) to consider and vote upon an amendment to the amended and restated certificate of incorporation of ITAC to remove Article Sixth from the amended and restated certificate of incorporation from and after the closing of the merger, as these provisions will no longer be applicable to ITAC, and to renumber the subsequent articles accordingly – we refer to this proposal as the Article Sixth amendment; and

(5) to elect seven directors to ITAC’s board of directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified – we refer to this proposal as the director proposal.

These items of business are described in the attached proxy statement, which ITAC encourages you to read in its entirety before voting. This proxy statement is first being mailed to ITAC stockholders on or about        , 2007. Only holders of record of ITAC’s common stock at the close of business on ______, 200  are entitled to notice of the special meeting and to vote at the special meeting and any adjournments or postponements of the special meeting. Only the holders of record of ITAC common stock on that date are entitled to have their votes counted at the special meeting and any adjournments or postponements thereof. ITAC will not transact any other business at the special meeting except for business properly brought before the special meeting or any adjournment or postponement thereof by ITAC’s board of directors.

A complete list of ITAC stockholders of record entitled to vote at the special meeting will be available for 10 days before the special meeting at the principal executive offices of ITAC and at the offices of Graubard Miller for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

Your vote is important regardless of the number of shares you own. The merger proposal must be approved by a majority of the ITAC shares of common stock sold in its initial public offering (“IPO”), pursuant to its prospectus, dated July 12, 2005, present in person or represented by proxy and entitled to vote at the special meeting. The name change amendment, the capitalization amendment and the Article Sixth amendment must be approved by the holders of a majority of the outstanding shares of ITAC common stock. The election of directors pursuant to the director proposal requires a plurality vote of the shares of common stock voted at the special meeting.

All ITAC stockholders are cordially invited to attend the special meeting in person. However, to ensure your representation at the special meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record of ITAC common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the merger, the name change amendment, the capitalization amendment and the Article Sixth amendment.

The board of directors of ITAC unanimously recommends that you vote “FOR” each of the proposals that are described in detail in the accompanying proxy statement.

By Order of the Board of Directors

Israel Frieder
Chairman of the Board and
Chief Executive Officer

_______________, 2007

i

ii

iii

Section Heading		Page

Description of ITAC Common Stock and Other Securities		142
General		142
Common Stock		142
Preferred Stock		142
Warrants		142
Price Range of ITAC Securities and Dividends		144
Holders		144
Dividends		144
Appraisal Rights		145
Stockholder Proposals		145
Experts		145
Delivery of Documents to Stockholders		145
Where You Can Find More Information		145
Index to Financial Statements		F-1

Annexes

A.	Agreement and Plan of Merger, as amended
B.	Amended and Restated Certificate of Incorporation
C.	Fairness Opinion issued to ITAC
D.	Fairness Opinion Confirmation Letter issued to ITAC
E.	Tax Opinion issued to ITAC
F.	Employment Agreement effective January 1, 2006, between IXI Mobile (R&D) Ltd. and Gideon Barak, and amendments thereto
G.	Employment Agreement effective March 1, 2001, between IXI Mobile, Inc. and Amit Haller, together with addenda thereto effective June 1, 2001 and January 1, 2006, and amendments thereto
H.	Management Services Agreement, dated April 11, 2006, between ITAC and A.A. Pearl Investments Ltd.
I.	Escrow Agreement
J.	Registration Rights Agreement

iv

SUMMARY OF THE MATERIAL TERMS OF THE MERGER

•

The parties to the merger are Israel Technology Acquisition Corp., IXI Mobile, Inc. and ITAC Acquisition Subsidiary Corp., which was formed by ITAC to effect the merger and is referred to as “Merger Sub.” See the section titled “The Merger Proposal.”

•

IXI is a privately owned company founded in 2000 that delivers devices and services designed to improve mobile communications and increase mobile data usage. Its Ogo™ devices are designed to deliver popular messaging applications, such as instant messaging, email, news, and SMS on optimized devices. See the section titled “Business of IXI.”

•

On closing of the merger, IXI will merge with Merger Sub with IXI continuing as the surviving corporation. See the section titled “The Merger Proposal.”

•

As a result of the merger, holders of all the equity interests of IXI (including holders of employee options and warrants to purchase IXI common stock) will receive, or have the right to acquire, an aggregate of approximately 7,818,000 shares of common stock of ITAC. Such holders will also receive, or have the right to acquire a pro rata portion of up to an additional 10,000,000 shares of ITAC common stock, contingent upon the combined company meeting specified targets. The merger consideration, including additional contingent 10,000,000 shares of ITAC common stock, will be distributed among the holders of IXI equity interests. The exchange ratio between IXI shares will be calculated immediately prior to the consummation of the merger by dividing 7,818,000 shares by the sum of the then outstanding shares of IXI common stock plus the number of shares of IXI common stock subject to then outstanding options and warrants. As of December 31, 2006, 41,394,516 shares of IXI common stock were issued and outstanding, assuming the conversion of all outstanding shares of IXI preferred stock in connection with the merger. In addition, IXI expects to issue an additional number of IXI common stock equal to 216,000 shares of ITAC common stock to Gideon Barak prior to the consummation of the merger pursuant to his employment agreement with IXI and IXI may be required to issue up to 2,818,565 shares of IXI common stock upon exercise of warrants which will expire upon the consummation of the merger. As of December 31, 2006, 5,040,190 shares of IXI common stock were subject to outstanding options to purchase IXI common stock and IXI expects to issue an additional 3,293,769 options to purchase shares of IXI common stock prior to the consummation of the merger. Assuming that all such issuances of shares of IXI common stock and options to purchase IXI common stock occur, 41,394,516 shares of IXI common stock and 11,152,524 options and warrants to purchase IXI common stock will be outstanding immediately prior to the consummation of the merger. Any additional contingent shares of ITAC common stock will be distributed to the IXI equity holders on the same pro rata basis. In the event that any options or warrants to purchase shares of IXI common stock are exercised or terminated before or after the consummation of the merger, the exchange ratio will be proportionately adjusted and the merger consideration will be reallocated among the IXI equity holders in accordance with the new exchange ratio. See the section titled “The Merger Agreement – Merger Consideration.”

•

Up to 10.0% of the 7,818,000 ITAC shares to be received by the holders of all the equity interests of IXI at the closing of the merger (including the 1,239,935 shares of ITAC common stock that will be reserved for issuance to holders of IXI options and warrants upon exercise of such options and warrants to the extent that such options or warrants are exercised prior to December 31, 2007) will be placed in escrow until December 31, 2007 as a fund for the payment of indemnification claims that may be made by ITAC as a result of any breaches of IXI’s covenants, representations and warranties in the merger agreement, subject to certain limitations. See the section titled “The Merger Agreement – Indemnification.”

•

If the holders of IXI options and warrants exercise such option and warrants to receive 1,253,677 shares of ITAC common stock, and assuming no other exercise of any other securities convertible or exchangeable into ITAC securities, the stockholders of IXI would own approximately 45% of the then outstanding ITAC common stock and the present stockholders of ITAC (or their transferees) would own approximately 45% of the then outstanding ITAC common stock. The remaining 10% of the outstanding shares of ITAC common stock will be issued to (i) Southpoint Masterfund LP (“Southpoint”), in consideration for acting as a bridge lender to IXI, (ii) Landa Ventures, Ltd. (“Landa”) and certain investment funds controlled by the Gemini Israel Funds (the “Gemini Funds”), in consideration for guaranteeing IXI’s credit facility with Bank Leumi Le’Israel Ltd. and (iii) EarlyBirdCapital, Inc., Maxim Group, LLC and Clal Financing

Underwriting Ltd. in consideration for acting as private placement agents with respect to IXI’s bridge financing. However, the percentage ownership of the IXI stockholders would be increased and that of ITAC’s stockholders would be decreased upon issuances of the contingent shares to be issued by ITAC if the combined company meets some or all of the targets. See the section titled “The Merger Agreement – Merger Consideration.”

•

Immediately following the closing of the merger and assuming that no ITAC stockholder demands that ITAC convert its shares to cash, as permitted by ITAC’s amended and restated certificate of incorporation, and that no IXI stockholders exercise their appraisal rights, ITAC will have 15,962,065 shares of common stock outstanding, including, in addition to the merger consideration, all shares of ITAC common stock issued in connection with IXI’s bridge loan. See the section titled “Selected Historical and Pro Forma Consolidated Financial Information – Comparative Per Share Data”. A significant amount of additional shares and warrants to purchase shares of ITAC common stock may also be issued to certain lenders upon conversion of IXI’s bridge financing debt facilities. See the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Bridge Loan”. Further, an additional 1,239,935 shares of ITAC common stock will be reserved for issuance to holders of IXI options and warrants upon exercise of such options and warrants (with each IXI option and warrant being exercisable into an option or warrant to purchase 0.1488 shares of ITAC common stock, assuming that all such option and warrants are ultimately exercised).

•

In addition to voting on the merger, the stockholders of ITAC will vote on proposals to change its name to IXI Mobile, Inc., to increase the number of shares of common stock it is authorized to issue to 60,000,000 shares from 30,000,000 shares, to amend its charter to delete certain provisions that will no longer be applicable after the merger and to elect seven directors to ITAC’s board of directors. See the sections titled “Name Change Amendment Proposal,” “Capitalization Amendment Proposal,” “Article Sixth Amendment Proposal” and “Director Proposal.”

•

Holders in the aggregate of more than __% of IXI common stock, and who will own __% of the shares of ITAC common stock outstanding immediately after the merger, have agreed not to sell any of the shares of ITAC common stock they receive in the merger for a minimum of 180 days from the consummation of the merger. In addition, Gideon Barak, IXI’s chairman of the board, and Amit Haller, IXI’s president and chief executive officer, have agreed not to sell any of the shares of ITAC common stock which they may receive the merger or in accordance with their respective employment agreements for a minimum of 360 days from the consummation of the merger. See the section titled “The Merger Agreement – Lock-Up Agreements.”

•

After the merger, Gideon Barak will serve as ITAC’s co-chairman of the board, Israel Frieder, ITAC’s current chairman of the board and chief executive officer, will serve as ITAC’s co-chairman of the board, and Amit Haller will serve as ITAC’s president and chief executive officer. See the section titled “The Merger Agreement – Employment Agreements.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q.	Why am I receiving this proxy statement?	A.

ITAC and IXI have agreed to a business combination under the terms of the agreement and plan of merger, dated February 28, 2006, that is described in this proxy statement. This agreement is referred to as the merger agreement. A copy of the merger agreement is attached to this proxy statement as Annex A, which you are encouraged to read.

In order to complete the merger, ITAC stockholders must vote to approve (i) the merger agreement, (ii) an amendment to ITAC’s amended and restated certificate of incorporation to change the name of ITAC from “Israel Technology Acquisition Corp.” to “IXI Mobile, Inc.,” and (iii) an amendment to ITAC’s amended and restated certificate of incorporation to increase the number of shares of authorized common stock from 30,000,000 shares to 60,000,000 shares. ITAC stockholders will also be asked to vote to approve an amendment to ITAC’s amended and restated certificate of incorporation to delete Article Sixth in its entirety, but such approval is not a condition to the merger. ITAC stockholders will also be voting on the election of seven directors. ITAC’s amended and restated certificate of incorporation, as it will appear if all amendments to its amended and restated certificate of incorporation are approved, is annexed as Annex B hereto.

ITAC is holding a special meeting of its stockholders to obtain these approvals. This proxy statement contains important information about the proposed merger, the other proposals and the special meeting of ITAC stockholders. You should read it carefully.

Your vote is important. We encourage you to vote as soon as possible after carefully reviewing this proxy statement.

Q.	Why is ITAC proposing the merger?	A.

ITAC was organized to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business that has manufacturing operations or research and development facilities in Israel. IXI is a privately owned company that delivers devices and services designed to improve mobile communications and increase mobile data usage. Its principal research and development facilities and administrative offices are located in Israel and it also maintains research and development facilities in Romania. IXI also has regional sales offices located in various other countries. ITAC believes that IXI is positioned for significant growth in present and future markets and believes that a business combination with IXI will provide ITAC stockholders with an opportunity to participate in a company with significant growth potential.

Q.	What is being voted on?	A.

There are five proposals that the ITAC stockholders are being asked to vote on. The first proposal is to adopt and approve the merger agreement and the transactions contemplated thereby. We refer to this proposal as the merger proposal.

The second proposal is to approve an amendment to the amended and restated certificate of incorporation to change the name of ITAC from “Israel Technology Acquisition Corp.” to “IXI Mobile, Inc.” We refer to this proposal as the name change amendment.

The third proposal is to approve an amendment to the amended and restated certificate of incorporation to increase the number of authorized shares of ITAC common stock from 30,000,000 shares to 60,000,000 shares. We refer to this proposal as the capitalization amendment.

The fourth proposal is to approve an amendment to the amended and restated certificate of incorporation to delete Article Sixth in its entirety, including the provision calling for ITAC’s board of directors to be classified, from the amended and restated certificate of incorporation from and after the Closing and to renumber the subsequent articles. Article Sixth will no longer be operative upon consummation of the merger; therefore, this amendment is being proposed to revise the amended and restated certificate of incorporation on a going-forward basis. We refer to this proposal as the Article Sixth amendment.

The fifth proposal is to elect seven directors to ITAC’s board of directors. We refer to this proposal as the director proposal

Q.	What vote is required in order to adopt the merger proposal?	A.

The approval of the merger proposal will require the affirmative vote of holders of a majority of the ITAC shares of common stock sold in its IPO present in person or represented by proxy and entitled to vote at the special meeting. If the holders of 20% or more of the shares of the common stock issued in ITAC’s IPO vote against the merger and demand that ITAC convert their shares into a pro rata portion of ITAC’s trust account, calculated as of two business days prior to the anticipated consummation of the merger, then the merger will not be consummated. No vote of the holders of ITAC’s warrants is necessary to adopt the merger proposal or other proposals and ITAC is not asking the warrant holders to vote on the merger proposal or the other proposals. ITAC will not consummate the merger transaction unless both the name change amendment and the capitalization amendment are also approved. The approvals of the other proposals are not conditions to the consummation of the merger. If the merger proposal is not approved, none of the other proposals will be presented for approval.

Q.	What vote is required in order to adopt the name change amendment?	A.

The approval of the name change amendment will require the affirmative vote of the holders of a majority of the outstanding shares of ITAC’s common stock. The approval of the name change amendment is a condition to the consummation of the merger.

Q.	What vote is required in order to adopt the capitalization amendment?	A.

The approval of the capitalization amendment will require the affirmative vote of the holders of a majority of the outstanding shares of ITAC’s common stock. The approval of the capitalization amendment is a condition to the consummation of the merger.

Q.	What vote is required in order to adopt the Article Sixth amendment?	A.

The approval of the Article Sixth amendment will require the affirmative vote of the holders of a majority of the outstanding shares of ITAC’s common stock. The approval of the Article Sixth amendment is not a condition to the consummation of the merger or to the effectuation of the name change amendment or the capitalization amendment.

Q.	What vote is required in order to elect the ITAC directors?	A.

The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” a director are elected as directors. Consequently, any shares not voted “FOR” a particular nominee will not be counted in such nominee’s favor. As there are seven directors to be elected, the seven persons receiving the highest votes will be elected if nominees other than those nominated by the board are presented.

Q.	Does the ITAC board recommend voting in favor of the merger proposal, the name change amendment, the capitalization amendment and the Article Sixth amendment?	A.

Yes. After careful consideration of the terms and conditions of the merger agreement, the amendments to the amended and restated certificate of incorporation and the stock options, the board of directors of ITAC has unanimously determined that the merger and the transactions contemplated thereby and each certificate of incorporation amendment are fair to and in the best interests of ITAC and its stockholders. The ITAC board of directors unanimously recommends that ITAC stockholders vote FOR each of (i) the merger proposal, (ii) the name change amendment, (iii) the capitalization amendment and (iv) the Article Sixth amendment. The members of ITAC’s board of directors have interests in the merger that are different from, or in addition to, your interests as a stockholder. For a description of such interests, please see the section titled “Summary of the Proxy Statement – Interests of ITAC Directors and Officers in the Merger.”

For a description of the factors considered by ITAC’s board of directors in making its determination, see the section titled “ITAC’s Board of Directors’ Reasons for Approval of the Merger.”

ITAC has obtained an opinion from Trigger-Foresight Ltd. (“Trigger-Foresight”) that the merger consideration is fair, from a financial perspective, to the stockholders of ITAC and that the fair market value of IXI is at least equal to 80% of ITAC’s net assets. For a description of the fairness opinion and the assumptions made, matters considered and procedures followed by Trigger-Foresight in rendering such opinion, see the section titled “ITAC Fairness Opinion.”

Q.	How do the ITAC insiders intend to vote their shares?	A.

All of the ITAC insiders (including all of ITAC’s officers and directors) have agreed to vote the shares held by them, whether acquired before or after ITAC’s IPO, on the merger proposal in accordance with the vote of the majority of the shares of common stock issued in the IPO. They have further indicated that they will vote the shares held by them in favor of the certificate of incorporation amendments and for the election of the directors nominated by ITAC’s board of directors.

Q.	What will happen in the proposed merger?	A.

As a consequence of the merger, a wholly owned subsidiary of ITAC will be merged with and into IXI and IXI will continue as the surviving corporation, becoming a wholly owned subsidiary of ITAC and operating under the name IXI Mobile (USA), Inc. Stockholders of IXI will become stockholders of ITAC and immediately after the closing (assuming no ITAC stockholder demands that ITAC convert his, her or its shares to cash and that no IXI stockholders exercise their appraisal rights), ITAC will have 15,962,065 shares of common stock outstanding. In addition, holders of IXI options and warrants (which will become options and warrants to purchase shares of ITAC common stock upon the closing of the merger) will be entitled to receive 1,239,935 shares of ITAC common stock (each IXI option and warrant exercisable into an option or warrant to purchase 0.1488 shares of ITAC common stock, assuming that all such option and warrants are ultimately exercised) upon exercise of such options and warrants. If the holders of such options and warrants were then exercised for shares of ITAC common stock, and assuming no other exercise of any other securities convertible or exchangeable into ITAC securities, the stockholders of IXI would own approximately 45% of the then outstanding ITAC common stock and the present stockholders of ITAC (or their transferees) would own approximately 45% of the then outstanding ITAC common stock. The remaining 10% of the outstanding shares of ITAC common stock will be issued to (i) Southpoint, in consideration for acting as a bridge lender to IXI, (ii) Landa and the Gemini Funds, in consideration for guaranteeing IXI’s credit facility with Bank Leumi Le’Israel Ltd. and (iii) EarlyBirdCapital, Inc., Maxim Group, LLC and Clal Finance Underwriting Ltd. in consideration for acting as private placement agents with respect to IXI’s bridge financing.

Q.	What will IXI security holders receive in the proposed merger?	A.

Holders of all the equity interests of IXI (including holders of employee options and warrants to purchase IXI common stock) will receive their pro rata share of an aggregate of 7,818,000 shares of common stock of ITAC. In addition, as further consideration, the IXI stockholders will be entitled to receive, or, in the case of holders of IXI options and warrants, will be entitled to acquire a pro rata portion of up to an aggregate of 10,000,000 additional shares of ITAC common stock based on the combined company attaining certain targets. See the section titled “Merger Consideration.”

Q.	How much of ITAC will existing ITAC stockholders own after the merger?	A.

Immediately after the merger, if (i) no ITAC stockholder demands that ITAC convert its shares into a pro rata portion of the trust account, (ii) no IXI stockholders exercise their appraisal rights and (iii) the holders of IXI options and warrants exercise such options and warrants for shares of ITAC common stock, then existing ITAC stockholders will own approximately 45% of the then outstanding common stock of ITAC. Existing ITAC stockholders would own less than that percentage of shares if one or more ITAC stockholders vote against the merger proposal and demand conversion of their shares into a pro rata portion of the trust account and more than that percentage if one or more IXI stockholders exercise their appraisal rights or one or more holders of IXI options and warrants do not exercise such options and warrants for shares of ITAC common stock. The ownership percentages of existing ITAC stockholders will also be reduced to the extent that (i) contingent shares are issued to the IXI securityholders as a result of the combined company meeting specified targets after the merger, (ii) Southpoint elects to convert $20 million of outstanding indebtedness of IXI (plus accrued interest) into shares of ITAC common stock at any time within 365 days of the closing of the merger or (iii) Landa and the Gemini Funds elect to acquire and convert $8 million of outstanding indebtedness (plus accrued interest) of IXI (which is currently outstanding under IXI’s credit facility with Bank Leumi Le’Israel Ltd. and is guaranteed by Landa and the Gemini Funds) into shares of ITAC common stock within 365 days of the closing of the merger.

Q.	Will additional ITAC shares be issued as a result of IXI’s bridge financing arrangements?	A.

Southpoint, the financial institution which provided a $20.0 million bridge loan to IXI, will be entitled to receive 1,000,000 shares of ITAC common stock and to convert all or part of the outstanding amount of such debt into shares of ITAC common stock within 365 days following the consummation of the merger, at a price of $5.50 per share. If Southpoint elects to convert 100% of the outstanding debt, 3,636,364 shares of ITAC common stock would be issuable to Southpoint, together with additional shares issuable upon the conversion of any accrued interest thereon assuming that the full principal amount of such debt is outstanding on the date of the

Conversion. Certain stockholders of IXI, Landa and the Gemini Funds, who have guaranteed $8.0 million of other debt of IXI, will receive 400,000 shares of ITAC common stock at the closing of the merger and will have a similar right to convert all or part of such guaranteed debt into shares of ITAC common stock within 365 days of the consummation of the merger in the event that such stockholders opt to assume such debt. 1,454,545 shares of ITAC common stock would be issuable to such stockholders if they elect to convert 100% of the outstanding debt, together with additional shares issuable upon the conversion of any accrued interest thereon assuming that the full principal amount of such debt is outstanding on the date of the conversion. Furthermore, if such parties convert 50% or more of their respective IXI debt, they will be entitled to receive warrants to purchase up to a maximum aggregate of 1,000,000 shares of ITAC common stock at an exercise price of $5.00, expiring in 2009. See the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Bridge Loan”. If such lenders will convert all debt for shares of ITAC common stock, and assuming no other exercise of any other securities convertible or exchangeable into ITAC securities, the lenders would own approximately 30% of the then outstanding ITAC common stock, the stockholders of IXI would own approximately 35% of the then outstanding ITAC common stock and the present stockholders of ITAC (or their transferees) would own approximately 35% of the then outstanding ITAC common stock.

Q.	What will ITAC stockholders receive in the proposed merger?	A.

ITAC stockholders will receive nothing in the merger. ITAC stockholders will continue to hold the shares of ITAC common stock that they owned prior to the merger. ITAC stockholders do not have appraisal rights in connection with the merger under applicable Delaware corporate law.

Q.	Do I have conversion rights?	A.

If you hold shares of common stock issued in ITAC’s IPO, then you have the right to vote against the merger proposal and demand that ITAC convert such shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of ITAC’s IPO are held. We sometimes refer to these rights to vote against the merger and demand conversion of the shares into a pro rata portion of the trust account as conversion rights.

Q.	How do I exercise my conversion rights?	A.

If you wish to exercise your conversion rights, you must (i) affirmatively vote against the merger proposal, (ii) demand that ITAC convert your shares into cash and (iii) tender your certificate to ITAC’s transfer agent prior to the meeting. Any action that does not include an affirmative vote against the merger will prevent you from exercising your conversion rights. Your vote on any proposal other than the merger proposal will have no impact on your right to seek conversion.

You may exercise your conversion rights either by checking the box on the proxy card or by submitting your request in writing to ITAC at the address listed at the end of this section. If you (i) initially vote for the merger proposal but then wish to vote against it and exercise your conversion rights or (ii) initially vote against the merger proposal and wish to exercise your conversion rights but do not check the box on the proxy card providing for the exercise of your conversion rights or do not send a written request to ITAC to exercise your conversion rights,

A.

or (iii) initially vote against the merger but later wish to vote for it, you may request ITAC to send you another proxy card on which you may indicate your intended vote and, if that vote is against the merger proposal, exercise your conversion rights by checking the box provided for such purpose on the proxy card. You may make such request by contacting ITAC at the phone number or address listed at the end of this section. Any corrected or changed proxy card or written demand of conversion rights must be received by ITAC prior to the special meeting. No demand for conversion will be honored unless the holder’s stock certificate has been delivered to ITAC’s transfer agent prior to the meeting.

If, notwithstanding your negative vote, the merger is completed, then you will be entitled to receive a pro rata portion of the trust account, including any interest earned, calculated as of two business days prior to the anticipated consummation of the merger. As of the record date, there was approximately $______ in trust, so you will be entitled to convert each share of common stock that you hold into approximately $___. If you exercise your conversion rights, then you will be exchanging your shares of ITAC common stock for cash and will no longer own these shares.

Exercise of your conversion rights does not result in either the conversion or loss of your warrants. Your warrants will continue to be outstanding and exercisable following a conversion of your common stock. However, in the event that ITAC does not consummate a business combination by July 19, 2007, ITAC will be required to liquidate and any ITAC warrants you may own will become worthless.

Q.	What if I object to the proposed merger? Do I have appraisal rights?	A.	ITAC stockholders do not have appraisal rights in connection with the merger under applicable Delaware corporate law.
Q.	What happens to the funds deposited in the trust account after consummation of the merger?	A.

Upon consummation of the merger, any ITAC stockholder who elects to exercise their conversion rights will receive their pro rata portion of the funds in the trust account. The balance of the funds in the trust account will be paid to ITAC to be used for IXI’s working capital and the repayment of certain grants received by IXI from the Israeli Office of the Chief Scientist (“OCS”).

As of September 30, 2006, a total of $20,547,946 including accrued and unpaid interest was outstanding under IXI’s bridge loan agreement which bears interest at a rate of 10%. The bridge loan will become due and payable upon the earlier of (a) 365 days following the consummation of the merger and (b) June 22, 2008. The proceeds of the bridge loan were used to pay an aggregate of $1.7 million in cash compensation to certain private placement agents for their services in connection with the bridge financing and to fund IXI’s working capital requirements. See the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Bridge Loan”. As of September 30, 2006, a total of $8,052,849 was outstanding under IXI’s bank credit with Bank Leumi Le’Israel Ltd. which bears interest at a rate of 9%. The loans outstanding under revolving credit facility are due February 28, 2007. Landa and the Gemini Funds have undertaken to extend their guarantee and to maintain the bank credit at $8 million until the earlier of: (a) 365 days after the consummation of the merger and (b) June 22, 2008. (For further discussion see the section “IXI Related Party Transactions ― Guarantees furnished by IXI Stockholders The proceeds of the loans issued under the revolving credit facility were used to fund IXI’s working capital requirements.

As of September 30, 2006, IXI owed an aggregate of $65,893 to Landa and the Gemini Funds in consideration for their guarantee of IXI’s credit facility. IXI has agreed to pay to Landa and the Gemini Funds a fee equal to the difference between the interest paid to Bank Leumi Le’Israel Ltd. and the amount of interest that IXI would have paid to Bank Leumi Le’Israel Ltd. if IXI’s credit facility bore interest at a rate equal to the rate set forth in IXI’s bridge loan agreement with Southpoint. As of September 30, 2006, IXI had received a total of $2.8 million from the OCS. IXI is required to repay these grants to the OCS plus applicable interest at the LIBOR rate through payments of royalties amounting to 3% of IXI’s total revenues for the first three years from the date on which IXI first reported revenues to the OCS and between 4% and 5% of total revenues beginning the fourth year until the entire amount is repaid, including interest. In recent years, the Government of Israel has accelerated the rate of repayment of OCS grants and may further accelerate them in the future. In addition, if IXI fails to repay the royalties to the OCS, IXI may be required to refund any grants previously received together with interest and penalties.

Q.	Who will manage ITAC?	A.

Gideon Barak, Amit Haller and Yossi Sela, who are currently members of the board of directors of IXI, Israel Frieder, currently the chairman of the board and chief executive officer of ITAC, Shlomo Shalev, Victor Halpert and Matthew Hills have been nominated for election as directors at the special meeting. Assuming such individuals are elected to the board of directors, they will constitute ITAC’s board, with Gideon Barak and Israel Frieder serving as co-chairmen. Additionally, Amit Haller will serve as the president and chief executive officer of ITAC.

Q.	What happens if the merger is not consummated?	A.

If the merger is not consummated, ITAC will continue to search for a target business to consummate a business combination with. ITAC must liquidate if it does not consummate a business combination by July 19, 2007. In any liquidation, the funds held in the trust account, plus any interest earned thereon, together with any remaining out-of-trust net assets, will be distributed pro rata to the holders of ITAC’s common stock acquired in ITAC’s IPO, subject to ITAC’s obligation under Delaware law to provide for claims of creditors, as well as any other obligations under applicable Federal or state bankruptcy laws. Holders of ITAC common stock acquired prior to the IPO, including all of ITAC’s officers and directors, have waived any right to any liquidation distribution with respect to those shares. In a liquidation, holders of ITAC’s outstanding warrants would not receive any value for their warrants.

Q.	When do you expect the merger to be completed?	A.

It is currently anticipated that the merger will be consummated promptly following the ITAC special meeting on ___________, 2007.

For a description of the conditions to completion of the merger, see the section titled “Conditions to Closing of the Merger.”

Q.	What do I need to do now?	A.

ITAC urges all ITAC stockholders to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the merger will affect you as a stockholder of ITAC. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q.	How do I vote?	A.

If you are a holder of ITAC common stock at the close of business on          , 200 , which is the record date for the special meeting, you may vote in person at the special meeting or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares.

Q.	What will happen if I abstain from voting or fail to vote?	A.

An abstention by an ITAC stockholder will have the effect of voting against the merger proposal, but failures to vote will have no effect on the merger proposal. However, any conduct other than affirmatively voting against the merger proposal will prevent you from exercising your right to convert your shares of common stock into a pro rata portion of the trust account. An abstention or failure to vote will also have the effect of voting against the certificate of incorporation amendments. With respect to the election of directors, any shares not voted “FOR” a particular nominee will not be counted in such nominee’s favor.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?	A.

No. Your broker, bank or nominee cannot vote your shares unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q.	Can I change my vote after I have mailed my signed proxy or direction form?	A.

Yes. Send a later-dated, signed proxy card to ITAC’s secretary at the address of ITAC’s corporate headquarters prior to the date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to ITAC’s secretary.

Q.	Should I send in my stock certificates?	A.

ITAC stockholders who do not elect to have their shares converted into the pro rata share of the trust account should not submit their stock certificates now or after the merger, because their shares will not be converted or exchanged in the merger. ITAC stockholders who elect to have their shares converted must deliver their certificates to ITAC’s transfer agent prior to the special meeting. See the section titled “Special Meeting of ITAC Stockholders – Conversion Rights.”

Q.	What should I do if I receive more than one set of voting materials?	A.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your ITAC shares.

Q.	What are the federal income tax consequences of the merger?	A.

The merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes.

A stockholder of ITAC who exercises conversion rights and effects a termination of the stockholder’s interest in ITAC will generally be required to recognize gain or loss upon the exchange of that stockholder’s shares of common stock of ITAC for cash. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of ITAC common stock. No gain or loss will be recognized by non-converting stockholders of ITAC.

No gain or loss will be recognized by ITAC as a result of the merger. For a more detailed description of the material U.S. federal income tax consequences of the merger, please see the sections titled “Material U.S. Federal Income Tax Consequences of the Merger.”

Q.	Who can help answer my questions?	A.

If you have questions about the merger or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Israel Frieder or Glen Shear
Israel Technology Acquisition Corp.
7 Gush Etzion, 3rd Floor
Givaat Shmuel, Israel 54030
Tel: +972-3-532-5918

You may also obtain additional information about ITAC from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

If you are a holder of ITAC common stock and intend to vote against the merger and seek conversion of your shares, you will need to deliver your stock certificate to ITAC’s transfer agent prior to the meeting. If you have questions regarding the certification of your position or delivery of your stock certificates, please contact:

Mark Zimkind
Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
Telephone No.: (212) 845-3287

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the merger, you should read this entire document carefully, including the merger agreement attached as Annex A to this proxy statement. The merger agreement is the legal document that governs the merger and the other transactions that will be undertaken in connection with the merger. It is also described in detail elsewhere in this proxy statement.

The Parties

ITAC

ITAC is a blank check company organized as a corporation under the laws of the State of Delaware on February 22, 2005. It was formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business that has manufacturing operations or research and development facilities located in Israel. On July 19, 2005, it consummated an IPO of its equity securities from which it derived net proceeds of approximately $33,965,000, including proceeds from the exercise of the underwriters’ over-allotment option. The ITAC common stock, warrants to purchase common stock and units (each unit consisting of one share of common stock and two warrants to purchase common stock) are currently quoted on the Over-the-Counter Bulletin Board (OTCBB) under the symbols ISLT, ISLTW and ISLTU, respectively. Approximately $32,955,360 of the net proceeds of the IPO were placed in a trust account upon consummation of the IPO. Such funds, with the interest earned thereon, will be released to ITAC upon consummation of the merger, less any amount payable to ITAC stockholders who affirmatively vote against the merger proposal and elect to exercise their conversion rights. The balance of the net proceeds of the IPO, or approximately $1,010,000, was held outside of the trust account and has been and will be used by ITAC to pay the expenses incurred in its pursuit of a business combination. As of September 30, 2006, ITAC had spent approximately $750,000 of such amount.

Other than its IPO and the pursuit of a business combination, ITAC has not engaged in any business to date. If the merger with IXI is not consummated, ITAC will continue to search for a target business to consummate a business combination with. If ITAC does not consummate a business combination by July 19, 2007 then, pursuant to Article Sixth of its amended and restated certificate of incorporation, ITAC’s officers must take all actions necessary to dissolve and liquidate ITAC as soon as reasonably practicable. Such actions include providing prompt notice to the trustee of the trust account who will then notify the accounts where the funds are invested to commence liquidation of any investments that are not already in cash and to use any of ITAC’s remaining cash outside of the trust account to pay liabilities. The amount to be distributed to ITAC public stockholders in a liquidation will be the amount in the trust account plus any remaining cash outside of the trust account which is not used to pay ITAC’s liabilities.

The mailing address of ITAC’s principal executive office is Israel Technology Acquisition Corp., 7 Gush Etzion, 3rd Floor, Givaat Shmuel, Israel 54030, and its telephone number is +972-3-532-5918.

ITAC Acquisition Subsidiary Corp.

ITAC Acquisition Subsidiary Corp. was organized as a corporation under the laws of the State of Delaware on February 24, 2006. It was formed to effect the merger with IXI and is a wholly owned subsidiary of ITAC.

IXI

IXI was organized as a corporation under the laws of the State of Delaware on July 5, 2000 under the name Ovdat, Inc. IXI delivers devices and services designed to improve mobile communications and increase mobile data usage. Its Ogo™ devices are designed to deliver popular messaging applications, such as instant messaging, email, news, web-browsing and SMS on optimized devices. IXI markets its solutions to mobile operators and Internet service providers worldwide. IXI products can be tailored to meet operator requirements, both hardware and software needs, providing a platform for future revenues. IXI also provides hosted services to mobile operators and Internet service providers worldwide, including all necessary gateways and backend servers, and related support services.

IXI has registered trademarks in various countries with respect to the names “IXI,” “PMG” and “IXI Mobile” and with respect to the stylized IXI logo and owns various URLs relating to its product names and other goodwill.

The mailing address of IXI’s principal executive office is 275 Shoreline Drive, Suite 505, Redwood City, California 94065, and its telephone number is 650-551-0600.

The Merger

The merger agreement provides for a business combination transaction by means of a merger of Merger Sub with and into IXI in which IXI will be the surviving entity and become a wholly owned subsidiary of ITAC operating under the name IXI Mobile (USA), Inc. This will be accomplished through an exchange of all the issued and outstanding shares of common stock of IXI for shares of common stock of ITAC. A portion of the shares of ITAC common stock to be issued or issuable in the merger will be placed in escrow as the sole remedy for ITAC’s rights to indemnity set forth in the merger agreement.

ITAC and IXI plan to complete the merger promptly after the ITAC special meeting, provided that:

•

ITAC’s stockholders have approved the merger proposal, the name change amendment and the capitalization amendment;

•

holders of 20% or more of the shares of common stock issued in ITAC’s IPO have not voted against the merger proposal and demanded conversion of their shares into cash; and

•

the other conditions specified in the merger agreement have been satisfied or waived.

ITAC’s Recommendations to Stockholders; Reasons for the Merger

After careful consideration of the terms and conditions of the merger agreement and the certificate of incorporation amendments, the board of directors of ITAC has determined that the merger and the transactions contemplated thereby and the certificate of incorporation amendments are fair to and in the best interests of ITAC and its stockholders. In reaching its decision with respect to the merger and the transactions contemplated thereby, the board of directors of ITAC reviewed various industry and financial data and the due diligence and evaluation materials provided by IXI. Further, ITAC has received an opinion from Trigger-Foresight that, in its opinion, the merger consideration and the transactions contemplated thereby are fair to ITAC stockholders from a financial point of view. ITAC’s board also evaluated the transaction assuming IXI would not meet any of the milestone achievements contained in the merger agreement because the achievement of such milestones would have meant IXI had performed above the parties’ expectations. Accordingly, ITAC’s board of directors recommends that ITAC stockholders vote:

•

FOR the merger proposal;

•

FOR the name change amendment;

•

FOR the capitalization amendment; and

•

FOR the Article Sixth amendment.

The Certificate of Incorporation Amendments

The amendments to ITAC’s amended and restated certificate of incorporation are being proposed to, upon consummation of the merger, change ITAC’s name, increase the number of common shares it is authorized to issue, eliminate certain provisions which were applicable to ITAC only prior to its completion of a business combination and eliminate the classified nature of ITAC’s board of directors. As a result of the amendments, after the merger, ITAC will be renamed “IXI Mobile, Inc.,” the number of shares of common stock it will be authorized to issue will be increased from 30,000,000 shares to 60,000,000 shares and Article Sixth of its amended and restated certificate of incorporation, including the provision regarding the classified nature of the board of directors, will be eliminated.

The Director Proposal

At the special meeting, assuming the amendment to ITAC’s amended and restated certificate of incorporation eliminating the classified nature of ITAC’s board of directors is approved, seven directors will be elected to hold office for a term of one year expiring at the next annual meeting of stockholders. Each director will be elected to serve until a successor is elected and qualified or until the director’s earlier resignation or removal.

Management of ITAC and IXI

ITAC

After the consummation of the merger, the board of directors of ITAC will be Gideon Barak, Israel Frieder, Amit Haller, Yossi Sela, Shlomo Shalev, Victor Halpert and Matthew Hills, assuming that each is elected at the meeting. Messrs. Barak, Haller, Sela and Shalev are all designees of IXI. Messrs. Frieder, Halpert and Hills are designees of ITAC.

After the consummation of the merger, the executive officers of ITAC will be Gideon Barak and Israel Frieder, serving as co-chairmen of the board, Amit Haller, serving as president and chief executive officer, Lihi Segal, serving as vice president and chief financial officer, and Gadi Meroz, serving as vice president, corporate development.

IXI

After the consummation of the merger, the board of directors of IXI will be Messrs. Barak, Frieder, Haller and Sela. The executive officers of IXI will be Gideon Barak, co-chairman of the board, Israel Frieder, co-chairman of the board, Amit Haller, president and chief executive officer, Lihi Segal, vice president and chief financial officer, and Gadi Meroz, vice president, corporate development.

ITAC Inside Stockholders

On the record date, directors and executive officers of ITAC and their affiliates (the “ITAC Inside Stockholders”) beneficially owned and were entitled to vote 1,500,000 shares of ITAC’s common stock, or approximately 19.2% of ITAC’s outstanding common stock. These shares were issued to the ITAC Inside Stockholders prior to ITAC’s IPO. In connection with its IPO, ITAC and EarlyBirdCapital, Inc., the managing underwriter of the IPO, entered into agreements with each of the ITAC Inside Stockholders pursuant to which each ITAC Inside Stockholder agreed to vote these shares of ITAC common stock on the merger proposal in accordance with the majority of the votes cast by the holders of shares issued in the IPO. The ITAC Inside Stockholders also agreed, in connection with the IPO, to place these shares in escrow until July 12, 2008.

The Merger Consideration

Pursuant to the merger agreement, (i) the holders of shares of IXI common stock, (ii) the holders of IXI employee options and (iii) the holders of IXI warrants will be entitled, in exchange for their IXI securities, to receive or acquire an aggregate of approximately 7,818,000 shares of common stock of ITAC. In addition, as further consideration, such holders will be entitled to receive or acquire a pro rata portion of up to 10,000,000 additional shares of ITAC common stock based on the combined company attaining the following targets:

•

if ITAC’s total revenues equal or exceed $45,000,000 for the calendar year ending December 31, 2006, an aggregate of 1,000,000 additional shares of ITAC common stock (the “Revenue Shares”);

•

if ITAC’s net income exceeds $15,000,000 for the calendar year ending December 31, 2007, up to an aggregate of 1,000,000 additional shares of ITAC common stock in proportion to the amount by which ITAC’s net income exceeds $15,000,000 up to a maximum of $25,000,000 (the “2007 Net Profit Shares”);

•

if ITAC’s net income exceeds $20,000,000 for the calendar year ending December 31, 2008, up to an aggregate of 2,000,000 additional shares of ITAC common stock in proportion to the amount by which ITAC’s net income exceeds $20,000,000 up to a maximum of $45,000,000 (the “2008 Net Profit Shares”); and

•

if ITAC’s common stock trades, for any 20 trading days out of any consecutive 30 trading days period at any time during the period commencing on the closing date and ending on the fourth anniversary thereof, at an amount equal to or exceeding:

•

$8.50 per share, an aggregate of 2,000,000 shares of ITAC common stock (the “First Share Price Shares”);

•

$9.50 per share, an aggregate of 2,000,000 shares of ITAC common stock (the “Second Share Price Shares”); and

•

$12.00 per share, an aggregate of 2,000,000 shares of ITAC common stock (the “Third Share Price Shares,” and, together with the First Share Price Shares and the Second Share Price Shares, the “Share Price Shares”).

If ITAC is acquired in a change of control transaction after the consummation of the merger and prior to the fourth anniversary thereof, and the consideration paid to holders of ITAC common stock exceeds $11.00 per share, then the IXI stockholders will be entitled to receive, and holders of IXI options and warrants will be entitled to acquire, the Revenue Shares, the 2007 Net Profit Shares, the 2008 Net Profit Shares, the First Share Price Shares and the Second Share Price Shares to the extent that:

•

such shares have not already been distributed; or

•

in the case of the Revenue Shares, the 2007 Net Profit Shares and the 2008 Net Profit Shares, the applicable measurement periods have not expired prior to the date of the change of control transaction.

In addition, if the consideration paid to holders of ITAC common stock in a change of control transaction equals or exceeds $12.00 per share, then the IXI stockholders will also be entitled to receive, and holders of IXI options and warrants will be entitled to acquire, the Third Share Price Shares to the extent that such shares have not already been distributed.

For the purposes of the merger agreement, a change of control transaction refers to any of the following:

•

a sale of all or substantially all of ITAC’s assets;

•

the acquisition of beneficial ownership (as defined by Rule 13-d as promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”)) by any person of 80% or more of the voting stock of ITAC; and

•

a merger or other consolidation of ITAC with another entity, other than where the capital stock of ITAC outstanding immediately prior to such transaction is converted into or exchanged for capital stock of the surviving corporation constituting a majority of the outstanding shares of such surviving corporation.

The Revenue Shares, the 2007 Net Profit Shares, the 2008 Net Profit Shares and the Share Price Shares will be issued to an escrow agent at the closing of the merger and will be held by the agent until they are earned pursuant to an escrow agreement attached to this proxy statement as Annex I. In the event that any of the applicable targets are not met, the escrowed shares of ITAC common stock relating to such target shall be returned to ITAC for cancellation.

In the event that certain IXI stockholders provide ITAC with a legal opinion to the effect that the receipt of any Share Price Shares would cause such IXI stockholders to incur liability under Section 16(b) of the Exchange Act, then such IXI stockholders would be entitled to receive the cash value of any such Share Price Shares, or any portion thereof, that they may be entitled to pursuant to the merger agreement.

The merger consideration, including 10,000,000 additional contingent shares of ITAC common stock, will be distributed among the holders of IXI equity interests. The exchange ratio between IXI shares will be calculated immediately prior to the consummation of the merger by dividing 7,818,000 shares by the sum of the then outstanding shares of IXI common stock plus the number of shares of IXI common stock subject to then outstanding options and warrants. As of December 31, 2006, 41,394,516 shares of IXI common stock were issued and outstanding, assuming the conversion of all outstanding shares of IXI preferred stock in connection with the merger. In addition, IXI expects to issue an additional number of IXI common stock equal to 216,000 shares of ITAC common stock to Gideon Barak prior to the consummation of the merger pursuant to his employment agreement with IXI and IXI may be required to issue up to 2,818,565 shares of IXI common stock upon exercise of warrants which will expire upon the consummation of the merger. As of December 31, 2006, 5,040,190 shares of IXI common stock were subject to outstanding options to purchase IXI common stock and IXI expects to issue an additional 3,293,769 options to purchase shares of IXI common stock prior to the consummation of the merger. Assuming that all such issuances of shares of IXI common stock and options to purchase IXI common stock occur, 41,394,516 shares of IXI common stock and 11,152,524 options and warrants to purchase IXI common stock will be outstanding immediately prior to the consummation of the merger. Any additional contingent shares of ITAC common stock will be distributed to the IXI equity holders on the same pro rata basis. In the event that any options or warrants to purchase shares of IXI common stock are exercised or terminated before or after the consummation of the merger, the exchange ratio will be proportionately adjusted and the merger consideration will be reallocated among the IXI equity holders in accordance with the new exchange ratio.

ITAC and IXI agreed to use total revenue as the appropriate measure for the earnout portion of the merger consideration relating to the combined company’s results of operations for the year ended December 31, 2006 since IXI’s management team did not believe that the combined company would achieve profitability in 2006.

IXI’s consummation of the bridge financing took longer than had been expected by IXI’s management. Thus, IXI did not have a sufficient amount of working capital to fund purchase orders which in turn caused a number of purchase orders to be postponed. Further, IXI’s sales cycle with respect to new customers has been longer than had been anticipated by IXI’s management. Consequently, IXI’s revenues for the nine months ended September 30, 2006 are only approximately $9 million and consequently IXI’s management currently anticipates that the combined company’s total revenues for the year ending December 31, 2006 will fall substantially short of the 2006 revenue target of $45 million contained in the merger agreement. Therefore, in the opinion of IXI’s management, there is a strong likelihood that the Revenue Shares will not be distributed to IXI’s security holders and will be returned to ITAC for cancellation in accordance with the terms of the escrow agreement.

Fairness Opinion

ITAC engaged Trigger-Foresight to render an opinion that the merger with IXI on the terms and conditions set forth in the merger agreement is fair to ITAC’s stockholders from a financial perspective and that the fair market value of IXI is at least equal to 80% of ITAC’s net assets at the time of the acquisition. Trigger-Foresight is an investment banking firm that, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructuring, private placements and for other purposes. ITAC’s board of directors determined to use the services of Trigger-Foresight because it is a recognized investment banking firm that has substantial experience in similar matters. ITAC agreed to pay Trigger-Foresight a fee of $28,000 (which has been paid) and will reimburse Trigger-Foresight for its reasonable out-of-pocket expenses, including attorneys’ fees. ITAC has also agreed to indemnify Trigger-Foresight against certain liabilities that may arise out of the rendering of the opinion.

Trigger-Foresight delivered its written opinion to ITAC’s board of directors on February 28, 2006, which states that, as of such date, and based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, (i) the consideration to be paid by ITAC in the merger is fair to its stockholders from a financial point of view, and (ii) the fair market value of IXI is at least equal to 80% of ITAC’s net assets at the time of the acquisition. The amount of such consideration was determined pursuant to negotiations between ITAC and IXI and not pursuant to recommendations of Trigger-Foresight. ITAC’s board of directors relied on this opinion, along with the underlying support that allowed Trigger-Foresight to come to its conclusions, in determining to appove the terms of the merger agreement. The full text of Trigger-Foresight’s written opinion is attached hereto as Annex C. You are urged to read the Trigger-Foresight opinion carefully and in its entirety for a description of the assumptions made, matters considered, procedures followed and limitations on the review undertaken by Trigger-Foresight in rendering its opinion. The summary of the Trigger-Foresight opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Trigger-Foresight’s opinion is addressed to ITAC’s board of directors only and does not constitute a recommendation to any of its stockholders as to how such stockholders should vote with respect to the merger proposal and the transactions contemplated thereby.

In accordance with its engagement, Trigger-Foresight’s opinion is addressed solely to ITAC’s board for its use in connection with its review and evaluation of the merger. It is, therefore, Trigger-Foresight’s view that its duties in connection with its fairness opinion extend solely to ITAC’s board of directors and that it has no legal responsibilities in respect thereof to any other person or entity. Trigger-Foresight would likely assert the substance of this view and the disclaimer described above as a defense to claims and allegations, if any, that might hypothetically be brought or asserted against it by any persons or entities other than ITAC’s board of directors with respect to the aforementioned opinion and its financial analyses thereunder. However, because no court has definitively ruled to date on the availability of this defense to a financial advisor who furnished to its client for its exclusive use a fairness opinion, this issue necessarily would have to be judicially resolved on the merits in a final and non-appealable judgment of a court of competent jurisdiction. In all cases, the hypothetical assertion or availability of such a defense would have absolutely no effect on Trigger-Foresight’s rights and responsibilities under U.S. federal securities laws, or the rights and responsibilities of ITAC’s board of directors under applicable state law or under U.S. federal securities laws.

Indemnification of ITAC

As the sole remedy for the obligation of IXI to indemnify and hold harmless ITAC for any damages, whether as a result of any third party claim or otherwise, and which arise as a result of or in connection with the breach of representations and warranties and agreements and covenants of IXI, there will be held back, until December 31, 2007, up to a maximum of 781,800 shares (depending upon the number of IXI options exercised prior to December 31, 2007) of the 7,818,000 shares of ITAC common stock to be issued or issuable to the holders of IXI’s common stock, options and warrants upon consummation of the merger. These “indemnification shares” will be held in escrow pursuant to the same escrow agreement that the 10,000,000 contingent shares are subject to. Claims with respect to the indemnification shares may be asserted once any damages exceed an aggregate of $1,000,000 after which the full amount of such claims shall be indemnifiable. Any indemnification payments shall be paid solely from the shares held back, allocated pro rata among all of the IXI stockholders and those IXI stock option and warrant holders who exercise their securities during the escrow period, and shall be deemed to be an adjustment to the merger consideration. For purposes of satisfying an indemnification claim, shares of ITAC common stock will be valued at the average reported last sales price for the ten trading days ending on the last day prior to the day that the claim is paid. The number of ITAC shares issuable upon the exercise of IXI options after December 31, 2007 will be equitably adjusted in the event of any claim by ITAC against the indemnification shares. The escrow agreement is attached hereto as Annex J. We encourage you to read the escrow agreement in its entirety.

The determination to assert a claim for indemnification by ITAC against the shares held back will be made by a committee consisting of Messrs. Frieder and Halpert. Mr. Barak has been designated under the merger agreement to represent the interests of the stockholders of IXI with respect to claims for indemnification by ITAC against such shares.

Lock-Up Agreements

Stockholders holding in the aggregate more than ____% of the IXI common stock have executed lock-up agreements relating to all shares of ITAC common stock that they may receive in the merger. Pursuant to the lock-up agreements, such IXI stockholders will not sell or otherwise transfer any such shares of ITAC common stock for a period of 180 days after the closing of the merger.

After the initial 180 day period, holders of ____% of IXI common stock have agreed to release only 25% of such shares of ITAC common stock from the terms of the lock-up agreement and an additional 25% of such shares will be released every 90 days thereafter until all such shares of ITAC common stock are released; provided, however, that during the first 360 days after the closing, no sale or other transfer may be made unless the last sales price of ITAC’s common stock is at least $6.00. In addition, after the initial 180 day period, if the last reported sale price of ITAC’s common stock equals or exceeds $8.50 for 20 trading days out any consecutive 30 trading day period, then 50% of the shares of ITAC common stock that such IXI stockholders receive in the merger will be released from the terms of the lock-up agreement. If the last reported sale price of ITAC’s common stock equals or exceeds $9.50 for 20 trading days out of any consecutive 30 trading day period after the initial 180 day period, then all of such shares of ITAC common stock will be released from the terms of the lock-up agreement. In the event that ITAC’s board of directors releases in whole or in part any IXI stockholder who beneficially owns 4% or more of the outstanding ITAC common stock from the terms of the lock-up agreements, then all other IXI stockholders who executed substantially similar lock-up agreements will also be released to the same extent. In connection with providing a $20.0 million bridge loan to IXI and the guarantee of $8.0 million of other debt of IXI, Southpoint and certain IXI stockholders have agreed to become subject to lock-up arrangements relating to the shares of ITAC common stock that each will be entitled to receive following the consummation of the merger, together with shares of ITAC common stock each may receive on conversion of all or part of the bridge loan and other outstanding debt, respectively.

In addition, Gideon Barak and Amit Haller have also executed lock-up agreements relating to all shares of ITAC common stock which they may receive in the merger or in accordance with their respective employment agreements. These lock-up agreements provide that Messrs. Barak and Haller will not sell or otherwise transfer such shares of ITAC common stock for a period of 360 days after the closing. After the initial 360 day period, 75% of such shares of ITAC common stock held by Messrs. Barak and Haller will be released from the terms of the lock-up agreements and the remaining 25% of such shares will be released 90 days thereafter. In addition, after the initial 360 day period, if the last reported sale price of ITAC’s common stock equals or exceeds $8.50 for 20 trading days out of any consecutive 30 trading day period, then all of such shares of ITAC common stock that Messrs. Barak and

Haller receive in the merger and their respective employment agreements will be released from the terms of the lock-up agreements.

IXI will also use its reasonable best efforts to cause all holders of IXI common stock and warrants who are not covered by the agreements described above to execute similar lock-up commitments, and it is a condition to the closing of the merger that IXI stockholders holding at least 90% of the shares of IXI on a fully diluted basis are subject to a lock-up or are otherwise subject to restrictions relating to the sale or other transfer of the shares of ITAC common stock which such IXI stockholders receive in the merger for at least 180 days after the closing.

Registration Rights

ITAC has agreed to (i) file a registration statement with the Securities and Exchange Commission within 45 days from the consummation of the merger covering the resale of the shares of ITAC's common stock to be initially issued in the merger (other than those shares of common stock described below) and (ii) file an amendment to such registration statement or a new registration statement within 45 days from the date of the issuance of any shares of common stock (or securities convertible into shares of common stock) subsequently issued in accordance with the merger agreement (other than those shares of common stock described below). ITAC has also agreed to indemnify the holders of shares of common stock whose shares are subject to these registration statements against liabilities arising out of any actual or alleged material misstatements or omissions in the registration statements, other than liabilities arising from information supplied by such holders for use in connection with the registration statements. Such holders will be required to indemnify ITAC against liabilities arising out of any actual or alleged material misstatements or omissions in the registration statements, to the extent that the misstatements or omissions were made in reliance upon written information furnished to ITAC by such holders expressly for use in connection with the registration statements.

Upon consummation of the merger, ITAC shall enter into a registration rights agreement with those stockholders of IXI who, by virtue of their affiliation with IXI, may be subject to restrictions under United States securities laws on their ability to sell shares of the ITAC common stock they receive as a result of the merger. In connection with providing a $20.0 million bridge loan to IXI and the guarantee of $8.0 million of other debt of IXI, Southpoint, Landa and the Gemini Funds shall also enter into the registration rights agreement, pursuant to a joinder and amendment thereto, in connection with the shares of ITAC common stock each will be entitled to receive following the consummation of the merger, together with shares of ITAC common stock each may receive on conversion of all or part of the bridge loan and other outstanding debt, respectively.

The holders of 25% of such shares included in the registration rights agreement are entitled to make up to two demands that ITAC register such shares for resale under the Securities Act of 1933, as amended, provided that the shares to be registered have a reasonably anticipated aggregate offering price of at least $5 million. The holders of 25% of such shares can elect to exercise these registration rights at any time after the consummation of the merger. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed by ITAC after the consummation of the merger.

Pursuant to the provisions of the registration rights agreement, ITAC agreed to indemnify such stockholders against liabilities arising out of any actual or alleged material misstatements or omissions in any registration statement that ITAC files in accordance with the registration rights agreement, other than liabilities arising from information supplied by such stockholders for use in connection with such registration statement. The stockholders have agreed to indemnify ITAC against liabilities arising out of any actual or alleged material misstatements or omissions in any registration statement that ITAC files in accordance with the registration rights agreement to the extent that the misstatements or omissions were made in reliance upon written information furnished to ITAC or by such stockholders expressly for use in connection with such registration statement.

Under those registration rights provisions, in general, ITAC will be responsible for paying the expenses of registration (other than underwriting discounts and commissions on the sale of shares), including the fees and reasonable expenses of one counsel to such stockholders.

The form of registration rights agreement is attached as Annex J hereto. You are encouraged to read the registration rights agreement in its entirety.

Date, Time and Place of Special Meeting of ITAC’s Stockholders

The special meeting of the stockholders of ITAC will be held at 10:00 a.m., Eastern time, on _______, 2007, at the offices of Graubard Miller, ITAC’s counsel, at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174, to consider and vote upon the merger proposal, the name change amendment, the capitalization amendment, the Article Sixth amendment and the director proposal.

Voting Power; Record Date

If you are an ITAC stockholder at the close of business on _______, 200 , which is the record date for the special meeting, you will be entitled to vote or direct votes to be cast at the special meeting. If you are an ITAC stockholder, you will have one vote for each share of ITAC common stock you owned at the close of business on the record date. ITAC warrants do not have voting rights. On the record date, there were 7,818,000 shares of ITAC common stock outstanding.

Approval of the IXI Stockholders

Stockholders of IXI holding a majority of the required IXI voting power under the Delaware General Corporation Law (the “DGCL”) have approved the merger and the transactions contemplated thereby by consent action and all other IXI stockholders of record were given notice of the merger pursuant to Section 228 of the DGCL. Accordingly, no further action by the IXI stockholders is needed to approve the merger.

Quorum and Vote of ITAC Stockholders

A quorum of ITAC stockholders is necessary to hold a valid meeting. A quorum will be present at the ITAC special meeting if a majority of the outstanding shares entitled to vote at the meeting are represented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.

•

The approval of the merger proposal will require the affirmative vote of a majority of the shares sold in the IPO present in person or represented by proxy and entitled to vote at the special meeting. The merger will not be consummated if the holders of 20% or more of the common stock issued in ITAC’s IPO (1,263,600 shares or more) exercise their conversion rights.

•

The approval of the name change amendment will require the affirmative vote of the holders of a majority of the outstanding shares of ITAC common stock on the record date.

•

The approval of the capitalization amendment will require the affirmative vote of the holders of a majority of the outstanding shares of ITAC common stock on the record date.

•

The approval of the Article Sixth amendment will require the affirmative vote of the holders of a majority of the outstanding shares of ITAC common stock on the record date.

•

The election of directors requires a plurality vote of the shares of common stock present in person or represented by proxy and entitled to vote at the special meeting.

ITAC’s certificate of incorporation requires the affirmative vote of holders of a majority of its outstanding common stock sold in its IPO present in person or represented by proxy and entitled to vote at the special meeting for the approval of the merger proposal. The Delaware General Corporation Law requires the favorable vote of holders of a majority of the outstanding common stock of ITAC for the approval of the name change amendment, the capitalization amendment and the Article Sixth amendment. Under ITAC’s bylaws, matters not addressed by its certificate of incorporation or state law must be approved by the vote of holders of a majority of its common stock represented in person or by proxy and eligible to vote on the proposal at the special meeting. A consequence of the difference in these voting requirements is that the vote of holders of fewer shares may be required for the approval of the merger proposal than for the approval of the other matters being presented at the special meeting.

“Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Consequently, any shares not voted “FOR” a particular nominee (whether as a result of abstentions, a direction to withhold authority or a broker non-vote) will not be counted in a nominee’s favor.

Abstentions will have the same effect as a vote “AGAINST” the merger proposal and the proposal to amend the amended and restated certificate of incorporation. Broker non-votes, while considered present for the purposes of establishing a quorum, will have no effect on the merger proposal but will have the effect of a vote against the proposals to amend the amended and restated certificate of incorporation. If you are an ITAC public stockholder, please note that you cannot seek conversion of your shares unless you affirmatively vote against the merger.

Relation of Proposals

The merger will not be consummated unless each of the name change amendment and the capitalization amendment is approved, and neither the name change amendment nor the capitalization amendment will be presented to the meeting for adoption unless the merger proposal is approved. The approvals of the Article Sixth amendment and the director proposal are not conditions to the consummation of the merger proposal or to the adoption of either the name change amendment or the capitalization amendment but, if the merger proposal is not approved, none of such proposals will be presented at the meeting for adoption.

Conversion Rights

Pursuant to ITAC’s amended and restated certificate of incorporation, a holder of shares of ITAC’s common stock issued in its IPO may, if the stockholder affirmatively votes against the merger, demand that ITAC convert such shares into cash. This demand must be made in writing at the same time that the stockholder votes against the merger proposal. Demand may be made by checking the box on the proxy card provided for that purpose and returning the proxy card in accordance with the instructions provided. Demand may also be made in any other writing that clearly states that conversion is demanded and is delivered so that it is received by ITAC at any time up to the stockholder meeting. Additionally, holders seeking conversion must tender their stock certificates to ITAC’s transfer agent at any time up to the special meeting. If properly demanded, ITAC will convert each share of common stock into a pro rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the merger. This would amount to approximately $________ per share of ITAC’s common stock. An improperly made demand for conversion may be remedied at any time until the stockholder meeting. If you exercise your conversion rights, then you will be exchanging your shares of ITAC common stock for cash and will no longer own these shares. You will be entitled to receive cash for these shares only if you affirmatively vote against the merger proposal, properly demand conversion and tender your stock certificate to ITAC’s transfer agent prior to the vote. If the merger is not completed, then these shares will not be converted into cash.

The merger will not be consummated if the holders of 20% or more of the common stock issued in ITAC’s IPO (1,263,600 shares or more) exercise their conversion rights.

Appraisal Rights

ITAC stockholders do not have appraisal rights in connection with the merger.

Proxies

Proxies may be solicited by mail, telephone or in person. ITAC has engaged Morrow & Co. to assist it in the solicitation of proxies.

If you grant a proxy, you may still vote your shares in person if you revoke your proxy before or at the special meeting.

Interests of ITAC Directors and Officers in the Merger

When you consider the recommendation of ITAC’s board of directors in favor of adoption of the merger proposal, you should keep in mind that ITAC’s executive officers and directors have interests in the merger transaction that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•

if the merger proposal is not approved, ITAC will begin to search for a new target business. If ITAC is unable to consummate a business combination by January 19, 2007, or by July 19, 2007 if certain extension criteria have been satisfied, ITAC will be required to liquidate. In such event, the 1,500,000 shares of common stock held by the ITAC Inside Stockholders, including all of ITAC’s officers and directors, acquired prior to ITAC’s IPO for an aggregate purchase price of $25,000 (or $0.0167 per share) will be worthless because such stockholders are not entitled to receive any liquidation proceeds with respect to such shares. Consummating the merger with IXI would remove this risk. The shares held by the ITAC Insider Stockholders had an aggregate value of $_______ based on the last sale price of $_______ on the OTCBB on _______, 200 , the record date;

•

Messrs. Frieder, Shear, Schnider and Halpert collectively purchased 1,300,000 warrants in the public market for an aggregate purchase price of approximately $738,400 (or an average purchase price of $0.568 per warrant), pursuant to written agreements between such individuals and EarlyBirdCapital, Inc. entered into in connection with ITAC’s IPO. This agreement was entered into by such individuals at a time when they were not in possession of any material non-public information relating to ITAC. The agreement sets forth that it constitutes an irrevocable order instructing EarlyBirdCapital, as the designated broker-dealer, to purchase the warrants, without any further instructions, at prices not to exceed $0.70 per warrant during the forty-trading day period commencing on the date separate trading of ITAC’s warrants commenced, in compliance with Rule 10b5-1. Such warrants had an aggregate market value of $_______, based on the last sale price of $_______ on the OTCBB on the record date. All of the warrants will expire without value in the event ITAC is unable to consummate a business combination and is forced to liquidate. Consummating the merger with IXI would remove this risk;

•

upon consummation of the merger, Israel Frieder will be engaged as ITAC’s co-chairman of the board for a period of two years pursuant to a management services agreement with ITAC pursuant to which an entity controlled by Mr. Frieder will be paid a monthly fee of $17,500 (or $210,000 per annum) (see the section titled “The Merger Agreement – Employment Agreements”);

•

upon consummation of the merger, Victor Halpert, a director of ITAC’s, will continue to be a director (assuming he is elected at the meeting), and, as such, will receive any cash fees, stock options or stock awards that the ITAC board of directors determines to pay to its non-executive directors; and

•

if ITAC liquidates prior to the consummation of a business combination, ITAC’s directors will be personally liable to pay debts and obligations, if any, to vendors and other entities that are owed money by ITAC for services rendered or contracted for or products sold to ITAC, or to any target business, to the extent such debts and obligations are not covered by ITAC’s assets, excluding amounts in the trust account. This arrangement was entered into to ensure that, in the event of liquidation, the trust account is not reduced by claims of creditors or target businesses. Based on ITAC’s estimated debts and obligations, it is not currently expected that ITAC’s directors would have any exposure under this arrangement in the event of a liquidation.

Finder’s and Other Fees

IXI was introduced to ITAC by Itzhak Wulkan Ventures Ltd. (“IWV”), an unaffiliated entity. In consideration thereof, ITAC has agreed to pay to IWV $330,000 contingent upon consummation of the merger. Neither IWV nor its principals and affiliates has any relationship or affiliation with ITAC, any of ITAC’s principals or affiliates or with EarlyBirdCapital, Inc., the representative of the underwriters in ITAC’s IPO, or Maxim Group LLC, a member of the underwriting syndicate in ITAC’s IPO.

In connection with IXI’s bridge loan, IXI engaged EarlyBirdCapital and Maxim Group to act as exclusive co-placement agents in the United States and as non-exclusive co-placement agents in Europe. As co-placement agents for the bridge loan, EarlyBirdCapital and Maxim Group agreed to advise and assist IXI in completing its bridge and introducing IXI to potential bridge investors. As compensation for their services, IXI paid EarlyBirdCapital and Maxim Group a cash fee of $700,000 and $50,000 to reimburse them for their expenses. Additionally, IXI engaged Clal Finance Underwriting Ltd. to act as exclusive agent in Israel and as non-exclusive co-placement agent in Europe. As compensation for Clal’s services, IXI paid Clal a cash fee of $700,000 and another $300,000 will be paid upon the earlier of (i) the consummation of the merger and (ii) December 31, 2006. In addition, conditional upon the closing of the merger, Clal Finance Underwriting Ltd. will be entitled to receive 30,000 shares of ITAC common stock.

IXI also engaged EarlyBirdCapital and Maxim Group to provide certain advisory services, at IXI’s request, in connection with the merger with ITAC including the review of presentation and marketing materials and other materials developed by IXI regarding IXI and the merger. As compensation for these services, IXI agreed to pay EarlyBirdCapital and Maxim Group a cash fee of $700,000 and issue to them an aggregate of 36,000 shares of ITAC common stock and warrants to purchase an aggregate of 100,000 shares of ITAC common stock at an exercise price of $5.00 per share, which warrants will be identical to ITAC’s public warrants, upon consummation of the merger.

ITAC has also engaged Meitav Underwriting to provide certain advisory services in connection with the merger with IXI, including the review of presentation and marketing materials and other materials developed by ITAC regarding ITAC and the merger. As compensation for these services, ITAC agreed to issue Meitav Underwriting 100,000 shares of ITAC common stock upon consummation of the merger.

Except as described above, ITAC has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agent’s commissions or any similar charges in connection with the merger or any transaction contemplated thereby.

Conditions to the Closing of the Merger

Consummation of the merger agreement and the related transactions is conditioned on the ITAC stockholders (i) approving the merger proposal, (ii) approving the name change amendment and (iii) approving the capitalization amendment. The ITAC stockholders will also be asked to approve the Article Sixth amendment and the director proposal. The transaction is not dependent on the approval of any of these latter actions. If stockholders owning 20% or more of the shares sold in ITAC’s IPO vote against the merger and exercise their right to convert their shares purchased in the IPO into a pro-rata portion of the funds held in trust by ITAC for the benefit of the holders of shares purchased in the IPO, then the transactions contemplated by the merger agreement cannot be consummated.

In addition, the consummation of the transactions contemplated by the merger agreement is conditioned upon, among other things, the following:

•

no order, stay, judgment or decree being issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of such transactions;

•

the execution and delivery to each party of each of the various transaction documents, including employment agreements;

•

the delivery by each party to the other party of a certificate to the effect that the representations and warranties of the delivering party are true and correct in all material respects as of the closing and all covenants contained in the merger agreement have been materially complied with by the delivering party;

•

the receipt of necessary consents and approvals by third parties and the completion of necessary proceedings;

•

holders of no more than 5% of the shares of IXI’s common stock outstanding immediately before the closing shall have taken action to exercise their appraisal rights under the DGCL; and

•

ITAC’s common stock being quoted on the OTCBB or listed for trading on the Nasdaq Global Market or Nasdaq Capital Market.

IXI’s Conditions to the Closing of the Merger

The obligations of IXI to consummate the transactions contemplated by the merger agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•

there shall have been no material adverse effect with respect to ITAC since the date of the merger agreement;

•

IXI’s existing directors’ and officers’ liability insurance (or a policy to be substituted therefore) shall be in full force and effect;

•

the trust account established for the benefit of the holders of ITAC’s shares purchased in the IPO shall contain no less than $32,955,360, less amounts paid to stockholders who have elected to exercise their conversion rights, and shall be dispersed to ITAC immediately upon the closing;

•

the registration rights agreement shall be in full force and effect;

•

approvals of the merger from the Office of the Chief Scientist of such Ministry shall have been received by IXI;

•

either IXI shall have received a requested exemption under Israeli securities laws or ITAC shall have purchased IXI employee options from a sufficient number of holders thereof as shall permit IXI to avoid certain prospectus requirements under Israeli securities laws;

•

certain investor rights agreements specified in the merger agreement shall have been terminated; and

•

IXI shall have received the Israeli Tax Pre-Ruling (defined below under the section titled “Israeli Tax Consequences of the Merger Applicable to Israeli Residents”) from the Israeli Income Tax Commissioner.

As of the date hereof, IXI’s legal counsel in Israel has submitted a request for exemption from the Israeli securities laws to the Israeli Securities Authority. A request for an Israeli Tax Pre-Ruling to the Israeli Income Tax Commissioner has been submitted by IXI.

ITAC’s Conditions to the Closing of the Merger

The obligations of ITAC to consummate the transactions contemplated by the merger agreement, in addition to the conditions described above in the second paragraph of this section, are conditioned upon each of the following, among other things:

•

there shall have been no material adverse effect with respect to IXI since the date of the merger agreement;

•

all shares of IXI’s preferred stock outstanding immediately prior to the closing shall have been converted into shares of IXI common stock;

•

all warrants for the purchase of IXI’s preferred stock shall have been converted into warrants to purchase shares of IXI common stock or terminated;

•

the employment agreements entered into by IXI Mobile (R&D) Ltd., a subsidiary of IXI, and Mr. Barak, and the employment agreement between IXI and Mr. Haller, shall be in full force and effect;

•

securityholders of IXI who hold not less than 90% of the shares of IXI common stock on a fully-diluted basis will be parties to agreements that restrict them from selling any of the ITAC shares of common stock that they receive at the closing for a period of 180 days or more following the closing;

•

All indebtedness owed to IXI by any director, executive officer or stockholder of IXI or any immediate family member thereof shall have been repaid in full; and

•

ITAC’s existing directors’ and officers’ liability insurance policy (or a policy permitted to be substituted therefor) shall be in full force and effect.

Termination, Amendment and Waiver

The merger agreement will terminate if the merger has not been consummated by July 19, 2007. In addition, the merger agreement may be terminated at any time, but not later than the closing as follows:

•

by mutual written consent of ITAC and IXI;

•

by either party if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree, ruling or other action is final and nonappealable;

•

by either party if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within thirty days of the notice of an intent to terminate, provided that the terminating party is itself not in breach; or

•

by either party if, at the ITAC stockholders’ meeting, the merger agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of holders of a majority of the ITAC shares of common stock sold in its IPO present in person or represented by proxy and entitled to vote at the special meeting; or

•

by either party if the holders of 20% or more of the shares issued in ITAC’s IPO exercise their conversion rights.

If permitted under applicable law, either IXI or ITAC may waive any inaccuracies in the representations and warranties made to such party contained in the merger agreement and waive compliance with any agreements or conditions for its benefit contained in the merger agreement. The condition requiring that the holders of fewer than 20% of the shares of ITAC common stock issued in its IPO affirmatively vote against the merger proposal and demand conversion of their shares into cash may not be waived. We cannot assure you that all of the conditions will be satisfied or waived.

Quotation or Listing

ITAC’s outstanding common stock, warrants and units are quoted on the OTCBB. ITAC and IXI will use their reasonable best efforts to obtain the listing for trading on the Nasdaq Global Market or Nasdaq Capital Market of ITAC common stock, warrants and units. In the event ITAC’s common stock, warrants and units are listed on Nasdaq at the time of the closing of the merger, the symbols will change to ones determined by the board of directors of ITAC and Nasdaq that are reasonably representative of the corporate name or business of ITAC following the merger. If the listing on Nasdaq is not approved, it is expected that ITAC’s common stock, warrants and units will continue to be quoted on the OTCBB.

Certain U.S. Tax Consequences of the Merger

The merger will be treated as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes.

A stockholder of ITAC who exercises conversion rights and effects a termination of the stockholder’s interest in ITAC will generally be required to recognize gain or loss upon the exchange of that stockholder’s shares of common stock of ITAC for cash. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of ITAC common stock. No gain or loss will be recognized by non-converting stockholders of ITAC. ITAC has received an opinion from its counsel, Graubard Miller, indicating the foregoing. The tax opinion is attached to this proxy statement as Annex E. Graubard Miller has consented to the use of its opinion in this proxy statement.

No gain or loss will be recognized by ITAC as a result of the merger. For a more detailed description of the material U.S. federal income tax consequences of the merger, please see the section titled “Certain Material Federal Income Tax Consequences of the Merger.”

Accounting Treatment

Merger Sub will acquire all the issued and outstanding shares of capital stock of IXI. However, in accordance with the guidance applicable to these circumstances the merger will be deemed to be a capital transaction in substance. Accordingly, for accounting purposes, the merger will be treated as the equivalent of IXI issuing stock for the net monetary assets of ITAC. The net monetary assets of ITAC will be stated at their fair value, essentially equivalent to historical costs, with no goodwill or other intangible assets recorded. The retained earnings deficit of IXI will be carried forward after the merger. Operations prior to the merger will be those of IXI.

Regulatory Matters

The merger and the transactions contemplated by the merger agreement are not subject to any additional federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act, except for filings with the State of Delaware necessary to effectuate the transactions contemplated by the merger agreement. However, they are subject to certain approvals by the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade and Labor and the Investment Center of the Israeli Ministry of Industry, Trade and Labor.

Risk Factors

In evaluating the merger proposal, the name change amendment, the capitalization amendment, the Article Sixth amendment and the director proposal, you should carefully read this proxy statement and especially consider the factors discussed in the section titled “Risk Factors.”

Bridge Financing

In order to satisfy IXI’s working capital requirements prior to ITAC’s funds being available following the merger, on June 20, 2006, IXI entered into a bridge loan agreement with Southpoint Master Fund LP (“Southpoint”) and IXI Mobile (R&D) Ltd., IXI’s wholly owned subsidiary under which IXI received gross proceeds of $20.0 million. Also, two principal shareholders of IXI guaranteed, and may assume, $8.0 million of IXI indebtedness outstanding pursuant to IXI’s existing bank credit facility with Bank Leumi Le’Israel Ltd. See the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Bridge Loan.”

SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

ITAC is providing the following selected financial information to assist you in your analysis of the financial aspects of the merger. IXI’s selected unaudited consolidated balance sheet data as of September 30, 2006 and the selected unaudited consolidated statements of operations data for the nine months ended September 30, 2006 and 2005 are derived from IXI’s unaudited consolidated financial statements and included elsewhere in this proxy statement. IXI’s selected consolidated balance sheet data as of December 31, 2005 and 2004 and the consolidated statements of operations data for the years ended December 31, 2005, 2004 and 2003 are derived from IXI’s audited consolidated financial statements and included elsewhere in this proxy statement.

ITAC’s selected unaudited balance sheet data as of September 30, 2006 and the selected unaudited income statement data for the nine months ended September 30, 2006 are derived from ITAC’s unaudited consolidated financial statements and included elsewhere in this proxy statement. ITAC’s selected balance sheet data as of December 31, 2005 and the income statement data for the period February 22, 2005 (inception) to December 31, 2005 are derived from ITAC’s audited consolidated financial statements and included elsewhere in this proxy statement.

The selected financial information of IXI and ITAC is only a summary and should be read in conjunction with each company’s historical consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement may not be indicative of the future performance of IXI, ITAC or the combined company resulting from the business combination.

IXI’s Selected Historical Financial Information
(U.S. dollars in thousands, except share and per share data)

Statements of Operations Data:

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003
	Unaudited

Revenues	$9,043	$7,224	$7,967	$872	$300
Total operating expenses	23,800	14,340	18,672	13,991	7,003
Gain from terminating agreement with Cingular Wireless Services Inc.	—	11,695	11,695	—	—
Operating income (loss)	(14,757)	4,579	990	(13,119)	(6,703)
Financial expenses, net	(1,767)	(757)	(1,334)	(1,014)	(135)
Income (loss) from continuing operations	(16,511)	3,822	(344)	(14,133)	(6,838)
Income (loss) from discontinued operations	461	(12,693)	(11,630)	(10,788)	(6,697)
Net loss	$(16,050)	$(8,871)	$(11,974)	$(24,921)	$(13,535)
Basic net earnings (loss) per share:
From continuing operations	$(4.18)	$1.73	$(1.03)	$(17.83)	$(8.81)
From discontinued operations	$0.10	$(8.31)	$(6.10)	$(13.39)	$(8.63)
Basic net earnings (loss) per share	$(4.08)	$(6.58)	$(7.13)	$(31.22)	$(17.44)
Diluted net earnings (loss) per share:
From continuing operations	$(4.18)	$0.39
From discontinued operations	$0.10	$(1.28)
Diluted net earnings (loss) per share	$(4.08)	$0.89

Balance Sheets Data:

	September 30,	December 31,
	2006	2005	2004
	Unaudited

Total current assets	$32,649	$11,387	$21,454
Total long-term assets	$3,497	$4,318	$939
Total assets	$36,146	$15,705	$22,393

Total current liabilities	$31,793	$15,424	$29,077
Total long-term liabilities and convertible loan	$20,633	$789	$2,736
Convertible loan	—	$6,312	—
Total stockholders’ deficiency	$(16,280)	$(6,820)	$(9,420)
Total liabilities and stockholders’ deficiency	$36,146	$15,705	$22,393

ITAC’s Selected Historical Financial Information
(U.S. dollars in thousands, except share and per share data)

Income Statement Data:

	Nine Months Ended September 30, 2006	For the Period February 22, 2005 (inception) to December 31, 2005
	Unaudited

Revenue	$—	$—
General and administrative expenses	556	144
Operating income (loss)	(556)	(144)
Financial income, net	731	424
Net income	$107	$185
Net income per share	$0.02	$0.04

Balance Sheet Data:

	September 30, 2006	December 31, 2005
	Unaudited

Total assets (including US Government securities deposited in Trust Fund)	$34,662	$34,376

Total liabilities	$93	$104
Common stock, subject to possible conversion	$6,872	$6,691
Stockholders’ equity	$27,697	$27,581
Total liabilities and stockholders’ equity	$34,662	$34,376

Selected Unaudited Pro Forma Combined Financial Information of ITAC and IXI

The merger will be accounted for as a capital transaction by IXI. The assets and liabilities of ITAC will be recorded, as of completion of the merger, at their fair value, which is considered to approximate historical cost and added to those of IXI. For a more detailed description, see “The Merger – Anticipated Accounting Treatment.”

We have presented below selected unaudited pro forma financial information that reflects the merger as if it had occurred as of September 30, 2006. The selected unaudited pro forma combined financial information does not reflect the effect of any cost savings that may result from the merger. You should not rely on the selected unaudited pro forma combined financial information as being indicative of the historical results that would have occurred had the companies been combined or the future results that may be achieved after the merger.

	At September 30, 2006
	(U.S. dollars in thousands, except per share data)
	Assuming No Conversions(1)	Assuming Maximum Conversions(2)

Total assets	$68,721	$61,849
Total current and long-term liabilities	45,427	45,427
Stockholders’ equity	$23,294	$16,422

	Combined
	Nine Months Ended September 30,
	U.S. dollars in Thousands
	Unaudited

Revenue	$9,043

Operating expenses	24,356
Operating (loss)	(15,313)
Financial expenses, net	2,618
Loss from continuing operations	(17,986)
Income from discontinued operations	461
Net loss	$(17,525)

	Assuming No Conversion(1)	Assuming Full Conversion(2)
	U.S. dollars
Loss from continuing operations per share	$(1.13)	$(1.22)
Income from discontinuing operations per share	$0.03	$0.03
Loss per share	$(1.10)	$(1.19)

——————

(1)

Assumes that no ITAC stockholders seek conversion of their ITAC stock into pro rata shares of the trust fund.

(2)

Assumes that 1,262,968 shares of ITAC common stock were converted into their pro rata shares of the trust fund.

Comparative Per Share Data

The following table sets forth selected historical per share information of IXI and ITAC and unaudited pro forma combined per share ownership information of IXI and ITAC after giving effect to the merger, assuming a maximum level and a minimum level of approval of the merger by ITAC stockholders who exercise their conversion right. The table assumes that no appraisal rights have been exercised by the IXI stockholders. You should read this information in conjunction with the selected summary historical financial information, included elsewhere in this proxy statement, and the historical financial statements of IXI and ITAC and related notes that are included elsewhere in this proxy statement.

The unaudited pro forma combined per share information does not purport to represent what the actual results of operations of IXI and ITAC would have been had the companies been combined or to project the IXI and ITAC results of operations that may be achieved after the merger.

US Dollars in Thousands except for
Share and Per Share Data

	IXI	ITAC	Bridge Shares		Combined Company
Number of shares of common stock outstanding upon consummation of the merger:(3)
Assumes no conversion	6,578,065	7,818,000	1,566,000	(1)	15,962,065	(2)
Assumes maximum conversion	6,578,065	6,555,032	1,566,000	(1)	14,699,097	(2)
Equity Book value – historical at September 30, 2006	(16,280)	27,697
Equity Book value – pro forma at September 30, 2006
Assumes no conversion	—	—			23,294
Assumes maximum conversion	—	—			16,422
Book value per share – pro forma at September 30, 2006
Assumes no conversion	—	—			1.46
Assumes maximum conversion	—	—			1.12

——————

(1)

Includes 30,000 shares of ITAC common stock issuable to certain private placement agents in connection with IXI’s bridge loan and 36,000 shares of ITAC common stock issuable to certain financial institutions, upon closing of the merger, in connection with the provision of advisory services to IXI.

(2)

Does not include 1,239,935 shares of ITAC common stock that will be reserved and be issuable to holders of IXI options and warrants upon exercise of such options and warrants following the closing of the merger.

(3)

Does not include shares of ITAC common stock that may be issuable to Southpoint on the possible conversion of IXI’s bridge loan and to certain stockholders of IXI, Landa and the Gemini Funds on the possible assumption and conversion of IXI’s indebtedness outstanding pursuant to its existing credit facility.

Market Price and Dividend Data for ITAC Securities

ITAC consummated its IPO on July 19, 2005. In the IPO, ITAC sold 6,318,000 units, which included 318,000 units subject to the over allotment option. Each unit consists of one share of ITAC’s common stock and two redeemable common stock purchase warrants, each to purchase one share of ITAC’s common stock. ITAC’s common stock, warrants and units are quoted on the OTCBB under the symbols ISLT, ISLTW and ISLTU, respectively. ITAC’s units commenced public trading on July 14, 2005 and its common stock and warrants commenced separate public trading on September 12, 2005. The closing price for each share of common stock, warrant and unit of ITAC on February 28, 2006, the last trading day before announcement of the execution of the merger agreement, was $5.35, $0.75 and $6.75, respectively. As of ________, 200_, the closing price for each share of the common stock, warrant and unit of ITAC was $_______, $_______ and $_______, respectively.

ITAC and IXI will use their reasonable best efforts to obtain the listing for trading on the Nasdaq Global Market or Nasdaq Capital Market of ITAC common stock, warrants and units. In the event ITAC’s common stock, warrants and units are listed on Nasdaq at the time of the closing of the merger, the symbols will change to ones determined by ITAC and Nasdaq that is reasonably representative of the corporate name or business of ITAC following the merger. ITAC’s management anticipates that the Nasdaq listing will be concurrent with the consummation of the merger. If the listing on Nasdaq is not approved, it is expected that the common stock, warrants and units will continue to be quoted on the OTCBB.

Holders

As of ___________, 200_, there were ________ holders of record of the units, ________ holders of record of the ITAC common stock and ________ holders of record of the ITAC warrants. ITAC believes the beneficial holders of the units, ITAC common stock and ITAC warrants will be in excess of ________ persons each.

Dividends

ITAC has not paid any cash dividends on its common stock to date and does not intend to pay dividends prior to the completion of the merger. The payment of any dividends subsequent to the merger will be within the discretion of the then board of directors, subject to limitations imposed by requirements of the Investment Center of the Israeli Ministry of Industry, Trade and Labor. It is the present intention of the board of directors to retain all earnings, if any, for use in the business operations and, accordingly, the board does not anticipate declaring any dividends in the foreseeable future. The payment of dividends in the future will be contingent upon revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to adopt the merger proposal.

Risks related to ITAC’s business and operations following the merger with IXI

The value of your investment in ITAC following consummation of the merger will be subject to the significant risks inherent in the mobile communication and data transfer business, as well as risks relating to having operations in Israel. You should carefully consider the risks and uncertainties described below and other information included in this proxy statement. If any of the events described below occur, ITAC’s post-merger business and financial results could be adversely affected in a material way. This could cause the trading price of its common stock to decline, perhaps significantly, and you therefore may lose all or part of your investment.

IXI has a history of losses and may continue to incur losses in future periods, which could reduce investor confidence, cause share prices to decline and raise substantial doubt about IXI’s ability to continue as a going concern.

IXI has incurred operating losses since inception, had net losses of $24.9 million and $12.0 million in 2004 and 2005, respectively, and $16.1 million in the nine months ended September 30, 2006, and had an accumulated deficit of $84.7 million as of September 30, 2006. IXI also has had negative cash flows from operating activities. As of September 30, 2006, IXI had a stockholders’ deficiency of $16.3 million. These conditions raise substantial doubt about IXI’s ability to continue as a going concern if IXI is unsuccessful in obtaining an adequate level of financing needed for current operations and long term development.

IXI expects to continue to increase its sales and marketing expenses, research and development expenses, manufacturing expenses and general and administrative expenses as its business expands, and it cannot be certain that its revenues will grow at the same pace, if at all. IXI’s losses could increase in future periods, which could cause share prices to decline, and IXI cannot assure you that it will ever reach profitability or will have positive cash flows from operating activities.

IXI faces intense competition and its results of operations will be adversely affected if it fails to compete successfully.

IXI is engaged in a dynamic and evolving industry that is highly competitive. In addition to products such as Danger, Inc.’s Sidekick product, which competes directly with IXI’s Ogo product, other products provide alternative solutions for wireless messaging through e-mail, short message services (SMS), multimedia messaging services (MMS) and other formats, through a wide variety of devices manufactured and marketed by some of the largest companies in the consumer electronics and telecommunications industries, including Research in Motion Limited’s BlackBerry products, Palm, Inc.’s Treo products, and smart phones manufactured by most of the main manufacturers of cellular phones. Most of IXI’s competitors have greater name recognition, larger customer bases and significantly greater financial, technical, marketing, public relations, sales, distribution and other resources. There can be no assurance that IXI’s products will achieve market acceptance or that it will be able to compete effectively with such companies. IXI expects that additional competition will develop, both from existing players in the wireless data communications industry and from new entrants as demand for wireless access products and services expands and as the market for these products and services becomes more established. Competition could result in price reductions, fewer customer orders and reduced gross margin. IXI may be unsuccessful in its attempts to compete with them, and competitive pressures may harm its business. In addition, increased competition could cause IXI’s sales cycle to lengthen as potential new customers take more time to evaluate competing technologies or delay their purchasing decisions in order to determine which technologies are able to develop mass appeal.

IXI may not be successful in managing rapid growth of its business.

IXI’s business plan and its anticipated increased product sales will require it to improve its financial and management controls, reporting systems and procedures. In addition, IXI will be required to hire, train and manage additional employees and increase production capacity. If IXI were unable to hire the skilled employees needed or increase its production capacity in a timely manner, it might be unable to fulfill the orders for its products or meet its business plans. We cannot assure you that IXI will be able to effectively manage such growth.

IXI is dependent on a small number of customers. The loss of a significant customer could harm its financial performance.

IXI currently sells its Ogo products to a limited number of mobile operators and service providers, upon whom it is dependent for nearly all of its sales, both in terms of numbers of units sold and the aggregate dollar values of its sales. In 2005, one customer accounted for approximately 85% of IXI’s revenues from product sales. In the nine months ended September 30, 2006, Swisscom Mobile, the leading mobile operator in Switzerland, accounted for approximately 41%, 1&1, one of the largest European ISPs, accounted for approximately 48% and e-kolay.net, a leading ISP in Turkey, accounted for 9% of IXI’s revenues from product sales. In 2005, IXI’s only significant customer, AT&T Wireless (now Cingular Wireless), in connection with its merger with Cingular, terminated its relationship with IXI; and there can be no assurance that this will not occur with other current customers. Prior to such termination, Cingular Wireless accounted for 85% and 60% of IXI’s sales for 2005 and 2004, respectively. IXI anticipates that it will continue to be reliant on a small number of customers during 2006. If any significant customer discontinues its relationship with IXI for any reason, or reduces or postpones current or expected purchase commitments for its products, IXI’s business prospects, operating results and financial condition could be materially adversely affected.

IXI may not be successful in keeping pace with the rapid technological changes that characterize its industry.

The wireless data communications industry is an emerging industry that is characterized by rapid technological change and frequent new product introductions. Accordingly, its future success depends upon its ability to enhance current products and develop and introduce new products offering enhanced performance and functionality at competitive prices. IXI’s inability, for technological or other reasons, to forecast market trends, or to enhance, develop and introduce products in a timely manner in response to changing market conditions and trends or customer requirements, could have a material adverse effect on its results of operations or could result in its products becoming obsolete. IXI’s ability to compete successfully will depend in large measure on its ability to maintain a technically competent research and development staff and to adapt to technological changes and advances in the industry, including providing for the continued compatibility of IXI’s products with evolving industry standards and protocols and competitive network operating environments.

IXI’s competitors, including many new market entrants, may implement new technologies before IXI does. In addition, IXI’s competitors may deliver new products and solutions earlier, or provide more attractively priced, enhanced or better quality products and solutions than it does.

IXI is dependent on certain suppliers and service providers and a single third-party manufacturer. Any interruption in its relationships with these parties could adversely affect its business.

IXI’s Ogo products are manufactured for it by a single manufacturer, Chi Mei Communication Systems, Inc. of Taiwan, or Chi Mei, which produces the Ogo in its facilities in China. IXI does not have a supply contract with Chi Mei and Chi Mei are not committed to produce a specified minimum quantity of the Ogo device. Moreover, the Ogo incorporates a modem that is proprietary to Chi Mei. It is possible that Chi Mei would be unable or unwilling to fulfill IXI’s orders for Ogo products or unwilling or unable to fill its orders for their proprietary modem. If this were to happen, IXI would incur delays of several months while preparing to work with another manufacturer, including redesign that would be necessitated by the incorporation of a different modem in the product, and there is no assurance that an alternative manufacturer would be able to produce the Ogo products at the rate and with the quality that IXI requires. In this event, IXI might be unable to meet the demand for the Ogo and could suffer a material adverse impact on its reputation, business and financial results.

IXI currently licenses from third parties certain software used in the manufacture and operation of its products. A supplier could discontinue or restrict licensing software to IXI with or without penalty. If a supplier discontinued or restricted supplying a component or licensing software, IXI’s business may be harmed by the resulting product manufacturing and delivery delays.

IXI provides hosted Internet services that include gateways and servers hosted in various datacenters. These services are critical for the efficient delivery of certain Ogo applications, including email and instant messaging, as well as value added functions such as over-the-air provisioning and updates. These hosted Internet services are outsourced to a small number of third party service providers. Should any of these service providers encounter financial difficulties, technical problems or other adversities, IXI could be required to establish hosting relationships with additional service providers, negotiate with other service providers with whom IXI has an existing relationships or begin providing such services on its own. Any of these alternatives could require a lengthy period of transition, which would cause IXI to incur considerable expense and could result in its service being unavailable or unreliable for a period of time, which would have a significant adverse effect on its business.

Network disruptions could affect the performance of IXI’s services and harm its reputation.

IXI’s service is provided through a combination of the wireless networks of its carrier partners and IXI’s network operations center. IXI’s operations rely to a significant degree on the efficient and uninterrupted operation of complex technology systems and networks, which are in some cases integrated with those of third parties. IXI’s hosted technology systems are potentially vulnerable to damage or interruption from a variety of sources including fire, earthquake, power loss, telecommunications or computer systems failure, human error, terrorist acts, war or other events. Although IXI pursues various measures to manage the risks related to network disruptions, there can be no assurances that these measures will be adequate or that the redundancies built into its systems and network operations will work as planned in the event of a disaster. In addition, as IXI’s subscriber base continues to grow, additional strain will be placed on the technology systems and networks, which may increase the risk of a network disruption. Any outage in a network or system, or other unanticipated problem that leads to an interruption or disruption of IXI’s service could have a material adverse effect on its operations, sales and operating results. In addition, poor performance in or disruptions of the services that IXI delivers to its customers could harm its reputation, delay market acceptance of IXI’s services and subject it to liabilities.

IXI may be subject to claims arising from product defects.

IXI’s products are highly complex and sophisticated and, from time to time, may contain design defects that are difficult to detect and correct. We cannot assure you that errors will not be found in new products after commencement of commercial shipments or, if discovered, that IXI will be able to correct such errors in a timely manner or at all. The occurrence of errors and failures in IXI’s products could result in loss of or delay in market acceptance of IXI’s products, and correcting such errors and failures in IXI’s products could require IXI to expend significant amounts of capital. IXI’s products are integrated into its customers’ networks and equipment. The sale and support of these products may entail the risk of product liability or warranty claims based on damage to such networks and equipment. In addition, the failure of IXI’s products to perform to customer expectations could give rise to warranty claims. The consequences of such errors, failures and claims could have a material adverse effect on IXI’s business, results of operations and financial condition.

IXI’s business relies on third-party network infrastructure developers and software platform vendors. Consequently, IXI is exposed to the risk that these developers will be unable to develop or maintain their network infrastructure or market position.

IXI relies on wireless network infrastructure developers for access to emerging wireless data protocols. In addition, its business is dependent on the development, deployment and maintenance by third parties of their wireless infrastructure and on their sales of products and services that use IXI’s products. Market acceptance of IXI’s products may also depend on support from third-party software developers and the marketing efforts of value added resellers, Internet service providers and computer manufacturers and distributors. The loss of, or inability to maintain, any of these relationships, or the failure of such third parties to execute or effectively manage their own business plans, could result in delays or reductions in product shipments, which could have a material adverse effect on IXI’s business, operating results and financial condition.

Government regulation of wireless spectrum and radio frequencies may provide opportunities for competitors or limit industry growth.

The allocation of radio frequencies around the world is regulated by government bodies and there is limited spectrum available for use in the delivery of wireless services. If there is insufficient spectrum allocated to the delivery of wireless communications services, IXI’s growth and financial performance could be adversely impacted. In addition, deregulation of spectrum may allow new wireless technologies to become viable, which could offer competition to IXI’s products and services.

The sale of IXI’s products is dependent upon the continued use and expansion of the Internet.

Since browser-based email and web browsing are key features of IXI’s products, increased sales of IXI’s products and services will depend upon the expansion of the Internet as a leading platform for communication and commerce. Usage of the Internet may be inhibited for a number of reasons. The Internet infrastructure may not be able to support the demands placed on it by continued growth and may lose its viability due to delays in the development or adoption of new equipment, standards and protocols to handle increased levels of Internet activity, security, reliability, cost, ease-of-use, accessibility and quality of service. In addition, concern about the transmission of confidential information over the Internet has been a significant barrier to electronic communications and commerce. Any well-publicized compromise of security could deter more people from using the Internet to transmit confidential information or conduct commercial transactions. The possibility that federal, state, provincial, local or foreign governments may adopt laws or regulations limiting the use of the Internet, or the use of information collected from communications or transactions over the Internet, or may seek to tax Internet commerce, could significantly reduce the use of the Internet. If the Internet does not continue to become a widespread communications medium and commercial marketplace, the demand for IXI’s products and services may be materially adversely affected.

To the extent that Ogo units have wireless technology, IXI is subject to regulation, certification and perceived health risks that could affect its business.

IXI’s products must be approved by the Federal Communications Commission, or the FCC, before they can be used in commercial quantities in the United States. The FCC requires that access devices meet various standards, including safety standards with respect to human exposure to electromagnetic radiation and basic signal leakage. Regulatory requirements in Europe, Israel and other jurisdictions must also be met. Although IXI’s products and solutions are designed to meet relevant safety standards and recommendations globally, any perceived risk of adverse health effects of wireless communication devices could materially adversely affect IXI through a reduction in sales.

In addition to regulatory approvals, product manufacturers must obtain certification from the networks upon which their products operate. Failure to obtain required regulatory approvals or network certifications for any new products on a timely basis could have a material adverse effect on IXI’s business, operating results and financial condition.

The occurrence or perception of a breach to our security measures or an inappropriate disclosure of confidential or personal information could harm IXI’s business.

IXI’s service involves the transmission of proprietary and confidential information for customers and provides it with access to confidential or personal information and data. If the security measures that IXI has implemented are breached or if there is an inappropriate disclosure of confidential or personal information or data, IXI could be exposed to litigation, possible liability and statutory sanctions. Even if IXI is not held liable, a security breach or inappropriate disclosure of confidential or personal information and/or data could harm its reputation, and even the perception of security vulnerabilities in IXI’s products could lead some customers to purchase competitive products or services. In addition, IXI may be required to invest additional resources to protect it against damages caused by these actual or perceived disruptions or security breaches in the future.

IXI depends on its network carrier partners to increase its subscriber base.

IXI is dependent on its ability to establish and develop new relationships and to build on existing relationships with its network carrier and Internet service provider partners, which IXI relies on to deliver current and future products and services. There can be no assurances that IXI will be successful in maintaining or advancing its relationships with network carriers and Internet service providers. If any significant customer discontinues its relationship with IXI for any reason, or reduces or postpones current or expected purchase commitments for products and services, IXI’s business prospects operating results and financial condition could be materially adversely affected.

There also can be no assurance that the network carriers and Internet service providers will act in a manner that will promote the success of IXI’s products. Factors that are largely within the control of network carriers and

Internet service providers and are important to the success of IXI’s products and the growth of its subscriber base include:

•

the quality and coverage area of voice and data services offered by the carriers and Internet service providers;

•

the degree to which carriers and Internet service providers actively promote IXI’s products;

•

the extent to which carriers and Internet service providers offer and promote competitive products;

•

the pricing and terms of voice and data plans that carriers will offer for use with IXI’s products;

•

sales growth of wireless handhelds, along with the related service, software and other revenues with respect to IXI’s wireless email solution;

•

significant numbers of new activations of subscribers, as well as retention of existing ones;

•

the carriers’ interest in testing IXI’s products on their networks;

•

network performance and required investments in upgrades;

•

future investments in evolving network technologies, such as 3G network capability, support for new software technologies and support for third party devices; and

•

continued support and distribution of IXI’s products and services even though claims of patent infringement involving its products may be filed against its carriers, Internet service providers and licensees as well as against IXI.

IXI has limited experience in distributing its products on a commercial scale.

IXI introduced the Ogo product in September, 2004. Prior to that time, IXI’s main focus was on the development of a proprietary software technology platform, and IXI did not focus on commercializing consumer products. Due to the limited time that IXI has been marketing the Ogo product and the limited success it has had to date, IXI does not have significant experience in selling or marketing its products in the scope that will be necessary for them to become a commercial success, nor due to the new and unproven nature of the Ogo brand does IXI have any significant brand recognition. In addition to IXI’s lack of marketing, selling experience and brand recognition, IXI also lacks experience in providing customer support on the consumer level, in responding rapidly and effectively to changes in the market place or new consumer demands, and in managing the logistics involved in mass marketing of a consumer product. Should IXI fail to manage these activities effectively, it may lose, or fail to gain, market share, which would adversely affect its business prospects, operating results and financial condition.

IXI’s contracts with its IM suppliers requires IXI to pay certain minimum amounts irrespective of the level of its sales.

IXI is party to contracts with major IM providers which allow IXI to furnish access to the messaging service to users of Ogo. The contracts with the IM providers require IXI to pay certain amounts per subscriber, in return for which IXI is able to furnish the software and have access to the infrastructure that makes it possible for Ogo users to use the instant messaging services. The contracts require IXI to pay certain minimum amounts per month, or year and in one case minimum increases over time. It is possible that IXI will not manage to acquire new subscribers at a rate that matches the minimum subscriber payment and the increase in the minimum subscriber payment to the IM providers, in which case IXI would be required to pay the IM provider the minimum payment, resulting in a payment per subscriber that is significantly greater than the amount per subscriber that IXI has projected. This could have a material adverse effect on IXI’s financial condition.

IXI is exposed to currency risk from its operations in various countries.

A substantial portion of IXI’s revenues are now, and are expected to continue to be, realized in Euros. A significant portion of IXI’s operating and manufacturing expenses are paid in New Israeli Shekels, U.S Dollars and New Romanian Lei. Fluctuations in the exchange rate between the Euro, the U.S. Dollar, the New Israeli Shekel and the New Romanian Lei may have a material effect on IXI’s results of operations. In particular, IXI may be adversely affected by a significant weakening of the Euro against the U.S. Dollar, the New Israeli Shekel or the New

Romanian Lei. To date, IXI has not engaged in any hedging transactions but may engage in such transactions in the future to reduce IXI’s exposure to currency fluctuations.

Risks Related to Intellectual Property

IXI may be unable to protect its intellectual property from unauthorized use or infringement by others.

IXI’s success and ability to compete depend in large part upon its ability to protect its proprietary technology. IXI relies on a combination of patent, copyright, trademark and trade secret laws, and on confidentiality and invention assignment agreements, in order to protect its intellectual property rights.

IXI has also developed technical knowledge which, although not patented, is considered to be significant in enabling IXI to compete. However, the proprietary nature of such knowledge may be difficult to protect. IXI typically enters into agreements with its employees and consultants who are involved in IXI’s research and development activities or who have access to any of its confidential information prohibiting these individuals from disclosing any confidential information or trade secrets. IXI cannot assure you that these agreements will provide meaningful protection of its proprietary information in the event of unauthorized use or disclosure of this information, nor in the event of a competing claim to this technology by a previous employer of any of its employees or consultants. Furthermore, in the absence of patent protection, IXI may be exposed to competitors who independently develop equivalent technology or gain access to its knowledge.

The application for registration of the “Ogo” trademark in Europe and in the United States for IXI’s products has been met with opposition in both jurisdictions. There is no assurance that IXI will be successful in obtaining a U.S. or EU trademark registration for this name. If IXI is unable to obtain trademark registrations in the relevant jurisdictions, it may be unable to prevent others from using the mark or similar marks to market similar or competitive products, which could have an adverse effect on IXI’s ability to attain consumer recognition of its brand, could expose it to claims from its customers and could harm its business results.

IXI’s use of its technology may give rise to claims by third parties of infringement of their intellectual property rights.

IXI’s commercial success depends upon IXI not infringing intellectual property rights owned by others. The industry in which IXI competes has many participants that own, or claim to own, intellectual property, including participants who have been issued patents and may have filed patent applications or may obtain additional patents and proprietary rights for technologies similar to those used by IXI in its products. Some of these patents may grant very broad protection to the owners of the patents. IXI cannot determine with certainty whether any existing third-party patents or the issuance of any new third-party patents would require it to alter its technologies, obtain licenses or cease certain activities.

IXI has received, and may receive in the future, assertions and claims from third parties that its products infringe on their patents or other intellectual property rights. IXI may be subject to these claims either directly or through indemnities against these claims that it provides to certain carrier partners. Litigation will likely be necessary to determine the scope, enforceability and validity of third-party proprietary rights or to establish IXI’s proprietary rights. Some of IXI’s competitors have, or are affiliated with companies having, substantially greater resources than it, and these competitors may be able to sustain the costs of complex intellectual property infringement litigation to a greater degree and for longer periods of time than IXI can. Those claims, regardless of whether claims that IXI is infringing patents or other intellectual property rights have any merit, could:

•

adversely affect IXI’s relationships with its customers;

•

be time-consuming to evaluate and defend;

•

result in costly litigation;

•

divert management’s attention and resources;

•

cause product shipment delays or stoppages;

•

subject IXI to significant liabilities;

•

require IXI to enter into royalty or licensing agreements; and

•

require IXI to cease certain activities or to cease selling its products and services in certain markets.

In addition to being liable for potentially substantial damages relating to a patent or other intellectual property infringement action against IXI or, in certain circumstances, its customers with respect to its products and services, that is not resolved in IXI’s favor, IXI may be prohibited from developing or commercializing certain technologies and products unless it obtains a license from the holder of the patent or other intellectual property rights. There can be no assurance that IXI will be able to obtain any such license on commercially reasonable terms, or at all. If IXI does not obtain such a license, its business, operating results and financial condition could be materially adversely affected and it could be required to cease related business operations in some markets and restructure its business to focus on continuing operations in other markets.

IXI may not be able to obtain patents or other intellectual property protections necessary to secure its proprietary technology.

IXI’s commercial success depends upon its ability to develop new or improved technologies and products, and to successfully obtain patent or other proprietary or statutory protection for these technologies and products in the United States and other countries. IXI seeks to patent concepts, components, protocols and other inventions that are considered to have commercial value or that will likely yield a technological advantage. IXI owns rights to an array of patented and patent pending technologies relating to wireless communication in the United States and overseas. IXI continues to devote significant resources to protecting its proprietary technology. However, IXI may not be able to develop technology that is patentable, patents may not be issued in connection with our pending applications and allowed claims may not be sufficient to protect its technology. Furthermore, any patents issued could be challenged, invalidated or circumvented and may not provide proprietary protection or a competitive advantage.

A number of IXI’s competitors and other third parties have been issued patents, and may have filed patent applications or may obtain additional patents and proprietary rights for technologies similar to those that IXI has made or may make in the future. In addition, the disclosure in IXI’s patent applications, particularly in respect of the utility of its claimed inventions, may not be sufficient to meet the statutory requirements for patentability in all cases. As a result, there can be no assurances that IXI’s patent applications will result in enforceable patents.

The process of seeking patent protection can be long and expensive, and there can be no assurance that IXI’s existing or future patent applications will result in patents being issued, or that its existing patents, or any patents which may be issued as a result of existing or future applications, will provide meaningful protection or commercial advantage to IXI. Any issued patents may be challenged, invalidated or legally circumvented by third parties. IXI cannot be certain that its patents will be upheld as valid, proven enforceable, or prevent the development of competitive products. Consequently, competitors could develop, manufacture and sell products that directly compete with IXI’s products, which could decrease its sales and diminish its ability to compete. In addition, competitors could purchase one of IXI’s systems and attempt to replicate some or all of the competitive advantages IXI derives from its development efforts, design around its protected technology, or develop their own competitive technologies that fall outside of IXI’s intellectual property rights. Further, some countries in which IXI intends to market Ogo products do not effectively protect IXI’s intellectual property rights against theft or infringement by local companies. If IXI’s intellectual property is not adequately protected against competitors’ products and methods, IXI’s competitive position could be adversely affected, as could its business.

In addition to patents, IXI relies on, among other things, copyrights, trademarks, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary rights. While IXI enters into confidentiality and non-disclosure agreements with its employees, consultants, contract manufacturers, customers, potential customers and others to attempt to limit access to and distribution of proprietary and confidential information, it is possible that:

•

some or all of its confidentiality agreements will not be honored;

•

third parties will independently develop equivalent technology or misappropriate its technology and/or designs;

•

disputes will arise with its strategic partners, customers or others concerning the ownership of intellectual property;

•

unauthorized disclosure of source code or its know-how or trade secrets will occur; or

•

contractual provisions may not be enforced in foreign jurisdictions.

There can be no assurance that IXI will be successful in protecting its proprietary rights.

Risks Relating to IXI

IXI has limited financial resources which may be inadequate to meet its future financing needs.

IXI’s business is a capital intensive business and its financial resources are substantially smaller than the financial resources of its principal competitors. If IXI meets its growth expectations, it may require additional equity or debt financing. Further, if lenders under IXI’s existing bridge financing arrangements do not exercise their rights to convert outstanding indebtedness into shares of ITAC common stock within 365 days from the consummation of the merger, and instead demand repayment in cash at the end of the 365 days, IXI’s available working capital may be significantly reduced and there may be a strong likelihood that IXI will need to obtain additional financing to maintain its working capital requirements. There can be no assurance that IXI will be able to obtain the additional financial resources required to successfully compete on favorable commercial terms or at all. Failure to obtain such financing could result in the delay or abandonment of some or all of its plans for development and expansion, which could have a material adverse effect on its operating results and financial condition.

IXI is dependent on certain key personnel.

IXI is highly dependent on the key members of its executive management team and technical staff, including, in particular, Gideon Barak and Amit Haller. Mr. Barak and Mr. Haller have unique experience and expertise in the fields required to develop IXI’s products. IXI does not currently carry “key man” insurance with respect to any of its employees. IXI depends on its management’s and technical staff’s experience and deep familiarity with IXI’s technology to execute its business strategy. Accordingly, the retention of key members of IXI’s executive management team and technical staff is particularly important to its future success. The departure or other loss of any such member of IXI’s executive management team or technical staff could harm its ability to effectively market its products.

IXI’s success also will depend in large part on its ability to continue to attract, retain and motivate qualified highly skilled scientific and technical personnel. Competition for certain employees, particularly development engineers, is intense. IXI may be unable to continue to attract and retain sufficient numbers of highly skilled employees. If IXI is unable to attract and retain additional qualified and highly skilled employees, its business, financial condition and results of operations may be adversely affected.

Risks Relating to Operations in Israel

Security, political and economic instability in Israel may impede IXI’s ability to operate and harm its financial results.

IXI’s research and development facilities and a significant operational office are located in Israel. Accordingly, security, political and economic conditions in Israel may directly affect IXI’s business. Over the past several decades, a number of armed conflicts have occurred between Israel and its Arab neighbors. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could affect adversely IXI’s operations. Since September 2000, there has been a marked increase in violence, civil unrest and hostility, including armed clashes between the State of Israel and the Palestinian Authority and other groups in the West Bank and Gaza Strip, and acts of terror have been committed inside Israel and against Israeli targets in the West Bank and Gaza. The execution of Israel’s plan of unilateral disengagement from the Gaza Strip and some parts of the West Bank and Hamas gaining majority of the Palestinian Parliament in the elections held recently in the Palestinian Authority, may affect Israel’s security, foreign relations and the stability of the region. During July 2006, major hostilities have broken out between Israel and both Palestinian factions in Gaza and extremist groups in Lebanon, leading to an escalation of the conflict in the area. Increased hostilities, future armed conflicts, political developments in other states in the region, or continued or increased terrorism could make it more difficult for IXI to conduct its operations in Israel, which could increase its costs and adversely affect its financial results. For example, as many of IXI’s male employees in Israel are obligated to perform annual military reserve duty typically until between 44 and 46 years of age and in some cases up to 54 years of age, any major escalation in hostilities in the region could result in a portion of its employees being required to perform military duty for an extended period of time.

There may be difficulties enforcing a U.S. judgment against IXI, its executive officers and its directors or in asserting U.S. securities laws claims in Israel or to serve process on its executive officers and directors.

The majority of IXI’s executive officers and directors are located outside the United States, and a majority of its assets and the assets of these persons are located outside the United States. Therefore, a judgment obtained against it or any of them in the United States, including one based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the United States and may not be enforced by an Israeli court. Further, if a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency. It also may be difficult for you to assert U.S. securities law claims in original actions instituted in Israel.

The Israeli “Approved Enterprise” tax benefits for which IXI qualifies requires it to meet specific conditions. If IXI fails to meet these conditions or if the programs are modified or terminated, these tax benefits could be terminated or reduced, which would increase IXI’s taxes and lower its net income.

To maintain IXI’s qualification as an “Approved Enterprise” under Israeli tax law, IXI must continue to meet conditions set forth in Israeli law and regulations, including making specified investments in property and equipment and financing a percentage of its investments with share capital. If IXI fails to comply with these conditions in the future, the benefits it receives could be cancelled or reduced and it could be required to pay increased taxes or refund the amounts of the tax benefits received linked to the Israeli consumer price index plus interest. The Israeli government may terminate these programs or modify the conditions for qualifications at any time. On April 1, 2005, the Israeli Parliament passed an amendment in which it revised the criteria for investments qualified to receive tax benefits. As a result of the amendment, tax-exempt income generated under the provisions of the new law will subject IXI to taxes upon distribution or liquidation and it may be required to record a deferred tax liability with respect to such tax-exempt income. As of September 30, 2006, IXI did not generate income under the provision of the Amendment. The new tax regime will apply to new investment programs only and IXI’s qualification as an Approved Enterprise will generally not be subject to the provisions of the Amendment.

IXI has recently filed an application with the Investment Center of the Israeli Ministry of Industry, Trade and Labor to approve the production of Ogo products outside Israel, change the business program of its Approved Enterprise and expand the product definition initially approved by the Investment Center, as well as to change the number of IXI’s employees as reported to the Investment Center. There can be no assurance that the Investment Center will approve the changes to the Approved Enterprise program as requested by IXI. If IXI’s request is not approved, in whole or in part, IXI may not be entitled to all of the tax benefits described above.

In addition, from time to time, IXI may submit requests for expansion of its Approved Enterprise programs or for new programs to be designated as Approved Enterprises. These requests might not be approved. The termination or reduction of these tax benefits, or IXI’s inability to get approvals for expanded or new programs, could increase IXI’s taxes, thereby reducing its profits or increasing its losses. Additionally, as IXI increases its activities outside of Israel, its increased activities will not be eligible for inclusion in Israeli tax benefit programs. To date, IXI has suffered losses and has not recorded any taxable income in Israel. Accordingly, it has received no tax benefits to date under the Approved Enterprise tax program, although these benefits will become meaningful if and when IXI realizes taxable income.

The government grants IXI has received for research and development expenditures restrict its ability to manufacture products and transfer technologies outside of Israel and require it to satisfy specified conditions. In 2005, IXI has transferred a certain technology outside of Israel and as a result, might be required to refund grants previously received together with interest and penalties, and may be subject to criminal charges.

IXI’s research and development efforts have been financed, in part, through grants from the Israeli Office of the Chief Scientist, or OCS. As of September 30, 2006, IXI had received $2,758,000 (including $1,863,000 relating to discontinued activities) of these grants. IXI is required to repay these grants to the OCS plus applicable interest at the LIBOR rate through payments of royalties amounting to 3% of revenues for the first three years from the date of the first repayment and between 4% and 5% of revenues beginning the fourth year from the date of the first repayment until the entire amount is repaid, including interest. In recent years, the government of Israel has accelerated the rate of repayment of OCS grants and may further accelerate them in the future. In addition, if IXI fails to repay the royalties to the OCS, IXI may be required to refund any grants previously received together with interest and penalties.

Technology developed with OCS funding is subject to transfer restrictions and any transfer of technology or manufacturing rights generally requires the approval of an OCS committee. Such approvals, if granted, could be subject to the following conditions:

•

the transfer of technology that was developed, in whole or in part, using OCS funding, would be subject to the payment to the OCS of a portion of the consideration IXI receives for such technology; or

•

the transfer of manufacturing rights outside of Israel could be conditioned upon either (1) payment of increased aggregate royalties, ranging from 120% to 300% of the amount of the grant plus interest, depending on the percentage of foreign manufacture and an increase of the rate of the royalties or (2) a transfer of manufacturing rights into Israel of another product of similar or more advanced technology.

These restrictions may impair IXI’s ability to sell its technology assets or to outsource manufacturing outside of Israel and the restrictions continue to apply even after it has repaid the full amount of royalties payable for the grants.

In October 2005, as part of the discontinuation of operations of IXI’s OS business, and due to IXI’s requirement to increase its cash resources, IXI granted Sasken Communication Technologies Ltd., or Sasken, a company based in India, a non-exclusive license for the use, development and sale of the OS that was developed by IXI. The license enables Sasken to continue the development of the OS and to market it to its customers and provides that Sasken will own any intellectual property rights with respect to its development of the software. In consideration for the license, Sasken paid to IXI a license fee in the amount of $1.8 million, net. In addition, Sasken will pay IXI royalties for each product that is sold by Sasken that contains the OS or any development of it, in whole or in part, up to an aggregate amount of $5 million. This transaction was effected without the required approval of the OCS, in breach of the terms of the OCS funding. IXI has applied to the OCS for retroactive approval of this license. Under a recent amendment to the Law for the Encouragement of Research and Development in the Industry, 1984, the OCS has the discretion to grant this approval, but the regulations governing calculation of the amount to be paid to the OCS in this case have not yet been promulgated. IXI cannot be sure that the OCS will grant IXI retroactive approval for the license, or the exact amount which may be required to pay to the OCS if the approval is granted. IXI believes that it may be required to repay the entire amount of grant and has provided an allowance in its financial statements in the amount of approximately $3.0 million to reflect its estimate of its obligation to the OCS.

Risks Related to the Merger

ITAC will issue a substantial number of shares of common stock in the merger or in connection therewith, which will be available for sale in the future. This may cause a decline in the market price of ITAC’s common stock and warrants.

The consideration to be issued in the merger with IXI is 6,578,065 shares of ITAC common stock, 1,239,935 shares of common stock that will be reserved and be issuable upon exercise of outstanding IXI options and warrants (with each IXI option and warrant being exercisable into an option or warrant to purchase 0.1488 shares of ITAC common stock, assuming that all such option and warrants are ultimately exercised) following the closing and up to an additional 10,000,000 shares that may be issued if certain targets are met subsequent to the closing. These shares are being registered and, while a majority are subject to lock-up agreements, a portion will be freely saleable immediately after the consummation of the merger. In addition, in the event that the merger with IXI is approved, 1,000,000 of ITAC’s common stock will be issued to Southpoint as compensation for entering into a loan agreement with IXI and 400,000 of ITAC’s common stock will be issued to certain stockholders of IXI, Landa and the Gemini Funds, as compensation for guaranteeing IXI’s $8.0 million credit facility with Bank Leumi Le’Israel Ltd. Further, in the event that the merger with IXI is approved, Southpoint will have the option to convert all or a portion of the debt outstanding pursuant to IXI’s loan agreement with Southpoint into shares of ITAC’s stock at a conversion price of $5.50 per share of ITAC’s stock. 3,636,364 shares of ITAC common stock would be issuable to Southpoint if it elects to convert 100% of the outstanding debt, together with additional shares issuable upon the conversion of any accrued interest thereon assuming that the full principal amount of the debt is outstanding at the date of such conversion. Certain stockholders of IXI, Landa and the Gemini  Funds, who guaranteed IXI’s $8.0 million credit facility with Bank Leumi Le’Israel Ltd. will also have a similar option to convert all or a portion of the amounts outstanding under such credit facility (including accrued interest thereon) in the event that such stockholders elect to assume such amounts and the merger with IXI is approved. 1,454,545 shares of ITAC common stock would be issuable to such stockholders if they elect to convert 100% of the outstanding debt, together with additional shares issuable upon the conversion of (i) any accrued interest thereon assuming that the full principal amount of such debt is outstanding on the date of such conversion (ii) any accrued but unpaid payments due to Landa and the Gemini Funds in consideration for their guarantee of such debt. IXI has agreed to pay to Landa and the Gemini Funds a fee equal to the difference between the interest paid to Bank Leumi Le’Israel Ltd. and the amount of interest that IXI would have paid to Bank Leumi Le’Israel Ltd. if IXI’s credit facility bore interest at the rate prescribed in IXI’s bridge loan agreement with Southpoint. The shares that Southpoint and such IXI stockholders receive pursuant to the loan agreement and the IXI stockholders’ guarantee or assumption of the Bank Leumi Le’Israel Ltd. will become subject to lock-up agreements and will also be entitled to certain registration rights after the expiration of such lock-up agreements. As a result, the number of shares available for sale will increase immediately upon consummation of the merger and again as shares under the lock-up agreements are released. In addition, 30,000 shares of ITAC common stock will be issuable upon consummation of the merger to certain private placement agents in connection with IXI’s bridge loan. Furthermore, 36,000 shares of ITAC common stock will be issuable upon consummation of the merger to certain financial institutions providing advisory services to IXI. Increases in the number of freely tradable shares may adversely impact the market price of ITAC’s stock.

ITAC’s working capital would be reduced if ITAC stockholders exercise their right to convert their shares into cash, IXI’s bridge lenders refuse to convert IXI’s outstanding indebtedness into shares of ITAC common stock or IXI stockholders exercise their appraisal rights. This would reduce ITAC’s cash reserve after the merger.

Pursuant to ITAC’s amended and restated certificate of incorporation, holders of shares issued in the IPO may vote against the merger and demand that ITAC convert their shares, calculated as of two business days prior to the consummation of the merger, into a pro rata share of the trust account where a substantial portion of the net proceeds of the IPO are held, including all interest earned thereon. ITAC and IXI will not consummate the merger if holders of 1,263,600 or more shares of common stock issued in the IPO exercise these conversion rights. To the extent the merger is consummated and holders have demanded to so convert their shares, there will be a corresponding reduction in the amount of funds available to the combined company following the merger. As of __________, 200 , the record date, assuming the merger proposal is adopted, the maximum amount of funds that could be disbursed to ITAC’s stockholders upon the exercise of their conversion rights is approximately $______, or 20% of the funds then held in the trust account. If the funds made available to the combined company are so reduced and the lenders under IXI’s existing bridge financing arrangements, within 365 days from the consummation of the merger, do not exercise their rights to convert outstanding indebtedness into shares of ITAC common stock and instead demand repayment in cash at the end of the 365 days, then the aggregate amounts paid to holders of shares issued in the IPO and to IXI’s bridge lenders could exceed the total amount currently held in ITAC’s trust account and the working capital available to the combined company would be substantially limited. Additionally, the IXI stockholders who have not voted in favor of the merger have appraisal rights under Delaware law. If exercised, these persons are entitled to a cash payment for the fair value of their shares at the time of the merger. Any payment upon exercise of conversion will reduce ITAC’s cash after the merger, which may limit its ability to implement our business plan.

ITAC’s outstanding warrants may be exercised in the future, which would increase the number of shares eligible for future resale in the public market and result in dilution to ITAC’s stockholders. This might substantially decrease the market price of the common stock.

Outstanding redeemable warrants to purchase an aggregate of 12,636,000 shares of common stock issued in the IPO will be exercisable after the consummation of the merger. There will also be outstanding after the merger those options and warrants which ITAC will assume in connection with the merger, provided that the holders of such IXI options or warrants do not exercise them prior to closing IXI. Although ITAC cannot determine at this time which of these IXI options and warrants will ultimately be exercised, it is reasonable to assume that such IXI options and warrants will be exercised only if the exercise price is below the market price of ITAC’s common stock. In connection with the provision of advisory services to IXI and conditional on the closing of the merger, certain financial institutions will be entitled to receive warrants to purchase up to 100,000 shares of ITAC common stock at an exercise price of $5.00, expiring in 2009. To the extent they are exercised, additional shares of ITAC’s common stock will be issued that will be eligible for resale in the public market, which will result in dilution to ITAC’s stockholders. Furthermore, if each of Southpoint or the stockholders guaranteeing the Bank Leumi Le’Israel Ltd. debt facility convert 50% or more of its respective debt facility, it will be entitled to receive warrants to purchase ITAC common stock at an exercise price of $5.00 expiring in 2009, up to a total of 1,000,000 warrants which warrants will be identical to ITAC’s currently outstanding public warrants.

If ITAC stockholders fail to vote or abstain from voting on the merger proposal, they may not exercise their conversion rights to convert their shares of common stock of ITAC into a pro rata portion of the trust account as of the record date.

ITAC stockholders holding shares of ITAC common stock issued in ITAC’s IPO who affirmatively vote against the merger proposal may, at the same time, demand that ITAC convert their shares into a pro rata portion of the trust account, calculated as of two business days prior to the anticipated date of the consummation of the merger. ITAC stockholders who seek to exercise this conversion right must affirmatively vote against the merger and tender their stock certificate to ITAC’s transfer agent prior to the vote. Any ITAC stockholder who fails to vote or who abstains from voting on the merger proposal or who fails to tender his stock certificate prior to the vote may not exercise his or her conversion rights and will not receive a pro rata portion of the trust account for conversion of his or her shares.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant will be exercisable and ITAC will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrant is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, ITAC has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, ITAC cannot assure you that it will be able to do so, and if it does not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants, such warrants may go unredeemed and ITAC will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, ITAC will have no obligation to net cash settle or cash settle the warrants, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and ITAC will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of a business combination), ITAC expects to either become listed on a national securities exchange, which would provide an exemption from registration in every state, or it would register the warrants in every state (or seek another exemption from registration in such states). Accordingly, ITAC believes holders in every state will be able to exercise their warrants as long as the prospectus relating to the common stock issuable upon exercise of the warrants is current. However, ITAC cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

If ITAC stockholders fail to vote or abstain from voting on the merger proposal, they may not exercise their conversion rights to convert their shares common stock of ITAC into a pro rata portion of the trust account as of the record date.

ITAC stockholders holding shares of ITAC common stock issued in ITAC’s IPO who vote against the merger proposal may, at the same time, demand that ITAC convert their shares into a pro rata portion of the trust account as of the record date. ITAC stockholders who seek to exercise this conversion right must affirmatively vote against the merger. Any ITAC stockholder who fails to vote or who abstains from voting on the merger proposal may not exercise his conversion rights and will not receive a pro rata portion of the trust account for conversion of his shares.

If ITAC is unable to obtain a listing of its securities on Nasdaq, it may be more difficult for ITAC’s stockholders to sell their securities.

The units, common stock and warrants are currently traded in the over-the-counter market and quoted on the OTCBB. We have applied for listing on Nasdaq. Generally, Nasdaq requires that a company applying for listing on the Nasdaq Global Market have stockholders’ equity of not less than $5.0 million or a market value of listed securities of $50 million or net income from continuing operations of not less than $750,000, at least 1,000,000 publicly held shares, and a minimum bid price of $4.00 with over 300 round lot stockholders. There is no assurance that such listing will be obtained and listing is not a condition to closing the merger. If we are unable to obtain a listing or approval of trading of its securities on Nasdaq, then it may be more difficult for its stockholders to sell their securities.

ITAC’s current directors and executive officers own shares of common stock and warrants and have other interests in the merger that are different from yours. If the merger proposal is not approved, the securities held by them will become worthless. Consequently, they may have a conflict of interest in determining whether particular changes to the business combination with IXI or waivers of the terms thereof are appropriate.

All of ITAC’s officers and directors own stock in ITAC, which they purchased prior to its IPO. Additionally, such persons purchased 1,300,000 warrants in the aftermarket after ITAC’s IPO. ITAC’s executives and directors are not entitled to receive any of the cash proceeds that may be distributed upon its liquidation with respect to shares they acquired prior to ITAC’s IPO. Therefore, if the merger is not approved and ITAC is subsequently forced to liquidate, such shares held by the officers and directors will be worthless, as will the warrants, which cannot be sold by them prior to the consummation of the merger. Israel Frieder, ITAC’s chairman of the board and chief executive officer, will also have a continuing relationship with ITAC following the merger and an entity he controls will receive compensation from ITAC. In addition, if ITAC liquidates prior to the consummation of a business combination, ITAC’s directors will be personally liable to pay debts and obligations, if any, to vendors and other entities that are owed money by ITAC for services rendered or products sold to or contracted for ITAC, or to any target business, to the extent such debts and obligations are not covered by ITAC’s assets, excluding amounts in the trust account.

These personal and financial interests of ITAC’s directors and officers may have influenced their decision to approve ITAC’s business combination with IXI. In considering the recommendations of ITAC’s board of directors to vote for and support the merger proposal and other proposals, you should consider these interests. Additionally, the exercise of ITAC’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the business combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in ITAC’s stockholders’ best interest.

If ITAC is unable to complete a business combination by July 19, 2007 and is forced to dissolve and liquidate, third parties may bring claims against ITAC and as a result, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders could be less than $______ per share.

If ITAC is unable to complete a business combination by July 19, 2007 and is forced to dissolve and liquidate, third parties may bring claims against ITAC. Although ITAC has obtained waiver agreements from the vendors and service providers it has engaged and owe money to it, and the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust fund, there is no guarantee that they will not seek recourse against the trust fund notwithstanding such agreements. Furthermore, there is no guarantee that a court would uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of ITAC’s public stockholders. If ITAC is forced to liquidate before the completion of a business combination and distribute the proceeds held in trust to its public stockholders, ITAC’s directors will be personally liable to pay debts and obligations, if any, to vendors and other entities that are owed money by ITAC for services rendered or products sold to ITAC, or to any target business, to the extent such creditors bring claims that would otherwise require payment from moneys in the trust account. However, ITAC cannot assure you that they will be able to satisfy those obligations. Since ITAC has obtained the above-mentioned waiver agreements, ITAC believes the likelihood of such individuals having any such obligations is minimal. Nevertheless, ITAC cannot assure you that the per-share distribution from the trust fund, if it liquidates, will not be less than $______, plus interest, due to claims of creditors.

Additionally, if ITAC is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in ITAC’s bankruptcy estate and subject to the claims of third parties with priority over the claims of ITAC’s stockholders. To the extent any bankruptcy claims deplete the trust account, ITAC cannot assure you it will be able to return to its public stockholders at least $______ per share.

If ITAC does not consummate a business combination by July 19, 2007 and is forced to dissolve and liquidate, payments from the trust account to its public stockholders may be delayed.

If ITAC does not consummate a business combination by July 19, 2007, it will dissolve and liquidate. ITAC currently believes that, promptly after such date, the following will occur:

•

ITAC’s board of directors will convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to its stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the board’s recommendation of such plan;

•

ITAC will promptly file a preliminary proxy statement with the Securities and Exchange Commission;

•

if the Securities and Exchange Commission does not review the preliminary proxy statement, then, 10 days following the filing of such preliminary proxy statement, ITAC will mail definitive proxy statements to stockholders, and 10-20 days following the mailing of such definitive proxy statements, ITAC will convene a meeting of stockholders, at which they will either approve or reject the plan of dissolution and distribution; and

•

if the Securities and Exchange Commission does review the preliminary proxy statement, ITAC currently estimates that it will receive their comments 30 days after the filing of such proxy statement. ITAC would then mail the definitive proxy statement to stockholders following the conclusion of the comment and review process (the length of which ITAC cannot predict with any certainty, and which may be substantial) and ITAC will convene a meeting of stockholders at which they will either approve or reject the plan of dissolution and distribution.

ITAC expects that all costs associated with the implementation and completion of the plan of dissolution and liquidation will be funded by any remaining net assets not held in the trust account, although ITAC cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, ITAC anticipates either management will advance the funds necessary to complete such dissolution and liquidation (currently anticipated to be no more than approximately $50,000) or ITAC will be dissolved by court order.

The foregoing procedures may result in substantial delays in the liquidation and the distribution to public stockholders of the funds in the trust account and any remaining net assets as part of the plan of dissolution and liquidation.

ITAC stockholders may be held liable for claims by third parties against ITAC to the extent of distributions received by them.

If ITAC is unable to complete a business combination by July 19, 2007, it will dissolve and liquidate pursuant to Section 275 of the DGCL. Under Sections 280 through 282 of the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. Pursuant to Section 280, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although ITAC will seek stockholder approval to liquidate the trust account to its public stockholders as part of its plan of dissolution and liquidation, it does not intend to comply with those procedures. In the event the board of directors recommends, and stockholders approve, a plan of dissolution and liquidation where it is subsequently determined that the reserve for claims and liabilities was insufficient, stockholders who received a return of funds could be liable for claims made by creditors.

Because ITAC will not be complying with the foregoing provisions, Section 281(b) of the DGCL requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims,
(ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, ITAC would be required to provide for any creditors known to it at that time or those that it believes could potentially have claims to bring against ITAC within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. However, because ITAC is a blank check company, rather than an operating company, and its operations have been limited to searching for prospective target businesses to acquire, ITAC believes the only likely claims to arise would be from vendors and service providers to whom ITAC owes money to and potential target businesses, all of whom ITAC has received agreements waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, ITAC believes the claims that could be made against ITAC will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. Nevertheless, such agreements may or may not be enforceable. As such, stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution (but no more than the amount of such distributions) and any liability of ITAC’s stockholders may extend well beyond the third anniversary of such dissolution.

Additionally, if ITAC is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by stockholders in the dissolution could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by ITAC’s stockholders in ITAC’s dissolution. Furthermore, because ITAC intends to distribute the proceeds held in the trust account to its public stockholders as soon as possible after its dissolution, this may be viewed or interpreted as giving preference to ITAC’s public stockholders over any potential creditors with respect to access to or distributions from ITAC’s assets. Furthermore, ITAC’s board of directors may be viewed as having breached their fiduciary duties to its creditors or may have acted in bad faith, and thereby exposing itself and ITAC to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors or complying with certain provisions of the DGCL with respect to ITAC’s dissolution and liquidation. We cannot assure you that claims will not be brought against ITAC for these reasons.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. However, the safe-harbor provisions of that act do not apply to statements made in this proxy statement. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•

discuss future expectations;

•

contain projections of future results of operations or financial condition; or

•

state other “forward-looking” information.

We believe it is important to communicate ITAC’s expectations to its stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us or IXI in its forward-looking statements, including among other things:

•

the number and percentage of ITAC’s stockholders voting against the merger proposal and seeking conversion;

•

outcomes of government reviews, inquiries, investigations and related litigation;

•

continued compliance with government regulations;

•

legislation or regulatory environments, requirements or changes adversely affecting the business in which IXI is engaged;

•

fluctuations in customer demand;

•

management of rapid growth;

•

timing of approval and market acceptance of new products and services;

•

IXI’s business strategy and plans; and

•

general economic conditions.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to any of ITAC, IXI or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, ITAC and IXI undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the adoption of the merger agreement, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement could have a material adverse effect on ITAC and/or IXI.

SPECIAL MEETING OF ITAC STOCKHOLDERS

General

We are furnishing this proxy statement to ITAC stockholders as part of the solicitation of proxies by its board of directors for use at the special meeting of ITAC stockholders to be held on __________, 2007, and at any adjournment or postponement thereof. This proxy statement is first being furnished to ITAC’s stockholders on or about __________, 2007 in connection with the vote on the merger proposal, the certificate of incorporation amendments and the director proposal. This document provides you with the information we believe you should know to be able to vote or instruct your vote to be cast at the special meeting. Other than with respect to appraisal rights, the discussion in this section does not apply to IXI stockholders.

Date, Time and Place

The special meeting of stockholders will be held on __________, 2007, at 10:00 a.m. Eastern time, at the offices of Graubard Miller, ITAC’s counsel, at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174.

Purpose of the ITAC Special Meeting

At the special meeting, we are asking holders of ITAC common stock to:

•

approve the adoption of the merger agreement and the transactions contemplated thereby (merger proposal);

•

approve an amendment to ITAC’s amended and restated certificate of incorporation to change its name from “Israel Technology Acquisition Corp.” to “IXI Mobile, Inc.” (name change amendment);

•

approve an amendment to ITAC’s amended and restated certificate of incorporation to increase the number of authorized shares of its common stock from 30,000,000 shares to 60,000,000 shares (capitalization amendment);

•

approve an amendment to ITAC’s amended and restated certificate of incorporation to delete Article Sixth from the amended and restated certificate of incorporation from and after the closing of the merger and to renumber the subsequent articles accordingly (Article Sixth amendment); and

•

to elect seven directors to ITAC’s board of directors (director proposal).

Recommendation of ITAC Board of Directors

ITAC’s board of directors:

•

has unanimously determined that each of the merger proposal, the name change amendment, the capitalization amendment and the Article Sixth amendment is fair to and in the best interests of ITAC and its stockholders;

•

has unanimously approved the merger proposal, the name change amendment, the capitalization amendment and the Article Sixth amendment;

•

unanimously recommends that ITAC’s common stockholders vote “FOR” the merger proposal,

•

unanimously recommends that ITAC’s common stockholders vote “FOR” the proposal to adopt the name change amendment;

•

unanimously recommends that ITAC’s common stockholders vote “FOR” the proposal to adopt the capitalization amendment; and

•

unanimously recommends that ITAC’s common stockholders vote “FOR” the proposal to adopt the Article Sixth amendment.

Record Date; Who is Entitled to Vote

We have fixed the close of business on __________, 200_, as the “record date” for determining ITAC stockholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on __________, 200_, there were 7,818,000 shares of ITAC’s common stock outstanding and entitled to vote. Each share of ITAC’s common stock is entitled to one vote per share at the special meeting.

Pursuant to agreements with ITAC, the 1,500,000 shares of ITAC’s common stock held by stockholders who purchased their shares of common stock prior to ITAC’s IPO will be voted on the merger proposal in accordance with the majority of the votes cast at the special meeting.

Quorum

The presence, in person or by proxy, of a majority of all the outstanding shares of common stock constitutes a quorum at the special meeting. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to us but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. The latter will not be treated as shares entitled to vote on any matter as to which authority to vote is withheld by the broker. If you do not give the broker voting instructions, under the rules of the NASD, your broker may not vote your shares on the merger proposal, the name change amendment, the capitalization amendment, the Article Sixth amendment and the director proposal. Since an ITAC public stockholder must affirmatively vote against the merger proposal to have conversion rights, individuals who fail to vote or who abstain from voting may not exercise their conversion rights. Beneficial holders of shares held in “street name” that are voted against the merger proposal may exercise their conversion rights. See the information set forth in “Special Meeting of ITAC Stockholders – Conversion Rights.”

Vote of ITAC’s Stockholders Required

The approval of the merger proposal requires the affirmative vote of a majority of the ITAC shares of common stock sold in its IPO present in person or represented by proxy and entitled to vote at the special meeting. Abstentions will have the same effect as a vote “AGAINST” the merger proposal and broker non-votes, while considered present for the purposes of establishing a quorum, will have no effect on the merger proposal. You cannot seek conversion unless you affirmatively vote against the merger proposal.

The approval of the name change amendment, the capitalization amendment and the Article Sixth amendment will require the affirmative vote of the holders of a majority of ITAC common stock outstanding on the record date. Because each of these proposals requires the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote, abstentions and shares not entitled to vote because of a broker non-vote will have the same effect as a vote against these proposals.

In order to consummate the merger, each of the name change amendment and the capitalization amendment proposals must be approved by the stockholders. For both of the name change amendment and the capitalization amendment to be implemented, the merger proposal must be approved by the stockholders.

Directors are elected by a plurality. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors. Consequently, any shares not voted “for” a particular nominee (whether as a result of abstentions, a direction to withhold authority or a broker non-vote) will not be counted in a nominee’s favor.

Voting Your Shares

Each share of ITAC common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of ITAC’s common stock that you own.

There are two ways to vote your shares of ITAC common stock at the special meeting:

•

You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by ITAC’s board “FOR” the adoption of the merger proposal, the name change amendment, the capitalization amendment, the Article Sixth amendment and each of the director nominees pursuant to the director proposal. Votes received after a matter has been voted upon at the special meeting will not be counted.

•

You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU DO NOT VOTE YOUR SHARES OF ITAC’S COMMON STOCK IN ANY OF THE WAYS DESCRIBED ABOVE, IT COULD HAVE THE SAME EFFECT AS A VOTE AGAINST THE ADOPTION OF THE MERGER PROPOSAL, BUT WILL NOT HAVE THE EFFECT OF A DEMAND OF CONVERSION OF YOUR SHARES INTO A PRO RATA SHARE OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE PROCEEDS OF ITAC’S IPO ARE HELD.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•

you may send another proxy card with a later date;

•

you may notify Israel Frieder, ITAC’s chairman and chief executive officer, in writing before the special meeting that you have revoked your proxy; or

•

you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of ITAC’s common stock, you may call Morrow & Co., Inc., ITAC’s proxy solicitor, at 203-658-9400, or Israel Frieder, ITAC’s chairman and chief executive officer, at 011-972-3-532-5918.

No Additional Matters May Be Presented at the Special Meeting

This special meeting has been called only to consider the adoption of the merger proposal, the name change amendment, the capitalization amendment, the Article Sixth amendment and the director proposal. Under ITAC’s by-laws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting if they are not included in the notice of the meeting.

Conversion Rights

Any ITAC stockholder holding shares of ITAC common stock issued in ITAC’s IPO as of the record date who affirmatively votes their shares against the merger proposal may also demand that ITAC convert such shares into a pro rata portion of the trust account calculated as of two business days prior to the anticipated consummation of the merger. If demand is properly made and the merger is consummated, we will convert these shares into a pro rata portion of funds held in the trust account plus interest. ITAC stockholders who seek to exercise this conversion right must affirmatively vote against the merger. Abstentions and broker non-votes do not satisfy this requirement. Additionally, holders demanding conversion must tender their stock certificate to ITAC’s transfer agent prior to the vote.

The closing price of ITAC’s common stock on __________, 200_, (the record date) was $_______ and the per-share, pro-rata cash held in the trust account on that date was approximately $_______. Prior to exercising conversion rights, ITAC’s stockholders should verify the market price of ITAC’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights if the market price per share is higher than the conversion price.

If the holders of 1,263,600 or more shares of common stock issued in ITAC’s IPO (an amount equal to 20% or more of these shares), vote against the merger and properly demand conversion of their shares, ITAC will not be able to consummate the merger.

If you exercise your conversion rights, then you will be exchanging your shares of ITAC’s common stock for cash and will no longer own these shares. You will be entitled to receive cash for these shares only if you affirmatively vote against the merger proposal, properly demand conversion and tender your stock certificate to ITAC’s transfer agent prior to the vote. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated.

Appraisal Rights

Stockholders of ITAC do not have appraisal rights in connection with the merger.

Proxy Solicitation Costs

ITAC is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. ITAC and its respective directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means.

ITAC has engaged Morrow & Co., Inc. to assist in the proxy solicitation process. ITAC will pay Morrow & Co. a fee of approximately $5,500, of which $4,250 has been paid to date. ITAC intends to pay the balance of the fee even if the merger is not completed. Such fee would be paid from the funds not held in the trust account.

ITAC will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. ITAC will reimburse them for their reasonable expenses.

ITAC Inside Stockholders

At the close of business on the record date, Israel Frieder, Glen Shear, Dael Schnider and Victor Halpert, all of ITAC’s officers and directors (collectively, the “ITAC Inside Stockholders”), beneficially owned and were entitled to vote 1,500,000 shares of ITAC common stock, or approximately 19.2% of the then outstanding shares of ITAC’s common stock. Mr. Frieder is currently chairman of ITAC’s board of directors and chief executive officer, Mr. Shear is currently chief financial officer, secretary and a director, Mr. Schnider is currently executive vice president and a director, and Mr. Halpert is currently a director. All of the ITAC Inside Stockholders have agreed to vote their shares of common stock owned by them immediately prior to the IPO on the merger proposal in accordance with the majority of the votes cast by the holders of shares issued in the IPO. The ITAC Inside Stockholders also agreed, in connection with the IPO, to place their 1,500,000 shares received prior to the IPO in escrow until July 12, 2008.

ITAC Fairness Opinion

ITAC engaged Trigger-Foresight to render an opinion that the merger consideration to be paid by ITAC to IXI, on the terms and conditions set forth in the merger agreement, is fair to ITAC’s stockholders from a financial perspective and that the fair market value of IXI is at least equal to 80% of ITAC’s net assets at the time of the acquisition. Trigger-Foresight is an investment banking firm that, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, private placements, and for other purposes. ITAC agreed to pay Trigger-Foresight a fee of $28,000 and will reimburse Trigger-Foresight for its reasonable out-of-pocket expenses, including attorneys’ fees. The amount of such fee was determined pursuant to negotiations between ITAC and Trigger-Foresight. ITAC has also agreed to indemnify Trigger-Foresight against certain liabilities that may arise out of the rendering of the opinion.

Trigger-Foresight delivered its written opinion to ITAC’s board of directors on February 28, 2006, which states that, as of such date, and based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, (i) the consideration to be paid by ITAC in the merger is fair to ITAC’s stockholders from a financial point of view, and (ii) the fair market value of IXI is at least equal to 80% of ITAC’s net assets at the time of the acquisition. The amount of such consideration was determined pursuant to negotiations between ITAC and IXI and not pursuant to recommendations of Trigger-Foresight. The full text of Trigger-Foresight’s written opinion is attached hereto as Annex C. You are urged to read the Trigger-Foresight opinion carefully and in its entirety for a description of the assumptions made, matters considered, procedures followed and limitations on the review undertaken by Trigger-Foresight in rendering its opinion. The summary of the Trigger-Foresight opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Trigger-Foresight’s opinion is addressed to ITAC’s board of directors only and does not constitute a recommendation to any of ITAC’s stockholders as to how such stockholders should vote with respect to the merger proposal and the transactions contemplated thereby.

THE MERGER PROPOSAL

The discussion in this document of the merger and the principal terms of the merger agreement, dated as of February 28, 2006, by and among ITAC, IXI and Merger Sub is subject to, and is qualified in its entirety by reference to, the merger agreement. A copy of the merger agreement, as amended, is attached as Annex A to this proxy statement.

General Description of the Merger

Pursuant to the merger agreement, Merger Sub, a wholly owned subsidiary of ITAC, will merge with and into IXI and IXI will be the surviving entity and a wholly owned subsidiary of ITAC. The separate corporate existence of Merger Sub shall cease. ITAC will be renamed IXI Mobile, Inc. after completion of the merger. Pursuant to the merger agreement, (i) the holders of shares of IXI common stock, (ii) the holders of IXI employee options and
(iii) the holders of IXI warrants will be entitled, in exchange for their IXI securities, to acquire an aggregate of approximately 7,818,000 shares of common stock of ITAC. Immediately after the completion of the merger, assuming that (i) no ITAC stockholders seek conversion of their ITAC stock into their pro rata share of the trust account, (ii) no IXI stockholders exercise appraisal rights and (iii) all IXI options and warrants are exercised for shares of ITAC common stock, the IXI stockholders would own approximately 45% of ITAC’s then outstanding common stock. The merger agreement also provides as further consideration that the IXI stockholders will be entitled to receive, or, in the case of holders of IXI options and warrants, will be entitled to acquire a pro rata portion of up to an aggregate of 10,000,000 additional shares of ITAC common stock based on the combined company attaining certain revenue, earnings and share price targets following the merger.

Background of the Merger

The terms of the merger agreement are the result of arm’s-length negotiations between representatives of ITAC and IXI. The following is a brief discussion of the background of these negotiations, the merger agreement and related transactions.

ITAC was formed on February 22, 2005 to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business that has manufacturing operations or research and development facilities in Israel. ITAC completed its IPO on July 19, 2005, raising net proceeds of approximately $33,965,000. Of these net proceeds, $32,955,360 was placed in a trust account immediately following the IPO and, in accordance with ITAC’s amended and restated certificate of incorporation, will be released either upon the consummation of a business combination or upon the liquidation of ITAC. As of ________, 200_, approximately $_______ was held in deposit in the trust account.

Following the consummation of ITAC’s IPO, ITAC’s executive officers commenced an active search for a prospective acquisition candidate. ITAC conducted exploratory discussions with respect to effecting a business combination with approximately 30 potential targets. ITAC’s executive officers evaluated prospective businesses in a number of technology-related areas as acquisition candidates. ITAC did not agree to substantive terms for a business combination, or enter into a letter of intent, with any of these companies.

In evaluating each prospective acquisition candidate, ITAC’s executive officers considered all or a majority of the following factors, in addition to others:

•

the experience and skill of management and the availability of additional personnel;

•

the financial condition and results of operations of the target;

•

the target’s growth potential;

•

the target’s capital requirements;

•

competitive position of the target;

•

any technology advantage the target had with respect to its products;

•

the stage of development of the products, processes or services of the target;

•

the degree of current or potential market acceptance of the products, processes or services of the target;

•

the proprietary features and degree of intellectual property or other protection of the products, processes or services of the target;

•

the regulatory environment of the industry that the target operated in;

•

the costs and specific deal structures associated with effecting the business combination; and

•

the target company’s stockholder composition.

In early November 2005, ITAC’s chief executive officer was approached by Mr. Itzak Vulkan, an Israeli-based businessman, who introduced ITAC to IXI. On November 17, 2005, ITAC’s senior officers met with Gideon Barak, IXI’s chairman, and a number of members of IXI’s senior management to introduce ITAC’s business model to IXI and obtain general information about IXI’s operations and financial history. On November 23 and 28, 2005, ITAC’s senior officers met again with IXI’s senior management group, this time including Amit Haller, IXI’s president and chief executive officer, to further review IXI’s operations, customer contracts, pipeline, business model, intellectual property situation and financial forecast. As part of these discussions, IXI indicated that it was contemplating going public on the Tel Aviv Stock Exchange during the first quarter of 2006.

On December 8, 2005, ITAC’s executive officers presented a proposed transaction structure to IXI’s senior management and key venture capital investor for consideration. On December 18, 2005, IXI indicated to ITAC that it had decided to proceed with a public listing process on the Tel Aviv Stock Exchange. However, Mr. Barak indicated that in parallel, IXI would still continue negotiations with ITAC.

In early January 2006, ITAC and IXI continued negotiations regarding the possibility of a merger. On January 4, 2006, ITAC’s executive officers met with IXI’s principal investor, Gemini Venture Fund, in order to review ITAC’s business model and the timing considerations related to a potential agreement. Thereafter, the executive officers of ITAC and IXI began discussions regarding entering into a letter of intent, subject to further due diligence and the consummation of a definitive agreement. Following intensive negotiations and discussions about the potential structure of the transaction, a letter of intent was drafted on January 31, 2006, setting forth the economic terms of the proposed transaction.

On January 31, 2006, ITAC’s board of directors held a meeting at which the status of ITAC’s discussions with potential acquisition candidates was reviewed. A discussion regarding a potential transaction with IXI ensued, generally describing IXI’s current financial situation, projections, management and organizational structure, current and future product mix, market potential, sales channels, current contracts and future pipeline, intellectual property and competition. Also discussed were the perceived positive and negative factors regarding IXI, the proposed deal structure and the potential effect of the merger with IXI on ITAC’s stockholders. Issues related to the possibility of IXI’s pursuit of a listing on the Tel Aviv Stock Exchange as an alternative to the merger with ITAC (and the consequences of such) and the timing of the proposed merger were also discussed. ITAC’s board of directors then discussed the other alternative target businesses that it was exploring at that time. However, for a number of reasons, including an inability to agree on specific terms of the consideration to be paid in a transaction, unfavorable issues identified in ITAC’s due diligence process and perceived issues with the overall structure of a transaction, none of these opportunities proved to be satisfactory candidates for a merger.

At this time, the members of ITAC’s board of directors unanimously approved the letter of intent with IXI (which was executed on February 2, 2006) and determined to begin negotiations on a definitive agreement with IXI based on its terms. ITAC’s board of directors also determined to engage Deloitte & Touche’s Israeli member firm to assist with accounting due diligence, Mr. Moshe Kessner (formerly vice president of ECI Telecom), intellectual property attorney Jonathan Almog for technical and intellectual property due diligence and Trigger-Foresight (the Yankee Group’s Israel representative) to assist with the valuation of IXI for the merger transaction.

Subsequently, the parties continued to negotiate the documents surrounding the transaction, including employment agreements for Gideon Barak and Amit Haller. While these negotiations and due diligence activities were continuing, ITAC’s executive officers traveled to Turkey, Switzerland and Germany to meet with senior executives of IXI’s existing customers and participated in various conference calls with potential customers. During February 2006, counsel for both parties prepared and circulated drafts of the proposed merger agreement, which were commented upon, revised and re-circulated on several occasions during February 2006.

On February 27, 2006, ITAC held a formal meeting of its board of directors to further discuss the proposed business combination with IXI. Present at the meeting were all of the members of ITAC’s board of directors and representatives of Kramer Levin Naftalis & Frankel LLP. Also participating via teleconference were Mr. Teshuva and Mr. Wulkan, representatives of Trigger-Foresight. Prior to the meeting, copies of the most recent drafts of the significant transaction documents were delivered to the directors in connection with their consideration of the proposed business combination, including the Agreement and Plan of Merger, the forms of lock-up agreements and the forms of employment agreement addendums for Gideon Barak and Amit Haller. Mr. Teshuva and Mr. Wulkan of Trigger-Foresight made a presentation regarding the fairness of the consideration to be paid in the merger. Mr. Teshuva and Mr. Wulkan advised the board that it was the opinion of Trigger-Foresight that the consideration to be paid in the merger was fair to ITAC’s stockholders from a financial point of view, and that the fair market value of IXI was at least 80% of ITAC’s net assets at the time of the acquisition. Mr. Teshuva and Mr. Wulkan detailed for ITAC’s board the analysis performed by Trigger-Foresight and made a presentation concerning how Trigger-Foresight had arrived at its opinion. Mr. Teshuva and Mr. Wulkan discussed at length with ITAC’s board the different analyses used to determine whether or not the merger consideration to be paid by ITAC was fair from a financial point of view to its stockholders, as well as to determine the fair market value of IXI. After considerable review and discussion, the merger agreement and related documents were unanimously approved, subject to any final negotiations and modifications, and the board determined to recommend the approval of the merger agreement. In determining whether the merger and the transactions contemplated thereby were fair and in the best interests of ITAC and its stockholders, ITAC’s board evaluated the transaction without regard to whether IXI would meet any of the targets included in the agreement, including the revenue target. This was because the parties had selected targets that exceeded the parties’ expectations rather than selecting targets that were likely to be achieved. As such, ITAC’s board would not need to re-evaluate its unanimous decision regardless of whether or not IXI met such targets. For a more detailed description of the Trigger-Foresight fairness opinion, see the section titled “The Merger Proposal – Fairness Opinion.”

The merger agreement was signed on February 28, 2006. The terms of the merger agreement were not materially different from the terms of the letter of intent originally signed between ITAC and IXI except that the letter of intent called for the parties to equally bear the expenses relating to the IXI bridge financing, as between the shareholders of ITAC and IXI. During the negotiations relating to the definitive merger agreement, the parties concluded that it would be extremely difficult to identify and quantify such expenses and to translate the parties’ agreement in the letter of intent into a contractual formula. Accordingly, the parties agreed upon a fixed number of shares to be deducted from the originally-agreed consideration to be paid to the shareholders of IXI, in lieu of the understanding set forth in the letter of intent. On March 1, 2006, ITAC issued a press release and filed a Current Report on Form 8-K announcing the execution of the merger agreement and discussing the terms of the merger agreement.

ITAC’s Board of Directors’ Reasons for the Approval of the Merger

The final agreed-upon consideration in the merger agreement was determined by several factors. ITAC’s board of directors reviewed various industry and financial data, including certain valuation analyses and metrics prepared by Trigger-Foresight, in order to determine that the consideration to be paid to IXI was reasonable and that the merger was in the best interests of ITAC’s stockholders.

ITAC conducted a due diligence review of IXI that included an industry analysis, a description of IXI’s existing business model, as well as valuation analysis and financial projections prepared by IXI and Trigger-Foresight, in order to enable the board of directors to ascertain the reasonableness of this range of consideration. During its negotiations with IXI, ITAC did not receive services from any financial advisor because its officers and directors believe that their experience and backgrounds were sufficient to enable them to make the necessary analyses and determinations.

The ITAC board of directors concluded that the merger agreement with IXI is in the best interests of ITAC’s stockholders. The ITAC board of directors obtained a fairness opinion prior to approving the merger agreement.

The ITAC board of directors considered a wide variety of factors in connection with its evaluation of the merger. In light of the complexity of those factors, the ITAC board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the ITAC board may have given different weight to different factors.

In considering the merger, the ITAC board of directors gave considerable weight to the following factors:

IXI represents an opportunity to invest in a growing, dynamic industry

An important criterion to ITAC’s board of directors in identifying an acquisition target was that the company be in an emerging or expanding industry with potential for growth. There is significant demand for mobile data, particularly instant messaging (IM), mobile email, RSS (News feeds) and Web browsing. This is especially the case for IXI’s two key market segments, namely mobile youth/students and pro-sumers (SOHO and SME).

IXI’s business model

Another important criterion to ITAC’s board of directors in identifying an acquisition target was the competitive barriers facing such companies. ITAC’s board believes that there is no current product, other than IXI’s Ogo, that offers a high-quality solution that enables affordable mobile data communication for the mass market. Since launching Ogo, IXI mobile has acquired several leading customers – including cell phone operators and Internet service providers – in Europe, and has developed plans for North and South America. Additionally, IXI’s business model is scaleable going forward. As a result, following the merger, IXI will be able to increase Ogo production easily through its various suppliers if demand increases.

The experience of IXI’s management

Another important criterion to ITAC’s board of directors in identifying an acquisition target was that the company have a seasoned management team with specialized knowledge of the markets within which it operates and the ability to lead a company in a rapidly changing environment. ITAC’s board of directors believes that IXI’s management, led by Gideon Barak and Amit Haller, each with a history of building highly innovative and valuable technology companies, represents such a management team.

Satisfaction of 80% Test

It is a requirement that any business acquired by ITAC have a fair market value equal to at least 80% of ITAC’s net assets at the time of acquisition, which assets shall include the amount in the trust account. Based on the financial analysis of IXI generally used to approve the transaction, the ITAC board of directors determined that this requirement was met. The ITAC board of directors believes because of the financial skills and background of several of its members, it was qualified to conclude that the acquisition of IXI met this requirement. However, ITAC has also received an opinion from Trigger-Foresight that the 80% test has been met.

Interest of ITAC Directors and Officers in the Merger

In considering the recommendation of the board of directors of ITAC to vote for the merger proposal, the name change amendment, the capitalization amendment, the Article Sixth amendment and for the election of directors pursuant to the director proposal, you should be aware that certain members of the ITAC board have agreements or arrangements that provide them with interests in the merger that differ from, or are in addition to, those of ITAC stockholders generally. In particular:

•

if the merger proposal is not approved, ITAC will begin to search for a new target business. If ITAC is unable to consummate a business combination by January 19, 2007, or by July 19, 2007 if certain extension criteria have been satisfied, ITAC will be required to liquidate. In such event, the 1,500,000 shares of common stock held by the ITAC Inside Stockholders, including all of ITAC’s officers and directors, acquired prior to ITAC’s IPO for an aggregate purchase price of $25,000 (or $0.0167 per share) will be worthless because such stockholders are not entitled to receive any liquidation proceeds with respect to such shares. Consummating the merger with IXI would remove this risk. The shares held by the ITAC Insider Stockholders had an aggregate value of $_______ based on the last sale price of $_______ on the OTCBB on ________, 200_, the record date;

•

Messrs. Frieder, Shear, Schnider and Halpert collectively purchased 1,300,000 warrants in the public market for an aggregate purchase price of approximately $738,400 (or an average purchase price of $0.568 per warrant), pursuant to written agreements between such individuals and EarlyBirdCapital, Inc. entered into in connection with ITAC’s IPO. This agreement was entered into by such individuals at a time when they were not in possession of any material non-public information relating to ITAC. The agreement sets forth that it constitutes an irrevocable order instructing EarlyBirdCapital, as the designated broker-dealer, to purchase the warrants, without any further instructions, at prices not to exceed $0.70 per warrant during the forty-trading day period commencing on the date separate trading of ITAC’s warrants commenced, in compliance with Rule 10b5-1. Such warrants had an aggregate market value of $_______, based on the last sale price of $_______ on the OTCBB on the record date. All of the warrants will expire without value in the event ITAC is unable to consummate a business combination and is forced to liquidate. Consummating the merger with IXI would remove this risk;

•

upon consummation of the merger, Israel Frieder will be engaged as ITAC’s co-chairman of the board for a period of two years pursuant to a management services agreement between ITAC and an entity controlled by Mr. Frieder under which he will be paid a monthly fee of $17,500 (or $210,000 per year);

•

upon consummation of the merger, Victor Halpert, who is currently a director of ITAC, will continue to be a director in the event that he is elected at the meeting, and, as such, will receive any cash fees, stock options or stock awards that the ITAC board of directors determines to pay to its non-executive directors; and

•

if ITAC liquidates prior to the consummation of a business combination, ITAC’s directors will be personally liable to pay debts and obligations, if any, to vendors and other entities that are owed money by ITAC for services rendered or contracted for or products sold to ITAC, or to any target business, to the extent such debts and obligations are not covered by ITAC’s assets, excluding amounts in the trust account. This arrangement was entered into to ensure that, in the event of liquidation, the trust account is not reduced by claims of creditors or target businesses. Based on ITAC’s estimated debts and obligations, it is not currently expected that ITAC’s directors would have any exposure under this arrangement in the event of a liquidation.

Recommendation of ITAC’s Board of Directors

After careful consideration, ITAC’s board of directors determined unanimously that each of the merger proposal, the name change amendment, the capitalization amendment and the Article Sixth amendment is fair to and in the best interests of ITAC and its stockholders. ITAC’s board of directors has approved and declared advisable the merger proposal, the name change amendment, the capitalization amendment and the Article Sixth amendment and unanimously recommends that you vote or give instructions to vote “FOR” each of the foregoing proposals.

The foregoing discussion of the information and factors considered by the ITAC board of directors is not meant to be exhaustive, but includes the material information and factors considered by the ITAC board of directors.

Fairness Opinion

In connection with its determination to approve the merger, ITAC’s board of directors engaged Trigger-Foresight to provide it with a “fairness opinion” as to whether (i) the merger consideration to be paid by ITAC is fair, from a financial point of view, to ITAC’s stockholders and (ii) the fair market value of IXI is at least equal to 80% of ITAC’s net assets at the time of the acquisition. Trigger-Foresight, which was formed upon the recent merger between Trigger Ltd. and Foresight Technology Investment & Consulting Ltd., is a leading strategic consulting firm in Israel. Its senior officers and other employees are highly experienced in the evaluation of companies and other elements of finance. Trigger-Foresight’s three principals have more than half a century of aggregate experience in these areas. In addition, Trigger-Foresight is the representative in Israel of the Yankee Group. ITAC’s board of directors selected Trigger-Foresight on the basis of Trigger-Foresight’s experience, recommendations from other companies that had engaged Trigger-Foresight for similar purposes, its ability to do the research and provide the fairness opinion within the required timeframe and the competitiveness of its fee, which was specified by Trigger-Foresight in its proposal to ITAC’s board. Trigger-Foresight does not beneficially own any interest in either ITAC or IXI and has not provided either company with any other services.

ITAC has paid Trigger-Foresight a fee of $28,000 in connection with the preparation and issuance of its opinion and will reimburse Trigger-Foresight for its reasonable out-of-pocket expenses, including attorneys’ fees. In addition, ITAC has also agreed to indemnify and hold Trigger-Foresight, its officers, directors, principals, employees, affiliates, and members, and their successors and assigns, harmless from and against any and all loss, claim, damage, liability, deficiencies, actions, suits, proceedings, costs and legal expenses (collectively the “Losses”) or expense whatsoever (including, but not limited to, reasonable legal fees and other expenses and reasonable disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever, or in appearing or preparing for appearance as witness in any proceeding, including any pretrial proceeding such as a deposition) arising out of, based upon, or in any way related or attributed to, (i) any breach of a representation, or warranty made by us in our agreement with Trigger-Foresight; or (ii) any activities or services performed under that agreement by Trigger-Foresight, unless such Losses were the result of the intentional misconduct or gross negligence of Trigger-Foresight.

Trigger-Foresight made a presentation to ITAC’s board of directors on February 27, 2006, which included presenting them with a draft of a written opinion, which such opinion was subsequently delivered to the board of directors in the same form as the draft presented, which stated that, as of February 28, 2006, and based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion,
(i) the merger consideration is fair, from a financial point of view, to ITAC’s stockholders, and (ii) the fair market value of IXI is at least equal to 80% of ITAC’s net assets at the time of the acquisition. The amount of the merger consideration was determined pursuant to negotiations between ITAC and IXI, and not pursuant to recommendations of Trigger-Foresight.

The full text of Trigger-Foresight’s opinion is attached as Annex C. You are urged to read the Trigger-Foresight opinion carefully and in its entirety for a description of the assumptions made, matters considered, procedures followed and limitations on the review undertaken by Trigger-Foresight in rendering its opinion. The summary of the Trigger-Foresight opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. The Trigger-Foresight opinion is not intended to be and does not constitute a recommendation to you as to how you should vote or proceed with respect to the merger. Trigger-Foresight was not requested to opine as to, and the opinion does not in any manner address, the relative merits of the merger as compared to any alternative business strategy that might exist for ITAC, ITAC’s underlying business decision to proceed with or effect the merger, and other alternatives to the merger that might exist for ITAC. Trigger-Foresight has consented to the use of its written opinion in this proxy statement.

In arriving at its opinion, Trigger-Foresight took into account an assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions and securities valuations generally. In so doing, among other things, Trigger-Foresight:

•

reviewed the financial terms of the merger with IXI;

•

held discussions with ITAC executives;

•

reviewed financial and other information with respect to IXI, including the audited financial statements for the years 2003 and 2004 and the unaudited financial statements for the nine month periods ended September 30, 2004 and 2005;

•

reviewed other financial information and projections prepared by IXI management, including a detailed five-year business plan;

•

considered the historical financial results of IXI and the financial condition of IXI at the time of preparation of the Trigger-Foresight opinion;

•

reviewed and analyzed the free cash flow of IXI;

•

reviewed and analyzed certain financial characteristics of companies that were deemed to have characteristics comparable to IXI;

•

conducted an indicative valuation using the earnings and sales multiple method based upon comparable companies;

•

reviewed and compared the net assets of ITAC to the indicated fair market value of IXI;

•

reviewed the trends and forecasts for both the mobile operators market and the mobile handsets market;

•

reviewed and discussed with IXI management certain financial and operating information furnished, including financial analyses with respect to its business and operations; and

•

performed such other analyses and examinations as Trigger-Foresight deemed appropriate.

In arriving at its opinion, Trigger-Foresight relied upon and assumed the accuracy and completeness of all of the financial and other information that it used without assuming any responsibility for any independent verification of any such information. Trigger-Foresight further relied upon the assurances of IXI management that they are not aware of any facts or circumstances that would make any such information inaccurate or misleading.

With respect to the financial information utilized, Trigger-Foresight assumed that such information had been reasonably prepared on a basis reflecting the best estimates and judgments available at the time, and that such information provided a reasonable basis upon which Trigger-Foresight could make its analysis and form an opinion. Trigger-Foresight did not make a physical inspection of the properties and facilities of IXI and did not make or obtain any evaluations or appraisals of the IXI assets or liabilities (contingent or otherwise). Trigger-Foresight did not attempt to confirm whether IXI has good title to its assets.

Trigger-Foresight assumed that the merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. Trigger-Foresight assumed that the merger will be consummated substantially in accordance with the terms set forth in the merger agreement, without any further amendments thereto, and that any amendments, revisions or waivers thereto will not be detrimental to the stockholders of ITAC. In addition, based upon discussions with ITAC management, Trigger-Foresight assumed that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code.

Trigger-Foresight’s opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, February 28, 2006. Accordingly, although subsequent developments may affect its opinion, Trigger-Foresight has not assumed any obligation to update, review or reaffirm its opinion. In connection with rendering its opinion, Trigger-Foresight performed certain financial, comparative and other analyses as summarized below. Each of the analyses conducted by Trigger-Foresight was carried out to provide a different perspective on the merger, and to enhance the total mix of information available. Trigger-Foresight did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness, from a financial point of view, of the merger consideration to ITAC’s stockholders. Further, the summary of Trigger-Foresight’s analyses described below is not a complete description of the analyses underlying Trigger-Foresight’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Trigger-Foresight made qualitative judgments as to the relevance of each analysis and factor that it considered. In addition, Trigger-Foresight may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be Trigger-Foresight’s view of the value of IXI’s assets. The estimates contained in Trigger-Foresight’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets neither purport to be appraisals nor do they necessarily reflect the prices at which businesses or assets may actually be sold.

Accordingly, Trigger-Foresight’s analyses and estimates are inherently subject to substantial uncertainty. Trigger-Foresight believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete and misleading view of the process underlying the analyses performed by Trigger-Foresight in connection with the preparation of its opinion. The analyses performed were prepared solely as part of Trigger-Foresight’s analysis of the fairness, from a financial point of view, of the merger consideration to ITAC’s stockholders, and were provided to our board of directors in connection with the delivery of Trigger-Foresight’s opinion. The opinion of Trigger-Foresight was just one of the many factors taken into account by ITAC’s board of directors in making its determination to approve the merger, including those described elsewhere in this proxy statement.

Business Analysis

Trigger-Foresight undertook an analysis of IXI’s business, including a review of IXI’s products and services, IXI’s customers and partners, IXI’s strategy and IXI’s business model. Trigger-Foresight also considered the business environment in which IXI operates, including the market overview and competition.

Trigger-Foresight’s analysis of IXI’s business resulted in the preparation of an analysis of IXI’s strengths and weaknesses, the opportunities available to IXI and the threats that IXI faces.

Financial Analysis

Trigger-Foresight undertook a review of IXI’s historical financial data in order to understand and interpret its operating and financial performance and strength. Trigger-Foresight reviewed IXI’s historical financial data including audited information for each of the fiscal years ended December 31, 2003 through 2004, unaudited information for the nine months ended September 30, 2004 and 2005, and internal IXI data for the year ended December 31, 2005. The fairness opinion was based on the financial information relating to IXI that was available at the date of Trigger-Foresight’s analysis, which consisted of financial statements prepared in accordance with generally accepted accounting principles in Israel. For purposes of its analysis, Trigger-Foresight used certain estimates of the U.S. dollar amounts derived from such financial statements.

Trigger-Foresight has subsequently confirmed that there are no material differences between the financial information that it used as the basis for the preparation of the fairness opinion and the financial information contained in IXI’s audited financial statements prepared in accordance with generally accepted accounting principles in the United States, which are included in this proxy statement which would cause Trigger-Foresight to withdraw their opinion. Trigger-Foresight has further confirmed that, based upon the financial information contained such audited IXI financial statements included in this proxy statement, Trigger-Foresight would have reached the same conclusions as are contained in the fairness opinion.

In its analysis, Trigger-Foresight noted the following:

•

IXI’s revenues increased significantly from approximately $0.5 million in 2003 to more than $19 million (internal estimate) for 2005.

•

However, the 2005 revenues include a substantial amount ($11.4 million) of compensation to IXI from Cingular Wireless, Inc. in connection with Cingular’s cancellation of the agreement relating to the marketing of Ogo in the United States following the acquisition of AT&T Wireless by Cingular.

•

In addition, in 2004, IXI terminated its development efforts of its operating system.

•

IXI’s gross margin in 2005 (based on internal estimates) was 55% including the compensation to IXI from Cingular. Disregarding this one-time compensation, IXI’s gross margin in 2005 was negative.

•

IXI’s operating margin in 2005 (based on internal estimates) was approximately 12%, again taking into account the compensation to IXI from Cingular.

•

IXI’s stockholders’ equity on December 31, 2005 (internal estimate) was a deficit of nearly $6.3 million, as the result of ongoing losses in recent years.

•

an analysis of IXI’s balance sheet at December 31, 2004 shows a quick ratio (defined below) of 0.17 and a current ratio of 0.64. An analysis of IXI’s unaudited balance sheet at September 30, 2005 shows a quick ratio of 0.07 and a current ratio (defined below) of 0.74, and at December 31, 2005 (internal estimate) shows a quick ratio of 0.02 and a current ratio of 0.86. The term “quick ratio” is a measure of a company’s liquidity and ability to meet its obligations. It is obtained by subtracting inventories from current assets and then dividing by current liabilities. The term “current ratio” is an indication of a company’s ability to meet short-term debt obligations; the higher the ratio, the more liquid the company. Current ratio is equal to current assets divided by current liabilities.

Valuation Overview

Based upon a review of the historical and projected financial data and certain other qualitative data for IXI, Trigger-Foresight utilized several valuation methodologies and analyses to determine ranges of values. Trigger-Foresight utilized discounted cash flow valuation and a relative multiples valuation (benchmark performance) (both discussed in more detail below). For each method, Trigger-Foresight assumed three different scenarios:

•

an optimistic scenario, in which IXI’s products are well accepted by the market, IXI significantly increases its customer base and IXI enjoys accelerated revenue growth and operational efficiencies;

•

a conservative scenario, in which IXI is successful in establishing its marketing and logistics infrastructure in the main geographical markets, but the revenues increase at a lower pace and the operating margin is lower than in the optimistic scenario; and

•

a pessimistic (failure) scenario, which reflects IXI’s commercial failure as an independent company, and an ultimate decision to sell its products and intellectual property to another company in the mid-term for consideration that yields $5 million.

Each of these scenarios represents business results that are inferior to IXI’s business plan.

Trigger-Foresight weighted the three approaches equally and arrived at an IXI indicated equity value range of approximately $50 million to approximately $56 million. Trigger-Foresight noted that the IXI indicated equity value range of approximately $50 million to approximately $56 million is higher than the merger consideration of $42 million.

IXI Discounted Cash Flow Analysis

A discounted cash flow analysis estimates value based upon a company’s projected future free cash flow discounted at a rate reflecting risks inherent in its business and capital structure. Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations. While the discounted cash flow analysis is the most scientific of the methodologies used, it is dependent on projections and is further dependent on numerous industry-specific and macroeconomic factors. Trigger-Foresight utilized forecasts based on IXI’s current backlog and information provided by IXI management regarding its relationships and agreements with several principal existing customers and other potential customers. These forecasts project strong growth in revenues from 2005 through 2010.

IXI Revenue Projections – Optimistic Scenario
($ in thousands)

	Projected Year Ended December 31,
	2006	2007	2008	2009	2010

Revenue	$37,100	$81,400	$115,000	$162,800	$214,400
Growth		119%	42%	42%	32%

IXI Revenue Projections – Conservative Scenario
($ in thousands)

	Projected Year Ended December 31,
	2006	2007	2008	2009	2010

Revenue	$21,700	$49,000	$76,900	$106,900	$143,000
Growth		125%	57%	39%	34%

Based on these forecasts, Trigger-Foresight prepared several financial models:

•

P&L Model. After analyzing the operational history of IXI and reviewing benchmark parameters of comparable companies, Trigger-Foresight built a profit and loss forecast for IXI, which includes reference to IXI’s gross margin and operating margin. Both scenarios reflect a gradual increase in the gross margin (although the optimistic scenario reflects a higher gross margin) as a result of a higher portion of service revenues in the revenue mix and due to economies of scale. In addition, the optimistic scenario represents higher operational efficiencies compared to the conservative scenario, resulting in operating margins that converge gradually over the long term to 17% in the optimistic scenario and 14% in the conservative scenario.

•

Working Capital Model. IXI’s working capital model was based on benchmark data regarding the changes in working capital resulting from revenue growth, assuming higher changes in working capital during accelerated growth periods.

•

Investment Model. IXI’s investment and depreciation model was built in order to reflect the high investments necessary during accelerated growth periods in order to create the operational infrastructure required to support the company’s growth. Over the long run, the investment level is expected to converge to slightly above the depreciation level.

•

Estimating the Weighted Average Cost of Capital (WACC). The first stage in estimating the WACC is to estimate the unlevered cost of equity using the Capital Asset Pricing Model, according to the following assumptions:

•

unlevered beta of 2.5 (based on the telecommunications equipment sector and comparable companies)

•

risk-free rate of 4.5%, based on 10 year U.S. Treasury bonds

•

additional risk premium of 0.5% over the risk-free rate, in order to reflect the additional risk associated with the fact that IXI has some operations in Israel

•

market risk premium of 5.5%

Based on these assumptions Trigger-Foresight estimated the Capital Asset Pricing Model (CAPM) at 18.8%. In order to calculate the WACC, Trigger-Foresight assumed a cost of debt of 10% and estimated the WACC at 16.6%.

•

Terminal growth rate. Trigger-Foresight estimated the average growth rate after 2010 at 5.1%, as a result of a declining growth rate from 10%, the year following the forecast period, to 4% in the long term.

After discounting IXI’s future cash flows (assuming a discount rate of 16.6%) and reducing the net financial debt, Trigger-Foresight arrived at an IXI indicated equity value range of approximately $98 million to approximately $114 million in the optimistic scenario, and approximately $38 million to approximately $46 million in the conservative scenario. As mentioned above, the pessimistic scenario represents an equity value of $5 million. Applying an equal probability to each of the three scenarios (optimistic, conservative and pessimistic) and using discount rates ranging from 16.1% to 17.1%, Trigger-Foresight arrived at an IXI indicated equity value range of approximately $47 million to approximately $55 million.

Benchmark Performance and Multiples

Trigger-Foresight analyzed how similar assets (similar to IXI) are currently priced in the market. The valuation was done by creating a list of comparable companies and standardizing their market values into multiple of net earnings, sales, earnings before interest, taxes, depreciation and amortization (EBITDA) and other key factors.

Trigger-Foresight determined that creating IXI’s peer group is quite complicated since many of the mobile handset manufacturers are very large equipment vendors (such as Nokia, Motorola and Samsung) for whom the mobile devices business is only one component of their value. In addition, there are only few publicly traded direct competitors (such as Research in Motion Limited and Palm, Inc.). Therefore, Trigger-Foresight created a peer group that consists of few sub peer groups: mobile equipment vendors, handset vendors, and computer device manufacturers.

Trigger-Foresight implemented a discount of 30% over the industry average multiple in order to reflect IXI’s early stage as well as its illiquidity. In addition, in each calculation Trigger-Foresight filtered the most extreme observation. The multiples were implemented on 2007 expected revenues and earnings before interest and taxes (EBITs) under each scenario. The values obtained were discounted to present value (at a discount rate of 16.6%) and the net financial debt and negative cash flow until 2007 were deducted. Trigger-Foresight then calculated an EV/S (enterprise value/sales) multiple and an EV/EBIT (enterprise value/EBIT) multiple.

Trigger-Foresight’s calculation of the EV/Sales multiple, which was based on the three scenarios described above, yielded a valuation for IXI of approximately $50 million, while Trigger-Foresight’s calculation of the EV/EBIT multiple, based on the three scenarios, yielded a valuation for IXI of approximately $56 million.

Consequently, Trigger-Foresight determined the value of IXI under the relative valuation method to be a range of approximately $50 million to approximately $56 million.

Merger Consideration Analysis

The merger consideration consists of approximately 7,818,000 shares of ITAC’s common stock. In addition, Trigger-Foresight noted that up to 10,000,000 additional shares of ITAC’s common stock may be issued based on IXI’s attaining certain targets (as discussed in the section titled “Merger Consideration”).

80% Test

ITAC’s initial business combination must be with a target business whose fair market value is at least equal to 80% of ITAC’s net assets at the time of such acquisition. Trigger-Foresight reviewed and estimated ITAC’s net assets at the close of the merger in comparison to IXI’s indicated range of fair market value. Trigger-Foresight noted that the fair market value of IXI exceeds 80% of ITAC’s net asset value. For the purposes of this analysis, Trigger-Foresight assumed that fair market value of ITAC is equivalent to its net asset value.

For the purposes of the 80% test, Trigger-Foresight utilized the stockholders’ equity of ITAC as of February 27, 2006 and expects that there will be no significant increase in this figure until the close of the merger. Trigger-Foresight noted that ITAC is obligated to have a minimum of $32,955,360 in its trust fund (less the pro rata portion paid to stockholders upon exercising their conversion rights) in order to complete the merger.

Based on the information and analyses set forth above, Trigger-Foresight delivered its written opinion to ITAC’s board of directors, which states that, as of February 28, 2006, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, (i) the merger consideration is fair, from a financial point of view, to ITAC’s stockholders, and (ii) the fair market value of IXI is at least equal to 80% of ITAC’s net assets at the time of the acquisition.

Material U.S. Federal Income Tax Consequences of the Merger

The following section is a summary of material United States federal income tax consequences of the merger to holders of ITAC common stock and to holders of IXI securities, based on opinions given to ITAC by its tax counsel. This discussion addresses only those ITAC securityholders that hold their securities as a capital asset within the meaning of Section 1221 of the Code, and does not address all the United States federal income tax consequences that may be relevant to particular holders in light of their individual circumstances or to holders that are subject to special rules, such as:

•

financial institutions;

•

investors in pass-through entities;

•

tax-exempt organizations;

•

dealers in securities or currencies;

•

traders in securities that elect to use a mark to market method of accounting;

•

persons that hold ITAC common stock as part of a straddle, hedge, constructive sale or conversion transaction; and

•

persons who are not citizens or residents of the United States.

The following is based upon the Code, applicable treasury regulations thereunder, published rulings and court decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws, or federal laws other than those pertaining to the income tax, are not addressed.

ITAC does not intend to request any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the merger.

Tax Consequences of the Merger to ITAC Stockholders.

No gain or loss will recognized by stockholders of ITAC if their conversion rights are not exercised.

A stockholder of ITAC who exercises conversion rights and effects a termination of the stockholder’s interest in ITAC will generally be required to recognize gain or loss upon the exchange of that stockholder’s shares of common stock of ITAC for cash. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of ITAC common stock. This gain or loss will generally be a capital gain or loss if such shares were held as a capital asset on the date of the merger and will be a long-term capital gain or loss if the holding period for the share of ITAC common stock is more than one year. ITAC has received an opinion from its counsel, Graubard Miller, indicating the foregoing. The tax opinion is attached to this proxy statement as Annex E. Graubard Miller has consented to the use of its opinion in this proxy statement.

Tax Consequences of the Merger Generally to ITAC.

No gain or loss will be recognized by ITAC as a result of the merger. ITAC has received an opinion from its counsel, Graubard Miller, indicating the foregoing, attached as Annex E to this proxy statement.

This discussion is intended to provide only a general summary of the material United States federal income tax consequences of the merger, and is not a complete analysis or description of all potential United States federal tax consequences of the merger. This discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. In addition, the discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the merger.

Anticipated Accounting Treatment

Merger Sub will acquire all the issued and outstanding shares of capital stock of IXI. However, in accordance with the guidance applicable to these circumstances the merger will be deemed to be a capital transaction in substance. Accordingly, for accounting purposes, the merger will be treated as the equivalent of IXI issuing stock for the net monetary assets of ITAC. The net monetary assets of ITAC will be stated at their fair value, essentially equivalent to historical costs, with no goodwill or other intangible assets recorded. The retained earnings deficit of IXI will be carried forward after the merger. Operations prior to the merger will be those of IXI.

Regulatory Matters

The merger and the transactions contemplated by the merger agreement are not subject to any additional federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act, except for filings with the State of Delaware necessary to effectuate the transactions contemplated by the merger proposal. However, they are subject to certain approvals by the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade and Labor and the Investment Center of the Israeli Ministry of Industry, Trade and Labor.

THE MERGER AGREEMENT

The following summary of the material provisions of the merger agreement is qualified by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to this proxy statement. All stockholders are encouraged to read the merger agreement in its entirety for a more complete description of the terms and conditions of the merger.

General; Structure of Merger

On February 28, 2006, ITAC entered into a merger agreement with IXI. Merger Sub, a wholly owned subsidiary of ITAC formed to effectuate the merger by merging with and into IXI, is also a party to the merger agreement. IXI will be the surviving corporation in the merger and, as a result, will be a wholly owned subsidiary of ITAC, through an exchange of all the issued and outstanding shares of common stock of IXI for shares of common stock of ITAC.

Stockholders of IXI holding a majority of the required IXI voting power, in accordance with the DGCL have already approved the merger agreement by consent action and we are not soliciting a vote of the IXI stockholders. Notice to all other IXI holders of record was given on March 17, 2006. Accordingly, no further action is required to be taken by IXI stockholders to approve the merger.

Closing and Effective Time of the Merger

The closing of the merger will take place promptly following the satisfaction of the conditions described below under “The Merger Agreement – Conditions to the Merger,” unless ITAC and IXI agree in writing to another time. The merger is expected to be consummated promptly after the special meeting of ITAC’s stockholders described in this proxy statement.

Name; Headquarters; Stock Symbols

After completion of the merger:

•

the name of ITAC will be IXI Mobile, Inc.;

•

the corporate headquarters and principal executive offices will be located at 275 Shoreline Drive, Suite 505, Redwood City, California 94065, which is IXI’s corporate headquarters; and

•

ITAC and IXI will cause the common stock, warrants and units of ITAC outstanding prior to the merger, which are quoted on the OTCBB, to continue to be quoted on the OTCBB or traded on The Nasdaq Stock Market. In the event ITAC’s common stock, warrants and units are listed on The Nasdaq Stock Market at the time of the closing, the symbols will change to ones determined by the board of directors and the trading medium that are reasonably representative of the corporate name or business of ITAC following the merger.

Merger Consideration

Pursuant to the merger agreement, (i) the holders of shares of IXI common stock, (ii) the holders of IXI employee options and (iii) the holders of IXI warrants will be entitled, in exchange for their IXI securities, to acquire an aggregate of approximately 7,818,000 shares of common stock of ITAC. In addition, as further consideration, the IXI stockholders will be entitled to receive, or, in the case of holders of IXI options and warrants, will be entitled to acquire a pro rata portion of up to an aggregate of 10,000,000 additional shares of ITAC common stock based on attaining the following targets:

•

if ITAC’s total revenues equal or exceed $45,000,000 for the calendar year ending December 31, 2006, an aggregate of 1,000,000 additional shares of ITAC common stock (the “Revenue Shares”);

•

if ITAC’s net income exceeds $15,000,000 for the calendar year ending December 31, 2007, up to an aggregate of 1,000,000 additional shares of ITAC common stock in proportion to the amount by which ITAC’s net income exceeds $15,000,000 up to a maximum of $25,000,000 (the “2007 Net Profit Shares”);

•

if ITAC’s net income exceeds $20,000,000 for the calendar year ending December 31, 2008, up to an aggregate of 2,000,000 additional shares of ITAC common stock in proportion to the amount by which

ITAC’s net income exceeds $20,000,000 up to a maximum of $45,000,000 (the “2008 Net Profit Shares”); and

•

if ITAC’s common stock trades, for any 20 trading days out of any consecutive 30 trading days period at any time during the period commencing on the closing date and ending on the fourth anniversary thereof, at an amount equal to or exceeding:

•

$8.50 per share, an aggregate of 2,000,000 shares of ITAC common stock (the “First Share Price Shares”);

•

$9.50 per share, an aggregate of 2,000,000 shares of ITAC common stock (the “Second Share Price Shares”); and

•

$12.00 per share, an aggregate of 2,000,000 shares of ITAC common stock (the “Third Share Price Shares,” and, together with the First Share Price Shares and the Second Share Price Shares, the “Share Price Shares”).

The merger consideration, including up to 10,000,000 additional contingent shares of ITAC common stock, will be distributed among the holders of IXI equity interests in proportion to their equity interests.The exchange ratio between IXI shares will be calculated immediately prior to the consummation of the merger by dividing 7,818,000 shares by the sum of the then outstanding shares of IXI common stock plus the number of shares of IXI common stock subject to then outstanding options and warrants. As of December 31, 2006, 41,394,516 shares of IXI common stock were issued and outstanding, assuming the conversion of all outstanding shares of IXI preferred stock in connection with the merger. In addition, IXI expects to issue an additional number of IXI common stock equal to 216,000 shares of ITAC common stock to Gideon Barak prior to the consummation of the merger pursuant to his employment agreement with IXI and IXI may be required to issue up to 2,818,565 shares of IXI common stock upon exercise of warrants which will expire upon the consummation of the merger. As of December 31, 2006, 5,040,190 shares of IXI common stock were subject to outstanding options to purchase IXI common stock and IXI expects to issue an additional 3,293,769 options to purchase shares of IXI common stock prior to the consummation of the merger. Assuming that all such issuances of shares of IXI common stock and options to purchase IXI common stock occur, 41,394,516 shares of IXI common stock and 11,152,524 options and warrants to purchase IXI common stock will be outstanding immediately prior to the consummation of the merger. Any additional contingent shares of ITAC common stock will be distributed to the IXI equity holders on the same pro rata basis. In the event that any options or warrants to purchase shares of IXI common stock are exercised or terminated before or after the consummation of the merger, the exchange ratio will be proportionately adjusted and the merger consideration will be reallocated among the IXI equity holders in accordance with the new exchange ratio.

The parties determined to use revenues in order to determine the target for the current fiscal year because it was not anticipated that IXI would be profitable in 2006, yet ITAC and IXI agreed that there should be some measure of performance which would entitle IXI holders to receive further consideration.

IXI’s consummation of the bridge financing took longer than been expected by IXI’s management. Thus, IXI did not have a sufficient amount of working capital to fund purchase orders which in turn caused a number of purchase orders to be postponed. Further, IXI’s sales cycle with respect to new customers has been longer than had been anticipated by IXI’s management. Consequently, IXI’s revenues for the nine months ended September 30, 2006 are only approximately $9 million and consequently IXI’s management currently anticipates that the combined company’s total revenues for the year ending December 31, 2006 will fall substantially short of the 2006 revenue target of $45 million contained in the merger agreement. Therefore, in the opinion of IXI’s management, there is a strong likelihood that the Revenue Shares will not be distributed to IXI’s security holders and will be returned to ITAC for cancellation in accordance with the terms of the escrow agreement.

If ITAC is acquired in a change of control transaction after the consummation of the merger and prior to the fourth anniversary thereof, and the consideration paid to holders of ITAC common stock exceeds $11.00 per share, then the IXI stockholders will be entitled to receive, and holders of IXI options and warrants will be entitled to acquire, the Revenue Shares, the 2007 Net Profit Shares, the 2008 Net Profit Shares, the First Share Price Shares and the Second Share Price Shares to the extent that:

•

such shares have not already been distributed; or

•

in the case of the Revenue Shares, the 2007 Net Profit Shares and the 2008 Net Profit Shares, the applicable measurement periods have not expired prior to the date of the change of control transaction.

In addition, if the consideration paid to holders of ITAC common stock in a change of control transaction equals or exceeds $12.00 per share, then the IXI stockholders will also be entitled to receive, and holders of IXI options and warrants will be entitled to acquire, the Third Share Price Shares to the extent that such shares have not already been distributed.

For the purposes of the merger agreement, a change of control transaction refers to any of the following:

•

a sale of all or substantially all of ITAC’s assets;

•

the acquisition of beneficial ownership (as defined by Rule 13-d as promulgated under the Exchange Act) by any person of 80% or more of the voting stock of ITAC; and

•

a merger or other consolidation of ITAC with another entity, other than where the capital stock of ITAC outstanding immediately prior to such transaction is converted into or exchanged for capital stock of the surviving corporation constituting a majority of the outstanding shares of such surviving corporation.

The Revenue Shares, the 2007 Net Profit Shares, the 2008 Net Profit Shares and the Share Price Shares will be issued to an escrow agent upon consummation of the merger and will be held by the agent until they are earned pursuant to an escrow agreement attached to this proxy statement as Annex I. In the event that any of the applicable targets are not met, the escrowed shares of ITAC common stock relating to such target shall be returned to ITAC for cancellation.

In the event that certain IXI stockholders provide ITAC with a legal opinion to the effect that the receipt of any Share Price Shares would cause such IXI stockholders to incur liability under Section 16(b) of the Exchange Act, then such IXI stockholders would be entitled to receive the cash value of any such Share Price Shares, or any portion thereof, that they may be entitled to pursuant to the merger agreement.

Out of the total 10,000,000 additional shares of ITAC comon stock that might be issued, up to 8,396,422 shares will be issued to IXI shareholders and up to 1,603,578 shares (the “Additional Escrow Shares”) will be issued upon the occurrence of the relevant milestones listed above to an escrow agent on behalf of the holders of IXI options or warrants. The Additional Escrow Shares will be released from escrow upon the exercise of the IXI options or warrants. In the event that any Additional Escrow Shares remain in escrow on the fourth anniversary of the closing of the merger as the result of the termination of IXI options or warrants, then such shares will be allocated among the IXI stockholders and the holders of IXI options and warrants who have exercised such options or warrants prior to such date on a pro rata basis. If any IXI options or warrants expire after the fourth anniversary of the closing of the merger, the underlying Additional Escrow Shares will be returned to ITAC for cancellation.

Lock-Up Agreements

IXI stockholders holding in the aggregate more than __% of the outstanding IXI common stock have executed lock-up agreements relating to all shares of ITAC common stock that they may receive in the merger. Pursuant to the lock-up agreements, such IXI stockholders will not sell or otherwise transfer any such shares of ITAC common stock for a period of 180 days after the closing of the merger.

After the initial 180 day period, holders of __% of IXI common stock have agreed to only release 25% of such shares of ITAC common stock from the terms of the lock-up agreement and an additional 25% of such shares will be released every 90 days thereafter until all such shares of ITAC common stock are released; provided, however, that during the first 360 days after the closing, no sale or other transfer may be made unless the last sales price of ITAC’s common stock is at least $6.00. In addition, after the initial 180 day period, if the last reported sale price of ITAC’s common stock equals or exceeds $8.50 for 20 trading days out any consecutive 30 trading day period, then 50% of the shares of ITAC common stock that such IXI stockholders receive in the merger will be released from the terms of the lock-up agreement. If the last reported sale price of ITAC’s common stock equals or exceeds $9.50 for 20 trading days out any consecutive 30 trading day period after the initial 180 day period, then all of such shares of ITAC common stock will be released from the terms of the lock-up agreement. In the event that ITAC’s board of directors releases in whole or in part any IXI stockholder who beneficially owns 4% or more of the outstanding ITAC common stock from the terms of the lock-up agreements, then all other IXI stockholders who executed substantially similar lock-up agreements will also be released to the same extent. In connection with providing a $20.0 million bridge loan to IXI and the guarantee of $8.0 million of other debt of IXI, Southpoint and certain IXI stockholders have agreed to become subject to lock-up arrangements relating to the shares of ITAC common stock each will be entitled to receive following the consummation of the merger, together with shares of ITAC common stock each may receive on conversion of all or part of the bridge loan and other outstanding debt, respectively.

In addition, Gideon Barak and Amit Haller have also executed lock-up agreements relating to all shares of ITAC common stock which they may receive in the merger or in accordance with their respective employment agreements. These lock-up agreements provide that Messrs. Barak and Haller will not sell or otherwise transfer such shares of ITAC common stock for a period of 360 days after the closing. After the initial 360 day period, 75% of such shares of ITAC common stock held by Messrs. Barak and Haller will be released from the terms of the lock-up agreements and the remaining 25% of such shares will be released 90 days thereafter. In addition, after the initial 360 day period, if the last reported sale price of ITAC’s common stock equals or exceeds $8.50 for 20 trading days out any consecutive 30 trading day period, then all of such shares of ITAC common stock that Messrs. Barak and Haller receive in the merger and their respective employment agreements will be released from the terms of the lock-up agreements.

IXI will also use its reasonable best efforts to cause all holders of IXI common stock and warrants who are not covered by the agreements described above to execute similar lock-up commitments, and it is a condition to the closing of the merger that IXI stockholders holding at least 90% of the shares of IXI on a fully diluted basis are subject to a lock-up or are otherwise subject to restrictions relating to the sale or other transfer of the shares of ITAC common stock which such IXI stockholders receive in the merger for at least 180 days after the closing.

Registration Rights

ITAC has agreed to (i) file a registration statement with the Securities and Exchange Commission within 45 days from the consummation of the merger covering the resale of the shares of ITAC's common stock to be initially issued in the merger (other than those shares of common stock described below) and (ii) file an amendment to such registration statement or a new registration statement within 45 days from the date of the issuance of any shares of common stock (or securities convertible into shares of common stock) subsequently issued in accordance with the merger agreement (other than those shares of common stock described below). ITAC has also agreed to indemnify the holders of shares of common stock whose shares are subject to these registration statements against liabilities arising out of any actual or alleged material misstatements or omissions in the registration statements, other than liabilities arising from information supplied by such holders for use in connection with the registration statements. Such holders will be required to indemnify ITAC against liabilities arising out of any actual or alleged material misstatements or omissions in the registration statements, to the extent that the misstatements or omissions were made in reliance upon written information furnished to ITAC by such holders expressly for use in connection with the registration statements.

Upon consummation of the merger, ITAC shall enter into a registration rights agreement with stockholders of IXI who, by virtue of their affiliation with IXI, may be subject to restrictions under United States securities laws on their ability to sell shares of the ITAC common stock they receive as a result of the merger. In connection with providing a $20.0 million bridge loan to IXI and the guarantee of $8.0 million of other debt of IXI, Southpoint and Landa and the Gemini Funds shall also enter into the registration rights agreement, pursuant to a joinder and amendment thereto, in connection with the shares of ITAC common stock each will be entitled to receive following the consummation of the merger, together with shares of ITAC common stock each may receive on conversion of all or part of the bridge loan and other outstanding debt, respectively.

The holders of 25% of such shares included in the registration rights agreement are entitled to make up to two demands that ITAC register such shares for resale under the Securities Act of 1933, as amended, provided that the shares to be registered have a reasonably anticipated aggregate offering price of at least $5 million. The holders of the 25% of such shares can elect to exercise these registration rights at any time after the consummation of the merger. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed by ITAC after the consummation of the merger.

Pursuant to the provisions of the registration rights agreement, ITAC agreed to indemnify such stockholders against liabilities arising out of any actual or alleged material misstatements or omissions in any registration statement that ITAC files in accordance with the registration rights agreement, other than liabilities arising from information supplied by such stockholders for use in connection with such registration statement. The stockholders have agreed to indemnify ITAC against liabilities arising out of any actual or alleged material misstatements or omissions in any registration statement that ITAC files in accordance with the registration rights agreement to the extent that the misstatements or omissions were made in reliance upon written information furnished to ITAC or by such stockholders expressly for use in connection with such registration statement.

Under those registration rights provisions, in general, ITAC will be responsible for paying the expenses of registration (other than underwriting discounts and commissions on the sale of shares), including the fees and reasonable expenses of one counsel to such stockholders.

The form of registration rights agreement is attached as Annex J hereto. You are encouraged to read the registration rights agreement in its entirety.

Representations and Warranties

The merger agreement contains representations and warranties of each of IXI and ITAC relating, among other things, to:

•

proper corporate organization and similar corporate matters;

•

capital structure of each constituent company;

•

the authorization, performance and enforceability of the merger agreement;

•

licenses and permits;

•

taxes;

•

financial information and absence of undisclosed liabilities;

•

holding of leases and ownership of other properties, including intellectual property;

•

accounts receivable;

•

contracts;

•

title and condition of assets;

•

absence of certain changes;

•

employee matters;

•

environmental matters;

•

compliance with applicable laws;

•

absence of litigation; and

•

compliance with applicable provisions of securities laws.

Covenants

ITAC and IXI have each agreed to take such actions as are necessary, proper or advisable to consummate the merger. They have also agreed, subject to certain exceptions, to continue to operate their respective businesses in the ordinary course prior to the closing and not to take the following actions without the prior written consent of the other party:

•

waive any stock repurchase rights, accelerate, amend or (except as specifically provided for in the merger agreement) change the period of exercisability of options, warrants or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

•

grant any severance or termination pay to any officer or key employee except pursuant to applicable law, written agreements outstanding, or policies existing on the date of the merger agreement, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement;

•

transfer or license to any person or otherwise extend, amend or modify any material rights to any intellectual property of IXI or ITAC, as applicable, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices;

•

declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

•

purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of IXI and ITAC, as applicable, other than repurchases of unvested shares at cost in connection with the termination of the relationship with any employee or consultant pursuant to stock option or purchase agreements in effect on the date of the merger agreement;

•

issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities other than in connection with the exercise, exchange or conversion of any outstanding securities;

•

amend its certificate of incorporation or bylaws;

•

acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of ITAC or IXI as applicable, or without concurrently advising ITAC, enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services;

•

sell, lease, license, encumber or otherwise dispose of any properties or assets, except (A) sales of services and licenses of intellectual property in the ordinary course of business consistent with past practice,
(B) sales of inventory in the ordinary course of business consistent with past practice, (C) the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party, and (D) extend any leases of real property outstanding as of the date of the merger agreement;

•

incur any indebtedness for borrowed money in excess of $150,000 in the aggregate or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of ITAC or IXI, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing (see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Bridge Loan”);

•

adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices.

•

pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of the merger agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the unaudited financial statements or in the most recent financial statements included in the ITAC SEC reports filed prior to the date of the merger agreement, as applicable, or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which IXI is a party or of which IXI is a beneficiary or to which ITAC is a party or of which ITAC is a beneficiary, as applicable;

•

except in the ordinary course of business consistent with past practices, enter into, modify, amend or terminate any contract of IXI, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

•

except as required by Israeli GAAP or by the conversion of IXI’s financial statements to U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

•

except in the ordinary course of business consistent with past practices, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $25,000 in any 12 month period;

•

engage in any action that could reasonably be expected to cause the merger to fail to qualify as a “reorganization” under Section 368(a) of the Code;

•

make or rescind any tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the tax liability or tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for tax purposes or prepare or file any return in a manner inconsistent with past practice;

•

form, establish or acquire any subsidiary except as contemplated by the merger agreement;

•

permit any person to exercise any of its discretionary rights under any plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans;

•

make capital expenditures except in accordance with prudent business and operational practices consistent with prior practice;

•

take or omit to take any action which would be reasonably anticipated to have a material adverse effect;

•

enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders or other affiliates, other than (A) the payment of salaries for services rendered, (B) the reimbursement of reasonable expenses incurred on behalf of IXI or ITAC (as applicable), or (C) the providing of other employee benefits made generally available to all employees; or

•

agree in writing or otherwise agree, commit or resolve to take any of the foregoing actions.

The merger agreement also contains additional covenants of the parties, including covenants providing for:

•

the parties to use commercially reasonable efforts to obtain all necessary approvals from stockholders, governmental agencies and other third parties that are required for the consummation of the transactions contemplated by the merger agreement;

•

IXI to maintain insurance polices providing insurance coverage for its business and its assets in the amounts and against the risks as are commercially reasonable for the businesses and risks covered;

•

the protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

•

IXI to waive its rights to make claims against ITAC to collect from the trust account established for the benefit of the ITAC stockholders who purchased their securities in ITAC’s IPO for any moneys that may be owed to them by ITAC for any reason whatsoever, including breach by ITAC of the merger agreement or its representations and warranties therein;

•

certain IXI stockholders to enter into lock-up agreements with respect to any shares of ITAC common stock they receive upon the merger;

•

IXI to file with the Israeli Income Tax Commissioner an application for the Israeli Tax Pre-Ruling; and

•

ITAC and IXI to use their reasonable best efforts to obtain the listing for trading on the Nasdaq Global Market or Nasdaq Capital Market of ITAC common stock. If such listing is not obtainable by the closing of the merger, ITAC and IXI will continue to use their best efforts after closing of the merger to obtain such listing.

Conditions to Closing of the Merger

General Conditions

Consummation of the merger agreement and the related transactions is conditioned on the ITAC stockholders, at a meeting called for these purposes, (i) approving the merger proposal, (ii) approving the name change amendment, and (iii) approving the capitalization amendment. The ITAC stockholders will also be asked to approve the Article Sixth amendment and the director proposal. The consummation of the merger is not dependent on the approval of any of the latter actions.

In addition, the consummation of the transactions contemplated by the merger agreement is conditioned upon normal closing conditions in a transaction of this nature, including:

•

no order, stay, judgment or decree being issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of such transactions;

•

ITAC’s stockholders having approved the merger agreement, the name change amendment and the capitalization amendment;

•

holders of fewer than 20% of the shares of ITAC common stock issued in ITAC’s IPO and outstanding immediately before the consummation of the merger shall have properly exercised their rights to convert their shares into a pro rata share of the trust account in accordance with ITAC’s amended and restated certificate of incorporation;

•

the execution and delivery to each party of each of the various transaction documents;

•

the delivery by each party to the other party of a certificate to the effect that the representations and warranties of the delivering party are true and correct in all material respects as of the closing and all covenants contained in the merger agreement have been materially complied with by the delivering party;

•

the receipt of necessary consents and approvals by third parties, including the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade and Labor, and the completion of necessary proceedings;

•

holders of not more than 5% of the shares of IXI’s common stock outstanding immediately before the closing shall not have taken action to exercise their appraisal rights under the DGCL;

•

either (i) IXI shall have received an exemption from certain Israeli securities laws or (ii) ITAC shall have offered to purchase employee options from a sufficient number of holders of employee options to permit IXI to avoid the need to satisfy such Israeli securities laws; and

•

ITAC’s common stock being quoted on the OTCBB or listed for trading on the Nasdaq Global Market or Nasdaq Capital Market.

IXI’s Conditions to Closing

The obligations of IXI to consummate the transactions contemplated by the merger agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•

there shall have been no material adverse effect with respect to ITAC since the date of the merger agreement;

•

IXI shall have received a legal opinion from Graubard Miller, counsel to ITAC;

•

ITAC shall have made appropriate arrangements with Continental Stock Transfer & Trust Company to have the trust account disbursed to ITAC immediately upon the consummation of the merger;

•

IXI’s existing directors’ and officers’ liability insurance policy (or any policy substituted therefore) shall be in full force and effect;

•

the trust account established for the benefit of the holders of ITAC’s shares purchased in the IPO shall contain no less than $32,955,360, less amounts paid to stockholders who have elected to exercise their conversion rights and shall be dispersed to ITAC immediately upon the closing;

•

the registration rights agreement shall be in full force and effect; and

•

IXI shall have received the Israeli Pre-Tax Ruling from the Israeli Income Tax Commissioner.

ITAC’s Conditions to Closing

The obligations of ITAC to consummate the transactions contemplated by the merger agreement, in addition to the conditions described above in the second paragraph of this section, are conditioned upon each of the following, among other things:

•

there shall have been no material adverse effect with respect to IXI since the date of the merger agreement;

•

all shares of IXI’s preferred stock, or warrants for the purchase of preferred stock, shall have been converted into common stock, or warrants to purchase shares of common stock, prior to the closing;

•

immediately prior to the closing, IXI stockholders and holders of warrants to purchase common stock who hold not less than 90% of the issued and outstanding shares of IXI common stock on a fully diluted basis shall either (i) be subject to the restrictions contained in a lock-up agreement or (ii) be otherwise subject to restrictions with respect to the transfer of any shares of ITAC common stock that such holder may receive pursuant to the merger agreement for a period of not less than 180 days;

•

the employment agreements between IXI and Gideon Barak and IXI Mobile (R&D) Ltd., a subsidiary of IXI, and Amit Haller, will be in full force and effect;

•

ITAC shall have received legal opinions in an agreed upon form from Day, Berry & Howard LLP and Kramer Levin Naftalis & Frankel LLP, counsel to IXI;

•

ITAC shall have received a legal opinion in an agreed upon form from intellectual property counsel to IXI;

•

ITAC shall have received a “fairness opinion” from Trigger-Foresight to the effect that the merger and the other transactions contemplated by the merger agreement are fair, from a financial point of view, to the stockholders of ITAC. ITAC has already received such opinion, which is annexed as Annex C hereto; and

•

ITAC shall have received “comfort” letters from Kost, Forer, Gabbay and Kasierer a member of Ernst & Young Global, dated the effective date of this proxy statement and the date of consummation of the merger in forms customary for transactions of this nature, confirming that certain financial data in this proxy statement, other than the numbers in the actual financial statements, are accurate and/or derived from the financial statements or IXI’s financial records.

Indemnification

As the sole remedy for the obligation of the stockholders of IXI to indemnify and hold harmless ITAC for any damages, whether as a result of any third party claim or otherwise, and which arise as a result of or in connection with the breach of representations and warranties and agreements and covenants of IXI, there will be deposited in escrow, until December 31, 2007, up to a maximum of 781,800 shares (depending upon the number of IXI options exercised prior to December 31, 2007) of the 7,818,000 shares of ITAC common stock to be issued or issuable to the holders of IXI’s common stock, options and warrants upon consummation of the merger. These “indemnification shares” will be held in escrow pursuant to the same escrow agreement that the 10,000,000 contingent shares are being held in as described above. Claims with respect to the indemnification shares may be asserted once any damages exceed the aggregate of $1,000,000 after which the full amount of such claims shall be indemnifiable. Any indemnification payments shall be paid solely from the shares held back, allocated pro rata among all of the IXI stockholders and those IXI stock option and warrant holders who exercise their securities during the escrow period, and shall be deemed to be an adjustment to the merger consideration. For purposes of satisfying an indemnification claim, shares of ITAC common stock will be valued at the average reported last sales price for the ten trading days ending on the last day prior to the day that the claim is paid. The number of ITAC shares issuable upon exercise of IXI options after December 31, 2007 will be equitably adjusted in the event of any claim by ITAC against the indemnification shares.

ITAC’s board of directors has appointed Messrs. Frieder and Halpert to take all necessary actions and make all decisions pursuant to the escrow agreement regarding ITAC’s right to indemnification under the merger agreement. If either Messrs. Frieder or Halpert ceases to so act, the board shall appoint as a successor a person who was a director of ITAC prior to the closing who would qualify as an “independent” director of ITAC and who had no relationship with IXI prior to the closing. Each of Messrs. Frieder or Halpert, and any successor, is charged with making determinations whether ITAC may be entitled to indemnification, and may make a claim for indemnification by giving notice to Mr. Barak, as representative of IXI, with a copy to the escrow agent, specifying the details of the claim. Mr. Barak, or his successor, who may be appointed by him, or by the board of ITAC, acting through its members who were directors of IXI prior to the closing or such other person as such members may designate, may accept the claim or dispute it.

Any shares of ITAC common stock remaining in escrow on December 31, 2007 shall be released to IXI securityholders, except those shares reserved against any claims arising prior to that date, in such amounts and manner as prescribed in the escrow agreement.

Termination

The merger agreement may be terminated at any time, but not later than the closing as follows:

•

by mutual written consent of ITAC and IXI;

•

by either party if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree, ruling or other action is final and nonappealable;

•

by either party if the closing has not occurred by July 19, 2007, provided however, that a party shall not be permitted to terminate the agreement if the failure to consummate the merger by such date is a result of a failure on the part of such party to perform any covenant or obligation in the agreement required to be performed by such party at or prior to the closing or is the result of such party’s breach of any representation or warranty of such party contained in the agreement;

•

by either party if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within thirty business days of the notice of an intent to terminate, provided that the terminating party is itself not in breach; or

•

by either party if, at the ITAC stockholder meeting, the merger agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of a majority of the holders of ITAC’s common stock sold in its IPO present in person or represented by proxy and entitled to vote at the special meeting, or the holders of 20% or more of the shares issued in ITAC’s IPO properly exercise their conversion rights.

If permitted under the applicable law, either ITAC or IXI may waive any inaccuracies in the representations and warranties made to such party contained in the merger agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the merger agreement. Pursuant to ITAC’s amended and restated certificate of incorporation, the condition requiring that the holders of fewer than 20% of the shares of ITAC common stock issued in its IPO affirmatively vote against the merger proposal and properly demand conversion of their shares into cash may not be waived. We cannot assure you that all of the conditions will be satisfied or waived.

The merger agreement does not specifically address the rights of a party in the event of a refusal or wrongful failure of the other party to consummate the merger. In such event, the non-wrongful party would be entitled to assert its legal rights for breach of contract against the wrongful party.

Effect of Termination

In the event of proper termination by either ITAC or IXI, the merger agreement will become void and have no effect, without any liability or obligation on the part of ITAC or IXI, except that:

•

the confidentiality obligations set forth in the merger agreement will survive;

•

the waiver by IXI of all rights against ITAC to collect from the trust account any moneys that may be owed to them by ITAC for any reason whatsoever, including but not limited to a breach of the merger agreement, and the acknowledgement that it will not seek recourse against the trust account for any reason whatsoever, will survive;

•

the rights of the parties to bring actions against each other for breach of the merger agreement will survive; and

•

the fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, as well as each party paying one-half of certain joint legal expenses.

Fees and Expenses

All fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expenses whether or not the merger is consummated, except with respect to the joint legal fees described above. If the merger is consummated, it is anticipated that the fees and expenses of IXI will be paid with monies from ITAC’s trust account.

Finder’s and Other Fees

IXI was introduced to ITAC by IWV, an unaffiliated entity. In consideration thereof, ITAC has agreed to pay to IWV $330,000 contingent upon consummation of the merger. Neither IWV nor its principals and affiliates has any relationship or affiliation with ITAC, any of ITAC’s principals or affiliates or with EarlyBirdCapital or Maxim Group.

In connection with IXI’s bridge loan, IXI engaged EarlyBirdCapital and Maxim Group to act as exclusive co-placement agents in the United States and as non-exclusive co-placement agents in Europe.  As co-placement agents for the bridge loan, EarlyBirdCapital and Maxim Group agreed to advise and assist IXI in completing its bridge and introducing IXI to potential bridge investors.  As compensation for their services, IXI paid EarlyBirdCapital and Maxim Group a cash fee of $700,000 and $50,000 to reimburse them for their expenses. Additionally, IXI engaged Clal Finance Underwriting Ltd. to act as exclusive agent in Israel and as non-exclusive co-placement agent in Europe. As compensation for Clal’s services, IXI paid Clal a cash fee of $700,000 and another $300,000 will be paid upon the earlier of (i) the consummation of the merger and (ii) December 31, 2006. In addition, conditional on the closing of the merger, Clal will be entitled to receive 30,000 shares of ITAC common stock.

IXI also engaged EarlyBirdCapital and Maxim Group to provide certain advisory services, at IXI’s request, in connection with the merger with ITAC including the review of presentation and marketing materials and other materials developed by IXI regarding IXI and the merger. As compensation for these services, IXI agreed to pay EarlyBirdCapital and Maxim Group, upon consummation of the merger, a cash fee of $700,000 and issue them an aggregate of 36,000 shares of ITAC common stock and warrants to purchase an aggregate of 100,000 shares of ITAC common stock at an exercise price of $5.00 per share, which warrants will be identical to ITAC’s public warrants.

ITAC has also engaged Meitav Underwriting to provide certain advisory services in connection with the merger with IXI, including the review of presentation and marketing materials and other materials developed by ITAC regarding ITAC and the merger. As compensation for these services, ITAC agreed to issue Meitav Underwriting 100,000 shares of ITAC common stock upon consummation of the merger.

Except for ITAC’s obligations to IWV and those certain private placement agents ITAC has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agent’s commissions or any similar charges in connection with the merger or any transaction contemplated thereby.

Confidentiality; Access to Information

ITAC and IXI will afford to the other party and its financial advisors, accountants, counsel and other representatives prior to the completion of the merger reasonable access during normal business hours, upon reasonable notice, to all of their respective properties, books, records and personnel to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel, as each party may reasonably request. ITAC and IXI will maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by the merger agreement.

Amendment

The merger agreement may be amended by the parties thereto at any time by execution of an instrument in writing signed on behalf of each of the parties.

Extension; Waiver

At any time prior to the closing, any party to the merger agreement may, in writing, to the extent legally allowed:

•

extend the time for the performance of any of the obligations or other acts of the other parties to the agreement;

•

waive any inaccuracies in the representations and warranties made to such party contained in the merger agreement or in any document delivered pursuant to the merger agreement; and

•

waive compliance with any of the agreements or conditions for the benefit of such party contained in the merger agreement.

Public Announcements

ITAC and IXI have agreed that until closing or termination of the merger agreement, the parties will:

•

cooperate in good faith to jointly prepare all press releases and public announcements pertaining to the merger agreement and the transactions governed by it; and

•

not issue or otherwise make any public announcement or communication pertaining to the merger agreement or the transaction without the prior consent of the other party, which shall not be unreasonably withheld by the other party, except as may be required by applicable laws or court process.

Employment Agreements

Each of Israel Frieder, ITAC’s chairman of the board and chief executive officer, Gideon Barak, IXI’s chairman, and Amit Haller, IXI’s president and chief executive officer, are parties to separate agreements governing their employment. Mr. Frieder’s agreement is between ITAC and A.A. Pearl Investments Ltd., an entity controlled by Mr. Frieder. Mr. Barak’s agreement is with IXI Mobile (R&D) Ltd., a subsidiary of IXI. Mr. Haller’s agreement is with IXI.

A.A. Pearl Management Services Agreement

The management services agreement between ITAC and A.A. Pearl provides that A.A. Pearl will make Mr. Frieder’s services as co-chairman of the board available to ITAC beginning on the closing date of the merger and continuing for an initial period of two years. The agreement will automatically renew for additional terms of one year each, unless terminated by either party by at least 90 days’ notice prior to a scheduled expiration date.

The agreement provides for a monthly management fee of $17,500 (or $210,000 per year) effective upon closing of the merger. A.A. Pearl will also be entitled to reimbursement for all normal, usual and necessary expenses incurred or paid by it or Mr. Frieder in the performance of Mr. Frieder’s duties. A.A. Pearl will be paid an additional amount on account of daily travel expenses to which Mr. Frieder may be entitled under Israeli law. At A.A. Pearl’s option, ITAC will provide A.A. Pearl with an automobile for Mr. Frieder’s use and pay the expenses associated therewith subject to an agreed decrease the monthly payments due A.A. Pearl. So long as A.A. Pearl is provided with an automobile for Mr. Frieder’s use, A.A. Pearl will not be entitled to reimbursement of daily travel expenses or similar costs. Mr. Frieder will also be entitled to participate in bonus arrangements and equity compensation grants from time to time based on the determination of ITAC’s board or relevant committee.

If the agreement is terminated by ITAC for any reason other than Termination for Cause or is terminated by A.A. Pearl for Justifiable Reason:

•

A.A. Pearl will be entitled to receive an amount equal to its management fee for the twelve-month period following such termination (the “Severance Period”);

•

options to purchase shares of ITAC that may be granted to A.A. Pearl or Mr. Frieder in the future, if any, will become vested; and the exercise period of such options shall be extended to the full term of such options, which shall be deemed to be 10 years if the plan governing any such option does not contain a provision in such regard or earlier upon a “change of control” event (as defined in the relevant stock option plan);

•

A.A. Pearl or Mr. Frieder, as applicable, will be entitled to receive formulaic bonuses, if any, that would have been due during the Severance Period; if the Severance Period ends prior to the completion of any calendar year or prior to the publication of the financial statements of ITAC and its subsidiaries for a given calendar year, A.A. Pearl or Mr. Frieder will be entitled to a proportionate share of such bonuses.

If a Termination for Cause of the management services agreement is effected by ITAC or if ITAC terminates the management services agreement other than for a Justifiable Reason, A.A. Pearl or Mr. Frieder shall be entitled only to the management fee, options and bonuses (subject to vesting events and conditions precedent) that would have been due to them in the three-month period following giving of the notice of termination. Options that vest prior to the expiration of such three-month period shall be exercisable no later than six months following such date or earlier upon a “change of control” event (as defined in the relevant stock option plan).

The management services agreement also contains provisions relating to the protection of the confidentiality of proprietary information, assignment of inventions and restrictions on the ability of A.A. Pearl and Mr. Frieder to compete and solicit employees and customers for six months following expiration or termination of the agreement for whatever reason.

Gideon Barak Employment Agreement

Mr. Barak’s employment agreement provides for him to serve in the position of co-chairman of the board of ITAC, IXI and IXI Mobile (R&D) Ltd. (collectively, the “Group”) beginning on the closing date of the merger and continuing until the agreement may be terminated by either party on 90 days’ prior notice to the other party. The agreement will also terminate upon a “Termination for Cause” (as defined in the agreement) by the subsidiary or if terminated by Mr. Barak for “Justifiable Reason” (as defined in the agreement).

Mr. Barak’s agreement provides for an annual salary which brings the total annual cost to IXI Mobile (R&D) Ltd. to $210,000. Such total annual cost includes all expenses related to the Managers’ Insurance, advanced study fund, vacation days, sick leave, recreation pay, car deduction and its attributed income, payments made by IXI Mobile (R&D) Ltd. as required by the Israeli social security system and any mandatory deductions under applicable law. He is also entitled to reimbursement for all necessary and actual business expenses incurred or paid by him in the performance of his duties in accordance with IXI’s policies, as the same shall change from time to time.

Immediately prior to the closing of the merger, Mr. Barak will be granted by IXI, pursuant to IXI’s Israeli share option plan, that number of shares of IXI’s Common Stock which, upon conversion to shares of Common Stock of ITAC, shall equal 216,000 shares of ITAC’s Common Stock.

Mr. Barak will be granted, immediately under consummation of the merger, options to purchase up to 750,000 shares of ITAC common stock (“Additional Options”), exercisable, to the extent such options become vested, at $5.00 per share. The options will vest based on the Group attaining the following targets:

•

if the Group’s net income equals or exceeds $15,000,000 for the calendar year ending December 31, 2007, options will vest to purchase up to 150,000 shares of ITAC common stock in proportion to the amount by which the Group’s net income exceeds $15,000,000 up to a maximum of $25,000,000 (the “2007 Net Income Additional Options”), and to the extent that less than 150,000 shares of ITAC common stock will become vested, the options representing the difference between the options so vested and 150,000 shall expire;

•

if the Group’s net income equals or exceeds $20,000,000 for the calendar year ending December 31, 2008, options will vest to purchase up to 150,000 shares of ITAC common stock in proportion to the amount by which the Group’s net income exceeds $20,000,000 up to a maximum of $45,000,000 (the “2008 Net Income Additional Options”), and to the extent that less than 150,000 shares of ITAC common stock will become vested, the options representing the difference between the options so vested and 150,000 shall expire;

•

If ITAC common stock trades, for any 20 trading days out of any 30 consecutive trading days at any time during the period commencing on the consummation of the merger and ending on the fourth anniversary, at an amount equal to or exceeding:

•

$8.50 per share (“First Share Price Trigger”), options to purchase 150,000 shares of ITAC common stock will vest (the “First Share Price Additional Options”);

•

$9.50 per share (“Second Share Price Trigger”), options to purchase 150,000 shares of ITAC common stock will vest (the “Second Share Price Additional Options”); and

•

$12.00 per share (“Third Share Price Trigger”), options to purchase 150,000 shares of ITAC common stock will vest (the “Third Share Price Additional Options”).

If ITAC engages in a change of control transaction after the consummation of the merger and prior to the fourth anniversary thereof in which the consideration paid to holders of ITAC common stock exceeds $11.00 per share then the 2007 Net Income Additional Options, the 2008 Net Income Additional Options, the First Share Price Additional Options and the Second Share Price Additional Options will vest, to the extent that such options have not already vested.

In addition, if the consideration paid to holders of ITAC common stock in a change of control transaction equals or exceeds $12.00 per share, then the Third Share Price Additional Options will vest, to the extent that such options have not already vested.

For purposes of Mr. Barak’s agreement, a change of control transaction has the same meaning as it does in the merger agreement.

In addition, Mr. Barak is entitled to an “Annual Bonus” and “Target Bonuses.” The Annual Bonus entitles Mr. Barak, commencing with the 2006 calendar year, to a payment equal to 2% of that portion of the annual consolidated net profit of the Group that exceeds the amount of consolidated net income of the Group for the immediately preceding calendar year. In calculating the “net income,” “Management Incentive Expenses” (as defined in the Merger Agreement) are not included.

The Target Bonuses entitle Mr. Barak to the following payments:

•

a cash bonus (the “Share Price Bonus”) of $200,000 upon the achievement of the First Share Price Trigger prior to the fourth anniversary of the closing of the merger;

•

if Mr. Barak becomes entitled to the Share Price Bonus, he will be eligible to receive additional cash bonuses of up to $800,000 (“Second Bonus”) in the following circumstances: (i) if ITAC receives funds of not less than $45,000,000 upon the exercise of its warrants outstanding on February 28, 2006 (“Parent Warrants”), he will be entitled to the full amount of $800,000; (ii) if the ITAC board of directors calls for the cashless exercise of the lower of (a) all outstanding Parent Warrants or (b) at least 69% of the number of Parent Warrants issued in the IPO, Mr. Barak shall be entitled to the full amount of $800,000; and (iii) if ITAC receives proceeds from the exercise of Parent Warrants of less than $45,000,000, then Mr. Barak shall be entitled to a bonus in the amount that bears the same proportion to $800,000 as the amount of such proceeds received by ITAC bears to $45,000,000. In no event shall the bonuses payable to Mr. Barak that are described in this paragraph exceed $800,000.

•

Mr. Barak shall also be entitled to cash bonuses of $200,000 each for the achievement of each of the following: (i) if the Group’s total revenues for calendar year 2006 (calculated as set forth in the Merger Agreement) equal or exceed $45,000,000; (ii) the Second Share Price Trigger; and (iii) the Third Share Price Trigger, in each case prior to the fourth anniversary of the closing of the merger.

•

if the Group’s net income for calendar year 2007 exceeds $15,000,000, Mr. Barak shall be entitled to a cash bonus equal to $200,000 multiplied by the lesser of (a) one or (b) a fraction of which the numerator is the excess of the Group’s net income for such year over $15,000,000 and the denominator is $10,000,000.

•

if the Group’s net income for calendar year 2008 exceeds $20,000,000, Mr. Barak shall be entitled to a cash bonus equal to $200,000 multiplied by the lesser of (a) one or (b) a fraction of which the numerator is the excess of the Group’s net income for such year over $20,000,000 and the denominator is $25,000,000.

If Mr. Barak’s employment agreement is terminated by the subsidiary for any reason other than Termination for Cause or is terminated by him for Justifiable Reason,

•

he will be entitled to receive his salary and benefits (including Target Bonuses and Annual Bonuses) for the twelve-month period following such termination (the “Severance Period”);

•

all Additional Options that are not vested will vest upon occurrence of the triggering events even if such triggering events occur after termination;

•

all options held by him to purchase shares of ITAC that were converted from options to purchase shares of IXI will become vested; and the exercise period of such options and all Additional Options shall be extended to the full term of such options, which shall be deemed to be 10 years if the plan governing any such option does not contain a provision in such regard or earlier upon a “change of control” event (as defined in the subsidiary’s stock option plan);

•

if the Severance Period ends prior to the completion of any calendar year or prior to the publication of the financial statements of the Group for a given calendar year, he will be entitled to a proportionate share of all Target Bonuses and Annual Bonuses; and

•

if the First Share Price Trigger is achieved following the effective date of termination but before the fourth anniversary of the closing of the merger, he shall be entitled to receive the Share Price Bonus and the Second Bonus, subject to fulfillment of the pre-conditions described above.

If a Termination for Cause of Mr. Barak’s employment is effected by the subsidiary or his employment is terminated by him for a reason other than Justifiable Reason, he shall be entitled only to the salary and benefits and the Annual Bonuses, Target Bonuses, Share Price Bonus, Second Bonus and Additional Options (subject to vesting events and conditions precedent) that would have been due to him in the three-month period following giving of the notice of termination. Options that vest prior to the expiration of such three-month period shall be exercisable no later than six months following such date or earlier upon a “change of control” event (as defined in the relevant stock option plan).

Mr. Barak’s employment agreement also contains provisions relating to the protection of the confidentiality of proprietary information, assignment of inventions and restrictions on his ability to compete and solicit employees and customers until six months following termination of his employment. Also, he may replace his employee/employer relationship with a management service agreement at no additional cost to the Group.

Amit Haller Employment Agreement

Mr. Haller’s employment agreement provides for him to serve as president and chief executive officer of IXI. The agreement may be terminated by either party on 90 days’ prior notice to the other party. The agreement may also be terminated by either party for “just cause” (as defined in the agreement).

The agreement provides for an annual salary of $250,000 effective upon the closing of the merger, payable in equal monthly installments. Mr. Haller is eligible to participate in all of IXI’s benefit plans. He is also entitled to reimbursement for all normal, usual and necessary expenses incurred or paid by him in the performance of his duties.

Immediately prior to the closing of the merger, Mr. Haller will be granted by IXI, pursuant to IXI’s U.S. share option plan, that number of options to purchase IXI’s Common Stock which, upon conversion to options to purchase Common Stock of ITAC, shall equal 216,000 shares of ITAC’s Common Stock at an exercise price equal to the fair market value of the shares on the date of grant.

Mr. Haller will be granted, immediately under consummation of the merger, options to purchase up to 750,000 shares of ITAC common stock, exercisable, to the extent such options become vested, at an exercise price equal to the fair market value of ITAC’s common stock at the date of such grant. Such options shall be in the same amounts and on the same terms as the options being issued to Mr. Barak as described above.

Mr. Haller will also be entitled to an Annual Bonus and Target Bonuses including the Share Price Bonus and Second Bonus on the same terms and conditions as Mr. Barak, as described above.

Subject to the closing of the merger, Mr. Haller shall be entitled to a one-time lump-sum bonus in the gross amount of $220,000 payable immediately following the closing (“Closing Bonus”). IXI will deduct from the net amount of the Closing Bonus payable to Mr. Haller the full amount of the loan outstanding and owed by Mr. Haller to IXI, in the sum of $110,000.

If Mr. Haller’s employment agreement is terminated by IXI other than for just cause or is terminated by Mr. Haller for just cause, he will be entitled to the same severance benefits as are described above with respect to a termination by the subsidiary of Mr. Barak’s employment other than a Termination for Cause or a termination by Mr. Barak for Justifiable Reason. Similarly, if Mr. Haller’s employment is terminated by IXI for just cause or by Mr. Haller other than for just cause, Mr. Haller will be entitled to the same severance benefits as are described above with respect to a Termination for Cause by the subsidiary of Mr. Barak’s employment or a termination by Mr. Barak other than for Justifiable Reason.

Mr. Haller’s employment agreement also contains provisions relating to the protection of the confidentiality of proprietary information, assignment of inventions and restrictions on his ability to compete with IXI for six months following termination of his employment and on his ability to solicit employees and customers until one year following termination of his employment.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet combines the unaudited consolidated historical balance sheet of IXI and the unaudited historical balance sheet of ITAC, in each case, as of September 30, 2006 giving effect to the merger of IXI and ITAC pursuant to the merger agreement, as if the merger had been consummated on September 30, 2006. The following unaudited pro forma condensed consolidated statements of operations combine the unaudited consolidated historical statements of operations of IXI and the unaudited historical statements of operations of ITAC, for the nine months ended September 30, 2006 and the audited consolidated historical financial statements of IXI and the audited historical financial statements of ITAC for the year ended December 31, 2005, giving effect to the merger of IXI and ITAC pursuant to the merger agreement, as if the merger had been consummated on January 1, 2006 and 2005, respectively.

ITAC is providing the following information to aid you in your analysis of the financial aspects of the merger. The pro forma condensed balance sheet and statements of operations information is derived from IXI’s unaudited consolidated balance sheet data and statements of operations and ITAC’s unaudited balance sheet data and statement of operations in each case as of September 30, 2006 and for the nine month period then ended and for the year ended December 31, 2005 both of which are included elsewhere in this proxy statement. Neither IXI nor ITAC assumes any responsibility for the accuracy or completeness of the information provided by the other party. This information should be read together with IXI’s audited and unaudited financial statements and related notes included in this document under IXI’s Consolidated Financial Statements and ITAC’s audited and unaudited financial statements included in this document under ITAC’s Consolidated Financial Statements.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the merger, factually supportable, and expected to have a continuing impact on the combined results.

The unaudited pro forma consolidated financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. Because the plans for these activities have not been finalized, we are not able to reasonably quantify the cost of such activities. You should not rely on the pro forma consolidated financial information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the combined company will experience.

The following information should be read in conjunction with the pro forma condensed consolidated information:

•

Accompanying notes to the unaudited pro forma condensed consolidated balance sheet and statement of operations.

•

Separate historical consolidated financial statements of IXI for the years ended December 31, 2005 and the nine months ended September 30, 2006 included elsewhere in this document.

•

Separate historical financial statements of ITAC for the period from February 22, 2005 (inception) to December 31, 2005 and the nine months ended September 30, 2006 included elsewhere in this document.

The unaudited pro forma condensed consolidated balance sheet at September 30, 2006 have been prepared using two different levels of assumptions by the ITAC stockholders, as follows:

•

Assuming No Conversions: This presentation assumes that no stockholders of ITAC seek to convert their shares into a pro rata share of the trust account; and

•

Assuming Maximum Conversions: This presentation assumes stockholders owning 1,263,599 shares of the ITAC common stock sold in the IPO seek conversion.

The unaudited pro forma condensed consolidated balance sheet was prepared on the basis of treating the merger as a capital transaction by IXI. Accordingly, for accounting purposes, the merger will be treated as the equivalent of IXI issuing stock for the net monetary assets of ITAC. The net monetary assets of ITAC will be stated at their fair value, essentially equivalent to historical costs, with no goodwill or other intangible assets recorded. The retained earnings deficit of IXI will be carried forward after the merger. Operations prior to the merger will be those of IXI.

The unaudited pro forma condensed consolidated statements of operations and earnings per share for the nine months ended September 30, 2006, and for the year ended December 31, 2005 have been prepared on the basis that the merger occurred in January 1, 2005 and 2006, respectively, using two different levels of assumptions that effect the earnings per share calculation by the ITAC stockholders, as follows:

•

Assuming No Conversions: This presentation assumes that no stockholders of ITAC seek to convert their shares into a pro rata share of the trust account; and

•

Assuming Maximum Conversions: This presentation assumes stockholders owning 1,263,599 shares of the ITAC common stock sold in the IPO seek conversion.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

Assuming No Conversions

September 30, 2006
($US in Thousands)

	IXI	ITAC	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Current Assets:

Cash and cash equivalents			34,377	(1)
			(988)	(1)
			(200)	(1)
			(430)	(1)

	$9,483	$247	110	(3)	$42,599
US Government securities deposited held in Trust Fund		34,377	(34,377)	(1)	0
Other current assets	23,166	38			23,204
Total current assets	32,649	34,662			65,803

			158	(1)
Other assets	3,497	—	(737)	(1)	2,918
Total assets	$36,146	$34,662			$68,721

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Total current liabilities	$31,793	$93	$(157)	(1)	$31,729
			(3,417)	(3)
			(2,100)	(3)
Total long-term liabilities	20,633		(1,418)	(3)	13,698
Common stock, subject to possible conversion		6,872	(6,872)	(2)	—

Stockholders’ Deficiency:
Stock capital –
			1	(3)
Common Stock	44	1	(44)	(3)	2
Preferred Stock	351		(351)	(3)	—
Additional paid-in capital			6,872	(2)
			(1,998)	(1)
			1,418	(3)
			32	(3)
			158	(1)
			2,100	(1)
			3,417	(3)
			2,100	(3)
	68,160	27,405	685	(3)	110,349
Notes receivable	(110)		110	(3)	0
Earnings accumulated during development stage		291	(291)	(3)	0
Accumulated deficit	(84,725)		(200)	(1)
			(32)	(3)
			(2,100)	(1)

					(87,057)
Total stockholders’ (deficit) equity	(16,280)	27,697			23,294
Total liabilities and stockholders’ deficiency	$36,146	$34,662			$68,721

See notes to unaudited pro forma condensed consolidated balance sheet.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

Assuming Maximum Conversions

September 30, 2006
($US in Thousands)

	IXI	ITAC	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Current Assets:
Cash and cash equivalents			34,377	(4)
			(6,872)	(4)
			(430)	(4)
			(988)	(4)
			(200)	(4)

	$9,483	$247	110	(5)	$35,727
US Government securities deposited held in Trust Fund		34,377	(34,377)	(4)	0
Accrued Interest receivable, Trust Fund
Other current assets	23,166	38			23,204
Total current assets	32,649	34,662			58,931
			158	(4)
Other assets	3,497	—	(737)	(4)	2,918
Total assets	$36,146	$34,662			$61,849

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Total current liabilities	$31,793	$93	(157)	(4)	$31,729
			(3,417)	(3)
			(2,100)	(5)
Total long-term liabilities	20,633		(1,418)	(5)	13,698
Common stock, subject to possible conversion		6,872	(6,872)	(4)	—

Stockholders’ Deficiency:
Stock capital –
Common Stock	44	1	(44)	(5)	1
Preferred Stock	351		(351)	(5)	—
Additional paid-in capital
			32	(5)
			(1,998)	(4)
			3,417	(5)
			2,100	(5)
			158	(4)
			2,100	(4)
			1,418	(5)
	68,160	27,405	686	(4)	103,478
Notes receivable	(110)		110	(5)	—
Earnings accumulated during development stage		291	(291)	(5)	—
Accumulated deficit	(84,725)
			(32)	(5)
			(200)	(4)

			(2,100)	(4)	(87,057)
Total stockholders’ (deficit) equity	(16,280)	27,697			16,422
Total liabilities and stockholders’ deficiency	$36,146	$34,662			$61,849

See notes to unaudited pro forma condensed consolidated balance sheet.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

Assuming No Conversions

(1)	$34,377	Conversion of U.S. Government securities held in trust fund into cash and cash equivalent.
(430)

Reflects approximately $1,010 of IXI transaction costs , including but not limited to, fees for financial advisors, accountants, attorneys and other related costs. As of September 30, 2006 $580 of the transaction costs had been paid.

	$(988)	Reflects approximately $988 of ITAC transaction costs, including but not limited to, fees for financial advisors, accountants, attorneys and other related costs.
	$(34,377)	Conversion of U.S. Government securities held in trust fund into cash and cash equivalent.
$(737)

As of September 30, 2006, approximately $737 of transaction cost had been incurred by the two parties which has been recorded within other assets. Of the $737  in transaction cost incurred, approximately $580 had been paid in cash and $157 is accrued within current liabilities at September 30, 2006.

	$(157)	As of September 30, 2006, approximately $157 of transaction cost had been included within current liabilities.
	$(1,998)	Reduction of additional paid in capital for transaction cost, including but not limited to, fees for financial advisors, accountants and attorneys, other related cost.
	$(200)	Bonus to be paid upon merger to the chief executive officer.
	158	Issuance of 30,000 shares to Clal.
	$2,100	Issuance of shares for finance expense - credit line.
	$(2,100)	Issuance of shares for finance expense - credit line.
(2)	$(6,872)	Reclassification of common stock, subject to possible conversion to paid-in capital.
	$6,872	Reclassification of common stock, subject to possible conversion to paid-in capital.
(3)	$(44)	Common stock – adjustment – cancellation of stockholders equity of legal acquirer.
	1	Issuance of shares due to merger.
	$(351)	Preferred stock – adjustment – cancellation of stockholders equity of legal acquirer.
	$110	Notes receivable to be received in cash.
	$(291)	Adjustment – cancellation of stockholders equity of legal acquirer.
	$685	cancellation of IXI common stock, preferred stock and ITAC accumulated earnings during development stage.
	$1,418	Increase in fair value of embedded coversion option upon modification of Convertible Bridge Loan.
	$(1,418)	Increase in fair value of embedded coversion option upon modification of Convertible Bridge Loan.
	$(32)	Issuance of 100,000 warrants for finance expense.
	$32	Issuance of 100,000 warrants for finance expense.
	$(3,417)	Issuance of shares for finance expense – Convertible Bridge Loan.
	$3,417	Issuance of shares for finance expense – Convertible Bridge Loan.
	$2,100	Issuance of additional 400,000 shares accounted for as modification fees Convertible Bridge Loan.
	$(2,100)	Issuance of additional 400,000 shares accounted for as modification fees Convertible Bridge Loan.

Assuming Maximum Conversions

(4)	$34,377	Conversion of U.S. Government securities held in trust fund into cash and cash equivalent.
(430)

Reflects approximately $1,010 of IXI transaction costs , including but not limited to, fees for financial advisors, accountants, attorneys and other related costs. As of September 30, 2006 $580 of the transaction costs had been paid.

	$(988)	Reflects approximately $988 of ITAC transaction costs, including but not limited to, fees for financial advisors, accountants, attorneys and other related costs.

	$(34,377)	Conversion of U.S. Government securities held in trust fund into unrestricted cash and cash equivalent.
	$(6,872)	Exercise of conversion right.
	158	Issuance of 30,000 shares to Clal.
$(737)

As of September 30, 2006, approximately $737 of transaction cost had been incurred by the two parties which has been recorded within other assets. Of the $737  in transaction cost incurred, approximately $580 had been paid in cash and $157 is accrued within current liabilities at September 30, 2006.

	$(157)	As of September 30, 2006, approximately $157 of transaction cost had been included within current liabilities.
	$(1,998)	Reduction of additional paid in capital for transaction cost, including but not limited to, fees for financial advisors, accountants and attorneys, other related cost.
	$(200)	Bonus to be paid upon merger to the combined company’s chief executive officer.
	$2,100	Issuance of shares for finance expense – credit line.
	$(2,100)	Issuance of shares for finance expense – credit line.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

Assuming No Conversions

(5)	(44)	Common stock – adjustment – cancellation of stockholders equity of legal acquirer.
	$(351)	Preferred stock – adjustment – cancellation of stockholders equity of legal acquirer.
	$110	Notes receivable to be received in cash.
	$(291)	Adjustment – cancellation of stockholders equity of legal acquirer.
	$686	Cancellation of IXI common stock, preferred stock and ITAC accumulated earnings during development stage.
	$1,418	Increase in fair value of embedded coversion option upon modification of Convertible Bridge Loan.
	$(1,418)	Increase in fair value of embedded coversion option of upon modification Convertible Bridge Loan.
	$(32)	Issuance of 100,000 warrants for finance expense.
	$32	Issuance of 100,000 warrants for finance expense.
	$(3,417)	Issuance of shares for finance expense – Convertible Bridge Loan.
	$3,417	Issuance of shares for finance expense – Convertible Bridge Loan.
	$2,100	Issuance of additional 400,000 shares – accounted for as modification fees Convertible Bridge Loan.
	$(2,100)	Issuance of additional 400,000 shares – accounted for as modification fees Convertible Bridge Loan.

*

The proforma does not assume a conversion of the Convertible Bridge Loan. Should the Convertible Bridge Loan will be converted, ITAC stockholders may be subject to further dilution.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For The Nine Months Ended

September 30, 2006
($US In Thousands)

	IXI	ITAC		Pro Forma Adjustment		Pro Forma Combined

Revenues	$9,043	$				$9,043

Operating expenses:
Cost of revenues	10,764					10,764
Research and development, net	4,278					4,278
Selling and marketing	6,529					6,529
General and administrative	2,229		556			2,785

Total operating expenses	23,800		556			24,356
Operating loss	(14,757)		(556)			(15,313)
				976	(1)
				454	(2)
				152	(3)
Financial expenses (income), net	1,767		(731)			2,618
Other income	13					13
Taxes on income			68			68
Income (loss) from continuing operations	(16,511)		107			(17,986)
Income from discontinued operations	461					461
Net income (loss)	(16,050)		107			(17,525)

Earnings Per Share (in $US)
Assuming no conversion
Basic and diluted net income (loss) per share:
From continuing operations						(1.13)
From discontinued operations						0.03
Basic and diluted net loss per share						(1.10)
Weighted average number of shares used in computing earnings (loss) per share						15,962,065

Assuming full conversions
Basic and diluted net income (loss) per share:
From continuing operations						(1.22)
From discontinued operations						0.03
Basic and diluted net loss per share						(1.19)
Weighted average number of shares used in computing earnings (loss) per share						14,699,097

——————

(1)

Recognition of additional finance expenses relating to embedded conversion option of the Convertible Bridge Loan.

(2)

Recognition of additional finance expenses relating to the additional discount on the Convertible Bridge Loan.

(3)

Adjustment to debt issuance costs amortization rate upon modification of Convertible Bridge Loan.

Earnings per share were calculated under the following assumptions:

•

IXI and ITAC shares have a conversion rate of approximately 1:0.1488; and

•

All shares were issued and outstanding from the beginning of the period.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For The Year Ended

December 31, 2005
($US In Thousands)

	IXI	ITAC
	Year Ended December 31, 2005	For the period February 22, 2005 (inception) to December 31, 2005	Pro Forma Adjustment	Pro Forma Combined

Revenue	$7,967	$		$7,967
Operating expenses:
Cost of revenues	9,629			9,629
Research and development, net	4,271			4,271
Selling and marketing	3,323			3,323
General and administrative	1,449	144		1,593
Total operating expenses	18,672	144		18,816
Gain from terminating agreement with Cingular Wireless Services Inc.	11,695
Operating income (loss)	990	(144)		846
Other income				—
Financial expenses (income), net	1,334	(424)		910

Taxes on income		(95)		(95)

Income (loss) from continuing operations	(344)	185		(159)
Loss from discontinuing operations	11,630			11,630
Net income (loss)	(11,974)	185		(11,789)

Earnings Per Share (in $US)
Assuming no conversion
Basic and diluted net loss per share:
From continuing operations				(0.01)
From discontinued operations				(0.73)
Basic and diluted net loss per share				(0.74)
Weighted average number of shares used in computing earnings (loss) per share				15,962,065

Assuming full conversions
Basic and diluted net loss per share:
From continuing operations				(0.01)
From discontinued operations				(0.79)
Basic and diluted net loss per share				(0.80)
Weighted average number of shares used in computing earnings (loss) per share				14,699,097

NAME CHANGE AMENDMENT PROPOSAL

Pursuant to the merger agreement, we are proposing to change ITAC’s corporate name from “Israel Technology Acquisition Corp.” to “IXI Mobile, Inc.” upon consummation of the merger. The merger will not be consummated unless the proposal to change ITAC’s name is approved at the meeting. If the merger proposal is not approved, the name change amendment will not be presented at the meeting.

In the judgment of ITAC’s board of directors, the change of its corporate name is desirable to reflect ITAC’s merger with IXI. The IXI name has become a recognized name in the mobile communications business and ITAC’s board of directors feels it is important to carry this name following the merger.

The approval of the name change amendment will require the affirmative vote of the holders of a majority of the outstanding shares of ITAC common stock on the record date.

Stockholders will not be required to exchange outstanding stock certificates for new stock certificates if the amendment is adopted.

ITAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NAME CHANGE AMENDMENT.

CAPITALIZATION AMENDMENT PROPOSAL

Pursuant to the merger agreement, we are proposing to increase the number of authorized shares of ITAC common stock from 30,000,000 shares to 60,000,000 shares upon consummation of the merger. The merger will not be consummated unless the proposal to increase ITAC’s capitalization is approved at the meeting. If the merger proposal is not approved, the capitalization amendment will not be presented at the meeting.

Currently, ITAC has 7,818,000 shares of common stock outstanding and has reserved 12,636,000 shares of common stock issuable upon exercise of warrants plus 900,000 shares of common stock issuable upon exercise of a unit purchase option issued in ITAC’s IPO. Pursuant to the merger agreement, ITAC will be issuing an additional 7,818,000 shares (or rights to acquire such shares) of common stock upon consummation of the merger. ITAC will also issue 10,000,000 contingent shares that will be held in escrow and may be earned and released pursuant to the merger agreement based on the combined company meeting certain targets and options to purchase 1,500,000 shares of common stock to Gideon Barak, IXI’s chairman of the board, and Amit Haller, IXI’s president and chief executive officer, in connection with their employment following the merger. ITAC will also issue 1,400,000 shares of ITAC common stock to certain lenders of IXI pursuant to IXI’s financing arrangements and may issue additional shares of ITAC common stock and warrants to purchase up to 1,000,000 shares of ITAC common stock to such lenders upon conversion of such financing arrangements. ITAC will also issue 30,000 shares of ITAC common stock, conditional on the closing of the merger, to certain private placement agents in connection with the securing of IXI’s bridge loan. In addition, conditional on the closing of the merger, certain financial institutions providing advisory services to IXI will be entitled to receive 136,000 shares of ITAC common stock and warrants to purchase 100,000 shares of ITAC common stock at an exercise price of $5.00, expiring in 2009, which warrants will be identical to ITAC’s currently outstanding public warrants.

Accordingly, for the merger agreement to be consummated, ITAC must increase the number of its authorized shares of common stock. In the judgment of ITAC’s board of directors, the increase to 60,000,000 shares will allow for the consummation of the merger and will enable ITAC to have the flexibility to authorize the issuance of shares of common stock in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits.

The approval of the capitalization amendment will require the affirmative vote of the holders of a majority of the outstanding shares of ITAC common stock on the record date.

ITAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CAPITALIZATION AMENDMENT.

ARTICLE SIXTH AMENDMENT PROPOSAL

Pursuant to the merger agreement, we are proposing to remove Article Sixth of ITAC’s amended and restated certificate of incorporation in its entirety and to renumber the subsequent provisions accordingly upon consummation of the merger. If the merger proposal is not approved, the Article Sixth amendment will not be presented at the meeting.

In the judgment of ITAC’s board of directors, the Article Sixth amendment is desirable, as sections A through D relate to the operation of ITAC as a blank check company prior to the consummation of a business combination. Such sections will not be applicable upon consummation of the merger.  Furthermore, ITAC’s board of directors has determined that it is more desirable to have all of its directors stand for re-election at each annual meeting rather than continuing the classified board of directors now provided for by Section E of Article Sixth.

The approval of the Article Sixth amendment will require the affirmative vote of the holders of a majority of the outstanding shares of ITAC common stock on the record date.

ITAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ARTICLE SIXTH AMENDMENT.

DIRECTOR PROPOSAL

ITAC’s board of directors is currently divided into three classes, each of which generally serves for a term of three years, with only one class of directors being elected in each year. Assuming approval of the Article Sixth amendment, ITAC’s board of directors will no longer be classified. As a result, seven directors will be elected at the special meeting to hold office for a term expiring at the next annual meeting of stockholders. Each director serves from the date of his election until the end of his term and until his successor is elected and qualified.

Messrs. Gideon Barak, Israel Frieder, Amit Haller, Yossi Sela, Shlomo Shalev, Victor Halpert and Mathew Hills have been nominated as candidates for election. Unless authority is withheld, the proxies solicited by the board of directors will be voted “FOR” the election of these nominees. In case any of the nominees becomes unavailable for election to the board of directors, an event that is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

At the effective time of the merger and assuming the election of the individuals set forth below, the board of directors and executive officers of ITAC will be as follows:

Name	Age	Position

Gideon Barak	50	Co-Chairman of the Board
Israel Frieder	56	Co-Chairman of the Board
Amit Haller	37	President, Chief Executive Officer and Director
Lihi Segal	35	Vice President and Chief Financial Officer
Gadi Meroz	38	Vice President, Corporate Development and General Counsel
Yossi Sela	53	Director
Shlomo Shalev	44	Director
Victor Halpert	45	Director
Matthew Hills	46	Director

Information about Nominees

Gideon Barak has served as IXI’s chairman of the board since its inception. Mr. Barak is a co-founder and chairman of IXI. Mr. Barak has over 25 years of experience in the communications industry, with leading positions such as chief financial officer of DSP Group Inc., an American-Israeli company specializing in proprietary digital signal processing for consumer and telecommunications applications, co-founder and chief executive officer of DSP Communications, Inc., a spin-off of DSP Group, Inc., which was later acquired by Intel Corporation in 1999, and founder and chairman of Envara, Inc. and Butterfly VLSI, Ltd. acquired by Intel and Texas Instruments, in 2004 and 1999, respectively. Mr. Barak was also a board member of Modem Art and WIDCOMM, Inc., which were acquired by Agere Systems and Broadcom Corporation, in 2005 and 2004, respectively. Mr. Barak serves as a director of additional semiconductor and communications companies, including Metalink Ltd., Gamestream Ltd. and Advasense Inc. (founder and Chairman). Mr. Barak also serves as venture partner with Benchmark Capital. Mr. Barak is the spouse of Lihi Segal, IXI’s chief financial officer. Mr. Barak received a B.A. and M.B.A. from Tel Aviv University.

Israel Frieder has served as ITAC’s chairman of the board and chief executive officer since its inception. Since January 2005, Mr. Frieder has provided management consulting services to Teledata Networks NV, a Netherlands provider of wireline access products and next generation network solutions for telecom operators and service providers. From May 2001 to December 2004, Mr. Frieder served as the president and chief executive officer of Kardan Communications Ltd., an Israeli private investment company active in various fields including telecommunications and information technology. From 1999 to May 2001, Mr. Frieder served as corporate vice president of business development and strategic planning for ECI Telecom Ltd., an Israeli Nasdaq listed provider of network and access solutions for digital telecommunications networks, and from 1996 to 1998 he served as president of ECI Telecom Inc./DNI (USA), a wholly owned subsidiary of ECI Telecom Ltd. From 1987 to 1996, Mr. Frieder served as president of Tadiran Telecommunications Ltd. Network Systems, a company that provides telecommunications solutions for operators and which was acquired by ECI Telecom. Mr. Frieder has served as a member of the board of directors of RiT Technologies Ltd., an Israeli Nasdaq Capital Market listed company that provides solutions for improved control, utilization and maintenance of computer networks, since January 2002. He has also served as a member of the board of directors of a number of private companies, including RRSat Ltd., an

Israeli provider of end-to-end transmission and production services to the global satellite broadcasting industry, and Cellvine Ltd., an Israeli developer and marketer of cellular coverage and capacity solutions for the wireless telecommunications industry, and served as a member of the investment committee of Aviv Venture Capital, an Israeli venture capital firm. Mr. Frieder is a former winner of the Israel Defense Prize and the Israel Kaplan Prize. Mr. Frieder received a B.Sc. (Electrical Engineering) from the Technion Israel Institute of Technology in Haifa, Israel and an M.B.A. (with distinction) from the Hebrew University of Jerusalem in Israel.

Amit Haller has served as IXI’s president and chief executive officer and a member of its board of directors since its inception. Mr. Haller is a co-founder, president and chief executive officer of IXI. Mr. Haller has 17 years of experience in wireless technology and business development. Prior to founding IXI, Mr. Haller worked for one year at Texas Instruments, Inc., where he directed the Short Distance Wireless (Bluetooth) business unit. Until 1999, Mr. Haller served as chief executive officer of Butterfly VLSI Ltd., where he created the Short Distance Wireless (SDW) vision and developed the first complete SDW chipset (RF, Baseband and Software). Butterfly was acquired by Texas Instruments in 1999. Prior to joining Butterfly VLSI Ltd., Mr. Haller worked for four years in the Israel Defense Forces’ Research and Development Unit.

Yossi Sela has served as a member of IXI’s board of directors since August 2000. Since 1999, Mr. Sela has been the managing partner of Gemini Funds, a leading venture capital fund, which invests primarily in seed and early stage Israeli technology companies. In this capacity, Mr. Sela sits on the board of a number of Gemini Israel Funds portfolio companies, including Adimos Inc., Allot Communications, Ltd., and Saifun Semiconductors Ltd. Mr. Sela’s past board positions include Commtouch Software Ltd., Precise Software Solutions Ltd. and Envara Inc. In 1995, Mr. Sela served as the chief executive officer of Ornet Data Communication Technologies Ltd., which was a Gemini portfolio company. Mr. Sela led that company until its acquisition by Siemens AG in September 1995. From 1990 to 1992, Mr. Sela served as vice president of Marketing at DSP Group, an American-Israeli company specializing in proprietary digital signal processing for consumer and telecommunication applications. Mr. Sela later served as VP of Marketing at DSP Communications, Inc., a spin-off of DSP Group, which was acquired by Intel Corporation in 1999. From 1985 to 1989, Mr. Sela worked at Daisy Systems Inc. where he was Director for CAD Development and PCB Marketing Manager for Europe. From 1974 to 1984, Mr. Sela served in the Israel Defense Forces and was responsible for the definition and development of systems for communication applications. Mr. Sela holds a B.Sc. in Electrical Engineering from the Technion – Israel Institute of Technology and an MBA from Tel Aviv University.

Shlomo Shalev has served as senior vice president of Ampal-American Israel Corporation (NASDAQ: AMPL), a holding company invested in various public and private companies in the technology and real estate fields, since 1997. Prior to joining Ampel, Mr. Shalev served from 1994 to 1997 as Consul-Economic Affairs, United States Northwest Region for the State of Israel. Mr. Shalev holds a B.A. in economics from Ben Gurion University and an M.B.A. from the University of San Francisco.

Victor Halpert has served as a member of ITAC’s board of directors since its inception. Since February 2004, Mr. Halpert has served as managing director of Halpert Capital Fund, a United States private fund that invests in small to mid capital companies. From February 2003 to January 2004, Mr. Halpert was engaged in independent advisory and consulting activities. From June 1999 to January 2003, Mr. Halpert served as director of equity research for Salomon Smith Barney where he focused on Israel technology companies. From January 1998 to May 1999, he served as vice president of equity research at Robertson Stephens where he focused on telecommunications and Israeli technology companies. Mr. Halpert serves as a member of the board of directors of Top Image Systems Ltd., an Israeli Nasdaq Capital Market listed software developer of various automated data collection and form processing, and information recognition systems and technologies and Unity Wireless, Inc., a United States Over the Counter Bulletin Board listed manufacturer of wireless technologies. Mr. Halpert received a B.S. (cum laude) from the State University of New York, College at New Paltz, a M.S. from the University of Illinois at Chicago and an M.B.A. from the University of Chicago.

Matthew Hills is a partner and co-founder of Quarry Hill Partners, a private equity firm providing growth capital to small and middle-market companies. From September 2005 to June 2006, he was a consultant to and managing director of Signature Capital, a special situations investor. From March 1996 to September 2005, he was the senior partner and co-founder of BG Affiliates, a private equity firm. From May 1993 to March 1996, he was chief planning officer of The Berkshire Group, the parent company of BG Affiliates. From March 1982 to May 1993, he was a manager with The LEK Partnership, an associate in the Corporate Finance Department of Drexel Burnham Lambert and an associate consultant at Bain & Company. He currently serves on the board of directors of K-Bro Linen Income Fund, Surebridge, and hedge funds managed by Basso Capital Management. He has previously served on the boards of directors of several other U.S. and Canadian private and public companies as well as non-profit organizations. He received a B.A. from Brandeis University and an M.B.A. from Harvard Business School.

Other Executive Officers

Lihi Segal has served as IXI’s vice president and chief financial officer since September 2005. Ms. Segal served as chief financial officer of RFWaves Ltd., a short-distance wireless semiconductor company, from 2002 to 2005. From 1999 to 2002, Ms. Segal served as vice president, corporate development and general counsel of several companies, including IXI, Envara and RFWaves. From 1997 to 1999, Ms. Segal was an attorney with Danziger, Klagsbald, Rosen & Co., Attorneys at Law, a law firm specializing in commercial and corporate law. Ms. Segal holds an LLB from the Buchman Faculty of Law, Tel-Aviv University, and an MBA from the Joint Executive MBA Program at Recanati, Tel Aviv University and Kellogg, Northwestern University. Ms. Segal is the spouse of Mr. Barak.

Gadi Meroz has been with IXI in various legal and financial positions since July 2001, and has served most recently as vice president, corporate development since October 2005. Mr. Meroz has over eight years experience in providing financial and legal services. Prior to joining IXI, Mr. Meroz was an attorney at Volovelsky, Dinstein, Sneh & Co., a law firm specializing in commercial and corporate law where Mr. Meroz focused on business and venture funding, representing public and private companies as well as venture investors. Mr. Meroz holds an LLB from the University of Leicester, UK School of Law, and holds an LL.M degree magna cum laude from Tel-Aviv University in collaboration with Boalt Hall School of Law University of California, Berkeley and Tel Aviv University. In addition, Mr. Meroz holds an MBA degree from the University of Leicester, UK. Mr. Meroz is admitted to the Israeli Bar and is a member of the Law Society of England & Wales.

At the effective time of the merger, the board of directors and executive officers of IXI Mobile (USA), Inc., ITAC’s operating subsidiary, will be as follows:

Name	Age	Position

Gideon Barak	50	Co-Chairman of the Board
Israel Frieder	56	Co-Chairman of the Board
Amit Haller	37	President, Chief Executive Officer and Director
Lihi Segal	35	Vice President and Chief Executive Officer
Yossi Sela	53	Director
Gadi Meroz	38	Vice President, Corporate Development and General Counsel

The biography of each of these individuals is set forth above.

Meetings and Committees of the Board of Directors of ITAC

During the fiscal year ended December 31, 2005, ITAC’s board of directors held three meetings and acted by unanimous written consent three times. ITAC’s board of directors also has held three meetings in 2006. Each of ITAC’s current directors attended all meetings during 2005 and 2006. Although ITAC does not have any formal policy regarding director attendance at annual stockholder meetings, ITAC will attempt to schedule its annual meetings so that all of its directors can attend. In addition, ITAC expects its directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

Independence of Directors

In anticipation of being listed on Nasdaq, ITAC will adhere to the rules of Nasdaq in determining whether a director is independent. The board of directors of ITAC also will consult with ITAC’s outside legal counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The Nasdaq listing standards define an “independent director” generally as a person, other than an officer of the company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment. Consistent with these considerations, the board of directors of ITAC has affirmatively determined that, upon election to the board of directors of ITAC at the special meeting, Messrs. Sela, Shalev, Halpert and Hills will be the independent directors of ITAC for the ensuing year. The other directors are not independent.

ITAC currently does not have a majority of independent directors and is not required to have such a majority.

Audit Committee

Upon consummation of the merger, the board of directors of ITAC will establish an audit committee consisting of three directors who will each qualify as an independent director under Nasdaq listing standards. The members will be Messrs. Halpert, Hills and Shalev.The purpose of the audit committee will be to appoint, retain, set compensation of, and supervise ITAC’s independent accountants, review the results and scope of the audit and other accounting related services and review ITAC’s accounting practices and systems of internal accounting and disclosure controls.

Meetings and Attendance

Since the ITAC audit committee will not be formed until the consummation of the merger, it did not meet in the year ended December 31, 2005.

Independent Registered Public Accountant Fees

The firm of Brightman Almagor & Co., a member firm of Deloitte Touche Tohmatsu, is ITAC’s independent registered public accountant. Marcum & Kleigman LLP had previously acted as ITAC’s independent registered public accountant. The change was made so that ITAC could engage a firm that has an office in Israel. Kost, Forer, Gabbay and Kasierer, a member of Ernst & Young Global, will serve as principal accountant for the combined company following the merger.

Audit Fees

During the fiscal year ended December 31, 2005, ITAC paid its principal accountant $28,500 for the services they performed in connection with ITAC’s initial public offering, including the financial statements included in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 19, 2005, and $30,000 in connection with the review of ITAC’s Quarterly Reports on Form 10-QSB.

Audit-Related Fees

During the period from February 22, 2005 (inception) to December 31, 2005, ITAC’s independent registered public accountants did not render assurance and related services reasonably related to the performance of the audit or review of financial statements.

Tax Fees

During the period from February 22, 2005 (inception) to December 31, 2005, ITAC’s independent registered public accountants did not render services to it for tax compliance, tax advice and tax planning.

All Other Fees

During the period from February 22, 2005 (inception) to December 31, 2005, there were no fees billed for products and services provided by the independent registered public accountants to ITAC other than those set forth above.

Audit Committee Pre-Approval Policies and Procedures

Since the ITAC audit committee will not be formed until the consummation of the merger, the audit committee did not pre-approve any accounting-related or tax services. However, ITAC’s board of directors has approved the services described above. In accordance with Section 10A(i) of the Exchange Act, before ITAC engages its independent accountant to render audit or permitted non-audit services, the engagement will be approved by the audit committee.

Audit Committee Report

Since the ITAC audit committee will not be formed until the consummation of the merger, it has not yet met or prepared a committee report.

Code of Ethics

In September 2005, ITAC’s board of directors adopted a code of ethics that applies to ITAC’s directors, officers and employees as well as those of its subsidiaries. A copy of ITAC’s code of ethics was filed as Exhibit 14 to ITAC’s Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2005.

Compensation Committee Information

As no executive officer of ITAC has received any cash or non-cash compensation for services rendered to ITAC, a compensation committee was unnecessary. Upon consummation of the merger, the board of directors of ITAC will establish a compensation committee consisting of two directors who will each qualify as an independent director under Nasdaq listing standards. The members will be Messrs. Sela and Shalev. The purpose of the compensation committee will be to review and approve compensation paid to ITAC’s officers and to administer the company’s equity compensation plans, including authority to make and modify awards under such plans.

Advisory Positions

IXI engages the services of individuals with expertise in the telecommunications industry to assist its senior executives and Board in an advisory capacity with respect to IXI’s strategic and technical direction and development.

Andre Dahan has served as an advisor to IXI’s Board of Directors since January 2005. Prior to joining IXI, Mr. Dahan served from July 2001 to December 2004 as president and chief executive officer of Multimedia Services of AT&T Wireless Services, Inc. From July 1997 to May 2001, Mr. Dahan served as president of U.S. operations and global accounts for Dun & Bradstreet. Prior to joining Dun & Bradstreet, Mr. Dahan served in a variety of senior executive positions with Teradata Corp. and Sequent Computer Systems, Inc. Mr. Dahan has held technical positions with Malam Systems Ltd., the Israel Aircraft Industry, IBM Israel, and S.E. Qual, an IT consulting firm. Mr. Dahan served on the board of Palmsource, Inc., the developer of the Palm OS operating system, from April 2005 until its acquisition by Access Co. Ltd. in November 2005, and since October 2005, has served as a board member of Red Bend Software Ltd., a provider of mobile software management solutions. Since June 2006, Mr. Dahan serves on the board of Neustar, Inc., a publicly traded telecom service company based in Virginia. Mr. Dahan holds a software engineering degree from Hadassah – Jerusalem Institute of Technology.

Compensation Arrangements for Directors

IXI’s and ITAC’s directors do not currently receive any cash compensation for their service as members of the board of directors. As described under the heading “Director Proposal – Executive Compensation”, ITAC currently pays certain fees to A.F. Services Ltd., an affiliate of Mr. Frieder.

Upon consummation of the merger, non-employee directors of ITAC will receive varying levels of compensation for their services as directors based on their eligibility to members of ITAC’s audit and compensation committees. ITAC anticipates determining director compensation in accordance with industry practice and standards.

Nominating Committee Information

Upon consummation of the merger, ITAC will form a nominating committee. The members will be Messrs. Sela and Shalev, each an independent director under Nasdaq listing standards. The nominating committee will be responsible for overseeing the selection of persons to be nominated to serve on ITAC’s board of directors. The nominating committee will consider persons identified by its members, management, stockholders, investment bankers and others.

ITAC does not have any restrictions on stockholder nominations under its amended and restated certificate of incorporation or by-laws. The only restrictions are those applicable generally under Delaware corporate law and the federal proxy rules. Prior to the consummation of the merger agreement, ITAC has not had a nominating committee or a formal means by which stockholders can nominate a director for election. Currently the entire board of directors decides on nominees, on the recommendation of one or more members of the board. None of the current members of the board of directors is “independent.” Currently, the board of directors will consider suggestions from individual stockholders, subject to evaluation of the person’s merits. Stockholders may communicate nominee suggestions directly to any of the board members, accompanied by biographical details and a statement of support for the nominees. The suggested nominee must also provide a statement of consent to being considered for nomination. Although there are no formal criteria for nominees, the board of directors believes that persons should be actively engaged in business endeavors.

Executive Compensation

ITAC

No executive officer of ITAC has received any cash or non-cash compensation for services rendered to ITAC. Each executive officer has agreed not to take any compensation prior to the consummation of a business combination.

ITAC has entered into a management services agreement with A.A. Pearl Investments Ltd., an entity controlled by Mr. Frieder effective upon the closing of the merger. Pursuant to the agreement, A.A. Pearl Investments has agreed to provide Mr. Frieder’s services as co-chairman of the board of ITAC beginning on the closing date of the merger. The agreement has an initial term of two years and is automatically renewed unless terminated by either party upon at least 90 days’ notice prior to the end of the then current term. Pursuant to the agreement, ITAC will pay A.A. Pearl Investments a monthly fee of $17,500 (or $210,000 per year) for providing Mr. Frieder’s services to ITAC. A.A. Pearl will also be entitled to reimbursement for all normal, usual and necessary expenses incurred or paid by it or Mr. Frieder in the performance of Mr. Frieder’s duties. A.A. Pearl will be paid an additional amount on account of daily travel expenses to which Mr. Frieder may be entitled under Israeli law. At A.A. Pearl’s option, ITAC will provide A.A. Pearl with an automobile for Mr. Frieder’s use and pay the expenses associated therewith subject to an agreed decrease the monthly payments due A.A. Pearl. So long as A.A. Pearl is provided with an automobile for Mr. Frieder’s use, A.A. Pearl will not be entitled to reimbursement of daily travel expenses or similar costs. For a more complete description of Mr. Frieder’s employment agreement, see the section “The Merger Agreement – Employment Agreements.”

Since July 12, 2005, ITAC has and will continue to pay A.F. Services, an affiliate of Israel Frieder, a fee of $7,500 per month for providing ITAC with office space and certain office and secretarial services. This arrangement will end upon consummation of the merger. Other than this $7,500 per-month fee, no compensation of any kind, including finders and consulting fees, have been or will be paid to any of ITAC’s officers until consummation of the merger. However, ITAC’s executive officers are reimbursed for any out-of-pocket expenses incurred in connection with activities on ITAC’s behalf such as identifying potential target business and performing due diligence on suitable business combinations. As of September 30, 2006, an aggregate of $152,132 has been reimbursed to them for such expenses.

IXI

The following sets forth summary information concerning the compensation paid by IXI for the last three fiscal years to the persons who were its five highest paid executive officers during fiscal 2005.

Name	Title	Year	Salary	Bonus	Other Annual Compensation	SARS/ Options Granted	All Other Compensation

Amit Haller	CEO & President
		2005	$150,000		$22,380	1,228,073
		2004	$150,000		$30,835
		2003	$150,000		$23,562
Gideon Barak(1)	Chairman
		2005	$140,436			1,232,040	$56,699	(2)
		2004	$100,136				$131,846	(3)
		2003	$119,681				$47,627	(4)
Gadi Meroz	VP Corporate Development
		2005	$81,494		$22,159	157,000	$12,519	(5)
		2004	$77,374		$21,004	3,333	$12,195	(6)
		2003	$71,947		$19,150		$1,420	(7)
Jonathan Michael	CFO(8)
		2005	$153,116		$30,157
		2004	$175,000		$26,959	6,667
		2003	$175,000		$7,316
Lihi Segal	CFO(9)
		2005	$31,278		$7,036	235,000
		2004	$8,403		$1,457
		2003	$5,277		$1,544

——————

(1)

Gideon Barak was occupied as a chairman under a service management agreement until December 31, 2005.

(2)

The amount of $56,699 consists of $16,768 car expenses and an accrual of $39,931 which was due but not paid in 2005.

(3)

The amount of $131,846 consists of $5,997 car expenses and an accrual of $125,849 which was due but not paid in 2004.

(4)

Consists of $47,627 accrual which was due but not paid in 2003.

(5)

Consists of $12,519 due to car expenses in 2005.

(6)

Consists of $12,195 due to car expenses in 2004.

(7)

Consists of $1,420 due to car expenses in 2003.

(8)

As of September 30, 2005 Jonathan Michael is no longer the CFO of IXI.

(9)

Ms. Segal’s employment with IXI as CFO commenced in September 2005.

Aggregated Option Values at Date of Grant

The following table provides information concerning unexercised options held as of September 30, 2006, by each of IXI’s executive officers:

	Number of Securities Underlying Unexercised Options at September 30, 2006		Value of Unexercised In-the-Money Options at September 30, 2006(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Gideon Barak	0	1,232,040	0	258,728
Amit Haller	0	1,228,073	0	257,895
Lihi Segal	60,195	174,805	12,641	36,709
Gadi Meroz	85,042	71,958	17,859	15,111

——————

(1)

Based upon $0.26 (the fair market value of IXI common stock  at November 30, 2005 minus the exercise price, multiplied by the number of shares issued upon the exercise of, or subject to the option, without taking into account any taxes that may be payable in connection with the transaction).

Option Grants During Year 2005

The following options to purchase shares of IXI’s common stock were granted to executive officers during the year ended December 31, 2005:

Named Executive Officer	Number of Shares Subject to Options	% of Total Options Granted During Period	Date of Grant	Exercise Price		Expiration Date	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term
							5%(1)	10%(1)

Gadi Meroz	157,000	3.07%	12/01	$0.05		11/15/30	4,937	12,511
Gideon Barak	1,232,040	24.08%	11/17	$0.05		11/15/16	38,741	98,178
Lihi Segal	235,000	4.59%	11/28	$0.05		11/15/27	7,390	18,726
Amit Haller	1,228,073	24.01%	11/17	$0.05	(2)	11/15/16	38,616	97,862

——————

(1)

In accordance with SEC rules, these columns show gains that could accrue for the respective options, assuming that the market price of IXI common stock appreciates from the date of grant over the maximum life of the option at an annualized compounded rate of 5% and 10%, respectively. If the stock price does not increase above the exercise price at the time of exercise, realized value to the named executives from these options will be zero. Rules of the SEC permit IXI to use 5% and 10% in this table. There can be no assurance that the price of IXI stock will increase and this table does not constitute any prediction of the future value of its stock by IXI.

(2)

Exercise price of such options was changed to $0.26 in July, 2006. Accordingly, the potential realizable values of such options are $200,805 and $508,880 at assumed annual rates of stock price appreciation of 5% and 10%, respectively.

IXI Employee Stock Option Plan

IXI’s outstanding options and warrants were issued under its Employee Stock Option Plan. Upon consummation of the merger, this plan will be retired so that no further options and warrants may be issued under it. However, as IXI’s outstanding options and warrants will be assumed by ITAC upon consummation of the merger and become options and warrants to purchase shares of ITAC common stock, the terms of the Employee Stock Option Plan will still govern those options and warrants.

Employment Agreements

Gideon Barak

Pursuant to an employment agreement, amended as of February 28, 2006, and effective upon consummation of the merger, Gideon Barak has agreed to serve as the co-chairman of the board of both ITAC and IXI until the agreement is terminated by either party on 90 days’ prior written notice. Mr. Barak’s employment agreement provides that he will receive an annual base salary which will bring the annual cost to IXI Mobile (R&D) Ltd. to of $210,000 (taking into consideration Managers’ Insurance, advanced study fund, vacation days, sick leave, recreation pay, car deduction and its attributed income and any mandatory deductions under applicable law). Mr. Barak’s employment agreement also provides that he will be granted options to purchase 750,000 shares of ITAC common stock, such options to vest based on certain targets being achieved and to have an exercise price equal to $5.00 per share. In addition, Mr. Barak’s employment agreement provides that he is entitled to receive certain bonuses on certain targets being achieved. For a more complete description of Mr. Barak’s employment agreement, see the section “The Merger Agreement – Employment Agreements.”

Amit Haller

Pursuant to an employment agreement, amended as of February 28, 2006, and further amended as of July 23, 2006, and effective upon consummation of the merger, Amit Haller has agreed to serve as the president and chief executive officer of both ITAC and IXI until the agreement is terminated by either party on 90 days’ prior written notice. Mr. Haller’s employment agreement provides that he will receive a minimum base salary of $250,000. Mr. Haller’s employment agreement also provides that he will be granted options to purchase 750,000 shares of ITAC common stock, such options to vest based on certain targets being achieved and to have an exercise price equal to the fair market value of the shares on the date of grant. In addition, Mr. Haller’s employment agreement provides that he is entitled to receive certain bonuses on certain targets being achieved. For a more complete description of Mr. Haller’s employment agreement, see the section “The Merger Agreement – Employment Agreements.”

Lihi Segal

Ms. Segal entered into an employment agreement with IXI Mobile (R&D) Ltd., IXI’s Israeli subsidiary in September 2005. The agreement may be terminated by either party on 90 days’ prior notice to the other party. The agreement may also be terminated immediately by IXI Mobile (R&D) Ltd. for “justifiable cause” (as defined in the agreement).

The agreement provides for an annual salary of $112,000 (based on the $/NIS exchange rate at September 30, 2006), payable in equal monthly installments which includes additional compensation for overtime hours and reimbursement for travel expenses. Ms. Segal is eligible to participate in all of IXI’s benefit plans.

Gadi Meroz

Mr. Meroz entered into an employment agreement with IXI Mobile (R&D) Ltd., IXI’s Israeli subsidiary in July 2001. The agreement may be terminated by either party on 90 days’ prior notice to the other party. The agreement may also be terminated immediately by IXI Mobile (R&D) Ltd. for “justifiable cause” (as defined in the agreement).

Mr. Meroz’s annual salary is currently $106,000 (based on the $/NIS exchange rate at September 30, 2006), payable in equal monthly installments which includes additional compensation for overtime hours and reimbursement for travel expenses. Mr. Meroz is eligible to participate in all of IXI’s benefit plans.

Andre Dahan

Mr. Dahan entered into an advisory agreement with IXI Mobile Inc. in November 2005. The agreement may be terminated by either party on 30 days’ prior notice to the other party. Mr. Dahan’s current annual base consulting fee is $60,000, payable in equal monthly installments. Upon consummation of the merger Mr. Dahan’s annual base consulting fee will be $120,000. Mr. Dahan is entitled to reimbursement of direct and actual out of pocket expenses with regard to the service provided by him and has been designated options subject to the board approval to purchase 185,571 shares of IXI common stock, at an exercise price of $0.05 per share, exercisable at any time up to ten years from date of grant so long as Mr. Dahan is an advisor to IXI pursuant to the agreement.

OTHER INFORMATION RELATED TO ITAC

Business of ITAC

ITAC was formed on February 22, 2005, to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business that has manufacturing operations or research and development facilities located in Israel. Prior to executing the merger agreement with IXI, ITAC’s efforts were limited to organizational activities, completion of its IPO and the evaluation of possible business combinations.

Offering Proceeds Held in Trust

ITAC consummated its IPO on July 19, 2005. The net proceeds of the offering, after payment of underwriting discounts and expenses, were approximately $33,965,100. Of that amount, $32,955,360 was placed in the trust account and invested in government securities. The remaining proceeds have been used by ITAC in its pursuit of a business combination. The trust account will not be released until the earlier of the consummation of a business combination or the liquidation of ITAC. The trust account contained $34,377,159 as of September 30, 2006 and $___ as of _____, 200 , the record date. If the merger with IXI is consummated, the trust account will be released to ITAC, less the amounts paid to stockholders of ITAC who vote against the merger and elect to convert their shares of common stock into their pro-rata share of the trust account. The released funds will be used for working capital and repay certain grants received from the Israeli Office of the Chief Scientist.

The holders of shares of ITAC common stock issued in the IPO will be entitled to receive funds from the trust account only in the event of ITAC’s liquidation or if the stockholders seek to convert their respective shares into cash and the merger is actually completed. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

Fair Market Value of Target Business

Pursuant to ITAC’s amended and restated certificate of incorporation, the initial target business that ITAC acquires must have a fair market value equal to at least 80% of ITAC’s net assets at the time of such acquisition. ITAC’s board of directors determined that this test was met in connection with its acquisition of IXI. Further, ITAC has received an opinion from Trigger-Foresight that this test has been met.

Stockholder Approval of Business Combination

ITAC will proceed with the acquisition of IXI only if a majority of the ITAC shares of common stock sold in its IPO present in person or represented by proxy and entitled to vote at the special meeting vote in favor of the merger proposal and a majority of all of the outstanding shares of ITAC is voted in favor of each of the name change amendment and the capitalization amendment. The ITAC Inside Stockholders have agreed to vote their common stock received prior to ITAC’s IPO on the merger proposal in accordance with the vote of holders of a majority of the ITAC common stock sold in the IPO present in person or represented by proxy and entitled to vote at the special meeting. If the holders of 20% or more of ITAC’s common stock vote against the merger proposal and properly demand that ITAC convert their shares into their pro rata share of the trust account, then ITAC will not consummate the merger.

Liquidation If No Business Combination

ITAC’s amended and restated certificate of incorporation provides for mandatory liquidation of ITAC if it does not consummate a business combination within 18 months from the date of consummation of its IPO, or 24 months from the consummation of the IPO if certain extension criteria have been satisfied. Such dates are January 19, 2007 and July 19, 2007, respectively. ITAC signed the merger agreement with IXI on February 28, 2006. Accordingly, ITAC must liquidate if it does not consummate a business combination by July 19, 2007. If ITAC does not complete the merger by July 19, 2007, ITAC will be dissolved and will distribute to all of its public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. ITAC’s stockholders who obtained their ITAC stock prior to ITAC’s IPO have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to the IPO. There will be no distribution from the trust account with respect to ITAC’s warrants.

ITAC anticipates that, if it is unable to complete a business combination by July 19, 2007, the following will occur:

•

ITAC’s board of directors will convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the board’s recommendation of such plan;

•

ITAC will promptly file a preliminary proxy statement with the Securities and Exchange Commission;

•

if the Securities and Exchange Commission does not review the preliminary proxy statement, then, 10 days following the filing of such preliminary proxy statement, ITAC will mail the definitive proxy statement to stockholders, and 10-20 days following the mailing of such definitive proxy statement, ITAC will convene a meeting of stockholders, at which they will vote on the plan of dissolution and liquidation; and

•

if the Securities and Exchange Commission does review the preliminary proxy statement, ITAC currently estimates that it will receive their comments 30 days after the filing of such proxy statement. ITAC would then mail the definitive proxy statement to stockholders following the conclusion of the comment and review process (the length of which cannot be predicted with any certainty, and which may be substantial) and ITAC will convene a meeting of stockholders at which they will vote on the plan of dissolution and liquidation.

ITAC expects that all costs associated with the implementation and completion of the plan of dissolution and liquidation will be funded by any remaining net assets not held in the trust account, although ITAC cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, ITAC anticipates that management will advance the funds necessary to complete such dissolution and liquidation (currently anticipated to be no more than approximately $50,000).

In the event ITAC seeks stockholder approval for a plan of dissolution and liquidation and does not obtain such approval, it will nonetheless continue to pursue stockholder approval for its dissolution. ITAC will not liquidate the trust account unless and until stockholders approve the plan of dissolution and liquidation. Accordingly, the foregoing procedures may result in substantial delays in ITAC’s liquidation and the distribution to public stockholders of the funds in the trust account and any remaining net assets as part of such plan of dissolution and liquidation.

If ITAC were to expend all of the net proceeds of the IPO, other than the proceeds deposited in the trust account, the per-share liquidation price as of _____, 200_, would be approximately $___, or $___ less than the per-unit offering price of $6.00 in ITAC’s IPO. The proceeds deposited in the trust account could, however, become subject to the claims of ITAC’s creditors and there is no assurance that the actual per-share liquidation price will not be less than $___, due to those claims. If ITAC liquidates prior to the consummation of a business combination, its directors will be personally liable to pay debts and obligations to vendors and other entities that are owed money by ITAC for services rendered or contracted for or products sold to ITAC, or to any target business, to the extent such debts and obligations are not covered by ITAC’s assets, excluding amounts in the trust agreement. There is no assurance, however, that they would be able to satisfy those obligations.

Additionally, if ITAC is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in ITAC’s bankruptcy estate and subject to the claims of third parties with priority over the claims of stockholders. To the extent any bankruptcy claims deplete the trust account, ITAC cannot assure you we will be able to return to public stockholders at least $___ per share.

Under Sections 280 through 282 of the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. Pursuant to Section 280, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although ITAC will seek stockholder approval to liquidate the trust account to its public stockholders as part of a plan of dissolution and liquidation, ITAC will seek to conclude this process as soon as possible and as a result do not intend to comply with those procedures. Because ITAC will not be complying with the foregoing provisions, Section 281(b) of the DGCL requires us to adopt a plan that will provide for payment, based on facts known to it at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against it within the subsequent 10 years. Accordingly, ITAC would be required to provide for any creditors known to it at that time or those that it believes could potentially bring claims against ITAC within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. However, because ITAC is a blank check company, rather than an operating company, and its operations have been limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from vendors and service providers to whom ITAC owes money and potential target businesses, all of whom ITAC has received agreements waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against ITAC will be significantly limited and the likelihood that any claim would result in any liability extending to the trust is remote. Nevertheless, such agreements may or may not be enforceable. As such, stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of ITAC’s stockholders may extend beyond the third anniversary of such dissolution.

Additionally, if ITAC is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by stockholders in the dissolution could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by stockholders in ITAC’s dissolution. Furthermore, because ITAC intends to distribute the proceeds held in the trust account to its public stockholders as soon as possible after its dissolution, this may be viewed or interpreted as giving preference to ITAC’s public stockholders over any potential creditors with respect to access to or distributions from ITAC’s assets. Furthermore, ITAC’s board of directors may be viewed as having breached their fiduciary duties to its creditors or may have acted in bad faith, and thereby exposing itself and ITAC to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors or complying with certain provisions of the DGCL with respect to ITAC’s dissolution and liquidation. We cannot assure you that claims will not be brought against ITAC for these reasons.

Facilities

ITAC maintains executive offices 7 Gush Etzion, 3rd Floor, Givaat Shmuel, Israel 54030. The cost for this space is included in a $7,500 per-month fee that A.F. Services Ltd., an affiliate of Israel Frieder, charges ITAC for general and administrative services. ITAC believes, based on rents and fees for similar services in Israel, that the fees charged by A.F. Services are at least as favorable as ITAC could have obtained from an unaffiliated person. ITAC also maintains an office at 79 Madison Avenue, 6th Floor, New York, New York 10016. ITAC considers its current office space adequate for current operations.

Employees

ITAC has three executive officers and four directors. These individuals are not obligated to contribute any specific number of hours per week and devote only as much time as they deem necessary to ITAC’s affairs. ITAC does not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

ITAC has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, ITAC’s annual reports contain financial statements audited and reported on by ITAC’s independent registered public accountants. ITAC has filed with the Securities and Exchange Commission a Form 10-KSB covering the fiscal year ended December 31, 2005 and its most recent Forms 10-QSB covering the fiscal quarters ended March 31, 2005, June 30, 2005, September 30, 2005, March 31, 2006, June 30, 2006 and September 30, 2006.

Legal Proceedings

There are no legal proceedings pending against ITAC.

Plan of Operations

The following discussion should be read in conjunction with ITAC’s financial statements and related notes thereto included elsewhere in this proxy statement.

For the period from February 22, 2005 (inception) to December 31, 2005, ITAC has a net income of $184,518 consisting of interest income (including interest on the trust account investment) of $568,092 offset by general and administrative expenses of $143,787.

For the three months ended September 30, 2006, ITAC had a net income of $71,144, attributable to financial income of $232,321 offset by general and administrative expenses of $121,868.

For the nine months ended September 30, 2006, ITAC had a net income of $106,658, attributable to financial income of $731,142 offset by general and administrative expenses of $555,770.

For the period from February 22, 2005 (inception) through September 30, 2005, ITAC had a net income of $119,415, attributable to financial income of $187,617 offset by general and administrative expenses of $68,202.

For the period from February 22, 2005 (inception) through September 30, 2006, ITAC had a net income of $291,176, attributable to financial income of $1,155,447 offset by general and administrative expenses of $699,566.

ITAC consummated its IPO on July 19, 2005. ITAC sold 6,318,000 units in the offering, including 318,000 units pursuant to the over-allotment option, for $6.00 per unit. Each unit consisted of one share of common stock and two warrants. Each warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing after the completion of a business combination, and expiring July 11, 2009. Under the terms of the warrant agreement governing the terms of the warrants between ITAC and Continental Stock Transfer & Trust Company, as warrant agent, ITAC is required to use its best efforts to register these warrants and maintain such registration. After evaluating ITAC’s financial statement treatment with respect to the accounting for derivative financial instruments pursuant to FASB’s Emerging Issues Task Force Issue No. 00-19, ITAC entered into a clarification agreement, dated November 13, 2006, with Continental Stock Transfer & Trust Company. The clarification agreement made explicit that, effective as of the date of ITAC’s initial public offering, ITAC is not obligated to pay cash or other consideration to the holders of warrants or otherwise “net-cash settle” any warrant exercise if ITAC is unable to deliver securities pursuant to the exercise of a warrant because a registration statement under the Securities Act of 1933, as amended, with respect to the common stock is not effective. The clarification agreement clarifies that net-cash settlement was never intended to be a remedy for registered warrant holders, based on the intent of the parties as set forth in the warrant agreement and its final prospectus for its initial public offering. Such clarification is entirely consistent with the terms of the warrant agreement and the disclosure contained in ITAC’s prospectus. Based on the foregoing, ITAC believes its accounting of its warrants as permanent equity is fully justified and supported.

Gross proceeds from ITAC’s IPO, including the partial exercise of the over-allotment option, were $37,908,000. After deducting offering expenses of $910,000, including $360,000 evidencing the underwriters’ non-accountable expense allowance of 1% of the gross proceeds, and underwriting discounts of $3,033,000, net proceeds were $33,965,000. As of December 31, 2005, there was approximately $33,472,678 (which includes accrued interest of $517,318) held in trust. The remaining proceeds of ITAC’s IPO are available to be used to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

In connection with ITAC’s IPO, ITAC issued an option, for $100, to EarlyBirdCapital, Inc. to purchase 300,000 units at an exercise price of $7.50 per unit, with each unit consisting of one share of common stock and two warrants. The warrants underlying such units are exercisable at $6.25 per share. ITAC accounted for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the IPO resulting in a charge directly to stockholders’ equity. ITAC estimated that the fair value of this option was approximately $660,000 ($2.20 per unit) using a Black- Scholes option pricing model. The fair value of this option granted to EarlyBirdCapital was estimated as of the date of grant using the following assumptions: (1) expected volatility of 44.5%, (2) risk-free interest rate of 3.8% and (3) expected life of 5 years. The option may be exercised for cash or on a “cashless” basis at the holder’s option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying warrants and the market price of the units and underlying securities) to exercise the option without the payment of any cash. On November 13, 2006, in connection with the clarification agreement with respect to ITAC’s warrants discussed above, ITAC similarly clarified the terms of the options granted to EarlyBirdCapital. In doing so, ITAC clarified, as of the date of its initial public offering, that (i) if it is unable to deliver any securities pursuant to the exercise of the options, ITAC will have no obligation to pay such holder any cash or otherwise “net cash settle” the option or the warrants underlying the option and (ii) there was no specified liability for ITAC’s failure to satisfy its registration requirements. As discussed above, the foregoing clarification was based on the disclosure set forth in the warrant agreement and the final prospectus. Such clarification is entirely consistent with the terms of the warrant agreement and the disclosure contained in ITAC’s prospectus. Based on the foregoing, ITAC believes its accounting of the option as permanent equity is fully justified and supported.

ITAC is obligated to pay A.F. Services, an affiliate of Israel Frieder, a monthly fee of $7,500 for general and administrative services. Through September 30, 2006, an aggregate of $116,831 has been paid for such services. In addition, in February and May 2005, ITAC’s directors advanced an aggregate of $83,000 to ITAC, on a non-interest bearing basis, for payment of offering expenses on its behalf. These amounts were repaid in July 2005 out of proceeds of its IPO.

ITAC reimburses its officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on ITAC’s behalf such as identifying and investigating possible target businesses and business combinations. From ITAC’s inception in February 2005 through September 30, 2006, ITAC reimbursed its officers and directors in the aggregate amount of $152,132 for expenses incurred by them on its behalf, including travel, meals and entertainment, telephone, dues and subscriptions and office expense, furniture and equipment.

ITAC intends to utilize its cash, including the funds held in the trust account, capital stock, debt or a combination of the foregoing to effect a business combination. Upon consummation of the merger with IXI, the proceeds held in the trust account, including interest thereon, as well as any other available cash will be used to repay certain IXI bridge indebtedness and grants received by IXI from the Israeli Office of the Chief Scientist and for working capital to finance the operations of IXI. The proceeds in the trust account also may be used for payment to IXI stockholders who properly exercised their appraisal rights and who become entitled to receive cash in lieu of ITAC common stock, payments due under the conversion rights of ITAC stockholders and expenses of the merger that are not covered by the working capital of ITAC held outside of the trust. At September 30, 2006, ITAC had cash outside of the trust account of $247,395, and total liabilities of $92,881, leaving ITAC with working capital of 154,514, excluding investments held in trust.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements during the period from February 22, 2005 (inception) through September 30, 2006 that have or are reasonably likely to have a current or future effect on ITAC’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to ITAC.

OTHER INFORMATION RELATED TO IXI

The IXI Business

General

IXI provides solutions that bring innovative, data-centric mobile devices and services to the mass market. It offers an end-to-end mobile solution, including devices and hosted services, to mobile operators, mobile virtual network operators (MVNOs), and Internet service providers (ISPs) in a number of international markets. IXI’s Ogo™ devices are designed to improve the mobile user experience and increase mobile data usage by offering access to popular applications and services, including email, instant messaging (IM), short messaging service (SMS), headlines and other Web information through Really Simple Syndication technology (RSS), mobile voice, Web browsing and games, at relatively low end-user prices. IXI’s hosted services (such as email and IM gateways) allow IXI’s customers to efficiently deliver applications that require intermediation between the server and the device. These hosted services, in combination with the Ogo devices, present potential customers with a complete end-to-end solution that limits the amount of infrastructure investment and other roll-out costs associated with launching Ogo devices and related services. Currently, IXI’s Ogo devices are capable of operating in countries where Global System for Mobile Communications (GSM) cellular networks are used. In the future, Ogo devices may also support other cellular air interface technologies such as Code-Division Multiple Access (CDMA).

Market Opportunity

IXI’s goal is to assist mobile operators, MVNOs and ISPs in accelerating the growth of mobile data services. These data services capitalize on the development of high-speed wireless networks and represent a key wireless industry driver. IXI believes that there is increasing demand from mobile operators and MVNOs for differentiated data centric devices and applications designed for the mass market. Mobile operators, MVNOs and ISPs are all looking to provide mobile wireless counterparts to applications that have attracted substantial user communities in the PC-based wired Internet environment.

Email and IM are highly popular PC applications, with worldwide email users estimated at over 660 million in 2005 (according to Radicati Group), and worldwide IM users estimated at over 300 million in 2005, generating 1.2 billion messages daily (according to ComScore Media Metrix and IDC). Presently, these applications, although popular on the PC, have had limited mobile penetration. To date, mobile email has largely been focused on the corporate market rather than the mobile mass market. In fact, the mobile email leader, Research in Motion, Limited, which primarily targets corporate users, has only approximately 5.6 million subscribers. In order further penetrate the underserved mass market, mobile operators and MVNOs are beginning to roll out mobile IM and email as part of their mobile data service offerings globally.

Mobile Operators

The worldwide mobile communications industry was estimated to have exceeded 2.1 billion subscribers at the end of 2005, nearly one-third of the world’s population (according to Portio Research). To date, mobile operators have relied on subscriber growth and a limited set of applications as key revenue drivers. As subscriber growth rates slow in many markets, and popular application growth abates and prices fall, mobile operators are increasingly looking to new sources of mobile data revenue. To facilitate data revenue growth, mobile operators have invested heavily in the rollout of high-speed data-enabled wireless networks, via technologies such as GPRS, EDGE, UMTS, HSDPA, CDMA 2000 and CDMA 1X. These high bandwidth cellular networks are capable of supporting data transfer rates of up to 2.4 megabits per second. Mobile operators are now looking to utilize these high-speed data networks for revenue growth.

MVNOs

MVNOs are mobile operators that do not own their own spectrum and generally do not have their own network infrastructure. Instead, MVNOs have business arrangements with traditional mobile operators to buy cellular bandwidth for sale to their own customers. Unlike simple resellers, MVNOs are typically well-known, well-positioned companies with high degree of marketing influence. These well-branded companies are attempting to capitalize on the popularity of mobile communications by leveraging their brand recognition and utilizing excess, available network capacity. Consequently, MVNOs compete on the basis of offering differentiated value-added services to attract customers. IXI believes that its end-to-end Ogo solution presents an attractive method of offering such services.

ISPs

ISPs are also looking to mobile communications as a vehicle for revenue growth as Internet access is becoming commoditized and providers are facing pricing pressure. ISPs have a history of providing Internet access, and in some cases content as well, to the mass market. Also, as trusted email providers, ISPs are a logical candidate to offer mobile email and other messaging applications such as IM, SMS and RSS. This experience with Internet access, content delivery and messaging applications for the wired, desktop environment positions ISPs as viable mobile data solutions providers.

Despite the fact that wireless carriers and ISPs have incentive to expand their reach in the mobile data mass market, the marketing of advanced data services on the cellular network is a complex process that requires attractive applications, appropriate and affordable mobile devices, and a reliable service offering. Wireless carriers and ISPs face the following challenges:

•

Increasing the usage of data services by offering applications previously available to PC-based Internet users, often free of charge, such as email and IM.

•

Introducing new mobile devices that are user friendly and ergonomically suited to extensive text input. These devices should have features such as a full keyboard, a large horizontal screen, and additional functions in order to facilitate a robust mobile messaging experience, including sending messages of larger volume and with low latency.

•

Introducing attractive mobile devices that are affordable for mass market consumption. High-end smartphone devices, which integrate the broadest array of functionalities, are typically too expensive for the consumer mass market and require significant price subsidization by wireless carriers, which they must recoup via high monthly service fees. Although IXI expects smartphones generally to constitute a growing but small proportion of total devices shipped globally in the medium term, IXI believes that wireless carriers and ISPs are also seeking affordable mobile device alternatives that can appeal to a broader market.

•

Lowering subscriber acquisition costs and simplifying the process of incorporating advanced data services on their platforms.

The Ogo Solution

IXI delivers mobile messaging devices and related services targeting the mass market. Its Ogo devices are designed to deliver popular messaging applications, such as instant messaging, email, news, and text messaging on optimized devices, increasing data usage and enhancing the mobile experience. These products can be tailored to meet carrier requirements, providing a platform for future revenues. IXI also provides hosted services including all necessary gateways and backend servers, as well as related launch and support services.

The combination of the Ogo mobile messaging devices and hosted services provides mobile operators, MVNOs and ISPs with an end-to-end solution that enables IXI’s customers to rapidly deploy Ogo devices and services with limited infrastructure investment and minimizes other roll-out costs. IXI believes that the ease with which potential customers can offer Ogo service to consumers will be a key driver of IXI’s future growth. IXI’s end-to-end Ogo solution provides its customers, even those with limited mobile communications experience, a mechanism to deliver mobile messaging to their installed base as well as to attract new customers.

IXI’s end-to-end Ogo solutions benefit both end-consumers and service providers:

•

End-consumers benefit from access to innovative, affordable mobile devices and applications, such as email, instant messaging, SMS, Web browsing, voice and news; and

•

Mobile Operators, MVNO’s and Internet Service Providers benefit from increased data usage, increased customization, and improved customer satisfaction

While IXI Mobile does not directly control Ogo’s pricing to consumers, Ogo devices have been sold at retail at prices ranging from $0 (fully subsidized by the service provider) to $99, with a monthly service fee of approximately $12-18, offering a compelling alternative to higher-priced offerings.

The Ogo device package (device and service) sold by 1&1 was awarded the first prize in its category at the eco Gala, for the solution’s innovation, cost-performance level and ease of use by consumers. Professionals.eco is a registered association for the advancement of Internet use in Germany.

Since launching Ogo in September 2004 and as of September 30, 2006, IXI has shipped over $37 million of Ogo products, approximately $7.4 million of which were shipped in the third quarter of 2006. As of September 30, 2006, $15.8 million has been recognized as revenues, $10.0 million has been included, net of cost of goods sold, in Other Income due to the termination of the AT&T agreement and $11 million are deferred revenues yet to be recognized. IXI’s customers have included AT&T Wireless (now Cingular Wireless) and currently include Swisscom Mobile, the leading mobile operator in Switzerland, e-kolay.net, a leading ISP in Turkey owned by Doğan Yayın Holding (DYH), Turkey’s leading media-entertainment conglomerate, 1&1, one of Europe’s leading ISPs, in conjunction with Vodafone Germany, and Ancel, Uruguay’s largest mobile operator. In December 2006, IXI reached an agreement to sell Ogo devices to Onetouch, one of the leading mobile operators in Ghana. Ogo is no longer being sold by Cingular Wireless; however, service for existing Cingular subscribers who use the Ogo continues. IXI has recently learned that some Cingular subscribers using the Ogo have received a communication from Cingular stating that Cingular intends to discontinue the service in the near future. Since IXI does not provide any services to existing Cingular subscribers who use the Ogo and receives no revenue from their continued use of Cingular’s services, IXI does not believe that Cingular’s discontinuation of service or support for the Ogo, if any, will have a material impact on IXI’s business, financial condition or results of operation.

Strategic Objectives

IXI aims to develop into a leading provider of end-to-end mobile solutions to mobile operators, MNVOs and ISPs. IXI hopes to enable the growth of mobile data services developed by mobile operators for the mobile mass market, including traditional consumers, professional consumers and small to medium enterprises. IXI’s strategic objectives include the following elements:

•

Development of sales of the Ogo devices and hosted services to national and multinational mobile operators: IXI is focused on supporting operators in the deployment and operation of revenue enhancing devices and services, based on applications such as email, IM, SMS, RSS, Web browsing and mobile voice. IXI will continue to introduce additional productivity enhancement and entertainment features for Ogo in future releases;

•

Development of sales of the Ogo devices and support services to emerging MVNOs worldwide: IXI anticipates significant growth in the number of global providers of branded consumer goods and services that will seek to create a mobile applications and services offering for their existing customers and user communities via an MVNO. IXI will seek to establish itself as an enabler of such MVNO offerings by offering end-to-end mobile data solutions that allows an MVNO to rapidly launch Ogo devices and related services while limiting infrastructure investment and other deployment costs;

•

Development of sales of the Ogo devices and support services to ISPs worldwide: IXI anticipates a significant number of ISPs will seek to expand their revenues by providing mobile services, leveraging their desktop email and Internet access leadership position as well as their customer base. IXI will seek to establish itself as an enabler of such ISP offerings by offering ISPs an end-to-end mobile data device solution that can be rapidly deployed with limited infrastructure investment and other roll-out costs;

•

Expansion of the Ogo devices to address the demands of professional consumers and small to medium enterprises: IXI believes these potential markets are currently underserved by existing mobile messaging solutions available in the market. IXI envisions providing an affordably-priced alternative for mobile email access as well as other value-added services; and

•

Development of new applications: IXI intends to include new popular desktop applications for its mobile devices and will also continue to enhance the current application set to keep pace with wired Internet and mobile voice and data trends.

Products and Services

IXI develops and sells data-centric wireless devices and services aimed at accelerating mobile data usage for mass market users. IXI markets its solutions to mobile operators, MVNOs and ISPs worldwide. These customers in turn sell to end-users.

Ogo Devices

Ogo devices can be tailored to meet customer requirements. The Ogo’s graphical user interface (GUI) can be customized to address branding and customer experience needs. For IM and email, Ogo can fully interoperate with leading Internet portals, as well as operator communities.

Ogo devices offer the following key features:

•

A “clamshell” design that unfolds to display a large, color screen and keypad

•

A full QWERTY (or QWERTZ) keypad and 8-way navigation joystick pad for familiar and easy navigation

•

Compactness (4.5”x3”x1” when closed, 5.7 oz.)

•

Special “hot keys” for simple navigation, such as dedicated email and IM buttons

•

One button displays all active messages and chats on one screen (“Ogo” button)

•

Ability to customize and assign unique sounds and visual animations to different contacts

•

IM compatible with all major providers

•

Email on most leading providers and access to email from POP3 and IMAP4 (currently the most pervasive email protocols) accounts

•

Attachment viewer of various of popular file formats

•

Push email enabling an instant notification for incoming email

•

A consolidated inbox, allowing users to view all email and text messages in one mailbox or sort by account

•

Ability to receive RSS feeds for popular news channels and communities

•

Ability to send a single message in multiple formats (e.g., email and SMS)

•

GSM voice via a Bluetooth headset or wired headset

•

Web browsing in both WAP and HTML formats

•

Contact and calendar applications

Currently, Ogo supports the most common email protocols such as POP3, IMAP4, AOL Mail®, MSN Hotmail® and Yahoo! Mail®.

The Ogo devices offer specific advantages to potential IXI customers:

•

Affordable price: Ogo devices have been designed by IXI with a focus on cost optimization by designing the product to deliver only the most popular mobile messaging applications. The resulting lower cost allows IXI’s customers to price the Ogo devices attractively to end users, in particular to younger consumers, who often require subsidized pricing;

•

Customizable “look and feel”: IXI in many cases provides its high volume customers the ability to define elements of the device design and influence the user interface and set of applications to best address their market’s needs. For example, in Germany, 1&1 brands the Ogo under the name “Pocket Web.” End users are able to further customize their devices by purchasing a range of self adhesive covers in various patterns;

•

Simple activation and user data synchronization: Upon purchase, end users activate the device by turning it on and following an on-screen activation wizard that facilitates the input of usernames and passwords for existing email and IM accounts the user wishes to access from the Ogo device. Ogo device activation can be done on the device or via an in-store or post-sale activation process by the device provider. Upon log-in to a given IM account via the Ogo device, the user’s IM contact lists, associated with each online account, are synchronized in real-time; and

•

Ongoing provisioning: The Ogo device’s software is upgradeable over-the-air (OTA), allowing IXI’s customers to update any device’s software in order to launch new applications (e.g. GSM voice), upgrade existing functionality or repair software remotely via the cellular network.

Ogo was initially launched by AT&T Wireless (now Cingular Wireless) in the United States in September 2004. Ogo is currently available in Switzerland, Turkey, Germany and Uruguay, and IXI expects to introduce Ogo in other countries, including the United States. Ogo was the first and only device of its kind to provide simultaneous, unlimited instant messaging and email from three leading Internet portals – AOL, MSN, and Yahoo! – plus text messaging, all in a sleek, clamshell device. Ogo is no longer being sold by Cingular Wireless, however currently service for existing Cingular subscribers who use the Ogo continues. IXI has recently learned that some Cingular subscribers using the Ogo have received a communication from Cingular stating that Cingular intends to discontinue the service in the near future. Since IXI does not provide any services to existing Cingular subscribers who use the Ogo and receives no revenue from their continued use of Cingular’s services, IXI does not believe that Cingular’s discontinuation of service or support for the Ogo, if any, will have a material impact on IXI’s business, financial condition or results of operation.

Hosted Services

As part of its end-to-end solution, IXI also provides a complete backend solution which incorporates all of the hosting services required to support the Ogo devices. IXI makes it easy for its customers to rapidly launch the Ogo devices and service with limited infrastructure investment and other deployment costs. IXI’s end-to-end solution allows its customers to focus their efforts and budget on marketing and promotion of the Ogo devices and applications versus spending significant resources on costly deployment activities.

IXI also provides launch and support services that enable mobile operators, MVNOs and ISPs to successfully sell Ogo. This enables IXI’s customers, even those with limited mobile data application delivery experience, to bring Ogo to market quickly and easily.

IXI offers the following services as part of its complete solution:

•

Instant messaging gateway

•

Email gateway

•

Push email

•

Over-the-air version upgrades

•

Over-the-air provisioning

•

Attachment reformatting

•

Portal-certified instant messaging and email services

PMG® (Personal Mobile Gateway) Technology

IXI products also feature its proprietary PMG® (Personal Mobile Gateway) Technology. PMG technology allows a mobile phone or other data device to enable a variety of companion devices (such as watches, cameras, and MP3 players) to connect to the Internet and each other wirelessly. The PMG is the single connection between the wireless network and a collection of affordable and optimized mobile devices.

The PMG platform enables mobile device manufacturers to expand the ability of their products by linking them to additional mobile electronic devices. PMG technology enables wireless communications by means of the Bluetooth protocol between the core mobile device (personal mobile gateway) and other peripheral electronic devices such as a wireless earpiece, a digital camera, a mobile game console or a digital wristwatch. This allows the user to expand the capability of the core mobile device on a gradual basis by adding electronic devices optimized to deliver their primary application. These peripheral devices also share resources with the core device without replicating some costly overhead functions such as memory and processing, providing a cheaper and more flexible alternative to smartphones. PMG technology enables wireless carriers and ISPs to create additional income sources from the data transmission and the sale of additional wireless electronic devices that can be used in conjunction with existing cellular devices.

IXI has entered into several licensing agreements for the development and manufacture of PMG-based devices.

Current Developments

Current research and development projects that IXI is evaluating and may undertake include:

•

A new software release that will better address the needs of professional consumers, including interface with Microsoft® Exchange Server (including email, calendar and contacts).

•

A new generation of Ogo devices for individual and professional users based on a new, more advanced, technology platform and a modified hardware design.

•

A new generation of Ogo devices based on the CDMA air interface.

•

Integrating into the current and future lineup of Ogo devices, leading mobile applications, including productivity enhancement and multimedia applications.

•

Optimizing the communication with hosted servers and gateways.

Research and Development

As of September 30, 2006, IXI’s research and development team consisted of 51 full time employees (33 located in Israel and 18 located in Romania) who carry out all engineering efforts and develop new intellectual property. IXI believes that companies with Israel-based research and development operations benefit from access to a sizeable skilled workforce in the high technology industry, which has been supported by government initiatives since the late 1980s. IXI believes that additional local talent, as IXI scales its operations, is therefore available.

IXI believes that the core strengths of its research and development team include expertise in mobile messaging software and complex mobile network systems as well as power and processing in constrained systems such as mobile devices. This expertise encompasses hardware and software integration, hardware and industrial design as well as quality assurance and testing.

IXI established its research and development operations in Israel in September 2000. More recently, IXI has begun to utilize additional research and development resources in lower cost geographies. IXI has established a research and development subsidiary in Romania.

Sales and Marketing

IXI commenced marketing the Ogo in the United States in 2004 under a development and supply agreement with AT&T Wireless Services, Inc. The agreement required AT&T Wireless to purchase $32.4 million of devices, $16.5 million of which were delivered by the end of 2004. Unlike IXI’s current arrangements with its existing customers, the agreement did not require IXI to provide any hosting or related services. In April 2005, following the acquisition of AT&T Wireless by Cingular Wireless, Inc., IXI and Cingular agreed to cancel this agreement. As part of Cingular’s acquisition of AT&T Wireless, Cingular decided to discontinue several product lines and activities which, to IXI’s best knowledge, did not fit with Cingular’s predominant purpose in pursuing its acquisition of AT&T Wireless – namely to increase Cingular’s subscriber base. Many of these products, including the Ogo, were, to IXI’s best knowledge, related to AT&T’s attempt to penetrate the data service market. In April 2005, Cingular stopped selling new Ogo devices but continues to support existing Cingular subscribers who use the Ogo. IXI’s management believes that discontinuation the Ogo in the U.S. market had little to do with the Ogo’s potential for success in the U.S. market and IXI intends to reintroduce the Ogo into the U.S. market in the future.

Pursuant to the termination agreement with Cingular, IXI received a one-time cash payment of approximately $3.85 million, the return of all Ogo device inventory held by Cingular for no cost (valued by IXI at approximately $5.7 million), the transfer of all intellectual property rights directly relating to Ogo, including the URLs www.ogo.com, www.ogosphere.com, www.ogosphere.net and the associated intellectual property, valued by IXI at approximately $150,000. In determining the fair values, management has considered a number of factors, including valuations and appraisals. IXI also recorded a one-time income of $2.0 million which was previously recorded as deferred revenues upon termination of the agreement with AT&T Wireless. As a result of this termination agreement, IXI recorded a one-time gain of $11.7 million in 2005. However, Cingular represented 85% of IXI’s revenues in 2005 and its loss as a customer had a material adverse impact on IXI’s sales and results of operations. IXI continues to provide helpdesk support on an outsourced basis to Ogo customers in the United States. Should the service to Ogo customers be discontinued, IXI will be released from its obligation to provide helpdesk support.

In February 2005, IXI entered into an agreement with Swisscom Mobile AG, Switzerland’s largest cellular provider, for the sale to Swisscom of Ogo devices for resale by Swisscom to end users in Switzerland and Liechtenstein. Swisscom launched Ogo and the service in November 2005.

In July 2005, IXI contracted to sell Ogo devices to e kolay.net, a leading Turkish ISP, in collaboration with Telsim (now Vodafone) and Avea, leading Turkish wireless carriers. The sales of Ogo to e-kolay.net is done through Mobicom, a Turkish distributor. e-kolay.net commercially launched Ogo in November 2005.

In October 2005, IXI entered into an agreement with a major IM provider pursuant to which IXI is able to sell e-mail and IM services as part of the complete Ogo offering. IXI sells Ogo with the IM services chosen to be deployed, pre-installed to the IXI customer.

In December 2005, IXI entered into an agreement with 1&1, one of the largest European ISPs, pursuant to which the customer has agreed to purchase certain minimum quantities of Ogo devices. IXI shipped devices worth approximately $2 million in December 2005 and 1&1 has agreed to purchase an additional $16 million of devices through the first quarter of 2007, of which approximately $10 million were shipped in the nine months ended September 30, 2006 in accordance with the agreement.

In May 2006, IXI entered into an agreement with Antel, the parent company of Ancel, the leading mobile operator in Uruguay for the sale to Antel of Ogo devices for resale by Ancel to end users in Uruguay. Ancel commenced selling the Ogo devices and IXI commenced providing the related hosted services in Uruguay at the end of June 2006.

In November 2006, IXI entered into an agreement with a second major IM provider pursuant to which IXI is able to sell additional IM services as part of the complete Ogo offering. IXI sells Ogo with the IM services chosen to be deployed, pre-installed to the IXI customer.

In December 2006, IXI contracted to sell Ogo devices to Onetouch, one of the leading mobile operators in Ghana.

IXI maintains a direct sales force as well as utilizing independent distributors. As of September 30, 2006, IXI’s sales and marketing team is comprised of 23 professionals worldwide.

Competition

There are a number of companies developing and marketing mobile devices for the transfer of digital information of various sorts. Accurate measures of market share are difficult because each of the devices on the market offers a different collection of functions, but due to the recent introduction of Ogo and the termination of the relationship with Cingular, IXI’s share of this market is, at present, negligible.

The dominant products in the market are the BlackBerry, marketed by Research In Motion, Limited, the Treo line of smartphones marketed by Palm, Inc. as well as smartphones marketed by a broad array of other manufacturers, and the Sidekick/Hiptop marketed by Danger, Inc. To date, a number of mobile operators have launched email and IM applications linked to services provided by several major Internet portals. However, these services are generally accessible through traditional handsets with form factors not optimized for text input, such as a standard cell phone keypad and screen.

In contrast to products from companies including Research in Motion, Palm and Danger, all of which compete with IXI in the QWERTY keyboard-based wireless device category, Ogo devices are specifically designed to offer a relatively low-cost solution for the delivery of mobile messaging applications, including access to the major email and IM services. IXI believes that it is the only company currently addressing the affordably-priced, high volume, mass market for mobile messaging devices.

The table below provides a comparison of the principal features of the various classes of products:

Type of Device	Examples	Target Audience	Included Applications	Average Purchase Price to End User (after rebates and subsidies)	Average Monthly Payment for Provided Services	Scope of Solution for Consumer Market	Scope of Solution for Professional Market

Email devices	Blackberry 8700 Blackberry 7100 Blackberry 7290	Large enterprises and professional users; government users	State-of-the-art email (fully synchronized) and basic cell phone	$200-400	$40-50+	Partial solution, limited IM support	End-to-End solution including installation of service at the enterprise with highest level of security
Smartphones	Treo 650, Nokia 9300	Large enterprises and professional users	State-of-the-art email (fully synchronized), smartphone, Internet surfing, open operating system	$200-500	$40-50+	Partial solution, limited IM support	Limited solution requiring involvement of external suppliers
Email and IM devices	Sidekick III	Youth	Email, basic cell phone, Internet surfing, basic instant messaging	$200-300	$30	Consumer youth focused product; IM support	Partial solution
Email and IM devices	Ogo	Youth and small and medium sized businesses	Email, basic cell phone, basic instant messaging, RSS, SMS, Web Browsing	$0-99	$12-18	End-to-End solution	End-to-End solution for consumer, small to medium sized businesses and professional users

IXI believes that by focusing on a market segment that is distinct from its competitors’, it can create differentiation that allows it to compete successfully with its competitors’ products.

Corporate Background

IXI was incorporated in Delaware in 2000 under the name Ovdat, Inc. IXI’s U.S. offices are located in Redwood City, California, and it maintains research and development facilities and administrative offices in Israel and research and development facilities in Romania. IXI also has regional sales offices in various other countries.

Discontinued Operations

From 2003 to July 2005, IXI developed a proprietary operating system (OS) which targeted manufacturers of affordable mobile phones as well as other mobile devices. This OS was differentiated by the extremely low memory footprint and low processing power requirements, while also providing a platform to allow a mobile device manufacturer to rapidly customize and introduce new models to the market. The OS was developed through a separate business unit, which focused on licensing the OS to mobile device manufacturers. In July 2005, IXI management determined that the high cost of adapting the OS to a variety of mobile platforms and offering the extensive support required by each customer would require the continued investment of a significant amount of capital and other resources. Consequently, IXI management decided to discontinue the OS business unit, which resulted in significantly reduced operating costs in the short-term allowing the management to focus solely on Ogo activity by transferring resources and funds to the continuing Ogo business.

Certain components of the OS are currently included in the Ogo device. IXI will continue to develop additional software applications to meet the specific needs of the Ogo devices as they evolve. This enables IXI to rapidly customize the Ogo to meet the needs of its customers while providing a cost effective solution due to the OS’s low memory foot print and low processing power requirements.

In October 2005, as part of the discontinuing of operations of IXI’s OS business, and due to IXI’s requirement to increase its cash flows, IXI granted Sasken Communication Technologies Ltd., or Sasken, a company based in India, a non-exclusive license for the use, development and sale of the OS developed by IXI. The license enables Sasken to continue the development of the OS and to market it to its customers and provides that Sasken will own any intellectual property rights resulting from the continuation of the development of the software, and IXI will retain ownership in any intellectual property licensed to Sasken. In consideration for the license, Sasken paid IXI an amount of $1.8 million, net. In addition, Sasken will pay IXI royalties for each product unit that is sold by Sasken that contains the OS or any development of it, in whole or in part, up to an aggregate amount of $5 million.

The agreement reached between IXI and Sasken was made without obtaining pre-approval from the Israeli Office of the Chief Scientist (OCS), thereby effectively breaching the OCS restrictions. IXI has applied to the OCS for retroactive approval of this license.

Manufacturing

In order to be competitive in the market, IXI chose to focus its resources on the value-added development only, mainly software, while outsourcing all components that are readily available from third-party suppliers and working with the third party manufacturers and suppliers with strong reputations for quality and dependability.

As part of this strategy, IXI chose Chi Mei Communications Systems, Inc. (“Chi Mei”), part of FoxConn group and one of the top five manufacturers in Taiwan, as the Ogo device manufacturer. Actual production of the Ogo device has recently been moved to Chi Mei’s facility in China. Chi Mei is known as the designer and manufacturer of the first Motorola mobile Windows-based phone (MPX-2XX series) and as a technology leader in Taiwan. IXI believes that Chi Mei has the requisite logistical, procurement and manufacturing abilities to enable IXI to quickly adjust to changes in customer demands for Ogo devices and services.

Currently Chi Mei is a sole source supplier. IXI does not have a supply contract with Chi Mei and has no minimum commitment volume and Chi Mei is not committed to produce a specified minimum quantity of the Ogo device. Currently, the volume of Ogo devices demanded by IXI’s customers is insufficient to justify the development of alternative manufacturers. IXI may develop relationships with other manufacturers as customer demand for the Ogo increases. Since Ogo devices currently incorporate a modem that is proprietary to Chi Mei, the use of any alternative manufacturer would require a redesign of the Ogo devices to incorporate a different modem.

Currently, IXI also purchases a number of Ogo components, such as the display screens, Bluetooth chips and sound chips, from third party suppliers. The remaining components are sourced by Chi Mei.

IXI provides hosted Internet services that include gateways and servers hosted in various datacenters. These services are critical for the efficient delivery of certain Ogo applications, including email and IM, as well as value added functions such as over-the-air provisioning and updates.  These hosted Internet services are outsourced to a small number of third party service providers.

Facilities

IXI maintains its principal offices in approximately 2,667 square feet of space in Redwood City, CA. In addition, it maintains research and development facilities and administrative offices comprising approximately 20,500 square feet in Ra’anana, Israel and research and development facilities comprising approximately 4,200 square feet in Romania. IXI believes that these facilities are adequate to satisfy its requirements.

Intellectual Property

IXI’s success depends, in large part, on its proprietary technology, processes, trade secrets and other proprietary information, and upon its ability to protect this information from unauthorized disclosure or use. IXI relies on a combination of copyright, trade secret and trademark laws, confidentiality agreements, contractual provisions and other similar measure common in high technology companies to protect its proprietary information.

When approaching the strategy of protecting IXI’s intellectual property, IXI has taken a long-term horizontal approach which covers both conceptual broad ideas and specific implementation practices. IXI’s patent portfolio includes conceptual patents and detailed implementation patents for both software and hardware, and also business practices oriented patents. To date, IXI has filed over 90 patent applications in the United States, European Union, Japan and Korea, covering 44 inventions and intends to continue filing patents to protect its unique intellectual property emerging from the development of its products. Thus far, IXI has received 8 patents, all in the United States, each of which relate to IXI’s Personal Mobile Gateway Technology (PMG). When filing patents, IXI goes through the following filing phases: first, filing is done in the United States; second, filing is done through the Patent Cooperation Treaty (PCT); finally filing is done in specific countries as needed after the PCT period expires. Most of IXI’s patents are pending approval of the patent offices.

IXI believes that the know-how, technical expertise and innovative abilities of IXI’s personnel as well as the proprietary methods which IXI has developed in the design and development of its products are of significant importance. Standard terms of employment contracts and contracts with subcontractors contain clauses aimed at protecting copyrights, trade marks, patents and trade secrets and also include provisions for the assignment of any intellectual property rights developed by individuals or organizations during the course of any relationship with IXI.

IXI has registered trademarks on the names “IXI,” “IXI MOBILE” and “PMG” and on the stylized IXI and “IXI MOBILE” logos. In addition, IXI owns various URLs relating to its product names and other goodwill. The application for registration of the “Ogo” trademark in the United States and in Europe for IXI’s products has been met with opposition in both jurisdictions.

IXI believes that the measures taken to protect its intellectual property are appropriate and commercially reasonable within the industry in which it operates.

Management

IXI’s management is set forth above under the section titled “Director Proposal.”

Employees

As of September 30, 2006, IXI engaged 91 employees and 15 consultants, of whom 33 employees and 3 consultants were engaged in research and development in IXI’s Israeli facility, and 18 employees and one consultant were engaged in research and development in IXI’s Romanian facility. The sales and customer support department, including product marketing, engaged 19 employees and 9 consultants, with the remainder filling general and administrative, information technology, operations and internal support functions.

Government Grants and Assistance Programs

Israeli Approved Enterprise Status

The Israel Law for the Encouragement of Capital Investments, 1959 (the “Investment Law”), provides that capital investment in a production facility (or other eligible assets) may, upon application to and approval by the Investment Center of the Israeli Ministry of Industry, Trade and Labor be designated as an Approved Enterprise. Each certificate of approval for an Approved Enterprise relates to a specific investment program in the Approved Enterprise, delineated both by the financial scope of the investment and by the physical characteristics of the facility or the asset.

An approved enterprise is entitled to certain benefits, including Israeli government cash grants or tax benefits. An Approved Enterprise may elect to forego any entitlement to the grants otherwise available under the Investment Law and, in lieu of the foregoing, participate in an alternative benefits program, under which the undistributed income from the Approved Enterprise is fully exempt from corporate tax for a defined period of time.

According to a Letter of Approval of May 27, 2002 (including supplements to the approval and update of the investments list of July 20, 2003), the Investment Center of the Israeli Ministry of Industry, Trade and Labor granted to IXI’s Israeli facility the status of an Approved Enterprise. IXI has elected to participate in the alternative program. The period of tax exemption will be two years commencing with the year in which its Israeli subsidiary first generates taxable income from the relevant Approved Enterprise, and is subject to a reduced tax rate as low as 10%-25% for an additional period of between five to eight years from when the tax exemption began, depending on the level of foreign ownership of IXI’s shares.

The actual tax rates will depend on the percentage of the non-Israeli investment in a company’s share capital (conferring rights to profits, voting and appointment of directors) and the percentage of its combined share and loan capital owned by non-Israeli residents, would apply. The lowest level of foreign investment during the year will be used to determine the relevant tax rate for that year. These tax benefits are granted for a limited period not exceeding seven years or ten years with respect to a company whose foreign investment level exceeds 25% from the first year in which the Approved Enterprise has taxable income after utilizing its net operating losses. The period of benefits may in no event, however, exceed the lesser of (a) 12 years from the year in which the program was activated or (b) 14 years from the year of receipt of Approved Enterprise status.

IXI has recently filed an application with the Investment Center of the Israeli Ministry of Industry, Trade and Labor to approve the production of Ogo products outside of Israel, change the business program of its Approved Enterprise and expand the product definition initially approved by the Investment Center, as well as to change the number of IXI’s employees as reported to the Investment Center. There can be no assurance that the Investment Center will approve the changes to the Approved Enterprise program as requested by IXI. If IXI’s request is not approved, in whole or in part, IXI may not be entitled to all of the tax benefits described above.

On April 1, 2005, the Israeli Parliament passed an amendment to the Investment Law, in which it revised the criteria for investments qualified to receive tax benefits. An eligible investment program under the amendment will qualify for benefits as a Privileged Enterprise (rather than the previous terminology of Approved Enterprise). Among other things, the amendment provides tax benefits to both local and foreign investors and simplifies the approval process. As a result of the amendment, tax-exempt income generated under the provisions of the new law will subject IXI to taxes upon distribution or liquidation and IXI may be required to record deferred tax liability with respect to such tax-exempt income. The amendment does not apply to investment programs approved prior to December 31, 2004. The new tax regime will apply to new investment programs only. IXI’s existing Approved Enterprise will generally not be subject to the provisions of the amendment.

Israeli Office of the Chief Scientist

IXI’s research and development efforts have been financed, in part, through grants from the Israeli Office of the Chief Scientist, or OCS. As of September 30, 2006, IXI has received $2,758,000 (including $1,863,000 relating to discontinued activities) of these grants. IXI is required to repay these grants to the OCS plus applicable interest at the LIBOR rate through payments of royalties amounting to 3% of revenues for the first [three] years from the date of the first repayment and between 4% and 5% of revenues beginning the fourth year from the date of the first repayment until the entire amount is repaid, including interest. In recent years, the government of Israel has accelerated the rate of repayment of OCS grants and may further accelerate them in the future. In addition, if IXI fails to repay the royalties to the OCS, IXI may be required to refund any grants previously received together with interest and penalties.

Technology developed with OCS funding is subject to transfer restrictions and any transfer of technology or manufacturing rights generally requires the approval of an OCS committee. Such approvals, if granted, could be subject to the following conditions:

•

The transfer of technology that was developed, in whole or in part, using OCS funding, would be subject to the payment to the OCS of a portion of the consideration IXI receives for such technology; or

•

The transfer of manufacturing rights outside of Israel could be conditioned upon either (1) payment of increased aggregate royalties, ranging from 120% to 300% of the amount of the grant plus interest, depending on the percentage of foreign manufacture and an increase at the rate of the royalties; or (2) a transfer of manufacturing rights into Israel of another product of similar or more advanced technology.

These restrictions may impair IXI’s ability to sell its technology assets or to outsource manufacturing outside of Israel and the restrictions continue to apply even after it has repaid the full amount of royalties payable for the grants. IXI’s management does not expect the proposed merger to have any material impact upon the grants received by IXI from the OCS or the repayment of such grants.

In October 2005, as part of the discontinuation of operations of IXI’s OS business, and due to IXI’s requirement to increase its cash resources, IXI granted Sasken Communication Technologies Ltd., or Sasken, a company based in India, a non-exclusive license for the use, development and sale of the OS that was developed by IXI. The license enables Sasken to continue the development of the OS and to market it to its customers and provides that Sasken will own any intellectual property rights resulting from the continuation of the development of the software, and IXI will retain ownership in any intellectual property licensed to Sasken. In consideration for the license, Sasken paid to IXI a license fee in the amount of $1.8 million, net. In addition, Sasken will pay IXI royalties for each product that is sold by Sasken that contains the OS or any development of it, in whole or in part, up to an aggregate amount of $5 million. This transaction was effected without the required approval of the OCS, in breach of the terms of the OCS funding. IXI has applied to the OCS for retroactive approval of this license. Under a recent amendment to the Law for the Encouragement of Research and Development in the Industry, 1984, the OCS has the discretion to grant this approval, but the regulations governing calculation of the amount to be paid to the OCS in this case have not yet been promulgated. IXI cannot be sure that the OCS will grant IXI retroactive approval for the license, or the exact amount which may be required to pay to the OCS if the approval is granted. IXI believes that it may be required to repay the entire amount of grant and has provided an allowance in its financial statements in the amount of approximately $3.0 million to reflect its estimate of its obligation to the OCS.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of IXI’s financial condition and results of operations should be read in conjunction with “Selected Consolidated Financial Data” and IXI’s consolidated financial statements and the related notes to those statements included elsewhere in this proxy statement. In addition to historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The combined company’s actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under “Risk Factors,” “Forward-Looking Statements” and elsewhere in this proxy statement.

Overview

IXI provides solutions that bring innovative, data-centric mobile devices and hosted services to the mass market. It offers an end-to-end mobile solution, including devices and hosted services, to mobile operators, mobile virtual network operators (MVNOs), and Internet service providers (ISPs) in a number of international markets. IXI’s Ogo™ devices are designed to improve the mobile user experience and increase mobile data usage by offering access to popular applications and services, including e-mail, instant messaging (“IM”), short messaging service (SMS), headlines and other web information through Really Simple Syndication technology (RSS), mobile voice, Web browsing and games at relatively low end-user prices. IXI’s hosted services (such as email and IM gateways) allow IXI’s customers to efficiently deliver applications that require intermediation between the server and the device. These hosted services in combination with the Ogo devices present potential customers with a complete end-to-end solution which limits the amount of infrastructure investment and other roll-out costs.

Corporate History

IXI was incorporated in Delaware in July 2000 under the name Ovdat, Inc., and initially focused on the development of its proprietary PMG® (Personal Mobile Gateway) technology. PMG technology allows a mobile phone or other data device to enable a variety of third-party companion devices, such as messaging devices, watches, cameras, and MP3 players, to connect to the Internet and to each other wirelessly.

Starting in 2003, IXI began development of a proprietary operating system (OS) which targeted manufacturers of affordable mobile phones as well as other mobile devices. This OS was differentiated by a low memory footprint and low processing power requirements, while also providing a platform to allow a mobile device manufacturer to rapidly customize and introduce new models to the market. The OS was developed through a separate business unit, which focused on licensing of the OS to mobile device manufacturers. In July 2005, IXI management determined that the high cost of adapting the OS to a variety of mobile platforms and offering the extensive support required by each customer would require the continued investment of a significant amount of capital and other resources. Consequently, IXI decided to discontinue the OS business unit, which resulted in significantly reduced operating costs in the short-term allowing the management to focus solely on the Ogo activity by transferring resources and funds to the continuing Ogo business. During the period covered by the financial statements contained in this proxy statement, the operating system related activities were classified as discontinued operations. Certain components of the OS are currently included in the Ogo device. Such components and the related activities and costs have not been classified and are included in the consolidated financial statements contained in this proxy statement as continuing operations. IXI will continue to develop additional software applications to meet the specific needs of the Ogo devices as they evolve.

IXI commenced marketing the Ogo in the United States in 2004 under a development and supply agreement with AT&T Wireless Services, Inc. The agreement required AT&T Wireless to purchase $32.4 million of devices, $16.5 million of which were delivered by the end of 2004. Unlike IXI’s current arrangements with its existing customers, the agreement did not require IXI to provide any hosting or related services. In April 2005, following the acquisition of AT&T Wireless by Cingular Wireless, Inc., or Cingular, IXI and Cingular agreed to cancel this agreement. Pursuant to the termination agreement with Cingular, IXI received a one-time cash payment of approximately $3.85 million, the return of all Ogo device inventory held by Cingular for no cost (valued by IXI at approximately $5.7 million after allowance for rework and adaptation costs), the transfer of all intellectual property rights directly relating to Ogo, including the URLs www.ogo.com, www.ogosphere.com, www.ogosphere.net and the associated intellectual property valued by IXI at approximately $150,000. In determining the fair values, management has considered a number of factors, including valuations and appraisals. IXI also recorded one-time income of $2.0 million which was previously recorded as deferred revenues upon termination of the agreement with AT&T Wireless. As a result of this termination agreement, IXI recorded a one-time gain of $11.7 million in 2005. However, Cingular represented 85% of IXI’s revenues in 2005, and its loss as a customer had a material adverse impact on IXI’s sales and results of operations. During the nine months ending September 30, 2006 no revenues were generated from Cingular. IXI continues to provide helpdesk support on an outsourced basis to Cingular Ogo customers in the United States. IXI has recently learned that some Cingular subscribers using the Ogo have received a communication from Cingular stating that Cingular intends to discontinue the service in the near future. Should the service be discontinued, IXI will not have any further obligations to provide helpdesk support.

Since IXI does not provide any services to existing Cingular subscribers who use the Ogo and receives no revenue from their continued use of Cingular’s services, IXI does not believe that Cingular’s discontinuation of service or support for the Ogo, if any, will have a material impact on IXI’s business, financial condition or results of operation.

During 2005, IXI began to focus its marketing efforts to target European customers and entered into agreements with three major customers: Swisscom Mobile, the leading mobile operator in Switzerland, e-kolay.net, a leading ISP in Turkey owned by Doğan Yayın Holding (DYH), Turkey’s leading media-entertainment conglomerate and 1&1 Internet AG, a leading German Internet service provider. Swisscom and e-kolay.net commenced selling the Ogo devices and IXI commenced providing the related hosted services prior to the end of 2005. 1&1 commenced sales of the Ogo devices and IXI commenced providing the related hosted services in the end of April 2006. In June 2006, IXI has also signed an agreement with its first customer in Latin America, Antel, the parent company of Ancel, a leading mobile operator in Uruguay. Ancel commenced selling the Ogo devices and IXI commenced providing the related hosted services in Uruguay at the end of June 2006.

In October 2005, IXI entered into an agreement with a major IM provider, enabling IXI for a period of two years to provide end-users of the Ogo device with access to IM and email services for mobile devices IXI is required to pay a certain percentage of the monthly revenues derived from each user of the IM services, depending on the geographic region in which the IM service is provided. The agreement also requires IXI to make certain minimum payments in the amount of $180,000, $3.6 million and $7.9 million for the calendar years 2005, 2006 and 2007, respectively (the current agreement expires in October 2007).

In November 2006, IXI entered into an agreement with a second major IM provider, enabling IXI for a period of two years to provide end-users of the Ogo device with access to IM services for mobile devices. The agreement requires IXI to make certain minimum payments varying according to geographical deployment. The minimum payment to be made throughout the duration of the agreement is $360,000. However this amount may increase depending on the number of deployments with customers as well as the geographical regions in which deployment occurs.

In October 2005, as part of the discontinuation of operations of IXI’s OS business, and due to IXI’s requirement to increase its cash resources, IXI granted Sasken Communication Technologies Ltd., or Sasken, a company based in India, a non-exclusive license for the use, development and sale of the OS that was developed by IXI. The license enables Sasken to continue the development of the OS and to market it to its customers and provides that Sasken will own any intellectual property rights resulting from the continuation of the development of the software, and IXI will retain ownership in any intellectual property licensed to Sasken. In consideration for the license, Sasken paid to IXI a license fee in the amount of $1.8 million, net. In addition, Sasken will pay IXI royalties for each product that is sold by Sasken that contains the OS or any development of it, in whole or in part, up to an aggregate amount of $5 million. This transaction was effected without the required approval of the OCS, in breach of the terms of the OCS funding. IXI has applied to the OCS for retroactive approval of this license. Under a recent amendment to the Law for the Encouragement of Research and Development in the Industry, 1984, the OCS has the discretion to grant this approval, but the regulations governing calculation of the amount to be paid to the OCS in this case have not yet been promulgated. IXI cannot be sure that the OCS will grant IXI retroactive approval for the license, or the exact amount which may be required to pay to the OCS if the approval is granted. IXI believes that it may be required to repay the entire amount of grant and has provided an allowance in its financial statements in the amount of approximately $3 million to reflect its estimate of its obligation to the OCS.

IXI has generated recurring losses from operations and negative cash flows from operating activities since inception. As of September 30, 2006, IXI had a stockholders’ deficiency and an accumulated deficit of $16.3 million and $84.7 million, respectively. IXI’s currently pays its suppliers in advance of the date shipment is made to IXI, while the standard payment terms which IXI extends to its customers require payment within 30 days of delivery of the devices. Consequently, IXI is often forced to finance outstanding sales orders for several months. IXI plans to continue to finance its operations through raising additional capital, and in the longer term, by generating sufficient revenues to finance its operations. There can be no assurances, however, that IXI will be successful in obtaining an adequate level of financing needed for current operations and long-term development. These conditions raise substantial doubt about IXI’s ability to continue as a going concern if it is unsuccessful in obtaining such adequate level of financing. The financial statements contained in this proxy statement do not include any adjustments to reflect the possible future effects on recoverability and reclassification of assets or the amounts and classification of liabilities that may result from the outcome of this material uncertainty.

In order to satisfy IXI’s working capital requirements prior to ITAC’s funds being available following the merger, on June 22, 2006, IXI entered into a bridge loan agreement (the “Bridge Loan”) with Southpoint and IXI Mobile (R&D) Ltd. (“IXI R&D”), IXI’s wholly owned subsidiary. Pursuant to the terms of the Bridge Loan, Southpoint loaned to IXI R&D $20 million (from which IXI will pay $1.7 million in cash compensation to certain private placement agents and $700,000 in cash compensation, upon consummation of the merger, to certain financial institutions providing advisory services to IXI), with IXI acting as guarantor. The Bridge Loan bears interest of 10% per annum. See “Liquidity and Capital Resources” below for a more detailed discussion of the terms of the Bridge Loan.

Sources of Revenues

IXI currently generates revenues from two main sources: sales of the Ogo devices and sales of the hosted services related to the Ogo devices.

Currently, sales of the Ogo devices are recognized as revenue upon activation of the service for the Ogo device by the end user. The services include a variety of hosted services provided by IXI to its customers (such as email and push email gateway, IM gateways and attachments transcoding) and generate monthly recurring revenues per active device. To date, IXI has derived the substantial majority of its revenues from sales of the Ogo devices. IXI expects that, as the installed base of devices grows, the recurring monthly revenues related to the hosted services will account for a larger portion of IXI’s revenues.

IXI’s initial revenues from device sales were generated by those units shipped by AT&T Wireless Inc. to their end users. Since AT&T Wireless had internal capabilities to provide the email and IM gateways to its end users, IXI did not provide any hosting services for AT&T Wireless customers. Since commencing sales in 2004, IXI shipped a total of $16.5 million of devices to AT&T Wireless, of which $6.7 million were recognized as revenue in the 2005 year end financial statements. The remaining shipments to AT&T Wireless were recognized as part of the one-time gain of $11.7 million in 2005 resulting from the termination of the agreement by Cingular.

At the end of the third quarter of 2005, IXI commenced commercial sales in Europe. Both e-kolay.net and Swisscom Mobile began commercial sales to end users in November, 2005. On December 15, 2005, IXI entered into a cooperation agreement with 1&1 Internet AG, pursuant to which 1&1 Internet AG committed to purchase $18 million of devices through the first quarter of 2007. 1&1 commenced sales to end users at the end of April 2006 and as of September 30, 2006, 1&1 had purchased approximately $11.7 million of devices from IXI, in accordance with the agreement.

In May 2006, IXI entered into an agreement with Antel, the parent company of Ancel, the leading mobile operator in Uruguay for the sale to Antel of Ogo devices for resale by Ancel to end users in Uruguay. Ancel commenced selling the Ogo devices and IXI commenced providing the related hosted services in Uruguay at the end of June 2006.

In December 2006, IXI reached an agreement to sell Ogo devices to Onetouch, one of the leading mobile operators in Ghana.

Since IXI does not yet have sufficient experience with sales of the Ogo devices in Europe in order to predict the appropriate rate of product which will be actually sold by IXI’s customers to end users, IXI currently recognizes revenues arising from the sale of the devices only upon activation of the service to the end user. The deferred revenues recorded in September 30, 2006 were increased compared to the deferred revenues recorded in December 31, 2005. This increase was due to increased shipments of Ogo devices in response to orders from customers.

In previous years, IXI derived revenues from licensing its PMG software pursuant to several licensing agreements for the development and manufacture of PMG-based devices with companies such as Samsung Electronics Co. Ltd., Seiko Instruments Inc., SK Telecom Co. Ltd. and Sanyo North America Corporation. IXI’s software business model consisted of upfront license fees, maintenance fees and royalty payments upon the sale of devices which incorporated the PMG software. Future revenues from PMG software are expected to be de minimis since no manufacturers are currently incorporating the PMG software into their devices, and IXI is not currently actively engaged in the selling and marketing of the PMG software. IXI management does not see the PMG activity as a separate segment as it shares all its resources with the Ogo activity.

In 2005 and during the nine months ended September 30, 2006, IXI shipped and recognized revenues from the following sales of Ogo devices (excluding AT&T Wireless sales):

	Q2 2005	Q3 2005	Q4 2005	Q1 2006	Q2 2006	Q3 2006
	Unaudited

Revenue from sale of the Ogo devices	$0	$150,000	$589,920	$1,641,820	$3,436,883	$3,308,681

Deferred Revenue	$150,000	$673,232	$4,174,903	$3,510,484	$6,843,129	$10,954,060

Ogo Average Selling Price (“ASP”)	—	$150	$168	$164	$182	$166
Monthly Service ASP, per subscriber	—	$0	$2.7	$2.8	$2.2	$1.6

Units shipped	1,000	4,000	24,250	5,750	39,692	44,806
Units shipped (cumulative)	1,000	5,000	29,250	35,000	74,692	119,498
Subscribers (cumulative)	0	0	4,505	14,540	33,377	53,263
Customers – launched (cumulative)	0	1	2	3	4	4

To date, IXI has derived its revenues from a small number of customers. The revenues from major customers are outlined in the table below:

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003
	Unaudited

Ogo:
AT&T Wireless [terminated in 2005]		94%	85%	60%	—
Swisscom Mobile	41%		8%
e-Kolay	9%		2%
1&1	48%
PMG:
Samsung Electronics Co. Ltd.			—	—	67%
Seiko Instruments Inc			—	—	33%
SK Telecom Co. Ltd.	1%	3%	4%	34%	—
Sanyo North America Corporation			6%
Others		1%	1%

The following presents revenues by geographic breakdown for the years ended December 31, 2005, 2004 and 2003 and the nine months ended September 30, 2006 and 2005:

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003
	Unaudited

United States		$6,765	$6,794	$572
Europe and Middle East	8,845	$160	825
South America	98	$—
Asia Pacific	100	$299	348	300	300
Total	9,043	7,224	7,967	872	300

Operating Expenses

Cost of Revenues

Cost of revenues relating to IXI’s Ogo devices consists primarily of the cost of (i) the device components that IXI procures directly from third party suppliers, (ii) the cost to IXI of having the device manufactured by Chi Mei Communications Systems, Inc. (“Chi Mei”) a third party manufacturer of the Ogo devices, (iii) royalties for third party licenses for software included in the Ogo devices, shipping and packaging costs, salaries and related personnel expenses for employees engaged in the delivery and support of IXI’s products, (iv) allocation of fixed overhead and facility costs and (v) an allowance for the warranty of IXI’s products.

IXI provides a warranty for its products for various periods ranging from 12 to 30 months. IXI also receives a warranty from Chi Mei on the devices for a period of 12 months from delivery to IXI or IXI’s customer, as applicable. IXI provides an accrual to cover the costs of such commitments when IXI has received an indication from its customers that such warranty costs are probable to be incurred. Chi Mei’s warranty to IXI is recorded as income when reimbursement is received or Chi Mei assumes responsibility. The warranty costs are included in the cost of revenues.

Cost of revenues relating to IXI’s hosted services consists primarily of (i) royalty expenses for third party services included in the Ogo devices, (ii) salaries and related personnel expenses for employees engaged in the support of the hosted services and (iii) an allocation of fixed overhead and facility costs, based on the number of employees engaged in the support of the hosted services.

IXI has entered into agreements with various third party contractors who provide IXI with hosted services. These agreements typically include a monthly fee per use, with certain minimums per month. Until IXI is able to significantly expand the Ogo device subscriber base, IXI’s cost of revenues from these services on a per unit basis is expected to be relatively high.

Research and Development Expenses

Research and development expenses consist primarily of salaries and related personnel expenses, subcontractor costs related to the design, development and testing of new products and technologies, product enhancements and an allocation of fixed overhead and facilities costs related to research and development activity. IXI conducts research and development primarily in its facilities in Israel and Romania. All research and development costs are expensed as incurred. As of September 30, 2006, IXI’s research and development team was comprised of 51 employees in Israel and Romania. IXI expects its research and development expenses to increase in the future as it continues to expand its product offering, features and applications. IXI received royalty-bearing grants from the OCS for funding the development of PMG software and the OS. The grants were deducted from research and development expenses. Research and development grants are recognized when IXI satisfies all the conditions under the law for being entitled to such grants. IXI does not have any current plans to apply for additional research and development grants from the Government of Israel.

Selling and Marketing Expenses

Selling and marketing expenses consist primarily of salaries, commissions, participation in IXI’s customers’ marketing efforts and related personnel expenses for those engaged in the sale and marketing of IXI’s products, travel, as well as related trade shows and promotional and public relations expenses and an allocation of fixed overhead and facilities costs related to marketing and sales activity. IXI maintains a direct sales force, as well as utilizing independent distributors and sales representatives, under various agreements and methods of compensation (such as salaries, consultancy fees, bonuses based on sales and commissions set as a percentage of selling price). As of September 30, 2006, IXI’s sales and marketing team was comprised of 23 professionals worldwide and is expected to grow in the future as IXI expands its sales and marketing activities worldwide. IXI expects its selling and marketing expenses to increase in the future due to an increase in direct expenses related to sales and marketing, including salaries to its additional direct sales force, as well as increased bonus payments and sales commissions on its revenues. In addition, as IXI’s customer base grows, IXI will be required to participate in additional marketing efforts.

Furthermore, in November 2005, certain stockholders of IXI, Landa and the Gemini Funds, entered into a Keep Well Agreement with one of IXI’s customers, under which they undertook to compensate the customer, up to a maximum liability of $4 million, for damages caused by to the failure of IXI to meet its service or supply commitments, provided such failure was due to a lack of capital. As a consideration for such undertaking, in February 2006 IXI issued to such stockholders 11,478,279 shares of convertible preferred stock at an issue price equal to the par value of $0.01 per share. Under GAAP, the cost associated with this guarantee for IXI in the amount of $3.76 million is required to be recorded as a deferred charge against additional paid in capital, and the deferred charge is being amortized to sales and marketing expenses over the expected guarantee period of 20 months ($188,000 per month). Since the Keep Well Agreement was terminated in connection with IXI’s recent bridge financing, the full amount of the cost associated with this guarantee was recognized as of September 30, 2006.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries and related personnel expenses for executive, accounting, finance, legal, human resources, administrative and network and information systems personnel, facilities maintenance, professional fees and other general corporate expenses. IXI will need to expand its general and administrative expenses as it expands its operations and sales to additional countries as well as additional regulatory compliance expenses relating to publicly traded company reporting obligations.

Financial Expenses, Net

Financial expenses, net of interest received on bank deposits and exchange rate differences resulting in a gain, when applicable, consists primarily of interest paid on short term and long term loans and on convertible bridge loans and of amortization of discount attributed to detachable warrant costs in connection with short-term loans, long-term loans and convertible loans.

Critical Accounting Policies

IXI’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of IXI’s financial statements require management to make estimates and assumptions that affect the reported amounts of revenue and expenses, assets and liabilities and disclosure of contingent assets and liabilities, based upon information available at the time that they are made, historical experience and various other factors that are believed to be reasonable under the circumstances. These estimates are evaluated by IXI on an on-going basis. Actual results may differ from these estimates under different conditions. IXI’s significant accounting policies are more fully described in note 2 to IXI’s consolidated financial statements included elsewhere in this proxy statement.

IXI believes that the application of the following critical accounting policies entails the most significant judgments and estimates used in the preparation of IXI’s consolidated financial statements.

Revenue Recognition

IXI’s current sales arrangements with customers for sale of its Ogo devices include a number of elements or multiple deliverables that may represent individual units of accounting. These deliverables typically consist of the device (including software embedded in the device) and a variety of hosted services.

For these arrangements IXI implements the guidance in EITF No. 00-21 “Revenue Arrangements with Multiple Deliverables”. The principles and guidance outlined in EITF No. 00-21 provide a framework to (a) determine whether an arrangement involving multiple deliverables contains more than one unit of accounting, and (b) determine how the arrangement consideration should be measured and allocated to the separate units of accounting in the arrangement. Each of these deliverables in the arrangement represents individual units of accounting if the product has (i) value to the customer on a stand-alone basis; (ii) vendor-specific objective and reliable evidence of fair value exists for the undelivered elements and (iii) the arrangement does not include a general right of return.

Typically, IXI’s products and service are considered separate units of accounting when IXI (i) enters into a contract with a customer for the supply of Ogo devices and (ii) provides hosted services. Currently, IXI has yet to establish a substantial vendor specific objective evidence of fair value for its devices sold and therefore, IXI uses the residual method to allocate the arrangement consideration. Under the residual method IXI first estimates the fair value of the undelivered elements (the hosted services) based on the price that it charges for those services when sold separately. After the fair value of the hosted services is established, the residual value is allocated to the delivered element (the Ogo device).

IXI recognizes revenue from sales of its Ogo devices when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable and collectibility is reasonably assured. IXI does not grant a right of return to its customers. The software embedded in the Ogo device was developed by IXI and incorporated into the hardware manufactured by Chi Mei. Almost all of IXI’s engineers are software engineers and the intellectual property developed by IXI is mostly software related. As the software embedded in the Ogo devices is not deemed to be incidental, IXI recognizes revenues in accordance with the American Institute of Certified Public Accountants Statement of Position No. 97-2, “Software Revenue Recognition” (“SOP No. 97-2”).

Assuming all the abovementioned criteria for revenue recognition have been met, IXI recognizes revenue for its device sales when the end user has activated the service for the Ogo device and recognizes revenue for hosted services on a monthly basis when the services are rendered. Recognition of revenues from Ogo devices upon the activation of the device and related service by the end user, as opposed to recognizing revenues upon delivery to IXI’s customers, is due to the fact that IXI does not have sufficient experience with sales of the Ogo device in order to predict the appropriate volume of Ogo devices actually sold by IXI’s customer to end users. In the future, if there is sufficient experience, IXI may be able to recognize revenues based on delivery to its customers, assuming all other revenue recognition criteria are met.

IXI is committed to participate in marketing and advertising efforts of a number of its customers through reimbursement of direct expenses actually paid by such customer, up to limited, pre-defined amounts. Such participation costs are recorded as selling and marketing expenses or as a deduction of revenues, as appropriate. Marketing participation is characterized as a reduction of revenue unless both of the following conditions are met:

•

IXI receives, or will receive, an identifiable marketing activity in exchange for the consideration; and

•

IXI can reasonably estimate the fair value of the marketing activity

Warranty costs

Provisions for warranty costs are made by IXI at the time such cost are deemed to be incurred. IXI incurs an accrual to cover the costs of its warranty commitments when IXI has received indication from its customers that such warranty costs are probable to be incurred. Chi Mei’s warranty to IXI is recorded as income when reimbursement is received or when Chi Mei assumes responsibility. The warranty costs are included in the cost of revenues.

Inventories

Inventories are stated at the lower of cost or market value. Cost of raw materials and finished products is determined by the “first-in, first-out” method. IXI periodically evaluates its quantities on hand relative to historical costs and current market value and projected sales volume. Based on these evaluations, inventory write-offs and write-down provisions are provided to cover risks arising from slow moving items, technological obsolescence, excess inventories, discontinued products and market prices lower than cost. If the future market conditions are less favorable than IXI’s projections, additional inventory write-downs may be required and would be reflected in cost of sales in the period the revision is made.

Accounting for stock-based compensation

Until December 31, 2005 IXI accounted for all employee stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” or APB 25, and in accordance with FASB Interpretation No. 44, IXI applied the provisions of FAS 123 under the minimum value for disclosure purposes. Pursuant to these accounting pronouncements, IXI recorded compensation for stock options granted to employees over the vesting period of the options based on the difference, if any, between the exercise price of the options and the fair value of the underlying shares at that date of grant. Deferred compensation was amortized to compensation expense over the vesting period of the options and was included as salary as part of the cost of revenues, research and development costs, sales and marketing expenses and general and administrative expenses. This method requires that IXI make an estimate regarding the fair market value of its underlying shares. In making this estimate, IXI has used historical data, available third party valuations and management judgment. In November 2005, IXI issued to employees options to purchase common stock under its Employee Stock Option Plans, at an exercise price determined by the board of directors as the fair market value of the underlying common stock. For its audited year end reports, IXI retained an independent third party valuation firm to determine the fair market value of common stock on various dates including November 2005, and their determination was that the fair market value of the common stock was higher than that determined by the board of directors. As a result, IXI recorded compensation expenses in the amount of approximately $800,000 out of which approximately $16,000 was recognized as an amortization of deferred stock compensation during 2005 and approximately $149,000 was recognized in the nine months ended September 30, 2006. In addition, as under US tax law, a person taxed under US law who is granted an option at an exercise price which is less than the fair market value at the date of grant, may be subject to a tax liability upon the vesting of such options for the potential gain between the exercise price and the fair market value as well as to a 20% penalty tax. IXI’s board of directors resolved to offer US employees who so requested to change the exercise price of the options granted to those employees in November 2005 to equal the fair market value as of such date, in order to avoid any such tax consequences. Such changes in the exercise price will be accounted as a modification under the provisions of SFAS 123. Since the new exercise price equals the fair market value of the IXI shares upon the modification, and given the fact that all other option terms will remain as in the original award, no incremental compensation costs under the provisions of SFAS 123(R) are expected to be recognized.

IXI applies SFAS No. 123 and EITF No. 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF No. 96-18”), with respect to options granted to non-employees. SFAS No. 123 requires the use of an option valuation model to measure the fair value of the warrants at the grant date. This method requires that IXI make an estimate regarding the fair market value of its underlying shares. Compensation expense in respect of options granted to non-employees amounted to $20,000 $16,000 and $25,000 for the years ended December 31, 2005, 2004 and 2003, respectively, and $16,000 for the nine months ended September 30, 2006.

In December 2004, the FASB issued Statement 123R, or SFAS 123R. SFAS 123R is a revision of FASB Statement No. 123, “Accounting for Stock-Based Compensation”, which supersedes APB 25 and its authoritative interpretations.

SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, focuses primarily on accounting for transactions in which an entity obtains employee and directors services in share-based payment transactions, and does not change the accounting guidance for share-based payment transactions with parties other than employees.

SFAS 123R eliminates the option of using APB 25’s intrinsic value method of accounting that was provided in SFAS 123 as originally issued and requires issuers to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The fair-value-based method in SFAS 123R is similar to the fair-value-based method in SFAS 123 in most respects. The costs associated with the awards will be recognized over the period during which an employee is required to provide service in exchange for the award which is usually the vesting period. IXI adopted SFAS No. 123(R) using the prospective-transition method as required for nonpublic entities that uses the Minimum-Value method to account for their pro forma share-based payment disclosure under SFAS No. 123(R). As such, IXI will continue to apply APB 25 in future periods to equity awards outstanding at the date SFAS No. 123(R) adoption. All awards granted, modified, or settled after the date of adoption should be accounted for using the measurement, recognition, and attribution provisions of SFAS No. 123(R).

The new Standard is effective for IXI beginning on January 1, 2006. The adoption of SFAS No. 123(R) did not have a material effect on IXI’s financial position or results of operations.

Stock-based compensation expense recognized under SFAS 123(R) for the nine months ended September 30, 2006 amounted to approximately $278,000 including continuation of expense recognized pursuant to APB 25.

In March 2005, the SEC released SEC Staff Accounting Bulletin No. 107, “Stock-Based Payment” (“SAB No. 107”). SAB No. 107 provides the SEC staff’s position regarding the application of FAS 123(R) and contains interpretive guidance related to the interaction between Statement No. 123(R) and certain SEC rules and regulations, and also provides the SEC staff’s views regarding the valuation of stock-based payment arrangements for public companies. SAB No. 107 highlights the importance of disclosures made relating to the accounting for stock-based payment transactions.

Commitments and Contingent Liabilities

Litigation claims

Liabilities related to legal proceedings, demands and claims are recorded when it is probable that a liability has been incurred and the associated amount can be reasonably estimated. Based on its legal counsel opinions, IXI’s management believes that it had provided an adequate accrual to cover the costs to resolve any outstanding legal proceedings, demands and claims.

OCS

IXI’s management has assessed that due to the breach by IXI of the Law for the Encouragement of Research and Development in the Industry, 1984, IXI may be required to repay all funds granted by the OCS, including accrued interest at the LIBOR rate. If IXI is required to pay to the OCS amounts which are significantly higher than estimated by IXI’s management, IXI’s business, financial condition and results of operations may be adversely affected. For further discussion of this issue, see “Overview – Corporate History” above.

Results of Operations

Nine months ended September 30, 2006 (unaudited) compared to nine months ended September 30, 2005 (unaudited)

Revenues

IXI’s revenues for the nine months ended September 30, 2006 were approximately $9 million, compared to approximately $7.2 million for the nine months ended September 30, 2005. The revenues for the nine months ended September 30, 2006 included approximately $8.4 million from sale of Ogo devices to Swisscom, 1&1 and e-Kolay, approximately $481,000 from hosting services and approximately $100,000 revenues which IXI received from SK Teletech Co. Ltd. in 2005, but were recognized only in the second quarter of 2006 once maintenance fees under the agreement were received. The revenues for the nine months ended September 30, 2005, included approximately $6.6 million from sale of Ogo devices to AT&T Wireless, approximately $150,000 from sale of Ogo devices to e-Kolay, net, approximately $300,000 from PMG licenses and approximately $160,000 revenues related to customer and product support to AT&T Wireless.

Cost of revenues

IXI’s total cost of revenues for the nine months ended September 30, 2006 was approximately $10.8 million, compared to approximately $8.3 for the nine months ended September 30, 2005.

IXI’s cost of revenues exceeded revenues in the nine months ended September 30, 2006, due to a number of key factors:

•

Cost of revenues for the Ogo-related hosting services consists primarily of payments to IXI’s subcontractors who provide hosted services and to instant messaging service providers. IXI’s cost of revenues related to the services was high in the nine months ended September 30, 2006 in comparison to IXI’s revenues due to IXI’s agreement with a major IM supplier which requires IXI to pay certain minimum fees per month, which increase over time. Until such time as IXI acquires new subscribers at a rate that matches the rate of increase in the minimum subscriber payments to the major IM supplier, IXI’s costs per subscriber will continue to exceed revenues. IXI’s minimum payment to the major IM supplier in 2006 is $3.6 million, of which approximately $2.0 million was attributable to nine months ended September 30, 2006 and $7.9 million in 2007 (the current agreement expires in October 2007); and

•

Salaries and related personnel expenses for employees engaged in the delivery and support of IXI’s products and employees engaged in the support of the hosting services, as well as the allocation of fixed overhead and facility costs, are fixed costs and as such, had an adverse impact on the cost of revenues due to the small number of units sold or with respect to which revenue was recognized.

Other Income – gain from termination agreement with Cingular Wireless Services, Inc.

As mentioned above, IXI recorded a one-time gain of approximately $11.7 million in the nine months ended September 30, 2005, as compensation by Cingular Wireless, Inc. for the termination of IXI’s agreement with AT&T Wireless.

Research and development expenses, net

IXI’s net research and development expenses increased by 41% to approximately $4.3 million for the nine months ended September 30, 2006 from approximately $3 million for the nine months ended September 30, 2005. The increase was primarily attributable to an increase in the headcount and fixed overhead and facility costs in the amount of approximately $815,000 and the increased costs related to the development of the new Ogo CT-17 device which includes enhanced capabilities such as web browsing, an easy-to-use calendar application and other new applications. The increase in costs related to the development of the Ogo CT-17 device was due to the development of additional applications during the nine months ended September 30, 2006 whereas IXI concentrated solely upon the development of the voice application during the nine months ended September 30, 2005. Headcount, as used in this comparison refers to the number of positions rather than the number of employees.

Selling and Marketing expenses

IXI’s selling and marketing expenses increased by 194% to approximately $6.5 million for nine months ended September 30, 2006 from approximately $2.2 million for the nine months ended September 30, 2005. The increase was primarily attributable to approximately $3.4 million recorded as amortization of the above mentioned Keep Well Agreement during the nine months ended September 30, 2006. Selling and marketing expenses increased also in the amount of approximately $542,000 due to expansion of IXI’s sales and marketing activities to support the promotion of the Ogo device and due to joint marketing efforts with one of IXI’s customers in the amount of approximately $148,000.

General and administrative expenses

IXI’s general and administrative expenses increased by 179% to approximately $2.2 million for the nine months ended September 30, 2006, from approximately $799,000 for nine months ended September 30, 2005. The increase was primarily attributable to an increase in the headcount, fixed overhead and facility costs in the amount of approximately $760,000. Also, total stock-based compensation expense recognized for the nine months ended September 30, 2006 was approximately $202,000 compared to $0 in the nine months ended September 30, 2005 which resulted mainly from employee option grants in November 2005. Expenses in accordance with FAS 123 amounted to $129,000 due to option grants to non-employees in November 2005. In addition, professional expenses relating to fund raising increased in the amount of approximately $260,000.

Financial expenses, net

IXI’s financial expenses, net for the nine months ended September 30, 2006 were approximately $1.8 million compared with financial expenses, net of approximately $757,000 during the nine months ended September 30, 2005. This change was primarily attributable to interest on Bridge loans, which increased by approximately $880,000 and financial expenses related to a purchase order factoring agreement amounted to approximately $150,000 compared to $0 in the nine months ended September 30, 2005.

Net Income (loss)

IXI had a net loss from continuing operations of approximately $16.5 million, compared with net income of approximately $3.8 million for the nine months ended September 30, 2006 and 2005, respectively, due to the reasons mentioned above.

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

Revenues

IXI’s revenues for the year ended December 31, 2005 were approximately $8.0 million, compared to approximately $900,000 for the year ended December 31, 2004. The revenues for the year ended December 31, 2005 included $7.4 million from sale of Ogo devices; $370,000 from PMG licenses; $160,000 revenues from AT&T Wireless for customer and product support and $15,000 from hosted services. The revenues for the year ended December 31, 2004 consisting primarily of $420,000 from sale of demonstration Ogo devices for use in marketing and point of sales and $350,000 from PMG licenses. The 2005 revenues primarily reflected commencement of sales of the Ogo devices to AT&T Wireless in 2004, the bulk of which were first recognized in 2005.

Cost of revenues

IXI’s total cost of revenues for the year ended December 31, 2005 was approximately $9.6 million, compared to approximately $1.0 million for the year ended December 31, 2004.

IXI’s cost of revenues related to the device exceeded revenues in 2005, due to a number of key factors:

•

Due to the importance to IXI of the AT&T Wireless agreement, IXI commenced sales of the Ogo devices to AT&T Wireless at a negative gross margin. IXI anticipated that the cost of the Ogo devices would be reduced over time. Cost reduction expectations were met during 2005, however, the initial negative gross margin sales accounted for most of IXI’s sales during 2005;

•

Under the agreement with AT&T Wireless, IXI was obligated to provide AT&T Wireless customers with customer service call centers, as well as to provide helpdesk support for the Ogo devices (regardless of whether such support was covered by IXI’s warranty with respect to the Ogo devices). IXI provided these support services through a third party under a services agreement which included a fixed monthly cost. IXI anticipated that the monthly payment would have been cost-effective on a per-device basis, however due to the early termination of the agreement with AT&T Wireless, the fixed monthly fees arising from the third party services agreement adversely impacted the results for 2005. Pursuant to the termination agreement with Cingular Wireless, IXI is committed to continue to provide support for the Ogo devices currently active on the Cingular Wireless network. The agreement with the third party was terminated in September 2005 and IXI is providing the services through two new third party providers at substantially lower monthly costs; IXI has recently learned that some Cingular subscribers using the Ogo have received a communication from Cingular stating that Cingular intends to discontinue the service in October 2006. Should the service be discontinued, IXI will not have any further obligations to provide customer and product support.

•

Inventory write downs in the amount of $242,000 due to a write off of various components intended for AT&T Wireless which were no longer in use after termination of the agreement;

•

Salaries and related personnel expenses for employees engaged in the delivery and support of IXI’s products, as well as the allocation of fixed overhead and facility costs, are fixed costs and as such, had an adverse impact on the cost of revenues due to the small number of units sold or with respect to which revenue was recognized; and

•

As of December 31, 2005, IXI recorded an accrual of $2.9 million of which $987,000 and $1.9 million were attributed to continuing operations and discontinued operations, respectively, reflecting amounts reserved as an estimate of IXI’s obligations to the OCS as a result of IXI’s license of IXI’s OS to Sasken in violation of OCS requirements plus applicable interest, which was included in cost of revenues for 2005.

IXI’s cost of revenues related to the Ogo-related hosted services consists primarily of payments to IXI’s subcontractors providing the hosted service, instant messaging service providers, salaries and related personnel expenses for employees engaged in the support of the hosted services and allocation of fixed overhead and facility costs. Cost of revenues was high in 2005 compared to the revenues, due to a number of key factors:

•

IXI commenced providing the hosted services during the fourth quarter of 2005 and the commencement of these services required the payment of several start up fees to the subcontractors providing the hosted service which were all recorded in cost of revenues during 2005;

•

IXI’s agreement with a major IM provider requires IXI to pay certain minimum fees per month, which increases over time. Until such time as IXI acquires new subscribers at a rate that matches the rate of increase in the minimum subscriber payments to the major IM provider, IXI’s costs per subscriber will continue to increase. IXI’s minimum payment in 2005 was $180,000; the minimum payment going forward is $3.6 million in 2006 and $7.9 million in 2007 (the current agreement expires in October 2007) ; and

•

Salaries and related personnel expenses for employees engaged in the support of the hosted services, as well as the allocation of fixed overhead and facility costs, are fixed costs and as such, may have a smaller impact on the cost of revenues in the event that IXI’s installed base of the devices grows.

Research and development expenses, net

IXI’s net research and development expenses decreased by approximately 50% to approximately $4.3 million for the year ended December 31, 2005 from approximately $8.7 million for the year ended December 31, 2004. The decrease was primarily attributable to the fact that during the year 2004 IXI commenced and completed the development of the Ogo device, a very significant project which required investment of substantial resources. During the year 2005 IXI focused on enhancing and expanding the Ogo capabilities by adding languages, additional features like voice, RSS, and games as well as developing the hosted services, but these required less research and development resources than the initial development.

Selling and Marketing expenses

IXI’s selling and marketing expenses increased by 10% to approximately $3.3 million for the year ended December 31, 2005 from approximately $3.0 million for the year ended December 31, 2004.

General and administrative expenses

IXI’s general and administrative expenses increased by 8% to approximately $1.4 million for the year ended December 31, 2005 from approximately $1.3 million for the year ended December 31, 2004.

Other Income – gain from termination agreement with Cingular Wireless Services, Inc.

As mentioned above, IXI recorded a one-time gain of approximately $11.7 million in the year ended December 31, 2005, as compensation by Cingular Wireless, Inc. for the termination of IXI’s agreement with AT&T Wireless.

Financial expenses, net

IXI’s financial expenses, net for the year ended December 31, 2005 were approximately $1.3 million compared with financial expenses, net of approximately $1.0 million for the year ended December 31, 2004. This change is primarily attributable to an increase in the interest paid on long term loans and on convertible bridge loans in the amount of $155,000, as well as an increase in the amortization of discount attributed to detachable warrant costs in connection with short-term loans, long-term loans and convertible loans in the amount of $134,000

Net Income (loss)

IXI’s net loss from continuing operations decreased by approximately $13.8 million, or 98%, from approximately $14.1 million for the year ended December 31, 2004 to $344,000 for the year ended December 31, 2005, primarily due to the one time gain recognized following the termination of the agreement with Cingular.

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

Revenues

IXI’s revenues increased by 191% to $872,000 for the year ended December 31, 2004 from $300,000 for the year ended December 31, 2003. This increase was primarily a result of sale of demonstration Ogo devices for AT&T Wireless’ point of sale promotion and customer and product support and the addition of a new PMG customer. The revenues for the year ended December 31, 2004 included $420,000 from sale of demonstration Ogo devices for use in marketing and $350,000 for PMG licenses, compared with the revenues for the year ended December 31, 2003 which comprised only revenues from PMG licenses.

Cost of revenues

IXI’s total cost of revenues increased to approximately $1.0 million for the year ended December 31, 2004 from $30,000 for the year ended December 31, 2003. The increase in cost of revenues was primarily due to initial purchases of the Ogo devices from third party manufacturers.

Research and development expenses, net

IXI’s net research and development expenses increased by 140% to approximately $8.7 million for the year ended December 31, 2004 from approximately $3.6 million for the year ended December 31, 2003. The increase is primarily attributable to fact that the initial development of the Ogo device was performed and completed in 2004.

Research and development grants related to the PMG, which were deducted from research and development costs of continuing operations, amounted to $0 and $678,000 in 2004 and 2003, respectively.

Selling and Marketing expenses

IXI’s selling and marketing expenses increased by 26% to approximately $3.0 million for the year ended December 31, 2004 from approximately $2.4 million for the year ended December 31, 2003. The increase was primarily attributable to expansion of IXI’s sales and marketing activities to support the promotion of the Ogo device in countries where AT&T Wireless did not have exclusivity, such as in Europe and East Asia.

General and administrative expenses

IXI’s general and administrative expenses increased by 36% to approximately $1.3 million for the year ended December 31, 2004 from approximately $900,000 for the year ended December 31, 2003.

Financial expenses, net

IXI’s net financial expenses, net for the year ended December 31, 2004 were approximately $1.0 million compared with financial expenses, net of $135,000 for the year ended December 31, 2003. This change is primarily attributable to an increase in the interest paid on short term, long term loans and on convertible bridge loans in the amount of $600,000, as well as an increase in the detachable warrant costs in the amount of $159,000.

Liquidity and Capital Resources

As of September 30, 2006, IXI had cash and cash equivalents aggregating approximately $9.5 million.

IXI Funding

Since IXI’s inception, its operations have been funded through capital investments from its stockholders, loans from venture lenders and banks, OCS grants and cash flow from operations.

Working Capital Needs

Since IXI’s founding, IXI has generated recurring losses from operations and negative cash flows from operating activities. As of September 30, 2006, IXI has a stockholders’ deficiency of $16.3 million. IXI plans to continue to finance its operations through raising additional capital, and in the longer term, to generate sufficient revenues to finance its operations. There can be no assurances, however, that IXI will be successful in obtaining an adequate level of financing needed for current operations and long-term development. Therefore, IXI’s consolidated financial statements as of December 31, 2005 expressed substantial doubt regarding IXI’s ability to continue as a going concern due to its working capital deficiency as of December 31, 2005 and continuing losses. After the consummation of the merger, the combined company may need to raise additional funds to expand its business and manage its growth. The amount and timing of these capital requirements will depend on many factors. At this time, the amount of additional capital that the combined company will require in the future is not quantifiable and timing thereof is not determinable. If combined company cannot maintain or obtain adequate capital to manage its business strategy and expected growth targets, its business, results of operations and financial condition may be adversely affected.

The main drivers for IXI working capital needs are the following:

Fulfillment of expanding Ogo sales orders. IXI’s current payment terms with most of its suppliers are such that IXI needs to pay a significant portion of the manufacturing costs relating to the Ogo devices prior to their delivery. The standard payment terms which IXI extends to its customers require payment within 30 days of delivery of the devices. Consequently, IXI is often forced to finance outstanding sales orders for several months. As IXI’s sales grow, significant cash will be required to finance its purchases of Ogo devices from its suppliers.

In June 2006, IXI entered into a purchase order factoring agreement with Ampa Capital Ltd. (“Ampa”) according to which Ampa has funded certain payments to IXI’s suppliers in the amount of $2 million in consideration for a commission and reimbursement of expenses; as security for the transaction IXI has transferred to Ampa a certain letter of credit established by one of IXI’s customers.

Currently IXI does not independently generate sufficient cash to meet its day to day operations needs and commitments. In addition to its regular operating needs (such as its research and development expenses, sales and marketing expenses and general and administrative expenses), as of December 31, 2005 IXI had the following contractual obligations and commercial commitments:

Contractual Obligations	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
	(in thousands)

Operating leases(1)	$1,838	$615	$928	$295	$0
Motor vehicles leases	$449	$255	$193	$0	$0
Purchase obligations(2)	$1,406	$1,406	$0	$0	$0
Other long-term commitment(3)	$12,167	$3,892	$8,275	$0	$0
Severance pay(4)	$461
Long-Term Venture Loan	$2,521	2,193	$328	$0	$0
Total contractual Obligations	$18,841	$8,361	$9,724	$295	$0

——————

(1)

The operating leases are for the premises that IXI lease for its operations, research and development, sales and marketing and headquarters.

(2)

As of September 30, 2006, IXI had open purchase orders with third party suppliers for the manufacturing of the Ogo devices for the total amount of approximately $9.3 million.

(3)

The agreement with a major IM provider provides for minimum amounts committed to be paid by IXI for the years 2006 and by October 2007 of $3.6 million and $7.9 million, respectively (the current agreement expires in October 2007). The other agreements with IXI’s third-party provider of hosted services provides for an aggregate minimum amounts commitment to be paid by IXI for the years 2006, 2007 and 2008 in the amount of $262,000, $183,000 and $192,000 respectively.

(4)

Severance pay relates to accrued severance obligations to our Israeli employees as required under the Israeli labor law. These obligations are payable only upon termination, retirement or death of the respective employee and there is no obligation if the employee voluntarily resigns. Of this amount only $70,000 is unfunded.

Bridge loan

In order to satisfy IXI’s working capital requirements prior to ITAC’s funds being available following the merger, on June 20, 2006, IXI entered into a bridge loan agreement ,as amended, (the “Bridge Loan Agreement”) with Southpoint Master Fund LP (“Southpoint”) and IXI R&D Ltd. (“IXI R&D”), IXI’s wholly-owned subsidiary. Pursuant to the terms of the Bridge Loan Agreement, Southpoint loaned to IXI R&D $20 million (from which IXI will pay $1.7 million in cash compensation to certain private placement agents and $700,000 in cash compensation, upon consummation of the merger, to certain financial institutions providing advisory services to IXI), with IXI acting as guarantor thereto. The Bridge Loan bears interest of 10% per annum unless the consummation of the mergers does not occur, in which case on June 20, 2007 (the first anniversary of the closing of the bridge loan agreement), the rate or interest will increase to 20% per annum. Pursuant to the terms of the Merger Agreement, IXI received the consent of ITAC to enter into the Bridge Loan Agreement.

The Bridge Loan will be repaid upon the earlier of: (1) 365 days following the consummation of the merger (the “Repayment Date”); (2) the acceleration of the Bridge Loan in accordance with the Bridge Loan Agreement and (3) 24 months from the date of closing of the Bridge Loan, unless prepaid by IXI R&D (the events in (2) and (3) above being referred to as the “Maturity Date”). The first interest payment will be made by IXI R&D on June 30, 2007 and thereafter on a quarterly basis. Should the merger fail to become effective IXI R&D has the right at any time to prepay the entire outstanding principal amount of the Bridge Loan along with accrued and unpaid interest thereon plus premium interest. IXI has unconditionally guaranteed all of the obligations of IXI R&D under the financing documents, and all obligations of IXI and IXI R&D are secured by a perfected first priority security interest on IXI’s and IXI R&D’s assets (subject to limited exceptions).

In addition, Landa and the Gemini Funds both stockholders of IXI, (the “Guarantors”) who previously guaranteed a credit line and a loan received by IXI R&D from Bank Leumi Le’Israel Ltd. (the “Bank”) in the total amount of $8 million (the “Guaranty”), have undertaken in a Letter Agreement dated June 19, 2006 (the “Letter Agreement”) to extend their Guaranty and to maintain the existing bank credit line and loan at $8 million until the Repayment Date or Maturity Date (as the case may be). Pursuant to the Letter Agreement, each of the Guarantors is entitled to assume all or any part of any amounts owed by IXI R&D to the Bank under the line of credit or under the loan and in any such event any such assuming Guarantor shall be entitled to the same rights and benefits conferred to the bridge lender by the Bridge Loan Agreement. In consideration of the extension of the Guaranty, the Guarantors are entitled to a fee equal to the difference between the interest paid to Bank Leumi Le’Israel Ltd. and the amount of interest that IXI would have paid to Bank Leumi Le’Israel Ltd. if IXI’s credit facility bore interest at a rate equal to the rate set forth in the Bridge Loan Agreement. As of September 30, 2006, IXI owed an aggregate of $65,893 to Landa and the Gemini Funds in consideration for their guarantee of IXI’s credit facility.

Upon the consummation of the merger, Southpoint will be entitled to receive 1,000,000 shares of ITAC common stock and the Guarantors will be entitled to receive 400,000 shares of ITAC common stock. ITAC will issue an additional 30,000 shares of ITAC common stock to certain private placement agents who participated in identifying potential bridge lenders, together with cash compensation in the amount of $1.7 million. In addition, each of Southpoint and the Guarantors will be entitled to convert all or part of its respective debt facility (including accrued interest thereon), into shares of ITAC within 365 days following the consummation of the ITAC merger, at a price of $5.50 per share. Furthermore, if each of the above convert 50% or more of its respective debt facility (excluding accrued interest thereon), it will be entitled to receive warrants to purchase ITAC common stock at an exercise price of $5.00, expiring in 2009. The maximum total number of shares under the warrants will be 1,000,000, allocated between Southpoint and the Guarantors according to the proportionate amount of their debt facility. The foregoing obligations of IXI and of IXI R&D will be assumed by ITAC in conjunction with and as part of the merger. Southpoint and the Guarantors have agreed to be subject to lock-up arrangements which have been agreed to by the principal stockholders of IXI (excluding warrants to purchase shares of ITAC common stock that may be issued to the private placement agents in connection with the conversion of Southpoint’s debt facility) and will be entitled to registration rights on the same terms as those stockholders.

IXI accounted for the warrants that may be issued under EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments”. Since the conversion of the convertible debt is a contingent upon future events, the beneficial conversion feature of the debt will be recorded to the extent that triggering event occurs and the contingency is resolved, based on the original fair value of ITAC’s shares on the date of issuance of the convertible debt. In addition, since the issuance of the warrants is dependent upon the conversion of the debt, the relative fair value of the warrants will be recorded upon conversion of the debt, based on the original fair value of ITAC’s warrants on the date of issuance of the convertible debt.

Capital investments

To date, IXI has raised over $60 million in investments from it stockholders. In the last three years, the major financing rounds were the following:

In January and February 2003, IXI issued additional series C convertible preferred stock in consideration of $9 million.

In August 2004, IXI issued series D convertible preferred stock in consideration of $12 million ($3.5 million of which was represented by the conversion of convertible loans which were made in the financing round in May and July 2004).

In January and February 2005, IXI issued additional series D convertible preferred stock in consideration of $10 million.

In January and February 2006, IXI issued series D-1 convertible preferred stock in consideration of the conversion of a convertible loan made to IXI in July 2005 in the amount of $6.3 million, including interest on the converted loan.

Short term loans

In December 2004, IXI received a short-term loan from an Israeli bank in the amount of $1.3 million, which bore interest at an annual interest rate of 5.4% and was repaid in one installment on January 3, 2005. This short-term loan was guaranteed by certain IXI stockholders.

In October 2005, the IXI R&D received a short-term bank credit from an Israeli bank in the amount of $750,000 which bears annual interest at a rate of LIBOR + 3%. In January, 2006, the short-term bank credit was fully repaid by IXI R&D.

In March 2006, IXI received a short-term loan from an Israeli bank, guaranteed by the Guarantors, in the amount of $4 million, which bears annual interest at a rate of 9% and is to be repaid in full in a single installment on June 29, 2006. In April, 2006, the Guarantors guaranteed a credit line from the same Israeli bank in the amount of up to $4 million. The Guarantors have undertaken in the Letter Agreement to extend their guaranty and to maintain the existing bank credit line and loan at $8 million until the Repayment Date or Maturity Date (as the case may be). For further discussion see the section “Liquidity and Capital Resources – Bridge Loan.”

On June 8, 2006, the Israeli subsidiary received a short-term loan from an Israeli bank in the amount of $2 million which bore annual interest at a rate of LIBOR + 4% and was repaid in full in a single installment on June 20, 2006.

Long term loans

In August 2003, IXI and certain affiliates of Western Technology Investments, a venture lender which is also a stockholder in IXI signed a loan and security agreement in the amount of up to $4.5 million which was fully drawn by IXI in January 2004. The loan bore interest at an annual rate equal to the U.S. dollar prime rate plus 9.2% on $2.0 million of the loan and the prime rate plus 9.4% on the remaining $2.5 million and is to be repaid in 30 monthly installments (the last installment was scheduled to be paid in July 2006). During the nine months ended September 30, 2006 and during the years ended December 31, 2005 and 2004 principal amounts of $1.0 million, $1.8 million, $1.3 million respectively were repaid by IXI.

In October 2004, IXI signed a second loan and security agreement with certain affiliates of Western Technology Investments in the amount of up to $5.0 million, of which approximately $3.0 million was drawn in November 2004. The loan bore interest at the annual rate of 12.1% (which was indexed to the base prime rate of 4.75%) and is to be repaid in 30 monthly installments. During the nine months ended September 30, 2006 and during the year ended December 31, 2005 and 2004 principal amounts of $1.6 million, $1.1 million and $86,000 respectively were repaid by IXI.

The total outstanding amount of both loans was repaid upon consummation of the Bridge Loan and the floating charge on the assets of IXI R&D was replaced with a floating charge in favor of Southpoint. For further discussion see the section “Liquidity and Capital Resources – Bridge Loan”.

Cash Flow Analysis

IXI’s continuing operating activities used cash in the amount of approximately $12 million for the nine months ended September 30, 2006, compared with cash used in operating activities of approximately $5 million for the nine months ended September 30, 2005.

IXI’s continuing operating activities used cash in the amount of approximately $6.5 million for the year ended December 31, 2005, compared with cash used in operating activities of approximately $12.4 million in the year ended December 31, 2004. This decrease in cash used was primarily due to the termination of IXI’s agreement with

Cingular Wireless which resulted in a cash injection to IXI of $3.9 million. IXI’s continuing operating activities in 2004 used cash in the amount of approximately $12.5 million compared with $4.7 million in 2003. The increase was primarily due to the increase of 140% in research and development expenses; a 26% increase in sales and marketing expenses and a 36% increase in general and administration expenses.

IXI’s investing activities relating to its continuing operations used cash in the amount of $115,000 in the nine months ended September 30, 2006, compared with $212,000 in the nine months ended September 30, 2005. The cash was primarily used for purchase of property and equipment.

IXI’s investing activities relating to its continuing operations used cash in the amount of $224,000 in the year ended December 31, 2005, compared with $414,000 in the year ended December 31, 2004. IXI’s investing activities used cash in the amount of $279,000 in the year ended December 31, 2003. In each period, cash was primarily used for purchase of property and equipment.

IXI’s financing activities provided cash in the amount of approximately $22.2 million in the nine months ended September 30, 2006. Due to gross proceeds from the Bridge Loan in the amount of approximately $20 million, proceeds from short-term bank loans in the amount of $8 million which were offset by the repayment of short term bank credit line in the amount of approximately $750,000 repayment of long-term bank loan in the amount of approximately $2.6 million and a payment of deferred debt issuance cost of approximately $2.5 million. IXI’s financing activities provided cash in the amount of $12.9 million in the nine months ended September 30, 2005 due to proceeds from issuance of equity securities (net of issuance expenses) in the amount of approximately $10.2 and proceeds from convertible loans in the amount of approximately $6.1 million which were offset by the repayment of a short-term bank loan in the amount of approximately $1.3 million and a long-term bank loan in the amount of approximately $2.2 million.

IXI’s financing activities provided cash in the amount of $12.9 million in the year ended December 31, 2005 due to proceeds from issuance of equity securities (net of issuance expenses) in the amount of $10.2 million and proceeds from a convertible bridge loan in the amount of $6.1 million, offset by the repayment of a short-term bank loan in the amount of $1.3 million and a long-term bank loan in the amount of $2.9 million. IXI’s financing activities provided cash in the amount of approximately $18.6 million in the year ended December 31, 2004 due to proceeds from issuance of equity securities (net of issuance expenses) in the amount of $8.2 million, proceeds from short-term bank loans in the amount of $1.2 million, proceeds from long-term loans in the amount of $6.9 million and proceeds from convertible bridge loan in the amount of $3.5 million, offset by the repayment of a long-term bank loan in the amount of $1.4 million. IXI’s financing provided cash in the amount of approximately $10.1 million in the year ended December 31, 2003, which primarily resulted from the receipt of proceeds from issuance of equity securities (net of issuance expenses) in the amount of $9.5 million.

IXI had working capital surplus of approximately $856,000 at September 30, 2006, working capital deficiencies of approximately $4.0 million at December 31, 2005 and $7.6 million at December 31, 2004. IXI’s ratio of current assets to current liabilities was 1.03 at September 30, 2006, 0.74 at December 31, 2005 and 0.74 at December 31, 2004.

Off-Balance Sheet Arrangements

There are currently no off-balance sheet arrangements, nor any during the last three years, that have or are reasonably likely to have a current or future effect on IXI’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to IXI.

Quantitative and Qualitative Disclosures about Market Risk

Market risk is the risk of losses related to changes in market prices and foreign exchange rates, that may adversely impact IXI’s consolidated financial position, results of operations or cash flows.

Foreign Exchange Risk

Although IXI reports its consolidated financial statements in U.S. dollars, in 2005 and in the nine months ended September 30, 2006 a portion of its revenues and expenses was denominated in other currencies.

Monetary accounts maintained in currencies other than the dollar are remeasured into dollars in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 52, “Foreign Currency Translation”. All transaction gains and losses of the remeasured monetary balance sheet items are reflected in the statement of income as financial income or expenses, as appropriate.

Consequently, fluctuations in the rates of exchange between the dollar and non-dollar currencies will affect IXI’s results of operations. An increase in the value of a particular currency relative to the dollar will increase the dollar reporting value for transactions, and a decrease in the value of that currency relative to the dollar will decrease the dollar reporting value for those transactions. This effect on the dollar reporting value for transactions is generally only partially offset by the impact that currency fluctuations may have on costs. IXI currently does not engage in currency hedging transactions to offset the risks associated with variations in currency exchange rates but intends to do this in the near future. Due to the instability of the foreign currency markets, significant foreign currency fluctuations and other foreign exchange risks may have a material adverse effect on IXI’s business, financial condition and results of operations.

Corporate Tax

Domestic

At December 31, 2005, IXI had U.S. federal net operating losses carryforwards of approximately $16 million that can be carried forward and offset against taxable income, subject to ordinary corporate tax in the United States. and expiring from 2020 through 2025.

Utilization of U.S. net operating losses may be subject to substantial annual limitations due to the “change in ownership” provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization. A full valuation allowance was provided to reduce the benefit of net operating losses, since it is more likely than not that such tax benefits will not be utilized in the foreseeable future.

Net operating loss carryforwards

IXI has accumulated operating losses that can be carried forward and offset against taxable income, and which result in deferred tax assets. IXI currently believes that it is more likely than not that the deferred tax regarding the carryforward of losses will not be realized in the foreseeable future, and provides a valuation allowance to reduce the benefit of the deferred tax assets. The change in valuation allowance as of December 31, 2005 compared to December 31, 2004 was increase in the amount of approximately $1.2 million.

Foreign

At December 31, 2005, IXI’s Israeli subsidiary had accumulated losses for tax purposes in the amount of approximately $36 million, which may be carried forward and offset against taxable income in the future for an indefinite period.

IXI expects that during the period in which these tax losses related to its Israeli Subsidiary are utilized, its income would be substantially tax exempt. Accordingly, no deferred income taxes in respect of such losses have been included in IXI’s financial statements.

General corporate tax structure in Israel

On July 25, 2005, the Knesset (Israeli Parliament) approved the Law of the Amendment of the Income Tax Ordinance (No. 147), 2005, which prescribes, among others, a gradual decrease in the corporate tax rate in Israel to the following tax rates: in 2006 – 31%, in 2007 – 29%, in 2008 – 27%, in 2009 – 26% and in 2010 and thereafter – 25%.

As discussed below, however, the rate is effectively reduced for income derived from an Approved Enterprise.

Law for the Encouragement of Capital Investments, 1959

IXI’s facilities in Israel have been granted Approved Enterprise status under the Law for the Encouragement of Capital Investments, 1959, commonly referred to as the Investment Law. The Investment Law provides that capital investments in a production facility (or other eligible assets) may be designated as an Approved Enterprise. Until recently, the designation required advance approval from the Investment Center of the Israel Ministry of Industry, Trade and Labor (the Investment Center). Each certificate of approval for an Approved Enterprise relates to a specific investment program, delineated both by the financial scope of the investment and by the physical characteristics of the facility or the asset.

A company that owns an Approved Enterprise is eligible for governmental grants, but may elect to receive an alternative package comprised of tax benefits (Alternative Track). Under the Alternative Track, a company’s undistributed income derived from an Approved Enterprise is exempt from corporate tax for a period of two years. The exemption begins in the first year that the company realizes taxable income from the Approved Enterprise.

After expiration of the initial tax exemption period, the company is eligible for a reduced corporate tax rate of 10% to 25% for the following five to eight years, depending on the extent of foreign investment in the company (as shown in the table below). The benefits period is limited to 12 years from year of operation of the investment under the approved plan or 14 years from the date of the approval, whichever is earlier. A company in which more than 25% of the stockholders are non-residents of Israel, defined in the Investment Law as a Foreign Investors Company, may be eligible for benefits for an extended period of up to ten years.

The tax benefits derived from any certificate of approval relate only to taxable income attributable to the specific Approved Enterprise. To the extent IXI has more than one approval or only a portion of IXI’s capital investments are approved, IXI’s effective tax rate will be the result of a weighted combination of the applicable rates.

Percent of Foreign Ownership	Rate of Reduced Tax	Reduced Tax Period	Tax Exemption Period

0-25%	25%	5 years	2 years
25-49%	25%	8 years	2 years
49-74%	20%	8 years	2 years
74-90%	15%	8 years	2 years
90-100%	10%	8 years	2 years

IXI’s percentage of foreign ownership will be examined by the Tax Authorities only after IXI used all its loss carryforwards and following the two years tax exemption period.

If a company distributes dividends from tax-exempt Approved Enterprise income, the company will be taxed on the otherwise exempt income at the same reduced corporate tax rate that applies to it after the initial exemption period. Distribution of dividends derived from Approved Enterprise income that was taxed at reduced rates, but not tax exempt, does not result in additional tax consequences to the company. A stockholder who receives dividends derived from Approved Enterprise income is generally taxed at a rate of 15%, which is withheld and paid by the company paying the dividend, if the dividend is distributed during the benefits period or within the following 12 years (the limitation of 12 years does not apply to a Foreign Investors Company).

Currently, IXI R&D has one Approved Enterprise programs under the alternative track of the Investment Law. IXI has derived, and expect to continue to derive, a substantial portion of its operating income from its Approved Enterprise facilities. IXI may therefore eligible for a tax exemption for a period of two years on undistributed Approved Enterprise income, and an additional subsequent period of five to eight years of reduced corporate tax rates ranging between 10% and 25%, depending on the level of foreign ownership of IXI’s shares. IXI intends to continue to apply for Approved Enterprise programs, but IXI cannot assure you that IXI will do so or that it will be successful. If dividends are distributed out of tax exempt profits IXI will become liable for tax at the rate applicable to its profits from the Approved Enterprise in the year in which the income was earned, had it not chosen the alternative track of benefits (currently between 10%-25%).

The benefits available to an Approved Enterprise are conditioned upon terms stipulated in the Investment Law and the related regulations (which include making specified investments in property and equipment, and financing a percentage of these investments with share capital), and the criteria set forth in the applicable certificate of approval. If IXI does not fulfill these conditions in whole or in part, the benefits can be cancelled and it may be required to refund the amount of the benefits, linked to the Israeli consumer price index plus interest.

IXI has recently filed an application with the Investment Center of the Israeli Ministry of Industry, Trade and Labor to approve the production of Ogo products outside of Israel, change the business program of its Approved Enterprise and expand the product definition initially approved by the Investment Center, as well as to change the number of IXI’s employees as reported to the Investment Center. There can be no assurance that the Investment Center will approve the changes to the Approved Enterprise program as requested by IXI. If IXI’s request is not approved, in whole or in part, IXI may not be entitled to all of the tax benefits described above.

On April 1, 2005, an amendment to the Investment Law came into effect, which revised the criteria for investments qualified to receive tax benefits. An eligible investment program under the amendment will qualify for benefits as a Privileged Enterprise (rather than the previous terminology of Approved Enterprise). Among other things, the amendment provides tax benefits to both local and foreign investors and simplifies the approval process. The amendment does not apply to investment programs approved prior to December 31, 2004. The new tax regime will apply to new investment programs only. Therefore IXI’s Israeli subsidiary’s existing Approved Enterprise will generally not be subject to the provisions of the Amendment.

IXI will apply for a pre ruling application from the Tax Authorities, and is expected to be a ‘Privileged Enterprise’ according to the Amendment of New Law.

As a result of the Amendment, tax-exempt income generated under the provisions of the new law, will subject IXI to taxes upon dividends or liquidation, and IXI may be required to record deferred tax liability with respect to such tax-exempt income. As of September 30, 2006, IXI did not generate income under the provision of the Amendment.

Special provisions relating to taxation under inflationary conditions

The Income Tax (Inflationary Adjustments) Law, 1985, was designed to neutralize the erosion of capital investments in business and to prevent tax benefits resulting from deduction of inflationary expenses. This law applies a supplementary set of inflationary adjustments to the normal taxable profits computed under regular historical cost principles. Under the Inflationary Adjustments Law, results for tax purposes are measured in real terms, in accordance with changes in the Israeli consumer price index. IXI R&D is taxed under this law.

Taxation of non-Israeli stockholders on receipt of dividends

Under Israeli tax law, a distribution of dividends from income attributable to an Approved Enterprise will be subject to tax in Israel at the rate of 15%, which is withheld and paid by the company paying the dividend, if the dividend is distributed during the benefits period or within the following 12 years. Any distribution of dividends from income that is not attributable to an Approved Enterprise will be subject to tax in Israel at the rate of 25%.

Under the United States-Israel tax treaty, the maximum tax on dividends paid to a holder of the ordinary shares who is a United States resident is 25%. Dividends received by a United States company that holds at least 10% of IXI’s voting rights will be subject to withholding tax at the rate of 12.5%, provided certain other conditions in the tax treaty are met (or at the tax rate of 15% in respect of dividends paid from income attributable to IXI’s Approved Enterprises).

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of ITAC’s common stock as of                              and after consummation of the merger by:

•

each person known to be the beneficial owner of more than 5% of ITAC’s outstanding shares of common stock either on                              or after the consummation of the merger;

•

each of ITAC’s current executive officers and directors;

•

each director nominee;

•

all of ITAC’s current executive officers and directors as a group; and

•

all of ITAC’s executive officers and directors as a group after the consummation of the merger.

This table assumes that no holder of shares of ITAC’s common stock issued in its IPO converts such shares into cash and no IXI stockholders exercise their appraisal rights. It also does not include shares of ITAC common stock that may become issuable to Southpoint pursuant to a conversion into ITAC common stock of IXI’s bridge loan and to certain other stockholders pursuant to a conversion of ITAC common stock of IXI’s indebtedness outstanding under its existing credit facility.

At any time prior to the special meeting, the ITAC Inside Stockholders, officers, directors, employees and shareholders of IXI, and/or any of their respective affiliates, may enter into a written plan to purchase ITAC securities pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, during a period when they are not then aware of any material nonpublic information regarding ITAC or its securities. Further, these persons may engage in other public market purchases, as well as private purchases, of securities at anytime prior to the special meeting of stockholders. The ownership percentages listed below do not include any such shares which may be purchased after _____, 200_.

Beneficial Ownership

Name and Address of Beneficial Owner	Beneficial Ownership of ITAC’s Common Stock on , 2006			Beneficial Ownership of ITAC’s Common Stock after the Consummation of the Merger
	Number of Shares		Percent of Class Before Merger	Number of Shares		Percent of Class After Merger

Israel Frieder(1)	450,000	(2)	5.8%	840,000	(3)	5.2%
Glen Shear(1)	450,000	(2)	5.8%	840,000	(3)	3.2%
Dael Schnider(1)	450,000	(2)	5.8%	840,000	(3)	5.2%
Victor Halpert(4)	150,000	(5)	1.9%	280,000	(6)	1.8%
Fir Tree, Inc.(7)	603,900	(8)	7.7%	603,900	(8)	3.8%
Andrew M. Weiss(9)	446,300	(10)	5.7%	446,300	(10)	2.8%
Southpoint Master Fund LP(11)	250,000		3.2%	1,550,000	(12)	9.2%
Gideon Barak(13)	0		0.0%	323,348		2.0%
Amit Haller (14)	0		0.0%	330,011		2.1%
Yossi Sela(15)	0		0.0%	0		0.0%
Shlomo Shalev(16)	0		0.0%	0		0.0%
Matthew Hills(17)	0		0.0%	0		0.0%
Lihi Segal(13)	0		0.0%	13,569		0.1%
Gadi Meroz(13)	0		0.0%	15,562		0.1%
Gemini Funds(15)	0		0.0%	2,762,432		17.4%
Landa(18)	0		0.0%	1,660,033		10.5%
Concord Ventures(19)	0		0.0%	923,812		5.8%
All current ITAC directors and executive officers as a group (four individuals)	1,500,000	(20)	19.2%	2,800,000	(21)	16.3%
All post-merger directors and executive officers as a group (nine individuals)	600,000		7.7%	1,802,324		10.9%

——————

(1)

The business address of this person is 7 Gush Etzion, 3rd Floor, Givaat Shmuel, Israel 54030.

(2)

Does not include 390,000 shares of common stock issuable upon exercise of warrants that are not currently exercisable and may not become exercisable within 60 days.

(3)

Includes 390,000 shares of common stock issuable upon exercise of warrants that become exercisable upon consummation of the merger.

(4)

The business address of Mr. Halpert is 79 Madison Avenue, 6th Floor, New York, New York 10016

(5)

Does not include 130,000 shares of common stock issuable upon exercise of warrants that are not currently exercisable and may not become exercisable within 60 days.

(6)

Includes 130,000 shares of common stock issuable upon exercise of warrants that become exercisable upon consummation of the merger.

(7)

The business address of Fir Tree, Inc. is 535 Fifth Avenue, 31st Floor, New York, New York 10017.

(8)

Represents (i) 401,492 shares of common stock held by Sapling, LLC and (ii) 202,408 shares of common stock held by Fir Tree Recovery Master Fund, L.P. Fir Tree, Inc., of whom Jeffrey Tannenbaum is President, is the investment manager of both entities. The foregoing information was derived from a Schedule 13G filed with the SEC on September 23, 2005.

(9)

The business address of Andrew M. Weiss is 29 Commonwealth Avenue, 10th Floor, Boston, Massachusetts 02116.

(10)

Represents (i) 330,262 shares of common stock held by Weiss Asset Management, LLC and (ii) 116,038 shares of common stock held by Weiss Capital, LLC. Andrew Weiss controls these entities. The foregoing information was derived from a Schedule 13G filed with the SEC on November 30, 2006.

(11)

The business address of Southpoint Master Fund LP is c/o Southpoint Capital Advisors LP, 623 Fifth Avenue, Suite 2503, New York, NY 10022.

(12)

Includes 250,000 shares of common stock, warrants to purchase 300,000 shares of common stock and additionally, 1,000,000 shares of common stock that become issuable on consummation of the merger.

(13)

The business address of this person is IXI Mobile (R&D) Ltd., P.O. Box 2543, 17 Hatidhar St., Ra’anana, 43665, Israel.

(14)

The business address of this person is IXI Mobile, Inc., 275 Shoreline Drive, Suite 505, Redwood City, California 94065.

(15)

The business address of this person is Gemini Israel Funds, 9 Hamenofim Street Herzliya Pituach 46725 Israel.

(16)

The business address of this person is 8 Mohaliver Street, Rehovot, Israel.

(17)

The business address of this person is c/o Berkshire Group,1 Beacon Street, Suite 1500, Boston, MA 02108.

(18)

The business address of Landa is 7 Menachem Begin Street, Ramat Gan, Israel 52521.

(19)

The business address of Concord Ventures is 85 Medinat Hayehudim Street, Herzliya, Israel 46140.

(20)

Does not include 1,300,000 shares of common stock issuable upon exercise of warrants that are not currently exercisable and may not become exercisable within 60 days.

(21)

Includes 1,300,000 shares of common stock issuable upon exercise of warrants that become exercisable upon consummation of the merger.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ITAC Related Party Transactions

Prior to ITAC’s IPO, ITAC issued an aggregate of 750,000 shares of common stock to the ITAC Inside Stockholders as set forth below at a purchase price of approximately $0.033 per share. Subsequent to the issuance, ITAC’s board of directors authorized a stock dividend of one share of common stock for each outstanding share of common stock, effectively lowering the purchase price to $0.0167 per share. The following share numbers have been adjusted to reflect this stock dividend:

Name	Number of Shares	Relationship to Us

Israel Frieder	450,000	Chairman of the Board and Chief Executive Officer
Glen Shear	450,000	Chief Financial Officer, Secretary and Director
Dael Schnider	450,000	Executive Vice President and Director
Victor Halpert	150,000	Director

These shares are being held in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until July 2008 pursuant to an escrow agreement between ITAC, the ITAC Inside Stockholders and the escrow agent. These shares will not be transferable except to their spouses, children or trusts established for their benefit and will be released prior to July 2008 only if ITAC liquidates following a business combination or upon a subsequent transaction resulting in ITAC’s stockholders having the right to exchange their shares for cash or other securities.

The holders of these shares are entitled to make up to two demands that ITAC register these shares pursuant to a registration rights agreement dated July 19, 2005. The holders of the majority of these shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. ITAC will bear the expenses incurred in connection with the filing of any such registration statements.

Each of the above persons also entered into a letter agreement with ITAC and EarlyBirdCapital, Inc. pursuant to which, among other things:

•

each agreed to vote all shares owned by him in accordance with the majority of the IPO Shares if ITAC solicits approval of its stockholders for a business combination;

•

if ITAC fails to consummate a business combination by July 19, 2007, each agreed to take all reasonable actions within his power to cause ITAC to liquidate as soon as reasonably practicable;

•

each waived any and all rights he may have to receive any distribution of cash, property or other assets as a result of such liquidation with respect to his shares;

•

each agreed to present to ITAC for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of ITAC’s consummation of a business combination, ITAC’s liquidation or until such time as he ceases to be an officer or director of ITAC’s, subject to any pre-existing fiduciary obligations he might have;

•

each agreed that ITAC could not consummate any business combination which involves a company which is affiliated with any of these persons unless ITAC obtains an opinion from an independent investment banking firm reasonably acceptable to EarlyBirdCapital that the business combination is fair to ITAC’s stockholders from a financial perspective;

•

each agreed that he and his affiliates will not be entitled to receive and will not accept any compensation for services rendered to ITAC prior to the consummation of its business combination; and

•

each agreed that he and his affiliates will not be entitled to receive or accept a finder’s fee or any other compensation in the event he or his affiliates originate a business combination.

Since ITAC’s IPO, ITAC has paid A.F. Services Ltd. a monthly fee of $7,500 for general and administrative services. This arrangement will end upon consummation of the merger.

ITAC has and will continue to reimburse its officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on its behalf, such as identifying and investigating possible target businesses and business combinations.

Other than the $7,500 per-month administrative fee payable to A.F. Services Ltd. and reimbursable out-of-pocket expenses payable to ITAC officers and directors, no compensation or fees of any kind, including finders and consulting fees, has been or will be paid to any of the above listed ITAC stockholders for the services rendered to ITAC prior to or in connection with the consummation of the merger.

In connection with the proposed merger with IXI Mobile, ITAC has entered into a management services agreement with A.A. Pearl Investments Ltd., an entity controlled by Mr. Frieder, pursuant to which A.A. Pearl Investments will provide Mr. Frieder’s services as co-chairman of the board of ITAC for two years beginning on the closing of the merger for a monthly fee of $17,500 (or $210,000 per year). Such agreement will take effect only upon consummation of the merger. For a more complete description of this agreement, see the section “The Merger Agreement – Employment Agreements.”

During 2005, ITAC’s directors advanced an aggregate of $83,000 to ITAC to cover expenses related to ITAC’s initial public offering. These loans were repaid without interest in July 2005.

All ongoing and future transactions between ITAC and any of its officers and directors or their respective affiliates will be on terms believed by ITAC to be no less favorable than are available from unaffiliated third parties and will require prior approval in each instance by a majority of the members of ITAC board who do not have an interest in the transaction.

IXI Related Party Transactions

Directors’ Fees

IXI’s directors are not paid any fees for their service on IXI’s board of directors. IXI’s directors are entitled to reimbursement for expenses incurred in attending meetings of the board of directors and its various committees.

Indemnification Agreements

IXI has entered into indemnification agreements with each of its directors and officers undertaking to exculpate and indemnify them to the fullest extent permitted by law for any liability arising from acts or omissions in their capacity as directors or officers of IXI. The indemnification covers reasonable expenses of defending any relevant legal proceedings. The indemnity is limited to matters specified in the indemnification agreements, including actions relating to securities held by IXI, actions relating to issuance of IXI’s securities to the public, actions relating to any merger of IXI with another entity and actions relating to the development and manufacture of IXI’s products. IXI’s indemnification obligation is capped at $7.5 million per indemnitee.

Share issuances to Directors and Officers

The following issuances of options were made to directors and officers of IXI and its subsidiaries during the past twelve months:

•

A grant of options was made to Mr. Barak, IXI’s chairman of the board, in November 2005. The grant allows Mr. Barak to purchase 1,232,040 shares of IXI common stock at a price per share of $0.05.

•

A grant of options was made to Mr. Haller, IXI’s president and chief executive officer, in November 2005. The grant allows Mr. Haller to purchase 1,228,073 shares of IXI common stock at a price per share of $0.26.

•

A grant of options was made to Ms. Segal, IXI’s vice president and chief financial officer, in November 2005. The grant allows Ms. Segal to purchase 235,000 shares of IXI common stock at a price per share of $0.05.

•

A grant of options was made to Mr. Meroz, IXI’s vice president, corporate development and general counsel, in November 2005. The grant allows Mr. Meroz to purchase 157,000 shares of IXI common stock at a price per share of $0.05.

In addition, Mr. Barak and Mr. Haller have been granted certain options in connection with their employment agreements. The grants of options will become effective upon the consummation of the merger. See the section titled “The Merger Agreement – Employment Agreements.”

Guarantees furnished by IXI stockholders

Three of IXI’s stockholders, Landa, the Gemini Funds and Concord Ventures executed an unconditional guarantee in favor of Bank Leumi Le’Israel Ltd. in order to secure IXI’s credit line in the amount of $750,000. In February 2006, in consideration for making the guarantee, IXI issued the guarantors warrants to purchase an aggregate of 1,076,096 shares of IXI common stock in an amount respective to each guarantor’s share in the guarantee at an exercise price per share of $0.01. IXI repaid its debt to Bank Leumi Le’Israel Ltd. in January 2006.

In January 2006, Landa and the Gemini Funds (“Guarantors”) also guaranteed another credit line from Bank Leumi Le’Israel Ltd. in the amount of $2,000,000. In March 2006, the amount of this credit line and the related guarantees were increased to $4,000,000. In April 2006, the amount of this credit line and the related guarantees were increased to $8,000,000 (the “Guaranty). The Guarantors have undertaken in a Letter Agreement dated June 19, 2006 (the “Letter Agreement”) to extend their Guaranty and to maintain the existing bank credit line and loan at $8 million until the Repayment Date or Maturity Date (as the case may be) under the Bridge Loan Agreement (for further discussion, see the section “IXI Related Party Transactions – Bridge Loan” below). Pursuant to the Letter Agreement, each of the Guarantors is entitled to assume all or any part of any amounts owed by IXI R&D to the Bank under the line of credit or under the loan and in any such event any such assuming Guarantor shall be entitled to the same rights and benefits conferred to the bridge lender by the Bridge Loan Agreement. In consideration of the extension of the Guaranty, the Guarantors are entitled to a fee equal to the difference between the interest paid to Bank Leumi Le’Israel Ltd. and the amount of interest that IXI would have paid to Bank Leumi Le’Israel Ltd. if IXI’s credit facility bore interest at a rate equal to the rate set forth in the Bridge Loan Agreement. The Guarantors are also entitled to additional compensation as set forth in the section “IXI Related Party Transactions – Bridge Loan” below.

In connection with IXI’s contractual relationship with Swisscom, Landa and the Gemini Funds issued a conditional guarantee of IXI’s obligations to Swisscom in November 2005 of up to a maximum amount of $4,000,000. In consideration for the grant of the guarantee, IXI issued 11,478,379 shares of Series D-1 Preferred Stock to Landa and the Gemini Funds. IXI believes that the guarantee expired upon the consummation of the bridge loan. In February 2006, Concord Ventures elected to participate in this guarantee and was allocated a portion of the consideration.

Stockholder loans

IXI previously had two outstanding loans with affiliates of Western Technology Investments, one of IXI’s stockholders. Western Technology made one loans to IXI on January 30, 2004 and made the second loan on November 1, 2004. The aggregate principal amount of the loans was $7,500,000. As of September 30, 2006, each of such loans had been repaid in full using funds received under the Bridge Loan. In conjunction with the issue of the loans, IXI granted warrants to Western Technology to purchase an aggregate of 63,889 shares of IXI Series C convertible preferred stock at an exercise price per share of $7.20, and 69,699 shares of IXI Series D convertible preferred stock at an exercise price per share of $5.10. According to their terms, these Warrants survive the merger; however IXI and Western Technology Investments have agreed (by e-mail correspondence) that immediately prior to the consummation of the merger, these warrants will terminate and exchanged with one warrant to purchase  66,794 common stock of IXI at an exercise price per share of $0.01, and will be exercised into common stock prior to the consummation of the merger.

Concord Ventures, Chi Mei, Gemini Funds, Landa, Tlcom and Western Technology extended bridge financing to IXI in July 2005 in the amount of $6.1 million in the form of a convertible loan. By the terms of the loan agreement, in January 2006 the debt was converted to 18,113,008 shares of Series D-1 Preferred Stock.

Bridge Loan

In order to satisfy IXI’s working capital requirements prior to ITAC’s funds being available following the merger, on June 20, 2006, IXI entered into the Bridge Loan Agreement with Southpoint and IXI R&D Ltd. (“IXI R&D”). Pursuant to the terms of the Bridge Loan Agreement, Southpoint loaned to IXI R&D $20 million (from which IXI will pay $1.7 million in cash compensation to certain private placement agents and $700,000 in cash compensation, upon consummation of the merger, to certain financial institutions providing advisory services to IXI), with IXI acting as guarantor thereto. The bridge loan bears interest of 10% per annum.

The bridge loan will be repaid upon the earlier of: (1) 365 days following the closing of the merger (the “Repayment Date”); (2) the acceleration of the Bridge Loan in accordance with the Bridge Loan Agreement and (3) 24 months from the date of closing of the bridge loan, unless prepaid by IXI R&D (the events in (2) and (3) above being referred to as the “Maturity Date”). The first interest payment will be made by IXI R&D on June 30, 2007 and thereafter on a quarterly basis. Should the merger fail to become effective IXI R&D has the right at any time to prepay the entire outstanding principal amount of the bridge loan along with accrued and unpaid interest thereon plus premium interest. IXI has unconditionally guaranteed all of the obligations of IXI R&D under the financing documents, and all obligations of IXI and IXI R&D are secured by a perfected first priority security interest on IXI’s and IXI R&D’s assets (subject to limited exceptions).

Upon the consummation of the merger, Southpoint will be entitled to receive 1,000,000 shares of ITAC common stock and the Guarantors will be entitled to receive 400,000 shares of ITAC common stock. ITAC will issue an additional 30,000 shares of ITAC common stock to certain private placement agents who participated in identifying potential bridge lenders, together with cash compensation in the amount of $1.7 million. In addition, each of Southpoint and the Guarantors will be entitled to convert all or part of its respective debt facility (including accrued interest thereon) into shares of ITAC within 365 days following the consummation of the ITAC merger, at a price of $5.50 per share. Furthermore, if each of the above convert 50% or more of its respective debt facility (excluding accrued interest thereon), it will be entitled to receive warrants to purchase ITAC common stock at an exercise price of $5.00, expiring in 2009. The maximum total number of shares under the warrants will be 1,000,000, allocated between Southpoint and the Guarantors according to the proportionate amount of their debt facility. The foregoing obligations of IXI and of  IXI R&D will be assumed by ITAC in conjunction with and as part of the merger. Southpoint agreed to be subject to lock-up arrangements which have been agreed to by the principal stockholders of IXI (excluding warrants to purchase shares of ITAC common stock that may be issued to the private placement agents in connection with the conversion of Southpoint’s debt facility) and will be entitled to registration rights on the same terms as those stockholders.

Employment agreements

IXI has entered into employment/consultancy agreements and stock option grants and agreements with Mr. Barak, Mr. Haller, Mr. Meroz and Ms. Segal. See the section titled “The Merger Agreement – Employment Agreements” and the section titled “Share issuances to Directors and Officers” above.

As of September 30, 2006, IXI Israel Ltd. owed approximately $299,726 to Mr. Barak and entities controlled by Mr. Barak for sums unpaid under his employment agreement and certain consultancy agreements between such entities and IXI Israel Ltd.

As of September 30, 2006, IXI Israel Ltd. owed approximately $30,579 to Ms. Segal for sums unpaid under her employment agreement.

As of September 30, 2006, IXI has a debt in the sum of $88,385 to Mr. Haller for sums which currently remain unpaid under his employment agreement.

Ms. Segal is the spouse of Mr. Barak, IXI’s chairman of the board.

Debts of Employees to IXI

The following current and former executive officers have executed notes in favor of IXI pursuant to an early exercise of stock options:

•

Mr. Haller has executed a note to IXI in the sum of $110,392. The note is dated July 15, 2003 and bears interest at the rate of 2.75% per annum. The repayment of this debt is a condition to the consummation of the merger.

•

Jonathan Michael, IXI’s former chief financial officer, executed a note to IXI in the sum of $92,000. The note is dated July 15, 2003 and bears interest at the rate of 2.75% per annum. Upon termination of Mr. Michael’s employment on September 30, 2005, it was agreed between IXI and Mr. Michael that

Mr. Michael would not repay the outstanding debt and that IXI would foreclose on the collateral in the form of all the shares of IXI’s common stock subject to Mr. Michael’s stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires ITAC directors, officers and persons owning more than 10% of ITAC’s common stock to file reports of ownership and changes of ownership with the Securities ad Exchange Commission. Based on its review of the copies of such reports furnished to ITAC, or representations from certain reporting persons that no other reports were required, ITAC believes that all applicable filing requirements were complied with during the fiscal year ended December 31, 2005, except each of Glen Shear and Victor Halpert filed one Form 4 late disclosing one late transaction and Dael Schnider filed two Form 4s late each disclosing one late transaction.

DESCRIPTION OF ITAC COMMON STOCK AND OTHER SECURITIES

General

The amended and restated certificate of incorporation of ITAC authorizes the issuance of 30,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the record date, 7,818,000 shares of common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of the existing stockholders, including all officers and directors of ITAC, have agreed to vote their respective shares of common stock owned by them immediately prior to the IPO in accordance with the vote of the public stockholders owning a majority of the shares of ITAC’s outstanding common stock. This voting arrangement does not apply to shares purchased following the IPO in the open market by any of ITAC’s stockholders, officers and directors. Additionally, ITAC’s stockholders, officers and directors may vote their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of ITAC’s stockholders.

ITAC will proceed with the merger only if the stockholders who own at least a majority of the shares of common stock sold in the IPO present at the meeting vote in favor of the merger and stockholders owning less than 20% of the shares sold in the IPO exercise conversion rights discussed below.

ITAC’s board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If ITAC is required to liquidate, the holders of ITAC common stock purchased in the IPO will be entitled to share ratably in the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Holders of common stock issued prior to ITAC’s IPO have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the IPO if ITAC is forced to liquidate.

Holders of ITAC common stock do not have any conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that the holders of ITAC common stock acquired in the IPO have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the merger, properly demand conversion and the merger is approved and completed. Holders of common stock who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

The amended and restated certificate of incorporation of ITAC authorizes the issuance of 1,000,000 shares of a blank check preferred stock with such designations, rights and preferences as may be determined from time to time by ITAC’s board of directors. Accordingly, ITAC’s board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although ITAC has entered into an underwriting agreement which prohibits ITAC, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. ITAC may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of ITAC. There are no shares of preferred stock outstanding, and ITAC does not currently intend to issue any preferred stock.

Warrants

ITAC currently has outstanding 12,636,000 redeemable common stock purchase warrants. Each warrant entitles the registered holder to purchase one share of ITAC’s common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of July 12, 2006 and the completion of a business combination. The warrants expire on July 11, 2009 at 5:00 p.m., New York City time. ITAC may call the warrants for redemption,

•

in whole and not in part;

•

at a price of $.01 per warrant at any time after the warrants become exercisable;

•

upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or ITAC’s recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below the exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to ITAC, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, ITAC has agreed to meet these conditions and use its best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, ITAC cannot assure you that it will be able to do so, and if it does not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants, such warrants may go unredeemed and ITAC will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, ITAC will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

PRICE RANGE OF ITAC SECURITIES AND DIVIDENDS

ITAC’s units, common stock and warrants are quoted on the OTCBB under the symbols ISLTU, ISLT and ISLTW, respectively. The following table sets forth the range of high and low closing bid prices for the units, common stock and warrants for the periods indicated since the units commenced public trading on July 14, 2005 and since the common stock and warrants commenced public trading on September 12, 2005. The over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.

	Units		Common Stock		Warrants
	High	Low	High	Low	High	Low

2007:
First Quarter*
2006:
Fourth Quarter	6.50	5.75	5.54	5.20	0.56	0.25
Third Quarter	6.31	5.77	5.27	5.10	0.56	0.32
Second Quarter	6.93	6.17	5.45	5.21	0.80	0.48
First Quarter	7.30	5.86	5.52	5.05	0.91	0.43
2005:
Fourth Quarter	6.22	5.55	5.12	4.95	0.63	0.34
Third Quarter	6.10	5.70	5.05	4.80	0.61	0.50

——————

*

Through ______, 2007

Holders of ITAC common stock, warrants and units should obtain current market quotations for their securities. The market price of ITAC common stock, warrants and units could vary at any time before the merger.

In connection with the merger, ITAC and IXI will use their reasonable best efforts to obtain the listing for trading on the Nasdaq Global Market or Nasdaq Capital Market of ITAC’s common stock, warrants and units. ITAC believes it will meet the Nasdaq listing requirements because upon consummation of the merger, it will have (i) a market value of listed securities of at least $50,000,000, (ii) over 1,000,000 publicly held shares, (iii) a market value of publicly held shares in excess of $5,000,000, (iv) a minimum bid price of $4.00, (v) over 300 round lot stockholders and (vi) at least three market makers who will make a market in its securities. In the event ITAC’s common stock, warrants and units are listed on Nasdaq at the time of the closing of the merger, the symbol will change to one determined by ITAC and Nasdaq that is reasonably representative of the corporate name or business of ITAC following the merger. If the listing on Nasdaq is not finally approved, it is expected that the common stock, warrants and units will continue to be quoted on the OTCBB.

Holders

As of ______, 200 , there were ____ holders of record of ITAC units, ______ holders of record of ITAC common stock and ______ holders of record of ITAC warrants. ITAC believes that the beneficial holders of the units, common stock and warrants will be in excess of ______ persons each.

Dividends

ITAC has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of the merger. The payment of dividends in the future will be contingent upon ITAC’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the merger. The payment of any dividends subsequent to the merger will be within the discretion of ITAC’s then board of directors, subject to limitations imposed by requirements of the Investment Center of the Israeli Ministry of Industry, Trade and Labor. It is the present intention of ITAC’s board of directors to retain all earnings, if any, for use in ITAC’s business operations and, accordingly, ITAC’s board does not anticipate declaring any dividends in the foreseeable future.

APPRAISAL RIGHTS

ITAC stockholders do not have appraisal rights in connection the merger or the issuance of ITAC common stock pursuant to the merger.

STOCKHOLDER PROPOSALS

Assuming the merger proposal is approved, the ITAC 2007 annual meeting of stockholders will be held on or about ______, 2007 unless the date is changed by the board of directors. If you are a stockholder and you want to include a proposal in the proxy statement for the year 2007 annual meeting, you need to provide it to ITAC by no later than ______, 2007. You should direct any proposals to ITAC’s secretary at ITAC’s principal office in Israel. If you want to present a matter of business to be considered at the year 2007 annual meeting, under ITAC’s by-laws you must give timely notice of the matter, in writing, to ITAC’s secretary. To be timely, the notice has to be given between ______, 2007 and ______, 2007.

EXPERTS

The financial statements of ITAC at December 31, 2005 and for the period from February 22, 2005 (inception) to December 31, 2005 included in this proxy statement have been audited by Brightman Almagor & Co., independent registered public accounting firm, to the extent set forth in their report appearing elsewhere in this proxy statement and in the registration statement. The financial statements and the report of Brightman Almagor & Co. are included in reliance upon their report given upon the authority of Brightman Almagor & Co. as experts in auditing and accounting.

The consolidated financial statements of IXI at December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, included in the proxy statement of ITAC, which is referred to and made a part of this proxy statement, have been audited by Kost, Forer, Gabbay and Kasierer, independent registered public accounting firm in Israel, a member of Ernst & Young Global, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the Securities and Exchange Commission, ITAC and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of ITAC’s annual report to stockholders and ITAC’s proxy statement. Upon written or oral request, ITAC will deliver a separate copy of the annual report to stockholder and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that ITAC deliver single copies of such documents in the future. Stockholders may notify ITAC of their requests by calling or writing ITAC at its principal executive offices at Israel Technology Acquisition Corp., 7 Gush Etzion, 3rd Floor, Givaat Shmuel, Israel 54030.

WHERE YOU CAN FIND MORE INFORMATION

ITAC files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by ITAC with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on ITAC at the Securities and Exchange Commission web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement.

All information contained in this document relating to ITAC has been supplied by ITAC and all such information relating to IXI has been supplied by IXI. Information provided by one does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document or if you have questions about the merger, you should contact, orally or in writing:

Israel Frieder		Morrow & Co., Inc.
Chairman and Chief Executive Officer		470 West Avenue, 3rd Floor
Israel Technology Acquisition Corp.	-or-	Stamford, Connecticut 06902
7 Gush Etzion		Tel: 203-658-9400
3rd Floor		Fax: 203-658-9444
Givaat Shmuel
Israel 54030

IXI MOBILE INC. AND ITS SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of September 30, 2006 (Unaudited) and December 31, 2005 and 2004	F-3 – F-4
Consolidated Statements of Operations for the Nine Months Ended September 30, 2006 and 2005 (Unaudited) and for the Years Ended December 31, 2005, 2004 and 2003	F-5
Consolidated Statements of Changes in Stockholders’ Equity (Deficiency) for the Nine Months Ended September 30, 2006 (Unaudited) and for the Years Ended December 31, 2005, 2004 and 2003	F-6 – F-7
Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2006 and 2005 (Unaudited) and for the Years Ended December 31, 2005, 2004 and 2003	F-8 – F-9
Notes to Consolidated Financial Statements	F-10 – F-47
ISRAEL TECHNOLOGY ACQUISITION CORP. INDEX TO FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm	F-48
Balance Sheets	F-49
Statements of Operations	F-50
Statements of Stockholders’ Equity	F-51
Statements of Cash Flows	F-52
Summary of Significant Accounting Policies
Notes to Financial Statements	F-53 – F-57
Interim Financial Statements
Balance Sheets	F-58
Statements of Operations	F-59
Statements of Stockholders’ Equity	F-60
Statements of Cash Flows	F-61
Notes to Financial Statements	F-62 – F-63

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of

IXI MOBILE INC.

We have audited the accompanying consolidated balance sheets of IXI Mobile Inc. (“the Company”) and its subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in stockholders’ equity (deficiency) and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1d, the Company has incurred recurring operating losses and negative cash flows from operating activities. The Company also has a stockholders’ deficiency. These conditions, among other matters described in Note 1d, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 1d. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Tel-Aviv, Israel May 4, 2006	KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global

IXI MOBILE INC. AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
Information pertaining to September 30, 2006 is unaudited
U.S. dollars in thousands

	September 30, 2006	December 31,
		2005	2004
	Unaudited
ASSETS
Current Assets:
Cash and cash equivalents	$9,483	$184	$2,600
Short-term bank deposit	—	—	19
Restricted cash	185	198	173
Trade receivables	6,708	2,638	104
Other receivables and prepaid expenses	532	648	349
Vendor advance payments	4,301	140	—
Inventories, net	11,440	7,464	16,930
Assets of discontinued operations	—	115	1,279
Total current assets	32,649	11,387	21,454

Long-term Assets:
Severance pay fund	544	391	197
Long-term prepaid expenses	104	96	201
Property and equipment, net	384	335	541
Deferred charges	—	3,385	—
Deferred debt issuance costs	2,390	—	—
Other assets, net	75	111	—
Total long-term assets	3,497	4,318	939
Total assets	$36,146	$15,705	$22,393

The accompanying notes are an integral part of the consolidated financial statements.

IXI MOBILE INC. AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
Information pertaining to September 30, 2006 is unaudited
U.S. dollars in thousands, except share and per share data

	September 30, 2006	December 31,
		2005	2004
	Unaudited
LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities:
Current maturities of long-term loans	$—	$2,193	$2,784
Short-term bank credit	8,053	750	—
Short-term bank loan	—	—	1,256
Trade payables	5,442	1,822	3,372
Employees and payroll accruals	717	611	543
Deferred revenues	11,464	4,157	17,667
Other payables and accrued expenses	3,112	1,641	785
Liabilities of discontinued operations	3,005	4,250	2,670
Total current liabilities	31,793	15,424	29,077

Long-term Liabilities:
Long-term loans , net of current maturities	—	328	2,489
Long-term convertible loan	20,000	—	—
Accrued severance pay	633	461	247
Total long-term liabilities	20,633	789	2,736

Commitments and Contingent Liabilities

Convertible Loan	—	6,312	—

Stockholders’ Deficiency:
Stock capital –
Common Stock of $0.01 par value: Authorized: 49,000,000, 22,470,408 and 12,833,333 shares at September 30, 2006 and December 31, 2005 and 2004, respectively; Issued and outstanding: 4,452,808, 4,418,249 and 918,932 shares at September 30, 2006, December 31, 2005 and December 31, 2004, respectively	44	44	9
Series A Convertible Preferred Stock of $0.01 par value: Authorized: 333,334 shares at September 30, 2006 and December 31, 2005 and 2004; Issued and outstanding: 285,801 shares at September 30, 2006 and December 31, 2005 and 286,783 shares at December 31, 2004	3	3	3
Series B Convertible Preferred Stock of $0.01 par value: Authorized: 1,604,791 shares at September 30, 2006 and December 31, 2005 and 2004; Issued and outstanding: 439,206 shares at September 30, 2006 and December 31, 2005 and 1,604,791 shares at December 31, 2004	4	4	16
Series C Convertible Preferred Stock of $0.01 par value: Authorized: 3,104,236 shares at September 30, 2006 and December 31, 2005 and 2004; Issued and outstanding: 1,439,581 shares at September 30, 2006 and December 31, 2005 and 3,033,347 shares at December 31, 2004	14	14	30
Series D Convertible Preferred Stock of $0.01 par value: Authorized: 35,600,000 shares at September 30, 2006 and December 31, 2005 and 2004; Issued and outstanding: 33,039,860, 3,448,473 and 2,310,157 shares at September 30, 2006 and December 31, 2005 and 2004, respectively	330	35	23
Additional paid-in capital(*)	68,160	61,865	47,578
Notes receivable	(110)	(110)	(378)
Accumulated deficit	(84,725)	(68,675)	(56,701)
Total stockholders’ deficiency	(16,280)	(6,820)	(9,420)
Total liabilities and stockholders’ deficiency	$36,146	$15,705	$22,393

——————

(*)

Net of deferred stock compensation.

The accompanying notes are an integral part of the consolidated financial statements.

IXI MOBILE INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

	Nine months ended September 30,		Year ended December 31,
	2006	2005	2005	2004	2003
	Unaudited
Revenues	$9,043	$7,224	$7,967	$872	$300

Operating expenses:
Cost of revenues	10,764	8,281	9,629	992	30
Research and development, net	4,278	3,039	4,271	8,684	3,617
Selling and marketing	6,529	2,221	3,323	3,030	2,411
General and administrative	2,229	799	1,449	1,285	945
Total operating expenses	23,800	14,340	18,672	13,991	7,003

Gain from terminating agreement with CW	—	11,695	11,695	—	—

Operating income (loss)	(14,757)	4,579	990	(13,119)	(6,703)
Financial expenses, net	(1,767)	(757)	(1,334)	(1,014)	(135)
Other income	13	—	—	—	—

Income (loss) from continuing operations	(16,511)	3,822	(344)	(14,133)	(6,838)
Income (loss) from discontinued operations	461	(12,693)	(11,630)	(10,788)	(6,697)

Net income (loss)	$(16,050)	$(8,871)	$(11,974)	$(24,921)	(13,535)

Basic net earnings (loss) per Common Stock:
From continuing operations	$(4.18)	$1.73	$(1.03)	$(17.83)	$(8.81)
From discontinued operations	$0.10	$(8.31)	$(6.10)	$(13.39)	$(8.63)
Basic net loss per share	$(4.08)	$(6.58)	$(7.13)	$(31.22)	$(17.44)

Diluted net loss per Common Stock:
From continuing operations	$(4.18)	$0.39	$(1.03)	$(17.83)	$(8.81)
From discontinued operations	$0.10	$(1.28)	$(6.10)	$(13.39)	$(8.63)
Diluted net loss per share	$(4.08)	$(0.89)	$(7.13)	$(31.22)	$(17.44)

Weighted average number of shares of Common Stock and shares of Preferred stock used in computing basic net earnings (loss) per Common Stock	4,425,844	1,022,444	1,906,875	805,290	776,321
Weighted average number of shares of Common stock and shares of Preferred stock used in computing diluted net earnings (loss) per Common Stock	4,425,844	9,932,579	1,906,875	805,290	776,321

The accompanying notes are an integral part of the consolidated financial statements.

IXI MOBILE INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY)
Information pertaining to the nine months ended September 30, 2006 is unaudited
U.S. dollars in thousands, except share data

	Common Stock		Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Series C Convertible Preferred Stock		Series D Convertible Preferred Stock		Additional paid-in capital	Notes receivable	Accumulated deficit	Total
	Number	Amount	Number	Amount	Number	Amount	Number	Amount	Number	Amount

Balance at January 1, 2003	751,477	$8	286,783	$3	1,604,791	$16	1,613,589	$16	—	$—	$24,406	$—	$(18,245)	$6,204
Exercise of employee and consultant stock options	5,205	(*) —	—	—	—	—	—	—	—	—	12	—	—	12
Issuance of Common Stock upon exercise of options in consideration for notes receivable	157,663	1	—	—	—	—	—	—	—	—	377	(378)	—	—
Issuance of Series C Convertible Preferred Stock, net of issuance costs	—	—	—	—	—	—	1,312,500	13	—	—	9,450	—	—	9,463
Exercise of warrants by investors	—	—	—	—	—	—	86,425	1	—	—	621	—	—	622
Detachable warrant costs, issued in connection with long-term loan	—	—	—	—	—	—	—	—	—	—	250	—	—	250
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	25	—	—	25
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(13,535)	(13,535)
Total comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(13,535)
Balance at December 31, 2003	914,345	9	286,783	3	1,604,791	16	3,012,514	30	—	—	35,141	(378)	(31,780)	3,041
Exercise of employee and consultant stock options	4,587	(*) —	—	—	—	—	—	—	—	—	11	—	—	11
Issuance of Series D Convertible Preferred Stock, net of issuance costs	—	—	—	—	—	—	—	—	1,620,141	16	8,143	—	—	8,159
Conversion of convertible loan into Series D Convertible Preferred Stock	—	—	—	—	—	—	—	—	690,016	7	3,557	—	—	3,564
Exercise of warrants by investors	—	—	—	—	—	—	20,833	(*) —	—	—	150	—	—	150
Detachable warrant costs, issued in connection with short-term loans, long-term loan and convertible loans	—	—	—	—	—	—	—	—	—	—	560	—	—	560
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	16	—	—	16
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(24,921)	(24,921)
Total comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(24,921)
Balance at December 31, 2004	918,932	$9	286,783	$3	1,604,791	$16	3,033,347	$30	2,310,157	$23	$47,578	$(378)	$(56,701)	$(9,420)

——————

(*)

Represents an amount lower than $1.

The accompanying notes are an integral part of the consolidated financial statements.

IXI MOBILE INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY) – (Continued)
Information pertaining to the nine months ended September 30, 2006 is unaudited
U.S. dollars in thousands, except share data

	Common Stock		Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Series C Convertible Preferred Stock		Series D Convertible Preferred Stock		Additional paid-in capital		Notes receivable	Accumulated deficit	Total
	Number	Amount	Number	Amount	Number	Amount	Number	Amount	Number	Amount

Balance at January 1, 2005	918,932	$9	286,783	$3	1,604,791	$16	3,033,347	$30	2,310,157	$23		$47,578	$(378)	$(56,701)	$(9,420)
Exercise of employee and consultant stock options	6,381	(*) —	—	—	—	—	—	—	—	—		12	—	—	12
Issuance of Series D Convertible Preferred Stock, net	—	—	—	—	—	—	—	—	1,981,833	20		10,208	—	—	10,228
Cancellation of notes receivable for treasury stock	(111,666)	(1)	—	—	—	—	—	—	—	—		(267)	268	—	—
Conversion of Preferred Stock to Common Stock	3,604,602	36	(982)	(*) —	(1,165,585)	(12)	(1,593,766)	(16)	(843,517)	(8)		—	—	—	—
Costs of Keep Well Agreement	—	—	—	—	—	—	—	—	—	—		3,761	—	—	3,761
Detachable warrant costs, issued in connection with short-term bank credit	—	—	—	—	—	—	—	—	—	—		269	—	—	269
Stock-based compensation	—	—	—	—	—	—	—	—	—	—		304	—	—	304
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	—	—	—		—	—	(11,974)	(11,974)
Total comprehensive loss	—	—	—	—	—	—	—	—	—	—		—	—	—	(11,974)
Balance at December 31, 2005	4,418,249	44	285,801	3	439,206	4	1,439,581	14	3,448,473	35		(**)61,865	(110)	(68,675)	(6,820)
Exercise of employee stock options	34,559	(*)—	—	—	—	—	—	—	—	—		2	—	—	2
Issuance of Series D-1 Convertible Preferred Stock, net	—	—	—	—	—	—	—	—	18,113,008	181		6,113	—	—	6,294
Issuance of Series D-1 Convertible Preferred Stock, net in respect of Keep Well Agreement	—	—	—	—	—	—	—	—	11,478,379	114		(114)	—	—	—
Stock-based compensation	—	—	—	—	—	—	—	—	—	—		294	—	—	294
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	—	—	—		—	—	(16,050)	(16,050)
Total comprehensive loss	—	—	—	—	—	—	—	—	—	—		—	—	—	(16,050)
Balance at September 30, 2006 (unaudited)	4,452,808	$44	285,801	$3	439,206	$4	1,439,581	$14	33,039,860	$330	$	(**)68,160	$(110)	$(84,725)	$(16,280)

——————

(*)

Represents an amount lower than $1.

(**)

Net of deferred stock compensation in an amount of $633 and $782 as of September 30, 2006 and December 31, 2005, respectively.

The accompanying notes are an integral part of the consolidated financial statements.

IXI MOBILE INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands

	Nine months ended September 30,		Year ended December 31,
	2006	2005	2005	2004	2003
	Unaudited
Cash flows from operating activities:
Net loss	$(16,050)	$(8,871)	$(11,974)	$(24,921)	$(13,535)
Loss (income) from discontinued operations	(461)	12,693	11,630	10,788	6,697
Income (loss) from continuing operations	(16,511)	3,822	(344)	(14,133)	(6,838)
Adjustments to reconcile net income (loss) from continuing operations to net cash used in operating activities from continuing operations:
Depreciation and amortization	213	274	252	209	154
Gain from terminating agreement with CW(1)	—	(11,695)	(11,695)	—	—
Stock-based compensation expense	294	268	304	16	25
Amortization of discounts attributed to detachable warrant costs and guarantee costs of Keep Well Agreement	3,473	159	848	338	179
Increase in trade receivables	(4,070)	(588)	(2,534)	(104)	—
Increase in other receivables, prepaid expenses and vendor advance payments	(4,045)	(142)	(306)	—	(121)
Decrease (increase) in inventories, net	(3,976)	15,088	15,024	(16,930)	—
Decrease (increase) in long-term prepaid expenses	(8)	32	105	11	(145)
Amortization of deferred debt issuance cost	262	—	—	—	—
Increase (decrease) in trade payables	3,603	(2,545)	(1,590)	2,958	(690)
Increase (decrease) in employees and payroll accruals	106	287	68	(5)	(150)
Increase (decrease) in deferred revenues	7,307	(16,719)	(13,510)	14,544	2,748
Increase in other payables and accrued expenses	768	2,886	2,855	568	95
Increase in accrued severance pay, net	19	13	20	27	4
Accrued interest	517	64	173	117	—
Cash consideration from terminating agreement with CW(1)	—	3,850	3,850	—	—
Net cash used in operating activities from continuing operations	(12,048)	(4,946)	(6,480)	(12,384)	(4,739)
Net cash used in operating activities from discontinued operations	(752)	(9,574)	(8,618)	(9,124)	(4,961)
Net cash used in operating activities	(12,800)	(14,520)	(15,098)	(21,508)	(9,700)
Cash flows from investing activities:
Short-term bank deposit	—	—	19	(19)	—
Restricted cash, net	13	(1)	(25)	17	(53)
Purchase of property and equipment	(128)	(211)	(218)	(412)	(226)
Net cash used in investing activities from continuing operations	(115)	(212)	(224)	(414)	(279)
Net cash used in investing activities from discontinued operations	—	(81)	(20)	(285)	(446)
Net cash used in investing activities	(115)	(293)	(244)	(699)	(725)

The accompanying notes are an integral part of the consolidated financial statements.

IXI MOBILE INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS – (Continued)
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands

	Nine months ended September 30,		Year ended December 31,
	2006	2005	2005	2004	2003
	Unaudited
Cash flows from financing activities:
Proceeds from issuance of stock, net of issuance expenses	(18)	10,228	10,228	8,159	9,463
Payment of deferred debt issuance costs	(2,495)	—	—	—	—
Proceeds from exercise of warrants by investors	—	—	—	150	622
Proceeds from exercise of employee stock options	2	12	12	11	12
Proceeds from short-term bank credit	8,053	—	750	—	—
Proceeds from short-term bank loan	—	—	—	1,250	—
Payment of short-term bank credit	(750)	—	—	—	—
Payment of short-term bank loan	—	(1,256)	(1,256)	—	—
Proceeds from long-term loans	—	—	—	6,918	—
Proceeds from convertible loans	20,000	—	—	—	—
Principal payment of long-term loans	(2,578)	(2,152)	(2,917)	(1,420)	—
Proceeds from convertible loans	—	6,109	6,109	3,515	—
Net cash provided by financing activities from continuing operations	22,214	12,941	12,926	18,583	10,097
Increase (decrease) in cash and cash equivalents	9,299	(1,872)	(2,416)	(3,624)	(328)
Cash and cash equivalents at the beginning of the period	184	2,600	2,600	6,224	6,552
Cash and cash equivalents at the end of the period	$9,483	$728	$184	$2,600	$6,224
Supplemental information and disclosure of non-cash investing and financing activities from continuing operations (including other non-cash equity transactions):
Issuance of Convertible Preferred Stock upon conversion of convertible bridge loan and accrued interest	$6,312	$—	$—	$3,564	$—
Purchase of property and equipment by credit	$17	$40	$40	$—	$350
Exercise of options in consideration of notes receivable	$—	$—	$—	$—	$378
Deferred issuance cost	$157	$—	$—	$—	$—
Cancellation of notes receivable for treasury stock	$—	$268	$268	$—	$—
Issuance of warrants in exchange for guarantee	$—	$—	$3,761	$—	$—
Acquired technology from CW	$—	$146	$146	$—	$—
Cash paid during the period for:
Interest	$583	$531	$580	$474	$—

——————

(1)Cash consideration from terminating agreement with CW:
Gain from terminating agreement with CW	$—	$11,695	$11,695	$—	$—
Acquired technology	—	(146)	(146)	—	—
Deferred revenues earned upon termination of agreement	—	(7,699)	(7,699)	—	—
	$—	$3,850	$3,850	$—	$—

The accompanying notes are an integral part of the consolidated financial statements.

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 1 — GENERAL

a.

IXI Mobile Inc. (“the Company”), a company incorporated in Delaware, U.S.A., commenced its operations in July 2000. The Company is engaged in the development, production and marketing of mobile messaging devices and related services, targeting the mass consumer market. The Company also provides, through third parties, hosted services including all necessary gateways and backend servers, as well as related launch and support services. The Company’s major customers include mainly mobile operators, internet service providers and resellers. The Company also provides software solutions which allow a mobile phone or other data device to enable a variety of companion devices to connect to the internet wirelessly (“PMG”). Previously, the Company was also engaged in an operating system business for mobile devices which was discontinued during 2005 (see also f below).

In 2005, the Company generated revenues from a few major customers, the largest of which has terminated its agreement with the Company. A loss of a major customer, or any event negatively affecting such customer’s financial condition could have a significant adverse effect on the Company’s results of operations and financial position. For further information about major customers, see Note 14c.

b.

As of September 30, 2006, the Company has four wholly-owned active subsidiaries: IXI Mobile R&D Ltd. (“the Israeli subsidiary” or “IXI Israel”), IXI Mobile (Europe) Limited, IXI Mobile (Asia Pacific) Ltd., IXI Mobile (East Europe) SRL, and three wholly-owned inactive subsidiaries: Neo Mobile Ltd. (which was active as of December 31, 2005), Neo Mobile Telecom and LLC Neo Mobile Inc. (together “the Group”).

c.

All of the Company’s mobile messaging devices (“Ogo” or “CT Series”) are manufactured by an independent contractor. The Company is and will continue to be dependent upon this contractor to achieve acceptable manufacturing output, quality levels and costs, and to allocate to the Company a sufficient portion of production capacity to meet the Company’s needs in a timely manner. Moreover, the Ogo incorporates a modem that is proprietary of such contractor. Revenues could be materially and adversely affected should this contractor fail to meet the Company’s request for products due to a shortage of production capacity, process difficulties, low output rates or financial instability since the Company would likely experience delays while preparing to work with another contractor. Additionally, certain of the components are obtained from a limited group of suppliers. Disruptions, shortages, or termination of certain of these sources of supply could occur and could negatively affect the Company’s business condition and results of operations.

The Company also currently licenses from third parties certain software used in the manufacture and operation of its products and provision of services. Any supplier may discontinue or restrict licensing software to the Company with or without penalty. If a supplier discontinues or restricts supplying a component or licensing software, the Company’s business may be harmed by the resulting product manufacturing and delivery delays, or by inability to provide services.

In addition, hosting of internet services that the Company provides in connection with the Ogo service is currently outsourced to a single supplier. Should that supplier encounter financial difficulties, technical problems or other adversities, the Company could be required to establish a second hosting relationship or to begin providing such services on its own. Either of these alternatives would require a lengthy period of transition would cause the Company to incur considerable expense and could result in its service being unavailable or unreliable for a period of time, which could have a significant adverse effect on its business.

d.

From inception, the Company has generated recurring losses from operations and negative cash flows from operating activities. As of September 30, 2006, the Company has stockholders’ deficiency of $16,280. As of December 31, 2005, the Company has a working capital deficiency and stockholders’ deficiency of $4,037 and $6,820, respectively. The Company plans to continue to finance its operations through raising additional capital and in the longer term, to generate sufficient revenues to finance its operations. There are no assurances, however, that the Company will be successful in obtaining an adequate level of financing needed for current operations and long-term development.

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 1 — GENERAL – (CONTINUED)

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on recoverability and reclassification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty (see also h below).

e.

Termination of agreement with AT&T Wireless Services:

AT&T Wireless Services, now known as Cingular Wireless Services, Inc. (“CW”) to which the Company sold its CT Series devices under the Ogo brand pursuant to a development and supply agreement (“the Development and Supply Agreement”), accounted for 85% and 60% of the Company’s revenues for the years ended December 31, 2005 and 2004, respectively.

In April 2005, CW and the Company entered into an addendum to the original Development and Supply Agreement (“the Addendum”) which terminated CW’s obligation to purchase devices and resulted in a settlement pursuant to which CW agreed to transfer to the Company all rights and intellectual property rights (“IPR”) associated with the Ogo and marketing materials (including the www.Ogo.com.webstore) and the rights to distribute CT Series device under the “Ogo” brand globally. In addition, CW undertook to pay the Company $3,850 in cash and to transfer to the Company ownership of all unsold Ogo devices at no charge, and without any further obligation of the Company.

The transaction has been accounted for based on the fair values of identifiable assets transferred by CW to the Company and, accordingly, the Company recorded in the year ended December 31, 2005 a gain related to the Addendum in the amount of $11,695 against the recognition of the following at estimated fair values:

Cash	$3,850
Acquired technology (three-year useful life at the acquisition date)	146
Deferred revenue earned upon termination	7,699
Total gain from termination of agreement with CW	$11,695

The loss of CW in 2005 as the Company’s main customer had a significant adverse impact on the Company’s revenues and results of operations.

f.

Discontinued operations:

On July 25, 2005, the Company’s Board of Directors resolved to dispose of the operating system related activities and to focus on the Ogo device business unit. As a result of this resolution, the Company significantly reduced its research and development group, and restructured the sales and marketing department as well as the management team. The strategic initiatives included the termination of all the operating system business unit employees, termination of certain agreements with subcontractors, closing the portion of its lease facilities that was occupied by the operating system business unit, abandoning assets of the operating system unit business and recognizing a reduction in the operations performed in a part of the leased facilities, recognizing an impairment of under-performing assets and certain other non-recurring charges. During the period covered by these financial statements, the operating system related activities were classified as discontinued operations. The operating system disposed activity was considered a “component of an entity” since it comprises operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity.

Since no significant cash outflows are expected to be recognized by the ongoing entity as a result of the abandonment except for payments for outstanding obligations of the abandoned operating system business, such as the obligation to the Chief Scientist at the Israel Ministry of Industry, Trade and Labor (“OCS”) (see further details in g below), and since the Company has not received and will not receive any fees or other revenues

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 1 — GENERAL – (CONTINUED)

attributable to the operating system business unit after the component was abandoned except from indirect royalties from the third party to which the Company granted the non exclusive license, the Company’s management concluded that since such royalties are considered as indirect cash flow in accordance with EITF 03-13, “Applying the Conditions in Paragraph 42 of FASB Statement No. 144 in Determining Whether to Report Discontinued Operations” (“EITF 03-13”), the disposed component meets the criteria to be considered as discontinued operations.

The major classes of assets and liabilities of the operating system business unit that was classified as discontinued operations were:

	September 30,	December 31,
	2006	2005	2004
	Unaudited
Assets:
Other receivables and prepaid expenses	$—	$34	$835
Inventories		—	444
Property and equipment – held for sale	—	81	—
Assets of discontinued operations	—	115	1,279
Liabilities:
Trade payables	—	937	848
Employees and payroll accruals	—	—	924
Other payables and accrued expenses	3,005	3,313	850
Accrued severance pay	—	—	48
Liabilities of discontinued operations	3,005	4,250	2,670
Net liabilities of discontinued operations	$3,005	$4,135	$1,391

The results of the discontinued operating system business for the nine months ended September 30, 2006 and 2005 and for the years ended December 31, 2005, 2004 and 2003, are presented below:

	Nine months ended September 30,		Year ended December 31,
	2006	2005	2005	2004	2003
	Unaudited
Revenues	$—	$—	$—	$1,880	$500
Operating expenses:
Cost of revenues	(79)	(1,995)	(2,410)	(3,421)	(24)
Research and development expenses, net	—	(8,026)	(8,109)	(6,058)	(3,924)
Selling and marketing expenses	—	(1,245)	(1,289)	(2,297)	(2,233)
General and administrative income (expenses)	540	(1,427)	(1,432)	(892)	(1,016)
Total operating income (expenses)	461	(12,693)	(13,240)	(12,668)	(7,197)
Operating income (loss)	461	(12,693)	(13,240)	(10,788)	(6,697)
Other income	—	—	1,810	—	—
Income (loss) before taxes on income	461	(12,693)	(11,430)	(10,788)	(6,697)
Taxes on income	—	—	200	—	—
Net income (loss)	$461	$(12,693)	$(11,630)	$(10,788)	$(6,697)

In September 2006, the Company reached a settlement with a subcontractor regarding his claim against the Company in the amount of $1,368 (see also Note 11c(3)). The settlement resulted in a total payment of $210. Accordingly, an adjustment of approximately $540 was recorded as general and administrative income against deduction of the liability recorded previously in this respect in the accounts of the discontinued operations.

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 1 — GENERAL – (CONTINUED)

g.

On October 19, 2005, as part of the discontinuing of operations of the operating system business unit, and as a result of the Company’s immediate need to increase its cash flows, the Company granted a foreign company a non exclusive license for the use, development and sale of the operating system that was developed by the Company (“the software” or “the operating system”). The license enables the foreign company to continue the development of the operating system and to market it to its customers and the foreign company shall own the intellectual property rights with respect to its developments of the software. In consideration of the software license, the foreign company paid the Company an amount of approximately $1,800, net, which was recognized as other income of the discontinued operations. In addition, for each product unit that will be sold by the foreign company and that contains the software or a derivative of it, in whole or in part, the Company shall receive, without limit as to term, ten cents, up to an aggregate amount of $5,000. As of September 30, 2006, no such royalties have been earned by the Company.

In order to enable the engagement with the foreign company, in September 2005, the Israeli subsidiary entered into agreements with certain former employees of the operating system business unit for a period of nine months, in order for those former employees to enter into agreements with the foreign company to provide support services.

Part of the consideration was remitted to an escrow agent for the purpose of hiring those former employees of the operating system to act on behalf of the foreign company.

The licensed software was partially funded by royalty bearing grants by the OCS. The agreement that was reached between the Company and the foreign company was made without obtaining pre approval from the OCS, thereby effectively breaching the law and the conditions of the commitment with the OCS. Accordingly, the Company is obliged to repay all funds provided by the OCS, including accrued interest at the LIBOR rate.

In addition, there is no assurance that criminal proceedings will not be initiated as a result of the violation of the terms of the OCS funding program. If the Company is required to pay to the OCS amounts which are significantly higher than estimated by the Company’s management, or if criminal proceedings are initiated against the Company or any of its officers, the Company’s business, financial condition and results of operations may be adversely affected (see also Note 11a).

As of September 30, 2006, the Company was in negotiation with the OCS in order to achieve a settlement between the parties regarding the aforesaid breaches. Based on management assessment of the outcome of such negotiations, the Company has provided an accrual of $3,058 and $2,939 of which $1,019 and $987 were attributed to continuing operations and $2,039 and $1,952 were attributed to discontinued operations, as of September 30, 2006 and December 31, 2005, respectively. The allocation of such accrual between continuing operations and discontinued operations was based on the specific grants that the Company was historically granted for its PMG operations (continuing operations) and operating systems (discontinued operations). Such accrual represents all the funds provided by the OCS plus applicable interest at the LIBOR rate, which was included in the statement of operations as cost of revenues during the year ended December 31, 2005 and the nine month period ended September 30, 2006.

h.

On June 20, 2006, the Company entered into a bridge loan agreement (“the New Convertible Bridge Loan Agreement” or “the New Convertible Bridge Loan”) with a new venture lender (“the New Lender”) and the Israeli subsidiary. Pursuant to the terms of the New Convertible Bridge Loan Agreement, the Israeli subsidiary received a loan in the amount of $20,000, with the Company acting as guarantor thereto (see also Note 9c).

i.

In November 2005, certain stockholders of the Company entered into a Keep Well Agreement (“the Agreement”) with one of the Company’s customers. Pursuant to the terms of the Agreement, if the customer sustains damages due to failure of the Company to meet its obligations under the agreement with the customer, and such failure is due to a lack of stockholders’ equity (as defined therein), then upon the occurrence of various terms set forth in the

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 1 — GENERAL – (CONTINUED)

Agreement, the stockholders will compensate the customer for such damages up to a maximum of $4,000. As a consideration for such undertaking, in February 2006, the Company issued to such stockholders 11,478,379 shares of Convertible Preferred stock at a par value of $0.01 per share.

Accordingly, the value of the shares of Convertible Preferred stock to be issued in an amount of $3,761 was recorded as a deferred charge with a corresponding credit to additional paid-in capital. The value recorded was based on the shares issued, which management assessed as a more reliable measure than the value of the guarantee. The deferred charge was being amortized to the statement of operations over the expected guarantee period of twenty months as selling and marketing expenses. As of September 30, 2006 and December 31, 2005, total expenses included in the statements of operations in respect of such guarantee amounted to $1,128 and $376, respectively. In addition, as a result of the New Convertible Bridge Loan Agreement, the Keep Well Agreement with the Company’s customer was terminated and the remaining balance of the deferred charge in the amount of $2,257 was fully amortized by September 30, 2006 (see also h above).

j.

On February 28, 2006, the Company entered into a definitive agreement (“the Merger Agreement” or “the Merger”) with Israel Technology Acquisition Corporation (“ITAC”) pursuant to which, and subject to the approval of ITAC’s stockholders, the Company will merge with ITAC Acquisition Subsidiary Corp., a wholly-owned subsidiary of ITAC. As a result of the Merger, the Company will become a wholly-owned subsidiary of ITAC. Immediately following the Merger, the holders of equity interests of the Company (including holders of certain options under the Company’s employee stock option plans and holders of warrants to purchase the Company’s shares of Common Stock) will own or will have the right to acquire approximately 7.8 million shares of ITAC Common stock, of which approximately 1.4 million shares will be available for issuance to the Company’s senior management and optionees under the Company’s employee stock option plans. As further consideration, the holders of equity interests of the Company will receive or have the right to acquire up to an additional 10.0 million shares (“the Contingent Shares”) of ITAC Common stock based on attaining various performance targets. The Contingent Shares in a reverse acquisition issued to the accounting acquirer should be accounted for similar to a stock dividend or equity restructuring. Accordingly, the release of the additional shares will result in reclassifications of the related par value in the shareholders equity section as well as a retrospective change to the earnings per share as if those shares have always been outstanding for all periods presented. The Contingent Shares to be issued to option holders will be accounted for in accordance with paragraphs 53 and 54 of SFAS123(R) “Share Based payment” (“SFAS 123(R)”) as in equity restructuring, which require a comparison of the fair value of the modified award with the fair value of the original award immediately before the modification. As required by the Standard, if those amounts are the same, no incremental compensation cost will be recognized. If approved by the ITAC stockholders, the Company’s management expects the transaction to be closed in the first quarter of 2007. At closing, ITAC will change its name to IXI Mobile, Inc.

k.

Vendor advance payments:

Vendor advance payments are installments being paid to vendors prior to the date the Ogo units are shipped to the Company or Customers and are required to finance the production of the Ogo devices.  The advance payments are based on the progress of the  production  and are deducted from the total shipment payment which is accrued upon the delivery of the Ogo units.

The Company has no formal agreement with respect to the advances and  their  terms.  Since the Company has long term relationship and  accumulated  experience with these vendors and since  each  purchase order and advance payment are done after coordination  of  both  the  Company  and  the vendors operation and  finance departments, the Company’s management believe that  there  is  a  low risk of loss with respect to these advances.

The consolidated financial statements have been prepared according to United States generally accepted accounting principles (“U.S. GAAP”) on a basis consistent for all periods presented.

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

a.

Use of estimates:

The preparation of the Company’s consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities as at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant areas requiring the use of management estimates relate to revenue recognition, the determination of reserves for various litigation claims, allowance for doubtful accounts, provision for excess and obsolete inventory, amortization expense, obligation to the OCS, realization of future tax assets and the related components of the valuation allowance, provision for warranty, valuation of equity instruments, and the fair values of financial instruments. Actual results could differ from these estimates.

b.

Unaudited information:

Unaudited interim financial statements:

The financial statements include the unaudited statements of operations and cash flows for the nine months ended September 30, 2006 and 2005. This unaudited information has been prepared by the Company’s management on the same basis as the audited financial statements and, in management’s opinion, reflects all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the financial information and results of operations in accordance with generally accepted accounting principles, for the periods presented.

c.

Financial statements in U.S. dollars:

A portion of the revenues of the Company’s subsidiaries is generated in U.S. dollars (“dollar”). In addition, a substantial portion of the costs of the Company’s subsidiaries is incurred in dollars. The Company’s management believes that the dollar is the primary currency of the economic environment in which the Company’s subsidiaries operate. Thus, the functional currency of the Company’s subsidiaries is the dollar.

Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured into dollars in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 52, “Foreign Currency Translation”. All transaction gains and losses of the remeasured monetary balance sheet items are reflected in the statement of operations as financial income or expenses, as appropriate.

d.

Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany balances and transactions not realized outside the Group have been eliminated upon consolidation.

e.

Cash equivalents:

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with maturities of three months or less at the date acquired.

f.

Short-term bank deposit:

Bank deposits with maturities of more than three months but less than one year are included in short-term bank deposits. Such short-term bank deposits are stated at cost.

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES – (CONTINUED)

g.

Restricted cash:

Restricted cash is primarily invested in certificates of deposit, which mature within up to one year and is used as a security mainly for the lease of the Israeli subsidiary offices and for corporate credit cards.

h.

Inventories:

Inventories are stated at the lower of cost or market value. Inventory write-down provision is provided to cover risks arising from slow-moving items, technological obsolescence, excess inventories, discontinued products and market prices lower than cost. As of September 30, 2006, December 31, 2005 and 2004, the provision for inventory write-down amounted to $129, $242 and $0, respectively.

Cost is determined as follows:

Raw materials and finished products: based on direct manufacturing and subcontracting costs, using the “first-in, first-out” method.

i.

Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, at the following annual rates:

%
Computers and peripheral equipment	33
Electronic equipment	15
Office furniture and equipment	6-15

Leasehold improvements are depreciated by the straight-line method over the term of the lease or the estimated useful life of the improvements, whichever is shorter.

The Company’s property and equipment are reviewed for impairment in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”) whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of by sale are reported at the lower of the carrying amount or fair value less costs to sell.

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES – (CONTINUED)

In 2005, as part of the disposal of the operating systems related activities, the Company abandoned certain assets, which reduced its operations in certain of its leased facilities. In accordance with SFAS No. 144, when such assets are abandoned, the carrying amount of the assets should be written-off. Accordingly, in 2005, an impairment loss in the amount of $525 was recognized, which was included in discontinued operations. During the years ended December 31, 2004 and 2003 no impairment losses have been recognized.

j.

Intangible assets:

Intangible assets consist of acquired technology. Intangible assets are amortized over their estimate useful life using a method of amortization that reflects the pattern in which the economic benefits of the intangible assets are consumed or otherwise used up, in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”). Accordingly, the acquired technology is amortized over three years using the straight-line method.

k.

Short-term bank credit:

Short-term bank credit matures within less than one year, is linked to the dollar and bears an average interest rate of LIBOR + 3% per annum.

l.

Short-term bank loans:

Short-term bank loans mature within less than one year, are mainly linked to the dollar and bear an average interest rate of 5.4% per annum as of December 31, 2004.

m.

Revenue recognition:

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, the product has been delivered or the services have been provided to the customer, the sales price is fixed or determinable and collectibility is reasonably assured. The Company does not grant a right of return to its customers. In addition to this general policy, the following paragraphs describe the specific revenue recognition policies for each major category of revenue.

Multiple-element arrangements – the Company enters into transactions that represent multiple-element arrangements, which may include combination of hardware, service and software. These multiple-element arrangements are assessed to determine whether they can be separated into more than one unit of accounting or element for the purpose of revenue recognition. When the appropriate criteria for separating revenue into more than one unit of accounting are met and there is vendor specific objective evidence of fair value for all undelivered elements in an arrangement, the arrangement consideration is allocated to the separate units of accounting or elements based on the residual value. This vendor specific objective evidence of fair value is established through prices charged for each revenue element when that element is sold separately. The revenue recognition policies described below are then applied to each unit of accounting.

Hardware – generally, revenue from the sale of Ogo devices is recognized upon delivery to the end user when title is transferred to the customer and all significant contractual obligations that affect the customer’s final acceptance have been fulfilled. Revenues from sales of demonstration Ogo devices are recognized upon delivery. Provisions are made at the time of sale for warranties, royalties, sales commissions and estimated price protection, and are recorded as operating expenses or deduction of revenues, as appropriate. Since the embedded software in the Ogo device is deemed not to be incidental, the Company recognizes revenue from such devices in accordance with the American Institute of Certified Public Accountants Statement of Position No. 97-2, “Software Revenue Recognition” (“SOP No. 97-2”).

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES – (CONTINUED)

The Company currently recognizes revenues from Ogo devices upon ultimate sale to the end user and activation, since the Company has not yet established sufficient experience to predict the product acceptance in the market in order to recognize revenues upon delivery to the operators, internet service providers, or resellers.

Services – revenues from hosting services (such as email and push email, IM gateways and attachments) are recognized on a monthly basis as the services are provided.

Non-recurring engineering contracts – revenue from non-recurring engineering contracts that were bundled with subsequent manufacturing and supply arrangements were initially deferred and then recognized on a pro rata basis over the recognition of subsequent supply of Ogo devices.

Other – revenue from the sale of accessories is recognized when title is transferred to the customer and all significant contractual obligations that affect the customer’s final acceptance have been fulfilled. Provisions are made at the time of sale for applicable warranties, royalties, sales commissions and estimated price protection.

Software – revenue from licensing of software is recognized at the inception of the license term and in accordance with SOP No. 97-2. Revenue from software maintenance, unspecified upgrades and technical support contracts is recognized over the period that such items are delivered or that services are provided. Where vendor specific objective evidence for undelivered elements was not considered substantive, the Company recognized revenues upon delivery of the last undelivered element.

Shipping and handling costs – wherever can be reasonably attributed to certain revenue, shipping and handling costs are included in cost of sales.

Deferred revenues include payments for devices and for non-recurring engineering contracts for which revenues have not yet been recognized.

n.

Research and development costs:

Research and development costs net of grants received are charged to the statement of operations as incurred.

o.

Advertising expenses:

Advertising costs are expensed as incurred. Advertising expenses for the years ended December 31, 2005, 2004 and 2003 amounted to $387, $141 and $344, respectively.

p.

Warranty costs:

Provisions for warranty costs are made at the time such warranty costs are deemed to be incurred.

Provision for warranty as of September 30, 2006, December 31, 2005, 2004 and 2003 amounted to approximately $214, $100, $0 and $0, respectively. A tabular reconciliation of the changes in the Company’s aggregate product warranty liability was not provided due to immateriality.

q.

Government grants:

Royalty-bearing grants from the OCS for funding approved research and development projects were recognized at the time the Israeli subsidiary was entitled to such grants, on the basis of the costs incurred and were included as a deduction of research and development costs.

Research and development grants that were deducted from research and development costs from continuing operations amounted to $0, $0, $0 and $678 in the nine months ended September 30, 2006 and in the years ended December 31, 2005, 2004 and 2003, respectively.

Research and development grants that were deducted from research and development costs from discontinued operations amounted to $75, $800 and $1,012 in the years ended December 31, 2005, 2004 and 2003, respectively (see also Note 1g).

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES – (CONTINUED)

r.

Income taxes:

The Group accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes”. This Statement prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Group provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

s.

Concentrations of credit risk:

Financial instruments that potentially subject the Group to concentrations of credit risk consist principally of cash and cash equivalents, restricted cash and trade receivables.

Cash and cash equivalents are invested in major banks in Israel and the United States. Such deposits in the United States may be in excess of insured limits and are not insured in other jurisdictions. Management believes that the financial institutions that hold the Company’s investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

The Company has historically been dependent on a small number of significant customers and on large contracts with respect to sales of the majority of its products, software and services. The Company expects this trend of increasing trade receivables balances with its large customers to continue as it sells an increasing number of its Ogo devices and service relay access through network carriers and resellers rather than selling directly to end users. The Company evaluates the collectibility of its trade receivables balances based upon a combination of factors on a periodic basis. If the Company becomes aware of a specific customer’s inability to meet its financial obligations to the Company, it records a specific bad debt provision to reduce the customer’s related trade receivable to its estimated net realizable value. As of September 30, 2006, no such provision has been recorded.

As of September 30, 2006 and December 31, 2005 and 2004, the Company had no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

t.

Severance pay:

The Israeli subsidiary’s liability for severance pay is calculated pursuant to Israeli Severance Pay Law based on the most recent monthly salary of the subsidiary’s employees multiplied by the number of years of employment as of the balance sheet date. These employees are entitled to one month’s salary for each year of employment or a portion thereof. The subsidiary’s liability to these employees is fully provided by monthly deposits for insurance policies and by an accrual.

The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli Severance Pay Law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies and includes immaterial profits.

Severance expenses for the years ended December 31, 2005, 2004 and 2003 amounted to $217, $79 and $123, respectively.

u.

Fair value of financial instruments:

The following methods and assumptions were used by the Group in estimating fair value and disclosures for financial instruments:

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES – (CONTINUED)

The carrying amount reported in the balance sheet of cash and cash equivalents, restricted cash, trade receivables, other receivables and prepaid expenses, short-term bank deposit, short-term bank credit, short term bank loan, trade payables, other payables and accrued expenses approximates their fair values due to the short-term maturities of such instruments.

The fair value of long-term loans and convertible loan is estimated by discounting the future cash flow using the current interest rate for loans of similar terms and maturities. The carrying amount of the long-term loans and convertible loans approximates their fair value.

v.

Basic and diluted net earnings (loss) per share:

The Company applies the two-class method as required by EITF No. 03-6, “Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings per Share” (“EITF No. 03-6”). EITF No. 03-6 requires the net earnings (loss) per share for each class of stock (Common stock and Convertible Preferred stock) to be calculated assuming 100% of the Company’s earnings are distributed as dividends to each class of stock based on their contractual rights.

Basic net earnings (loss) per share of Common stock are computed based on the weighted average number of shares of Common Stock outstanding during each period. Diluted net earnings (loss) per share of Common stock are computed based on the weighted average number of shares of Common stock outstanding during each year, plus dilutive potential share of Common stock considered outstanding during the period in accordance with SFAS No. 128, “Earnings per Share”.

The total weighted average number of share of Common stock related to the outstanding options and shares of Preferred stock excluded from the calculations of diluted net earnings (loss) per share of Common Stock because these securities are anti-dilutive was 7,368,116, 3,077,593 and 2,356,472 shares for the years ended December 31, 2005, 2004 and 2003 and 35,983,281 and 471,901 shares for the nine-month periods ended September 30, 2006 and 2005, respectively.

w.

Accounting for stock-based compensation:

On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense based on estimated fair values for all share-based payment awards made to employees and directors. SFAS 123(R) supersedes Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), for periods beginning in fiscal 2006. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (“SAB 107”) relating to SFAS 123(R). The Company has applied the provisions of SAB 107 in its adoption of SFAS 123(R).

SFAS 123(R) requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in the Company’s consolidated statements of operations. Prior to the adoption of SFAS 123(R), the Company accounted for equity-based awards to employees and officers and directors using the intrinsic value method in accordance with APB 25 as allowed under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”). Under APB 25, compensation expense is equal to the excess, if any, of the market price of the stock over the exercise price on the grant date of the award. Pro forma information regarding net earnings (loss) is required by SFAS No. 123 and had been determined as if the Company has accounted for its employee stock options under the Minimum Value (which assumes an expected volatility of zero).

SFAS 123(R) requires nonpublic companies that used the Minimum Value method of measuring equity share options for pro forma disclosure purposes under SFAS No. 123 to adopt its requirements prospectively to new awards and to awards modified, repurchased, or cancelled after the required effective date. The Company continues to account for any portion of awards outstanding at the date of initial application using the accounting principles originally applied to those awards, the provisions of APB 25 and its related interpretive guidance.

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES – (CONTINUED)

The Company estimates the value of its stock options accounted for under SFAS 123(R) using the calculated value on the grant date. The Company measures compensation cost of employee stock options based on the calculated value instead of fair value because it is not practical to estimate the volatility of its share price. The Company does not maintain an internal market for its shares and its shares are rarely traded privately. The calculated value method requires that the volatility assumption used in an option pricing model be based on the historical volatility of comparable traded companies and an appropriate industry sector indexes.

The Company uses the Black-Scholes formula to estimate the calculated value of its share-based payments. The volatility assumption used in the Black-Scholes-Merton formula is based on the volatility of historical comparable competitors trading results and on the wireless industry index.

The expected option term represents the period that the Company’s stock options are expected to be outstanding and was determined based on historical experience of similar options, giving consideration to the contractual terms of the stock options. The Company has historically not paid dividends and has no foreseeable plans to issue dividends. The risk-free interest rate is based on the yield from U.S. Treasury zero-coupon bonds with an equivalent term.

The Company recognizes compensation expenses for the value of its awards, which have graded vesting based on the straight line method over the requisite service period of each of the awards, net of estimated forfeitures. Estimated forfeitures and retention rate are based on actual historical pre-vesting forfeitures. Since during the nine months ended September 30, 2006, SFAS 123(R) was applicable only for award to the Company’s Chairman, it was estimated that all options accounted under SFAS 123(R) will vest.

The fair value of the Company’s stock options granted to employees and directors for the nine months ended September 30, 2006 was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: expected volatility of 90%, risk-free interest rates of 4.5%, dividend yields of 0% and an expected life of four and a half years.

As a result of adopting SFAS 123(R) on January 1, 2006, the Company’s loss before income taxes and net loss for the nine months ended September 30, 2006, is $80 lower than if it had continued to account for stock-based compensation under APB 25.

Prior to January 1, 2006, the Company had elected to follow APB No. 25, and FASB Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation”, in accounting for its employee stock option plan. Under APB No. 25, when the exercise price of an employee stock option is equivalent to or above the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Additionally, the Company applies EITF No. 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF No. 96-18”), with respect to options granted to non-employees. The fair value of each option granted to non-employees is estimated on the date of grant and at each subsequent vesting date using the Black-Scholes option pricing model with the following weighted average assumptions: expected volatility of 90%, risk-free interest rates of 1.5%-5.34% dividend yields of 0% and an expected life equal to the options’ contractual life.

Pro forma information regarding the Company’s net loss and net loss per share is required by SFAS No. 123, and SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure”, and has been determined as if the Company had accounted for its employees, officers and directors stock options under the Minimum Value as allowed under SFAS No. 123.

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES – (CONTINUED)

Pro forma information under SFAS No. 123 is as follows:

	Year ended December 31,
	2005	2004	2003

Net loss available to Common stockholders – as reported	$(11,974)	$(24,921)	$(13,535)
Add stock-based employee compensation – intrinsic value	16	—	—
Deduct stock-based employee compensation – under SFAS 123	(125)	(11)	(20)
Pro forma net loss	$(12,083)	$(24,932)	$(13,555)
Pro forma basic and diluted net loss per share of Common Stock	$(7.10)	$(31.24)	$(17.46)

The value of each option award is estimated at the date of grant using the Minimum Value model that uses the assumptions noted in the following table. The Company uses the Black-Scholes formula to estimate the value of its share-based payments. The volatility assumption used in the Black-Scholes formula is based on the volatility of zero. The risk free for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

The value of each option granted to employees is estimated on the date of grant using the Minimum Value model with the following weighted average assumptions

	Year ended December 31,
	2005	2004	2003

Risk free interest rate	3.5%-4.5%	3%-3.5%	1.5%-2.5%
Dividend yield	0%	0%	0%
Expected life of the options (years)	4.5	4.5	4.5
Volatility	0%	0%	0%

x.

Impact of recently Issued accounting pronouncements

1.

In November 2004, the FASB issued Statement of Financial Accounting Standard No. 151, “Inventory

Costs, an Amendment of ARB No. 43, Chapter 4.” (“SFAS No. 151”). SFAS No. 151 amends Accounting Research Bulletin No. 43, Chapter 4, to clarify that abnormal amount of idle facility expense, freight handling costs and wasted materials (spoilage) should be recognized as current-period charges. In addition, SFAS No. 151 requires that the allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not expect that the adoption of SFAS No. 151 will have a material effect on the Company’s financial position or results of operations.

2.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an Amendment of APB Opinion No. 29” (“SFAS No. 153”). The guidance in APB Opinion No. 29, “Accounting for Nonmonetary Transactions” (“APB No. 29”), is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. APB No. 29 included certain exceptions to that principle. SFAS No. 153 amends APB No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary assets exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect that the adoption of SFAS No. 153 will have a material effect on the Company’s financial position or results of operations.

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES – (CONTINUED)

3.

In May 2005, the FASB issued Statement of Financial Accounting Standard No. 154 (“SFAS No. 154”), “Accounting Changes and Error Corrections”, a replacement of APB No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes iopn Interim Financial Statements”. SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. APB No. 20 previously required that most voluntary changes in accounting principles be recognized by including in net income for the period of the change the cumulative effect of changing to the new accounting principle. SFAS No. 154 requires retroactive application to prior periods’ financial statements of a voluntary change in accounting principles unless it is impracticable. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

4.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 utilizes a two-step approach for evaluating tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Measurement (step two) is only addressed if step one has been satisfied (i.e., the position is more-likely-than-not to be sustained). Under step two, the tax benefit is measured as the largest amount of benefit, determined on a cumulative probability basis that is more-likely-than-not to be realized upon ultimate settlement.

FIN 48 applies to all tax positions related to income taxes subject to the Financial Accounting Standard Board Statement No. 109, “Accounting for Income Taxes” (“FAS 109”). This includes tax positions considered to be “routine” as well as those with a high degree of uncertainty.

FIN 48 has expanded disclosure requirements, which include a tabular roll forward of the beginning and ending aggregate unrecognized tax benefits as well as specific detail related to tax uncertainties for which it is reasonably possible the amount of unrecognized tax benefit will significantly increase or decrease within twelve months. These disclosures are required at each annual reporting period unless a significant change occurs in an interim period.

FIN 48 is effective for fiscal years beginning after December 15, 2006. The cumulative effect of applying FIN 48 will be reported as an adjustment to the opening balance of retained earnings.

The Company does not expect that the adoption of FIN 48 will have a material effect on its financial statements.

5.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). This Standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. Management believes this Standard will not have a material effect on its financial statements.

6.

In September 2006, the FASB issued SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an Amendment of FASB Statements No. 87, 88, 106 and 132(R)” (“SFAS No. 158”). This Standard requires recognition of the funded status of a benefit plan in the statement of financial position. The Standard also requires recognition in other comprehensive income certain gains and losses that arise during the period but are deferred under pension accounting rules, as well as modifies the timing of reporting and adds certain disclosures. SFAS No. 158 provides recognition and disclosure elements to be effective as of the end of the fiscal year after December 15, 2006 and measurement elements to be effective for fiscal years ending after December 15, 2008. Management believes this Standard will not have a material effect on its financial statements.

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 3 — OTHER RECEIVABLES AND PREPAID EXPENSES

	September 30, 2006	December 31,
		2005	2004
	Unaudited
Government authorities	$314	$115	$88
Employees	7	—	19
Prepaid expenses	205	484	242
Others	6	49	—
	$532	$648	$349

NOTE 4 — INVENTORIES

	September 30, 2006	December 31,
		2005	2004
	Unaudited
Raw materials	$958	$1,665	$1,721
Finished products	10,611	6,041	15,209
Write-down provision	(129)	(242)	—
	$11,440	$7,464	$16,930

As for a commitment to purchase inventories, see Note 11e(5).

NOTE 5 — PROPERTY AND EQUIPMENT

	December 31,
	2005	2004

Cost:
Computers and peripheral equipment	$756	$891
Electronic equipment	58	110
Office furniture and equipment	20	46
Leasehold improvements	18	30
	852	1,077
Accumulated depreciation:
Computers and peripheral equipment	481	489
Electronic equipment	13	23
Office furniture and equipment	9	14
Leasehold improvements	14	10
	517	536
Depreciated cost	$335	$541

Depreciation expenses for the years ended December 31, 2005, 2004 and 2003, were $217, $209 and $154, respectively.

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 6 — OTHER ASSETS

a.

Intangible assets:

	September 30, 2006	December 31,
		2005	2004
	Unaudited
Cost:
Acquired technology	$146	$146	$—
Accumulated amortization	71	35	—
	$75	$111	$—

b.

Amortization expenses of intangible assets amounted to $35, $0 and $0 for the years ended December 31, 2005, 2004 and 2003 and $36 and $22 for the nine-month periods ended September 30, 2006 and 2005, respectively.

c.

Estimated amortization expenses for the periods ended December 31:

2006 (three remaining months)	$13
2007	49
2008	13
Total	$75

NOTE 7 — SHORT-TERM BANK CREDIT AND LOAN

Short-term bank credit and short-term loan are comprised as follows:

	Weighted average interest rate
	September 30,	December 31,		September 30,	December 31,
	2006	2005	2004	2006	2005	2004
	Unaudited			Unaudited
Short-term bank credit – linked to the dollar	(*) LIBOR +3%	(*) LIBOR +3%	—	$8,053	$750	$—
Short-term bank loan – linked to the dollar	—	—	5.4%	—	—	1,256
Total short-term bank credit and loan				$8,053	$750	$1,256

——————

(*)

As of September 30, 2006, the annual dollar LIBOR rate was 5.3%.

a.

In December 2004, the Israeli subsidiary received a short-term loan from an Israeli bank in the amount of $1,250, which bears annual interest at a rate of 5.4% and was repaid in full in a single installment on January 3, 2005 (see also Note 12l).

b.

In October 2005, the Israeli subsidiary received a short-term bank credit from an Israeli bank in the amount of $750 which bears annual interest at a rate of LIBOR + 3% (see also Note 12o) that was repaid in full on January12, 2006.

c.

In January 2006, the Israeli subsidiary received a short-term bank credit from an Israeli bank in the amount of $2,000, which bears annual interest at a rate of 9.3%. The bank credit was replaced in March 2006 by short-term bank credit of $4,000 (see d below).

d.

In March 2006, the Israeli subsidiary received a short-term bank credit from an Israeli bank in the amount of $4,000, which bears annual interest at a rate of 9% (and was increased to the amount of $8,000 and extended in April 2006). As of September 30, 2006, the short-term bank credit was to be repaid in full in a single installment on December 31, 2006.

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 7 — SHORT-TERM BANK CREDIT AND LOAN – (CONTINUED)

Several stockholders provided a guarantee (“the Guarantors”) to the bank to secure the payment of the short-term bank loan. As a consideration for the guarantee, the Guarantors will be entitled to an amount equal to the difference between the basic interest rate (nominal interest of 10% per annum during the first 12 months from the date of closing, and thereafter 20% per annum) and the interest rate owed under the short-term loan (nominal interest of 8.4% as of September 30, 2006). In addition, they are entitled to an additional contingent consideration of ITAC shares upon the consummation of the Merger (see also Note 9c).

As of September 30, 2006, the Company provided a provision in an amount of $66 which reflects the difference between the basic interest rate and the interest owed in cash under the short-term loan. Since the additional consideration is contingent upon the consummation of the Merger, no costs have been recognized in this report.

NOTE 8 — LONG-TERM LOANS

a.

Long-term loans are comprised as follows:

	Interest rate
	September 30,	December 31,		September 30,	December 31,
	2006	2005	2004	2006	2005	2004
	Unaudited			Unaudited
Principal: linked to the dollar
(a)	—	(*) Prime +9.3%	(*) Prime +9.3%	$—	$1,013	$2,848
(b)	—	12.1%	12.1%	—	1,598	2,711
Discount				—	(90)	(286)

Total long-term loans, net				—	2,521	5,273
Less – current maturities				—	2,193	2,784
Total long-term loans, net of current maturities				$—	$328	$2,489

b.

In August 2003, a certain venture lender which has minor stockholding in the Company, and the Israeli subsidiary signed a loan and security agreement (“the August 2003 Agreement”) in the amount of up to $4,500. According to the August 2003 Agreement, in January 2004, loans in the amount of $4,148, net, were received (net of the first and the last installments in the amounts of $352). During 2005 and 2004, principal amounts of $1,813 and $1,335 were repaid by the Company, respectively. The Israeli subsidiary’s assets are pledged as a floating charge to secure the repayment of the loan.

The loans bear interest at an annual rate of the U.S. dollar Prime + 9.2%-9.4% and are to be repaid in thirty monthly installments (the last installment is scheduled in July 2006).

In August 2003, upon signing the August 2003 Agreement, the Company issued to the lender detachable warrants to purchase 43,056 shares of Series C Convertible Preferred stock of the Company, at an exercise price equal to $7.2 per share (see Note 12i). The Company calculated the fair value of these warrants, using the Black-Scholes Option Valuation Model with the following weighted-average assumptions: expected volatility of 90%, risk free interest rate of 3.7%, dividend yield of 0% and a weighted-average expected life of the warrants of 7.4 years.

Accordingly, the amount of $250, attributed to the issuance of warrants, was recorded as deferred expense against additional paid-in capital. The deferred expense was amortized over the contractual life of the August 2003 Agreement and was included in the statements of operations as financial expense. For the years ended December 31, 2004 and 2003, total amounts of $71 and $179 had been amortized and recorded as financial expenses, respectively.

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 8 — LONG-TERM LOANS – (CONTINUED)

In January 2004, in conjunction with actual withdrawal of the loan, the Company issued to the lender additional warrants to purchase 20,833 shares of Series C Convertible Preferred stock of the Company, at an exercise price equal to $7.2 per share.

The Company calculated the fair value of these warrants, using the Black-Scholes Option Valuation Model with the following weighted-average assumptions: expected volatility of 90%, risk free interest rate of 3.7%, dividend yield of 0% and a weighted-average expected life of the warrants of 7 years, and accordingly, the amount of $119, attributed to the issuance of warrants, was recorded as a discount from the long-term loan balance against additional paid-in capital. The discount is amortized over the loan period as financial expense. For the nine months ended September 30, 2006 and for the years ended December 31, 2005 and 2004, total amounts of $8, $46 and $65 had been amortized and recorded as financial expenses, respectively.

As of September 30, 2006, the loan was fully repaid.

c.

In October 2004, a certain venture lender which has minor stockholding in the Company and the Israeli subsidiary signed a loan and security agreement (“the October 2004 Agreement”) in the amount of up to $5,000. The loaned funds were available as follows: the first tranche of $3,000 was available through November 2004, the second tranche of $1,500 was available through February 2005, and the third tranche of $500 was available through May 1, 2005. The second and the third tranches were contingent upon achieving revenue goals as described in the October 2004 Agreement. Since the Company did not achieve the revenue goals, it withdrew only $3,000 during 2004.

The loan bears annual interest of 12.1% and is to be repaid in thirty monthly installments. In addition, as part of the October 2004 Agreement, the Company granted the lender, subject to actual utilization of the available funds, warrants to purchase 69,699 shares of Series D Convertible Preferred stock, at a per share exercise price of $5.2. The warrants are exercisable for seven and a half years from the issuance date.

In November 2004, the Company obtained a secured loan in the amount of $2,770, net, through the first tranche of the October 2004 Agreement described above (net of the first and the last installments in the amount of $230). During 2005 and 2004, principal amounts of $1,104 and $86 were repaid by the Company, respectively. The Israeli subsidiary’s assets are pledged as a floating charge (see Note 12k).

The Company calculated the fair value of these warrants, using the Black-Scholes Option Valuation Model with the following weighted-average assumptions: expected volatility of 90%, risk free interest rate of 3.3%, dividend yield of 0% and a weighted-average expected life of the warrants of 7.5 years and accordingly, the value attributed to these warrants in the amount of $249 was recorded as a discount from the long-term loan balance. The discount is amortized over the loan period as financial expense. For the nine months ended September 30, 2006 and for the years ended December 31, 2005 and 2004, $48, $152 and $16 had been amortized and recorded as financial expenses, respectively.

As of September 30, 2006, the loan was fully repaid. Accordingly, upon repayment the Company fully amortized as financial expenses, the unamortized fair value of the warrants in an amount of $33.

NOTE 9 — CONVERTIBLE LOANS

a.

In May and July 2004, the Company and certain of its existing stockholders signed pre-round convertible loan agreements in the amount of $3,515. The loans were linked to the dollar and bore interest at an annual rate of 8%.

On August 24, 2004, the loans together with the accrued interest in an amount of $3,564 were converted into shares of Series D Convertible Preferred Stock as part of the investment round (see Note 12j). No beneficial conversion feature was embedded in such transaction.

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 9 — CONVERTIBLE LOANS – (CONTINUED)

Upon conversion of the loans, the lender was issued 138,003 detachable warrants fully exercisable into shares of Series D Convertible Preferred Stock.

The fair value attributed to the warrants granted upon conversion of the convertible loan, amounted to $180, and was recorded as financial expense.

b.

In July 2005, the Company entered into a new convertible loan agreement with certain of its existing stockholders under which it received a convertible loan in the total amount of $6,109 (“the Convertible Loan”). The Convertible Loan bears annual interest at a rate of 8%.

Under the terms of the Convertible Loan, in the event that no investment transaction, liquidity event or asset sale had occurred prior to December 31, 2005 as defined in the Convertible Loan agreement, then at the option of the lenders, the loan amount with the interest accrued thereon through such date shall either: (i) be automatically converted into new shares of Convertible Preferred Stock, but at a per share price providing the lenders with 50% of the equity capital of the Company in the aggregate on a fully diluted basis as of the date of such conversion, or (ii) be paid in cash, in which case the Company will pay the lenders the Convertible Loan amount which was not paid prior to such time together with the interest accrued thereon through such date within 10 days after the repayment date. No beneficial conversion feature was embedded in such transaction.

In February 2006, the Company issued 18,113,008 shares of Series D-1 Convertible Preferred stock to the lenders upon the conversion of the Convertible Loan (see also Note 12q).

As of December 31, 2005, the balance amounting to $6.3 million was recorded as a mezzanine balance between long-term liabilities and shareholders equity, rather than a liability, as it was converted into equity before the year end the financial statements were signed and issued.

c.

On June 20, 2006, the Company entered into the New Convertible Bridge Loan Agreement with the New Lender and the Israeli subsidiary. Pursuant to the original terms of the New Convertible Bridge Loan, the New Lender loaned the Israeli subsidiary $20,000 (of which the Company will pay costs of $1,700 in cash to certain private placement agents and $700 in cash, upon consummation of the Merger, to certain financial institutions providing advisory services to the Company) with the Company acting as guarantor thereto. The New Convertible Bridge Loan bears interest of 10% per annum during the first twelve months from the date of closing, and thereafter will go up to 20% per annum.

The Company has provided to the New Lender and is subject to certain covenants in respect of the New Convertible Bridge Loan Agreement.

Pursuant to the original terms of the New Convertible Bridge Loan, it will be repaid upon the earlier of: (1) sixty business days following the closing of the Merger (“the Repayment Date”); (2) the acceleration of the New Convertible Bridge Loan in accordance with the New Convertible Bridge Loan Agreement, and (3) twenty four months from the date of closing of the New Convertible Bridge Loan, unless prepaid by the Israeli subsidiary (the events in (2) and (3) above being referred to as the “Maturity Date”). The first interest payment will be made on June 30, 2007 and thereafter on a quarterly basis. Should the Merger fail, the Israeli subsidiary has the right at any time to prepay the entire outstanding principal amount of the New Convertible Bridge Loan along with accrued and unpaid interest thereon plus premium interest. All obligations of the Company and the Israeli subsidiary are secured by a first priority security interest on the Company’s and the Israeli subsidiary’s assets (subject to limited exceptions).

In addition, pursuant to the original terms of the New Convertible Loan upon the consummation of the Merger, the New Lender will be entitled to receive 600,000 shares of ITAC Common stock and the Guarantors will be entitled to receive 240,000 shares of ITAC Common stock. Conditional on the closing of the Merger, certain private placement agents will be entitled to receive 18,000 shares of ITAC Common stock. In addition, conditional on the closing of the Merger, certain financial institutions providing advisory services to

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to thenine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 9 — CONVERTIBLE LOANS – (CONTINUED)

the Company, will be entitled to receive 36,000 shares of ITAC Common stock and warrants to purchase 100,000 shares of ITAC Common stock at an exercise price of $5.00, expiring in 2009. In addition, each of the New Lender and the Guarantors will be entitled to convert all or part of their respective debt facilities into shares of ITAC within 60 business days following the consummation of the Merger, at a price of $6.50 per share.

In addition, the Guarantors that have previously guaranteed the short-term bank credit and a loan received by the Israeli subsidiary from an Israeli bank in the total amount of $8,000 (“the Guarantee”), have undertaken in the letter agreement to extend their Guarantee and to maintain the existing short-term bank credit and loan at $8,000 until the Repayment Date or Maturity Date (as the case may be). Pursuant to the letter agreement, each of the Guarantors is entitled to assume all or any part of any amounts owed by the Israeli subsidiary to the bank under the bank credit or under the loan and in any such event, any such assuming Guarantor shall be entitled to the same rights and benefits conferred to the New Lender by the New Convertible Bridge Loan Agreement. In consideration of the extension of the Guarantee, the Guarantors are entitled to an amount equal to the difference between the basic interest rate set forth in the New Convertible Bridge Loan Agreement (nominal interest of 10% per annum during the first twelve months from the date of closing, and thereafter 20% per annum) and the interest rate owed under the short-term bank credit (nominal interest of 8.4% as of September 30, 2006) and the loan received from the bank calculated on the aggregate principal amount of the short-term bank credit and the bank loan for any period during which the Guarantee has been outstanding (see also Note 7d).

In the event that the Merger is not consummated, the New Convertible Bridge Loan will mature within two years of its effective date. The first interest payment will be made by the Israeli subsidiary on June 30, 2007 and thereafter on a quarterly basis. Should the Merger fail to become effective, the Israeli subsidiary has the right at any time to prepay the entire outstanding principal amount of the New Convertible Bridge Loan along with accrued and unpaid interest thereon plus a six-month premium interest. Starting from June 30, 2007, the New Lender shall have a right to convert the New Convertible Bridge Loan into Series E Convertible Preferred stock of the Company at a conversion price of $0.656 per share. Series E Convertible Preferred stock will have the same rights as Series D and D-1 Convertible Preferred stock, but they will have certain preference rights over them.

In addition, should the Merger fail to be consummated, the Guarantors to the short-term bank credit (see also Note 7d) undertook to extend their guarantee to the loan (or repay the debt in case the bank forfeits the loan) until the end of the twenty four months.

Furthermore, if each of the above converts 50% or more of its respective debt facility within 60 business days following the closing of the merger, it will be entitled to receive warrants to purchase ITAC Common Stock at an exercise price of $5.00, expiring in 2009. The maximum total number of shares under the warrants will be 1,000,000, allocated between the New Lender and the Guarantors according to the proportionate amount of their debt facility. The foregoing obligations of the Company and of the Israeli subsidiary will be assumed by ITAC in conjunction with and as part of the Merger. The New Lender agreed to be subject to lock-up arrangements which have been agreed to by the principal stockholders of the Company and will be entitled to registration rights, in respect of ITAC shares on the same terms as those stockholders.

The Company accounted for the New Convertible Bridge Loan under EITF No. 00-27 “Application of
Issue 98-5 to Certain Convertible Instruments” (“EITF No. 00-27”) according to which, upon receiving the New Convertible Bridge Loan to the Company, no beneficial conversion feature was recorded. Further more, upon closing of the Merger, since the conversion of the convertible debt is contingent upon future events, specifically the Merger closing and conversion of the debt, the beneficial conversion feature of the debt will be recorded to the extent that a triggering event occurs and the contingency is resolved, based on the original fair value of ITAC’s shares on the commitment date of issuance of the convertible debt. In addition, since the issuance of the 1,000,000 warrants is dependent upon the conversion of the debt, in accordance with EITF No. 00-27, the

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 9 — CONVERTIBLE LOANS – (CONTINUED)

relative fair value of the warrants will be recorded upon conversion of the debt, based on the original fair value of ITAC’s warrants on the commitment date of issuance of the convertible debt.

The New Convertible Bridge Loan was classified as long term loan based on its contractural terms and principal payment dates.

In December 2006, the parties to the New Convertible Bridge Loan agreed to amend the New Convertible Bridge Loan (“the New Amendment”) so that after the New Amendment becomes effective, the terms of the New Convertible Bridge Loan would change as detailed below. The New Amendment is only applicable in the event where the Merger is consummated and approved by ITAC’s stockholders. The New Amendment does not affect the terms of the loan in the event that the Merger is not consummated. Following the New Amendment, the new interest rate of the New Convertible Bridge Loan will bear a flat interest of 10% per annum throughout its term. The New Repayment Date will be 365 days as of the closing of the Merger. The Lenders shall have a right to convert their respective debt facilities into shares of ITAC at any time within this period, at a price of $5.50 per share. Upon consummation of the Merger, the New Lender will be entitled to receive 1,000,000 (as opposed to 600,000 before the New Amendment) shares of ITAC Common stock and the Guarantors will be entitled to receive 400,000 (as opposed to 240,000 before the New Amendment) shares of ITAC Common stock. All other terms of the New Convertible Bridge Loan remain the same.

The modification to the terms of the New Convertible Bridge Loan will be accounted for under the provisions of EITF 06-6 “Debtor’s Accounting For A Modification (or Exchange) of Convertible Debt Instruments” according to which when a convertible instrument is modified in a transaction that is not accounted for as an extinguishment, the increase in the fair value of the embedded conversion option if the merger were consummated, will reduce the carrying amount of the New Convertible Bridge Loan, with a corresponding increase in additional paid-in capital. The discount will be amortized as finance expense over the remaining term of the New Convertible Bridge Loan using the effective interest method.

The incremental 400,000 shares of ITAC to be issued to the New Lenders in connection with the modification should the merger be consummated will be accounted for following the guidance in EITF 96-19 “Debtor’s Accounting for a Modification or Exchange of Debt Instruments” as fees, and accordingly will be recorded along with the amortization of the discount as an adjustment of interest expense over the remaining term of the New Convertible Bridge Loan using the effective interest method.

NOTE 10 — OTHER PAYABLES AND ACCRUED EXPENSES

	December 31,
	2005	2004

Accrued expenses	$403	$586
Government authorities	987	—
Related parties	251	199
	$1,641	$785

NOTE 11 — COMMITMENTS AND CONTINGENT LIABILITIES

a.

OCS commitment:

The Israeli subsidiary participated in programs sponsored by the OCS for the support of research and development activities.

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 11 — COMMITMENTS AND CONTINGENT LIABILITIES – (CONTINUED)

According to the original terms of the grant, the Israeli subsidiary was obligated to pay royalties to the OCS, at the rate of 3% based on the sales of the products and other related revenues generated by such projects, up to 100% of the grants received.

For the years ended December 31, 2005, 2004 and 2003, the Israeli subsidiary paid and accrued royalties to the OCS in the total amount of approximately $0, $26 and $24, respectively.

Due to the breach of the terms of the grant, as more fully described in Note 1g, as of September 30, 2006, the Company had entered into discussions with the OCS in order to achieve a settlement regarding the breach of the agreement terms by the Company. The Company has provided accruals totaling $3,018 to cover the repayment of all funds provided by the OCS with accrued interest therein (see also Note 1g).

b.

Lease commitments:

1.

The Group leases its office facilities under several operating lease agreements for various periods.

Future minimum lease commitments under non-cancelable operating leases are as follows:

	September 30, 2006	December 31, 2005
	Unaudited

2006	$116		$615
2007	376		565
2008	310		363
2009	298		295
	$ (*) 1,100	$	(*) 1,838

——————

(*)

Net of future sub-leases payments, in the total amount of $24 and $95 as of September 30, 2006 and December 31, 2005, respectively.

Total rent expenses for the years ended December 31, 2005, 2004 and 2003 were approximately $229, $293 and $248, respectively.

2.

The Israeli subsidiary leases its motor vehicles under cancelable operating lease agreements, which expire on various dates, the latest of which is in September 2008.

The minimum payment under these operating leases, upon cancellation of these lease agreements was $45 as of September 30, 2006.

Lease expenses of vehicles for the years ended December 31, 2005, 2004 and 2003 were $243, $291 and $172, respectively.

c.

Legal:

1.

On September 18, 2005 and September 27, 2005, the Company received letters from a certain vendor claiming that the Company breached the contractual relationship between the parties. The Company’s management is of the opinion that such claim has no legal basis, as reflected in the Company’s responses to said letters issued by its external legal counsel in corresponding letters, dated September 22, 2005 and October 20, 2005.

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 11 — COMMITMENTS AND CONTINGENT LIABILITIES – (CONTINUED)

2.

On August 10, 2005, the Company received a demand to pay $300 from a certain licensee of the Company for failing to deliver its software on time, since the Company did not meet the license agreements terms, following the discontinuing of operations of the operating system business unit. Although the formal demand was in the amount of $300, the Company has anticipated a refund of the total amount of $600 collected from the license which was recognized as deferred revenues.

Subsequent to September 30, 2006, the licensee agreed to release and discharge the Company from any and all claims, liabilities and obligations if the Company agrees to assign all of the licensee rights and obligations to the purchaser of the licensee's communication and application processor business.

Accordingly, the Company’s management decided to reverse the liability. The adjustment of $600 will be recorded in the fourth quarter of 2006 as an income in the Company’s statements of operations from discontinued operations. (see also Note 16a).

3.

The Company received a demand to pay $1,368 from a subcontractor. The Company has recorded a provision which the Company's management believes to be sufficient to cover the probable costs to resolve such a demand.

4.

Liabilities related to legal proceedings, demands and claims are recorded when it is probable that a liability has been incurred and the associated amount can be reasonably estimated. The Company’s management, based on its legal counsel opinion, believes that it had provided an adequate accrual to cover the costs to resolve the aforementioned legal proceedings, demands and claims.

d.

Charges and guarantees:

The Company and the Israeli subsidiary have floating and standing charges on all of their assets pursuant to certain loan and security agreements.

The Israeli subsidiary has pledged in favor of a certain bank all rights and funds for the benefit of the accounts and deposits managed in said bank for the benefit of any substitute accounts and deposits, as well as all accrued income and benefits resulting from the deposit account.

The Company and the Israeli subsidiary have pledged a certain bank account in the amount of $185 and $198 as of September 30, 2006 and December 31, 2005, respectively to cover bank guarantees mainly in respect of an office lease agreement and credit line relating to its use of credit cards.

e.

Other:

1.

The Company provides a warranty for its products for various periods ranging between twelve months to thirty months. The Company provides an accrual to cover the costs of such commitments, when such costs are estimated by the Company’s management as probable to be incurred.

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 11 — COMMITMENTS AND CONTINGENT LIABILITIES – (CONTINUED)

2.

The Company is committed to participate in marketing and advertising efforts of a number of its customers through reimbursement of direct expenses actually paid by such customer, up to limited, pre-defined amounts. Such participation costs are recorded as selling and marketing expenses or deduction of revenues, as appropriate. For the year ended December 31, 2005, the Company recorded reimbursement costs in a total amount of $44 as selling and marketing expenses.

3.

Agreement between IXI Israel and US Leading Corporation (“the Corporation”):

In October 2005, IXI Israel entered into an agreement with the Corporation for a period of two years, following the first commercial deployment of the service enabling IXI Israel to provide to its customers the services that the Corporation provides for mobile devices (“the Service”) provided that the Corporation shall also sign a separate marketing agreement with each cellular or internet service provider the Company is or will be engaged with. The Corporation is entitled, at its own discretion and in accordance with the terms or the agreement, to cancel such marketing agreement with the cellular operators of internet service providers and shall notify IXI Israel on such cancellation. Should the Corporation cancel such marketing agreement, IXI Israel shall have no right to make a claim against the Corporation for losses it may incur, if any, from such cancellation of the marketing agreement, as hereinabove. The agreement provides the Company with the right to use the trademarks of the Corporation.

For the deployment of the Service, IXI Israel paid the Corporation an advance payment of $100. In addition, IXI Israel is required to pay a certain percentage of the monthly revenues derived from each user of the Service, depending on the geographic region in which such Services are provided. The agreement also determines a commitment to pay minimum amounts, based on future estimated revenues from subscribers, to be paid by the Company for the years 2005, 2006 and 2007 of $180, $3,630 and $7,900, respectively.

4.

As of December 31, 2005, the Company has an obligation to pay an Israeli cellular company an amount of $77 over thirty six months for services rendered by this supplier.

5.

As of September 30, 2006 and December 31, 2005, the Company had open purchase orders for purchasing inventory in a total amount of approximately $9,300 and $1,400, respectively.

6.

Compensation Agreement with the Chairman of the Company (“the Chairman”) and the Chief Executive Officer (“CEO”):

The Chairman’s current employment agreement includes salary based on annual cost for the Company of $210. This will remain unchanged upon closing of the Merger with ITAC. The CEO’s current employment agreement provides for an annual salary of $200, and will be raised to $250 effective upon the closing of the Merger with ITAC.

The Chairman and the CEO are eligible to participate in all applicable Company benefit plans.

Immediately prior to the closing, and as a bonus to the Chairman for his efforts in connection with the consummation of the Merger, he will be issued that number of shares of Common stock of the Company which shall be equal to 216,000 shares of ITAC Common stock upon conversion.

In addition, immediately prior to the closing, and as a bonus to the CEO for his efforts in connection with the consummation of the Merger, he will be issued that number of options to purchase shares of Common stock of the Company which shall equal 216,000 shares of ITAC Common stock upon conversion, at an exercise price equal to fair market value at the grant date.

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 11 — COMMITMENTS AND CONTINGENT LIABILITIES – (CONTINUED)

The CEO shall be entitled, subject to the closing of the Merger, to a one-time lump-sum bonus in the gross amount of $220 payable immediately following the closing (“Closing Bonus”). The Company will deduct from the net amount of the Closing Bonus payable to the CEO the full amount of the note outstanding and owed by the CEO to the Company in the sum of $110.

The Chairman and the CEO will be each granted, upon the consummation of the Merger, options to purchase up to 750,000 shares of ITAC Common stock at an exercise price of $5.00 per share for the Chairman and an exercise price equal to fair market value for the CEO. The options will vest based on the merged entity attaining certain performance or market conditions.

In addition, the Chairman and the CEO are entitled to an “Annual Bonus” and “Target Bonuses.” The Annual Bonus entitles each of the Chairman and the CEO to 2% of the growth of the annual consolidated net income compared to the previous year. The Target Bonuses entitle the Chairman and the CEO, each, to the following payments:

a)

A cash bonus (“the Share Price Bonus”) of $200, upon the achievement of $8.50 price per share during any twenty trading days during any thirty consecutive trading day period prior to the fourth anniversary of the closing of the Merger;

b)

If the Chairman and the CEO become entitled to the Share Price Bonus, they will be eligible to receive additional cash bonuses of up to $800 (“the Second Bonus”) based on certain future events of ITAC’s warrants exercise.

c)

Five cash bonuses of up to $200 each, for the achievement of certain performance and market conditions.

If the Chairman’s or the CEO’s employment agreement is terminated by the merged entity for any reason other than termination for cause or is terminated by them for justifiable reason, all as defined in the employment agreements, they will be entitled to receive their salary and benefits for 12 months; the vesting of all the options that vest as a function of time will be accelerated and they will get the pro rata share of the Annual Bonuses and the Target Bonuses. In addition, the milestone options, the Share Price Bonus and the Second Bonus shall not expire and shall vest upon their applicable triggering events even if those occur after termination. The exercise period of all options shall be extended to the full term of the options.

If a termination for cause of the Chairman’s and the CEO’s employment is effected by the merged entity or their employment is terminated by them for a reason other than justifiable reason all as defined in the employment agreements, they shall be entitled only to the salary and benefits and the Annual Bonuses, Target Bonuses, Share Price Bonus, Second Bonus and additional options (subject to vesting events and conditions precedent) that would have been due to them in the three-month period following giving of the notice of termination.

7.

As of September 30, 2006, the total amount of issuance expenses and investments banking fee for the Merger transaction with ITAC and for the New Convertible Bridge Loan is approximately $3,400 out of which a payment of approximately $900 is pending on consummation of the Merger transaction with ITAC.

8.

Covenants:

The Company has provided to ITAC and is subject to certain covenants in respect of the Merger Agreement (see also Note 1i).

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 12 — STOCKHOLDERS’ DEFICIENCY

a.

During September 2005, the Company consolidated its capital at a ratio of 1:30.

The Company’s capital data included in these financial statements for all periods presented have been retroactively adjusted to reflect the 1:30 reverse stock-split.

b.

Common stock:

Shares of Common Stock entitle holders to voting rights, the right to receive cash dividends and the right to a share in excess assets upon liquidation of the Company.

Convertible Preferred stock:

Shares of Preferred stock entitle holders to have all the rights of holders of Common stock and in addition, they have preferences in the event of liquidation, dividend, registration and anti-dilution rights. Each share of Preferred stock is convertible into one share of Common stock (except of Shares of Series A Convertible Preferred stock which will be converted in a ratio of 1:1.76) at any time, at the holder’s discretion, and automatically upon an IPO of the Company’s Common stock. Holders of Series D Convertible Preferred stock have preference over Series C Convertible Preferred stock, Series B Convertible Preferred stock, Series A Convertible Preferred stock and over Common stock, including cumulative dividends at a rate of 8% per share. Holders of Series C Convertible Preferred stock have preference over Series B Convertible Preferred stock, Series A Convertible Preferred stock and over Common stock. Series B Convertible Preferred stock have preference over Common stock and over Series A Convertible Preferred stock. Holders of Series A Convertible Preferred stock have preference over Common stock. The preference is in connection with the abovementioned rights.

Upon consummation of the Merger, all of the outstanding shares of Preferred stock will be converted into shares of Common stock of the Company. Shares of Series A Convertible Preferred stock will be converted into shares of Common Stock in a ratio of 1:1.76. All other shares of Preferred stock will be converted into shares of Common stock at a ratio of 1:1.

c.

In June 2002, the Company signed a stock purchase agreement (“the June 2002 Agreement”) to issue up to 2,083,333 shares of Series C Convertible Preferred stock of $0.01 par value each, in consideration of up to $15,000.

In accordance with the June 2002 Agreement, in June 2002, the Company granted to the investors warrants to purchase 122,149 shares of Series C Convertible Preferred stock at an exercise price of $7.20 per share.

During December 2003, 86,425 warrants were exercised in consideration of a total amount of $622 and the remaining 35,724 warrants which were issued in June 2002, were forfeited.

d.

In October 2002, the Company signed an addendum to the June 2002 Agreement. Pursuant to the addendum, the Company issued an additional 183,750 shares (in October 2002) and 208,333 shares (in December 2002) of Series C Convertible Preferred stock in consideration of gross proceeds in the amounts of $1,323 and $1,500, respectively.

In December 2002, as part of the issuance of Series C Convertible Preferred stock, the Company issued to the investor warrants to purchase 20,833 shares of Series C Convertible Preferred stock, at an exercise price of $7.20 per share. These warrants were exercised in June 2004 into shares of Series C Convertible Preferred stock of the Company in consideration of $150.

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 12 — STOCKHOLDERS’ DEFICIENCY – (CONTINUED)

e.

The Company is obligated to issue to a legal consultant in consideration of legal services provided to the Company up to 9,630 shares of Common stock at par value with estimated fair value of $3, which were recorded as expenses.

f.

During January and February 2003, the Company issued an additional 1,243,056 shares of Series C Convertible Preferred stock for a total gross consideration of approximately $8,950.

In accordance with the issuance above, the Company granted 124,306 warrants to purchase shares of Preferred C Convertible stock to the investors, at an exercise price of $7.20 per share. These warrants expired during 2004.

g.

On July 15, 2003, certain officers of the Company early-exercised options to purchase a total of 157,663 shares of Common stock, paying the exercise price in the form of nine-year full-recourse promissory notes, in an aggregate amount of $378 bearing interest of 2.75% per annumwhich the Company believes that represented the market interest rate for these certain officers. The restricted stock received by officers in exchange for the payment of the exercise price are subject to a repurchase feature by the Company, which is exercisable upon a voluntary or non-voluntary termination before the end of the remaining vesting period. The notes are presented as a deduction from stockholders’ equity (deficiency).

On August 31, 2005, as part of the termination of their agreement, the Company re-purchased from two employees an aggregate of 111,666 shares of Common stock that were subject to a repurchase feature, by waiving full recourse promissory notes previously provided to the employees by the Company. Accordingly, an expense of $268, representing the difference between the book value of the forgiven loan and the fair value of the repurchased shares was recorded in operating expenses.

h.

During October 2003, the Company issued an additional 69,444 shares of Series C Convertible Preferred stock to a certain investor for a total consideration of approximately $500. In addition to these shares, the Company granted to the investor a warrant to purchase 6,944 shares of Series C Convertible Preferred stock at an exercise price of $7.20 per share. This warrant expired during 2005.

i.

In August 2003, the investor mentioned in h above and IXI Israel signed the August 2003 Agreement (see also Note 8b).

In October 2003, as part of the August 2003 Agreement, the Company granted the investor warrants to purchase 43,056 shares of Series C Convertible Preferred stock, at an exercise price of $7.20 per share. These warrants are exercisable at any time prior to the expiration of their term in 2010.

In January 2004, in accordance with the August 2003 Agreement, the Company issued additional warrants to purchase 20,833 shares of Series C Convertible Preferred stock at an exercise price of $7.20 per share. These warrants are exercisable at any time prior to the expiration of their term in 2010.

j.

In August 2004, the Company signed a stock purchase agreement with some of its current stockholders and a new investor for the sale and issuance of 2,310,157 shares of Series D Convertible Preferred stock for a total gross amount of $11,932 (prior to $209 of issuance costs and including the conversion of pre-round convertible loans and accrued interest, received in May and July 2004 in the total amount of $3,564).

As part of this agreement, the investors were granted warrants to purchase 36,096 and 908,565 shares of Series D Convertible Preferred stock at an exercise price of $4.00 and $5.20, respectively. These warrants are exercisable at any time until an IPO or a change in control of the Company.

k.

In November 2004, the Company obtained $2,770 as a secured loan through the first tranche of the agreement described in Note 8c. As a result, the Company granted warrants to purchase 69,699 shares of Series D Convertible Preferred stock, at an exercise price of $5.20 per share.

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 12 — STOCKHOLDERS’ DEFICIENCY – (CONTINUED)

l.

In December 2004, the Company obtained a short-term bank loan in the amount of $1,250 as described in Note 7a. Several stockholders provided a guarantee to the bank to secure the payment of the short-term bank loan.

As a consideration for the guarantee, the Company granted to the stockholders warrants to purchase 104,167 shares of Common Stock at an exercise price of $2.40 per share. These warrants are exercisable at any time until an IPO or a change in control of the Company.

The Company calculated the fair value of these warrants, using the Black-Scholes Option Valuation Model with the following weighted-average assumptions: expected volatility of 90%, risk free interest rate of 3.3%, dividend yield of 0% and a weighted-average expected life of the warrants of two years.

Accordingly, the amount of $10 attributed to the issuance of warrants was recorded as deferred expense. The deferred expense was amortized against financial expenses over the contractual life of the loan. For the years ended December 31, 2005 and 2004, total amounts of $5 and $5 have been amortized and recorded as financial expenses, respectively.

m.

In January and February 2005, the Company signed an addendum to the Series D Convertible Preferred Stock Purchase Agreement originally signed in August 2004. Pursuant to the addendum, the Company issued 1,981,833 shares of Series D Convertible Preferred stock, in consideration of proceeds in the amount of $10,228 (net of $8 in issuance costs). As part of the addendum, the Company issued to the investors warrants to purchase 693,642 shares of Series D Convertible Preferred stock at an exercise price of $5.20 per share. These warrants are exercisable at any time until an IPO or a change in control of the Company.

n.

On September 15, 2005, the stockholders of the Company resolved to amend and restate the Company’s Certificate of Incorporation by conversion into shares of Common stock of all the shares of Preferred Stock (and securities convertible into Preferred stock) held by stockholders who did not participate in the convertible loan agreement of July 2005. The conversion of all the other classes of Preferred Stock into shares of Common Stock was at a ratio of 1:1, which was the original conversion ratio.

o.

In October 2005, the Company obtained short-term bank credit in the amount of $750 as described in Note 7b. Several stockholders provided a guarantee for the payment of the short-term bank credit.

As consideration for the guarantee, in February 2006, the Company issued the stockholders warrants to purchase 1,076,096 shares of Common stock at an aggregate exercise price of $0.01 per share. These warrants are exercisable at any time until an IPO or a change in control of the Company. The amount attributed to the issuance of these warrants was $269 and was recorded as financial expenses during 2005 pursuant to the provisions of EITF 96-18 and SFAS No. 123.

The Company calculated the fair value of these warrants, using the Black-Scholes Option Valuation Model with the following weighted-average assumptions: expected volatility of 90%, risk free interest rate of 3.3%, dividend yield of 0% and a weighted-average expected life of the warrants of one year.

p.

During July 2006, an employee exercised 34,559 options into shares of Common stock in consideration of a total amount of $2.

q.

Conversion of Convertible Loan and stockholders’ guarantee:

In February 2006, the Company issued 18,113,008 shares of Series D-1 Convertible Preferred stock for the conversion of the Convertible Loan.

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 12 — STOCKHOLDERS’ DEFICIENCY – (CONTINUED)

In February 2006, the Company issued 11,478,379 shares of Series D-1 Convertible Preferred Stock to those stockholders of the Company that entered, directly or indirectly, into the Keep Well Agreement with one of the Company’s customers for an exercise price of $0.01 per share (see also Note 1i).

r.

As of September 30, 2006, the amount of outstanding warrants to purchase shares of Series D Convertible Preferred stock and Series C Convertible Preferred stock were 1,345,104 and 63,889, respectively.

Warrants to purchase shares of Series D Convertible Preferred stock are exercisable at any time until an IPO or a change in control of the Company, except for warrants to purchase 69,699 shares of Series D Convertible Preferred stock which are exercisable at any time until 2012.

Warrants to purchase shares of Series C Convertible Preferred stock are exercisable at any time prior to the expiration of their term in 2010.

The Company has negotiated with the warrant holders who hold warrants which do not expire upon the Merger so that the exercise price of the warrants will be reduced to $0.01 and the quantity will be reduced by 50% upon the Merger. Simultaneously, the (remaining) warrants will be exercised by said holders.

Such changes in the exercise price will be accounted for as a modification to the original award terms. Accordingly, if there is incremental value representing a greater value to the holders immediately after the modification when compared to the warrant value immediately before the modification, such difference will be recognized immediately as a financial expense.

s.

During June 2006, the Company increased its registered share capital by registering 42,682,931 shares of Series E Convertible Preferred stock of $0.01 par value each. Series E Convertible Preferred stock will have the same rights as Series D Convertible Preferred stock and Series D-1 Convertible Preferred stock, but will have certain preference rights over them.

t.

Stock option plans:

The Company has authorized, under the Company’s 2000 and 2003 U.S. Stock Incentive Plans and 2000 and 2003 Israeli Option Plans, the grant of options for shares of Common Stock to directors, employees, officers and a consultant. The compensation cost that has been charged against income for those plans was $294, $304, $16 and $25 for the nine months ended September 30, 2006 and for the years ended December 31, 2005, 2004 and 2003, respectively. The options granted generally have a four-year vesting schedule and expire ten years subsequent to the date of grant.

The Company currently operates two option plans. For U.S. employee and non-employee service providers, the 2000 Second Amended and Restated Stock Incentive Plan (“the U.S. Plan”) and the 2003 Israeli Stock Option Plan (“the Israeli Plan”), for Israeli employees and non-employees service providers (the U.S. Plan and the Israeli Plan collectively “the Company’s Plans”).

The Company’s Plans, as were amended and which are shareholder-approved, permit the grant of share options and shares to its employees for up to 5,952,417 shares of Common stock. The Company’s management believes that such awards better align the interests of its employees with those of the Company and its shareholders. In the past, as a private company, option awards were generally granted with an exercise price equal to the fair market value as determined by the Board of Directors in good faith. Since the Company began the Merger process, option-related undertakings state that the exercise price shall be equal to the market price of Common stock on the date of consummation of the Merger. Option awards generally vest based on four years of continuous service and have 10-year contractual terms. Certain option awards provide for accelerated vesting if there is a change in control (as defined in the Plans).

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 12 — STOCKHOLDERS’ DEFICIENCY – (CONTINUED)

As of September 30, 2006 and December 31, 2005, 826,109 and 579,903 shares of Common Stock are reserved for future grants to employees, respectively.

A summary of the Company’s option activity and related information with respect to options granted to employees for the years ended December 31, 2005, 2004 and 2003 is as follows:

	Year ended December 31,
	2005		2004		2003
	Amount	Weighted average exercise price	Amount	Weighted average exercise price	Amount	Weighted average exercise price

Outstanding at beginning of year	433,307	$2.37	264,373	$2.31	401,453	$2.28
Granted	3,820,990	$0.06	198,117	$2.40	46,583	$2.40
Exercised	(2,215)	$2.40	(4,420)	$1.92	(162,868)	$2.40
Change in status	—	$—	—	$—	—	$—
Forfeited	(185,415)	$2.37	(24,763)	$2.28	(20,795)	$2.34
Outstanding at end of year	4,066,667	$0.20	433,307	$2.37	264,373	$2.31
Options exercisable	656,247	$0.73	173,979	$2.13	122,124	$2.10

A summary of the Company’s stock option activity and related information with respect to options granted to employees for the period ended September 30, 2006 is as follows:

	Nine months ended September 30, 2006
	Amount	Weighted average exercise price	Weighted average remaining contractual term (in years)	Aggregate intrinsic value
	Unaudited
Outstanding at beginning of period	4,066,667	$0.20
Granted	—	$—
Exercised	(34,559)	$0.05
Change in status	(*)1,232,039	$0.05
Forfeited	(241,634)	$0.95
Outstanding at end of period	5,022,513	$0.14	8.92	$2,003
Options exercisable	1,158,638	$0.27	8.54	$428
Vested or expected to be vested as of September 30, 2006	5,022,513	$0.14	8.92	$2,003

——————

(*)

On January 1, 2006, 1,232,039 options were reclassified from non-employees to employees’ options due to change in status. Prior to December 31, 2005, the Chairman was contracted under a service management agreement as Chairman of the Company. From January 1, 2006, he became an employee while continuing in the same position. The options that were previously accounted for under EITF 96-18, were remeasured and accounted for following the change under SFAS 123(R) guidelines and the value was fixed at that date for an employee award. These options continue to vest over the remaining requisite employment period and accordingly, the compensation costs are amortized on a straight-line basis over the remaining requisite employment period. The weighted average fair value of the options at the date of change in status was $0.27.

The weighted average grant-date fair values of the options granted during 2005, 2004 and 2003 were $0.21, $0 and $0.21, respectively.

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 12 — STOCKHOLDERS’ DEFICIENCY – (CONTINUED)

The aggregate intrinsic value in the table above represents the total intrinsic value that would have been received by the option holders had all option holders exercised their options on September 30, 2006. This amount changes based on the fair market value of the Common stock.

During the nine months ended September 30, 2006, the Company recognized stock-based compensation expense related to employee stock options in the amount of $278 as follows:

Nine months ended September 30, 2006
Unaudited

Cost of Revenues	$4
Research and development	$52
Selling and marketing	23
General and administrative	199
Total stock-based compensation expense	$278

The employees’ options outstanding as of September 30, 2006, have been separated into ranges of exercise price, as follows (unaudited):

	Options outstanding			Options exercisable
Exercise price	Options outstanding as of September 30, 2006	Weighted average remaining contractual life (years)	Weighted average exercise price	Options exercisable as of September 30, 2006	Weighted average exercise price of options exercisable

Unaudited

$0.05	4,855,113	9.00	$0.05	1,038,394	$0.05
$1.20	26,951	4.13	$1.20	26,951	$1.20
$2.40	140,449	6.78	$2.40	93,293	$2.40
	5,022,513		$0.14	1,158,638	$0.27

During 2005, the Company granted certain options with an exercise price lower than share market price at the grant date. The grant resulted in the recording of $798 as deferred stock compensation with a corresponding increase of additional paid-in capital, and was presented at the net amount. An amount of $149 and $16 was recognized as an amortization of deferred stock compensation during the nine months ended September 30, 2006 and the year ended December 31, 2005, respectively.

On January 1, 2006, the Company adopted SFAS 123(R) for options granted or reclassified effective January 1, 2006. Stock-based compensation expense recognized under SFAS 123(R) for the nine months ended September 30, 2006 was $129.

Options granted prior to January 1, 2006 are still accounted for under APB 25 since prior to the adoption of SFAS 123(R), the pro forma disclosure of compensation attributed to employees options was accounted for under the Minimum Value method.

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 12 — STOCKHOLDERS’ DEFICIENCY – (CONTINUED)

As under U.S. tax law, a person taxed under U.S. law who is granted an option at an exercise price which is less than the fair market value at the date of grant may be subject to a tax liability upon the vesting of such options for the potential gain between the exercise price and the fair market value as well as to 20% penalty tax, the Company’s Board of Directors resolved to offer U.S. employees who so requested to change the exercise price of the options granted to those employees in November 2005 to equal the fair market value as of such date, and to avoid any such tax implications. Such changes in the exercise price will be accounted for as a modification under the provisions of SFAS 123. Since the new exercise price is designated to equal the fair market value of the Company’s share upon the modification, and given the fact that all other option terms will remain as in the original award, no incremental compensation costs under the provisions of SFAS 123(R) are expected to be recognized.

u.

Options issued to non-employees:

A summary of the Company’s stock option activity and related information with respect to options granted to non-employees for the nine months ended September 30, 2006 and for the years ended December 31, 2005, 2004 and 2003 is as follows:

	Nine months ended September 30,		Year ended December 31
	2006		2005		2004		2003
	Amount	Weighted average exercise price	Amount	Weighted average exercise price	Amount	Weighted average exercise price	Amount	Weighted average exercise price
	Unaudited

Outstanding at the beginning of the period	1,340,573	$0.15	62,486	$2.68	58,486	$2.70	52,753	$2.70
Granted	1,076,096	$0.01	1,294,670	$0.05	5,334	$2.40	5,733	$2.40
Exercised	—	$—	(4,166)	$2.40	(167)	$2.40	—	$—
Change in status	(*)(1,232,039)	$0.05	—	$—	—	$—	—	$—
Forfeited	(4,739)	$2.40	(12,417)	$1.33	(1,167)	$2.40	—	$—

Outstanding at the end of the period	1,179,891	$0.11	1,340,573	$0.15	62,486	$2.70	58,486	$2.70

Options exercisable	1,164,359	$0.11	58,397	$1.82	47,907	$2.40	35,385	$2.40

——————

(*)

On January 1, 2006, 1,232,039 options were reclassified from non-employees to employees’ options due to change in status. Prior to December 31, 2005, the Chairman was contracted under a service management agreement as Chairman of the Company. From January 1, 2006, he became an employee while continuing in the same position. The options that were previously accounted for under EITF 96-18, were remeasured and accounted for following the change under SFAS 123(R) guidelines and the value was fixed at that date for an employee award. These options continue to vest over the remaining requisite employment period and accordingly, the compensation costs are amortized on a straight-line basis over the remaining requisite employment period.

The weighted average fair values of the options granted during 2006, 2005, 2004 and 2003 were $0.25, $0.25, $0.45 and $2.06, respectively.

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 12 — STOCKHOLDERS’ DEFICIENCY – (CONTINUED)

During the nine months ended September 30, 2006, the Company recognized stock-based compensation expense related to non-employees stock options in the amount of $16, as follows:

Nine months ended September 30, 2006
Unaudited

Research and development	$8
Selling and marketing	6
General and administrative	2
Total stock-based compensation expense	$16

The non-employees’ options outstanding as of September 30, 2006, have been separated into ranges of exercise price, as follows (unaudited):

	Options outstanding			Options exercisable
Exercise price	Options Outstanding as of September 30, 2006	Weighted average remaining contractual life (years)	Weighted average exercise price	Options exercisable as of September 30, 2006	Weighted average exercise price of options exercisable

Unaudited

$0.01	1,076,096	1.34	$0.01	1,076,096	$0.01
$0.05	53,000	8.84	$0.05	28,708	$0.05
$0.30	10,880	3.80	$0.30	10,880	$0.30
$1.20	167	3.92	$1.20	167	$1.20
$2.40	39,748	6.80	$2.40	48,508	$2.40
	1,179,891		$0.11	1,164,359	$0.11

The fair value for these options was estimated at the grant date and at each subsequent vesting date using the Black-Scholes option-pricing model with the following weighted-average assumptions: expected volatility of 90%, risk-free interest rates of 1.5% - 5.34%, dividend yields of 0% and an expected life equal to the options’ contractual life.

Compensation expense in respect of options granted to non employees amounted to $16, $20 $16 and $25 for the nine months ended September 30, 2006 and for the years ended December 31, 2005, 2004 and 2003, respectively.

v.

As of September 30, 2006, there was $833 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Company’s stock option plans. That cost is expected to be recognized over a weighted-average period of 2.78 years. Total grant-date fair value of options vested for the nine months ended September 30, 2006 was $711.

w.

The fair values assigned to shares of Common Stock and Preferred Stock, and for options and warrants were determined primarily by management. In determining the fair values, management has considered a number of factors, including valuations and appraisals.

x.

As of September 30, 2006, the Company has an obligation to grant its employees and consultants 629,071 options under the Company’s stock option plan. The options can be exercised either for shares of ITAC common stock, if the Merger becomes effective, or for shares of the Company’s common stock, if the Merger fail to become effective. Since the exercise price was not yet determined and the grants were not yet approved, by the Company’s Board of Directors, the Company did not recognize any expenses related to these options.

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 13 — INCOME TAXES

a.

Domestic: U.S income taxes:

The Company was incorporated in Delaware U.S.A. and is taxed according to the tax laws in the U.S.A in which the federal statutory tax rate is 35%. It is also subject to California state tax.

b.

Foreign: Israeli income taxes:

1.

Tax benefits under the Law for the Encouragement of Capital Investments, 1959 (“the Law”):

IXI Israel’s production facilities in Israel have been granted an “Approved Enterprise” status under the Law. The main benefit arising from such status is the reduction in tax rates on income derived from “Approved Enterprise” status. According to the provisions of the Law, IXI Israel has been granted the “Alternative Benefit Plan”, under which the main benefits are tax exemption and reduced tax rate.

Therefore, IXI Israel’s income derived from the “Approved Enterprise” and allocated to the IXI Israel’s production facilities in Israel may be entitled to a tax exemption for a period of two years and to an additional period of five to eight years with a reduced tax rate of 10%-25% (based on percentage of foreign ownership). The duration of tax benefits is subject to limitation of the earlier of 12 years from year of operation, or 14 years from the approval date.

The entitlement to the above benefits is subject to fulfilling the conditions stipulated by the Law, regulations published thereunder and instruments of approval for the specific investments in “Approved Enterprises”.

Should IXI Israel fail to meet such conditions in the future, it could be subject to corporate tax in Israel at the regular tax rate and could be required to refund tax benefits already received.

IXI Israel has recently filed an application with the Investment Center of the Israeli Ministry of Industry, Trade and Labor to approve production of the Ogo products outside Israel, change the business program of its “Approved Enterprise” and expand the product definition initially approved by the Investment Center, as well as to change the number of IXI Israel’s employees as reported to the Investment Center. There can be no assurance that the Investment Center will approve the changes to the “Approved Enterprise” program as requested by IXI Israel. If IXI Israel’s request is not approved, in whole or in part, IXI Israel may not be entitled to all of the tax benefits described above.

If dividends are distributed out of tax exempt profits, as above, IXI Israel will then become liable for tax at the rate applicable to its profits from the “Approved Enterprise” in the year in which the income was earned, had it not chosen the alternative track of benefits (currently between 10%-25%).

Income of IXI Israel from sources other than the “Approved Enterprise” during the benefit period will be subject to tax at the effective regular corporate tax rate in Israel.

On April 1, 2005, an amendment to the Investment Law came into effect (“the Amendment”) which significantly changed the provisions of the Investment Law. The Amendment limits the scope of enterprises which may be approved by the Investment Center by setting criteria for the approval of a facility as an “Approved Enterprise”, such as provisions generally requiring that at least 25% of the Approved Enterprise’s income will be derived from export. Additionally, the Amendment enacted major changes in the manner in which tax benefits are awarded under the Investment Law so that companies no longer require Investment Center approval in order to qualify for tax benefits.

However, the Investment Law provides that terms and benefits included in any certificate of approval already granted will remain subject to the provisions of the law as in effect on the date of such approval. Therefore, IXI Israel’s existing “Approved Enterprise” will generally not be subject to the provisions of the Amendment. As a result of the Amendment, tax-exempt income generated under the provisions of the new law, will subject the Company to taxes upon distribution or liquidation and the Company may be required in the future to record deferred tax liability with respect to such tax-exempt income. As of September 30, 2006, the Company did not generate income under the provisions of the new law.

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 13 — INCOME TAXES – (CONTINUED)

2.

Tax rates:

On July 25, 2005, the Knesset (Israeli Parliament) approved the Law of the Amendment of the Income Tax Ordinance (No. 147), 2005, which prescribes, among others, a gradual decrease in the corporate tax rate in Israel to the following tax rates: in 2006 - 31%, in 2007 - 29%, in 2008 - 27%, in 2009 - 26% and in 2010 and thereafter - 25%.

The amendment is not expected to have a material effect on the Company’s financial position and results of operations.

c.

Net operating loss carryforwards:

Domestic – at December 31, 2005, the Company had U.S. federal net operating loss carryforwards of approximately $15,500 that can be carried forward and offset against taxable income for 15-20 years, expiring from 2020 through 2025.

Utilization of U.S. net operating losses may be subject to substantial annual limitations due to the “change in ownership” provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization. A full valuation allowance was provided to reduce the benefit of net operating losses, since it is more likely than not that such tax benefits will not be utilized in the foreseeable future.

Foreign – at December 31, 2005, IXI Israel had accumulated losses for tax purposes in the amount of approximately $36,000, which may be carried forward and offset against taxable income in the future for an indefinite period.

The Company’s management expects that during the period in which these tax losses related to IXI Israel are utilized, its income would be substantially tax exempt. Accordingly, no deferred income taxes in respect of such losses have been included in these financial statements.

d.

Tax reconciliation:

In 2005, 2004 and 2003, the main reconciling item between the statutory tax rate of the Group and the effective tax rate (0%) is carryforward tax losses and other deferred taxes for which a full valuation allowance was provided.

e.

Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

	December 31,
	2005	2004

Deferred tax assets:
Net operating loss carryforwards of the parent company	$5,461	$4,286
Valuation allowance	(5,461)	(4,286)
Net deferred tax asset	$—	$—

The Company provided valuation allowances in respect of deferred tax assets resulting principally from the carryforward of tax losses. Management currently believes that it is more likely than not that the deferred tax regarding the carryforward of losses will not be realized in the foreseeable future. The changes in valuation allowance as of December 31, 2005 was $1,175. Deferred taxes in respect of other temporary differences were immaterial.

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 13 — INCOME TAXES – (CONTINUED)

f.

Loss before income taxes was comprised as follows:

	Year ended December 31,
	2005	2004	2003

Domestic	$(2,500)	$(2,175)	$(527)
Foreign	2,156	(11,958)	(6,311)
Loss before income taxes	$(344)	$(14,133)	$(6,838)

Note 14 — Segments, Customers and Geographic Information

a.

General:

The Company’s reportable operating segments have been determined in accordance with the Company’s internal management reporting structure, which is organized based on operating activities. The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies.

The Group, subsequent to the discontinuation of the operating systems business, operates in one reportable operating segment and follows the requirements of SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS No. 131”).

b.

Summary information about geographic areas:

The following presents revenues (according to end customer location) for the nine months ended September 30, 2006 and for the years ended December 31, 2005, 2004 and 2003, and long-lived assets, as of September 30, 2006 and December 31, 2005 and 2004:

	Nine months ended			Year ended December 31,
	September 30, 2006		September 30, 2005	2005		2004		2003
	Revenues	Long-lived assets	Revenues	Revenues	Long-lived assets	Revenues	Long-lived assets	Revenues
	Unaudited
United States	$—	$27	$6,765	$6,794	$13	$572	$13	$—
Europe and the Middle East	8,845	428	160	825	427	—	519	—
Asia Pacific	100	4	299	348	6	300	9	300
South America	98	—	—	—	—	—	—	—
	$9,043	$459	$7,224	$7,967	$446	$872	$541	$300

c.

Revenues from major customers:

	Nine months ended September 30,	Year ended December 31,
	2006	2005	2004	2003
	Unaudited
Customer A	—	85%	60%	—
Customer B	—	—	—	67%
Customer C	—	—	—	33%
Customer D	1%	4%	34%	—
Customer E	41%	—	—	—
Customer F	48%	—	—	—

IXI MOBILE INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Information pertaining to the nine months ended September 30, 2006 and 2005 is unaudited
U.S. dollars in thousands, except share and per share data

NOTE 15 — SUPPLEMENTARY DATA ON SELECTED STATEMENTS OF OPERATIONS ITEMS

Financial income (expenses), net:

	Year ended December 31,
	2005	2004	2003
Financial income:
Interest on bank deposits	$8	$57	$67
Exchange rate differences, net	—	—	4
	8	57	71
Financial expenses:
Interest on short-term and long-term loans	(548)	(536)	—
Interest on convertible loan	(204)	(49)	—
Exchange rate differences, net	(73)	(63)	—
Amortization of discount attributed to detachable warrant costs	(472)	(338)	(179)
Other	(45)	(85)	(27)
	(1,342)	(1,071)	(206)
	$(1,334)	$(1,014)	$(135)

NOTE 16 — SUBSEQUENT EVENTS (UNAUDITED)

a.

Subsequent to September 30, 2006, a certain licensee of the Company, which had previously sent the Company a demand to pay $300 for failing to deliver its software on time, agreed to release and discharge the Company from any and all claims, liabilities and obligations if the Company agrees to assign all of the licensee rights and obligations to the purchaser of licensee’s communication and application processor business.

Accordingly, the Company’s management decided to reverse a previously recorded liability. The adjustment will be recorded in the fourth quarter as an income in the statements of operations.(see also Note 11c (2)).

b.

In November 2006, the Company entered into an agreement with a second major Instant Messaging (“IM”) provider, enabling the Company to provide end-users of the Ogo device with access to IM services for mobile devices for a period of two years. The agreement requires the Company to make certain minimum payments varying according to geographical deployment. The minimum payment to be made throughout the duration of the contract is $360. However, this amount may increase depending on the number of deployments with customers as well as the geographical regions in which deployment occurs.

c.

In December 2006, the parties to the New Convertible Bridge Loan agreed to amend the New Convertible Bridge Loan (“the Amendment”) so that after the Amendment becomes effective the terms of the New Convertible Bridge Loan would change (see also Note 9c).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of

ISRAEL TECHNOLOGY ACQUISITION CORP.
(A Development Stage Enterprise)

We have audited the accompanying balance sheet of Israel Technology Acquisition Corp. (a development stage enterprise) (“the Company”) as of December 31, 2005, and the related statements of operations, stockholders’ equity and cash flows for the period from February 22, 2005 (date of inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements referred to above, present fairly, in all material respects, the financial position of the Company as of December 31, 2005, and the results of its operations and its cash flows for the period from February 22, 2005 (date of inception) to December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ Brightman Almagor & Co.
Brightman Almagor & Co.
Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu

Tel-Aviv, Israel
March 22, 2006

ISRAEL TECHNOLOGY ACQUISITION CORP.
(A Development Stage Enterprise)

BALANCE SHEET

December 31, 2005

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$372,952
Short term deposit	500,000
Securities held in Trust Fund (Note 1)	33,472,678
Prepaid expenses	30,000
Total current assets	$34,375,630

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accrued expenses	$7,921
Income tax payable	96,000
Total current liabilities	103,921

Common Stock, subject to possible conversion, 1,262,968 shares at conversion value (Note 1)	6,691,188

COMMITMENT AND CONTINGENCIES (Note 3)

STOCKHOLDERS’ EQUITY (Notes 1 and 4)
Share capital:
Preferred Stock, $0.0001 par value – Authorized: 1,000,000 shares; none issued
Common Stock, $0.0001 par value – Authorized 30,000,000 shares, issued and outstanding: 7,818,000 shares (which includes 1,262,968 subject to possible conversion)	656
Additional paid-in capital	27,395,347
Accumulated earnings during development stage	184,518
Total stockholders’ equity	27,580,521
Total liabilities and stockholders’ equity	$34,375,630

The accompanying notes are an integral part of the consolidated financial statements.

ISRAEL TECHNOLOGY ACQUISITION CORP.
(A Development Stage Enterprise)

STATEMENT OF OPERATIONS

For the Period February 22, 2005 (Inception) to December31, 2005

General and administrative expenses	$143,787

Operating loss	(143,787)

Financial income, net	424,305

Net income before income taxes	280,518

Income taxes	(96,000)

Net income	$184,518

Basic and diluted net income per share	0.04

Weighted average number of Common shares used in computing basic and diluted net income per share	4,889,098

The accompanying notes are an integral part of the consolidated financial statements.

ISRAEL TECHNOLOGY ACQUISITION CORP.
(A Development Stage Enterprise)

STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-in Capital	Accumulated Earnings During the Development Stage	Total Stockholders’ Equity
	Shares(1)	Amount

Common shares issued February 22, 2005 at $0.0167	1,500,000	$150	$24,850	$—	$25,000

Sale of 6,000,000 units, net of underwriters’ discount and offering expenses (including 1,199,400 shares subject to possible conversion)	6,000,000	600	32,238,542	—	32,239,142

Proceeds from issuance of option	—	—	100	—	100

Allotment of 318,000 units, net of underwriters’ discount and offering expenses (including 63,568 shares subject to possible conversion)	318,000	32	1,719,505	—	1,719,537

Proceeds subject to possible conversion of 1,262,968 shares	(1,262,968)	(126)	(6,587,650)	—	(6,587,776)

Net income	—	—	—	184,518	184,518
Balance as of December 31, 2005	6,555,032	$656	$27,395,347	$184,518	$27,580,521

——————

(1)

Share amounts have been restated to reflect a stock dividend of one share of common stock for each outstanding share of common stock effected on April 14, 2005.

The accompanying notes are an integral part of the consolidated financial statements.

ISRAEL TECHNOLOGY ACQUISITION CORP.
(A Development Stage Enterprise)

STATEMENT OF CASH FLOWS

For the Period February 22, 2005 (Inception) to December 31, 2005

Cash flows from operating activities:
Net income	$184,518
Increase in prepaid expenses	(30,000)
Increase in accrued expenses and other current liabilities	103,921
Accumulated interest on cash held in trust	(413,906)
Net cash used in operating activities	(155,467)

Cash flows from investing activities:
Short term deposit	(500,000)
Cash held in trust fund	(32,955,360)
Net cash used in investing activities	(33,455,360)

Cash flows from financing activities:
Gross proceeds from issuance of common stock	37,908,056
Proceeds from notes payable, stockholders	83,000
Payment of notes payables, stockholders	(83,000)
Proceeds from issuance of shares of common stock	25,000
Proceeds from issuance of option	100
Payment of deferred offering costs	(3,949,377)
Net cash provided by financing activities	33,983,779

Net change in cash and cash equivalents	372,952
Cash and cash equivalents at the beginning of the period	—
Cash and cash equivalents at the end of the period	$372,952

The accompanying notes are an integral part of the consolidated financial statements.

ISRAEL TECHNOLOGY ACQUISITION CORP.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — GENERAL

The Company was incorporated on February 22, 2005 as a blank check company whose objective is to acquire an operating business that has manufacturing operations or research and development facilities located in Israel.

The Company’s ability to commence operations was contingent upon obtaining adequate financial resources through a proposed public offering (“Offering”), which was consummated on July 19, 2005. Substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with an operating business that has manufacturing operations or research and development facilities located in Israel (“Business Combination”). An aggregate of $32,955,360, including the funds received from the over allotment options, has been deposited in an interest-bearing trust account (“Trust Fund”) until the earlier of (i) the consummation of a Business Combination or (ii) liquidation of the Company. Under the agreement governing the Trust Fund, funds will only be invested in United States government securities (Treasury Bills) with a maturity of 180 days or less. The remaining net proceeds (not held in the Trust Fund) may be used to pay for business, legal, and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

In February 2006, the Company signed a definitive agreement for the acquisition of a target business (See Note 6) and will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Shareholders”), have agreed to vote their 1,500,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination, which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Fund as of two days prior to the consummation of the proposed Business Combination divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding approximately 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by the Initial Shareholders.

The Company’s Amended and Restated Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the U.S.

ISRAEL TECHNOLOGY ACQUISITION CORP.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES – (CONTINUED)

Financial Statements in U.S. Dollars

The reporting currency of the Company is the U.S. dollar (“dollar”). The dollar is the functional currency of the Company. Transactions and balances originally denominated in dollars are presented at their original amounts. Non-dollar transactions and balances are remeasured into dollars in accordance with the principles set forth in Statement of Financial Accounting Standards (“SFAS”) No. 52. All exchange gains and losses from translation of monetary balance sheet items resulting from transactions in non-dollar currencies are recorded in the statement of operations as they arise.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents consist of short-term, highly liquid investments that are readily convertible into cash with original maturities of three months or less. Bank deposits with maturities of more than three months but less than one year are included in short-term investments.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to credit risk, consist principally of cash instruments. The Company maintains cash and cash equivalents and investments with major financial institutions and limits the amount of credit exposure with any institution.

Offering Expense

Offering expenses consist primarily of placement fees and expenses, professional fees and printing costs. These expenses are charged against the related proceeds from the sale of Company stock in the periods in which they occur or charged to expense in the event of a terminated offering.

Basic and Diluted Net Income Per Share

Basic and diluted net Income per share are presented in conformity with SFAS No. 128 “Earnings per Share”. Basic and diluted net income per share have been computed using the weighted-average number of ordinary shares outstanding during the period.

Fair Value of Financial Instruments

The financial instruments of the Company consist mainly of cash and cash equivalents and short-term investments. In view of their nature, the fair value of the financial instruments included in working capital of the Company is usually identical or close to their carrying amounts.

Income Taxes

The Company accounts for income taxes, in accordance with the provisions of SFAS 109 “Accounting for Income Taxes,” under the liability method. Deferred taxes are determined based on the differences

ISRAEL TECHNOLOGY ACQUISITION CORP.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES – (CONTINUED)

between the financial statement and tax basis of assets and liabilities at enacted tax rates in effect in the year in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts expected to be realized.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123(R). SFAS No. 123(R) requires employee share-based equity awards to be accounted for under the fair value method, and eliminates the ability to account for these instruments under the intrinsic value method prescribed by APB Opinion No. 25 and allowed under the original provisions of SFAS No. 123. SFAS No.123(R) requires the use of an option-pricing model for estimating fair value, which is then amortized to expense over the service periods. SFAS No. 123(R) allows for either prospective recognition of compensation expense or retrospective recognition. In January 2005, the SEC issued SAB No. 107, which provides supplemental implementation guidance for SFAS No. 123(R). SFAS No. 123(R) will be effective beginning in the first quarter of fiscal 2006.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” SFAS No. 154 replaces APB Opinion No. 20. “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements.” SFAS No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The Company does not expect the adoption of SFAS No. 154 will have any material impact on its consolidated financial statements.

In November 2005, the FASB issued FSP FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (“FSP 115-1 and 124-1”), which clarifies when an investment is considered impaired, whether the impairment is other than temporary, and the measurement of an impairment loss. It also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. FSP 115-1 and 124-1 are effective for all reporting periods beginning after December 15, 2005. At December 31, 2005, the Company had no unrealized investment losses that had not been recognized as other-than-temporary impairments in its available-for-sale securities. The Company does not anticipate that the implementation of these statements will have a significant impact on its financial position or results of operations.

NOTE 3 — COMMITMENTS AND CONTINGENCIES

a.

The Company presently occupies office space provided by an affiliate of an Initial Stockholder. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Offering.

b.

Pursuant to letter agreements dated March 9, 2005 with the Company and EarlyBirdCapital, Inc., the representative of the underwriters in the Offering (“Representative”), the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

ISRAEL TECHNOLOGY ACQUISITION CORP.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

NOTE 3 — COMMITMENTS AND CONTINGENCIES – (CONTINUED)

In accordance with agreements between the Initial Stockholders and the Representative, the Initial Stockholders collectively purchased 1,300,000 Warrants in the public marketplace at an average price of $0.568 per Warrant.

The Initial Stockholders will be entitled to registration rights with respect to their founding shares pursuant to an agreement dated July 12, 2005. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the date on which these shares are to be released from escrow. In addition, the Initial Stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Offering.

NOTE 4 — SHAREHOLDERS’ EQUITY

a.

Common Stock

In February 2005, the Company issued 750,000 shares of common stock to the Initial Stockholders for $25,000 in cash, at a purchase price of approximately $0.033 per share. Effective April 14, 2005, the Company’s Board of Directors authorized a stock dividend of one share of common stock for each outstanding share of common stock, effectively lowering the purchase price to $0.0167 per share. Additionally, on April 14, 2005, the Company’s Board of Directors authorized an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 30,000,000. All references in the accompanying financial statements to the number of shares of stock have been retroactively restated to reflect these transactions.

b.

Public Offering

On July 19, 2005, the Company sold 6,000,000 units (“Units”) in the Offering. On August 5, 2005 and August 25, 2005, the Company sold an additional 300,000 Units and 18,000 Units, respectively, pursuant to the over-allotment option. Each Unit was sold at an offering price of $6.00 per Unit generating total gross proceeds of $37,908,000. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination with a target business or July 12, 2006 and expiring on July 11, 2009. The Warrants will be redeemable, upon prior written consent of the Representative, at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, on in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants sold and issued in the Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed. In connection with this Offering, the Company paid the underwriters an underwriting discount of 8% of the gross proceeds of the Offering and a non-accountable expense allowance of 1% of the gross proceeds of the Initial Offering. The Company also issued an option, for $100, to the Representative to purchase 300,000 Units at an exercise price of $7.50 per Unit. The Units issuable upon exercise of the option are identical to the Units issued in the Offering except that the Warrants underlying such Units are exercisable at $6.25 per

ISRAEL TECHNOLOGY ACQUISITION CORP.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

NOTE 4 — SHAREHOLDERS’ EQUITY – (CONTINUED)

share. The Company will have no obligation to net cash settle the exercise of the option or the Warrants underlying the option. The holder of the option will not be entitled to exercise the option or the Warrants underlying the option unless a registration statement covering the securities underlying the option is effective or an exemption from registration is available. If the holder is unable to exercise the option or underlying Warrants, the option or Warrants, as applicable, will expire worthless.

The Company accounted for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to stockholders’ equity. The Company estimated that the fair value of this option is approximately $660,000 ($2.20 per unit) using a Black- Scholes option – pricing model.

The fair value of this option granted to the Representative is estimated as of the data of grant using the following assumptions: (1) expected volatility of 44.5%, (2) risk-free interest rate of 3.8% and (3) expected life of 5 years. The option may be exercised for cash or on a “cashless” basis at the holder’s option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the option without the payment of any cash.

At December 31, 2005, 12,900,000 shares of common stock were reserved for issuance upon exercise of redeemable warrants and underwriters’ unit purchase option.

NOTE 5 — TRANSACTIONS WITH RELATED PARTIES

The Company issued an aggregate of $83,000 unsecured, non-interest bearing, promissory notes to the Initial Stockholders. The notes were payable on the consummation of the Offering. Accordingly, such notes were repaid in July 2005 out of the proceeds of the Offering.

NOTE 6 — SUBSEQUENT EVENT

On February 28, 2006, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) with IXI Mobile, Inc. (“IXI”). A wholly owned subsidiary of the Company, formed to effectuate the merger by merging with and into IXI, is also a party to the Merger Agreement. As a result of the merger, IXI will be the surviving corporation and will become a wholly owned subsidiary of the Company. Upon consummation of the merger, the Company will change its name to IXI Mobile, Inc. and IXI will change its name to IXI Mobile (USA), Inc. IXI is a privately owned company founded in 2000 that delivers devices and services designed to improve mobile communications and increase mobile data usage. Its Ogo™ devices are designed to deliver popular messaging applications, such as instant messaging, email, news, and SMS on optimized devices, increasing data usage and enhancing the mobile experience. IXI markets its solutions to mobile operators and Internet service providers worldwide.

Pursuant to the Merger Agreement, immediately following the merger, the holders of equity interests of IXI (including holders of employee options and warrants to purchase IXI common stock) will own or have the right to acquire approximately 7.8 million shares of the Company’s common stock. As further consideration, the holders of equity interests of IXI will receive or have the right to acquire up to an additional 10.0 million shares of the Company’s common stock based on the combined company attaining various targets described in the Merger Agreement.

ISRAEL TECHNOLOGY ACQUISITION CORP.
(A Development Stage Enterprise)

CONDENSED BALANCE SHEETS

	September 30, 2006	December 31, 2005
	Unaudited	Unaudited
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$247,395	$372,952
Short term deposit	—	500,000
Cash held in Trust Fund	34,377,159	33,472,678
Prepaid expenses	37,500	30,000
Total current assets	$34,662,054	$34,375,630

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES

Accrued expenses	$92,881	$7,921
Income tax payable	—	96,000

Total liabilities	92,881	103,921

Common stock , subject to possible conversion, 1,262,968 shares at conversion value	6,871,994	6,691,188

STOCKHOLDERS’ EQUITY
Share capital:
Preferred Stock, $0.0001 par value – authorized: 1,000,000 shares; none issued

Common stock, $0.0001 par value – Authorized 30,000,000 shares, issued and outstanding: 7,818,000 shares (less 1,262,968 subject to possible conversion)	656	656
Additional paid-in capital	27,405,347	27,395,347
Accumulated earnings during development stage	291,176	184,518

Total stockholders’ equity	27,697,179	27,580,521

Total liabilities and stockholders’ equity	$34,662,054	$34,375,630

The accompanying notes are an integral part of the consolidated financial statements.

ISRAEL TECHNOLOGY ACQUISITION CORP.
(A Development Stage Enterprise)

CONDENSED STATEMENT OF OPERATIONS

	Three months ended September 30,	Three months ended September 30,	For the period of nine months ended September 30,	For the period February 22, 2005 (inception) to September 30,	For the period February 22, 2005 (inception) to September 30,
	2006	2005	2006	2005	2006
	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited

General and administrative expenses	$121,868	$65,602	$555,779	$68,202	$699,566

Operating loss	(121,868)	(65,602)	(555,779)	(68,202)	(699,566)

Financial income, net	232,321	187,617	731,142	187,617	1,155,447

Net income before income taxes	110,453	122,015	175,363	119,415	455,881

Income taxes	(39,309)	—	(68,705)	—	(164,705)

Net income	$71,144	$122,015	$106,658	$119,415	$291,176

Basic and diluted net income per share	$0.01	$0.02	$0.02	$0.03	$0.05

Weighted average number of common shares used in computing basic and diluted Net income per share	6,555,032	6,450,522	6,555,032	3,629,944	6,270,083

The accompanying notes are an integral part of the consolidated financial statements.

ISRAEL TECHNOLOGY ACQUISITION CORP.
(A Development Stage Enterprise)

STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional paid-in capital	Accumulated earnings during the development stage	Total stockholders’ equity
	Shares(1)	Amount

Common shares issued February 22, 2005 at $0.0167	1,500,000	$150	$24,850	$—	$25,000

Sale of 6,000,000 units , net of underwriters’ discount and offering expenses (include 1,199,400 shares subject to possible conversion)	6,000,000	600	32,238,542	—	32,239,142

Proceeds from issuance of option compensation	—	—	100	—	100

Allotment of 318,000 units , net of underwriters’ discount and offering expenses	318,000	32	1,719,505	—	1,719,537

Proceeds subject to possible conversion of 1,262,968 shares	(1,262,968)	(126)	(6,587,650)	—	(6,587,776)

Net income	—	—	—	184,518	184,518

Balance as of December 31, 2005	6,555,032	656	27,395,347	184,518	$27,580,521

Reimbursement of issuance costs	—	—	10,000	—	10,000

Net income	—	—	—	106,658	106,658

Balance as of September 30, 2006 (Unaudited)	6,555,032	$656	$27,405,347	$291,176	$27,697,179

——————

(1)

Share amounts have been restated to reflect a stock dividend of one share of common stock for each outstanding share of common stock affected on April 14, 2005.

The accompanying notes are an integral part of the consolidated financial statements.

ISRAEL TECHNOLOGY ACQUISITION CORP.
(A Development Stage Enterprise)

CONDENSED STATEMENTS OF CASH FLOWS

	For the period of Nine months ended September 30,	For the period February 22, 2005 (inception) to September 30,	For the period February 22, 2005 (inception) to September 30,
	2006	2005	2006
	Unaudited	Unaudited	Unaudited
Cash flows from operating activities:
Net income	$106,658	$119,415	$291,176

Decrease in other accounts
receivable and prepaid expenses	(7,500)	(55,237)	(37,500)
Increase (decrease) in accrued expenses	(11,040)	8,694	92,881
Accumulated interest on cash held in trust	(723,675)	(183,610)	(1,137,581)
Net cash used in operating activities	(635,557)	(110,738)	(791,024)

Cash flows from investing activities:
Decrease long term deposit	500,000	(500,000)	—
Cash held in trust fund	—	(32,955,360)	(32,955,360)
Net cash used in investing activities	500,000	(33,455,360)	(32,955,360)

Cash flows from financing activities:
Gross proceeds		37,908,056	37,908,056
Proceeds from notes payable, stockholders	—	83,000	83,000
Payment of notes payable, stockholders		(83,000)	(83,000)
Proceeds from sale of shares of common stock		25,000	25,000
Proceeds from issuance of option	—	100	100
Reimbursement of issuance costs	10,000	—	10,000
Payment of deferred offering costs	—	(3,949,377)	(3,949,377)
Net cash provided by financing activities	10,000	33,983,779	33,993,779

Net change in cash and cash equivalents	(125,557)	417,681	247,395
Cash and cash equivalents at the beginning of the period	372,952	—	—
Cash and cash equivalents at the end of the period	$247,395	$417,681	$247,395

The accompanying notes are an integral part of the consolidated financial statements.

ISRAEL TECHNOLOGY ACQUISITION CORP.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The accompanying condensed unaudited interim consolidated financial statements have been prepared by Israel Technology Acquisition Corp. (the “Company”) in accordance with accounting principles generally accepted in the United States of America for interim financial information and the instructions to Form 10-QSB and Article 10 of Regulation S-X. These financial statements reflect all adjustments, consisting of normal recurring adjustments and accruals, which are, in the opinion of management, necessary for a fair presentation of the financial position of the Company as of September 30, 2006 and the results of operations and cash flows for the interim periods indicated in conformity with generally accepted accounting principles applicable to interim periods. Accordingly, certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These financial statements should be read in conjunction with the audited financial statements and notes thereto of the Company for the year ended December 31, 2005 that are included in the Company’s Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2006 (the “2005 10-KSB”). The results of operations presented are not necessarily indicative of the results to be expected for future quarters or for the year ending December 31, 2006.

2. ORGANIZATION AND BUSINESS OPERATIONS

The Company was incorporated on February 22, 2005 as a blank check company whose objective is to acquire an operating business that has manufacturing operations or research and development facilities located in Israel.

The Company’s ability to commence operations was contingent upon obtaining adequate financial resources through a proposed public offering (“Offering”), which was consummated on July 19, 2005 and is discussed in Note 6. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of this Offering are intended to be generally applied toward consummating a business combination with an operating business that has manufacturing operations or research and development facilities located in Israel (“Business Combination”). An aggregate of $32,955,360, including over allotment options, has been deposited in an interest-bearing trust account (“Trust Fund”) until the earlier of (i) the consummation of a Business Combination or (ii) liquidation of the Company. Under the agreement governing the Trust Fund, funds will only be invested in only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. The remaining net proceeds (not held in the Trust Fund) may be used to pay for business, legal, and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company has signed a definitive agreement for the acquisition of a target business (see Note 6) and will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Shareholders”), have agreed to vote their 1,500,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Fund as of two days prior to the consummation of the proposed Business Combination divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding approximately 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by the Initial Shareholders.

ISRAEL TECHNOLOGY ACQUISITION CORP.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

2. ORGANIZATION AND BUSINESS OPERATIONS – (CONTINUED)

The Company’s Amended and Restated Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units sold in the Offering discussed in Note 6).

2. COMMITMENTS

The Company presently occupies office space provided by an affiliate of an Initial Stockholder. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the offering.

Pursuant to letter agreements dated March 9, 2005 with the Company and EarlyBirdCapital, Inc., the representative of the underwriters in the Offering (“Representative”), the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

In accordance with agreements between the Initial Stockholders and the Representative, the Initial Stockholders collectively purchased 1,300,000 Warrants in the public marketplace at an average price of $0.568 per Warrant.

The Initial Stockholders will be entitled to registration rights with respect to their founding shares pursuant to an agreement dated July 12, 2005. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the third anniversary of the effective date of the Offering. In addition, the Initial Stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Offering.

3. NOTES PAYABLE, STOCKHOLDER

The Company issued an aggregate of $83,000 unsecured, non-interest bearing, promissory notes to the Initial Stockholders. The notes were payable on the consummation of the Offering. Accordingly, such notes were repaid in August 2005 out of the proceeds of the Offering.

4. COMMON STOCK

In February 2005, the Company issued 750,000 shares of common stock to its directors for $25,000 in cash, at a purchase price of approximately $0.033 per share. Effective April 14, 2005, the Company’s Board of Directors authorized a stock dividend of one share of common stock for each outstanding share of common stock, effectively lowering the purchase price to $0.0167 per share. Additionally, on April 14, 2005, the Company’s Board of Directors authorized an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 30,000,000. All references in the accompanying financial statements to the number of shares of stock have been retroactively restated to reflect these transactions.

At September 30, 2006, 12,900,000 shares of common stock were reserved for issuance upon exercise of redeemable warrants and underwriters’ unit purchase option.

ISRAEL TECHNOLOGY ACQUISITION CORP.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

5. INITIAL PUBLIC OFFERING

On July 19, 2005, the Company sold 6,000,000 units (“Units”) in the Offering. On August 5, 2005, the Company sold an additional 318,000 Units pursuant to the over-allotment option. Each Unit was sold at an offering price of $6.00 per Unit generated total gross proceeds of $37,908,000. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination with a target business or one year from the effective date of the Offering and expiring five years from the date of the prospectus. The Warrants will be redeemable, upon prior written consent of the Representative, at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, on in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

In connection with this Offering, the Company paid the underwriters an underwriting discount of 8% of the gross proceeds of the Offering and a non-accountable expense allowance of 1% of the gross proceeds of the Initial Offering. The Company also issued an option, for $100, to the Representative to purchase 300,000 Units at an exercise price of $7.50 per Unit. The Warrants underlying such Units are exercisable at $6.25 per share. The company accounted for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to stockholders’ equity. The company estimated that the fair value of this option is approximately $660,000 ($2.20 per unit) using a Black- Scholes option - pricing model. The fair value of this option granted to the Representative is estimated as of the data of grant using the following assumptions: (1) expected volatility of 44.5%, (2) risk- free interest rate of 3.8% and (3) expected life of 5 years. The option may be exercised for cash or on a “cashless” basis at the holder’s option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying warrants and the market price of the units and underlying securities) to exercise the option without the payment of any cash.

6. PROPOSED BUSINESS COMBINATION

On February 28, 2006, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) with IXI Mobile, Inc. (“IXI”). A wholly owned subsidiary of the Company, formed to effectuate the merger by merging with and into IXI, is also a party to the Merger Agreement. As a result of the merger, IXI will be the surviving corporation and will become a wholly owned subsidiary of the Company. Upon consummation of the merger, the Company will change its name to IXI Mobile, Inc. and IXI will change its name to IXI Mobile (USA), Inc. IXI is a privately owned company founded in 2000 that delivers devices and services designed to improve mobile communications and increase mobile data usage. Its Ogo™ devices are designed to deliver popular messaging applications, such as instant messaging, email, news, and SMS on optimized devices, increasing data usage and enhancing the mobile experience. IXI markets its solutions to mobile operators and Internet service providers worldwide.

Pursuant to the Merger Agreement, immediately following the merger, the holders of equity interests of IXI (including holders of employee options and warrants to purchase IXI common stock) will own or have the right to acquire approximately 7.8 million shares of the Company’s common stock. As further consideration, the holders of equity interests of IXI will receive or have the right to acquire up to an additional 10.0 million shares of the Company’s common stock based on the combined company attaining various targets described in the Merger Agreement.

PROXY

Israel Technology Acquisition Corp.
7 Gush Etzion, 3rd Floor
Givaat Shmuel, Israel 54030

SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF ITAC ACQUISITION CORPORATION

The undersigned appoints Israel Frieder, Glen Shear and Dael Schnider, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Israel Technology Acquisition Corp. (“ITAC”) held of record by the undersigned on, ____________, 200_, at the Special Meeting of Stockholders to be held on __________, 2007, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO ADOPT THE AGREEMENT AND THE PLAN OF MERGER IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2, 3, 4 & 5. THE ITAC BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS SHOWN ON THE REVERSE SIDE.

ITAC MAY POSTPONE THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTING INSTRUCTIONS IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY THE ITAC BOARD OF DIRECTORS.

(Continued and to be signed on reverse side)

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

ISRAEL TECHNOLOGY ACQUISITION CORP.,

IXI MOBILE, INC.,

AND

ITAC ACQUISITION SUBSIDIARY CORP.

DATED AS OF FEBRUARY 28, 2006

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY		27

3.1	Organization and Qualification.	27
3.2	Subsidiaries.	28
3.3	Capitalization.	28
3.4	Authority Relative to this Agreement	29
3.5	No Conflict; Required Filings and Consents.	30
3.6	Compliance.	31
3.7	Financial Statements.	31
3.8	No Undisclosed Liabilities	32
3.9	Absence of Certain Changes or Events	33
3.10	Litigation	33
3.11	Employee Benefit Plans.	33

i

(continued)

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT		46

4.1	Organization and Qualification.	46
4.2	Subsidiaries	47
4.3	Capitalization.	47
4.4	Authority Relative to this Agreement	48
4.5	No Conflict; Required Filings and Consents.	48
4.6	Compliance	48
4.7	SEC Filings; Financial Statements.	49
4.8	No Undisclosed Liabilities	49
4.9	Absence of Certain Changes or Events	50
4.10	Litigation	50
4.11	Employee Benefit Plans	50
4.12	Restrictions on Business Activities	50
4.13	Title to Property	50
4.14	Taxes	51
4.15	Brokers	51
4.16	Intellectual Property	52
4.17	Agreements, Contracts and Commitments.	52
4.18	Insurance	52
4.19	Interested Party Transactions	52
4.20	Indebtedness	53
4.21	Over-the-Counter Bulletin Board Quotation	53
4.22	Board Approval	53
4.23	Trust Fund	53
4.24	Governmental Filings	53
4.25	Representations and Warranties Complete	53
4.26	Survival of Representations and Warranties	54

(continued)

Page

ARTICLE V
CONDUCT PRIOR TO THE EFFECTIVE TIME		54

5.1	Conduct of Business by Company and Parent	54
ARTICLE VI
ADDITIONAL AGREEMENTS		57

6.1	Registration Statement and Prospectus/Proxy Statement; Special Meeting.	57
6.2	Directors and Officers of Parent and the Company After Merger	59
6.3	Other Actions.	59
6.4	Required Information	59
6.5	Confidentiality; Access to Information.	60
6.6	Public Disclosure	61
6.7	Reasonable Efforts	61
6.8	Treatment as a Reorganization	62
6.9	No Securities Transactions	62
6.10	Disclosure of Certain Matters	62
6.11	Listing	62
6.12	Company Actions	62
6.13	Non-Solicitation.	63
6.14	Short-Swing Profit	64
6.15	Israeli Tax Pre-Ruling	64
6.16	Bridge Financing	65
6.17	Indemnification of Officers and Directors.	65
6.18	No Claim Against Trust Fund	66
6.19	Stockholder Guarantees	67
6.20	Stockholder Transfer Restrictions	67
6.21	Stockholder Obligations	67
ARTICLE VII
CONDITIONS TO THE TRANSACTION		67

7.1	Conditions to Obligations of Each Party to Effect the Merger	67
7.2	Additional Conditions to Obligations of Company	68
7.3	Additional Conditions to the Obligations of Parent	70

(continued)

Page
ARTICLE VIII
INDEMNIFICATION		72

8.1	Indemnification of Parent.	72
8.2	Indemnification of Third Party Claims	73
8.3	Limitations on Indemnification.	75
8.4	Exclusive Remedy	76
8.5	Adjustment to Merger Consideration	76
8.6	Representative Capacities; Application of Holdback Escrowed Shares	76
ARTICLE IX
TERMINATION		76

9.1	Termination	76
9.2	Notice of Termination; Effect of Termination	77
9.3	Fees and Expenses	78
ARTICLE X
GENERAL PROVISIONS		78

10.1	Notices	78
10.2	Interpretation.	79
10.3	Counterparts; Facsimile Signatures	80
10.4	Entire Agreement; Third Party Beneficiaries	80
10.5	Severability	80
10.6	Other Remedies; Specific Performance	80
10.7	Governing Law	81
10.8	Rules of Construction	81
10.9	Assignment	81
10.10	Amendment	81
10.11	Extension; Waiver	81

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of February 28, 2006, by and among Israel Technology Acquisition Corp., a Delaware corporation (“Parent”), ITAC Acquisition Subsidiary Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and IXI Mobile, Inc., a Delaware corporation (“Company”).

RECITALS

A. Upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Parent and the Company intend to enter into a business combination transaction by means of a merger between Merger Sub and the Company in which the Company will merge with Merger Sub and be the surviving entity and a wholly owned subsidiary of Parent.

B. The Boards of Directors of each of the Company, Parent and Merger Sub have determined that the Merger is fair to, and in the best interests of, their respective companies and their respective stockholders.

C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 As used in this Agreement, the following terms shall have the following meanings:

“Additional Share Conversion Ratio” means the ratio determined by dividing the number of Additional Escrowed Shares to be distributed by the Escrow Agent upon instruction by Parent on any Additional Shares Issuance Date by the Outstanding Company Common Stock Number.

“Bridge Equity Securities” means any equity securities issued by the Company on or after the date of this Agreement and prior to the Closing in connection with a Bridge Financing, including, but not limited to any shares of Company Common Stock for which or into which any such equity securities are exercisable, exchangeable or otherwise convertible as compensation to the investors in such Bridge Financing.

“Bridge Financing” means any equity or debt financing arrangement entered into by the Company prior to the date of this Agreement and set forth in Schedule 1.1 or any such arrangement entered into by the Company following the date of this Agreement, including, but not limited to (a) the issuance by the Company of any Bridge Equity Securities, (b) the execution or extension of any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by the Company or (c) any credit support arrangement or guarantee of the Company’s indebtedness or obligations.

“Business Day” means a day other than a Saturday or a Sunday or other day on which commercial banks in New York are authorized or required by law to close.

“Closing Shares” means all shares of Parent Common Stock issued by Parent pursuant to clause (A) of Section 2.5(a)(i).

“Company Acquisition Proposal” means any offer or proposal (other than an offer or proposal made or submitted by Parent) contemplating or otherwise relating to any Company Acquisition Transaction.

“Company Acquisition Transaction” shall mean any transaction or series of related transactions (other than the transactions contemplated by this Agreement including, but not limited to, any Bridge Financing, and other than any transaction approved by Parent pursuant to Article V) involving:

(a) any merger, exchange, consolidation, business combination, plan of arrangement, issuance of securities, acquisition of securities, reorganization, recapitalization, takeover offer, tender offer, exchange offer or other similar transaction: (i) in which the Company is a constituent corporation; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of the Company; or (iii) in which the Company issues securities representing more than 20% of the outstanding securities of any class of voting securities of the Company;

(b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, consolidated net income or consolidated assets of the Company;

(c) other than any trade debt incurred by the Company in the ordinary course of business, any method or plan of financing through (i) the issuance of debt or equity securities of the Company (including, but not limited to, an initial public offering of any securities of the Company) or (ii) the execution or extension of any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by the Company; or

(d) any liquidation or dissolution of the Company.

“Company Common Stock” means the common stock, par value $0.01, of the Company.

“Company Derivative Securities” means the Employee Options and the Company Warrants.

“Company Derivative Security Agreements” means all Employee Option Agreements and Company Warrant Agreements.

“Company Stock Option Plans” means the Company’s 2000 Second Amended and Restated Stock Incentive Plan and the Company’s 2003 Israeli Stock Option Plan and any predecessor option or stock incentive plan.

“Company Warrants” means (a) all warrants for the purchase shares of Company Common Stock outstanding on the date of this Agreement and (b) all warrants for the purchase of shares of Company Preferred Stock outstanding on the date of this Agreement after being converted into warrants for the purchase shares of Company Common Stock in accordance with their terms.

“Consideration Shares” means the Closing Shares and the Reserved Shares.

“Derivative Holder” means any holder of Employee Options or Company Warrants.

“Escrow Agreement” means the escrow agreement in a form to be agreed between Parent and the Company.

“Excess Additional Shares Number” means, as of the termination of the Share Price Trigger Period, that number of Additional Shares which would have been distributable to holders of Terminated Employee Options or Terminated Company Warrants if such Terminated Employee Options or Terminated Company Warrants had been exercised immediately prior to the termination of the Share Price Trigger Period.

“Excess Closing Shares Number” means the difference between (a) 7,818,000 shares of Parent Common Stock; and (b) the sum of (i) the aggregate number of Closing Shares; and (ii) the aggregate number of Reserved Shares which remain reserved and unissued by Parent as of the termination of the Share Price Trigger Period.

“Excess Shares Ratio” means, with respect to each Holder and each Derivative Holder, a fraction, the numerator of which is equal to the sum of (a) the number of Closing Shares issued to such Holder plus (b) the number of Reserved Shares issued to such Holder prior to the termination of the Share Price Trigger Period and (c) the aggregate number of Reserved Shares that remain reserved for issuance to such Derivative Holder as of the termination of the Share Price Trigger Period, and the denominator of which is equal to the difference between (x) the aggregate number of Consideration Shares and (y) the Excess Closing Shares Number

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means the ratio determined by dividing 7,818,000 by the Outstanding Company Common Stock Number.

“Excluded Shares” means those shares of Company Common Stock which (i) shall be canceled in connection with Merger pursuant to Section 2.5(b), (ii) are subject to appraisal rights pursuant to Section 2.11, (iii) are Bridge Equity Securities which are redeemed by the Company or purchased by Parent, in each case, concurrently with the Closing, or (iv) are purchased by Parent pursuant to Section 2.12.

“Executive Lock-Up Agreement” means the lock-up agreement substantially in the form attached hereto as Exhibit D.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Entity” means any court, administrative agency, tribunal, department, bureau or commission or other governmental authority, instrumentality or arbitral body, domestic or foreign, federal, state or local.

“Holders” means Persons who have surrendered Certificates in accordance with Section 2.6(c) and the Persons who have received Parent Common Stock upon the exercise of any Employee Options or Company Warrants.

“Israeli GAAP” means Israeli generally accepted accounting principles.

“knowledge” means actual knowledge as to a specified fact or event of a Person that is an individual or of an executive officer or director of a Person that is a corporation or of a Person in a similar capacity of an entity other than a corporation.

“Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and all requirements set forth in Company Contracts or Parent Contracts, as applicable.

“Management Incentive Expenses” means any expenses recognized by the Parent in accordance with GAAP relating to any issuance, grant or payment, as the case may be, of any Additional Options, Share Price Bonus, Second Bonus, Target Bonus, Closing Bonus or Shares (as each such term is defined in the Employment Agreements) pursuant to either of the Employment Agreements.

“Material Adverse Effect” means, when used in connection with an entity, any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity, it being understood that none of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (ii) changes in general national or regional economic conditions, to the extent that such conditions do not have a disproportionate impact on the Company, or (iii) any SEC rulemaking requiring enhanced disclosure of reverse merger transactions with a public shell; provided, however, that any change, event, violation, inaccuracy, circumstance or effect arising from or relating to acts or omissions taken by the Company with the prior consent of Parent (following full and fair disclosure by the Company) shall not constitute a Material Adverse Effect.

“Outstanding Company Common Stock Number” means the difference between:

(a)  the sum of:

(i)  the number of shares of Company Common Stock outstanding immediately prior to the Closing, including any shares subject to appraisal rights in accordance with Section 2.11 or subject to purchase in accordance with Section 2.12; and

(ii)  the number of shares subject to options to purchase shares of Company Common Stock granted pursuant to the Company Stock Option Plans which are outstanding immediately prior to the Closing, regardless of whether such options are vested or unvested; and

(iii) the number of shares of Company Common Stock subject to the Company Warrants; and

(b)  the number of shares of Company Common Stock represented by, or issuable upon the exchange or conversion of, Bridge Equity Securities that are redeemed by the Company or purchased by Parent, in each case, concurrently with the Closing.

“Parent Acquisition Proposal” means any offer or proposal (other than an offer or proposal made or submitted by Company) contemplating or otherwise relating to any Parent Acquisition Transaction.

“Parent Acquisition Transaction” shall mean any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving:

(a) any merger, exchange, consolidation, business combination, plan of arrangement, issuance of securities, acquisition of securities, reorganization, recapitalization, takeover offer, tender offer, exchange offer or other similar transaction: (i) in which Parent is a constituent corporation; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of Parent; (iii) in which Parent issues securities representing more than 20% of the outstanding securities of any class of voting securities of Parent; or (iv) in which Parent acquires securities representing more than 20% of the outstanding securities of any class of voting securities of any Person; or

(b) any liquidation or dissolution of Parent.

“Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

“Registration Rights Agreement” means the registration rights agreement substantially in the form attached hereto as Exhibit A.

“Reserved Shares” means the aggregate number of shares of Parent Common Stock reserved for issuance by Parent pursuant to Section 2.13(g) and Section 2.18(d).

“Section 102 Trustee” means Yuli Yardeni, CPA of Yardeni Gelfand & Co. CPA, in its capacity as trustee under the Company Stock Option Plans for purposes of Section 102 of the Israeli Income Tax Ordinance, or any successor trustee under such plans.

“Stockholder Lock-Up Agreement” means the lock-up agreement substantially in the form attached hereto as Exhibit E.

“Terminated Company Warrants” means all Company Warrants which have been terminated or otherwise lapse during the Share Price Trigger Period, other than as the result of the exercise of such Company Warrants.

“Terminated Employee Options” means all Employee Options which have been terminated or otherwise lapse during the Share Price Trigger Period, other than as the result of the exercise of such Employee Options.

1.2 The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

Term	Section

2007 Net Profit Shares	2.15(b)
2007 Net Profit Target	2.15(b)
2008 Net Profit Shares	2.15(b)
2008 Net Profit Target	2.15(b)
Accelerated Revenue	2.15(h)
Accelerated Share Price Shares	2.15(h)
Acceleration Date	2.15(f)
Accelerated Shares	2.15
Acceleration Trigger Price	2.15(f)
Additional Escrowed Shares	2.15(e)(i)
Additional Shares	2.15(d)
Additional Shares Issuance Date	2.15(e)(i)
Agreement	2.2
Approvals	3.1(a)
Audited Financial Statements	3.7(a)
Capitalization Amendment	6.1(a)
Certificate of Merger	2.2
Certificates	2.6(c)
Change of Control	2.15(g)
Change of Control Consideration	2.15(f)
Charter Documents	3.1(a)
Closing	2.2
Closing Date	2.2
Code	Recitals
Company	Caption

Term	Section

Company Closing Certificate	7.3(a)
Company Contracts	3.19(a)
Company Existing D&O Policy	6.17(b)
Company Indemnified Person	6.17(a)
Company Intellectual Property	3.18
Company Maximum Premium	6.17(b)
Company Preferred Stock	3.3(a)
Company Schedule	Preamble to Article III
Company Stock Options	3.3(a)
Company Warrants	3.3(a)
Company Warrant Agreement	2.18(a)
Conditional Israeli Securities Exemption	2.12
Continuing Derivative Escrowed Shares	2.15(e)(ii)
Copyrights	3.18(iii)
Corporate Records	3.1(c)
Derivative Escrowed Shares	2.15(e)(ii)
DGCL	Recitals
Disclosure Schedule	6.10
Dissenter	2.11(a)
Dissenting Shares	2.11(b)
Effective Time	2.2
Electing Holders	6.15
Employment Agreements	5.1(a)
Employee Options	2.13(a)
Employee Option Agreement	2.13(a)
Environmental Law	3.16 (b)
ERISA	3.11(a)
Escrow Agent	2.14
Excess Additional Shares	2.15(e)
Excess Closing Shares	2.13(f)
Exchange Agent	2.6(a)
Exhibit	10.2(a)
First Share Price Measurement Period	2.15(c)
First Share Price Shares	2.15(c)
First Share Price Trigger	2.15(c)
Full Share Price Share Acceleration Trigger	2.15(h)
Gemini	6.14
Government Grants	3.6(b)
Governmental Actions/Filings	3.21
Guarantee Stockholders	6.19
Hazardous Substances	3.16(c)
Holdback Escrowed Shares	2.14
Holdback Period	2.14
Indemnification Documents	6.17(a)
Indemnified Persons	6.17(a)
Insider	3.19(a)

Term	Section

Insurance Policies	3.20
Intellectual Property	3.18
Investment Center	3.6(b)
Israeli Tax Pre-Ruling	6.15
Israeli Securities Exemption	2.12
Israeli Securities Purchase Price	2.12
Landa	6.14
Last Reported Sales Price	2.15(c)
Lock-Up Agreements	6.20
Losses	8.1(b)
Material Company Contracts	3.19(a)
Merger	2.1
Merger Form 8-K	6.3(a)
Merger Sub	Caption
Merger Sub Common Stock	2.5(c)
Name Change Amendment	6.1(a)
Net Profit Shares	2.15(b)
Notice of Claim	8.2(a)
OCS	3.6(b)
OTC BB	4.21
Parent	Caption
Parent Closing Certificate	7.2(a)
Parent Common Stock	4.3(a)
Parent Contracts	4.17(a)
Parent Convertible Securities	4.3(a)
Parent Existing D&O Policy	6.17(c)
Parent IPO Shares	7.1(e)
Parent Indemnitee	8.1(a)
Parent Indemnified Person	6.17(a)
Parent Maximum Premium	6.17(c)
Parent Preferred Stock	4.3(a)
Parent Schedule	Preamble to Article IV
Parent SEC Reports	4.7(a)
Parent Stockholder Approval	6.1(a)
Parent Stock Options	4.3(a)
Parent Warrants	4.3(a)
Patents	3.18(i)
Personal Property	3.14(b)
Plan	3.11(a)
Press Release	6.3(a)
Prospectus/Proxy Statement	6.1(a)
Registration Statement	6.1(a)
Representative	2.16(b)
Returns	3.15(b)
Revenue Shares	2.15(a)
Revenue Target	2.15(a)

Term	Section

Schedule	10.2(a)
SEC	2.15(a)
Second Share Price Measurement Period	2.15(c)
Second Share Price Shares	2.15(c)
Second Share Price Trigger	2.15(c)
Securities Act	2.13(e)
Share Price Measurement Period	2.15(c)
Share Price Shares	2.15(c)
Share Price Trigger Period	2.15(c)
Share Price Triggers	2.15(c)
Short Swing Profit Opinion	6.14
Software	3.18(v)
Special Meeting	6.1(a)
Stockholder Guarantees	6.19
Subsidiaries	3.2(a)
Survival Period	8.3(a)
Surviving Corporation	2.1
Tax or Taxes	3.15(a)
Third Party Claim	8.2
Third Share Price Measurement Period	2.15(c)
Third Share Price Shares	2.15(c)
Third Share Price Trigger	2.15(c)
Trademarks	3.18(ii)
Trade Secrets	3.18(vi)
Trading Day and Trading Days	2.15(c)
Trust Fund	4.23
Unaudited Financial Statements	3.7(b)
Working Capital	3.7(e)

ARTICLE II

THE MERGER

2.1 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, Merger Sub shall be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the “Surviving Corporation.”

2.2 Effective Time; Closing. Subject to the conditions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL a Certificate of Merger (the “Certificate of Merger”) (the time of such filing with the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by the Company and Parent and specified in the Certificate of Merger, being the “Effective Time”) as soon as practicable on or after the Closing Date (as herein defined). The term “Agreement” as used herein refers to this Agreement and Plan of Merger, as the same may be amended from time to time, and all schedules delivered concurrently herewith, including, but not limited to, the Company Schedule and the Parent Schedule. Unless this Agreement shall have been terminated pursuant to Section 9.1, the closing of the Merger (the “Closing”) shall take place at the offices of Kramer, Levin, Naftalis & Frankel, LLP, 1177 Avenue of the Americas, New York, New York 10036 at a time and date to be specified by the parties, which shall be no later than the third Business Day after the satisfaction or waiver of the conditions set forth in Article VII, or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”). Closing signatures may be transmitted by facsimile.

2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.4 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the Certificate of Incorporation of the Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation.

(b) The Bylaws of the Merger Sub shall be the Bylaws of the Surviving Corporation.

2.5 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and this Agreement and without any action on the part of Merger Sub, the Company or the holders of any of the following securities, the following shall occur:

(a) Conversion of Company Common Stock.

(i) Other than the Excluded Shares, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time will be automatically converted into (A) the right to receive at the Effective Time that number of shares of Parent Common Stock determined by multiplying such share by the Exchange Ratio plus (B) the right to receive that number of Excess Closing Shares which may be distributed by the Escrow Agent at the end of the Share Price Trigger Period in accordance with Section 2.13(f) plus (C) the right to receive that number of Additional Shares which may be distributed by the Escrow Agent from time to time in accordance with Section 2.15 determined by multiplying such share by the Additional Share Conversion Ratio plus (D) the right to receive that number of Excess Additional Shares which may be distributed by the Escrow Agent in accordance with Section 2.15(e)(iii).

(ii) Certificates representing the shares of Parent Common Stock into which the shares of Company Common Stock are converted at the Effective Time pursuant to this Section 2.5(a) shall be issued to the holder of such shares of Company Common Stock upon surrender of the certificate representing such shares of Company Common Stock in the manner provided in Section 2.6 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and indemnity, if required) in the manner provided in Section 2.8). If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested or subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement. The numbers of shares of Parent Common Stock issuable or distributable pursuant to this Section 2.5(a) (including Additional Shares) that would otherwise be issued to Persons who exercise their appraisal rights pursuant to Section 262 of the DGCL shall not be issued to such persons and shall be canceled.

(b) Cancellation of Treasury and Parent-Owned Stock. Each share of Company Common Stock held by the Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of the Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion or payment in respect thereof.

(c) Capital Stock of Merger Sub. Each share of Common Stock, without par value, of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, without par value, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of common stock of the Surviving Corporation.

(d) Adjustments to Exchange Ratios. Each of the Exchange Ratio, the Additional Share Conversion Ratio and the Excess Share Ratio, as the case may be, shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

(e) Fractional Shares. Notwithstanding anything to the contrary, no fraction of a share of Parent Common Stock will be issued by virtue of the Merger (including, but not limited to, the Consideration Shares and Additional Shares), and each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon compliance with Section 2.6 receive from Parent one (1) share of Parent Common Stock.

2.6 Surrender of Certificates.

(a) Exchange Agent. Continental Stock Transfer & Trust Company shall be designated by the parties hereto to act as the exchange agent (the “Exchange Agent”) in the Merger.

(b) Parent to Provide Common Stock. Promptly after the Effective Time, and in no event more than three (3) Business Days thereafter, Parent shall make available to the Exchange Agent, for exchange in accordance with this Article II, the Closing Shares in exchange for outstanding shares of Company Common Stock and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 2.6(d). In addition, at such time Parent shall deposit with the Escrow Agent the Additional Escrowed Shares in accordance with Section 2.15(e).

(c) Exchange Procedures. Promptly after the Effective Time, and in no event more than three (3) Business Days thereafter, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the “Certificates”), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.5: (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other customary provisions as Parent may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and any dividends or other distributions pursuant to Section 2.6(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the Closing Shares, less the shares of Parent Common Stock representing the Holdback Escrowed Shares referred to in Section 2.14, and any dividends or distributions payable pursuant to Section 2.6(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed, from and after the Effective Time, to evidence only the right to receive the applicable number of shares of Parent Common Stock issuable or distributable pursuant to Section 2.5(a).

(d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock to be issued upon surrender thereof until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates with a properly completed letter of transmittal, the Exchange Agent shall promptly deliver to the record holders thereof, without interest, certificates representing shares of Parent Common Stock issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Parent Common Stock.

(e) Transfers of Ownership. If certificates representing shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

(f) Required Withholding. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock, Employee Options or Company Warrants such amounts as are required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid, provided, however, that none of the Exchange Agent, Parent or the Surviving Corporation shall be entitled to withhold any amounts pursuant to this Section 2.6(f) if the Exchange Agent, Parent or the Surviving Corporation has received prior to the issuance or distribution of any shares of Parent Common Stock pursuant to this Agreement, such certificates or forms as are sufficient, under applicable law, to establish that withholding is not required (together with a satisfactory supporting legal opinion, if the Exchange Agent, Parent or the Surviving Corporation so requires); provided, further, that the Exchange Agent, Parent or the Surviving Corporation agree that, before withholding and paying over any amounts to a U.S. taxing authority with respect to a holder or former holder of Company Common Stock, Employee Options or Company Warrants pursuant to this Section 2.6(f) (and delivering to such holder the balance of the portion of the shares of Parent Common Stock payable to such holder or former holder of Company Common Stock, Employee Options or Company Warrants pursuant to this Agreement), Parent shall (or shall cause the Exchange Agent to) provide such holder or former holder of Company Common Stock, Employee Options or Company Warrants with written notice and shall consult with such holder or former holder of Company Common Stock, Employee Options or Company Warrants in order to minimize the amount of any such withholding.

(g) Termination of Exchange Agent Obligations. Closing Shares held by the Exchange Agent that have not been delivered to holders of Certificates within six months after the Effective Time shall promptly be paid or delivered, as appropriate, to Parent, and thereafter holders of Certificates who have not theretofore complied with the exchange procedures outlined in and contemplated by this Section 2.6 shall thereafter look only to Parent (subject to abandoned property, escheat and similar laws) for their claim for shares of Parent Common Stock and any dividends or distributions pursuant to Section 2.6(d) with respect to Parent Common Stock to which they are entitled.

(h) No Liability. Notwithstanding anything to the contrary in this Section 2.6, neither the Exchange Agent, Parent, the Surviving Corporation nor the Company shall be liable to a holder of shares of Parent Common Stock or Company Common Stock or holders of Employee Options or Company Warrants for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.7 No Further Ownership Rights in Company Stock. All shares of Parent Common Stock issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

2.8 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock which the shares of Company Common Stock formerly represented by such Certificates were converted into and any dividends or distributions payable pursuant to Section 2.6(d); provided, however, that, as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock and other distributions, the owner of such lost, stolen or destroyed Certificates shall indemnify Parent against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed; provided, however, that Parent may also, in its commercially reasonable discretion and as an additional condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.9 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

2.10 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub will take all such lawful and necessary action.

2.11 Shares Subject to Appraisal Rights.

(a) Notwithstanding Section 2.5 hereof, Dissenting Shares shall not be converted into a right to receive Parent Common Stock. The holders thereof shall be entitled only to such rights as are granted by the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL, provided, however, that (i) if any stockholder of the Company who asserts appraisal rights in connection with the Merger (a “Dissenter”) shall have failed to establish his entitlement to appraisal rights as provided in the DGCL, or (ii) if any such Dissenter shall have effectively withdrawn his demand for payment for such shares or waived or lost his right to payment for his shares under the appraisal rights process under the DCGL, the shares of Company Common Stock held by such Dissenter shall be treated as if they had been converted, as of the Effective Time, into a right to receive Parent Common Stock as provided in Section 2.5. The Company shall give Parent prompt notice of any demands for payment received by the Company from a person asserting appraisal rights, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

(b) As used herein, “Dissenting Shares” means any shares of Company Common Stock held by stockholders of the Company who are entitled to appraisal rights under the DGCL, and who have properly exercised, perfected and not subsequently withdrawn or lost or waived their rights to demand payment with respect to their shares in accordance with the DGCL.

2.12 Israeli Securities Law Limitations. In the event the Company is unable to obtain an exemption from the Israeli Securities Authority from the obligation to publish a prospectus pursuant to Israeli securities law in connection with the transactions contemplated hereby (the “Israeli Securities Exemption”) or the Company receives such an exemption that is conditional upon the reduction of the number of holders of Employee Options (a “Conditional Israeli Securities Exemption”), then Parent, concurrently with the Closing, shall offer to purchase for cash Employee Options held by such number of Company employees or consultants (or former employees or consultants) as shall permit the Company to avoid the need to publish a prospectus pursuant to Israeli securities law in connection with the transactions contemplated hereby. Parent shall offer to purchase such Employee Options from the holders of Employee Options in the manner that minimizes the aggregate purchase price paid by Parent pursuant to this Section 2.12 (the “Israeli Securities Purchase Price”).

2.13 Employee Options.

(a) Subject to the further provisions of this Section 2.13, at the Effective Time, Parent shall substitute equivalent options to purchase Parent Common Stock for all options outstanding under the Company Stock Option Plans at the Effective Time (the “Employee Options”). Each agreement representing the grant of Employee Options is referred to herein as an “Employee Option Agreement.” Subject to the foregoing and Section 2.13(b) and (c), immediately after the Effective Time, each such Employee Option Agreement shall be deemed to constitute an option to acquire (i) from Parent that number of shares of Parent Common Stock equal to the number of shares of Company Common Stock which were subject to such Employee Option Agreement immediately prior to the Effective Time (whether vested or unvested) multiplied by the Exchange Ratio, (ii) from the Escrow Agent in accordance with Section 2.15, that number of Additional Shares which such holder of Employee Options would have received if such holder had exercised such Employee Options immediately prior to the Effective Time, regardless of whether such Employee Options had vested prior to the Effective Time, (iii) in the event of any exercise of any Employee Options after the termination of the Share Price Trigger Period, from Parent in accordance with Section 2.13(f), that number of Excess Closing Shares which such holder of Employee Options would have received if such holder had exercised such Employee Options immediately prior to the termination of the Share Price Trigger Period, regardless of whether such Employee Options had vested prior to the termination of the Share Price Trigger Period and (iv) in the event of any exercise of any Employee Options after the termination of the Share Price Trigger Date, from the Escrow Agent in accordance with Section 2.15(e)(iii) that number of Excess Additional Shares which such holder of Employee Options would have received if such holder exercised such Employee Options immediately prior to the termination of the Share Price Trigger Period, regardless of whether such Employee Options had vested prior to the termination of the Share Price Trigger Period. The exercise price for each share of Parent Common Stock and the proportional right to receive Additional Shares pursuant to each such Employee Option Agreement shall be equal to the aggregate exercise price of the Employee Options represented by the Employee Option Agreement at the Effective Time divided by the number of shares of Parent Common Stock for which it is exercisable pursuant to clause (i) of this Section 2.13(a), rounded up to the nearest whole cent.

(b) In the event that a holder of Employee Options exercises any Employee Option after the Closing and prior to the termination of the Holdback Period, ten percent (10%) of the shares of Parent Common Stock such holder receives pursuant to clause (i) of Section 2.13(a) shall be deposited with the Escrow Agent and held by the Escrow Agent as Holdback Escrowed Shares pursuant to the Escrow Agreement. Any shares of Parent Common Stock deposited with the Escrow Agent pursuant to this Section 2.13(b) shall remain subject to Sections 2.14 and 8.6.

(c) In the event that a holder of Employee Options exercises any Employee Option after the termination of the Holdback Period and the Escrow Agent has, pursuant to Section 8.6 and in accordance with the Escrow Agreement, has withheld any amounts in dispute related to the indemnification obligations set forth in Article VIII, the number of shares of Parent Common Stock such holder receives pursuant to clause (i) of Section 2.13(a) shall be equitably adjusted as to be consistent with the percentage of Closing Shares which the Persons who surrendered Certificates received after the application of the Holdback Escrowed Shares pursuant to Section 8.6.

(d) It is the intent of the parties hereto that the Employee Options assumed by Parent following the Closing pursuant to this Section 2.13 shall, to the extent permitted by applicable law, qualify as incentive stock options as defined in Section 422 of the Code and, in the case of Israeli employees, qualify for preferential treatment under Section 102 of the Israeli Income Tax Ordinance, to the extent any such Employee Options qualified as incentive stock options or for preferential treatment under Section 102 of the Israeli Income Tax Ordinance immediately prior to the Effective Time and all interpretations pursuant to this Section 2.13 shall be consistent with such intent. Any reference in this Agreement to the issuance of shares of Parent Common Stock upon the exercise of an Employee Option, or to the issuance or distribution of Additional Shares to the holders of Employee Options (subject to and only upon the exercise of such Employee Options in accordance with the terms of the applicable Employee Option Agreement), shall, in the case of an Israeli employee, refer to the issuance or distribution of such shares to the Section 102 Trustee if necessary to preserve the preferential treatment available to the employee under Section 102 of the Israeli Income Tax Ordinance.

(e) As soon as practicable after the Effective Time, and in any event no earlier than ninety (90) days thereafter and no later than one hundred and twenty (120) days after the Effective Time, Parent shall file a Registration Statement on Form S-8 (or any successor form) under the Securities Act of 1933, as amended (“Securities Act”), with respect to all shares of Parent Common Stock issuable or distributable pursuant to options substituted in place of Employee Options, and shall use commercially reasonable efforts to maintain the effectiveness of such Registration Statement for so long as such substituted options remain outstanding.

(f) Within five (5) Business Days of the termination of the Share Price Trigger Period, Parent shall issue to the Holders and shall reserve for subsequent issuance to Derivative Holders (subject to and only upon the exercise of such Company Derivative Securities in accordance with the terms of the applicable Company Derivative Security Agreement) an aggregate number of shares of Parent Common Stock equal to the Excess Closing Shares Number (the “Excess Closing Shares”). Each Holder and Derivative Holder (subject to and only upon the exercise of such Company Derivative Securities in accordance with the terms of the applicable Company Derivative Security Agreement) shall receive a number of Excess Closing Shares equal to the Excess Closing Shares Number multiplied by the Excess Shares Ratio applicable to such Holder or such Derivative Holder.

(g) As soon as practicable after the Closing Date, Parent shall reserve for issuance all shares of Parent Common Stock issuable pursuant to Section 2.13(a)(i).

2.14 Holdback. As the sole remedy for the indemnity obligations set forth in Article VIII, Parent shall hold back, from the shares of Parent Common Stock to be issued as a result of the Merger, until December 31, 2007 (“Holdback Period”), ten percent (10%) of the Closing Shares, which shall be allocated among the Persons entitled to receive them in the same proportions as the shares of Parent Common Stock are allocated among them, and deposit such shares of Parent Common Stock with Continental Stock Transfer & Trust Company, as Escrow Agent (the “Escrow Agent”) to be held as “Holdback Escrowed Shares” in accordance with the terms and conditions of the Escrow Agreement. Subject to Article VIII, on the first Business Day following the conclusion of the Holdback Period, the Escrow Agent shall deliver the Holdback Escrowed Shares, less any amounts applied in satisfaction of a claim for indemnification and any amounts then in dispute related to the indemnification obligations set forth in Article VIII, to each such Person in the same proportions as withheld. Any withheld Holdback Escrowed Shares, to the extent not applied in satisfaction of a claim for indemnification, will be remitted to such Persons promptly upon resolution of the dispute or claim.

2.15 Additional Shares.

(a) Revenue Shares. In the event that Parent’s total revenues equal or exceed forty-five million dollars ($45,000,000) (the “Revenue Target”) for the calendar year ending December 31, 2006, Parent shall cause the Escrow Agent, in accordance with the Escrow Agreement and Section 2.15(e), to distribute to the Holders and Derivative Holders (subject to and only upon the exercise of such Company Derivative Securities in accordance with the terms of the applicable Company Derivative Security Agreement), an aggregate of 1,000,000 Additional Escrowed Shares (the “Revenue Shares”) in accordance with Sections 2.5, 2.13 and 2.18, respectively. For the purposes of this Section 2.15(a), “total revenue” shall mean the pro forma consolidated revenues of Parent recognized in accordance with Parent’s revenue recognition policies under GAAP, as reflected in Parent’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for the fiscal year ending December 31, 2006 excluding any revenues derived from businesses, operations or assets acquired by Company other than in the ordinary course of business after the date of this Agreement or by Parent or the Company after the Effective Time.

(b) Net Profit Shares.

(i) In the event that Parent’s net income exceeds $15,000,000 for the calendar year ending December 31, 2007 (the “2007 Net Profit Target”) Parent shall cause the Escrow Agent, in accordance with the Escrow Agreement and Section 2.15(e), to distribute to the Holders and the Derivative Holders (subject to and only upon the exercise of such Company Derivative Securities in accordance with the terms of the applicable Company Derivative Security Agreement), in accordance with Sections 2.5, 2.13 and 2.18, respectively, an aggregate number of Additional Escrowed Shares equal to 1,000,000 multiplied by a fraction (A) the numerator of which shall be the excess of Parent’s net income of the calendar year ending December 31, 2007 over $15,000,000 and (B) the denominator of which shall be $10,000,000. In no event shall the fraction in the preceding sentence exceed one (1). For the purposes of this Section 2.15(b), “net income” shall mean the consolidated net income after taxes of Parent calculated in accordance with Parent’s accounting policies under GAAP, as reflected in Parent’s Annual Report on Form 10-K filed with the SEC for the applicable calendar year, excluding (x) the Management Incentive Expenses applicable to such calendar year and (y) any tax consequences related to or arising from the Management Incentive Expenses, if any. Shares of Parent Common Stock distributed pursuant to this Section 2.15(b)(i) shall be referred to as the “2007 Net Profit Shares”.

(ii) In the event that Parent’s net income exceeds $20,000,000 for the calendar year ending December 31, 2008 (the “2008 Net Profit Target”) Parent shall cause the Escrow Agent, in accordance with the Escrow Agreement and Section 2.15(e), to distribute to the Holders and the Derivative Holders (subject to and only upon the exercise of such Company Derivative Securities in accordance with the terms of the applicable Company Derivative Security Agreement), in accordance with Sections 2.5, 2.13 and 2.18, respectively, an aggregate number of Additional Escrowed Shares equal to 2,000,000 multiplied by a fraction (A) the numerator of which shall be the excess of Parent’s net income for the calendar year ending December 31, 2008 over $20,000,000 and (B) the denominator of which shall be $25,000,000. In no event shall the fraction in the preceding sentence exceed one (1). Shares of Parent Common Stock distributed pursuant to this Section 2.15(b)(ii) shall be referred to as the “2008 Net Profit Shares” and together with the 2007 Net Profit Shares, the “Net Profit Shares”.

(c) Share Price Shares.

(i) In the event that the Last Reported Sales Price of the Parent Common Stock is equal to or exceeds $8.50 (the “First Share Price Trigger”) during any twenty (20) Trading Days during any thirty (30) consecutive Trading Day period (the “First Share Price Measurement Period”) at any time during the period commencing on the Closing Date and ending on the fourth anniversary thereof (the “Share Price Trigger Period”), Parent shall cause the Escrow Agent, in accordance with the Escrow Agreement and Section 2.15(e), to distribute to the Holders and the Derivative Holders (subject to and only upon the exercise of such Company Derivative Securities in accordance with the terms of the applicable Company Derivative Security Agreement), an aggregate of 2,000,000 Additional Escrowed Shares in accordance with Sections 2.5, 2.13 and 2.18, respectively, (the “First Share Price Shares”). For the purpose of this Section 2.15(c), the “Last Reported Sales Price” with respect to any security on any date shall mean the closing sale price per such security (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which such security is traded or, if such security is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market or Nasdaq Capital Market. If such security is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market or Nasdaq Capital Market on the relevant date, the “Last Reported Sales Price” will be the last quoted bid price for such security in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated, Pink Sheets LLC or similar organization. For the purposes of this Section 2.15(c), “Trading Day” shall mean a day during which trading in securities generally occurs on the principal national securities exchange on which the security is then listed or, if the security is not then listed on a national securities exchange, on the Nasdaq National Market or, if the security is not then quoted on the Nasdaq National Market, on the principal other market on which the security is traded.

(ii) In the event that the Last Reported Sales Price of the Parent Common Stock is equal to or exceeds $9.50 (the “Second Share Price Trigger”) during any twenty (20) Trading Days during any thirty (30) consecutive Trading Day period (the “Second Share Price Measurement Period”) at any time during the Share Price Trigger Period, Parent shall cause the Escrow Agent, in accordance with the Escrow Agreement and Section 2.15(e), to distribute to the Holders and the Derivative Holders (subject to and only upon the exercise of such Company Derivative Securities in accordance with the terms of the applicable Company Derivative Security Agreement) an aggregate of 2,000,000 Additional Escrowed Shares in accordance with Sections 2.5, 2.13 and 2.18, respectively (the “Second Share Price Shares”).

(iii) In the event that the Last Reported Sales Price of the Parent Common Stock is equal to or exceeds $12 (the “Third Share Price Trigger” and together with the First Share Price Trigger and the Second Share Price Trigger, the “Share Price Triggers”) during any twenty (20) Trading Days during any thirty (30) consecutive Trading Day period (the “Third Share Price Measurement Period” and together with the First Share Price Measurement Period and the Second Share Price Measurement Period, the “Share Price Measurement Period”) at any time during the Share Price Trigger Period, Parent shall cause the Escrow Agent, in accordance with the Additional Shares Escrow Agreement and Section 2.15(e), to distribute to the Holders and the Derivative Holders (subject to and only upon the exercise of such Company Derivative Securities in accordance with the terms of the applicable Company Derivative Security Agreement) an aggregate of 2,000,000 Additional Escrowed Shares in accordance with Sections 2.5, 2.13 and 2.18, respectively (the “Third Share Price Shares” and together with the First Share Price Shares and the Second Share Price Shares, the “Share Price Shares”).

(iv) Each of the Share Price Triggers shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock occurring after the Closing Date and prior to the termination of the Share Price Measurement Period.

(v) For the avoidance of doubt, the rights of the holders of the Certificates, to receive Share Price Shares pursuant to this Section 2.15(c) shall be cumulative.

(d) For the purposes of this Agreement, the term “Additional Shares” shall mean, collectively, the Revenue Shares, the Net Profit Shares, the Share Price Shares and the Accelerated Shares.

(e) Issuance of Additional Shares.

(i) Promptly after the Effective Time and in no event more than three (3) Business Days thereafter Parent shall deposit with the Escrow Agent certificates representing 10,000,000 shares of Parent Common Stock which shall be held by the Escrow Agent as “Additional Escrowed Shares”. The Additional Escrowed Shares shall be distributed upon Parent’s instruction to the Escrow Agent in accordance with this Section 2.15(e) in satisfaction of Parent’s obligations pursuant to this Section 2.15. Parent shall cause the Escrow Agent to distribute certificates for Additional Escrowed Shares representing Revenue Shares and Net Profit Shares to the Holders or the Derivative Holders (subject to and only upon the exercise of such Company Derivative Securities in accordance with the terms of the applicable Company Derivative Security Agreement) in accordance with Sections 2.5(a)(i), 2.13 or 2.18, as the case may be, within five (5) Business Days following the filing with the SEC of Parent’s Annual Report on Form 10-K for the year with respect to which such Revenue Shares or Net Profit Shares, as the case may be, are distributable. Parent shall cause the Escrow Agent to distribute certificates for Additional Escrowed Shares representing the First Share Price Shares to the Holders and the Derivative Holders (subject to and only upon the exercise of such Company Derivative Securities in accordance with the terms of the applicable Company Derivative Security Agreement) in accordance with Sections 2.5(a)(i), 2.13 or 2.18, as the case may be, on the fifth (5th) Business Day following the First Share Price Measurement Period. Parent shall cause the Escrow Agent to distribute certificates for Additional Escrowed Shares representing the Second Share Price Shares or the Third Share Price Shares, as the case may be, to the Holders and Derivative Holders (subject to and only upon the exercise of such Company Derivative Securities in accordance with the terms of the applicable Company Derivative Security Agreement) in accordance with Sections 2.5(a)(i), 2.13 or 2.18, as the case may be, within five (5) Business Days following the applicable Share Price Measurement Period. The Additional Escrowed Shares shall continue to be held by the Escrow Agent until the earliest of their distribution pursuant to this Section 2.15(e) or Section 2.15(f) below, the return of Additional Escrowed Shares to Parent pursuant to Section 2.15(k) below or the termination of the Share Price Trigger Period. In the event that the Escrow Agent continues to hold any Additional Escrowed Shares upon termination of the Share Price Trigger Period, the Escrow Agent shall return such shares of Parent Common Stock to Parent for cancellation. For the purposes of this Agreement, each date on which Additional Shares are distributed pursuant to this Section 2.15(e) shall be considered to be an “Additional Shares Issuance Date.”

(ii) Additional Shares which become distributable pursuant to this Section 2.15 subject to and only upon the exercise of Company Derivative Securities in accordance with the terms of the applicable Company Derivative Security Agreement, shall continue to be held by Escrow Agent as “Derivative Escrowed Shares” until distributed to the Derivative Holders upon the exercise of the Company Derivative Securities pursuant to Section 2.13(a)(ii) or 2.18(a)(ii), as the case may be, in accordance with the terms of the applicable Company Derivative Security Agreement or distributed in accordance with Section 2.15(e)(iii).

(iii) Within five (5) Business Days of the termination of the Share Price Trigger Period, Parent shall cause the Escrow Agent to distribute to the Holders and the Derivative Holders (subject to and only upon the exercise of such Company Derivative Securities in accordance with the terms of the applicable Company Derivative Security Agreement) an aggregate number of Derivative Escrowed Shares equal to the Excess Additional Shares Number (the “Excess Additional Shares”). Each Holder and Derivative Holder (subject to and only upon the exercise of such Company Derivative Securities in accordance with the terms of the applicable Company Derivative Security Agreement) shall receive a number of Excess Additional Shares equal to the Excess Additional Shares Number multiplied by the Excess Shares Ratio applicable to such Holder or such Derivative Holder. Excess Additional Shares which become distributable pursuant to this Section 2.15(e)(iii) subject to and only upon the exercise of Company Derivative Securities in accordance with the terms of the applicable Company Derivative Security Agreement, shall continue to be held by Escrow Agent as “Continuing Derivative Escrowed Shares” until distributed to the Derivative Holders upon the exercise of the Company Derivative Securities pursuant to Section 2.13(a)(iv) or 2.18(a)(iv), as the case may be, in accordance with the terms of the applicable Company Derivative Security Agreement or until no Company Derivative Securities remain outstanding. In the event that no Company Derivative Securities remain outstanding, any remaining Continuing Derivative Escrowed Shares shall be returned by the Escrow Agent to the Parent for cancellation.

(f) Acceleration. If at any time during the Share Price Trigger Period, a Change in Control occurs with respect to Parent in which the consideration paid to holders of Parent Common Stock (the “Change of Control Consideration”), at the closing date of the said transaction, has a fair market value which exceeds $11.00 per share of Parent Common Stock (after adjustment for any issuance or distribution of shares of Parent Common Stock pursuant to this Section 2.15(f)) (the “Acceleration Trigger Price”), then immediately prior to such Change of Control, Parent shall instruct the Escrow Agent to distribute the Accelerated Shares on such date (the “Acceleration Date”) to the Holders and the Derivative Holders (subject to and only upon the exercise of such Company Derivative Securities in accordance with the terms of the applicable Company Derivative Security Agreement) in accordance with Sections 2.5(a)(i), 2.13(a)(ii) or 2.18(a)(ii), as the case may be.

(g) For the purposes of this Section 2.15, the term “Change of Control” shall mean any of the following:

(i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent and its subsidiaries, taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act);

(ii) any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 80% of the capital stock of Parent (measured by voting power rather than number of shares);

(iii) the consolidation of Parent with, or merging of Parent with or into, any Person, or the consolidation of any Person with, or the merging of any Person with or into, Parent, in any such event pursuant to a transaction in which any of the outstanding capital stock of Parent is converted into or exchanged for cash, securities or other property, other than any such transaction where the capital stock of Parent outstanding immediately prior to such transaction is converted into or exchanged for capital stock of the surviving or transferee Person constituting a majority of the outstanding shares of such capital stock of such surviving or transferee Person (immediately after giving effect to such issuance).

(h) Accelerated Shares.

(i) For the purposes of this Section 2.15, the term “Accelerated Shares” shall mean the sum of the Accelerated Revenue and Net Profit Shares and the Accelerated Share Price Shares.

(ii) In the event that the Acceleration Date occurs on or prior to December 31, 2006, the term “Accelerated Revenue and Net Profit Shares” shall mean 4,000,000 Additional Escrowed Shares, and the distribution of such Accelerated Revenue and Net Profit Shares shall be in lieu of any future obligation of Parent to issue or cause the Escrow Agent to distribute any Revenue Shares and Net Profit Shares;

(iii) In the event that the Acceleration Date occurs on or after January 1, 2007 but prior to January 1, 2008, the term “Accelerated Revenue and Net Profit Shares” shall mean 3,000,000 Additional Escrowed Shares and the distribution of such Accelerated Revenue and Net Profit Shares shall be in lieu of any future obligation of Parent to issue or cause the Escrow Agent to distribute any Net Profit Shares.

(iv) In the event that the Acceleration Date occurs on or after January 1, 2008 but prior to January 1, 2009, the term “Accelerated Revenue and Net Profit Shares” shall mean 2,000,000 Additional Escrowed Shares and the distribution of such Accelerated Revenue and Net Profit Shares shall be in lieu of any future obligation of Parent to issue or cause the Escrow Agent to distribute any 2008 Net Profit Shares.

(v) In the event that that the Change of Control Consideration equals or exceeds $12.00 (after adjustment for any issuance or distribution of shares of Parent Common Stock pursuant to this Section 2.15(h)) (the “Full Share Price Share Acceleration Trigger”), then the term “Accelerated Share Price Shares” shall mean the difference between 6,000,000 Additional Escrowed Shares and any Share Price Shares distributed in accordance with this Section 2.14 prior to the Acceleration Date. The distribution of such Accelerated Share Price Shares shall be in lieu of any future obligation of Parent to issue or cause the Escrow Agent to distribute any Share Price Shares.

(vi) In the event that that the Change of Control Consideration is less than the Full Share Price Share Acceleration Trigger, then the term “Accelerated Share Price Shares” shall mean the difference between 4,000,000 Additional Escrowed Shares and any Share Price Shares distributed in accordance with this Section 2.14 prior to the Acceleration Date. The distribution of such Accelerated Share Price Shares shall be in lieu of any future obligation of Parent to issue or cause the Escrow Agent to distribute any Share Price Shares.

(i) Each of the Acceleration Trigger Price and the Full Share Price Share Acceleration Trigger shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock occurring after the Closing Date and prior to the termination of the Share Price Trigger Period.

(j) The number of Additional Shares to be issued pursuant to this Section 2.15 shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock occurring after the Closing Date.

(k) Notwithstanding a later distribution of Additional Escrowed Shares pursuant to Section 2.15(f):

(i) in the event that the Revenue Target is not met or exceeded, the Escrow Agent shall return to Parent for cancellation an aggregate of 1,000,000 Additional Escrowed Shares;

(ii) in the event that the number of 2007 Net Profit Shares is less than 1,000,000 shares, then the Escrow Agent shall return to Parent for cancellation an aggregate amount of Additional Escrowed Shares equal to the excess of 1,000,000 shares of Parent Common Stock over the number of 2007 Net Profit Shares; and

(iii) in the event that the number of 2008 Net Profit Shares is less than 2,000,000, then the Escrow Agent shall return to Parent for cancellation an aggregate of Additional Escrowed Shares equal to the excess of 2,000,000 shares of Parent Common Stock over the number of 2008 Net Profit Shares.

2.16 Committee and Representative for Purposes of Escrow Agreement.

(a) Parent Committee. Prior to the Closing, the Board of Directors of Parent shall appoint a committee consisting of one or more of its then members to act on behalf of Parent to take all necessary actions and make all decisions pursuant to the Escrow Agreement regarding the Holdback Escrowed Shares and Parent’s right to indemnification pursuant to Article VIII hereof. In the event of a vacancy in such committee, the Board of Directors of Parent shall appoint as a successor a Person who was a director of Parent prior to the Closing Date or some other Person who would qualify as an “independent” director of Parent and who has not had any material relationship with the Company prior to the Closing. Such committee is intended to be the “Committee” referred to in Article VIII hereof and the Escrow Agreement.

(b) Representative. The parties hereto hereby designate Gideon Barak (the “Representative”) to represent the interests of the Persons entitled to receive Parent Common Stock as a result of the Merger for purposes of the Escrow Agreement and the Holdback Escrowed Shares. If such Person ceases to serve in such capacity, for any reason, such Person shall designate his or her successor. Failing such designation within ten (10) Business Days after the Representative has ceased to serve, those members of the Board of Directors of Parent who were directors of the Company prior to the Closing shall appoint as successor a Person who was a former stockholder of the Company.

2.17 Unclaimed Additional Shares. In the event that any Additional Escrowed Shares are returned to Parent by the Escrow Agent and cancelled pursuant to Section 2.15(e)(i) and such shares would have been distributable pursuant to Section 2.5(a)(i), but for the failure by a holder of Certificates to comply with the exchange procedures outlined in and contemplated by Section 2.6, such holder shall look only to Parent (subject to abandoned property, escheat and similar laws) for such holder’s claim for any amount of Additional Shares which such holder may be entitled to pursuant to the terms of this Agreement.

2.18 Company Warrants.

(a) Subject to the further provisions of this Section 2.18, at the Effective Time, Parent shall substitute equivalent warrants to purchase Parent Common Stock for all Company Warrants. Each warrant agreement representing a Company Warrant is referred to herein as an “Company Warrant Agreement.” Subject to the foregoing and Section 2.18(b) and (c), immediately after the Effective Time, each such Company Warrant Agreement shall be deemed to constitute a warrant to acquire (i) from Parent that number of shares of Parent Common Stock equal to the number of shares of Company Common Stock which were subject to such Company Warrant Agreement immediately prior to the Effective Time (whether or not such Company Warrant had been exercisable prior to the Effective Time) multiplied by the Exchange Ratio, (ii) from the Escrow Agent in accordance with Section 2.15, that number of Additional Shares which such holder of Company Warrants would have received if such holder had exercised such Company Warrants immediately prior to the Effective Time, regardless of whether such Company Warrants had been exercisable prior to the Effective Time, (iii) in the event of any exercise of any Company Warrants after the termination of the Share Price Trigger Period, from Parent in accordance with Section 2.13(f), that number of Excess Closing Shares which such holder of Company Warrants would have received if such holder had exercised such Company Warrants immediately prior to the termination of the Share Price Trigger Period, regardless of whether such Company Warrants had been exercisable prior to the Share Price Trigger Period and (iv) in the event of any exercise of any Company Warrants after the termination of the Share Price Trigger Date, from the Escrow Agent in accordance with Section 2.15(e)(iii) that number of Excess Additional Shares which such holder of Company Warrants would have received if such holder exercised such Company Warrants immediately prior to the termination of the Share Price Trigger Period, regardless of whether such Company Warrants had been exercisable prior to the Share Price Trigger Period. The exercise price for each share of Parent Common Stock and the proportional right to receive Additional Shares pursuant to each such Company Warrant Agreement shall be equal to the aggregate exercise price of the Company Warrants represented by the Company Warrant Agreement at the Effective Time divided by the number of shares of Parent Common Stock for which it is exercisable pursuant to clause (i) of this Section 2.18(a), rounded up to the nearest whole cent.

(b) In the event that a holder of Company Warrants exercises any Company Warrant after the Closing and prior to the termination of the Holdback Period, ten percent (10%) of the shares of Parent Common Stock such holder receives pursuant to clause (i) of Section 2.18(a) shall be deposited with the Escrow Agent and held by the Escrow Agent as Holdback Escrowed Shares pursuant to the Escrow Agreement. Any shares of Parent Common Stock deposited with the Escrow Agent pursuant to this Section 2.18(b) shall remain subject to Sections 2.14 and 8.6.

(c) In the event that a holder of Company Warrants exercises any Company Warrant after the termination of the Holdback Period and the Escrow Agent has, pursuant to Section 8.6 and in accordance with the Escrow Agreement, has withheld any amounts in dispute related to the indemnification obligations set forth in Article VIII, the number of shares of Parent Common Stock such holder receives pursuant to clause (i) of Section 2.18(a) shall be equitably adjusted as to be consistent with the percentage of Closing Shares which the Persons who surrendered Certificates received after the application of the Holdback Escrowed Shares pursuant to Section 8.6.

(d) As soon as practicable after the Closing Date, Parent shall reserve for issuance all shares of Parent Common Stock issuable pursuant to Section 2.18(a)(i).

2.19 Rule 145. All shares of Parent Common Stock issued pursuant to this Agreement to “affiliates” of the Company set forth on Schedule 2.19 will be subject to certain resale restrictions under Rule 145 promulgated under the Securities Act and all certificates representing such shares shall bear an appropriate restrictive legend.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to the exceptions set forth in schedules of the Company delivered by the Company to Parent and Merger Sub concurrently herewith (the “Company Schedule”), the Company hereby represents and warrants to, and covenants with, Parent and Merger Sub, as follows:

3.1 Organization and Qualification.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted and to perform its obligations under all Company Contracts by which it is bound. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by the Company to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Complete and correct copies of the certificate of incorporation, by-laws and the charters of all committees of the board of directors (or other comparable governing instruments with different names) (collectively referred to herein as “Charter Documents”) of the Company, as amended and currently in effect, have been heretofore delivered to Parent or Parent’s counsel. The Company is not in violation of any of the provisions of the Company’s Charter Documents.

(b) The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

(c) The minute books of the Company contain true, complete and accurate records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), similar governing bodies and stockholders (“Corporate Records”) since the time of the Company’s organization. Copies of such Corporate Records of the Company have been heretofore delivered to Parent or Parent’s counsel.

(d) The stock transfer, warrant and option transfer and ownership records of the Company contain true, complete and accurate records of the securities ownership as of the date of such records and the transfers involving the capital stock and other securities of the Company since the time of the Company’s organization. Copies of such records of the Company have been heretofore delivered to Parent or Parent’s counsel.

3.2 Subsidiaries.

(a) The Company has no subsidiaries other than IXI Mobile (R&D), Ltd. (which wholly owns IXI Mobile (Europe), Ltd., IXI Mobile (Asia Pacific), Ltd. and IXI Mobile (East Europe), SRL), and Neo Mobile, Inc. (which wholly owns Neo Mobile, Ltd. and Neo Mobile Telecom LLC) (the “Subsidiaries”). As used in this Article III and elsewhere in this Agreement, the term “Company” includes the Subsidiaries unless the context clearly indicates otherwise. The Company directly or indirectly owns all of the outstanding equity securities of the Subsidiaries, free and clear of all liens and encumbrances. Except for the Subsidiaries, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b) Each Subsidiary (in jurisdictions that recognize the following concepts) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Subsidiary to be conducted.

3.3 Capitalization.

(a) The authorized capital stock of the Company consists of 89,642,361 shares of capital stock, of which 49,000,000 shares are Company Common Stock, 333,334 shares are Preferred A Stock, 1,604,791 shares are Preferred B Stock, 3,104,236 shares are Preferred C Stock, 6,000,000 shares are Preferred D Stock and 29,600,000 shares are Preferred D-1 Stock, (collectively “Company Preferred Stock”), of which 4,418,249 shares of Company Common Stock, 285,801 shares of Preferred A Stock, 439,206 shares of Preferred B Stock, 1,439,581 shares of Preferred C Stock, 3,448,473 shares of Preferred D Stock and 29,591,387 shares of Preferred D-1 Stock are issued and outstanding as of the date of this Agreement, all of which are validly issued, fully paid and nonassessable. The number of shares of Company Common Stock and Company Preferred Stock outstanding as of the Closing Date shall be as reflected on the Company Schedule as of such Closing Date. Except as set forth on Section 3.3(a) of the Company Schedule as of the date of this Agreement and as it may be revised as of the Closing Date in accordance with the terms of this Agreement, (i) no shares of Company Common Stock or Company Preferred Stock are reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock granted to employees of Company or other parties (“Company Stock Options”), and (ii) no shares of Company Common Stock or Company Preferred Stock are reserved for issuance upon the exercise of outstanding warrants to purchase Company Common Stock or Company Preferred Stock (“Company Warrants”). All shares of Company Common Stock and Company Preferred Stock set forth on Section 3.3(a) of the Company Schedule, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as described in Section 3.3(a) of the Company Schedule, there are no commitments or agreements of any character to which Company is bound obligating Company to accelerate the vesting of any Company Stock Option as a result of the Merger. All outstanding shares of Company Common Stock and Company Preferred Stock and all outstanding Company Stock Options and Company Warrants have been issued and granted in compliance with (x) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (y) all requirements set forth in any applicable Company Contracts. The Company has heretofore delivered to Parent or Parent’s counsel an accurate copy of substantially the forms of documents used for the issuance of Company Stock Options and a true and complete list of the holders thereof, including their names and the numbers of shares of Company Common Stock underlying such holders’ Company Stock Options. The Company has heretofore delivered to Parent or Parent’s counsel true and accurate copies of the Company Warrants.

(b) Except as set forth in Section 3.3(b) of the Company Schedule or as set forth in Section 3.3(a) there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(c) Except as contemplated by this Agreement and except as set forth in Section 3.3(c) of the Company Schedule, there are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company is a party or by which the Company is bound with respect to any equity security of any class of the Company.

(d) No consent is required from the holder of any Employee Option to effect the provisions of Section 2.13.

3.4 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, to consummate the transactions contemplated hereby (including the Merger). The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby (including the Merger) have been duly and validly authorized by all necessary corporate action on the part of the Company (including the approval by its Board of Directors, subject in all cases to the satisfaction of the terms and conditions of this Agreement, including the conditions set forth in Article VII), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby pursuant to the DGCL and the terms and conditions of this Agreement, other than the giving of notice to the stockholders of the Company and the adoption of this Agreement and the approval of the Merger by the stockholders of the Company in accordance with the DGCL. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company shall not (i) conflict with or violate the Company’s Charter Documents, (ii) subject to obtaining the adoption of this Agreement and the Merger by the stockholders of the Company, conflict with or violate any Legal Requirements, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any Company Contracts or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any Company Contract, including any “change in control” or similar provision of any Company Contract, except, with respect to clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act or Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which the Company is licensed or qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or, after the Closing, Parent, or prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

(c) The Company has withdrawn the draft prospectus that it filed with the Israel Securities Authority and the Tel-Aviv Stock Exchange, and has terminated the proposed offering contemplated thereby.

3.6 Compliance.

(a) The Company has complied with and is not in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company. The businesses and activities of the Company have not been and are not being conducted in violation of any Legal Requirements except for violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company. The Company is not in default or violation of any term, condition or provision of any applicable Charter Documents. The Company is not in default or violation of any term, condition or provision of any applicable Company Contracts, except for defaults or violations in connection with the Company Contracts which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company. Except as set forth on Section 3.6(a) of the Company Schedule, no written notice of non-compliance with any Legal Requirements has been received by the Company (and the Company has no knowledge of any such notice delivered to any other Person).

(b) Section 3.6(b) of the Company Schedule provides a complete list of all pending and outstanding grants, incentives, qualifications and subsidies (collectively, “Government Grants”) from the Government of the State of Israel or any agency thereof, or from any other Governmental Body, granted to the Company, including Approved Enterprise Status from the Israeli Investment Center of the Israeli Ministry of Industry, Commerce and Labor (the “Investment Center”) and any grants received from the Office of the Chief Scientist of the Israeli Ministry of Industry, Commerce and Labor (the “OCS”). The Company is in material compliance with all of the terms, conditions and requirements of its Government Grants and has duly fulfilled in all material respects all the undertakings relating thereto. The Company has no knowledge of any intention of the Investment Center or the OCS to revoke or materially modify any of the Government Grants or that the Investment Center or the OCS believes that the Company is not in compliance in all material respects with the terms of any Government Grant.

3.7 Financial Statements.

(a) The Company has provided to Parent a correct and complete copy of the audited consolidated financial statements (including any related notes thereto) of the Company for the fiscal years ended December 31, 2004 and December 31, 2003 (the “Audited Financial Statements”). The Audited Financial Statements were prepared in accordance with Israeli GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents the consolidated financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

(b) The Company has provided to Parent a correct and complete copy of the unaudited consolidated financial statements (including, in each case, any related notes thereto) of Company for the nine month periods ended September 30, 2005 and 2004 (the “Unaudited Financial Statements”). The Unaudited Financial Statements comply as to form in all material respects, and were prepared in accordance with Israeli GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the financial position of the Company at the date thereof and the results of its operations and cash flows for the period indicated, except that such statements are subject to normal adjustments that are not expected to have a Material Adverse Effect on the Company.

(c) The books of account, minute books, stock certificate books and stock transfer ledgers and other similar books and records of the Company have been maintained in accordance with good business practice, are accurate, complete and correct in all material respects and there have been no material transactions that are required to be set forth therein and which have not been so set forth.

(d) The accounts and notes receivable of the Company reflected on the balance sheets included in the Audited Financial Statements and the Unaudited Financial Statements (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally, and by general equitable principles, (iii) are not subject to any valid set-off or counterclaim except to the extent set forth in such balance sheet contained therein, (iv) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in such balance sheet referenced above, and (v) are not the subject of any actions or proceedings brought by or on behalf of the Company.

3.8 No Undisclosed Liabilities. Except as set forth in Section 3.8 of the Company Schedule, the Company has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the Unaudited Financial Statements which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company, except: (i) liabilities provided for in or otherwise disclosed in the interim balance sheet included in the Unaudited Financial Statements, and (ii) such liabilities arising in the ordinary course of the Company’s business and consistent with past practice since September 30, 2005, none of which would have a Material Adverse Effect on the Company.

3.9 Absence of Certain Changes or Events. Except as set forth in Section 3.9 of the Company Schedule or in the Unaudited Financial Statements, since December 31, 2004, there has not been: (i) any Material Adverse Effect on the Company and no event has occurred or circumstance has arisen that, in combination with any event or circumstance, would or would be expected to result in a Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s capital stock, or any purchase, redemption or other acquisition by the Company of any of the Company’s capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of the Company’s capital stock, (iv) any granting by the Company of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by the Company of any increase in severance or termination pay or any entry by the Company, except for any such entry in the ordinary course of business consistent with past practice, into any currently effective employment, severance, termination or indemnification agreement, or any entry by the Company into any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v) entry by the Company into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by the Company with respect to any Governmental Entity, (vi) any material change by the Company in its accounting methods, principles or practices, (vii) any change in the auditors of the Company, (vii) any issuance of capital stock of the Company, (viii) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the ordinary course of business, (ix) any material claims, suits, actions or proceedings commenced or settled by the Company or (x) any material transaction or any other material action taken by the Company outside the ordinary course of business or inconsistent with past practices.

3.10 Litigation. Except as disclosed in Section 3.10 of the Company Schedule, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on the Company or have a Material Adverse Effect on the ability of the parties hereto to consummate the Merger.

3.11 Employee Benefit Plans.

(a) Section 3.11 of the Company Schedule lists all Plans. “Plan” means any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”) and any other plan, policy, program, practice or agreement (whether written or oral) providing compensation or other benefits to any current or former officer, employee or consultant (or to any dependent or beneficiary thereof), of the Company or any ERISA Affiliate, which are now, or within the last five (5) years were, maintained by the Company or any ERISA Affiliate, or with respect to which the Company or any ERISA Affiliate has or may have any liability, including but not limited to any obligation to contribute, including all employee pension, profit-sharing, savings, retirement, incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, life, accident or other insurance, stock purchase, stock option, stock appreciation right, phantom stock, restricted stock or other equity-based compensation plans, and any other plans, policies, programs or practices. “ERISA Affiliate” means any entity (whether or not incorporated) other than the Company that, together with the Company, is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code, of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code, or in the case of any Plan subject to Part 3 of Subtitle B of Title I of ERISA, of an affiliated service group within the meaning of Section 414(m) of the Code.

(b) To the knowledge of the Company, no employee will be subject to tax under Section 409A of the Code with respect to any Plan.

(c) With respect to each Plan, the Company has delivered to Parent or its representatives true and complete copies of (i) the Plan (including all amendments) and summary plan description (including all summaries of material modifications), (ii) all trust documents, insurance contracts or policies, (iii) to the extent applicable, documentation of the nondiscrimination testing for the preceding three years, and (iv) to the extent applicable, the most recent Internal Revenue Service opinion or determination letter.

(d) No Plan is subject to Title IV of ERISA, and no condition exists as a result of which the Company could have any liability under Title IV of ERISA. No Plan is a “multiemployer plan” within the meaning of Section 3(37) of ERISA, and no condition exists as a result of which the Company could have any liability under a multiemployer plan.

(e) Each Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable opinion or determination letter from the Internal Revenue Service and, to the knowledge of the Company, nothing has occurred and no circumstances exist that would reasonably be expected to cause the disqualification of such plan. Each Plan is and has been maintained in form and operation in all material respects in compliance with its terms and all applicable laws, including, without limitation, ERISA and the Code. As of and including the date of the Closing, the Company shall have made all contributions required to be made by the Company up to and including the date of the Closing with respect to each Plan.

(f) With respect to each Plan, no “party in interest” or “disqualified person” (as defined in Section 3(14) of ERISA or Section 4975 of the Code, respectively) has at any time engaged in a transaction which could subject the Purchaser, directly or indirectly, to a tax, penalty or liability for prohibited transactions imposed by ERISA or the Code.

(g) Each Plan which is a “welfare plan” within the meaning of Section 3(1) of ERISA and which provides health, disability or death benefits is fully insured.

(h) No Plan provides for the continuation of medical, health or other welfare benefits or coverage for any participant or any dependent or beneficiary of any participant after such participant’s retirement or other termination of employment, except as may be required by COBRA or any other applicable law, and the Company has not agreed or promised to provide any such benefits or coverage.

(i) The Company has not proposed or agreed to any increase in benefits under any Plan (or the creation of new benefits or a new Plan ) or change in employee coverage which would increase the expense of maintaining any such Plan.

(j) The consummation of the transactions contemplated by this Agreement, either alone or in combination with any other event, will not result in any new benefits, an increase in the amount of compensation or benefits or an acceleration of the vesting or timing of payment of any benefits or compensation payable in respect of any employee.

(k) Section 3.11 of the Company Schedule lists all leased employees and independent contractors providing services to the Company. The Company has delivered to Parent true and complete copies of any agreements with or with respect to leased employees and independent contractors.

3.12 Labor Matters.

(a) The Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company nor does the Company know of any activities or proceedings of any labor union to organize any such employees.

(b) Each employee and consultant of the Company is terminable “at will” subject to applicable notice periods as set forth by law or in the employment agreement, but in any event not more than ninety (90) days, and there are no agreements or understandings between the Company and any of its employees or consultants that their employment or services will be for any particular period. The Company is not aware that any of its officers or key employees intends to terminate his or her employment with the Company. The Company is in compliance in all material respects and, to the Company’s knowledge, each of its employees and consultants is in compliance in all material respects, with the terms of the respective employment and consulting agreements between the Company and such individuals. There are not, and there have not been, any oral or informal arrangements, commitments or promises between the Company and any employees or consultants of the Company that have not been documented as part of the formal written agreements between any such individuals and the Company that have been made available to Parent.

(c) The Company is in compliance in all material respects with all Legal Requirements applicable to its employees, respecting employment, employment practices, terms and conditions of employment and wages and hours and is not liable for any arrears of wages or penalties with respect thereto. The Company’s obligations to provide statutory severance pay to its employees in Israel are fully funded or accrued on the Unaudited Financial Statements and the Company has no knowledge of any circumstance that could give rise to any valid claim by a current or former employee for compensation on termination of employment (beyond the statutory severance pay to which employees are entitled). All amounts that the Company is legally or contractually required either (x) to deduct from its employees’ salaries or to transfer to such employees’ pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds or (y) to withhold from its employees’ salaries and benefits and to pay to any Governmental Entity as required by applicable Legal Requirements have, in each case, been duly deducted, transferred, withheld and paid, and the Company does not have any outstanding obligation to make any such deduction, transfer, withholding or payment. There are no pending, or to the Company’s knowledge, threatened or reasonably anticipated claims or actions against the Company by any employee in connection with such employee’s employment or termination of employment by the Company.

(d) No employee or former employee of the Company or any of its subsidiaries is owed any wages, benefits or other compensation for past services (other than wages, benefits and compensation accrued in the ordinary course of business during the current pay period and any accrued benefits for services, which by their terms or under applicable law, are payable in the future, such as accrued vacation, recreation leave and severance pay).

3.13  Restrictions on Business Activities. Except as disclosed on Section 3.13 of the Company Schedule, to the Company’s knowledge, there is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or its assets or to which the Company is a party which has the effect of prohibiting or materially impairing any acquisition of property by the Company or the conduct of business by Company as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on the Company.

3.14 Title to Property.

(a) The Company does not presently own and has not in the past owned any real property. There are no options or other contracts under which the Company has a right or obligation to acquire any real property.

(b) All leases of real property held by the Company, and all personal property and other property and assets of the Company owned, used or held for use in connection with the business of the Company (the “Personal Property”) are shown or reflected on the balance sheet included in the Unaudited Financial Statements. The Company owns and has good and marketable title to the Personal Property, and all such Personal Property is in each case held free and clear of all liens and encumbrances, except for liens and encumbrances disclosed in the Audited Financial Statements or in Section 3.14(b) of the Company Schedule, none of which liens or encumbrances has or will have, individually or in the aggregate, a Material Adverse Effect on such property or on the present or contemplated use of such property in the businesses of the Company.

(c) All leases pursuant to which the Company leases from others material real or Personal Property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of the Company or, to the Company’s knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not be expected to have a Material Adverse Effect on the Company.

3.15 Taxes.

(a) Definition of Taxes. For the purposes of this Agreement, “Tax” or “Taxes” refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments and duties together with all interest, penalties and additions imposed with respect to any such amounts, any obligations under any agreements or arrangements with any other person with respect to any such amounts, any liability of a predecessor entity for any such amounts and any taxes or liability with respect thereto arising under Treasury Regulation Section 1.1502-6 or comparative provision of state, local or foreign law.

(b) Except as set forth in Section 3.15 of the Company Schedule:

(i) The Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes (“Returns”) required to be filed by the Company with any Tax authority, except such Returns which are not material to Company. All such Returns are true, correct and complete in all material respects. The Company has paid all Taxes (whether or not shown to be due on such Returns) that have become due and payable on or before the date hereof, except for Taxes which are being contested in good faith and for which adequate reserves have been established in accordance with Israeli GAAP.

(ii) All Taxes that the Company is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper Tax authorities to the extent due and payable.

(iii) There are no material Tax deficiencies outstanding, assessed or, to the knowledge of the Company, threatened against the Company, nor has the Company executed any waiver of any statute of limitations or extended any period for the assessment or collection of any Tax.

(iv) No audit or other examination of any Return of the Company by any Tax authority is presently pending, nor has the Company been notified of any request for such an audit or other examination.

(v) No adjustment relating to any Returns filed by the Company has been proposed in writing, formally or informally, by any Tax authority to the Company or any representative thereof.

(vi) There are no Tax liens upon the assets of the Company, except liens for current Taxes not yet due and payable.

(vii) The Company is not liable for the Taxes of any Person, is not currently under any contractual obligation to indemnify any Person with respect to Taxes (except for customary agreements to indemnify lenders) and is not a party to or bound by any Tax sharing agreement.

(viii) The Company has not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(ix) The Company has not engaged in any transaction which requires its participation to be disclosed under Treasury Regulation Section 1.6011-4.

3.16 Environmental Matters.

(a) Except as disclosed in Section 3.16 of the Company Schedule and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect: (i) the Company has, to the knowledge of the Company, complied with all applicable Environmental Laws; (ii) to the knowledge of the Company, the properties currently operated by the Company (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) to the knowledge of the Company, the properties formerly operated by the Company were not contaminated with Hazardous Substances during the period of operation by the Company or during any prior period; (iv) to the knowledge of the Company, the Company is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) the Company has not been associated with any release or threat of release of any Hazardous Substance; (vi) the Company has not received any notice, demand, letter, claim or request for information alleging that the Company may be in violation of or liable under any Environmental Law; and (vii) the Company is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

(b) As used in this Agreement, the term “Environmental Law” means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

(c) As used in this Agreement, the term “Hazardous Substance” means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

3.17 Brokers; Third Party Expenses. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby. Except pursuant to Sections 2.5, 2.13 and 2.18, and as disclosed on Section 3.17 of the Company Schedule, no shares of common stock, options, warrants or other securities of either Company or Parent are payable to any third party by Company as a result of this Merger.

3.18 Intellectual Property.

For the purposes of this Agreement the term “Intellectual Property” shall mean any and all intellectual property and proprietary rights, titles and interests, comprised of or with respect to any of the following:

(i) domestic, foreign, international or multinational patents, patent applications (petty, provisional, non-provisional and other), patent disclosures, invention disclosures and other government-issued indicia of invention or industrial design ownership, including but not limited to all continuations, continuations-in-part, continued prosecutions, divisionals, reissues, reexaminations, utility models, certificates of invention and design patents, registrations, renewals, extensions, restorations, supplementary protection certificates, confirmations, substitutions and additions thereof, applications for registrations issuing therefrom or as a result thereof (collectively, the “Patents”);

(ii) domestic, foreign, international or multinational registered and common law trademarks, service marks, trade dress, Internet domain names, logos, trade names and corporate names and other indicia of source or sponsorship of any goods, service or business, and registrations and applications for registration (including renewal of registration) thereof and all goodwill related to the foregoing (collectively, the “Trademarks”);

(iii) domestic, foreign, international or multinational copyrights and rights in works of authorship, including, without limitation, moral rights and rights of attribution and integrity, copyrights in Software and in the content contained on any Web site, and registrations and applications for registration (including renewal of registration) thereof (collectively, the “Copyrights”);

(iv) mask works and registrations and applications for registration (including renewal of registration) thereof;

(v) computer programs (whether in source code or object code form), databases, compilations and data, and all documentation related to any of the foregoing (collectively, the “Software”);

(vi) ideas, concepts, knowledge, information, data, materials, inventions, trade secrets and confidential business information, whether copyrightable or non-copyrightable, patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, the “Trade Secrets”);

(vii) copies and tangible embodiments and expressions of the foregoing, and applications and uses thereof; and

(viii) other proprietary rights relating to any of the foregoing (including all rights to enforce and sue for any past, present or future from misappropriation or infringement thereof and to obtain remedies therefor and rights of protection of interest therein under the laws of all jurisdictions).

(a) The Company has the valid right (including the right to sublicense to customers, suppliers or others as needed) to use, by virtue of ownership or pursuant to written license agreements set forth on Section 3.18(a) of the Company Schedule, free and clear of all liens, security interests or other encumbrances, all Intellectual Property necessary for the conduct of the Company’s business and all Intellectual Property used or held for use in connection with the businesses of the Company as currently conducted by the Company, including the Intellectual Property set forth in Section 3.18(b) of the Company Schedule, together with all applications currently pending or in process for any of the foregoing (all of the aforementioned Intellectual Property, collectively, the “Company Intellectual Property”), except for those the failure to own or otherwise have such legal right to use as would not reasonably be expected to have a Material Adverse Effect on the Company. The Company Intellectual Property is valid and enforceable.

(b) Section 3.18(b) of the Company Schedule contains a complete and accurate list of all (a) Patents and registered Intellectual Property owned or used by the Company, (b) pending Patent applications and applications for registrations of other Intellectual Property filed by the Company, (c) material unregistered Intellectual Property owned or used by the Company, and (e) Software owned or used by the Company (except unmodified commercially available off-the-shelf Software applications purchased or licensed for less than $5,000).

(c) No claim has been asserted and is pending or, to the knowledge of the Company, has been threatened by any Person challenging or questioning the use of any Company Intellectual Property or the validity, scope, enforceability, registerability, effectiveness or ownership of any Company Intellectual Property, in whole or in part, and there are no grounds for the same.

(d) No claim has been asserted and is pending or, to the knowledge of the Company, has been threatened, to the effect that the conduct of the Company’s business or practice or exercise of any of the Company Intellectual Property, infringes or misappropriates the Intellectual Property or other rights of any Person, nor are there any valid grounds for any bona fide claim of any such kind.

(e) The Company has not brought or threatened a claim against any Person (i) alleging infringement or misappropriation of any Company Intellectual Property, or (ii) challenging any Person’s ownership or use of, or the validity, scope, enforceability or registerability of, any Intellectual Property relevant to the Company or any of its businesses or assets, and to the best of the Company’s knowledge, no third party has infringed or misappropriated any of the Company Intellectual Property and the Company is not aware of any facts that indicate a likelihood of the same.

(f) The Company Intellectual Property has not been assigned, transferred, licensed, made subject to any option right, right of first offer, negotiation or refusal or any other contingent or non-contingent third party right or interest, or otherwise disposed of in any manner, in whole or in part, that limits or restricts the Company’s right or ability to exploit the Company Intellectual Property.

(g) Except to the extent that it would not be expected to have a Material Adverse Effect on the Company, the Company and the owners of any Company Intellectual Property licensed to the Company have taken all commercially reasonable actions to maintain and protect the Company Intellectual Property. All personnel of the Company, including employees, agents, consultants and contractors who have contributed to or participated in the conception and development of the Company Intellectual Property, either (i) have been a party to a “work-for-hire” arrangement or agreement with the Company in accordance with applicable law that has accorded the Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company effective and exclusive ownership of all tangible and intangible property thereby arising.

(h) All registered, granted or issued Patents, Trademarks, Copyrights and Software held by the Company are valid and enforceable in accordance with applicable laws, rules and regulations and, to the knowledge of the Company, there is no reason to believe that any of the claims of any Patent applications encompassed by the Company Intellectual Property will fail to issue or be materially limited or restricted beyond the currently pending claims.

(i) No loss or expiration of any of the Company Intellectual Property is threatened, pending or reasonably foreseeable, except for Patents expiring at the end of their statutory terms (and not as a result of any act or omission by the Company, including, without limitation, a failure by the Company to pay any required maintenance fees) and the Company has not received any notice, communication or information of any such loss or expiration on or of the threat thereof.

(j) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will cause the diminution, termination or forfeiture of any Company Intellectual Property or of any right, title or interest in or to the Company Intellectual Property.

(k) Except as set forth in Section 3.18(k) of the Company Schedule, the Company does not owe any royalties or other payments to third parties in respect of any Company Intellectual Property. All royalties or other payments set forth in Section 3.18(k) of the Company Schedule that have accrued prior to the date of this Agreement been paid in full.

(l) The Software is free from significant defects or programming errors and conforms in all material respects to the written documentation and specifications therefor. The Company has used commercially reasonable efforts to regularly scan the Software and the Company Intellectual Property with virus detection software. The Software and other Company Intellectual Property contain no “viruses.” For the purposes of this Agreement, “virus” means any computer code intentionally designed to disrupt, disable or harm in any manner the operation of any software or hardware. None of the foregoing contains any worm, bomb, backdoor, clock, timer, or other disabling device code, design or routine which causes the software to be erased, inoperable, or otherwise incapable of being used, either automatically or upon command by any Person.

(m) Section 3.18(m) of the Company Schedule lists open source materials that the Company has used in any way and describes the manner in which such open source materials have been used, including, without limitation, whether and how the open source materials have been modified and/or distributed by the Company. Except as set forth on Section 3.18(m) of the Company Schedule, the Company has not (i) incorporated open source materials into, or combined open source materials with, Software developed or distributed by the Company; (ii) distributed open source materials in conjunction with any other Software developed or distributed by the Company; or (iii) used open source materials governed by any agreement or arrangement that creates, or purports to create, obligations for the Company with respect to Software developed or distributed by the Company or that grants, or purports to grant, to any third party, any rights to or immunities under Intellectual Property (including, but not limited to, any use of any open source materials pursuant to any agreement or arrangement that requires, as a condition of use, modification and/or distribution of such open source materials that other Software incorporating or incorporated or into, derived from or used or distributed with such open source materials be (x) disclosed or distributed in source code form, (y) licensed for the purpose of making derivative works, or (z) redistributable at no charge).

(n) The Company is not aware of any Company Intellectual Property owned or used by any competitor or third party which could be expected to supersede or make obsolete any product or process of the Company or to limit its business as currently conducted or as currently proposed to be conducted.

(o) The Company has made a full, complete and accurate disclosure to Parent in all material respects of all information and material currently in its possession or control regarding the ownership, permitted use, validity, scope, enforceability and encumbrance of the Company Intellectual Property, including any conditions or restrictions respecting the use, transferability or change of control with respect thereto.

(p) Except as set forth on Section 3.18(p) of the Company Schedule, no warranty claim has been asserted and is pending or, to the knowledge of the Company, has been threatened by any Person. For the purposes of this Section 3.18(p) “warranty claim” means any claim by a Person pursuant to a contractual warranty given by the Company in favor of such Person on the sale, lease, license or other transfer of the Company’s physical equipment (including but not limited to computing and computer-directed devices).

3.19 Agreements, Contracts and Commitments.

(a) Section 3.19 of the Company Schedule sets forth a complete and accurate list of all Material Company Contracts (as hereinafter defined), specifying the parties thereto. For purposes of this Agreement, (i) the term “Company Contracts” shall mean all contracts, agreements, leases, mortgages, indentures, notes, bonds, licenses, permits, franchises, purchase orders, sales orders, and other understandings, commitments and obligations of any kind, whether written or oral, to which the Company is a party or by or to which any of the properties or assets of Company may be bound, subject or affected (including without limitation notes or other instruments payable to the Company) and (ii) the term “Material Company Contracts” shall mean (x) each Company Contract (I) providing for payments (present or future) to the Company in excess of $100,000 in the aggregate or (II) under which or in respect of which the Company presently has any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $100,000, (y) each Company Contract that otherwise is or may be material to the businesses, operations, assets, condition (financial or otherwise) or prospects of the Company (provided, however, that non-disclosure agreements, employee stock option grants and agreements, employee stock option exercise agreements and employee agreements of former employees shall not be considered Material Company Contracts), and (z) without limitation of subclause (x) or subclause (y), each of the following Company Contracts:

(i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from the Company, or any officer, director or 5% or more stockholder (each an “Insider”) of the Company;

(ii) any guaranty, direct or indirect, by the Company or any Insider of the Company of any obligation for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

(iii) any Company Contract of employment;

(iv) any Company Contract made other than in the ordinary course of business or (x) providing for the grant of any preferential rights to purchase or lease any asset of the Company or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of the Company;

(v) any obligation to register any shares of the capital stock or other securities of the Company with any Governmental Entity;

(vi) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(vii) any collective bargaining agreement with any labor union;

(viii) any lease or similar arrangement for the use by the Company of personal property;

(ix) any Company Contract restricting the rights of the Company to conduct business in any jurisdiction;

(x) any Company Contract granting or purporting to grant any interest (including, without limitation, a leasehold interest) in real property; and

(xi) any Company Contract to which any Insider of the Company is a party.

(b) Each Company Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Material Company Contracts (or written summaries in the case of oral Material Company Contracts) have been heretofore delivered to Parent or Parent’s counsel.

(c) Except as set forth in Section 3.19 of the Company Schedule, neither the Company nor, to the best of Company’s knowledge, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Company Contract, and no party to any Company Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are likely to have a Material Adverse Effect on the Company. Each agreement, contract or commitment to which the Company is a party or by which it is bound that has not expired by its terms is in full force and effect.

3.20 Insurance. Section 3.20 of the Company Schedule contains a list of all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors (collectively, the “Insurance Policies”) of the Company and each such policy is in full force and effect. No written notice of cancellation or termination has been received by the Company with respect to the Insurance Policies. Except as disclosed in Section 3.20 of the Company Schedule, to the Company’s knowledge, there are no pending claims against such insurance by the Company as to which the insurers have denied coverage or otherwise reserved rights. The Company believes the Insurance Policies are adequate in amount and scope for the business in which it is engaged.

3.21 Governmental Actions/Filings. Except as set forth in Section 3.21 of the Company Schedule, the Company has been granted and holds, and has made, all Governmental Actions/Filings necessary for the Company to own, lease and operate its properties or to carry on its business as it is now being conducted and as presently proposed to be conducted or used or held for use by the Company, and true, complete and correct copies of which have heretofore been delivered to Parent. Each such Governmental Action/Filing is in full force and effect and, except as set forth in Section 3.21 of the Company Schedule, will not expire prior to December 31, 2006, and the Company is in compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon the Company. Except as set forth in Section 3.21 of the Company Schedule, no Governmental Action/Filing is necessary to be obtained, secured or made by the Company to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

For purposes of this Agreement, the term “Governmental Action/Filing” shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

3.22 Interested Party Transactions. Except as set forth in the Section 3.22 of the Company Schedule, no employee, officer, director or stockholder of the Company or a member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Section 3.22 of the Company Schedule, to the Company’s knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom the Company is affiliated or with whom the Company has a contractual relationship, or in any Person that competes with the Company, except that each employee, stockholder, officer or director of Company and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with Company. Except as set forth in Section 3.22 of the Company Schedule, to the knowledge of the Company, no officer, director or 5% stockholder or any member of their immediate families is, directly or indirectly, interested in any Material Company Contract (other than such contracts as relate to any such Person’s ownership of capital stock or other securities of the Company or such Person’s employment with the Company).

3.23 Certain Business Practices. The Company has not: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other unlawful payment.

3.24 Stockholder Approval. The Stockholders of the Company listed on Section 3.24 of the Company Schedule have executed a stockholder consent adopting and approving the Merger and such stockholders hold the requisite amount of shares of Company Common Stock and Company Preferred Stock, voting together as a single class, necessary for the adoption of this Agreement and the approval of the Merger by the stockholders of the Company in accordance with the DGCL.

3.25 Representations and Warranties Complete. The representations and warranties of the Company included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are accurate, true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

3.26 Survival of Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall survive until the end of the Holdback Period.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT

Subject to the exceptions set forth in schedules of Parent delivered by Parent to the Company concurrently herewith (the “Parent Schedule”), Parent hereby represents and warrants to, and covenants with, the Company, as follows:

4.1 Organization and Qualification.

(a) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Parent to be conducted. Parent is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Parent to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Complete and correct copies of the Charter Documents of Parent, as amended and currently in effect, have been heretofore delivered to the Company. Parent is not in violation of any of the provisions of Parent’s Charter Documents.

(b) Parent is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

4.2 Subsidiaries. Except for Merger Sub, which is a wholly-owned subsidiary of Parent, Parent has no subsidiaries and does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and Parent has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

4.3 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of Parent consists of 30,000,000 shares of common stock, par value $0.0001 per share (“Parent Common Stock”) and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Parent Preferred Stock”), of which 7,818,000 shares of Parent Common Stock and no shares of Parent Preferred Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable. Except as set forth on Section 4.3(a) of the Parent Schedule, (i) no shares of Parent Common Stock or Parent Preferred Stock are reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock or Parent Preferred Stock granted to employees of Company or other parties (“Parent Stock Options”) and there are no outstanding Parent Stock Options; (ii) no shares of Parent Common Stock or Parent Preferred Stock are reserved for issuance upon the exercise of outstanding warrants to purchase Parent Common Stock or Parent Preferred Stock (“Parent Warrants”) and there are no outstanding Parent Warrants; and (iii) no shares of Parent Common Stock or Parent Preferred Stock are reserved for issuance upon the conversion of the Parent Preferred Stock or any outstanding convertible notes, debentures or securities (“Parent Convertible Securities”). All shares of Parent Common Stock and Parent Preferred Stock as set forth on Section 4.3(a) of the Parent Schedule, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of Parent Common Stock and all outstanding Parent Warrants have been issued and granted in compliance with (x) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (y) all requirements set forth in any applicable Parent Contracts. Parent has heretofore delivered to the Company true, complete and accurate copies of the Parent Warrants, including any and all documents and agreements relating thereto.

(b) The shares of Parent Common Stock to be issued by Parent in connection with the Merger, upon issuance in accordance with the terms of this Agreement, will be duly authorized and validly issued and such shares of Parent Common Stock will be fully paid and nonassessable.

(c) Except as set forth in Section 4.3(c) of the Parent Schedule or as contemplated by this Agreement or the Parent SEC Reports, there are no registrations rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreements or understandings to which Parent is a party or by which Parent is bound with respect to any equity security of any class of Parent.

4.4 Authority Relative to this Agreement. Parent has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which Parent has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out Parent’s obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Merger). The execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby (including the Merger) have been duly and validly authorized by all necessary corporate action on the part of Parent (including the approval by its Board of Directors), and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the Parent Stockholder Approval. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent shall not: (i) conflict with or violate Parent’s Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Parent’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent pursuant to, any Parent Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on Parent.

(b) The execution and delivery of this Agreement by Parent do not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Company is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, or prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

4.6 Compliance. Parent has complied with, is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Parent. The business and activities of Parent have not been and are not being conducted in violation of any Legal Requirements. Parent is not in default or violation of any term, condition or provision of its Charter Documents. No written notice of non-compliance with any Legal Requirements has been received by Parent.

4.7 SEC Filings; Financial Statements.

(a) Parent has made available to the Company and the stockholders a correct and complete copy of each report, registration statement and definitive proxy statement filed by Parent with the SEC (the “Parent SEC Reports”), which are all the forms, reports and documents required to be filed by Parent with the SEC prior to the date of this Agreement. As of their respective dates the Parent SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Parent makes no representation or warranty whatsoever concerning the Parent SEC Reports as of any time other than the time they were filed.

(b) Each set of financial statements (including, in each case, any related notes thereto) contained in Parent SEC Reports, including each Parent SEC Report filed after the date hereof until the Closing, complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-QSB of the Exchange Act) and each fairly presents or will fairly present in all material respects the financial position of Parent at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were, are or will be subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Parent taken as a whole.

4.8 No Undisclosed Liabilities. Parent has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements included in Parent SEC Reports which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent, except (i) liabilities provided for in or otherwise disclosed in Parent SEC Reports filed prior to the date hereof, (ii) liabilities incurred since September 30, 2005 in the ordinary course of business, none of which would have a Material Adverse Effect on Parent.

4.9 Absence of Certain Changes or Events. Except as set forth in Parent SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since September 30, 2005, there has not been: (i) any Material Adverse Effect on Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent’s capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent’s capital stock or any other securities of Parent or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of Parent’s capital stock, (iv) any granting by Parent of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Parent of any bonus, or any granting by Parent of any increase in severance or termination pay or any entry by Parent into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Parent of the nature contemplated hereby, (v) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, (vi) any change in the auditors of Parent, (vii) any issuance of capital stock of Parent, (viii) any revaluation by Parent of any of its assets, (ix) any material claims, suits, actions or proceedings commenced or settled by Parent or (x) any material transaction or any other material action taken by Parent outside the ordinary course of business or inconsistent with past practices.

4.10 Litigation. There are no claims, suits, actions or proceedings pending or to Parent’s knowledge, threatened against Parent, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Parent or have a Material Adverse Effect on the ability of the parties hereto to consummate the Merger.

4.11 Employee Benefit Plans. Parent does not maintain, and has no liability under, any Plan, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Parent, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

4.12 Restrictions on Business Activities. Except as set forth in the Charter Documents of Parent, there is no agreement, commitment, judgment, injunction, order or decree binding upon Parent or to which Parent is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent, any acquisition of property by Parent or the conduct of business by Parent as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on Parent.

4.13 Title to Property. Parent does not own or lease any real property or Personal Property. Except as set forth in Section 4.13 of the Parent Schedule, there are no options or other contracts under which Parent has a right or obligation to acquire or lease any interest in Real Property or Personal Property.

4.14 Taxes. Except as set forth in Section 4.14 of the Parent Schedule:

(a) Parent has timely filed all Returns required to be filed by Parent with any Tax authority, except such Returns which are not material to Parent. All such Returns are true, correct and complete in all material respects. Parent has paid all Taxes (whether or not shown to be due on such Returns) that have become due and payable on or before the date hereof except for Taxes which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP.

(b) All Taxes that Parent is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper Tax authorities to the extent due and payable.

(c) There are no material Tax deficiencies outstanding, assessed or, to the knowledge of Parent, threatened against Parent, nor has Parent executed any waiver of any statute of limitations or extended any period for the assessment or collection of any Tax.

(d) No audit or other examination of any Return of Parent by any Tax authority is presently pending, nor has Parent been notified of any request for such an audit or other examination.

(e) There are no Tax liens upon the assets of Parent, except liens for current Taxes not yet due and payable.

(f) No adjustment relating to any Returns filed by Parent has been proposed in writing, formally or informally, by any Tax authority to Parent or any representative thereof.

(g) Parent is not liable for the Taxes of any Person, is not currently under any contractual obligation to indemnify any Person with respect to Taxes (except for customary agreements to indemnify lenders) and is not a party to or bound by any Tax sharing agreement.

(h) Parent has not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(i)  Parent has not engaged in any transaction which requires its participation to be disclosed under Treasury Regulation Section 1.6011-4.

4.15 Brokers. Except as set forth on Section 4.15 of the Parent Schedule, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

4.16 Intellectual Property. Parent does not own, license or otherwise have any right, title or interest in any Intellectual Property.

4.17 Agreements, Contracts and Commitments.

(a) Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement, there are no contracts, agreements, leases, mortgages, indentures, notes, bonds, liens, license, permit, franchise, purchase orders, sales orders or other understandings, commitments or obligations (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which Parent is a party or by or to which any of the properties or assets of Parent may be bound, subject or affected, which either (a) creates or imposes a liability greater than $100,000, or (b) may not be cancelled by Parent on thirty (30) Business Days’ or less prior notice (“Parent Contracts”). All Parent Contracts are set forth on Section 4.17 of the Parent Schedule other than those that are exhibits to the Parent SEC Reports.

(b) Each Parent Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Parent Contracts (or written summaries in the case of oral Parent Contracts) and of all outstanding offers or proposals of Parent have been heretofore delivered to the Company.

(c) Neither Parent nor, to the knowledge of Parent, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Parent Contract, and no party to any Parent Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Parent. Each agreement, contract or commitment to which Parent is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Parent.

4.18 Insurance. Except for directors’ and officers’ liability insurance, Parent does not maintain any Insurance Policies.

4.19 Interested Party Transactions. Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement, no employee, officer, director or stockholder of Parent or a member of his or her immediate family is indebted to Parent nor is Parent indebted (or committed to make loans or extend or guarantee credit) to any of them, other than reimbursement for reasonable expenses incurred on behalf of Parent. To Parent’s knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom Parent is affiliated or with whom Parent has a material contractual relationship, or any Person that competes with Parent, except that each employee, stockholder, officer or director of Parent and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with Parent. To Parent’s knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with Parent (other than such contracts as relate to any such individual ownership of capital stock or other securities of Parent).

4.20 Indebtedness. Parent has no indebtedness for borrowed money.

4.21 Over-the-Counter Bulletin Board Quotation. Parent Common Stock is quoted on the Over-the-Counter Bulletin Board (“OTC BB”). There is no action or proceeding pending or, to Parent’s knowledge, threatened against Parent by NASD, Inc. (“NASD”) with respect to any intention by the NASD to prohibit or terminate the quotation of Parent Common Stock on the OTC BB.

4.22 Board Approval. The Board of Directors of Parent (including any required committee or subgroup of the Board of Directors of Parent) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Merger and approved this Agreement and the transactions contemplated hereby, (ii) determined that the Merger is in the best interests of the stockholders of Parent, and (iii) determined that the fair market value of the Company is equal to at least 80% of Parent’s net assets.

4.23 Trust Fund. As of the date hereof and at the Closing Date, Parent has and will have no less than $32,955,360 including interest before the application of applicable taxes invested in United States Government securities in a trust account with JP Morgan Chase NY Bank, administered by Continental Stock Transfer & Trust Company (the “Trust Fund”), less such amounts, if any, as Parent is required to pay to stockholders who elect to have their shares converted to cash in accordance with the provisions of Parent’s Charter Documents.

4.24 Governmental Filings. Except as set forth in Section 4.24 of the Parent Schedule, Parent has been granted and holds, and has made, all Governmental Actions/Filings necessary to the conduct by Parent of its business (as presently conducted) or used or held for use by Parent, and true, complete and correct copies of which have heretofore been delivered to the Company. Each such Governmental Action/Filing is in full force and effect and, except as disclosed in Section 4.24 of the Parent Schedule, will not expire prior to December 31, 2006, and Parent is in compliance with all of its obligations with respect thereto. No event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or any ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings except such events which, either individually or in the aggregate, would not have a Material Adverse Effect upon Parent.

4.25 Representations and Warranties Complete. The representations and warranties of Parent included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

4.26 Survival of Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall survive until the Closing.

ARTICLE V

CONDUCT PRIOR TO THE EFFECTIVE TIME

5.1 Conduct of Business by Company and Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company, Parent and Merger Sub shall, except to the extent that the other party shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. As used in this Article V, the term “Company” includes the Subsidiaries unless the context clearly indicates otherwise. In addition, except as required or permitted by the terms of this Agreement or set forth on Schedule 5.1, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company, Parent and Merger Sub shall not do any of the following:

(a) Other than as expressly contemplated by this Agreement, including, without limitation, pursuant to the terms of the Employment Agreements, attached hereto as Exhibits B and C (the “Employment Agreements”) waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options, warrants or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(b) Other than as expressly contemplated by this Agreement, including, without limitation, pursuant to the terms of the Employment Agreements, grant any severance or termination pay to any officer or key employee except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(c) Transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property of the Company, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices;

(d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital;

(e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company and Parent, as applicable, other than repurchases of unvested shares at cost in connection with the termination of the relationship with any employee or consultant pursuant to stock option or purchase agreements in effect on the date hereof;

(f) Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities other than in connection with the exercise, exchange or conversion of any securities of the Company outstanding on the date hereof;

(g) Amend its Charter Documents;

(h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Parent or the Company as applicable, or, without concurrently advising Parent, enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services;

(i) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except (A) sales of services and licenses of Intellectual Property in the ordinary course of business consistent with past practice, (B) sales of inventory in the ordinary course of business consistent with past practice, (C) the sale, lease or disposition (other than through licensing) of property or assets that are not material, individually or in the aggregate, to the business of such party, and (D) extend any leases of real property or personal property outstanding as of the date hereof;

(j) Other than as set forth in Schedule 5.1(j), incur any indebtedness for borrowed money in excess of $150,000 in the aggregate or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent or the Company, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

(k) Other than as expressly contemplated by the Employment Agreements, adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practice, except as provided in Section 5.1(k) of the Company Schedule or in Section 7.3(g) hereof;

(l) Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the Unaudited Financial Statements or in the most recent financial statements included in the Parent SEC Reports filed prior to the date of this Agreement, as applicable, or incurred since the date of such financial statements, or disclosed in the Company Schedule, or that would be eliminated in the consolidation process in the preparation of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality agreement to which the Company is a party or of which the Company is a beneficiary or to which Parent is a party or of which Parent is a beneficiary, as applicable;

(m) Except in the ordinary course of business consistent with past practices, enter into, modify, amend or terminate any Company Contract, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(n) Except as required by Israeli GAAP or by the conversion of the Company’s financial statements to GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

(o) Except in the ordinary course of business consistent with past practices, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $25,000 in any 12 month period;

(p) Engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” under Section 368(a) of the Code;

(q) Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Return in a manner inconsistent with past practice;

(r) Form, establish or acquire any subsidiary except as contemplated by this Agreement;

(s) Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans;

(t) Make capital expenditures except in accordance with prudent business and operational practices consistent with prior practice;

(u) Take or omit to take any action which would be reasonably anticipated to have a Material Adverse Effect;

(v) Enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders or other affiliates, other than (A) the payment of salaries for services rendered, (B) the reimbursement of reasonable expenses incurred on behalf of the Company or Parent (as applicable), or (C) the providing of other employee benefits made generally available to all employees; or

(w) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 5.1 (a) through (w) above.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Registration Statement and Prospectus/Proxy Statement; Special Meeting.

(a) As soon as is reasonably practicable after receipt by Parent from the Company of all financial and other information relating to the Company as Parent may reasonably request for its preparation, Parent shall prepare and file with the SEC under the Exchange Act, and with all other applicable regulatory bodies, a Registration Statement on Form S-4 with respect to shares of Parent Common Stock to be issued in the Merger (the “Registration Statement”), which shall include proxy materials for the purpose of soliciting proxies from holders of Parent Common Stock to vote in favor of (i) the adoption of this Agreement and the approval of the Merger (“Parent Stockholder Approval”), (ii) the change of the name of Parent to a name mutually acceptable to Parent and the Company (the “Name Change Amendment”), (iii) an increase in the number of authorized shares of Parent Common Stock to 55,000,000 (the “Capitalization Amendment”), (iv) an amendment to remove sections A through E, inclusive of Article VI from Parent’s Certificate of Incorporation from and after the Closing and to redesignate Article VII as Article VI and Article VIII as Article VII, respectively, (v) the approval and adoption of the issuance of options to purchase shares of Company Common Stock to Gideon Barak and Amit Haller pursuant to each of the Employment Agreements, and (vi) the election as directors of Parent those persons listed in Schedule 6.1 and two more persons as chosen pursuant to Section 6.2 at a meeting of holders of Parent Common Stock to be called and held for such purpose (the “Special Meeting”). Such proxy materials shall be in the form of a prospectus/proxy statement to be used for the purpose of soliciting such proxies from holders of Parent Common Stock and also for the purpose of issuing the Parent Common Stock to holders of Company Common Stock in connection with the Merger (the “Prospectus/Proxy Statement”). The Company shall furnish to Parent all information concerning the Company as Parent may reasonably request in connection with the preparation of the Registration Statement. The Company and its counsel shall be given an opportunity to review and comment on the Registration Statement prior to its filing with the SEC. Parent, with the assistance of the Company, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use reasonable best efforts to cause the Registration Statement to be declared effective as promptly as practicable. Parent shall also take any and all such actions to satisfy the requirements of the Securities Act, including Rule 145 thereunder, and the Exchange Act. Prior to the Closing Date, Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued pursuant to the Merger to be registered or qualified under all applicable Blue Sky Laws of each of the states and territories of the United States in which it is believed, based on information furnished by the Company, holders of the Company Common Stock reside and to take any other such actions which may be necessary to enable the Parent Common Stock to be issued pursuant to the Merger in each such jurisdiction.

(b) As soon as practicable following the declaration of effectiveness of the Registration Statement, Parent shall distribute the Prospectus/Proxy Statement to the holders of Parent Common Stock and, pursuant thereto, shall call the Special Meeting in accordance with the DGCL and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the Merger and the other matters presented to the stockholders of Parent for approval or adoption at the Special Meeting.

(c) Parent shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Registration Statement, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting. Without limiting the foregoing, the Company shall ensure that the Prospectus/Proxy Statement does not, as of the date on which it is distributed to the holders of Parent Common Stock, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Parent shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company for inclusion in the Prospectus/Proxy Statement). The Company represents and warrants that the information relating to the Company supplied by the Company for inclusion in the Registration Statement will not as of the effective date of the Registration Statement (or any amendment or supplement thereto) or at the time of the Special Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

(d) Parent, acting through its board of directors, shall include in the Prospectus/Proxy Statement the recommendation of its board of directors that the holders of Parent Common Stock vote in favor of the adoption of this Agreement and the approval of the Merger, and shall otherwise use reasonable best efforts to obtain the Parent Stockholder Approval.

6.2 Directors and Officers of Parent and the Company After Merger. Parent, subject to the reasonable approval of the Company, shall select two persons who qualify as “independent directors” as such term is defined by Nasdaq Stock Market Rules to each stand for election as a director of Parent.

6.3 Other Actions.

(a) At least five (5) Business Days prior to Closing, Parent shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the Merger in any report or form to be filed with the SEC (“Merger Form 8-K”), which shall be in a form reasonably acceptable to the Company and in a format acceptable for EDGAR filing. Prior to Closing, Parent and the Company shall prepare the press release announcing the consummation of the Merger hereunder (“Press Release”). Simultaneously with the Closing, Parent shall file the Merger Form 8-K with the SEC and distribute the Press Release.

(b) The Company and Parent shall further cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate the Merger and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party (including the respective independent accountants of the Company and Parent) and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated hereby. Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of the Company and Parent shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated hereby. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

6.4 Required Information. In connection with the preparation of the Merger Form 8-K and Press Release, and for such other reasonable purposes, the Company and Parent each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers and stockholders (including the directors of Parent and the Company to be elected effective as of the Closing pursuant to Section 6.2 hereof) and such other matters as may be reasonably necessary or advisable in connection with the Merger, or any other statement, filing, notice or application made by or on behalf of the Company and Parent to any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated hereby. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

6.5 Confidentiality; Access to Information.

(a) Confidentiality. Any confidentiality agreement previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) such disclosure as may be required by law. In the event this Agreement is terminated as provided in Article IX hereof, each party (i) will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Merger contemplated hereby, and (ii) will use its reasonable best efforts to delete from its computer systems all documents and other material obtained from the other in connection with the Merger contemplated hereby.

(b) Access to Information.

(i) Company will afford Parent and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of the Company, as Parent may reasonably request. No information or knowledge obtained by Parent in any investigation pursuant to this Section 6.5 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

(ii) Parent will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Parent during the period prior to the Closing to obtain all information concerning the business and personnel of Parent, as the Company may reasonably request. No information or knowledge obtained by the Company in any investigation pursuant to this Section 6.5 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

6.6 Public Disclosure. From the date of this Agreement until Closing or termination, the parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and no party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of Parent (in the case of the Company) or the Company (in the case of Parent), except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. Each party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall, at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any party to its counsel, accountants and other professional advisors. Notwithstanding the foregoing, the parties hereto agree that Parent will prepare and file a current report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement in the form previously approved by the Company.

6.7 Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) to cause the conditions precedent set forth in Article VII to be satisfied, (ii) obtain all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and to make all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and to take all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) to obtain all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) to defend any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including to seek to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) to execute or deliver any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Parent and its board of directors and the Company and its board of directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use its commercially reasonable efforts to enable the Merger and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement.

6.8 Treatment as a Reorganization. Notwithstanding any other provision herein, neither Parent nor the Company nor stockholders shall take any action prior to or following the Merger that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

6.9 No Securities Transactions. Neither the Company nor any of its affiliates, directly or indirectly, shall engage in any transactions involving the securities of Parent prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. The Company shall use its reasonable best efforts to require each of its officers, directors, employees, agents and representatives to comply with the foregoing requirement.

6.10 Disclosure of Certain Matters. Each of Parent and the Company will provide the other with prompt written notice of any event, development or condition that (a) would cause any of such party’s representations and warranties to become untrue or misleading or which may affect its ability to consummate the transactions contemplated by this Agreement, (b) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (c) gives such party any reason to believe that any of the conditions set forth in Article VII will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of the Company, or (e) would require any amendment or supplement to the Prospectus/Proxy Statement. The parties shall have the obligation to supplement or amend the Company Schedule and Parent Schedule (the “Disclosure Schedule”) being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule. The obligations of the parties to amend or supplement the Disclosure Schedule being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, for purposes of Sections 7.2(a), 7.3(a), 8.1(a)(i), 9.1(d) and 9.1(e), the representations and warranties of the parties shall be made with reference to the Disclosure Schedule as they exist at the time of execution of this Agreement, subject to such anticipated changes as are set forth in Schedule 5.1 or otherwise expressly contemplated by this Agreement or which are set forth in the Disclosure Schedule as they exist on the date of this Agreement.

6.11 Listing. Parent and the Company shall use their reasonable best efforts to obtain the listing for trading on Nasdaq National Market or the Nasdaq Capital Market of the Parent Common Stock. If such listing is not obtained by the Closing, the parties shall continue to use their best efforts after the Closing to obtain such listing.

6.12 Company Actions. The Company shall use its best efforts to take such actions as are necessary to fulfill its obligations under this Agreement and to enable Parent and Merger Sub to fulfill its obligations hereunder, including without limitation distributing the Prospectus/Proxy Statement to its stockholders when it is made available by Parent, taking actions necessary under the DGCL in respect of Dissenting Shares and the appraisal rights of the holders thereof, including giving written notice to Parent of each such holder and the number of Dissenting Shares held by each such holder.

6.13 Non-Solicitation.

(a) The Company shall not, directly or indirectly, through any officer, director, agent or otherwise, (i) solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any Company Acquisition Proposal, or (ii) enter into or maintain or continue discussions or negotiations with any person or entity in furtherance of such inquiries or to obtain a proposal or offer for a Company Acquisition Proposal, or (iii) agree to, approve, endorse or recommend any Company Acquisition Proposal or enter into any letter of intent or other contract, agreement or commitment contemplating or otherwise relating to any Company Acquisition Proposal, or (iv) authorize or permit any agent of the Company or any of its Affiliates, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of its Affiliates, to take any such action. The Company shall, and shall direct or cause the Company’s representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Company Acquisition Proposal. The Company shall notify Parent as promptly as practicable (and in any event within one (1) day after the Company attains knowledge thereof), orally and in writing, if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Company Acquisition Proposal is made, specifying the material terms and conditions thereof and the identity of the party making such proposal or offer or inquiry or contact (including material amendments or proposed material amendments).

(b) Parent shall not, directly or indirectly, through any officer, director, agent or otherwise, (a) solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any Parent Acquisition Proposal, or (b) enter into or maintain or continue discussions or negotiations with any person or entity in furtherance of such inquiries or to obtain a proposal or offer for a Parent Acquisition Proposal, or (c) agree to, approve, endorse or recommend any Parent Acquisition Proposal or enter into any letter of intent or other contract, agreement or commitment contemplating or otherwise relating to any Parent Acquisition Proposal, or (d) authorize or permit any agent of Parent or any of its Affiliates, or any investment banker, financial advisor, attorney, accountant or other representative retained by Parent or any of its Affiliates, to take any such action. Parent shall, and shall direct or cause Parent’s representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Parent Acquisition Proposal. Parent shall notify the Company as promptly as practicable (and in any event within one (1) day after Parent attains knowledge thereof), orally and in writing, if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Parent Acquisition Proposal is made, specifying the material terms and conditions thereof and the identity of the party making such proposal or offer or inquiry or contact (including material amendments or proposed material amendments).

(c) The obligations contained in Sections 6.13(a) and (b) shall terminate on November 15, 2006, provided that by such date the aggregate amount of capital received by the Company equals or exceeds fifteen million dollars ($15,000,000).

6.14 Short-Swing Profit. Subject to Section 6.8 hereof, in the event that Gemini Israel III L.P., Gemini Partner Investors L.P., Gemini Israel III Parallel Fund L.P. and Gemini Israel III Overflow Fund L.P. (“Gemini”) or Landa Ventures Ltd. (“Landa”) provides Parent with an opinion of counsel reasonably satisfactory to Parent to the effect that the receipt of shares of Parent Common Stock representing its portion of the Share Price Shares pursuant to Section 2.15 would cause either Gemini or Landa, as the case may be, to become liable to Parent pursuant to Section 16(b) of the Exchange Act (a “Short Swing Profit Opinion”), then Gemini or Landa, as the case may be, may elect to receive, in lieu of its right to receive any portion of the Share Price Shares, from Parent a cash payment equal to the product of (a) the Last Reported Sales Price of the Parent Common Stock on the Trading Day immediately preceding the Additional Share Issuance Date relating to the distribution of the Share Price Shares and (b) the number of Share Price Shares which Gemini or Landa, as the case may be, would otherwise be entitled to receive pursuant to Section 2.15(a). In order to exercise its right to receive cash in lieu of shares of Parent Common Stock pursuant to this Section 6.14, Gemini or Landa, as the case may be, must deliver written notice of such election and the related Short Swing Profit Opinion to Parent no later than three Business Days immediately preceding the Additional Share Issuance Date relating to the distribution of the First Share Price Shares. In the event that Gemini or Landa, as the case may be, exercises its right to receive cash in lieu of shares of Parent Common Stock pursuant to this Section 6.14, the Additional Escrowed Shares that Gemini or Landa, as the case may be, would have received but for such election shall be returned to Parent by the Escrow Agent for cancellation.

6.15 Israeli Tax Pre-Ruling. As soon as reasonably practicable after the execution of this Agreement, the Company shall cause the Company’s Israeli counsel and accountants to prepare and file with the Israeli Income Tax Commissioner an application for a tax pre-ruling permitting any Holder or Derivative Holder who elect to become a party to such a tax pre-ruling (the “Electing Holder”), to defer any applicable Israeli tax with respect to any Consideration Shares and Additional Shares that such Holder or Derivative Holder may receive pursuant to this Agreement until the sale, transfer or other conveyance for cash of such shares of Parent Common Stock by such Holder or Derivative Holder (the “Israeli Tax Pre-Ruling”). The Israeli Tax Pre-Ruling shall not impose any restrictions or obligations on the stockholders of Parent without Parent’s consent. Each of the Company and Parent shall cause their respective Israeli counsel and accountants to coordinate all activities, and to cooperate with each other, with respect to the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Israeli Tax Pre-Ruling. In the event that the Company’s application for the Israeli Tax Pre-Ruling is denied or, in the sole judgment of the Company, imposes material conditions or requirements upon the Electing Holders, the requirements of this Section 6.15 may be waived by the vote or consent of those Electing Holders who in the aggregate hold a majority of the Company Common Stock, on a fully-diluted basis, held by all of the Electing Holders. Subject to the terms and conditions hereof, the parties shall use commercially reasonable efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under any applicable Legal Requirement to obtain the Israeli Tax Pre-Ruling as promptly as practicable.

6.16 Bridge Financing. Parent and the Company agree to cooperate and use all commercially reasonable efforts to procure one or more Bridge Financings in an amount sufficient to allow the Company to continue to operate in accordance with its current business plan and projections during the period commencing on the date of this Agreement through the Closing Date. For the avoidance of doubt, nothing contained in this Section 6.16 shall detract from Parent’s discretion in exercising its approval rights under Article V.

6.17 Indemnification of Officers and Directors.

(a) All rights to indemnification by the Company or Parent existing in favor of those Persons who are or were directors or officers of the Company (the “Company Indemnified Persons”) or directors or officers of Parent (the “Parent Indemnified Persons”, and together with the Company Indemnified Persons, the “Indemnified Persons”) as of or prior to the date of this Agreement for their acts and omissions as directors or officers of the Company or directors or officers of Parent occurring prior to the Effective Time (as provided in: (i) the Charter Documents of the Company or Parent, as the case may be, (as in effect as of the date of this Agreement); and (ii) any indemnification agreements between the Company and said Indemnified Persons or Parent and said Indemnified Persons (as in effect as of the date of this Agreement) (the “Indemnification Documents”), shall survive the Merger and be observed by the Surviving Corporation and Parent to the fullest extent available under the Indemnification Documents and applicable law for a period of seven years from the Effective Time, and Parent shall observe, and shall cause the Surviving Corporation to so observe, such rights (including, to the extent necessary, by providing funds to ensure such observance).

(b) From the Effective Time until the seventh (7th) anniversary thereof, the Surviving Corporation shall maintain in effect the directors’ and officers’ liability insurance maintained by the Company as of the date of this Agreement in the form delivered by the Company to Parent prior to the date of this Agreement (the “Company Existing D&O Policy”), for the benefit of those Company Indemnified Persons who are currently insured thereunder with respect to their acts and omissions as directors or officers of the Company occurring prior to the Effective Time, to the extent that directors’ and officers’ liability insurance coverage is commercially available; provided, however, that: (i) the Surviving Corporation may substitute for the Company Existing D&O Policy a policy or policies of comparable coverage; and (ii) the Surviving Corporation shall not be required to pay annual premiums for the Company Existing D&O Policy (or for any substitute policies) in excess of fifty thousand dollars ($50,000) (the “Company Maximum Premium”). In the event any future annual premiums for the Company Existing D&O Policy (or any substitute policies) exceed the Company Maximum Premium, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Company Existing D&O Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to the Company Maximum Premium. The provisions of this Section 6.17(b) shall be deemed to have been satisfied if prepaid policies have been obtained prior to the Effective Time for purposes of this Section 6.17(b), which policies provide such Company Indemnified Persons with coverage comparable to the coverage provided by the Company Existing D&O Policies for an aggregate period of seven (7) years following the Effective Time (and the Company may, if it obtains the prior written consent of Parent, obtain such a prepaid policy prior to the Effective Time, provided that the cost thereof shall not exceed the Company Maximum Premium). If such prepaid policies have been obtained prior to the Effective Time, neither the Surviving Corporation nor Parent shall cancel such policies.

(c) From the Effective Time until the seventh (7th) anniversary thereof, the Parent shall maintain in effect the directors’ and officers’ liability insurance maintained by the Parent as of the date of this Agreement (the “Parent Existing D&O Policy”), for the benefit of those Parent Indemnified Persons who are currently insured thereunder with respect to their acts and omissions as directors or officers of Parent occurring prior to the Effective Time, to the extent that directors’ and officers’ liability insurance coverage is commercially available; provided, however, that: (i) the Parent may substitute for the Parent Existing D&O Policy a policy or policies of comparable coverage; and (ii) Parent shall not be required to pay annual premiums for the Existing D&O Policy (or for any substitute policies) in excess of sixty thousand dollars ($60,000) (the “Parent Maximum Premium”). In the event any future annual premiums for the Parent Existing D&O Policy (or any substitute policies) exceed the Parent Maximum Premium, Parent shall be entitled to reduce the amount of coverage of the Existing D&O Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to the Parent Maximum Premium. The provisions of this Section 6.17(c) shall be deemed to have been satisfied if prepaid policies have been obtained prior to the Effective Time for purposes of this Section 6.17(c), which policies provide such Parent Indemnified Persons with coverage comparable to the coverage provided by the Parent Existing D&O Policies for an aggregate period of seven (7) years following the Effective Time (and the Parent may obtain such a prepaid policy prior to the Effective Time, provided that the cost thereof shall not exceed the Parent Maximum Premium). If such prepaid policies have been obtained prior to the Effective Time, Parent shall not cancel such policies.

(d) The obligations under this Section 6.17 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Person without the consent of such affected Indemnified Person (it being expressly agreed that the Indemnified Persons shall be third party beneficiaries of this Section 6.17), and in the event that Parent or the Surviving Corporation consolidates or merges with any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, then Parent shall make proper provision so that the continuing or surviving corporation or entity shall assume the obligations set forth in this Section 6.17.

6.18 No Claim Against Trust Fund. The Company acknowledges that, if the transactions contemplated by this Agreement are not consummated by July 19, 2007, Parent will be obligated to return to its stockholders the amounts being held in the Trust Fund. Accordingly, the Company hereby waive all rights against Parent to collect from the Trust Fund any moneys that may be owed to them by Parent for any reason whatsoever, including but not limited to a breach of this Agreement by Parent or any negotiations, agreements or understandings with Parent, and will not seek recourse against the Trust Fund for any reason whatsoever.

6.19 Stockholder Guarantees. Parent acknowledges that certain stockholders of the Company (the “Guarantee Stockholders”) have guaranteed certain indebtedness or other obligations of the Company or have otherwise entered into certain credit support arrangements with respect to the Company (collectively, the “Stockholder Guarantees”). Parent agrees to use all commercially reasonable efforts to assist the Company in releasing the Guarantee Stockholders from the Stockholder Guarantees.

6.20 Stockholder Transfer Restrictions. Prior to the Effective Time, the Company shall cause (a) each of the executive officers of the Company to enter into an Executive Lock-Up Agreement substantially in the form attached hereto as Exhibit D (an “Executive Lock-Up Agreement”) and (b) each of the stockholders of the Company, holders of Employee Options and holders of Company Warrants listed on Schedule 6.20 to enter into a Stockholder Lock-Up Agreement substantially in the form attached hereto as Exhibit E (a “Stockholder Lock-Up Agreement” and together with the Executive Lock-Up Agreement, the “Lock-Up Agreements”). The Company agrees to use its reasonable best efforts to cause all stockholders of the Company and Derivative Holders, other than those listed on Schedule 6.20, to enter into a Stockholder Lock-Up Agreement. The certificates representing the shares of Parent Common Stock to be received by any stockholder of the Company, holder of Employee Options or holders of Company Warrants who has executed a Stockholder Lock-Up Agreement or an Executive Lock-Up Agreement shall bear legends to the effect that such shares of Parent Common Stock may not be transferred except upon compliance with the registration requirements of the Securities Act (or an exemption therefrom) or the provisions of the applicable Lock-Up Agreement.

6.21 Stockholder Obligations. The Company shall take all commercially reasonable actions to cause the stockholders of the Company to repay to the Company, on or before the Closing, all direct and indirect indebtedness and obligations owed by them to the Company, including the indebtedness and other obligations set forth in Schedule 6.21.

ARTICLE VII

CONDITIONS TO THE TRANSACTION

7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger, substantially on the terms contemplated by this Agreement.

(b) Registration Statement Effective. The Registration Statement shall have been declared effective by the SEC.

(c) Parent Stockholder Approval. The Parent Stockholder Approval, the Name Change Amendment and the Capitalization Amendment shall have been duly approved and adopted by the stockholders of Parent by the requisite vote under the laws of the State of Delaware and the Charter Documents of Parent and an executed copy of an amendment to Parent’s Certificate of Incorporation reflecting the Name Change Amendment and the Capitalization Amendment shall have been filed with the Delaware Secretary of State to be effective as of the Closing.

(d) Appraisal Rights. Holders of no more than five percent (5%) of the shares of any of the Company Common Stock outstanding immediately before the Closing shall have taken action to exercise their appraisal rights pursuant to Section 262 of the DGCL.

(e) Parent Common Stock. Holders of no more than twenty percent (20%) of the shares of Parent Common Stock issued in Parent’s initial public offering of securities and outstanding immediately before the Closing (“Parent IPO Shares”) shall have exercised their rights to convert their Parent IPO Shares into a pro rata share of the Trust Fund in accordance with Parent’s Charter Documents. The amount of cash to be distributed by Parent as a result of the exercise by any holder of Parent IPO Shares to so convert such shares shall be referred to as the “Trust Fund Conversion Amount”.

(f) Stock Quotation or Listing. The Parent Common Stock at the Closing will be quoted on the OTC BB or listed for trading on the Nasdaq National Market or Nasdaq Capital Market, if the application for such listing is approved, and there will be no action or proceeding pending or threatened against Parent by the NASD to prohibit or terminate the quotation of Parent Common Stock on the OTC BB or the trading thereof on Nasdaq National Market, Nasdaq Capital Market or American Stock and Options Exchange as the case may be.

(g) Israel Securities Authority Exemption. Either (i) the Company shall have received the Israeli Securities Exemption or (ii) Parent shall have offered to purchase Employee Options from a sufficient number holders of Employee Options as shall permit the Company to avoid the need to publish a prospectus pursuant to Israeli securities law in connection with the transactions contemplated hereby or comply with the terms and conditions of a Conditional Israeli Securities Exemption and shall have received binding commitments from such holders to sell such Employee Options.

7.2 Additional Conditions to Obligations of Company. The obligations of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Representations and Warranties. Each representation and warranty of Parent contained in this Agreement that is qualified as to materiality shall have been true and correct (i) as of the date of this Agreement and (ii) subject to the provisions of the last sentence of Section 6.10, on and as of the Closing Date with the same force and effect as if made on the Closing Date. Each representation and warranty of Parent contained in this Agreement that is not qualified as to materiality shall have been true and correct (i) as of the date of this Agreement and (ii) in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date. The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent (“Parent Closing Certificate”).

(b) Agreements and Covenants. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Parent) does not, or will not, constitute a Material Adverse Effect with respect to Parent, and the Parent Closing Certificate shall include a provision to such effect.

(c) No Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely or otherwise encumber the title of the shares of Parent Common Stock to be issued by Parent in connection with the Merger and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d) Consents. Parent shall have obtained all consents, waivers and approvals required to be obtained by Parent in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent and the Parent Closing Certificate shall include a provision to such effect.

(e) Material Adverse Effect. No Material Adverse Effect with respect to Parent shall have occurred since the date of this Agreement.

(f) SEC Compliance. Immediately prior to Closing, Parent shall be in compliance with the reporting requirements under the Exchange Act.

(g) Opinion of Counsel. The Company shall have received from Graubard Miller, counsel to Parent, an opinion of counsel in a form to be agreed to by Parent and the Company.

(h) Other Deliveries. At or prior to Closing, Parent shall have delivered to the Company (i) copies of resolutions and actions taken by Parent’s board of directors and stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the transactions contemplated hereunder.

(i) Press Release. Parent shall have delivered the Press Release to the Company, in a form reasonably acceptable to the Company.

(j) Directors’ and Officers’ Liability Insurance. The Company Existing D&O Policy (or any policy substituted therefor pursuant to Section 6.17(b)) shall be in full force and effect.

(k) Resignations. The persons set forth on Schedule 7.2(k) shall have resigned from all of their positions and offices with Parent.

(l) Trust Fund. Parent shall have made appropriate arrangements with the Exchange Agent to have the Trust Fund, which shall contain no less than the amount referred to in Section 4.23, dispersed to Parent immediately upon the Closing.

(m) Registration Rights. The Registration Rights Agreement substantially in the form of Exhibit A hereto between Parent and the stockholders of the Company set forth on Schedule 7.2(m) shall be in full force and effect.

(n) OCS and Investment Center Approval. Parent and Company shall have obtained approval of the Merger from the OCS and the Investment Center as required by applicable Legal Requirements.

(o) Israeli Tax Pre-Ruling. The Israeli Tax Pre-Ruling shall have been obtained by the Company from the Israeli Income Tax Commissioner.

(p) Termination of Special Rights Agreements. The agreements specified in Section 7.2(p) of the Company Schedule shall have been terminated.

7.3 Additional Conditions to the Obligations of Parent. The obligations of Parent to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a) Representations and Warranties. Each representation and warranty of the Company contained in this Agreement that is qualified as to materiality shall have been true and correct (i) as of the date of this Agreement and (ii) subject to the provisions of the last sentence of Section 6.10, on and as of the Closing Date with the same force and effect as if made on the Closing Date. Each representation and warranty of the Company contained in this Agreement that is not qualified as to materiality shall have been true and correct (i) as of the date of this Agreement and (ii) in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by an authorized officer of the Company (“Company Closing Certificate”).

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Company) does not, or will not, constitute a Material Adverse Effect on the Company, and the Company Closing Certificate shall include a provision to such effect.

(c) No Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Entity which is reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely the right of Parent to own, operate or control any of the assets and operations of the Surviving Corporation following the Merger and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect.

(d) Consents. The Company shall have obtained all consents, waivers, permits and approvals required to be obtained by the Company in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company and the Company Closing Certificate shall include a provision to such effect.

(e) Material Adverse Effect. No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement.

(f) Conversion of Company Preferred Stock. All shares of Company Preferred Stock shall have been converted to Company Common Stock prior to the Closing.

(g)  Conversion of Company Derivative Securities. All warrants for the purchase of shares of Company Preferred Stock shall have been converted into warrants to purchase shares of Company Common Stock or terminated. Such exercises, exchanges, other conversions or terminations may be made contingent upon the occurrence of the Closing.

(h) Employment Agreements. Employment Agreements between the Company and, separately, Gideon Barak and Amit Haller, in the forms of Exhibits B and C, respectively, shall be in full force and effect.

(i) Opinion of Counsel. Parent shall have received from Day, Berry & Howard LLP, counsel to the Company, an opinion of counsel in a form to be agreed to by Parent and the Company.

(j) Opinion of IP Counsel. Parent shall have received from intellectual property counsel to the Company reasonably acceptable to Parent, an opinion of counsel in a form to be agreed between Parent and the Company.

(k) Comfort Letters. Parent shall have received “comfort” letters in the customary form from Kost, Forer, Gabbay and Kasierer a Member of Ernst & Young Global, dated the effective date of the Registration Statement and the Closing Date (or such other date or dates reasonably acceptable to Parent) with respect to certain financial statements and other financial information included in the Registration Statement.

(l) Fairness Opinion. Parent shall have received a “Fairness Opinion” in form and substance satisfactory to it from Trigger-Foresight to the effect that the Merger and the other transactions contemplated by this Agreement are fair to the stockholders of Parent.

(m) Other Deliveries. At or prior to Closing, the Company shall have delivered to Parent: (i) copies of resolutions and actions taken by the Company’s board of directors and stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (ii) such other documents or certificates as shall reasonably be required by Parent and its counsel in order to consummate the transactions contemplated hereunder.

(n) Resignations. The persons set forth on Schedule 7.3(n) shall have resigned from their positions and offices with the Company.

(o) Transfer Restrictions. Immediately prior to the Closing, stockholders of the Company and Derivative Holders who hold not less than 95% of the issued and outstanding shares of Company Common Stock on a fully diluted basis shall either (i) be subject to the restrictions contained in a Lock-Up Agreement or (ii) be otherwise subject to restrictions with respect to the transfer of any shares of Parent Common Stock that such holders may receive pursuant to this Agreement for a period of not less than one hundred eighty (180) days after the Closing.

(p) Loans. The indebtedness to the Company of any director, executive officer or stockholder of the Company or any immediate family member thereof shall be repaid in full at or prior to the Closing Date.

(q) Directors’ and Officers’ Liability Insurance. The Parent Existing D&O Policy (or any policy substituted therefor pursuant to Section 6.17(c)) shall be in full force and effect.

ARTICLE VIII

INDEMNIFICATION

8.1 Indemnification of Parent.

(a) Subject to the terms and conditions of this Article VIII (including without limitation the limitations set forth in Section 8.3), Parent and its representatives, successors and permitted assigns (each a “Parent Indemnitee”) shall be indemnified, defended and held harmless from and against all Losses asserted against, resulting to, imposed upon, or incurred by any Parent Indemnitee by reason of, arising out of or resulting from:

(i) the inaccuracy or breach of any representation or warranty of Company contained in or made pursuant to this Agreement, any Schedule or any certificate delivered by the Company to Parent pursuant to this Agreement with respect hereto or thereto in connection with the Closing; or

(ii) the non-fulfillment or breach of any covenant or agreement of the Company contained in this Agreement.

(b) As used in this Article VIII, the term “Losses” shall include all losses, liabilities, damages, judgments, awards, orders, penalties, settlements, costs and expenses (including, without limitation, interest, penalties, court costs and reasonable legal fees and expenses) including those arising from any demands, claims, suits, actions, costs of investigation, notices of violation or noncompliance, causes of action, proceedings and assessments whether or not made by third parties or whether or not ultimately determined to be valid excluding, in any case, any indirect, incidental or consequential damages. Solely for the purpose of determining the amount of any Losses (and not for determining any breach) for which any party may be entitled to indemnification pursuant to Article VIII, any representation or warranty contained in this Agreement that is qualified by a term or terms such as “material,” “materially,” or “Material Adverse Effect” shall be deemed made or given without such qualification and without giving effect to such words.

8.2 Indemnification of Third Party Claims. The indemnification obligations and liabilities under this Article VIII with respect to actions, proceedings, lawsuits, investigations, demands or other claims brought against Parent by a Person other than the Company (a “Third Party Claim”) shall be subject to the following terms and conditions:

(a) Notice of Claim. Parent, acting through the Committee, will give the Representative prompt written notice after receiving written notice of any Third Party Claim or discovering the liability, obligation or facts giving rise to such Third Party Claim (a “Notice of Claim”) which Notice of Third Party Claim shall set forth (i) a brief description of the nature of the Third Party Claim, (ii) the total amount of the actual out-of-pocket Loss or the anticipated potential Loss (including any costs or expenses which have been or may be reasonably incurred in connection therewith), and (iii) whether such Loss may be covered (in whole or in part) under any insurance and the estimated amount of such Loss which may be covered under such insurance, and the Representative shall be entitled to participate in the defense of the Third Party Claim at its expense.

(b) Defense. The Representative shall have the right, at its option and at its own expense, by written notice to Parent, to assume the entire control of, subject to the right of Parent to participate (at its expense and with counsel of its choice) in, the defense, compromise or settlement of the Third Party Claim as to which such Notice of Claim has been given, and shall be entitled to appoint a recognized and reputable counsel reasonably acceptable to Parent to be the lead counsel in connection with such defense. If the Representative is permitted and elects to assume the defense of a Third Party Claim:

(i) the Representative shall diligently and in good faith defend such Third Party Claim and shall keep Parent reasonably informed of the status of such defense; provided, however, that in the case of any settlement providing for remedies other than monetary damages for which indemnification is provided, Parent shall have the right to approve the settlement; and

(ii) Parent shall cooperate fully in all respects with the Representative in any such defense, compromise or settlement thereof, including, without limitation, the selection of counsel, and Parent shall make available to the Representative all pertinent information and documents under its control.

(c) Limitations. Failure to give prompt Notice of Claim or to provide copies of relevant available documents or to furnish relevant available data shall not constitute a defense (in whole or in part) to any Third Party Claim by Parent against the Representative and shall not affect the Representative’s duty or obligations under this Article VIII, except to the extent (and only to the extent that) such failure shall have adversely affected the ability of the Representative to defend against or reduce its liability or caused or increased such liability or otherwise caused the damages for which the Representative is obligated to be greater than such damages would have been had Parent given the Representative prompt notice hereunder. Parent shall make available to the Representative all relevant records and other relevant materials required by it and in the possession or under the control of Parent, for the use of the Representative and its representatives in defending any such action, and shall in other respects give reasonable cooperation in such defense.

(d) Failure to Defend. If the Representative, promptly after receiving a Notice of Claim, fails to defend such Third Party Claim actively and in good faith, Parent, at the reasonable cost and expense of the Representative, will (upon further written notice) have the right to undertake the defense, compromise or settlement of such Third Party Claim as it may determine in its reasonable discretion, provided that the Representative shall have the right to approve any settlement, which approval will not be unreasonably withheld or delayed.

(e) Settlement of Third Party Claims. The Representative shall not, without the written consent of Parent, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Third Party Claim in respect of which indemnification may be sought hereunder (whether or not any Parent Indemnitee is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Parent Indemnitees from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Parent Indemnitee. The Representative shall not, without the written consent of Parent, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Third Party Claim in respect of which indemnification may be sought hereunder (whether or not any Parent Indemnitee is an actual or potential party to such action or claim), which consent shall not be unreasonably withheld.

8.3 Limitations on Indemnification.

(a) Survival: Time Limitation. The representations, warranties, covenants and agreements in this Agreement or in any writing delivered by the Company to Parent in connection with this Agreement (including the certificate required to be delivered by the Company pursuant to Section 7.3(a)) shall survive the Closing until the last date in the Holdback Period (the “Survival Period”), provided that the representations, warranties, covenants and agreements contained in Section 3.18 of this Agreement shall survive the Closing for a period of six months. Notwithstanding the foregoing or any other provision of this Agreement:

(i) Any claim made by a party hereunder by filing a suit or action in a court of competent jurisdiction or a court reasonably believed to be of competent jurisdiction for breach of a representation or warranty prior to the termination of the Survival Period provided hereunder for such claim shall be preserved despite the subsequent termination of such Survival Period; and

(ii) The indemnification and other obligations under this Article VIII shall survive for the same Survival Period and shall terminate with the expiration of such Survival Period, except that any claims set forth in a Notice of Claim sent prior to the expiration of such Survival Period shall survive until final resolution thereof. Except as set forth in the immediately preceding sentence, no claim for indemnification under this Article VIII shall be brought after the end of the applicable Survival Period.

(b) Threshold. No amount shall be payable under Article VIII unless and until the aggregate amount of all indemnifiable Losses otherwise payable exceeds $1,000,000, after which time the full amount of all indemnifiable Losses shall be payable, subject to the limitations set forth in Section 8.3(c).

(c) Aggregate Amount Limitation. The aggregate liability for Losses pursuant to Section 8.1 shall not in any event exceed the Holdback Escrowed Shares, and Parent shall have no claim against the Company’s stockholders other than for the Holdback Escrowed Shares (and any proceeds of the shares or distributions with respect to the shares).

(d) Exceptions to Limitations. Notwithstanding the foregoing, the limitation in Section 8.3(b) shall not apply with respect to (A) any breach or violation of, inaccuracy in or omission from any of the representations and warranties of the Company set forth in Section 3.3 or the related sections and subsections of the Company Schedule (disregarding any materiality limitation therein), or (B) any of the matters set forth in Section 8.3(d) of the Company Schedule, any of which shall be recoverable without respect to any threshold amount and despite any disclosure in the Company Schedule.

8.4 Exclusive Remedy. Parent hereby acknowledges and agrees that, from and after the Closing, its sole remedy with respect to any and all claims for money damages arising out of or relating to this Agreement shall be pursuant and subject to the requirements of the indemnification provisions set forth in this Article VIII. Notwithstanding any of the foregoing, nothing contained in this Article VIII shall in any way impair, modify or otherwise limit Parent’s or Company’s right to bring any claim, demand or suit against the other party based upon such other party’s actual fraud or intentional or willful misrepresentation or omission, it being understood that a mere breach of a representation and warranty, without intentional or willful misrepresentation or omission, does not constitute fraud.

8.5 Adjustment to Merger Consideration. Amounts paid for indemnification under Article VIII shall be deemed to be an adjustment to the value of the shares of Parent Common Stock issued by Parent as a result of the Merger, except as otherwise required by law.

8.6 Representative Capacities; Application of Holdback Escrowed Shares. The parties acknowledge that the Representative’s obligations under this Article VIII are solely as a representative of the Company’s stockholders in the manner set forth in the Escrow Agreement with respect to the obligations to indemnify Parent under this Article VIII and that the Representative shall have no personal responsibility for any expenses incurred by him in such capacity and that all payments to Parent as a result of such indemnification obligations shall be made solely from, and to the extent of, the Holdback Escrowed Shares. Out-of-pocket expenses of the Representative for attorneys’ fees and other costs shall be borne in the first instance by Parent, which may make a claim for reimbursement thereof against the Holdback Escrowed Shares upon the claim with respect to which such expenses are incurred becoming an Established Claim (as defined in the Escrow Agreement). The parties further acknowledge that all actions to be taken by Parent pursuant to this Article VIII shall be taken on its behalf by the Committee in accordance with the provisions of the Escrow Agreement relating to the Holdback Escrowed Shares. The Escrow Agent, in accordance with the terms of the Escrow Agreement, may apply all or a portion of the Holdback Escrowed Shares to satisfy any claim for indemnification pursuant to this Article VIII.

ARTICLE IX

TERMINATION

9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of Parent and the Company at any time prior to the Closing;

(b) by either Parent or the Company if the Merger shall not have been consummated by December 31, 2006 for any reason provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 9.1(b) if the failure to consummate the Merger by December 31, 2006 is a result of a failure on the part of such party to perform any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time or is the result of such party’s breach of any representation or warranty of such party contained in this Agreement;

(c) by either Parent or the Company if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

(d) by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Article VII would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach by Parent is curable by Parent prior to the Closing Date, then the Company may not terminate this Agreement under this Section 9.1(d) for thirty (30) Business Days after delivery of written notice from the Company to Parent of such breach, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 9.1(d) if it shall have materially breached this Agreement or if such breach by Parent is cured during such thirty (30) day period);

(e) by Parent, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Article VII would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such breach is curable by the Company prior to the Closing Date, then Parent may not terminate this Agreement under this Section 9.1(e) for thirty (30) Business Days after delivery of written notice from Parent to the Company of such breach, provided the Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 9.1(e) if it shall have materially breached this Agreement or if such breach by the Company is cured during such thirty (30) day period); or

(f) by either Parent or the Company, if, at the Special Meeting (including any adjournments thereof), this Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of Parent Common Stock required under Parent’s certificate of incorporation, or the holders of 20% or more of the number of shares of Parent Common Stock issued in Parent’s initial public offering and outstanding as of the date of the record date of the Special Meeting exercise their rights to convert the shares of Parent Common Stock held by them into cash in accordance with Parent’s certificate of incorporation.

9.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 9.1 above will be effective immediately upon (or, if the termination is pursuant to Section 9.1(d) or Section 9.1(e) and the proviso therein is applicable, thirty (30) Business Days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect and the Merger shall be abandoned, except for and subject to the following: (i) Sections 6.5, 9.2 and 9.3 and Article X (General Provisions) shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement, including a breach by a party electing to terminate this Agreement pursuant to Section 9.1(b) caused by the action or failure to act of such party constituting a principal cause of or resulting in the failure of the Merger to occur on or before the date stated therein.

9.3 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated. In addition, the Company and Parent shall each pay one-half of the expenses of Kramer Levin Naftalis & Frankel LLP. In the event the Merger is consummated, Parent shall pay the expenses of DLA Piper Rudnick Gray Cary US LLP up to an aggregate amount of $20,000.

ARTICLE X

GENERAL PROVISIONS

10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

if to Parent, to:

Israel Technology Acquisition Corp.
7 Gush Etzion, 3rd Floor
Givaat Shmuel
Israel 54030
Attention: Israel Frieder, Chief Executive Officer
972-3-532-5918 telephone
972-3-532-5447 telecopy

with a copy to:

Naschitz, Brandes & Co
5 Tuval Street
Tel-Aviv
Israel 67897
Attention: Aaron M. Lampert, Adv.
972-3-623-5000 telephone
972-3-623-5005 telecopy

with a copy to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-1901
Attention: David Alan Miller, Esq.
212-818-8800 telephone
212-818-8881 telecopy

if to Company, to:

IXI Mobile, Inc.
17 Hatidhar Street
Ra’anana
Israel 43665
Attention: Gideon Barak, Chairman
972-9-747-6666 telephone
972-9-747-6600 telecopy

with a copy to:

Berkman, Wechsler, Sahar, Bloom & Co
1 Azrieli Center, 36th Floor
Tel Aviv
Israel 67021
Attention: Alon Sahar, Adv.
972-3-607-2222 telephone
972-3-607-2220 telecopy

With a copy to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-1901
Attention: David Alan Miller, Esq.
212-818-8800 telephone
212-818-8881 telecopy

10.2 Interpretation.

(a) When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

(b) For purposes of this Agreement, all monetary amounts set forth herein are referenced in United States dollars, unless otherwise stated.

10.3 Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery by facsimile to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

10.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the letter of intent between Parent and the Company dated January 31, 2006 is hereby terminated in its entirety and shall be of no further force and effect; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

10.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

10.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 10.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.10 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties.

10.11 Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

ISRAEL TECHNOLOGY ACQUISITION CORP.

By:  /s/ Israel Frieder
Name: Israel Frieder
Title: Chairman

IXI MOBILE, INC.

By:  /s/ Amit Haller
Name: Amit Haller
Title: Chief Executive Officer

ITAC ACQUISITION SUBSIDIARY CORP.

By:  /s/ Israel Frieder
Name: Israel Frieder
Title: Chairman

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

INDEX OF EXHIBITS

EXHIBITS

EXHIBIT A - FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT B - FORM OF EMPLOYMENT AGREEMENT FOR GIDEON BARAK

EXHIBIT C - FORM OF EMPLOYMENT AGREEMENT FOR AMIT HALLER

EXHIBIT D - FORM OF EXECUTIVE LOCK-UP AGREEMENT

EXHIBIT E - FORM OF STOCKHOLDER LOCK-UP AGREEMENT

AMENDMENT NO. 2 TO

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

ISRAEL TECHNOLOGY ACQUISITION CORP.,

IXI MOBILE, INC.,

AND

ITAC ACQUISITION SUBSIDIARY CORP.

AMENDMENT NO. 2 TO
AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (the “Amendment”), as amended is made and entered into as of December 30, 2006, by and among Israel Technology Acquisition Corp., a Delaware corporation (“Parent”), ITAC Acquisition Subsidiary Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and IXI Mobile, Inc., a Delaware corporation (“Company”).

RECITALS

A. The Parties entered into an Agreement and Plan of Merger dated February 28, 2006 (the “Merger Agreement”).

B. The Parties have previously amended the Merger Agreement on December 8, 2006.

B. The Parties wish to further amend the Merger Agreement in the manner specified below.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

AMENDMENT

1.1	In Section 2.14 of the Merger Agreement, the date “December 31, 2007” shall be replaced with “the date that is 12 months following the Closing Date.”

1.2	Section 6.1 of the Merger Agreement shall be deleted in its entirety and replaced with the following new Section 6.1:

“Section 6.1. Proxy Statement; Special Meeting.

(a) As soon as is reasonably practicable after receipt by Parent from the Company of all financial and other information relating to the Company as Parent may reasonably request for its preparation, Parent shall prepare and file with the SEC under the Exchange Act, and with all other applicable regulatory bodies, proxy materials (the "Proxy Statement") for the purpose of soliciting proxies from holders of Parent Common Stock to vote in favor of (i) the adoption of this Agreement and the approval of the Merger (“Parent Stockholder Approval”), (ii) the change of the name of Parent to a name mutually acceptable to Parent and the Company (the “Name Change Amendment”), (iii) an increase in the number of authorized shares of Parent Common Stock to 55,000,000 (the “Capitalization Amendment”), (iv) an amendment to remove sections A through E, inclusive of Article VI from Parent’s Certificate of Incorporation from and after the Closing and to redesignate Article VII as Article VI and Article VIII as Article VII, respectively, (v) the approval and adoption of the issuance of options to purchase shares of Company Common Stock to Gideon Barak and Amit Haller pursuant to each of the Employment Agreements, and (vi) the election as directors of Parent those persons listed in Schedule 6.1 and two more persons as chosen pursuant to Section 6.2 at a meeting of holders of Parent Common Stock to be called and held for such purpose (the “Special Meeting”). The Company shall furnish to Parent all information concerning the Company as Parent may reasonably request in connection with the preparation of the Proxy Statement. The Company and its counsel shall be given an opportunity to review and comment on the Proxy Statement prior to its filing with the SEC. Parent, with the assistance of the Company, shall promptly respond to any SEC comments on the Proxy Statement and shall otherwise use best efforts to cause the Proxy Statement to be approved for issuance by the SEC as promptly as practicable.  Parent shall also take any and all such actions to satisfy the requirements of the Securities Act and the Exchange Act. Prior to the Closing Date, Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued pursuant to the Merger to be registered or qualified under all applicable Blue Sky Laws of each of the states and territories of the United States in which it is believed, based on information furnished by the Company, holders of the Company Common Stock reside and to take any other such actions which may be necessary to enable the Parent Common Stock to be issued pursuant to the Merger in each such jurisdiction.

(b) As soon as practicable following its approval by the SEC, Parent shall distribute the Proxy Statement to the holders of Parent Common Stock and, pursuant thereto, shall call the Special Meeting in accordance with the DGCL and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the Merger and the other matters presented to the stockholders of Parent for approval or adoption at the Special Meeting.

(c) Parent shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting. Without limiting the foregoing, the Company shall ensure that the Proxy Statement does not, as of the date on which it is distributed to the holders of Parent Common Stock, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Parent shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company for inclusion in the Proxy Statement). The Company represents and warrants that the information relating to the Company supplied by the Company for inclusion in the Proxy Statement will not as of date of its distribution to the holders of Parent Common Stock (or any amendment or supplement thereto) or at the time of the Special Meeting contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

(d) Parent, acting through its board of directors, shall include in the Proxy Statement the recommendation of its board of directors that the holders of Parent Common Stock vote in favor of the adoption of this Agreement and the approval of the Merger, and shall otherwise use reasonable best efforts to obtain the Parent Stockholder Approval.”

1.3	The following new Section 6.22 is hereby inserted:

“Section 6.22. Registration Rights.

(a) Within forty-five (45) calendar days after the Effective Time, the Parent shall file with the SEC a registration statement on Form S-3 (the “Initial Registration Statement”) (or such other form that it is eligible to use), including, without limiting the generality of the foregoing, any financial statements that are required to be filed prior to the effectiveness of the Initial Registration Statement, in order to register the Initial Registrable Securities (as defined below) for resale and distribution under the Securities Act. The Parent will register all of the Parent Common Stock to be issued pursuant to the Merger, other than (i) the Additional Shares and (ii) those shares of Parent Common Stock issued to the stockholders listed in Schedule A to the Registration Rights Agreement (the “Initial Registrable Securities”).

(b) Within forty-five (45) calendar days after each Additional Shares Issuance Date, the Parent shall either (i) file with the SEC a registration statement on Form S-3 (the “Additional Registration Statements” and together with the Initial Registration Statement, the “Registration Statements”) (or such other form that it is eligible to use), including, without limiting the generality of the foregoing, any financial statements that are required to be filed prior to the effectiveness of each Additional Registration Statement or (ii) file with the SEC a post-effective amendment to the Initial Registration Statement, in each case in order to register the Additional Registrable Securities (as defined below) for resale and distribution under the Securities Act. The Parent will register all of the Additional Shares, other than those Additional Shares issued to the stockholders listed in Schedule A to the Registration Rights Agreement (the “Additional Registrable Securities” and together with the Initial Registrable Securities, the “Registrable Securities”).

(c) When declared effective by the SEC, each Registration Statement will comply with Rule 415 under the Securities Act. On the effective date of any Registration Statement, such Registration Statement will comply and on the date of the final prospectus used in connection therewith (each, a “Prospectus”) will comply, in all material respects with the applicable provisions of the Securities Act and the applicable rules and regulations of the SEC thereunder; on the effective date of any Registration Statement, such Registration Statement will not and on the date of the related Prospectus, such Prospectus will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and when filed with the SEC, the documents incorporated by reference in any Registration Statement and related Prospectus, taken as a whole, will comply in all material respects with the applicable provisions of the Exchange Act and the applicable rules and regulations of the SEC thereunder. There will be no material document of a character required to be described in any Registration Statement or the related Prospectus or to be filed as an exhibit to such Registration Statement that will not be described or filed as required.

(d) Parent will include in each Registration Statement (i) the information required under the Securities Act to be so included concerning the selling holders of the applicable Registrable Securities (“Selling Holders”), as provided by such Selling Holders to the Parent in writing, including any changes in such information that may be provided by the Selling Holders in writing to the Parent from time to time, and (ii) a section entitled “Plan of Distribution,” which, at a minimum, states that the Selling Holders may transfer the shares of Parent Common Stock in various circumstances.

(e) Notwithstanding anything to the contrary herein, the Registration Statement shall cover only the applicable Registrable Securities as required pursuant to Section 6.22(a) or 6.22(b) above, as the case may be. In no event at any time before the Initial Registration Statement becomes effective with respect to the Initial Registrable Securities shall the Parent publicly announce or file any other registration statement, other than (i) registration statements on Form S-8 or (ii) registration statements filed pursuant to the Registration Rights Agreement, in each case without the prior written consent of a majority in interest of the Selling Holders.

(f) Within five business days of the effectiveness date of each Registration Statement, the Parent shall use its commercially reasonable efforts to cause its counsel to issue an appropriate opinion or opinions to the transfer agent substantially to the effect that the Registrable Securities which are subject to such Registration Statement are subject to an effective registration statement and can be reissued free of restrictive legend upon notice of a sale by a Selling Holder and confirmation by such Selling Holder that it has complied with the prospectus delivery requirements of the Securities Act, provided that the Parent has not advised the transfer agent orally or in writing that the opinion has been withdrawn.

Section 6.23 Registration Procedures. The Parent will, as expeditiously as possible:

(a) after the effective date of each Registration Statement, use its best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the related Prospectus as may be necessary to keep such Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to each Selling Holder’s Registrable Securities, the earlier of (i) the second anniversary of the effective date of such Registration Statement, (ii) the date on which the Selling Holders may sell all Registrable Securities subject to such Registration Statement then held by the Selling Holders without restriction by the volume limitations of Rule 144(e) of the Securities Act, or (iii) such time as all Registrable Securities which are subject to such Registration Statement have been sold by the Selling Holders;

(b) promptly notify Selling Holders (by telecopier and by e-mail addresses provided by Selling Holders) on or before the first business day thereafter that the Parent receives notice that any Registration Statement has been declared effective;

(c) comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by any Registration Statement in accordance with the Selling Holders’ intended method of disposition set forth in such Registration Statement for such period;

(d) make available to the Selling Holders, at the Parent’s expense, such number of copies of any Registration Statement, any related Prospectus and any related preliminary prospectus as such persons reasonably may request in order to facilitate the public sale or their disposition of the Registrable Securities or make them electronically available;

(e) use its commercially reasonable best efforts to register or qualify the Registrable Securities under the securities or “blue sky” laws of such jurisdictions as the Selling Holders shall request in writing, provided, however, that the Parent shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(f) list the Registrable Securities with any securities exchange on which the Parent Common Stock is then listed;

(g) notify the Selling Holders as soon as possible but, in any event, within one business day of the Parent’s becoming aware of the happening of any event as a result of which any Prospectus contained in an effective Registration Statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(h) notify the Selling Holders within one business day of the Parent’s becoming aware of any order of the SEC, state authority or other governmental authority suspending the effectiveness of any Registration Statement; and

Section 6.24. Expenses. All expenses incurred by the Parent in complying with Sections 6.22 and 6.23, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Parent, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to any sale of Registrable Securities are called “Selling Expenses.” The Parent will pay all Registration Expenses in connection with each Registration Statement. Selling Expenses in connection with each Registration Statement shall be borne by the Selling Holders and may be apportioned among the Selling Holders in proportion to the number of shares sold by each Selling Holder relative to the number of shares sold under such Registration Statement.

Section 6.25. Indemnification and Contribution.

(a) In the event of a registration of any Registrable Securities under the Securities Act pursuant to Section 6.22, the Parent will, to the extent permitted by law, indemnify and hold harmless each Selling Holder, each officer of any Selling Holder, each director of any Selling Holder, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls any Selling Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any Selling Holder, or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or Prospectus contained therein, any Parent-Represented Free-Use Writing Prospectus or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and will subject to the provisions of Section 6.25(c), reimburse each such Selling Holder, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Parent shall not be liable to any Selling Holder to the extent that any such damages arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in any Registration Statement, any preliminary prospectus or Prospectus, any Parent-Represented Free-Use Writing Prospectus or any amendment or supplement thereof made in reliance upon and in conformity with written information furnished to the Parent by or on behalf of such Selling Holder demanding such indemnification expressly for use in any Registration Statement or the related Prospectus. For the purposes of this Agreement, the term “Parent-Represented Free-Use Writing Prospectus” means any “issuer free writing prospectus”, as defined in SEC Rule 433 under the Securities Act, relating to securities of Parent in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Parent’s records pursuant to Rule 433(g) under the Securities Act.

(b) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 6.22, each Selling Holder, severally and not jointly, will, to the extent permitted by law, indemnify and hold harmless the Parent, and each person, if any, who controls the Parent within the meaning of the Securities Act, each officer of the Parent who signs any Registration Statement, each director of the Parent, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Parent or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or Prospectus, any Parent-Represented Free-Use Writing Prospectus or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Parent and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that each Selling Holder will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Selling Holder, as such, furnished in writing to the Parent by such Selling Holder specifically for use in such Registration Statement, any preliminary prospectus or Prospectus, any Parent-Represented Free-Use Writing Prospectus or any amendment or supplement thereof.

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 6.25 and shall only relieve it from any liability which it may have to such indemnified party under this Section 6.25 to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6.25 for any reasonable legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 6.22 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 6.25 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 6.25, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the each of indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Selling Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Selling Holder pursuant to such Registration Statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Selling Holders’ liability pursuant to this Section 6.25(d), when combined with the amounts paid or payable by such Selling Holder pursuant to Section 6.25(b), exceed the proceeds from the offering (net of any Selling Expenses) received by such Selling Holder.”

1.4	Section 7.1(b) of the Merger Agreement is hereby deleted in its entirety.

1.5	Section 7.3(k) of the Merger Agreement is hereby deleted in its entirety.

1.6	In Section 9.1 of the Merger Agreement, the date “December 31, 2006” shall be replaced in both occurrences with “July 19, 2007.”

1.7	Except as specifically modified by this Amendment, the Merger Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

ISRAEL TECHNOLOGY ACQUISITION CORP.

By: /s/ Israel Frieder
Name: Israel Frieder
Title: Chairman

IXI MOBILE, INC.

By: /s/ Gideon Barak
Name: Gideon Barak
Title: Chairman

ITAC ACQUISITION SUBSIDIARY CORP.

By: /s/ Israel Frieder
Name: Israel Frieder
Title: Chairman

ANNEX B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ISRAEL TECHNOLOGY ACQUISITION CORP.

Pursuant to Section 245 of the
Delaware General Corporation Law

Israel Technology Acquisition Corp., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its Chairman of the Board and Chief Executive Officer, hereby certifies as follows:

1. The name of the Corporation is “Israel Technology Acquisition Corp.”

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on February 22, 2005. The Corporation’s Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on April 19, 2005.

3. This Amended Restated Certificate of Incorporation restates, integrates and amends the Amended and Restated Certificate of Incorporation of the Corporation.

4. This Amended and Restated Certificate of Incorporation was duly adopted by the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (“GCL”).

5. The text of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

FIRST: The name of the corporation is IXI Mobile, Inc. (hereinafter sometimes referred to as the “Corporation”).

SECOND: The registered office of the Corporation is to be located at 9 East Loockerman Street, Kent County, Dover, Delaware. The name of its registered agent at that address is National Corporate Research, Ltd.

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the GCL.

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 61,000,000 of which 60,000,000 shares shall be Common Stock of the par value of $.0001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $.0001 per share.

A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FIFTH: The name and mailing address of the sole incorporator of the Corporation are as follows:

Name	Address

Jeffrey M. Gallant	Graubard Miller
The Chrysler Building
405 Lexington Avenue, 19th Floor
New York, NY 10174

SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

2

B. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

C. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SEVENTH: A.  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

3

  EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Israel Frieder, its Chairman of the Board and Chief Executive Officer, as of this __ day of ________, 2006.

Name: Israel Frieder
Title: Chairman of the Board and
Chief Executive Officer

4

ANNEX C

2/28/06

To
The Board of Directors
Israel Technology Acquisition Corp.

We have been advised that, pursuant to the Agreement and Plan of Merger dated 2/28/06 ("Merger Agreement), by and among Israel Technology Acquisition Corp. ("ITAC"), [Merger Sub], a wholly-owned subsidiary of ITAC, and IXI Mobile Inc. ("IXI"), that IXI stockholders will receive in exchange for their securities, an aggregate of 7.818 million shares of ITAC common stock and up to an additional 10 million shares of ITAC common stock upon reaching certain operational and share price milestones (the "Merger Consideration"). The transaction described above is hereinafter, the "Merger".

We noted that up to 10 million additional shares of ITAC common stock may be issued based on revenue and earnings milestones in 2006, 2007 and 2008 as well as reaching share price definite levels.

We have been retained to render an opinion as to whether, on the date of such opinion (a) the Merger Consideration is fair, from a financial point of view, to ITAC's stockholders, and (b) fair market value of IXI is at least equal to 80% of the net asset value of ITAC.

We have not been requested to opine as to, and the opinion does not in any manner address, the relative merits of the Merger as compared to any alternative business strategy that might exist for ITAC, the decision on whether ITAC should complete the Merger, or other alternatives to the Merger that might exist for ITAC. The Merger Consideration was determined pursuant to negotiations between ITAC and IXI and not pursuant to recommendation of Trigger-Foresight.

In arriving at our opinion, we took into account an assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuations generally and, among other things:

•	Reviewed the financial terms of the Merger.

•	Discussions with ITAC managers

•
Reviewed financial and other information with respect to IXI, including the audited financial statements for the years 2003 and 2004, the un-audited financial statements for the 9 months ended September 30, 2004 and 2005,

•	Other financial information and projections prepared by IXI management, including a detailed 5 year plan.

•	Considered the historical financial results and present financial condition of IXI.

•	Reviewed and analyzed the free cash flow of IXI.

•	Reviewed and analyzed certain financial characteristics of companies that were deemed to have characteristics comparable to IXI.

•	Conducted an indicative valuation using earnings and sales multiple method based upon comparable companies.

•	Reviewed and compared the net assets of ITAC to the indicated fair market value of IXI.

•	Reviewed the trends and forecasts for both the mobile operators market and the mobile handsets market.

•	Reviewed and discussed with IXI management certain financial and operating information furnished, including financial analyses with respect to their respective business and operations.

•	Performed such other analyses and examinations as were deemed appropriate.

In arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was used by us without assuming any responsibility for any independent verification of any such information and we have further relied upon the assurances IXI management that they are not aware of any facts or circumstances that would make any such information inaccurate or misleading.

With respect to the financial information utilized, we assumed that such information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which we could make our analysis and form an opinion. We have not made a physical inspection of the properties and facilities of IXI and have not made or obtain any evaluations or appraisals of the IXI assets or liabilities (contingent or otherwise). We have not attempted to confirm whether IXI has good title to its assets.

Our fair market evaluation of IXI was based on assessing the potential revenues and operating profits under three scenarios: pessimistic (failure) scenario, realistic scenario and optimistic scenario. All three scenarios differ both in revenues and profitability margins and they all represent business results that are inferior to IXI's current business plan.

IXI’s fair valuation is a weighted average of the present value of the valuations under the three scenarios.

The scenario methodology was employed due to our estimation that the volatility of the potential business result is very high. IXI has high potential since it addresses a very large and growing market. On the other hand, IXI is a small company with relatively low level of sales that operates in a changing and demanding competitive environment with customers that usually are very large compared to it.

Our Opinion is based upon fundamental assumptions and forecasts. The telecom equipment market is influenced by various external factors (such as regulation, standards, disruptive technologies, etc.) which create high level of uncertainty. Changes in these factors or among main variables are likely to vary the basis of the fundamental assumptions and forecasts, and therefore the evaluation results.

We assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We assumed that the Merger will be consummated substantially in accordance with the terms of the Merger Agreement without any further amendments to the financial terms, and that any amendments, revisions or waivers with respect to such terms will be detrimental to the stockholders of ITAC.

Our analysis and opinion are necessarily based upon market, economic and other conditions, as they exist on, and could be evaluated as of 2/28/06. Accordingly, although subsequent developments may affect our opinion, we do not assume any obligations to update review or reaffirm our opinion.

Our opinion is for the use and benefit of the Board of Directors in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any ITAC stockholder as to how such stockholder should vote or proceed with respect to the Merger. We do not express any opinion as to the underlying valuation or future performance of either ITAC or IXI or the price at which any of ITAC securities would trade at any time in the future.

Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter:

•	The Merger Consideration is fair, from a financial point of view, to ITAC's stockholders and

•	The fair market value of IXI is at least equal to 80% of the net assets of ITAC.

In connection with our services, we will receive our fee upon the rendering of this opinion. Neither Trigger-Foresight nor its principals beneficially own any interest in ITAC or IXI. Trigger-Foresight has not provided any other services to ITAC or IXI and Trigger-Foresight’s fee for providing this opinion is not contingent on the completion of the Merger. In addition, ITAC has agreed to indemnify us for certain liabilities that may arise out of rendering this opinion.

Our Opinion is for the use and benefit of the ITAC Board of Directors and is rendered in connection with its consideration of the Merger and may not be used by ITAC for any other purpose or reproduced, disseminated, quoted or referred to by ITAC at any time, in any manner or for any purpose, without the prior written consent of Trigger-Foresight except that this opinion may be reproduced in full in, and references to the opinion and the underlying analyses, in form and substance reasonably satisfactory to Trigger-Foresight, and to Trigger- Foresight and its relationship with ITAC may be included in filings made by ITAC with the Securities and Exchange Commission and in any proxy statement or similar disclosure document disseminated to shareholders.

Truly yours,

/s/ Shally Tshuva
Shally Tshuva, Partner
Trigger-Foresight

ANNEX D

Dear Sir or Madam:

We refer to our fairness opinion dated February 28, 2006, a copy of which is attached hereto (the “Fairness Opinion”). Our Fairness Opinion was based on the financial information relating to IXI Mobile, Inc. that was available at the date of our analysis, which consisted of financial statements prepared in accordance with generally accepted accounting principles in Israel. For purposes of our analysis, we used certain extimates of the U.S. dollar amounts derived from such financial statements.

We have now received the financial statements of IXI Mobile, Inc. for the years ended December 31, 2003, 2004 and 2005, prepared in accordance with generally accepted accounting principles in the United States (the “US GAAP financial statements”). We confirm that based upon the financial information contained in the US GAAP financial statements, we would have reached the same conclusions as are contained in our Fairness Opinion.

Confirmed and Agreed to as
of the date hereof: 5/6/06

TRIGGER - FORESIGHT

By:	/s/ Shally Tshuva
	Name:	Shally Tshuva
	Title:	Partner

ANNEX E

Graubard Miller The Chrysler Building 405 Lexington Avenue New York, N.Y. 10174-1901 (212) 818-8800
facsimile:		direct dial number
(212) 818-8881

__________, 2006

Israel Technology Acquisition Corp.
7 Gush Etzion, 3rd Floor
Givaat Schmuel, Israel 54030

Re: Merger with IXI Mobile, Inc.

Dear Sirs:

We have acted as counsel to Israel Technology Acquisition Corp. (AITAC@), a Delaware corporation, in connection with the proposed merger of its wholly owned subsidiary ITAC Acquisition Subsidiary Corp., (AMerger Sub@), a Delaware corporation, with and into IXI Mobile, Inc. (AIXI@), a Delaware corporation, for shares of common stock of ITAC. As a result of the merger, IXI will become a wholly owned subsidiary of ITAC. You have requested our opinion in connection with the federal income tax consequences of the proposed merger to ITAC and the stockholders of ITAC.

FACTS

The relevant facts are set forth in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July _____, 2006, File No. ________________ (the ARegistration Statement@), and the Agreement and Plan of Merger, dated February 28, 2006, among ITAC, Merger Sub, and IXI. For purposes of this opinion we have assumed and rely upon the truth and accuracy of the facts as set forth in the aforesaid documents.

ITAC was organized February 22, 2005 to effect a business combination with an operating business that has manufacturing operations or research and development facilities located in Israel. Its assets consist primarily of cash in a trust account. The outstanding common stock of ITAC is publicly held and is traded on the OTCBB. IXI is a privately owned company founded in 2000 that delivers devices and services designed to improve mobile communications and increase mobile data usage. Its Ogo™ devices are designed to deliver popular messaging applications, such as instant messaging, email, news, and SMS on optimized devices. Its principal research and development facilities and administrative offices are located in Israel.

Israel Technology Acquisition Corp.
_______, 2006

Under the Agreement and Plan of Merger, Merger Sub will be merged with and into IXI and IXI will continue as the surviving corporation, becoming a wholly owned subsidiary of ITAC which will change its name to IXI Mobile, Inc. IXI will operate under the name IXI Mobile (USA) Inc. On the effective date of the merger (AEffective Date@), (i) the holders of the outstanding shares of common stock of IXI (ii) the holders of IXI employee options and (iii) the holders of IXI warrants will receive in exchange for their IXI securities an aggregate of 7,818,000 shares of ITAC common stock.

IXI stockholders will also receive up to an additional 10,000,000 shares of ITAC common stock contingent upon the combined company attaining specified revenue, net income and stock trading price targets after the merger. Of the shares to be issued to the IXI stockholders, up to 781,800 shares will be placed in escrow until December 31, 2007 as a fund for the payment of indemnification claims that may be made by ITAC as a result of any breaches of IXI’s covenants, representations and warranties in the Merger Agreement. The IXI stockholders retain their right to vote their shares and receive cash dividends on the escrowed shares. Certain holders of ITAC common stock have the right to vote against the merger proposal and demand that ITAC convert such shares into a pro rata portion of the trust account. ITAC stockholders who do not elect to convert their shares will continue to hold the shares of ITAC common stock that they owned prior to the merger. Stockholders of IXI will become stockholders of ITAC and will own approximately 47% of the shares of ITAC common stock outstanding immediately after the merger, assuming no shares of ITAC are converted into their pro rata shares of the trust fund.

THE LAW

The Internal Revenue Code of 1986, as amended (“IRC”) provides that in a “reorganization” exchanges of property and stock or securities do not result in a taxable event. The term “reorganization” is defined by IRC Section 368(a)(1)(A) to include mergers. IRC Section 368(a)(2)(E) allows reorganization treatment when a controlled subsidiary merges into the target company (which emerges as the surviving corporation) and shareholders of the target exchange their stock for stock of the parent corporation, a so-called “reverse-subsidiary-merger” acquisition. This type of reorganization is effected where (1) pursuant to a merger the former target shareholders surrender an amount of stock representing at least 80% of each class of target stock; (2) after the merger, the target holds substantially all its properties and substantially all the properties of the merger subsidiary (other than the stock of the parent corporation distributed in the transaction); (3) stock of the parent corporation which was in control of the merger subsidiary is used to effect the merger; and (4) the target becomes a first-tier subsidiary of the parent. Each of the foregoing requirements is complied with in the proposed merger.

Israel Technology Acquisition Corp.
_______, 2006

IRC Section 1032 provides that Ano gain or loss shall be recognized to a corporation on the receipt of money or other property in exchange for stock (including treasury stock) of such corporation.@

IRC Section 61 provides that gross income includes Agains derived from dealings in property.@ IRC Section 1001 provides that gain or loss shall be recognized on Athe sale or exchange of property@ and gain shall be the excess of the amount realized from the sale or other disposition of property over the adjusted basis@ of the property. IRC Section 1221 defines a “capital asset” as property held by the taxpayer other than stock in trade, inventory, property held primarily for sale to customers, depreciable property, real property used in trade or business, and certain other specified types of property. IRC Section 1222(3) defines Along-term capital gain@ as gain from the sale or exchange of a capital asset held for more than one year

OPINION

Assuming that the above factual statements are the same on the Effective Date, our opinion of the Federal income tax consequences of the proposed merger to ITAC and ITAC stockholders, based upon existing provisions of the IRC, is:

1. The merger of Merger Sub into IXI will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

2. No gain or loss will recognized by stockholders of ITAC if their conversion rights are not exercised.

3. A stockholder of ITAC who exercises conversion rights and effects a termination of the stockholders’ interest in ITAC will generally be required to recognize gain or loss upon the exchange of that stockholders’ shares of common stock of ITAC for cash. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of ITAC common stock. This gain or loss will generally be a capital gain or loss if such shares were held as a capital asset on the date of the merger and will be a long-term capital gain or loss if the holding period for the share of ITAC common stock is more than one year.

Israel Technology Acquisition Corp.
_______, 2006

This opinion is furnished to you for your benefit in connection with the transactions contemplated by the Agreement and Plan of Merger and may not be relied upon by any other person or used for any other purpose without our prior written consent.

We consent to the inclusion of a copy of this opinion as an exhibit to the Registration Statement, and to the references to this opinion and to this firm in the Prospectus.

Very truly yours,

ANNEX F

Personal Employment Agreement

This Personal Employment Agreement ("Agreement") is entered into as of January 1, 2006 by and between IXI Mobile (R&D) Ltd., a company organized under the laws of the State of Israel, having its principal office at 17 Ha’Tidhar Str. Raanana (the "Company") and of Gideon Barak (“You” or the "Employee").

WHEREAS Employee previously provided services to the Company, including within the framework of a service management agreement, which agreement has been terminated by agreement between the Company and the Employee as of January 1, 2006; and

WHEREAS the Company desires to engage Employee for its activities as may be defined from time to time, and Employee represents that he has the requisite skill and knowledge; and

WHEREAS the parties desire to set forth herein the terms and conditions of Employee’s engagement by the Company, effective as of the date of this Agreement, as set forth below.

NOW THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound, the parties hereto hereby declare and agree as follows:

1.	The position

1.1.
You shall be employed in the position of Chairman of the Company, and within the framework of such position shall also serve as the Chairman of the Company’s parent corporation, IXI Mobile Inc. (the “Parent Company” and the “Position”, respectively). You shall perform such services and duties as are normally incident to the Position and that are commensurate with your background, education and professional standing or as are otherwise requested by the Company’s and/or the Parent Company’s Boards of Directors acting in coordination (the “Board”). You shall work at the direction, and subject to the approval of, and shall report to, the Board.

1.2.
You shall perform your obligations under the Position in such locations as shall be determined by you to be required for the fulfillment of such obligations, provided however that you acknowledge and agree that the performance of your duties hereunder may require significant international travel, including to the Parent Company’s facilities in the U.S. The Company acknowledges and agrees that you are engaged in other business or professional activities, including, without limitation, investing and forming other companies, managing and holding a board seat with various companies and various advisory positions. Subject to the other provisions of this Section 1.2, it is agreed that you are being engaged in a management position which requires a special degree of skill and devotion, and therefore you agree to devote the necessary time for the fulfillment of your duties under the Position You shall perform your duties diligently and in furtherance of the Company's best interest.

1.3.
It is hereby acknowledged and agreed that Employee’s Position in the Company shall be deemed a senior position and/or one which shall require a special degree of trust, and/or is a position which does not enable the Company to supervise the work and rest hours of the Employee, and therefore the provisions of The Work and Rest Hours Law, 1951 (the “Work and Rest Hours Law”), shall not apply to Employee’s employment with Company.

2.	Term and Termination

2.1.
You will commence your duties on the date set forth in Exhibit A (the "Commencement Date"). This Agreement shall commence on the Commencement Date and shall continue until it is terminated as hereafter provided.

2.2.
Either party may terminate this Agreement and the employment relationship hereunder without any reason or explanation at any time by giving the other party 90 days prior notice. Notwithstanding the aforesaid, in the event of a Justifiable Cause (as defined hereafter), the Company shall be entitled to terminate this Agreement immediately and this Agreement and the employment relationship shall be deemed effectively terminated as of the time of delivery of such notice.

The term "justifiable cause" shall mean (a) a serious breach of trust including but not limited to theft, embezzlement, self-dealing, prohibited disclosure to unauthorized persons or entities of confidential or proprietary information of or relating to the Company or your engagement in any prohibited business or business which is competitive to the business of the Company and its subsidiaries or affiliates; (b) any willful failure to perform any of your fundamental functions or duties hereunder which has or is expected to seriously damaged the Company, or (c) any other cause which justifies, according to applicable law, the termination or dismissal of an employee without payment of full severance compensation.

2.3.
During the period following notice of termination by either party, you shall cooperate with the Company and use your best efforts to assist the integration into the Company of the person or persons who will replace you and assume your responsibilities. During the aforesaid period, the employer-employee relationship shall continue and you shall be entitled to full Salary and all benefits as provided for in this Agreement.

3.	Salary

3.1.	The Company shall pay you as compensation for the employment services hereunder, an aggregate monthly compensation set forth in Exhibit A (the “Salary”).

3.2.	The Company shall pay you an additional amount set forth in Exhibit A on account of any and all daily travel expenses to which you may be entitled under applicable law (the “Travel Expenses”).

3.3.	The Salary shall be paid in NIS and linked to the US dollar based on the representative rate of exchange of the US dollar known on the last day of the month to which the Salary relates.

3.4.	Payment of the Salary shall be made no later then the 7th day of each calendar month after the month for which the salary is being paid.

3.5.	The Company shall deduct the required taxes and similar payments from the Salary and from all other payments made to you.

3.6.	Your Salary shall annually reviewed by the Company.

4.	Insurance Scheme and Benefits

4.1.
The Company shall insure you under an accepted "Manager's Insurance Scheme" to be selected by the Company, or, if you resquest so, under your existing "Manager's Insurance Scheme" (the "Insurance Scheme") (provided that in both cases the agent of the Manager’s Insurance Shceme shall be selected by the Company), as follows: (i) the Company shall pay an amount equal to 5% of the Salary towards the Insurance and shall deduct 5% from the Salary and pay such amount towards the Insurance for your benefit; (ii) the Company shall pay an amount of up to 2.5% of the Salary toward disability insurance, and (iii) the Company shall pay an amount equal to 8 1/3% of the Salary towards a fund for severance compensation.

4.2.
The Company shall pay your full Salary, including Insurance Scheme, social benefits and fringe benefits, during the period of your military reserve service (national Insurance Institute payment in connection with such military reserve duty shall be retained by the Company), subject to your submitting of the necessary relevant documentation.

4.3.
The Company and you shall maintain an advanced study fund (“Keren Hishtalmut”). The Company shall contribute to such Fund an amount equal to 7.5% of the Salary, and you shall contribute to such fund an amount equal to 2.5% of the Salary. You hereby instruct the Company to transfer to such fund the amount of your contribution from each monthly Salary payment.

4.4.
It is clarified that the amount deducted from your payroll in connection with the lease and use of the automobile (if applicable) as set forth in section 5.4, will not be considered a part of the Salary in connection with Insurance Scheme and all benefits specified in this section.

5.	Additional Benefits

5.1.	You shall be entitled to be reimbursed for your necessary and actual business expenses in accordance with the Company’s policies, as the same shall change from time to time.

5.2.
You shall be entitled to that number of vacation days per year as set forth in Exhibit A. In the event that your activities on behalf of the Company shall preclude or limit your ability to take all or part of such vacation in any year, you shall be entitled to the balance of such vacation only in the next succeeding year or, if unable to take the balance in that next succeeding year, to receive an amount equal to the rate of salary then applicable to the vacation time not taken during such year.

5.3.	You shall be entitled to sick leave and Recreation Pay (“Dmei Havra'a”) pursuant to applicable law.

5.4.
At your option, and subject to the Company’s Agreement Regarding the Use of Rented/Leased Automobiles by Employees (the “Automobile Agreement”), the Company will grant you the right to use an automobile for the period of your employment and cover the expenses associated therewith as specified in the Automobile Agreement, and in such case, your Salary shall be decreased as set forth in Exhibit A. If and so long as you are furnished with an automobile as described above, you shall not be entitled to any Travel Expenses or to similar costs under any applicable law.

6.	Confidential Information, Invention Assignment, Competition and Solicitation

You hereby acknowledge and represent that you have read and understood, and that you will comply with, the Confidential Information, Invention Assignment, Competition and Solicitation Undertaking attached hereto as Exhibit B, which constitutes an integral part of this Agreement.

7.	Transition to Service Agreement

Company and Employee confirm and agree that, upon Employee’s request and at his option, Employee’s employment shall be terminated, without the requirement of prior notice, and Employee shall instead be immediately therafter providing services to the Company in the same position, scope and responsibilities pursuant to a service management agreement (the “Service Management Agreement”) in a mutually agreeable form similar to the terms of this Agreement except that (i) employer/employee relationship shall not exist in such relationship; (ii) sums payable to You shall be made against a duly issued tax invoice of any designated corporation controlled by You and which shall be designated by You from time to time,; (iii) the result of such change in the nature of relationship to a Service Management Agreement shall not result in any additional cost, liability or expense to the Company; (iv) all undertakings in Proprietary Information, Invention Assignment, Competition and Solicitation Undertaking shall remain unchanged. For the removal of doubt, it is hereby clarified that the change in the nature of the relationship between You and the Company to a Service Management Agreement under the circumstances set forth in this Section 7 shall not constitute a termination for purposes of any share option plan in effect at such time and/or any share option agreement entered into between Employee and the Company.

8.	General

8.1.	The preamble and Exhibits to this Agreement constitute an integral part thereof. Headings are included for reference purpose only and are not to be used in interpreting this Agreement.

8.2.
Each party represents and warrants to the other party that the execution of this Agreement and the fulfillment of its terms (i) will not constitute a breach of, or conflict with, any agreement to which such party is a party, or other undertaking by which it is bound, and (ii) do not require the consent of any person or entity.

8.3.
All notices in connection with this Agreement may be given orally, in writing or in any other form, whether at the Company’s offices or facilities, to the addresses set forth herein, or at any other appropriate location or address. Without derogating from the above, all notices in connection with this Agreement shall be deemed to have been delivered to the other party: (1) after three business days from the date of mailing, if sent by registered mail, (2) upon actual delivery or proof of delivery at the address of the addressee (in case of a refusal to accept it) if delivered by hand, or (3) upon electronic confirmation of receipt, if delivered by fax or other electronic means.

8.4.
No failure or delay of either party in exercising any power or right hereunder shall in any way restrict or diminish such party's rights and powers under this Agreement, or constitute a waiver of any breach by either party of any terms of conditions hereof.

8.5.
Any determination of the invalidity or unenforceability of any provision of this Agreement shall not affect the remaining provisions hereof unless the business purpose of this Agreement is substantially frustrated thereby. Should any of the terms contained herein (including in the Exhibits) be held to be excessively broad, such provision shall be construed in a manner so as to enable its enforcement to the extent permissible under applicable law.

8.6.
This Agreement constitutes the entire understanding and agreement between the parties and supersedes any and all prior discussions, agreements and correspondence with regard to the subject matter hereof, and may not be amended, modified or supplemented other than by a subsequent writing executed by both parties. The provisions of this Agreement are in lieu of any collective bargaining agreement, and therefore, subject to applicable law, no collective bargaining agreement shall apply with respect to the relationship between the parties.

8.7.	The laws of the State of Israel shall govern this Agreement and the competent courts of Tel Aviv shall have sole and exclusive jurisdiction in any matter arising out of or relating to this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

/s/ Amit Haller	/s/ Gideon Barak
IXI Mobile (R&D) Ltd. By: Amit Haller Title: CEO	Employee Name: Gideon Barak

Exhibit A

To Personal Employment Agreement between
IXI Mobile (R&D) Ltd. and the employee whose name is set forth herein

Name of Employee:	Gideon Barak

ID No. of Employee:	054500434

Address of Employee:	13 Hagana Street, Ra’anana, 43422

Date of Employment Agreement:	As of January 1, 2006

Date on which Employee commenced employment with the Company:	January 1, 2006

Salary:	The Gross Amount which brings the total cost to the Company to $17,500, taking into consideration also the following: Managers Insurance; Keren Hishtalmut; Vacation Days; Havraa; the car deduction and its attributed income; and any mandatory deductions under applicable law

Vacation Days Per Year:	24

*
The Salary and Travel Expenses together shall be deemed to be the Salary for any and all purposes under this agreement and applicable law. If and for so long as you should choose to use a Company (leased) car, your Salary will be: (i) decreased by the amount (“deduction”) specified in the Company’s Automobile Policy, and (ii) increased by the amount which otherwise would have been paid to you as Travel Expenses.

/s/ Amit Haller	/s/ Gideon Barak
IXI Mobile (R&D) Ltd. By: Amit Haller Title: CEO	Employee Name: Gideon Barak

Exhibit B

To Personal Employment Agreement between
IXI Mobile (R&D) Ltd. and Gideon Barak (“you” or the “Employee”)

Proprietary Information, Invention Assignment, Competition and Solicitation Undertaking

As a condition of my employment with IXI Mobile (R&D) Ltd., its subsidiaries, parent company(ies), affiliates, successors or assigns (together - the “Company”), and in consideration for such employment and the compensation paid to me by the Company, I hereby agree to the following:

1.	Confidential and Proprietary Information

1.1.
I acknowledge and agree that I may have access to confidential and proprietary information concerning the business and financial activities of the Company and information and technology from the Company's product research and development, including without limitation, the Company's banking, investments, investors, properties, employees, marketing plans, customers, suppliers, trade secrets, test results, processes, data, know-how, improvements, inventions, techniques and products (actual or planned). Such information, whether written, oral or in any medium or form (including any confidential or proprietary information received from third parties under the Company’s obligation to maintain the confidentiality of such information), shall be referred to as "Proprietary information".

1.2.
Proprietary Information shall NOT include information that I can show by competent documentary evidence (i) was known to me prior to my association with the Company and can be so proven by documentation; (ii) shall have become a part of the public knowledge except as a result of my breach of this Agreement; or (iii) reflects information and data generally known in the industries or trades in which the Company operates.

1.3.
I agree and declare that all Proprietary Information, patents, trademarks, copyrights and other rights in connection therewith shall be the sole property of the Company and its assigns. At all times, both during my engagement by the Company and after its termination, I will keep in confidence and trust all Proprietary Information, and will not use or disclose any Proprietary Information or anything relating to it without the written consent of the Company except as may be necessary in the ordinary course of performing my duties hereunder.

1.4.
Upon termination of my employment with the Company, I will promptly deliver to the Company all documents and materials of any nature pertaining to my work with the Company, and will not take with me any documents or materials or copies thereof containing any Proprietary Information.

2.	Disclosure and Assignment of Inventions

2.1.
From and after the date I first became employed with the Company, I undertake and covenant that I will promptly disclose in confidence to the Company any and all inventions, improvements, designs, concepts, techniques, methods, systems, processes, know how, computer software programs, databases, mask works and trade secretsof any kind whatsoever, whether or not patentable, copyrightable or protectible as trade secrets, that are made or conceived or first reduced to practice or created by me, either alone or jointly with others, during the period of my employment (whether or not in the course of my employment) (“Inventions”).

2.2.
I further agree that all Inventions that (a) are developed using equipment, supplies, facilities or trade secrets of the Company, (b) result from work performed by me for the Company, or (c) relate to the Company's business or current or anticipated research and development, are and will be the sole and exclusive property of the Company ("Company Inventions").

2.3.
I hereby irrevocably transfer and assign to the Company all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Company Invention, and any and all moral rights that I may have in or with respect to any Company Invention.

2.4.
I agree to assist the Company, at the Company's expense, in every proper way to obtain for the Company and enforce patents, copyrights, mask work rights, and other legal protections for the Company's Inventions in any and all countries, and will sign any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. In the event that I do not, for any reason, execute such documents within a reasonable time of the Company’s request, I hereby irrevocably appoints the Company as my attorney-in-fact for the purpose of executing such documents on my behalf, which appointment is coupled with an interest.

3.	Competition and Solicitation of Employees and Customers

In order to protect the Company’s goodwill and its proprietary and other legitimate interests, including, but not limited to, Proprietary Information, Company Inventions, and the Company’s ability to invest the necessary time and resources in its business, research and development, and in its present and future employees, including myself (including such employees’ formal and informal training and the development of their skills, knowledge and experience), I hereby agree and undertake as follows:

3.1.
I will not, so long as I am employed by the Company and for a period of six (6) months following termination of my employment for whatever reason, directly or indirectly, on behalf of myself or any person, firm, partnership, joint venture, corporation or other business entity (“Person”), either for my own account, or as an advisor, partner, joint venturer, executive, agent, consultant, licensor, licensee, salesperson, officer, director or shareholder of a Person, engage in any business or venture that directly competes with the business of the Company.

3.2.
For a period of six (6) months immediately following the termination of my employment with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's senior management employees to leave their employment, or take away such employees, nor will I interfere with or disrupt or attempt to disrupt the Company’s business relationship with any of its customers, partners, shareholders or suppliers.

Date:

/s/ Gideon Barak
Signature

Name of Employee: Gideon Barak

Addendum to Employment Agreement

This Addendum dated February 28, 2006, to the Employment Agreement by and between IXI Mobile (R&D) Ltd. (the “Company”) (a subsidiary of IXI Mobile Inc., the “Corporation”) and Gideon Barak (“Employee”) entered into effective as of January 1, 2006 (the “Employment Agreement”) is entered into by and between Company and Employee  (the “Addendum”).

Whereas:	Employee has been engaged by Company since 2000, and since January 1, 2006 is engaged pursuant to the Employment Agreement;

Whereas:
The parties have agreed that, as of the date of the closing of the contemplated merger transaction (the “Addendum Effective Date” and the “Closing”, respectively), among the Corporation, the Israel Technology Acquisition Corp., and the ITAC Acquisition Subsidiary Corp. (the “Group”) and subject thereto, the terms and position of the Employee’s employment shall automatically be modified and the Employment Agreement amended, in accordance with the terms set forth below.

Therefore, it is hereby stipulated and agreed between the parties as follows:

1.	The preface to this Addendum constitutes an indivisible and integral part thereof.

2.
Unless otherwise defined herein, the capitalized terms appearing herein shall have the meanings attributed to them in the Employment Agreement or, where expressly so indicated, in the Agreement and Plan of Merger entered into as of February 28, 2006 (the “Merger Agreement”).

3.
Starting on the Addendum Effective Date the position of the Employee shall change to co-Chairman of the Group and any reference to Chairman in Employee’s Employment Agreement shall as of the Addendum Effective Date change to “co-Chairman”. Employee agrees that changing his position to “co-Chairman” will not be considered as a just cause for termination by the Employee.

4.	As of the Addendum Effective Date, the terms of Employee’s engagement shall be modified as follows:

4.1.	Annual Bonus

4.1.1.
In addition to the Salary and all other rights and benefits provided for under Exhibit A of the Employment Agreement, and commencing with the 2006 calendar year, the Employee shall be entitled to an annual bonus for each calendar year in which he was employed in a gross amount calculated as follows(the “Annual Bonus”):

A gross amount equal to 2% (two percent) of that portion of the Group’s net income (as such term is defined in Section 2.15 of the Merger Agreement) which exceeds the amount of the net incomeof the Group in the immediately preceding calendar year (the “Profit Increase”).

For the removal of doubt, it is hereby clarified that the baseline for the calculation of the Profit Increase for the 2006 calendar year shall be the net income of the Corporation in 2005 calendar year and if the financial statements of the Corporation for 2005 show no net income then the baseline amount shall be zero.

4.1.2.
The Annual Bonus shall be paid within five (5) Business Days following the filing of the Parent’s Annual Report on Form 10K with the Securities and Exchange Commission for the relevant year. Subject to the provisions of Section 4.3 of this Addendum, in the event of a termination of the Employment Agreement prior to completion of any calendar year and/or prior to the publication of the financial statements for a given calendar year, Employee shall be entitled to the proportionate share of the Annual Bonus and the Target Bonuses (based upon a calculation of the applicable bonus for the entire calendar year in which the Employment Agreement has been terminated), as the case may be, which shall be paid within the timeframe provided for in the Addendum.

4.2.	Target Bonuses

Options

4.2.1.
Immediately following the Closing, the Board of Directors of the Parent shall grant Employee options to purchase 750,000 shares of the Parent's Common Stock (the "Additional Options") which shall vest in accordance with the following terms:

4.2.1.1.
Upon reaching the 2007 Net Profit Target (as defined in, and in accordance with the terms of, the Merger Agreement), an aggregate number of Additional Options shall vest equal to 150,000 multiplied by a fraction (A) the numerator of which shall be the excess of Parent’s net income of the calendar year ending December 31, 2007 over $15,000,000 and (B) the denominator of which shall be $10,000,000. In no event shall the fraction in the preceding sentence exceed one (1); any of the foregoing Additional Options not vested in accordance with the foregoing shall expire and be of no further effect; and

4.2.1.2.
Upon reaching the 2008 Net Profit Target (as defined in, and in accordance with the terms of, the Merger Agreement) an aggregate number of Additional Options shall vest equal to 150,000 multiplied by a fraction (A) the numerator of which shall be the excess of Parent’s net income for the calendar year ending December 31, 2008 over $20,000,000 and (B) the denominator of which shall be $25,000,000. In no event shall the fraction in the preceding sentence exceed one (1); any of the foregoing Additional Options not vested in accordance with the foregoing shall expire and be of no further effect; and

4.2.1.3.
450,000 of the Additional Options, a third of which shall vest upon and be conditional upon achievement of each of the First Share Price Trigger (150,000 Additional Options), the Second Price Trigger (150,000 Additional Options), and the Third Price Trigger (150,000 Additional Options) (as each term is defined in, and in accordance with the terms of, the Merger Agreement). Provided, however, that the First Share Price Trigger, the Second Price Trigger, and the Third Price Trigger shall be deemed to have occurred only if such relevant Share Price shall have remained during any twenty (20) Trading Days during any thirty (30) consecutive Trading Day period at any time during the period commencing on the Closing and ending on the fourth anniversary thereof. Upon the fourth anniversary from Closing, any Additional Options not vested in accordance with the foregoing shall expire and be of no further effect.

4.2.2.
The foregoing vesting schedule shall be accelerated in every event where the Holders and the Derivative Holders (as such terms are defined in the Merger Agreement) shall be entitled to acceleration of the issuance of any Additional Shares (as such term is defined in the Merger Agreement).

4.2.3.
The Additional Options shall be granted pursuant to the Parent’s employee share option plan to be established under Section 102 of the Israel Tax Ordinance. The exercise price of the Additional Options shall be US$5.00 (five US dollars) per share of Parent’s Common Stock issuable upon such exercise

Cash Bonuses

2

4.2.4.	In addition to the Additional Options, Employee shall be entitled to the following cash bonuses:

4.2.4.1.
a cash bonus in the gross amount of US $200,000 (two hundred thousand US dollars) upon achievement of the First Share Price Trigger during any twenty (20) Trading Days during any thirty (30) consecutive Trading Day period at any time during the period commencing on the Closing and ending on the fourth anniversary thereof (the "Share Price Bonus"); and

4.2.4.2.
a cash bonus of the gross amount of up to US$800,000 (eight hundred thousand US dollars) (“Second Bonus”) upon the employee becoming entitled to the Share Price Bonus under 4.2.4.1 above and the occurrence of any one of the following conditions, as follows: (i) if the Parent receives funds upon the exercise of warrants outstanding on the date of the Merger Agreement to acquire shares of Parent Common Stock (“Parent Warrants”) of no less than US$ 45 million, the Employee shall be entitled to the full amount of the Second Bonus; (ii) if the Parent’s Board calls for the cashless exercise of the lower of (a) all outstanding Parent Warrants or (b) 69% of the Parent Warrants, the Employee shall be entitled to the full amount of the Second Bonus; and (iii) if Parent receives proceeds from the exercise of Parent Warrants in the amount of less than US$45 million, then a proportionate amount of the Second Bonus shall be payable to Employee - the sum of which shall be calculated by multiplying the Second Bonus by a fraction, the numerator of which shall be the amount of such proceeds and the denominator of which shall be US$45 million. Sums payable under (iii) above shall be calculated and payable on an annual basis and shall be deemed on account of payments due under (i) and (ii) above. Under no event will the aggregate amount payable to Employee under this subsection 4.2.4.2 exceed US$800,000.

4.2.5.
(a) cash bonuses in the gross amount of US $200,000 (two hundred thousand US dollars) each for the achievement of each of the (i) the Revenue Target (as defined in the Merger Agreement) during calendar year 2006; (ii) the Second Price Trigger; and (iii) the Third Price Trigger; (b) upon reaching the 2007 Net Profit Target, a cash bonus in the gross amount of US$200,000 (two hundred thousand US dollars) multiplied by a fraction (A) the numerator of which shall be the excess of Parent’s net income of the calendar year ending December 31, 2007 over $15,000,000 and (B) the denominator of which shall be $10,000,000. In no event shall the fraction in the preceding sentence exceed one (1); (c) Upon reaching the 2008 Net Profit Target, a cash bonus in the gross amount of US$200,000 (two hundred thousand US dollars) multiplied by a fraction (A) the numerator of which shall be the excess of Parent’s net income for the calendar year ending December 31, 2008 over $20,000,000 and (B) the denominator of which shall be $25,000,000. In no event shall the fraction in the preceding sentence exceed one (1). The bonuses included in this Section shall be referred herein as the “Target Bonuses”.

Provided, however that the Second Price Trigger, and the Third Price Trigger shall be deemed to have occurred only if such relevant Share Price shall have remained during any twenty (20) Trading Days during any thirty (30) consecutive Trading Day period at any time during the period commencing on the Closing and ending on the fourth anniversary thereof.

4.3.	Section 2.2 of the Employment Agreement shall be amended and restated as follows:

2.2 Company and Employee may terminate this Agreement at any time and for any reason upon 90 days’ prior written notice to the other party (the “Termination Notice”).

3

In the event that (i) the Company terminates this Agreement for any reason, other than a Termination for Cause (defined below); or (ii) the Employee terminates this Agreement for Justifiable Reason (defined below), Employee shall be entitled to the following:

(a) Salary and benefits set forth in Sections 3, 4, and 5 of the Employment Agreement which would have been due to him in a twelve-month period following the furnishing of the Termination Notice (the “Severance Period”); and

(b) un-expired Additional Options not yet vested as of the effective date of termination shall not expire and shall vest upon the triggering events, if applicable, set forth in Section 4.2.1 even if those occur after termination; and

(c) immediate vesting upon the effective date of termination of all unvested Corporation Options (defined below);

(d) extension of the exercise period of all Corporation Options and all vested Additional Options to the full term of said options pursuant to the relevant share option plan in place with regard to said options, and in the absence of a provision in the share option plan in this regard, the full term of said options shall be 10 years or earlier upon so called "Change of Control" events as set forth in the Company's Israeli Share Option Plan ("Plan"); upon a so called "Change of Control" event such Corporation Options and Additional Options shall be subject to adjustment/swap/early exercise in the same manner as other Options subject to the Plan.

(e) Target Bonuses and Annual Bonuses which would have been due to him during the Severance Period; In the event that such Severance Period ends prior to completion of any calendar year and/or prior to the publication of the financial statements for a given calendar year, Employee shall be entitled to the proportionate share of the Annual Bonus and the Target Bonuses (based upon a calculation of the applicable bonus for the entire calendar year in which the Severance Period ends), as the case may be, which shall be paid within the timeframe provided for herein.

In addition to the foregoing, in the event that the First Share Price Trigger during any twenty (20) Trading Days during any thirty (30) consecutive Trading Day period is achieved following the effective date of termination, but before the lapse of the fourth anniversary from Closing, the Company's obligation to pay Employee the Share Price Bonus and the Second Bonus shall survive said termination and be payable upon the meeting of any of the conditions in accordance with Section 4.2.4.1 and 4.2.4.2 as applicable.

For the avoidance of doubt, the 90-day notice period set forth in the first paragraph of Section 2.2 above shall overlap with the Severance Period.

“Termination for Cause” shall mean a termination by the Company as a result of (i) a material breach by the Employee of the Employment Agreement which is not cured by the Employee within thirty (30) days after his receipt of notice thereof from the Company; and/or (ii) any action by the Employee to intentionally harm the Company which is not rectified by the Employee within thirty (30) days after his receipt of notice thereof from the Company (iii) any act of moral turpitude by Employee or action by the employee to intentionally harm the Corporation.

“Justifiable Reason” shall mean (i) an action by the Company to substantially change the functions, rights or duties of the Employee; and/or (ii) a material breach by the Company of any of the provisions of this Agreement, as amended by the Addendum, which is not cured within thirty (30) days of the date the Company was notified, in writing, of such breach; and/or (iii) a requirement by Company that the Employee relocate to a business location outside of Israel; and/or (iv) any action by the Company to intentionally harm the Employee which is not rectified by the Company within thirty (30) days after its receipt of notice thereof from the Employee.

4

4.4.
In the event of (i) a Termination for Cause; or (ii) a termination by Employee of the Employment Agreement other than for Justifiable Reason , then Employee shall only be entitled to (a) Salary and benefits set forth in Sections 3, 4 and 5 of the Employment Agreement and (b) Annual Bonuses, Target Bonuses, Share Price Bonus, Second Bonus, and Additional Options (subject to vesting events and conditions precedent set forth in this Addendum ), which would have been due to him in a three-month period following the furnishing of the Termination Notice. Any Additional Options and Corporation Options vested prior to expiry of the three months period shall be exercisable no later than 6 months following such date or earlier upon so called "Change of Control" events as set forth in the Company's Plan; upon a so called "Change of Control" event such Corporation Options and Additional Options shall be subject to adjustment/swap/early exercise in the same manner as other options subject to the Plan.

4.5	Pre-Closing Shares

4.5.1.
Immediately prior to the Closing, and as a bonus to Employee for his efforts in connection with the consummation of the transactions contemplated by the Merger Agreement, the Board of Directors of the Corporation shall issue to the Employee that number of shares of the Corporation’s Common Stock, pursuant to the Corporation’s share option plan established under Section 102 of the Israel Tax Ordinance (the “Shares”), which upon conversion to shares of Common Stock of the Parent shall equal 216,000 shares of the Parent’s Common Stock

4.5.2.
With regard to options presently held by Employee to purchase Common Stock in the Corporation (the “Corporation Options”), Employee hereby waives any acceleration or other rights pertaining to any securities held by him which may be triggered by the merger transaction among the Group.

5.
The parties hereto confirm that the Employee has engaged, and shall continue to engage, in other business or professional activities as set forth in Section 1.2 of the Employment Agreement and that he shall continue to devote the same portion of his business time to the fulfillment of his duties towards the Company as he has done prior to the date hereof.

6.
The provisions of this Addendum are subject to the Closing and are in amendment of the provisions of the Employment Agreement. In the event of an inconsistency between the provisions of the Employment Agreement and the provisions of this Addendum, the provisions of this Addendum shall prevail.

7.	For the removal of doubt it is hereby clarified that, other than as specifically amended hereby, the provisions of the Employment Agreement shall remain in full force and effect.

8.
Employee confirms that for purposes of severance pay under Israeli law and/or his Employment Agreement, his employment period commences on January 1, 2006 and any service provided by Employee to the Company prior to such date in any capacity shall not be deemed a period of employment for severance pay purposes. Employee hereby fully and forever waives any claims and/or demands for severance pay for the period preceding January 1, 2006. Employee further confirms that other than an outstanding debt which, as of the date of signing this Addendum amounts to US$261,000 (two hundred sixty one thousand US dollars) and reimbursement of expenses in the ordinary course of business, the Company or any of its affiliated entities, including the Corporation, has no outstanding debts and liabilities to the Employee arising under any relationship with the Company preceding the signing date of this Addendum and that he has no claims, demands and requests from the Company for any such debts and liabilities. For the removal of doubt, it is hereby clarified that the foregoing confirmation does not apply to any debt or liability that may arise following the date of signing of this Addendum.

9.
If Employee converts his Employment Agreement into a Service Management Agreement under Section 7 of his Employment Agreement, then this Addendum shall be adjusted accordingly so as to apply to such alternative legal relationship with the Employee at no additional cost or expense upon the Group.

5

IN WITNESS WHEREOF, the parties hereto have hereby duly executed this Addendum on the day and year first set forth above.

IXI Mobile (R&D) Ltd.	/s/ Gideon Barak
By: /s/ Amit Haller	Gideon Barak

We agree to the above:

/s/ Israel Frieder
Israel Technology Acquisition Corp.

6

ANNEX G

EMPLOYMENT AGREEMENT

This Employment Agreement is effective as of March 1, 2001 ("Effective Date"), by and between IXI Mobile, Inc., a Delaware Corporation (the "Corporation"), and Amit Haller, an individual of Belmont, CA (the "Employee").

W I T N E S S E T H:

WHEREAS, the Corporation desires to employ the Employee as its President and Chief Operating Officer ("President & CEO"), and the Employee desires to be employed by the Corporation as its President & CEO, on the terms and conditions set forth below:

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the parties hereto agree as follows:

1. <u>EMPLOYMENT; DUTIES</u>

1.1 The Corporation hereby employs the Employee, and the Employee hereby accepts employment, as the President & CEO of the Corporation on the terms and conditions set forth below.

1.2 Employee shall supervise and have responsibility for all affairs and operations of the Corporation, including performing such other services and duties as are normally incident to the position held by the Employee and are commensurate with Employee's background, education and professional standing or as are requested of the Employee by the Board. In carrying out these functions, Employee shall work at the direction of and subject to the approval of, and shall report to, the Board of Directors of the Corporation.

1.3 Unless otherwise agreed between the parties, the Employee shall perform his duties hereunder at the Corporation's facilities in the US, provided, however, that Employee acknowledges and agrees that the performance of his duties hereunder may require significant international travel, including to Full Access' facilities (the Corporation's subsidiary) in Israel.

1.4 The Employee understands and acknowledges that his services to the Corporation are essential and that managing the business and affairs of the Corporation shall require dedication and a substantial portion of his business time. The Employee is being employed in a management position, which requires a special degree of skill and devotion, and therefore Employee will devote the necessary time for the fulfillment of Employee's duties. It is agreed that the compensation referred to in this Agreement shall cover any additional time devoted by the Employee in excess of normal business hours, and no overtime shall be payable.

2. <u>TERM</u>

P-1940\01\employ1.agr

- b -

The Employee's employment with the Corporation shall commence on the Effective Date and shall continue through the fourth anniversary thereof ("Initial Term of Employment"), unless sooner terminated as hereinafter provided. At the end of the Initial Term of Employment this Agreement shall be automatically extended for subsequent one (1) year periods, unless each party shall notify the other party, no later than six (6) months prior to the expiration of the Initial Term of Employment or any subsequent term, that it wishes not to renew this Agreement.

3. COMPENSATION AND BENEFITS

3.1 As compensation for the performance of his duties on behalf of the Corporation, the Employee shall be compensated as follows:

(a) Annual Salary. The Corporation shall pay the Employee an annual salary ("Salary") of two hundred thousand US dollars (US$200,000). The Salary shall be payable not later than the 5th day of each month with respect to the preceding month, in accordance with the Corporation's payroll practices. The Employee shall be entitled to an annual bonus of US$50,000, payable on each anniversary of the date of commencement of employment, on account of the preceding year. Without derogating from the preceding sentence, the Board shall undertake an evaluation of the Employee's performance from time to time, and in all events at the end of each calendar year, and, subject to applicable law, may increase the Salary or grant Employee additional bonus or bonuses, if and in such amounts as the Board, in its sole and absolute discretion, shall determine, based on the then prevailing circumstances.

(b) Vacation. The Employee shall be entitled to twenty-four (24) days of paid vacation annually during the term of this Agreement (prorated for any partial calendar year during which he is employed hereunder). The Employee may carry forward any unused portion of any such vacation for three (3) years.

(c) Leave due to illness. The Employee shall be entitled to twenty (20) days of leave of absence due to his illness. Such days of leave of absence may be carried forward for three (3) years but shall not be redeemable.

(d) Telephone. The Corporation will provide Employee with a mobile telephone and pay or reimburse the Employee for the telephone charges billed to such mobile phone during the term of his employment after reduction by Employee for any itemized personal calls.

(e) Benefit Plans Subject to the approval of the benefits plans by the Board of Directors, the Employee will be eligible to participate in the Corporation's benefit plans, including health, dental and insurance.

The Corporation shall withhold all applicable taxes, insurance payments and such other amounts as may be required by law or agreed upon by the parties with respect to the compensation payable to the Employee pursuant to this Agreement.

P-1940\01\employ1.agr

- c -

3.2 The Corporation shall pay or reimburse Employee for all normal, usual and necessary expenses incurred or paid by Employee in the performance of his duties hereunder in accordance with such Expense Reimbursement Policy as may from time to time be adopted by the Board.

4. REPRESENTATIONS AND WARRANTIES BY THE EMPLOYEE

The Employee hereby represents and warrants to the Corporation as follows:

4.1 Neither the execution and delivery of this Agreement nor the performance by the Employee of his duties and other obligations hereunder violate or will violate any statute, law, determination or award, or conflict with or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which the Employee is a party or by which he is bound.

4.2 The Employee has the full right, power and legal capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Employee enforceable against him in accordance with its terms. No approvals or consents of any persons or entities are required for the Employee to execute and deliver this Agreement or perform his duties and other obligations hereunder.

5. REPRESENTATIONS AND WARRANTIES BY THE COMPANY

The Corporation hereby represents and warrants to the Employee as follows :

5.1 The Corporation has the full right, power and legal capacity to enter and deliver this Agreement and to perform all its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Corporation enforceable against it in accordance with its terms. All approvals and consents of the Corporation's stockholders or Board of Directors required according to the Delaware General Corporation Law,, have been properly received in order for the Corporation to execute and deliver this Agreement or perform its other obligations hereunder.

5.2 Neither the execution and delivery of this Agreement nor the performance by the Corporation of its obligations hereunder violates or will violate any statute, law, determination or award, or conflict with or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any agreement, contract, or other instrument to which the Corporation is a party to or by which it is bound.

6. NON-COMPETITION

P-1940\01\employ1.agr

- d -

6.1 The Employee understands and recognizes that his services to the Corporation are special and unique and agrees that during the term of his employment under this Agreement and for a period of six (6) months after the termination of this Agreement he shall not in any manner, directly or indirectly, on behalf of himself or any person, firm, partnership, joint venture, Corporation or other business entity ("Person"), either as an individual for his own account, or as an employee, partner, joint venturer, executive, agent, consultant, licensor, licensee, salesperson, officer, director or shareholder of a Person, enter into or engage in any business which is in direct competition with the business of the Corporation during the term hereof.

6.2 For a period of one year after the termination of this Agreement, the Employee shall not interfere with or disrupt or attempt to disrupt the Corporation's business relationship with any of its customers, partners, shareholders or suppliers, or solicit any of the employees of the Corporation.

7. CONFIDENTIAL INFORMATION

7.1 The Employee agrees that during the course of his employment or at any time after expiration or termination thereof, he will not disclose or make accessible to any Person, any information of the Corporation which is, by its nature, confidential, including, without limitation, information concerning products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information (collectively, "Confidential Information") of the Corporation, except to the extent required by law. The Employee shall not use any such information, directly or indirectly, for himself or others except as required in connection with employee's duties to the Corporation. The Employee agrees to return all such material and reproductions thereof (whether or not merged with other works) in his possession to the Corporation promptly upon request and in any event immediately upon termination of employment. For purposes of this Agreement, Confidential Information shall not include information which (i) is in, or enters the public domain otherwise than by reason of a breach of this Agreement by Employee; or (ii) was known to Employee prior to the commencement of his association with the Corporation either as an employee or a director.

7.2 The Employee hereby assigns to the Corporation all right, title and interest he may have or acquire in all inventions, including patent rights ("Inventions") developed by the Employee and which are directly related to the business of the Corporation, during his employment by the Corporation, and agrees that all such Inventions shall be the sole property of the Corporation and its assigns, and the Corporation and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. Employee further agrees to assist the Corporation in every proper way (but at the Corporation's expense) to obtain and from time to time enforce patents, copyrights or other rights on said Inventions in any and all countries.

8. TERMINATION.

P-1940\01\employ1.agr

- e -

8.1 The Employee's employment hereunder shall commence on the effective date of this Agreement, and shall continue in accordance with Section 2 hereof unless sooner terminated upon the first to occur of the following events:

(a) The death or disability of the Employee (for purposes of this Section 8, "disability" shall be deemed to have occurred if Employee is unable, due to any physical or mental disease or condition, to perform his normal duties of employment for 90 consecutive days or 180 days in any 12-month period);

(b) Termination by the Board for just cause. Any of the following actions or omissions by the Employee shall constitute just cause:

(i) Material breach by the Employee of Section 6 or Section 7 of this Agreement which Employee knew, or should have known, would be adverse to the Corporation;

(ii) Material breach by the Employee of any provision of this Agreement other than Section 6 or Section 7 which is not cured by the Employee within thirty (30) days after his receipt of notice thereof from the Corporation containing a description of the breach or breaches alleged to have occurred; or

(c) Termination by the Employee for just cause. Any of the following actions or omissions by the Corporation shall constitute just cause:

(i) Material breach by the Corporation of any provision of this Agreement which is not cured by the Corporation within thirty (30) days after its receipt of notice thereof from the Employee containing a description of the breach or breaches alleged to have occurred;

(iii) Requirement by the Corporation that Employee relocate to a business location outside of the USA; or

P-1940\01\employ1.agr

- f -

(d) The Corporation may terminate this Agreement and employment relationship hereunder without any reason or explanation at any time by giving the Employee three (3) months prior written notice. Subject to the following sentence, during such notice period Employee shall cooperate with the Company and use his best efforts to assist the integration into the Company's organization of the person or persons who will assume the Employee's responsibilities. Subject to Employee's entitlment to the compensation as set forth in Section 8.2, the Corporation, at its sole discretion, may immediately terminate this Agreement, the employment of Employee and any employer-employee relationship immediately.

(e) The Employee may terminate this Agreement and employment relationship hereunder without any reason or explanation at any time by giving the Corporation three (3) months prior written notice.

8.2 Upon termination of this Agreement pursuant to Section 8.1(b) above, the Employee shall be entitled to receive the Salary accrued but unpaid as of the date of termination and any other payments required hereunder and by law. Upon termination of this Agreement pursuant to Sections 8.1 (a); 8.1(c); and 8.1(d) above, the Employee (or his estate or guardian, as applicable) shall be entitled, in addition to the compensation payable upon termination pursuant to Section 8.1 (b) as detailed above, to severance pay consisting of continuation of Employees then current Salary, as well as all other compensation and benefits due to Employee under the Agreement, including, without limitation, Section 3, for a period of six(6) months from the date of termination of this Agreement.

9. NOTICES

Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given: when delivered personally against receipt therefor; one day after delivery by facsimile when followed by a hard copy thereof; two (2) days after being sent by any overnight delivery courier; or three (3) days after being mailed registered or certified mail, postage prepaid, return receipt requested, to either party at the address set forth above, or to such other address as such party shall give by notice hereunder to the other party.

10. MISCELLANEOUS

If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto. The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Corporation, its

P-1940\01\employ1.agr

- 8 -

successors and assigns, and upon the Employee and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of the Employee's obligations hereunder may not be transferred or assigned by the Employee. The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith or with any other term, condition or provision hereof, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party. The headings of sections are inserted for convenience and shall not affect any interpretation of this Agreement.

11. GOVERNING LAW

This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

12. SEVERABILITY

If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

P-1940\01\employ1.agr

25.JUN.2001 15:07 NO.741 P.2/3

- h -

Amit Haller

IXI Mobile, Inc.

By: **Lihi Segal**

Title: **Director**

P-1940\01\employ1.agr

26.JUN.2001 15:07 NO.741 P.3/3

- h -

Amit Haller		**IXI Mobile, Inc.**
______________		______________
	By:	**Lihi Segal**
	Title:	**Director**

P-1940\01\employ1.agr

ADDENDUM
To Employment Agreement dated March 1, 2001

This Addendum, dated as of June 26, 2001 (the “Addendum”), to the EMPLOYMENT AGREEMENT dated March 1, 2001 (the “Employment Agreement”), by and between IXI Mobile, Inc., a Delaware corporation (the "Corporation"), and Amit Haller (the "Employee"), sets forth as follows:

WHEREAS, the parties hereto desire to amend the Employment Agreement, effective upon the execution of this Addendum, as more fully set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.
Notwithstanding anything contained to the contrary in the Employment Agreement, it is hereby agreed as follows: (i) that the Employee’s Salary (as defined in Section 3.1(a) thereof) shall be decreased to one hundred and fifty thousand US dollars (US$150,000), beginning as of July 2001 (on a going-forward basis), and (ii) that the Employee shall not be entitled to the annual bonus of US$50,000 set forth in Section 3.1(a) of the Employment Agreement.

2.
The Employee hereby acknowledges that the aforesaid change of the Salary shall affect other payments the Employee is entitled to under other provisions of the Agreement which are derived from such Salary, and declares that he irrevocably consents to such change of terms and that he shall not have any claim with regards to the above change of terms.

3.	All remaining provisions of the Employment Agreement shall remain unchanged.

4.
This Addendum constitutes an integral part of the Employment Agreement. Any and all capitalized terms contained herein, which are not defined in this Addendum, shall have the same meaning affixed to such terms in the Employment Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first above written.

EMPLOYEE	CORPORATION
Amit Haller	IXI Mobile, Inc.
/s/ Amit Haller
By: /s/ Lihi Segal Name: Lihi Segal Title: Director

ADDENDUM # 2
To Employment Agreement dated March 1, 2001

This Addendum, dated as of January 1, 2006 (the “Addendum”), to the EMPLOYMENT AGREEMENT dated March 1, 2001 (the “Employment Agreement”), by and between IXI Mobile, Inc., a Delaware corporation (the "Corporation"), and Amit Haller (the "Employee"), sets forth as follows:

WHEREAS, the parties hereto desire to amend the Employment Agreement, effective upon the execution of this Addendum, as more fully set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.
Notwithstanding anything contained to the contrary in the Employment Agreement, it is hereby agreed as follows: (i) that the Employee’s Salary (as defined in Section 3.1(a) thereof) shall be increased to two hundred thousand US dollars (US$200,000), beginning as of January 1, 2006 (on a going-forward basis).

2.	All remaining provisions of the Employment Agreement shall remain unchanged.

3.
This Addendum constitutes an integral part of the Employment Agreement. Any and all capitalized terms contained herein, which are not defined in this Addendum, shall have the same meaning affixed to such terms in the Employment Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first above written.

EMPLOYEE	CORPORATION
Amit Haller	IXI Mobile, Inc.
/s/ Amit Haller
By: /s/ Lihi Segal Name: Lihi Segal Title: CFO

Addendum to Employment Agreement

This Addendum dated February 28, 2006, to the Employment Agreement by and between IXI Mobile, Inc., a Delaware corporation (the “Corporation”) and Amit Haller (“Employee”) effective as of March 1, 2001 as amended on June 1, 2001 (“Addendum 1”) and as of January 1, 2006 (“Addendum 2”) (the “Employment Agreement”) is entered into by and between Company and Employee  (the “Addendum”).

Whereas:	Employee is employed by the Corporation as of March 1, 2001, pursuant to the Employment Agreement;

Whereas:
The parties have agreed that, as of the date of the closing of the contemplated merger transaction (the “Addendum Effective Date” and the “Closing”, respectively), among the Corporation, the Israel Technology Acquisition Corp., and the ITAC Acquisition Subsidiary Corp. (the “Group”) and subject thereto, the terms of the Employee’s employment shall be automatically modified and the Employment Agreement amended, in accordance with the terms set forth below.

Therefore, it is hereby stipulated and agreed between the parties as follows:

1.	The preface to this Addendum constitutes an indivisible and integral part thereof.

2.
Unless otherwise defined herein, the capitalized terms appearing herein shall have the meanings attributed to them in the Employment Agreement or, where so expressly indicated, in the Agreement and Plan of Merger entered into as of February 28, 2006 (the "Merger Agreement").

3.	As of the Addendum's Effective Date, the terms of Employee’s employment shall be modified and the Employment Agreement amended as follows:

3.1.
The Salary (as defined in Section 3.1 (a) of the Employment Agreement and as amended by Addendum 1 and thereafter by Addendum 2 to the Employment Agreement) shall be increased to the annual gross sum of US$250,000 (two hundred fifty thousand US dollars) payable in 12 monthly installments beginning with the monthly installment of the Salary payable for the month in which the Closing shall occur, with the aforesaid increase in the Salary being paid for said month on a pro-rata basis, for that portion of the month following the Closing.

3.2.	Annual Bonus

3.2.1.
In addition to the Salary, and commencing with the 2006 calendar year, the Employee shall be entitled to an annual bonus for each calendar year in which he was employed in a gross amount calculated as follows (the “Annual Bonus”):

A gross amount equal to 2% (two percent) of that portion of the Group’s net income (as such term is defined in Section 2.15 of the Merger Agreement) which exceeds the amount of the net income of the Group in the immediately preceding calendar year (the “Profit Increase”).

For the removal of doubt, it is hereby clarified that the baseline for the calculation of the Profit Increase for the 2006 calendar year shall be the net income of the Corporation in 2005 calendar year and if the financial statements of the Corporation for 2005 show no net income then the baseline amount shall be zero.

3.2.2.
The Annual Bonus shall be paid within five (5) Business Days following the filing of the Parent’s Annual Report on Form 10K with the Securities and Exchange Commission for the relevant year. Subject to the provisions of Section 3.4 of this Addendum, in the event of a termination of the Employment Agreement prior to completion of any calendar year and/or prior to the publication of the financial statements for a given calendar year, Employee shall be entitled to the proportionate share of the Annual Bonus and the Target Bonuses (based upon a calculation of the applicable bonus for the entire calendar year in which the Employment Agreement has been terminated), as the case may be, which shall be paid within the timeframe provided for in the Addendum.

3.3. Target Bonuses

Options

3.3.1. Immediately following the Closing, the Board of Directors of the Parent shall grant Employee options to purchase 750,000 shares of the Parent's Common Stock (the "Additional Options") which shall vest in accordance with the following terms:

3.3.1.1. Upon reaching the 2007 Net Profit Target (as defined in, and in accordance with the terms of, the Merger Agreement), an aggregate number of Additional Options shall vest equal to 150,000 multiplied by a fraction (A) the numerator of which shall be the excess of Parent’s net income of the calendar year ending December 31, 2007 over $15,000,000 and (B) the denominator of which shall be $10,000,000. In no event shall the fraction in the preceding sentence exceed one (1); any of the foregoing Additional Options which were not vested in accordance with the foregoing shall expire and be of no further effect; and

3.3.1.2. Upon reaching the 2008 Net Profit Target (as defined in, and in accordance with the terms of, the Merger Agreement) an aggregate number of Additional Options shall vest equal to 150,000 multiplied by a fraction (A) the numerator of which shall be the excess of Parent’s net income for the calendar year ending December 31, 2008 over $20,000,000 and (B) the denominator of which shall be $25,000,000. In no event shall the fraction in the preceding sentence exceed one (1); any of the foregoing Additional Options not vested in accordance with the foregoing shall expire and be of no further effect; and

3.3.1.3. 450,000 of the Additional Options, a third of which shall vest upon and be conditional upon achievement of each of the First Share Price Trigger (150,000 Additional Options), the Second Price Trigger (150,000 Additional Options), and the Third Price Trigger (150,000 Additional Options) (as each term is defined in, and in accordance with the terms of, the Merger Agreement). Provided, however, that the First Share Price Trigger, the Second Price Trigger, and the Third Price Trigger shall be deemed to have occurred only if such relevant Share Price shall have remained during any twenty (20) Trading Days during any thirty (30) consecutive Trading Day period at any time during the period commencing on the Closing and ending on the fourth anniversary thereof.. Upon the fourth anniversary from Closing, any Additional Options not vested in accordance with the foregoing shall expire and be of no further effect.

3.3.2. The foregoing vesting schedule shall be accelerated in every event where the Holders and the Derivative Holders (as such terms are defined in the Merger Agreement) shall be entitled to acceleration of the issuance of any Additional Shares (as such term is defined in the Merger Agreement).

3.3.3. The Additional Options shall be granted pursuant to the Parent’s US employee share option plan. The exercise price of the Additional Options shall be US$5.00 (five US dollars) per share of Parent’s Common Stock issuable upon such exercise.

Cash Bonuses

2

3.3.4. In addition to the Additional Options, Employee shall be entitled to the following cash bonuses:

3.3.4.1. a cash bonus in the gross amount of US $200,000 (two hundred thousand US dollars) upon achievement of the First Share Price Trigger during any twenty (20) Trading Days during any thirty (30) consecutive Trading Day period at any time during the period commencing on the Closing and ending on the fourth anniversary thereof (the “Share Price Bonus”).

3.3.4.2. a cash bonus of the gross amount of up to US$800,000 (eight hundred thousand US dollars) (“Second Bonus”) upon the Employee becoming entitled to the Share Price Bonus under 3.3.4.1 above and the occurrence of any one of the following conditions, as follows: (i) if the Parent receives funds upon the exercise of warrants outstanding on the date of the Merger Agreement to acquire shares of Parent Common Stock (“Parent Warrants”) of no less than US$ 45 million, the Employee shall be entitled to the full amount of the Second Bonus; (ii) if the Parent’s Board calls for the cashless exercise of the lower of (a) all outstanding Parent Warrants, or (b) 69% of the Parent Warrants, the Employee shall be entitled to the full amount of the Second Bonus; and (iii) if Parent receives proceeds from the exercise of Parent Warrants in the amount of less than US$45 million, then a proportionate amount of the Second Bonus shall be payable to Employee - the sum of which shall be calculated by multiplying the Second Bonus by a fraction, the numerator of which shall be the amount of such proceeds and the denominator of which shall be US$45 million. Sums payable under (iii) above shall be calculated and payable on a quarterly basis and shall be deemed on account of payments due under (i) and (ii) above. Under no event will the aggregate amount payable to Employee under this subsection 3.3.4.2 exceed US$800,000.

3.3.4.3. (a) cash bonuses in the gross amount of US $200,000 (two hundred thousand US dollars) each for the achievement of each of the (i) the Revenue Target (as defined in the Merger Agreement) during calendar year 2006; (ii) the Second Price Trigger; and (iii) the Third Price Trigger; (b) upon reaching the 2007 Net Profit Target, a cash bonus in the gross amount of US$200,000 (two hundred thousand US dollars) multiplied by a fraction (A) the numerator of which shall be the excess of Parent’s net income of the calendar year ending December 31, 2007 over $15,000,000 and (B) the denominator of which shall be $10,000,000. In no event shall the fraction in the preceding sentence exceed one (1); (c) upon reaching the 2008 Net Profit Target, a cash bonus in the gross amount of US$200,000 (two hundred thousand US dollars) multiplied by a fraction (A) the numerator of which shall be the excess of Parent’s net income for the calendar year ending December 31, 2008 over $20,000,000 and (B) the denominator of which shall be $25,000,000. In no event shall the fraction in the preceding sentence exceed one (1). The bonuses included in this Section shall be referred to herein as the “Target Bonuses”.

Provided, however that the Second Price Trigger, and the Third Price Trigger shall be deemed to have occurred only if such relevant Share Price shall have remained during any twenty (20) Trading Days during any thirty (30) consecutive Trading Day period at any time during the period commencing on the Closing and ending on the fourth anniversary thereof.

3

3.4. Section 2 of the Employment Agreement shall be deleted and a new Section 2 shall be inserted and shall read as follows:

2. TERM

Corporation and Employee may terminate this Agreement at any time and for any reason upon 90 days’ prior written notice to the other party (the “Termination Notice”).

In the event that (i) the Corporation terminates the Employment Agreement for any reason (including pursuant to Section 8.1(a) of the Employment Agreement) other than a termination by the Board for just cause pursuant to Section 8.1(b) of the Employment Agreement; or (ii) the Employee terminates the Employment Agreement for just cause pursuant to Section 8.1 (c) of the Employment Agreement, Employee shall be entitled to the following

(a) Salary and benefits set forth in sections 3.1(a) as amended in this Addendum; 3.1(b), 3.1(c), 3.1(d) and 3.1(e) under the Employment Agreement which would have been due to him in a twelve-month period following the furnishing of the Termination Notice (the “Severance Period”); and

(b) un-expired Additional Options not yet vested as of the effective date of termination shall not expire and shall vest upon triggering events set forth in Section 3.3.1, if applicable, even if those occur after termination; and

(c) immediate vesting upon the effective date of termination of all unvested Corporation Options and Corporation Shares (defined below);

(d) extension of the exercise period of all Corporation Options and all vested Additional Options to the full term of said options pursuant to the relevant share option plan in place with regard to said options, and in the absence of a provision in the share option plan in this regard, the full term of said options shall be 10 years or earlier upon so called "Change of Control" events as set forth in the Corporation's US Share Option Plan ("Plan"); upon a so called "Change of Control" event such Corporation Options and Additional Options shall be subject to adjustment/swap/early exercise in the same manner as other options subject to the Plan.

(e) Target Bonuses and Annual Bonuses which would have been due to him during the Severance Period; In the event that such Severance Period ends prior to completion of any calendar year and/or prior to the publication of the financial statements for a given calendar year, Employee shall be entitled to the proportionate share of the Annual Bonus and the Target Bonuses (based upon a calculation of the applicable bonus for the entire calendar year in which the Severance Period ends), as the case may be, which shall be paid within the timeframe provided for in the Addendum.

In addition to the foregoing, in the event that the First Share Price Trigger during any twenty (20) Trading Days during any thirty (30) consecutive Trading Day period is achieved following the effective date of termination but before the lapse of the fourth anniversary from Closing, the Corporation's obligation to pay Employee the Share Price Bonus and the Second Bonus shall survive said terminationand be payable upon the meeting of any of the conditions set forth in Sections 3.3.4.1 and 3.3.4.2 , as applicable.

For the avoidance of doubt the 90 day notice period set forth in the first paragraph of Section 2 shall overlap with the Severance Period.

4

3.5. In the event that (i) the Board of the Corporation terminates the Employment Agreement of the Employee for just cause pursuant to Section 8.1(b) of the Employment Agreement; or (ii) the Employee terminates the Employment Agreement other than for just cause pursuant to Section 8.1 (c) of the Employment Agreement, then Employee shall only be entitled to (a) Salary and benefits set forth in sections 3.1(a) as amended in this Addendum; 3.1(b), 3.1(c), 3.1(d) and 3.1(e) under the Employment Agreement and Annual Bonuses, Target Bonuses, Share Price Bonus, Second Bonus, and Additional Options (subject to vesting events and conditions precedent set forth in this Addendum ) which would have been due to him in a three-month period following the furnishing of the Termination Notice. Any Additional Options and Corporation Options vested prior to expiry of the three months period shall be exercisable no later than 6 months following such date or earlier upon so called "Change of Control" events as set forth in the Corporation's Plan; upon a so called "Change of Control" event such Corporation Options and Additional Options shall be subject to adjustment/swap/early exercise in the same manner as other options subject to the Plan.

3.6. Section 8.1 of the Employment Agreement shall be amended by deleting Sections 8.1 (d) and 8.1 (e) and replacing them with the following new Section 8.1 (d):

“(d) In the event of a termination of this Employment Agreement by either party pursuant to Section 2 of this Employment Agreement (as amended by Section 3.4 of the Addendum), during the notice period provided in said Section 2 Employee shall cooperate with the Corporation and use his best efforts to assist the integration into the Corporation’s organization of the person or persons who will assume the Employee’s responsibilities. During the aforesaid notice period the employer-employee relationship shall continue.”

3.7. Section 8.2 of the Employment Agreement shall be deleted.

3.8. Pre-Closing Shares

Immediately prior to the Closing, and as a bonus to Employee for his efforts in connection with the consummation of the transactions contemplated by the Merger Agreement, the Board of Directors of the Corporation shall issue to the Employee that number of shares of the Corporation's Common Stock, pursuant to the Corporation’s US Share Option Plan (the “Shares”) which, upon conversion to shares of Common Stock of the Parent shall equal 216,000 shares of the Parent's Common Stock (the “Shares”).

3.8.1.
With regard to shares of Common Stock in the Corporation (the “Corporation Shares”) and options to purchase Common Stock in the Corporation (the “Corporation Options”), presently held by Employee, Employee hereby waives any acceleration or other rights pertaining to any securities held by him which may be triggered by the merger transaction among the Group.

3.9.	Closing Bonus

Subject to the Closing, Employee shall be entitled to a one-time lump-sum bonus in the gross amount of US$220,000 (Two Hundred Twenty Thousand US dollars) payable immediately following the Closing (the “Closing Bonus”). Employee hereby irrevocably instructs the Corporation to deduct from the net amount of the Closing Bonus payable to Employee the full amount of the loan outstanding and owed by Employee to the Corporation, in the sum of US$110,000 (One Hundred Ten Thousand US dollars.

4. The provisions of this Addendum are subject to the Closing and are in amendment of the provisions of the Employment Agreement. In the event of an inconsistency between the provisions of the Employment Agreement and the provisions of this Addendum, the provisions of this Addendum shall prevail.

5. For the removal of doubt it is hereby clarified that, other than as specifically amended hereby, the provisions of the Employment Agreement shall remain in full force and effect.

6. Employee confirms that other than an outstanding debt owed to the Employee which, as of the date of signing this Addendum amounts to $8,334(eight thousand three hundred thirty four US dollars), and reimbursement of expenses in the ordinary course of business, the Corporation or any of its affiliated entities has no outstanding debts and liabilities to the Employee arising under any relationship with the Corporation preceding the signing date of this Addendum and that he has no claims, demands and requests from the Company for any such debts and liabilities. For the removal of doubt, it is hereby clarified that the foregoing confirmation does not apply to any debt or liability that may arise following the date of signing of this Addendum.

5

IN WITNESS WHEREOF, the parties hereto have hereby duly executed this Addendum on the day and year first set forth above.

IXI Mobile Inc.	/s/ Amit Haller
By: /s/ Gideon Barak	Amit Haller

We agree to the above:

/s/ Israel Frieder
Israel Technology Acquisition Corp.

6

ANNEX H

Management Services Agreement

This Management Services Agreement, dated April 11, 2006, is entered into by and between Israel Technology Acquisition Corp., a Delaware corporation (the “Company”), and A.A. Pearl Investments Ltd., an Israeli company (the “Management Company”).

Whereas:
the Company has entered into an Agreement and Plan of Merger dated as of February 28, 2006 with IXI Mobile, Inc. and ITAC Acquisition Subsidiary Corp. (the “Merger Agreement”), pursuant to which ITAC Acquisition Subsidiary Corp. will be merged with and into IXI Mobile, Inc. and the surviving corporation will thereafter be a wholly-owned subsidiary of the Company;

Whereas:	Mr. Israel Frieder (“Frieder”) is the Chairman and Chief Executive Officer of the Company;

Whereas:
the parties to the Merger Agreement have agreed that, following consummation of the merger contemplated by the Merger Agreement, Frieder will serve as co-Chairman of the Board of the Company (which will change its name to IXI Mobile, Inc.);

Whereas:	the Company and the Management Company have agreed to enter into an agreement, pursuant to which the Management Company will make available Frieder’s services to the Company;

Therefore, it is hereby stipulated and agreed between the parties as follows:

1.	The preface to this Agreement constitutes an integral part of this Agreement.

2.	Unless otherwise defined herein, each capitalized term appearing herein shall have the meaning attributed to it in the Merger Agreement.

3.
Engagement and Services. Effective upon the closing of the merger contemplated by the Merger Agreement (the “Effective Date”), the Company hereby engages the Management Company to provide to the Company the services of a co-Chairman. Such services shall include fulfillment of all of the obligations that are imposed on a co-Chairman by law or by the Company’s By-Laws as they may be amended from time to time, or that the Board of Directors of the Company may determine from time to time are commensurate with the position of the company’s co-Chairman (collectively, the “Services”).

The Management Company shall provide the Services solely through the person of Frieder, who shall devote the appropriate time, attention and energy for the benefit of the Company as commensurate with the position of co-Chairman, and shall use his best efforts to promote and serve the interests of the Company. The Services shall not be delegated or assigned to any other individual, it being understood that Mr. Gideon Barak will also serve as co-Chairman of the Board of the Company, and the performance of the services of Chairman shall be allocated between Frieder and Gideon Barak.

4.	Consideration. As consideration for the Services, the Company shall:

4.1.
pay the Management Company the amount of $17,500 per month plus applicable value added tax, which amount shall be reviewed on an annual basis (as such amount may be adjusted from time to time by agreement between the parties, the “Monthly Fee”), payable in arrears on the first business day of each month against issuance of a valid tax receipt by the Management Company. The Monthly Fee shall be paid in NIS and linked to the US dollar based on the representative rate of exchange of the US dollar known on the last day of the month to which the Monthly Fee relates.

4.2.	pay the Management Company an additional amount on account of any and all daily travel expenses to which an employee may be entitled under applicable law;

4.3.
reimburse the Management Company for necessary and actual business expenses incurred by the Management Company and Frieder in connection with providing the Services, in accordance with the Company’s policies, as the same shall change from time to time (the “Expenses”); and

4.4.
at the Management Company’s option, and subject to the Company’s policy regarding the use of rented/leased automobiles by employees, the Company will grant the Management Company, on behalf of Frieder, the right to use an automobile throughout the Term (as defined below) and shall cover the expenses associated therewith as specified in the Company’s automobile policy; in such case, the Monthly Fee shall be (i) decreased by the amount specified in the Company’s automobile policy, and (ii) increased by the amount which otherwise would have been paid to the Management Company as daily travel expenses under Section 4.2 (but in such case the Management Company shall not be entitled to any daily travel expenses or to similar costs under any applicable law).

The Management Company shall not be entitled to any compensation other than the Monthly Fee and the Expenses.

5.	Taxes. The Management Company shall be solely responsible for all taxes and other mandatory payments with respect to the amounts payable by the Company to the Management Company under this Agreement.

6.
Insurance Policy. The Company hereby undertakes to amend its directors’ and officers’ liability insurance policy so that such policy will name each of the Management Company and Frieder as an “Assured Person” or an “Assured Entity,” as applicable, granting them coverage identical to the coverage granted to directors, managing director and officers of the Company.

7.	Term.

7.1.
This Agreement shall commence on the Effective Date and shall continue in full force and effect for two years, and shall thereafter renew automatically for additional successive terms of one year each unless terminated by either party upon at least 90 days’ notice (the “Termination Notice”) prior to a scheduled renewal date (the “Term”).

7.2.
In the event that (i) the Company terminates this Agreement for any reason, other than a Termination for Cause (as defined below), or (ii) the Management Company terminates this Agreement for Justifiable Reason (as defined below), the Management Company and Frieder, as the case may be, shall be entitled to the following:

2

7.2.1.
the Management Company shall be entitled to the Monthly Fee, as adjusted, that would have been due to it in the twelve-month period following the delivery of the Termination Notice (the “Severance Period”);

7.2.2.
the Management Company or Frieder, as the case may be, shall be entitled to immediate vesting upon the effective date of termination of all unvested options, if any, to purchase common stock of the Company (“Options”); and the exercise period of all Options, if any, shall be extended to the full term of such Options pursuant to the relevant share option plan or agreement in place with regard to such Options, and in the absence of a provision in the share option plan or agreement in this regard, the full term of such Options shall be 10 years (except that upon the occurrence of a “Change of Control,” as defined in the Company’s stock option plan, such Options shall be subject to adjustment, exchange or early exercise in the same manner as other options subject to the Company’s stock option plan);

7.2.3.
the Management Company or Frieder, as the case may be, shall be entitled to formulaic bonuses, if any, that would have been due during the Severance Period; in the event that the Severance Period ends prior to the completion of any calendar year or prior to the publication of the financial statements for a given calendar year, the Management Company or Frieder, as the case may be, shall be entitled to the proportionate share of the bonus (based upon a calculation of the applicable bonus for the entire calendar year in which the Severance Period ends), which shall be paid within the timeframe provided for herein.

For the avoidance of doubt, the 90-day notice period set forth in Section 7.1 above shall overlap with the Severance Period.

“Termination for Cause” shall mean a termination by the Company as a result of (i) a material breach by the Management Company of this Agreement which is not cured by the Management Company within thirty (30) days after its receipt of notice thereof from the Company; (ii) any action by the Management Company or Frieder to intentionally harm the Company which is not rectified by the Management Company or Frieder, as the case may be, within thirty (30) days after their receipt of notice thereof from the Company; or (iii) any act of moral turpitude by Frieder.

“Justifiable Reason” shall mean (i) an action by the Company to substantially change the functions, rights or duties of the Management Company or Frieder; (ii) a material breach by the Company of any of the provisions of this Agreement, which is not cured within thirty (30) days of the date the Company was notified, in writing, of such breach; (iii) a requirement by Company that Frieder relocate to a business location outside of Israel; (iv) any action by the Company to intentionally harm the Management Company or Frieder which is not rectified by the Company within thirty (30) days after its receipt of notice thereof from the Management Company or Frieder.

7.3.
In the event of (i) a Termination for Cause or (ii) a termination by the Management Company or Frieder of this Agreement other than for Justifiable Reason , then Management Company shall only be entitled to (a) the Monthly Fee as adjusted, and (b) any formulaic bonuses and Options (subject to vesting events and conditions precedent set forth in this Agreement), in each case that would have been due to the Management Company or Frieder in the three-month period following the delivery of the Termination Notice. Any Options vested prior to expiry of the three month period shall be exercisable no later than 6 months following such date or earlier upon so called “Change of Control” events as set forth in the Company’s Plan; upon a so called “Change of Control” event such Options shall be subject to adjustment/swap/early exercise in the same manner as other options subject to the Plan.

3

8.
Confidentiality. The Management Company hereby acknowledges and agrees that it has read and understood, and will comply with, the Confidential Information, Invention Assignment, Competition and Solicitation Undertaking attached hereto as Exhibit A, which constitutes an integral part of this Agreement. The Management Company further acknowledges and agrees that it will cause Frieder to comply with such Confidential Information, Invention Assignment, Competition and Solicitation Undertaking.

9.
Relationship between the Parties. The sole relationship between the Company and the Management Company shall be that of independent contractors. Neither the Management Company nor Frieder shall in any way be deemed an agent or employee of the Company. The Management Company undertakes to indemnify and hold the Company harmless from and against any loss, cost, expense, damage or liability arising out of or in connection with a claim against the Company alleging that an employment relationship or agency exists between (i) the Company, on the one hand, and (ii) the Management Company or any of the Management Company’s officers or employees, on the other hand.

10.
Entire Agreement; No Waiver or Assignment. This Agreement sets forth the entire agreement between the parties and shall supersede all previous communications and agreements between the parties, either oral or written. This Agreement may be modified only by a written amendment executed by both parties. This Agreement may not be assigned, sold, delegated or transferred in any manner by the Management Company for any reason whatsoever by operation of law or otherwise.

11.
Governing Law; Jurisdiction. This Agreement shall be governed exclusively by the laws of the State of Israel regardless of its conflict of law principles. The parties consent to the exclusive jurisdiction and venue of the courts sitting in Tel-Aviv for any lawsuit filed arising from or relating to this Agreement.

4

IN WITNESS WHEREOF, the parties have set their hand as of the date first above written.

Israel Technology Acquisition Corp. By: /s/ Israel Frieder Name: Israel Frieder Title: Chairman	A.A. Pearl Investments Ltd. By: /s/ Israel Frieder Name: Israel Frieder Title: Chairman
We agree to the above: IXI Mobile, Inc. By: /s/ Gideon Barak Name: Gideon Barak Title: Chairman

5

Exhibit A

to Management Services Agreement
between Israel Technology Acquisition Corp.
and A.A. Pearl Investments Ltd.

Proprietary Information, Invention Assignment,
Competition and Solicitation Undertaking

As a condition to the execution of the Management Services Agreement between Israel Technology Acquisition Corp. and A.A. Pearl Investments Ltd., and in consideration for the Monthly Fee paid to the Management Company by the Company, the Management Company hereby agrees to the following:

1.	Confidential and Proprietary Information

The Management Company acknowledges and agrees that it or its employees who provide services to the Company may have access to confidential and proprietary information concerning the business and financial activities of the Company and information and technology from the Company’s product research and development, including without limitation, the Company’s banking, investments, investors, properties, employees, marketing plans, customers, suppliers, trade secrets, test results, processes, data, know-how, improvements, inventions, techniques and products (actual or planned). Such information, whether written, oral or in any medium or form (including any confidential or proprietary information received from third parties under the Company’s obligation to maintain the confidentiality of such information), shall be referred to as “Proprietary Information.”

Proprietary Information shall not include information that the Management Company can show by competent documentary evidence (i) was known to the Management Company or its employees prior to the Management Company’s or such employees’ association with the Company and can be so proven by documentation; (ii) shall have become a part of the public knowledge except as a result of the Management Company’s breach of this Agreement; or (iii) reflects information and data generally known in the industries or trades in which the Company operates.

The Management Company agrees and declares that all Proprietary Information, patents, trademarks, copyrights and other rights in connection therewith shall be the sole property of the Company and its assigns. At all times, both during the Term of the Management Services Agreement and after the expiration or termination of the Term, the Management Company will keep in confidence and trust all Proprietary Information, and will not use or disclose any Proprietary Information or anything relating to it, without the written consent of the Company except as may be necessary in the ordinary course of performing the Management Company’s duties under the Management Services Agreement.

Upon termination of the Management Services Agreement, the Management Company will promptly deliver to the Company all documents and materials of any nature pertaining to its work with the Company, and will not retain any documents or materials or copies thereof containing any Proprietary Information.

6

2.	Disclosure and Assignment of Inventions

From and after the date hereof, the Management Company undertakes and covenants that it will promptly disclose in confidence to the Company any and all inventions, improvements, designs, concepts, techniques, methods, systems, processes, know how, computer software programs, databases, mask works and trade secrets of any kind whatsoever, whether or not patentable, copyrightable or protectible as trade secrets, that are made or conceived or first reduced to practice or created by the Management Company or its employees who provide services to the Company, either alone or jointly with others, during the Term (whether or not in the course the services performed under the Management Services Agreement) (“Inventions”).

The Management Company further agree that all Inventions that (a) are developed using equipment, supplies, facilities or trade secrets of the Company, (b) result from work performed by me for the Company, or (c) relate to the Company’s business or current or anticipated research and development, are and will be the sole and exclusive property of the Company (“Company Inventions”).

The Management Company hereby irrevocably transfers and assigns to the Company all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Company Invention, and any and all moral rights that the Management Company or its employees who provide services to the Company may have in or with respect to any Company Invention.

The Management Company agrees to assist the Company, at the Company’s expense, in every proper way to obtain for the Company and enforce patents, copyrights, mask work rights, and other legal protections for the Company’s Inventions in any and all countries, and will sign any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. In the event that the Management Company does not, for any reason, execute such documents within a reasonable time of the Company’s request, the Management Company hereby irrevocably appoints the Company as its attorney-in-fact for the purpose of executing such documents on behalf of the Management Company, which appointment is coupled with an interest.

3.	Competition and Solicitation of Employees and Customers

In order to protect the Company’s goodwill and its proprietary and other legitimate interests, including, but not limited to, Proprietary Information, Company Inventions, and the Company’s ability to invest the necessary time and resources in its business, research and development, and in its present and future employees (including such employees’ formal and informal training and the development of their skills, knowledge and experience), the Management Company hereby agrees and undertakes as follows:

The Management Company will not, during the Term and for a period of six (6) months following the expiration or termination of the Term for whatever reason, directly or indirectly, on behalf of itself or any person, firm, partnership, joint venture, corporation or other business entity (“Person”), either for its own account, or as an advisor, partner, joint venturer, executive, agent, consultant, licensor, licensee, salesperson, officer, director or shareholder of a Person, engage in any business or venture that directly competes with the business of the Company.

7

For a period of six (6) months immediately following the expiration or termination of the Term for any reason, whether with or without cause, the Management Company shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s senior management employees to leave their employment, or take away such employees, nor will the Management Company interfere with or disrupt or attempt to disrupt the Company’s business relationship with any of its customers, partners, shareholders or suppliers.

4.	Employees of the Management Company

The Management Company shall ensure that each of its employees who provide services to the Company shall abide by the terms and conditions of this Undertaking as though it were a party hereto.

IN WITNESS WHEREOF, the Management Company has executed this Undertaking.

A.A. Pearl Investments Ltd. By: Name: Title: Date:

8

ANNEX I
ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”) dated July 20, 2006 by and among Israel Technology Acquisition Corp., a Delaware corporation (“Parent”), Gideon Barak, as the Representative, being the representative of the former stockholders of IXI Mobile, Inc. (the “Company”), a Delaware Corporation (the “Representative”) and Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”).

RECITALS

A. The Company, Parent and ITAC Acquisition Subsidiary Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), are the parties to an Agreement and Plan of Merger dated as of February 28, 2006 (the "Merger Agreement") pursuant to which Merger Sub has merged with and into the Company so that the Company has become a wholly-owned subsidiary of Parent. Capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

B. Pursuant to Article II of the Merger Agreement, the Holders are entitled to Additional Shares if certain revenue or profit targets are met by the Parent and/or certain share price targets for shares of Parent Common Stock are met, as prescribed in Article II of the Merger Agreement, subject to the terms and conditions contained therein. The parties desire to establish an escrow fund as security for the obligations of the Parent to issue Additional Shares that the Holders may become entitled to receive pursuant to Article II of the Merger Agreement, such fund to include a separate account for Additional Escrowed Shares that may become distributable only upon the exercise of Company Derivative Securities.

C. Pursuant to Article VIII of the Merger Agreement, Parent is to be indemnified for Losses, subject to certain terms and conditions as provided in the Merger Agreement. The parties desire to establish an escrow fund as security in order to satisfy any indemnification obligations under Article VIII of the Merger Agreement.

D. The Representative has been designated pursuant to the Merger Agreement to represent all of the Holders and act on their behalf for purposes of this Agreement.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Escrow Fund.

(a) Concurrently with the execution hereof, the Escrow Agent, in its capacity as Exchange Agent pursuant to the Merger Agreement, has established an escrow fund consisting of three separate escrow accounts representing (i) the Holdback Escrowed Shares (ii) the Additional Escrowed Shares and (iii) the Derivative Escrowed Shares (individually the “Holdback Escrowed Shares Fund”, “Additional Escrowed Shares Fund” and “Derivative Escrowed Shares Fund”, and collectively the “Escrow Fund”). The Escrow Agent shall maintain separate accounts for each Holder's and each Derivative Holder’s portion of each of the three (3) separate escrow accounts comprising the Escrow Fund.

(b) The Parent has withheld ten percent (10%) of the Closing Shares issuable to the Holders pursuant to the Merger Agreement, pro rata in accordance with the number of Closing Shares issuable to each Holder, which represents the Holdback Escrowed Shares Fund and shall be deposited with the Escrow Agent at the Effective Time.

(c) In accordance with Section 2.13(b) of the Merger Agreement the Parent shall deposit with the Escrow Agent into the Holdback Escrowed Shares Fund ten percent (10%) of that number of shares of Parent Common Stock issuable (if any) to holders of Employee Options pursuant to Section 2.13(a)(i) of the Merger Agreement, pro rata in accordance with the number of shares of Parent Common Stock issuable to each such holder of Employee Options.

(d) In accordance with Section 2.18(b) of the Merger Agreement the Parent shall deposit with the Escrow Agent into the Holdback Escrowed Shares Fund ten percent (10%) of that number of Parent Common Stock issuable (if any) to holders of Company Warrants pursuant to Section 2.18(a)(i) of the Merger Agreement, pro rata in accordance with the number of shares of Parent Common Stock issuable to each such holder of Company Warrants.

(e) Promptly after the Effective Time and in no event more than three (3) Business Days thereafter Parent shall deposit and the Escrow Agent shall hold in the Additional Escrowed Shares Fund certificates representing 10,000,000 shares of Parent Common Stock, pro rata in accordance with the number of Additional Shares issuable (if any) to each Holder.

(f) On the instruction of Parent, the Escrow Agent shall transfer from the Additional Escrowed Shares Fund to the Derivative Escrowed Shares Fund any Additional Escrowed Shares that become Derivative Escrowed Shares.

(g) The Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof. It shall treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent. Its duties hereunder shall cease upon its distribution of the entire Escrow Fund in accordance with this Agreement.

(h) Except as herein provided, the Holders shall retain all of their rights as stockholders of Parent during the period the Holdback Escrowed Shares are held by the Escrow Agent (the “Holdback Escrow Period”), including, without limitation, the right to vote their Parent Common Stock Shares included in the Holdback Escrowed Shares Fund.

(i) During the Holdback Escrow Period, all dividends payable in cash with respect to the shares of Parent Common Stock included in the Holdback Escrowed Shares Fund shall be paid to the Holders, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Holdback Escrowed Shares Fund” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

(j) During the Holdback Escrow Period, no sale, transfer or other disposition may be made of any or all of the shares of Parent Common Stock in the Holdback Escrow Fund except (i) by gift to a member of a Holder's immediate family or to a trust, the beneficiary of which is a Holder or a member of a Holder's immediate family, (ii) by virtue of the laws of descent and distribution upon death of any Holder, (iii) pursuant to a qualified domestic relations order or (iv) if the Holder is not a natural person to an “affiliate” of the Holder; provided, however, that such permissive transfers may be implemented only upon the respective transferee's written agreement to be bound by the terms and conditions of this Agreement. During the Holdback Escrow Period, the Holders shall not pledge or grant a security interest in the shares of Parent Common Stock included in the Holdback Escrow Fund or grant a security interest in their rights under this Agreement.

(k) The Holders shall not have any rights with respect to the Additional Escrowed Shares held by the Escrow Agent pursuant to this Escrow Agreement (including, but not limited to, the right to vote such Additional Escrowed Shares) until, and only to the extent of, the distribution of Additional Escrowed Shares to the Holders. In addition, the Holders shall not be entitled to any dividends of any of kind with respect to any Additional Escrowed Shares held by the Escrow Agent; provided, however, that in the event that any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock, Parent shall deposit a sufficient number of additional shares of Parent Common Stock into the Additional Escrowed Shares Fund in order to comply with Section 2.5(d) of the Merger Agreement.

2. Indemnity Claim.

(a) Parent, acting through the Committee may make a claim for indemnification pursuant to Article VIII of the Merger Agreement or a claim for expenses incurred by the Representative and paid by Parent in accordance with Section 8.6 of the Merger Agreement (“Indemnity Claim”) against the Holdback Escrowed Shares Fund by giving notice (a “Notice”) to the Representative (with a copy to the Escrow Agent) specifying (i) the covenant, representation, warranty, agreement, undertaking or obligation contained in the Merger Agreement which it asserts has been breached or otherwise entitles Parent to indemnification, (ii) the total amount of the actual out-of-pocket Loss or the anticipated potential Loss (including any costs or expenses which have been or may be reasonably incurred in connection therewith), and (iii) whether the Loss resulting from the Indemnity Claim may be covered (in whole or in part) under any insurance and the estimated amount of such Loss which may be covered under such insurance. The Committee also shall deliver to the Escrow Agent (with a copy to the Representative), concurrently with its delivery to the Escrow Agent of the Notice, a certification as to the date on which the Notice was delivered to the Representative.

(b) If the Representative shall give a notice to the Committee (with a copy to the Escrow Agent) (a “Counter Notice”), within thirty (30) days following the date of receipt (as specified in the Committee's certification) by the Representative of a copy of the Notice, disputing whether the Indemnity Claim is indemnifiable under Article VIII of the Merger Agreement, the parties shall attempt to resolve such dispute by voluntary settlement as provided in paragraph 2(c) below. If no Counter Notice with respect to an Indemnity Claim is received by the Escrow Agent from the Representative within such thirty (30) day period, the Indemnity Claim shall be deemed to be an Established Claim (as hereinafter defined) for purposes of this Agreement.

(c) If the Representative delivers a Counter Notice to the Escrow Agent, the Committee and the Representative shall, during the period of sixty (60) days following the delivery of such Counter Notice or such greater period of time as the parties may agree to in writing (with a copy to the Escrow Agent), attempt to resolve the dispute with respect to which the Counter Notice was given. If the Committee and the Representative shall reach a settlement with respect to any such dispute, they shall jointly deliver written notice of such settlement to the Escrow Agent specifying the terms thereof. If the Committee and the Representative shall be unable to reach a settlement with respect to a dispute, such dispute shall be resolved by arbitration pursuant to paragraph 2(d) below.

(d) If the Committee and the Representative cannot resolve a dispute prior to expiration of the sixty (60) day period referred to in paragraph 2(c) above (or such longer period as the parties may have agreed to in writing), then such dispute shall be submitted (and either party may submit such dispute) for arbitration before a single arbitrator in New York City, New York, in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. The Committee and the Representative shall attempt to agree upon an arbitrator; if they shall be unable to agree upon an arbitrator within ten (10) days after the date on which the disputed matter may, under this Agreement, be submitted for arbitration, then either the Committee or the Representative, upon written notice to the other, may apply for appointment of such arbitrator by the American Arbitration Association. Subject to Section 8.6 of the Merger Agreement, each party shall pay the fees and expenses of counsel used by it and 50% of the fees and expenses of the arbitrator and of other expenses of the arbitration. The arbitrator shall render his decision within ninety (90) days after his appointment and may award costs to any of the parties if, in his sole opinion reasonably exercised, the claims made by any other party or parties had no reasonable basis and were arbitrary and capricious. Such decision and award shall be in writing and shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. Judgment may be obtained on the decision of the arbitrator so rendered in any court having jurisdiction and may be enforced in accordance with the law of the State of New York, without regard to the principles of conflict of laws therein. If the arbitrator shall fail to render his decision or award within such ninety (90) day period, either the Committee or the Representative may apply to any New York or federal court then having jurisdiction by action, proceeding or otherwise, as may be proper to determine the matter in dispute consistently with the provisions of this Agreement. The parties consent to the exclusive jurisdiction of the New York courts sitting in the County of New York for this purpose. The prevailing party (or either party, in the case of a decision or award rendered in part for each party) shall send a copy of the arbitration decision or of any judgment of the New York or federal court (as applicable) to the Escrow Agent.

(e) As used in this Agreement, “Established Claim” means any (i) Indemnification Claim deemed established pursuant to the last sentence of paragraph 2(b) above, (ii) Indemnification Claim resolved in favor of Parent by settlement of the parties pursuant to paragraph 2(c) above, resulting in a dollar award to Parent or (iii) Indemnification Claim established by the final decision of an arbitrator or the final decision of a court of competent jurisdiction pursuant to paragraph 2(d) above (in both cases after exhaustion of any appeals), which resulted in an award of damages to Parent.

(f) (i) Promptly after an Indemnity Claim becomes an Established Claim, the Committee shall deliver a notice to the Escrow Agent directing the Escrow Agent to pay to Parent, and the Escrow Agent shall pay to Parent, an amount of Holdback Escrowed Shares the value of which equals to the aggregate dollar amount of the Established Claim in accordance with Section 2(f)(ii) (or, if at such time there remains in the Holdback Escrowed Shares Fund an insufficient amount of Holdback Escrowed Shares to satisfy the full amount so payable, the full amount of Holdback Escrowed Shares remaining in the Holdback Escrowed Shares Fund).

(ii) Payment of an Established Claim shall be made in shares of Parent Common Stock in the Holdback Escrowed Shares Fund, pro rata from the account maintained on behalf of each Holder. In such event, such shares shall be valued at the Fair Market Value (as defined below) and the Escrow Agent shall promptly cause the appropriate number of shares to be transferred from the Holdback Escrowed Shares Fund to Parent, or its order, to the extent of the number of shares of Parent Common Stock in the Holdback Escrowed Shares Fund. The parties hereto (other than the Escrow Agent) agree that the foregoing right to make payments of Established Claims in shares of Parent Common Stock in the Holdback Escrowed Shares Fund may be made notwithstanding any other agreements restricting or limiting the ability of any Holder to sell any shares of Parent Common Stock or otherwise. As used herein, “Fair Market Value” means the average reported last sales price for the Parent Common Stock for the ten (10) Trading Days ending on the last Trading Day prior to the day the Established Claim is paid.

3. Distribution.

3.1 Holdback Escrowed Shares. On the first Business Day after the termination of the Holdback Period, upon written instruction from Parent, the Escrow Agent shall distribute and pay to each Holder who has an interest in the shares of Parent Common Stock then in such Holder's account in the Holdback Escrowed Shares Fund, unless at such time there are any Indemnity Claims with respect to which Notices have been received but which have not been resolved pursuant to Section 2 hereof or in respect of which the Escrow Agent has not been notified of, and received a copy of, a final determination (after exhaustion of any appeals) by a court of competent jurisdiction, as the case may be (in either case, “Pending Claims”), and which, if resolved or finally determined in favor of Parent, would result in a payment to Parent, in which case the Escrow Agent shall retain, and the total amount of such distributions to such Holder shall be reduced by, such Holder’s respective portion of the “Pending Claims Reserve” (as hereafter defined). Thereafter, if any Pending Claim becomes an Established Claim, the Escrow Agent shall promptly pay to Parent an amount in respect thereof determined in accordance with paragraph 2(f) above, and to the Holder the amount by which the remaining portion of his account in the Holdback Escrowed Shares Fund exceeds such Holder’s respective portion of the then Pending Claims Reserve (determined as set forth below). If any Pending Claim is resolved against Parent, the Escrow Agent shall promptly pay to each Holder the amount by which the remaining portion of his account in the Holdback Escrowed Shares Fund exceeds such Holder’s respective portion of the then Pending Claims Reserve. Upon final resolution (after exhaustion of any appeals) of all Pending Claims, the Escrow Agent shall pay to such Holder the remaining portion of his or her account in the Holdback Escrowed Shares Fund.

As used herein, the “Pending Claims Reserve” at any time shall mean an amount of Holdback Escrowed Shares, the Fair Market Value of which shall be equal to the sum of the aggregate dollar amounts claimed to be due with respect to all Pending Claims (as shown in the Notices of such Claims). In the event that the sum of the aggregate dollar amounts claimed to be due with respect to all Pending Claims is in excess of the aggregate Fair Market Value of all Holdback Escrowed Shares which remain in the Holdback Escrowed Fund, then “Pending Claims Reserve” shall mean all of the Holdback Escrowed Shares remaining in the Holdback Escrowed Fund.

3.2 Additional Escrowed Shares. Each Additional Escrowed Share shall continue to be held by the Escrow Agent in the Additional Escrowed Shares Fund until the earliest of (i) the receipt by the Escrow Agent of instructions from Parent to distribute to the Holders such amount of Additional Escrowed Shares as specified in such instructions pursuant to Section 2.15(e)(i) or Section 2.15(f) of the Merger Agreement, (ii) the receipt by the Escrow Agent of instructions from Parent to deposit such amount of Additional Escrowed Shares as specified in such instructions into the Derivative Escrowed Shares Fund pursuant to Section 2.15(e)(ii) of the Merger Agreement, (iii) the receipt by the Escrow Agent of instructions from Parent to return to Parent such amount of Additional Escrowed Shares as specified in such instructions pursuant to Section 2.15(k) of the Merger Agreement or (iv) the receipt by the Escrow Agent of instructions from Parent to deposit such amount of Additional Escrowed Shares as specified in such instructions into the Holdback Escrowed Shares Fund pursuant to Section 2.13(b). Any remaining Additional Escrowed Shares shall continue to be held by the Escrow Agent until the termination of the Share Price Trigger Period.

3.3 Derivative Escrowed Shares. Derivative Escrowed Shares shall be held in the Derivative Escrowed Shares Fund until the receipt by the Escrow Agent of instructions from Parent to distribute to the Derivative Holders such amount of Derivative Escrowed Shares as specified in such instructions in accordance with Section 2.15(e)(ii) of the Merger Agreement.

3.4 Continuing Derivative Escrowed Shares. Continuing Derivative Escrowed Shares shall be held in the Derivative Escrowed Shares Fund until the receipt by the Escrow Agent of instruction from Parent to distribute to the Derivative Holders such amount of Continuing Derivative Escrowed Shares as specified in such instructions in accordance with Section 2.15(e)(iii) of the Merger Agreement or the time in which they should be returned to Parent for cancellation.

3.5 Fractional Shares. Notwithstanding anything to the contrary, no fraction of a share of Parent Common Stock will be distributed pursuant to this Escrow Agreement. In the event that the Escrow Agent is required to distribute any shares of Parent Common Stock to the Holders pursuant to the terms of this Escrow Agreement, Parent shall make available to the Escrow Agent a sufficient number of shares of Parent Common Stock in order to distribute one (1) share of Parent Common Stock to each Holder who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) in lieu of such fraction of a share of Parent Common Stock.

4. Cooperation. The Escrow Agent shall cooperate in all respects with the Committee and the Representative in the calculation of any amounts determined to be payable to Parent in accordance with this Agreement.

5. No Trustee or Fiduciary Relationship.

(a) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. It is understood that the Escrow Agent is not a trustee or fiduciary and is acting hereunder merely in a ministerial capacity.

(b) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c) The Escrow Agent's sole responsibility upon receipt of any notice requiring any payment to Parent pursuant to the terms of this Agreement or, if such notice is disputed by the Committee or the Representative, the settlement with respect to any such dispute, whether by virtue of joint resolution, arbitration or determination of a court of competent jurisdiction, is to pay to Parent the amount specified in such notice, and the Escrow Agent shall have no duty to determine the validity, authenticity or enforceability of any specification or certification made in such notice.

(d) The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(e) The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over the Escrow Fund to a successor escrow agent appointed jointly by the Committee and the Representative. If no new escrow agent is so appointed within the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Fund with any court it reasonably deems appropriate.

(f) In the event of a dispute between the parties as to the proper disposition of the Escrow Fund, the Escrow Agent shall be entitled (but not required) to deliver the Escrow Fund into the United States District Court for the Southern District of New York and, upon giving notice to the Committee and the Representative of such action, shall thereupon be relieved of all further responsibility and liability.

(g) The Escrow Agent shall be indemnified and held harmless by Parent from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any third party action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Fund held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Fund or it may deposit the Escrow Fund with the clerk of any appropriate court or it may retain the Escrow Fund pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Fund are to be disbursed and delivered.

(h) The Escrow Agent shall be entitled to reasonable compensation from Parent for all services rendered by it hereunder in accordance with the fee schedule attached hereto. The Escrow Agent shall also be entitled to reimbursement from Parent for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors' and agents' fees and disbursements and all taxes or other governmental charges.

(i) From time to time on and after the date hereof, the Committee and the Representative shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

(j) Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6. No Implied Duties. This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Agreement and shall have no duty to inquire into the terms and conditions of any agreement made or entered into in connection with this Agreement, including, without limitation, the Merger Agreement.

7. Governing Law. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives, shall be governed by and construed in accordance with the law of New York applicable to contracts made and to be performed therein except that issues relating to the rights and obligations of the Escrow Agent shall be governed by and construed in accordance with the law of New York applicable to contracts made and to be performed therein. This Agreement cannot be changed or terminated except by a writing signed by the Committee, the Representative and the Escrow Agent.

8. Jurisdiction. The Committee and the Representative each hereby consents to the exclusive jurisdiction of the New York and federal courts sitting in New York County with respect to any claim or controversy arising out of this Agreement. Service of process in any action or proceeding brought against the Committee or the Representative in respect of any such claim or controversy may be made upon it by registered mail, postage prepaid, return receipt requested, at the address specified in Section 9.

9. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given if given by hand or delivered by nationally recognized overnight carrier, or if given by telecopier and confirmed by mail (registered or certified mail, postage prepaid, return receipt requested), to the respective parties as follows:

A.	If to the Committee, to it at:

c/o Israel Technology Acquisition Corp.
7 Gush Etzion, 3rd Floor
Givaat Shmuel
Israel 54030
Attention: Israel Frieder, Chief Executive Officer
972-3-532-5918 telephone
972-3-532-5447 telecopy

with a copy to:

Naschitz, Brandes & Co
5 Tuval Street
Tel Aviv
Israel 67897
Attention: Aaron Lampert, Adv.
972-3-623-5000 telephone
972-3-623-5005 telecopy

with a copy to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-1901
Attention: David Alan Miller, Esq.
Telecopier No.: 212-818-8881

B.	If to the Representative, to him at

iXi Mobile, Inc.
17 Hatidhar Street
Ra’anana
Israel 43665
Attention: Gideon Barak
972-9-747-6666 telephone
972-9-747-6600 telecopy

with a copy to:

Herzog, Fox & Neeman
Asia House, 4 Weizmann Street
Tel Aviv
Israel 64239
Attention: Alon Sahar, Adv.
972-3-692-2862 telephone
972-3-696-6464 telecopy

C.	If to the Escrow Agent, to it at:

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
Attention: Compliance Department
Telecopier No.: 212-509-5150

with a copy to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-1901
Attention: David Alan Miller, Esq.
Telecopier No.: 212-818-8881

or to such other person or address as any of the parties hereto shall specify by notice in writing to all the other parties hereto.

10. No Conflict. Notwithstanding anything contained herein to the contrary, in the event of any inconsistency between the terms of this Agreement and the Merger Agreement, the terms of the Merger Agreement shall prevail.

11. Miscellaneous.

(a) If this Agreement requires a party to deliver any notice or other document, and such party refuses to do so, the matter shall be submitted to arbitration pursuant to paragraph 2(d) of this Agreement.

(b) All notices delivered to the Escrow Agent shall refer to the provision of this Agreement under which such notice is being delivered and, if applicable, shall clearly specify the aggregate dollar amount due and payable to Parent.

(c) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

PARENT:

ISRAEL TECHNOLOGY ACQUISITION CORP.

By:/s/ Israel Frieder
Name: Israel Frieder
Title: Chairman

REPRESENTATIVE:

By:/s/ Gideon Barak
Name: Gideon Barak
Title: Chairman

ESCROW AGENT:

By:/s/ Steven Nelson
Name: Steven Nelson
Title: Chairman & President

ANNEX J

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

ISRAEL TECHNOLOGY ACQUISITION CORP.

AND THE

STOCKHOLDERS LISTED ON SCHEDULE A HERETO

DATED AS OF _____________  ____, 2006

1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of _____ __, 2006, by and among Israel Technology Acquisition Corp., a Delaware corporation (“Parent”) and the stockholders listed on Schedule A hereto (the “Stockholders”) (as herein defined).

RECITALS

WHEREAS, this Agreement is being entered into pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) dated February 28, 2006 by and among Parent, ITAC Acquisition Subsidiary Corp., a Delaware corporation and a wholly-owned subsidiary of Parent and IXI Mobile, Inc, a Delaware corporation.

WHEREAS, in order to induce the Stockholders to approve the Merger and adopt the Merger Agreement and consummate the transactions contemplated therein, Parent has agreed to the registration of Parent Common Stock (as defined in the Merger Agreement; terms used but not defined in this Registration Rights Agreement shall have the meanings ascribed to them in the Merger Agreement) under the Securities Act, upon the terms and subject to the conditions provided herein.

1.   Definitions. For purposes of this Agreement:

1.1  “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including without limitation any partner, officer, director, manager or employee of such Person and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Person.

1.2  “Applicable Time” means any time immediately prior to which a Stockholder or any agent thereof (including any broker-dealers) or any underwriter of Registrable Securities enters into an agreement or arrangement for the sale of the Registrable Securities registered pursuant to a registration statement filed pursuant to this Agreement.

1.3  “Damages” means any loss, claim, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, claim, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, final prospectus contained in such registration statement, the General Disclosure Package (if any), or any Parent-Represented Limited Free-Use Writing Prospectus (when considered together with the General Disclosure Package, if any), or any amendments or supplements thereto, (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by any other party hereto of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

2

1.4  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.5  “Excluded Registration” means a registration relating either to the sale of securities to employees of Parent pursuant to a stock option, stock purchase, or similar plan or to an SEC Rule 145 transaction; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or a registration in which the only Parent Common Stock being registered is Parent Common Stock issuable upon conversion of debt securities that are also being registered.

1.6  “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by Parent with the SEC.

1.7  “General Disclosure Package” means (i) any Parent-Represented General Free-Use Writing Prospectus issued immediately prior to the Applicable Time and (ii) the Statutory Prospectus.

1.8  “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.9  “Initiating Stockholders” means, collectively, Stockholders who properly initiate a registration request under this Agreement.

1.10  “Parent-Represented Free-Use Writing Prospectus” means any “issuer free writing prospectus”, as defined in SEC Rule 433 under the Securities Act, relating to securities of Parent in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Parent’s records pursuant to Rule 433(g) under the Securities Act.

1.11  “Parent-Represented General Free-Use Writing Prospectus” means any Parent-Represented Free-Use Writing Prospectus that is intended for general distribution to prospective investors.

1.12  “Parent-Represented Limited Free-Use Writing Prospectus” means any Parent-Represented Free-Use Writing Prospectus that is not a Parent-Represented General Free-Use Writing Prospectus.

1.13  “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

3

1.14  “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

1.15  “Registrable Securities” means all Parent Common Stock issuable to the Stockholders pursuant to the Merger Agreement, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the rights under Section 2 hereof are not assigned pursuant to Section 2.11 or any shares for which registration rights have terminated pursuant to Section 2.12 of this Agreement.

1.16  “SEC” means the Securities and Exchange Commission.

1.17  “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.18  “SEC Rule 144(k)” means Rule 144(k) promulgated by the SEC under the Securities Act.

1.19  “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.20  “SEC Rule 433” means Rule 433 promulgated by the SEC under the Securities Act.

1.21  “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.22  “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Stockholder, except as provided in Section 2.7.

1.23  “Statutory Prospectus” means the most recent preliminary prospectus that is included in the registration statement immediately prior to the Applicable Time.

2.   Registration Rights. Parent covenants and agrees as follows:

2.1       Demand Registration.

(a)  If at any time commencing one hundred eighty (180) days after the Effective Time, Parent receives a request from Stockholders (a “Stockholder Request Notice”) of at least twenty-five percent ( 25%) of the Registrable Securities then outstanding that Parent effect a registration with respect to Registrable Securities with a reasonably anticipated aggregate offering price of $5,000,000 (the “Demand Threshold”) then outstanding, then Parent shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Parent Demand Notice”) to all Stockholders other than the Initiating Stockholders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Stockholders, file a registration statement under the Securities Act covering all Registrable Securities that the Initiating Stockholders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Stockholders, as specified by notice given by each such Stockholder to Parent within twenty (20) days of the date the Parent Demand Notice is given, and in each case, subject to the limitations of Section 2.1(b). Parent shall be obligated to effect registration and qualification pursuant to this Section 2.1(a) no more than two (2) times during the term of this Agreement subject to the terms and conditions hereof. It is understood among the parties that any of Registrable Securities which are subject to any contractual restriction on transfer as the result of any agreement between the Stockholder and Parent shall not be included in any registration statement pursuant to this Agreement until such restrictions have lapsed or have otherwise been terminated and such Registrable Securities shall not be included in determining whether the Demand Threshold has been met or exceeded.

4

(b)  Notwithstanding the foregoing obligations, if Parent furnishes to Stockholders requesting a registration pursuant to this Section 2.1 a certificate signed by Parent’s chief executive officer stating that in the good faith judgment of Parent’s Board of Directors it would be materially detrimental to Parent and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving Parent; (ii) require premature disclosure of material information that Parent has a bona fide business purpose for preserving as confidential; or (iii) render Parent unable to comply with requirements under the Securities Act or Exchange Act, then Parent shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days after the request of the Initiating Stockholders is given ; provided, however, that Parent may not invoke this right more than once in any twelve (12) month period; and provided further that Parent shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period other than an Excluded Registration.

(c)  Parent shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1 during the period that is sixty (60) days before Parent’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Parent-initiated registration, provided, that Parent is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective. A registration shall not be counted as “effected” for purposes of this Section 2.1 until such time as the applicable registration statement has been declared effective by the SEC and such Registrable Securities so requested by the Initiating Stockholders have been registered, unless the Initiating Stockholders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.1(a), in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1.

2.2       Parent Registration. If Parent proposes to register (including, for this purpose, a registration effected by Parent for stockholders other than the Stockholders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than an Excluded Registration), Parent shall, at such time, promptly give each Stockholder notice of such registration. Upon the request of each Stockholder given within twenty (20) days after such notice is given by Parent, Parent shall, subject to the provisions of Section 2.4, cause to be registered all of the Registrable Securities that each such Stockholder has requested to be included in such registration. Parent shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Stockholder has elected to include Registrable Securities in such registration. The expenses of such withdrawn registration shall be borne by Parent in accordance with Section 2.7.

5

2.3       Form S-3 Registration. If Parent receives a request from Stockholders of at least five percent (5%) of the Registrable Securities then outstanding that Parent effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by such Initiating Stockholders, then Parent shall:

(a)  within ten (10) days after the date such request is given, give notice of the proposed registration to all Stockholders other than the Initiating Stockholders (the “S-3 Notice”); and

(b)  as soon as practicable (and in any event within 45 days from such request) to effect such registration as would permit or facilitate the sale and distribution of all or such portion of such Initiating Stockholders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Stockholders joining in such request as are specified in a request given to Parent within fifteen (15) days after the S-3 Notice is given; provided, however, that Parent shall not be obligated to effect any such registration pursuant to this Section 2.3 (i) if Form S-3 is not then available for such offering by the Stockholders; (ii) if the Stockholders, together with the Stockholders of any other securities of Parent entitled to and requesting inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000; (iii) if Parent furnishes to the Stockholders a certificate signed by the chief executive officer of Parent stating that in the good-faith judgment of the Board of Directors of Parent, it would be materially detrimental to Parent and its stockholders for such Form S-3 registration to be effected at such time, in which event Parent shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Initiating Stockholders under this Section 2.3; provided, however, that Parent shall not invoke this right more than twice in any twelve (12) month period; and provided further that Parent shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period other than an Excluded Registration. Notwithstanding the aforesaid, the Company shall not be required to effect more than two registrations on Form S-3 in any 12 month period pursuant to this Section 2.3.

(c)  Registrations effected pursuant to this Section 2.3 shall not be counted as demands for registration or registrations effected pursuant to Section 2.1.

2.4       Underwriting Requirements.

6

(a)  If, pursuant to Section 2.1 the Initiating Stockholders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise Parent as a part of their request made pursuant to Section 2.1(a) or Section 2.3, and Parent shall include such information in the Parent Demand Notice or the S-3 Notice, as the case may be. The underwriter will be selected by the Parent and shall be reasonably acceptable to a majority in interest of the Initiating Stockholders. In such event, the right of any Stockholder to include such Stockholder’s Registrable Securities in such registration shall be conditioned upon such Stockholder’s participation in such underwriting and the inclusion of such Stockholder’s Registrable Securities in the underwriting to the extent provided herein. All Stockholders proposing to distribute their securities through such underwriting shall (together with Parent as provided in Section 2.5(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.4, if the underwriter(s) advise(s) the Initiating Stockholders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Stockholders shall so advise all Stockholders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among all Stockholders of Registrable Securities, including the Initiating Stockholders, in proportion (as nearly as practicable) to the number of Registrable Securities of Parent owned by each Stockholder; provided, however, that the number of Registrable Securities held by the Stockholders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, Parent or the underwriters may round the number of shares allocated to any Stockholder to the nearest 100 shares.

(b)  In connection with any offering involving an underwriting of shares of Parent’s capital stock pursuant to Section 2.2, Parent shall not be required to include any of the Stockholders’ Registrable Securities in such underwriting unless the Stockholders accept the terms of the underwriting as agreed upon between Parent and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by Parent. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by Parent) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then Parent shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and Parent in their sole discretion determine will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Stockholders based on the number of Registrable Securities held by all selling Stockholders or in such other proportions as shall mutually be agreed to by all such selling Stockholders. Notwithstanding the foregoing, in no event shall the number of Registrable Securities included in the offering be reduced below thirty-five percent (35%) of the total number of securities included in such offering. For purposes of the provision in this Section 2.4(b) concerning apportionment, for any selling stockholder that is an Stockholder and a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Stockholder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Stockholder,” and any pro rata reduction with respect to such “selling Stockholder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Stockholder,” as defined in this sentence.

7

(c) For purposes of Section 2.1 and Section 2.3, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.4(a), fewer than eighty percent (80%) of the total number of Registrable Securities that Stockholders have requested to be included in such registration statement are actually included.

2.5       Obligations of Parent. Whenever required under this Section 2 to effect the registration of any Registrable Securities, Parent shall, as expeditiously as reasonably possible:

(a)  prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Stockholders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred fifty (150) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred fifty (150) day period shall be extended for a period of time equal to the period the Stockholder refrains, at the request of an underwriter of Parent Common Stock (or other securities), from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred fifty (150) day period shall be extended by up to an additional one hundred fifty (150) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)  prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)  furnish to the selling Stockholders [ ] copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Stockholders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)  use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Stockholders; provided that Parent shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless Parent is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriters of such offering;

8

(f)  use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by Parent are then listed;

(g)  provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)  promptly make available for inspection by the selling Stockholders, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Stockholders, all financial and other records, pertinent corporate documents, and properties of Parent, and cause Parent’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with any such registration statement, in each case, subject to the execution of appropriate confidentiality agreements;

(i)  notify each selling Stockholder, promptly after Parent receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)  after such registration statement becomes effective, notify each selling Stockholder of any request by the SEC that Parent amend or supplement such registration statement or prospectus.

2.6       Furnish Information. It shall be a condition precedent to the obligations of Parent to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Stockholder that such Stockholder shall furnish to Parent such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Stockholder’s Registrable Securities.

2.7       Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for Parent; and the reasonable fees and disbursements of one counsel for the selling Stockholders, shall be borne and paid by Parent; provided, however, that Parent shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 or Section 2.3 if the registration request is subsequently withdrawn at the request of the Stockholders of a majority of the Registrable Securities to be registered (in which case all selling Stockholders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Stockholders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1 or Section 2.3, as the case may be; provided further that if, at the time of such withdrawal, the Stockholders have learned of a material adverse change in the condition, business, or prospects of Parent from that known to the Stockholders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Stockholders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1 or Section 2.3. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Stockholders pro rata on the basis of the number of Registrable Securities registered on their behalf.

9

2.8       Delay of Registration. No Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.9       Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)  To the extent permitted by law, Parent will indemnify and hold harmless each selling Stockholder, and the partners, members, officers, directors, and stockholders of each such Stockholder; legal counsel and accountants for each such Stockholder; any underwriter (as defined in the Securities Act) for each such Stockholder; and each Person, if any, who controls such Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and Parent will pay to each such Stockholder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating any matter or defending any proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such investigation or proceeding if such settlement is effected without the consent of Parent, which consent shall not be unreasonably withheld, nor shall Parent be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Stockholder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)  To the extent permitted by law, each selling Stockholder, severally and not jointly, will indemnify and hold harmless Parent, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls Parent within the meaning of the Securities Act, legal counsel and accountants for Parent, any underwriter (as defined in the Securities Act), any other Stockholder selling securities in such registration statement, and any controlling Person of any such underwriter or other Stockholder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Stockholder expressly for use in connection with such registration; and each such selling Stockholder will pay to Parent and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating any investigation or defending any proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such investigation or proceeding if such settlement is effected without the consent of the Stockholder, which consent shall not be unreasonably withheld; and provided further that in no event shall any indemnity under this Section 2.9(b) exceed the proceeds from the offering (net of any Selling Expenses) received by such Stockholder, except in the case of fraud or willful misconduct by such Stockholder.

10

(c)  Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)  To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.9, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the each of indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Stockholder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Stockholder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Stockholder’s liability pursuant to this Section 2.9(d), when combined with the amounts paid or payable by such Stockholder pursuant to Section 2.9(b), exceed the proceeds from the offering (net of any Selling Expenses) received by such Stockholder, except in the case of willful misconduct or fraud by such Stockholder.

11

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with an underwritten public offering, the obligations of Parent and Stockholders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.10      Reports Under Exchange Act. With a view to making available to the Stockholders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Stockholder to sell securities of Parent to the public without registration or pursuant to a registration on Form S-3, Parent shall:

(a)  make and keep public information available, as those terms are understood and defined in SEC Rule 144;

(b)  use best efforts to file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act (at any time after Parent has become subject to such reporting requirements); and

(c)  furnish to any Stockholder, so long as the Stockholder owns any Registrable Securities, forthwith upon request (i) a written statement by Parent that it has complied with the reporting requirements of SEC Rule 144 or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after Parent so qualifies); (ii) a copy of the most recent annual or quarterly report of Parent and such other reports and documents so filed by Parent; and (iii) such other information as may be reasonably requested in availing any Stockholder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after Parent has become subject to the reporting requirements under the Exchange Act) or pursuant to such Form S-3 (at any time after Parent so qualifies to use such form).

2.11      Assignment of Registration Rights. The rights to cause Parent to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Stockholder to a transferee of such Registrable Securities that (i) is an Affiliate, partner, member, limited partner, retired partner, retired member, or stockholder of a Stockholder; or (ii) is a Stockholder’s Immediate Family Member or trust for the benefit of an individual Stockholder or one or more of such Stockholder’s Immediate Family Members; provided, however, that (x) Parent is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being transferred; (y) such transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including the provisions of this Section 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate, limited partner, retired partner, member, retired member, or stockholder of a Stockholder; (2) who is a Stockholder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Stockholder or such Stockholder’s Immediate Family Member shall be aggregated together and with those of the transferring Stockholder; provided further that all transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Section 2.

12

2.12      Termination of Registration Rights

(a)  The right of any Stockholder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1, Section 2.2, or Section 2.3 shall terminate three (3) years from the Effective Date or if sooner, with respect to any Stockholder who beneficially owns less than two percent (2%) of the Parent’s outstanding capital stock, when all of such Stockholder’s Registrable Securities could be sold without restriction under SEC Rule 144(k).

3.    Miscellaneous

3.1       Successors and Assigns. Except as expressly provided for herein, each Stockholder hereby agrees that it shall not, and may not, assign any of its rights and obligations hereunder. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

3.2       Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

3.3       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4       Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5       Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

13

if to Parent, to:

Israel Technology Acquisition Corp.
7 Gush Etzion, 3rd Floor
Givaat Shmuel
Israel 54030
Attention: Israel Frieder, Chief Executive Officer
972-3-532-5918 telephone
972-3-532-5447 telecopy

with a copy to:

Naschitz, Brandes & Co
5 Tuval Street
Tel-Aviv
Israel 67897
Attention: Aaron M. Lampert, Adv.
972-3-623-5000 telephone
972-3-623-5005 telecopy

if to Stockholders, to:

[  ]

with a copy to:

[  ]

3.6       Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Parent and the Stockholders of a majority of the Registrable Securities then outstanding. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Stockholder without the written consent of such Stockholder, unless such amendment, termination, or waiver applies to all Stockholders in the same fashion. Parent shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 3 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

14

3.7       Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.8       Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.9       Entire Agreement. This Agreement (including any Schedule hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

3.10     Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.11     Other Registration Rights. The Parent shall not grant to any third party any registration rights more favorable than or inconsistent with any of those contained herein, so long as any of the registration rights under this agreement remains in effect.

3.12     Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

3.13     Remedies upon Default or Delay. Without limitation of any other remedy available to a Stockholder under applicable law or otherwise, if the Parent shall (1) fail to register Registrable Securities after it shall have been requested to do so by a Stockholder, or (2) fail to perform any of its obligations hereunder and a result of such failure Stockholders have not been able to sell their Registrable Securities, or (3) act or fail to act in any manner such that one or more Stockholders have been delayed in the sale of their Registrable Securities, which delay is not expressly permitted by this Agreement, then any Stockholder adversely affected by such action, failure or delay shall in addition to all other remedies under the law, including a claim for damages, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

[Signature page follows]

15

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PARENT:

ISRAEL TECHNOLOGY ACQUISITION CORP.

By:__________________________________
Name:
Title:

STOCKHOLDERS:

By:__________________________________
Name:
Title:

16

SCHEDULE A

Stockholders

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2, 3 4, 5 & 6. THE ITAC BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

1.	To adopt the Agreement and Plan of Merger among ITAC, ITAC Acquisition Subsidiary Corp. and IXI Mobile, Inc.	FOR	AGAINST	ABSTAIN

Only if you voted “AGAINST” Proposal Number 1 and you hold shares of ITAC common stock issued in the ITAC initial public offering, you may exercise your conversion rights and demand that ITAC convert your shares of common stock onto a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of ITAC common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the merger is completed, you affirmatively vote against the merger and you tender your stock certificates to ITAC’s transfer agent prior to the special meeting. Failure to (a) vote against the adoption of the Agreement and Plan of Merger, (b) check the following box, (c) tender your stock certificate to ITAC’s transfer agent prior to the special meeting and (d) submit this proxy in a timely manner will result in the loss of your conversion rights.

		☐	☐	☐

EXERCISE CONVERSION RIGHTS☐

			FOR	AGAINST	ABSTAIN
2.	To approve an amendment to the Amended and Restated Certificate of Incorporation of ITAC to change the name of ITAC from Israel Technology Acquisition Corp. to IXI Mobile, Inc.		☐	☐	☐
3.	To approve an amendment to the Amended and Restated Certificate of Incorporation of ITAC to increase the number of authorized shares of ITAC common stock.		☐	☐	☐
4.	To approve an amendment to the Amended and Restated Certificate of Incorporation of ITAC to remove Article Sixth in its entirety.		☐	☐	☐
5.	Election of the following directors:		☐	☐	☐
	FOR all nominees listed below except as marked to the contrary below	WITHHOLD AUTHORITY to vote for all nominees listed below
Gideon Barak, Israel Frieder, Amit Haller, Yossi Sela, Shlomo Shalev, Victor Halpert and Matthew Hills
	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT	☐
PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.